FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-227446-14

PROSPECTUS

$719,011,000 (Approximate)

Morgan Stanley Capital I Trust 2021-L5
(Central Index Key Number 0001856967)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association

(Central Index Key Number 0001089877)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-L5

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-L5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates listed under “Summary of Certificates”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Capital I Trust 2021-L5. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2021. The rated final distribution date for the certificates is the distribution date in May 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$10,000,000	$9,572,000	$428,000	0.7850%	Fixed(6)	Class A-S(7)	$71,492,000(7)	$68,432,000(7)	$3,060,000(7)	2.9510%	Fixed(6)(7)
Class A-2	$68,700,000	$65,759,000	$2,941,000	1.5180%	Fixed(6)	Class A-S-1(7)	$0(7)	$0(7)	$0(7)	2.4510%	Fixed(7)
Class A-SB	$23,644,000	$22,632,000	$1,012,000	2.4300%	Fixed(6)	Class A-S-2(7)	$0(7)	$0(7)	$0(7)	1.9510%	Fixed(7)
Class A-3(7)	$161,931,000(7)	$155,000,000(7)	$6,931,000(7)	2.4380%	Fixed(6)(7)	Class A-S-X1(7)	$0(7)	$0(7)	$0(7)	0.5000%	Fixed IO(7)
Class A-3-1(7)	$0(7)	$0(7)	$0(7)	1.9380%	Fixed(7)	Class A-S-X2(7)	$0(7)	$0(7)	$0(7)	1.0000%	Fixed IO(7)
Class A-3-2(7)	$0(7)	$0(7)	$0(7)	1.4380%	Fixed(7)	Class B(7)	$39,832,000(7)	$38,127,000(7)	$1,705,000(7)	3.1020%	WAC Cap(6)(7)
Class A-3-X1(7)	$0(7)	$0(7)	$0(7)	0.5000%	Fixed IO(7)	Class B-1(7)	$0(7)	$0(7)	$0(7)	2.6020%	WAC Cap(7)
Class A-3-X2(7)	$0(7)	$0(7)	$0(7)	1.0000%	Fixed IO(7)	Class B-2(7)	$0(7)	$0(7)	$0(7)	2.1020%	WAC Cap(7)
Class A-4(7)	$307,666,000(7)	$294,497,000(7)	$13,169,000(7)	2.7280%	Fixed(6)(7)	Class B-X1(7)	$0(7)	$0(7)	$0(7)	0.5000%	Fixed IO(7)
Class A-4-1(7)	$0(7)	$0(7)	$0(7)	2.2280%	Fixed(7)	Class B-X2(7)	$0(7)	$0(7)	$0(7)	1.0000%	Fixed IO(7)
Class A-4-2(7)	$0(7)	$0(7)	$0(7)	1.7280%	Fixed(7)	Class C(7)	$35,746,000(7)	$34,216,000(7)	$1,530,000(7)	3.1560%	WAC Cap(6)(7)
Class A-4-X1(7)	$0(7)	$0(7)	$0(7)	0.5000%	Fixed IO(7)	Class C-1(7)	$0(7)	$0(7)	$0(7)	2.6560%	WAC Cap(7)
Class A-4-X2(7)	$0(7)	$0(7)	$0(7)	1.0000%	Fixed IO(7)	Class C-2(7)	$0(7)	$0(7)	$0(7)	2.1560%	WAC Cap(7)
Class X-A	$571,941,000(8)	$547,460,000(8)	$24,481,000(8)	1.4253%	Variable(9)	Class C-X1(7)	$0(7)	$0(7)	$0(7)	0.5000%	Fixed IO(7)
Class X-B	$147,070,000(8)	$140,775,000(8)	$6,295,000(8)	0.8378%	Variable(9)	Class C-X2(7)	$0(7)	$0(7)	$0(7)	1.0000%	Fixed IO(7)

(Explanatory notes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 45 and page 47, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc., Barclays Capital Inc., Siebert Williams Shank & Co., LLC and AmeriVet Securities, Inc. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 67.1% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 23.3% of each class of offered certificates, and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 9.6% of each class of offered certificates. Siebert Williams Shank & Co., LLC and AmeriVet Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 11, 2021. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 111.3% of the aggregate certificate balance of the offered certificates plus accrued interest from May 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$719,011,000	100%	$719,011,000	$78,444.10

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-21-000560).

Morgan Stanley	Barclays	KeyBanc Capital Markets
Siebert Williams Shank		AmeriVet Securities

April 30, 2021

MSC 2021-L5

Commercial Mortgage Pass-Through Certificates, Series 2021-L5

Geographic Overview of Mortgage Pool

Colorado
1 property
$5,544,000
0.7% of total
Illinois
2 properties
$18,725,000
2.3% of total
Indiana
3 properties
$11,900,484
1.5% of total
Michigan
7 properties
$19,430,778
2.4% of total
Ohio
2 properties
$1,678,639
0.2% of total
Pennsylvania
4 properties
$19,019,660
2.3% of total
New York
12 properties
$88,004,573
10.8% of total
Oregon
2 properties
$6,650,000
0.8% of total
West Virginia
2 properties
$2,150,000
0.3% of total
Massachusetts
18 properties
$57,330,000
7.0% of total
Nevada
4 properties
$49,448,832
6.1% of total
New Jersey
4 properties
$79,981,000
9.8% of total
Maryland
1 property
$8,300,000
1.0% of total
California
10 properties
$93,366,878
11.4% of total
Virginia
3 properties
$19,359,000
2.4% of total
North Carolina
5 properties
$15,261,354
1.9% of total
Arizona
4 properties
$42,680,000
5.2% of total
Georgia
3 properties
$23,524,000
2.9% of total
New Mexico
1 property
$9,000,000
1.1% of total
Texas
5 properties
$67,872,914
8.3% of total
Louisiana
16 properties
$44,616,000
5.5% of total
Tennessee
1 property
$5,935,000
0.7% of total
Alabama
1 property
$4,664,630
0.6% of total
Florida
14 properties
$122,616,000
15.0% of total
% of Cut-Off Date Balance
0.2% – 4.9%
5.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Manufactured Housing 2.9%
Mixed Use 4.6%
Other 0.4%
Hospitality 4.9%
Industrial 21.7%
Retail 14.5%
Office 17.8%
Self Storage 15.4%
Multifamily 17.7%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$10,000,000	$9,572,000	$428,000	30.000%	0.7850%	Fixed(6)	April 2026	3.01	1 – 59
Class A-2	$68,700,000	$65,759,000	$2,941,000	30.000%	1.5180%	Fixed(6)	May 2026	4.94	59 – 60
Class A-SB	$23,644,000	$22,632,000	$1,012,000	30.000%	2.4300%	Fixed(6)	December 2030	7.52	60 – 115
Class A-3(7)	$161,931,000(7)	$155,000,000(7)	$6,931,000(7)	30.000%	2.4380%	Fixed(6)(7)	March 2031	9.44	104 – 118
Class A-4(7)	$307,666,000(7)	$294,497,000(7)	$13,169,000(7)	30.000%	2.7280%	Fixed(6)(7)	April 2031	9.93	118 – 119
Class X-A	$571,941,000(8)	$547,460,000(8)	$24,481,000(8)	N/A	1.4253%	Variable(9)	April 2031	N/A	N/A
Class X-B	$147,070,000(8)	$140,775,000(8)	$6,295,000(8)	N/A	0.8378%	Variable(9)	May 2031	N/A	N/A
Class A-S(7)	$71,492,000(7)	$68,432,000(7)	$3,060,000(7)	21.250%	2.9510%	Fixed(6)(7)	April 2031	9.93	119 – 119
Class B(7)	$39,832,000(7)	$38,127,000(7)	$1,705,000(7)	16.375%	3.1020%	WAC Cap(6)(7)	April 2031	9.93	119 – 119
Class C(7)	$35,746,000(7)	$34,216,000(7)	$1,530,000(7)	12.000%	3.1560%	WAC Cap(6)(7)	May 2031	9.97	119 – 120

Non-Offered Certificates(10)
Class X-D	$39,832,000(8)	$38,126,000(8)	$1,706,000(8)	N/A	1.3796%	Variable(9)	May 2031	N/A	N/A
Class X-F	$19,405,000(8)	$18,574,000(8)	$831,000(8)	N/A	1.3796%	Variable(9)	May 2031	N/A	N/A
Class X-G	$8,171,000(8)	$7,821,000(8)	$350,000(8)	N/A	1.3796%	Variable(9)	May 2031	N/A	N/A
Class D	$22,469,000	$21,507,000	$962,000	9.250%	2.5000%	Fixed(6)	May 2031	10.01	120 – 120
Class E	$17,363,000	$16,619,000	$744,000	7.125%	2.5000%	Fixed(6)	May 2031	10.01	120 – 120
Class F	$19,405,000	$18,574,000	$831,000	4.750%	2.5000%	Fixed(6)	May 2031	10.01	120 – 120
Class G	$8,171,000	$7,821,000	$350,000	3.750%	2.5000%	Fixed(6)	May 2031	10.01	120 – 120
Class H-RR	$30,639,742	$29,328,361	$1,311,381	0.000%	3.8796%	WAC(6)	May 2031	10.01	120 – 120
Class V(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause two separate “majority-owned affiliates” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.280% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (referred to herein as the “HRR Interest”), representing approximately 0.739% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.280% of some or all of the classes of certificates, which excess over 4.280% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the initial certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class D, Class E, Class F and Class G certificates will be a rate per annum that is fixed at the initial pass-through rate for such class set forth in the table above. The pass-through rate for each class of the Class B and Class C certificates will be a variable rate per annum equal to the lesser of (a) the initial pass-through rate for such class set forth in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class H-RR certificates will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences interests in one or more “trust components”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G and Class H-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates.” The maximum certificate balances of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(8)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. If the certificate balance of a class of principal balance certificates or a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rate on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(11)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest collected on any mortgage loans with an anticipated repayment date solely to the extent received from the related borrower. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(12)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC and the residual interest in the McCarthy Ranch REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	9
Important Notice About Information Presented in this Prospectus	9
Summary of Terms	16
Summary of Risk Factors	45
Special Risks	45
Risks Relating to the Mortgage Loans	45
Risks Relating to Conflicts of Interest	46
Other Risks Relating to the Certificates	46
Risk Factors	47
Risks Related to Market Conditions and Other External Factors	47
Risks Relating to the Mortgage Loans	50
Risks Related to Conflicts of Interest	95
Other Risks Relating to the Certificates	102
Description of the Mortgage Pool	124
General	124
Certain Calculations and Definitions	125
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	137
Mortgage Pool Characteristics	138
Redevelopment, Renovation and Expansion	149
COVID-19 Considerations(1)	149
Environmental Considerations	153
Assessment of Property Value and Condition	154
Litigation and Other Considerations	155
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	156
Tenant Issues	157
Use Restrictions	164
Appraised Value	165
Non-Recourse Carveout Limitations	165
Real Estate and Other Tax Considerations	166
Delinquency Information	167
Certain Terms of the Mortgage Loans	167
Exceptions to Underwriting Guidelines	177
Additional Indebtedness	177
The Whole Loans	181
Additional Information	202
Transaction Parties	203
The Sponsors and Mortgage Loan Sellers	203
The Originators	236
The Depositor	237
The Issuing Entity	237
The Trustee and the Certificate Administrator	238
The Master Servicer	240
The Special Servicer	242
The Affiliated Special Servicer	246
The Operating Advisor and Asset Representations Reviewer	248
Credit Risk Retention	249
General	249
Qualifying CRE Loans; Required Credit Risk Retention Percentage	251
The VRR Interest	252
The HRR Interest	252
Hedging, Transfer and Financing Restrictions	252
Description of the Certificates	252
General	252

Distributions	255
Allocation of Yield Maintenance Charges and Prepayment Premiums	270
Assumed Final Distribution Date; Rated Final Distribution Date	273
Prepayment Interest Shortfalls	274
Subordination; Allocation of Realized Losses	275
Reports to Certificateholders; Certain Available Information	277
Voting Rights	285
Delivery, Form, Transfer and Denomination	285
Certificateholder Communication	288
List of Certificateholders	289
Description of the Mortgage Loan Purchase Agreements	289
General	289
Dispute Resolution Provisions	294
Asset Review Obligations	295
Pooling and Servicing Agreement	295
General	295
Assignment of the Mortgage Loans	295
Servicing Standard	295
Subservicing	297
Advances	297
Accounts	301
Withdrawals from the Collection Account	302
Servicing and Other Compensation and Payment of Expenses	304
Maintenance of Insurance	320
Processing and Consent	323
Modifications, Waivers and Amendments	325
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	326
Inspections	328
Collection of Operating Information	328
Special Servicing Transfer Event	328
Asset Status Report	330
Realization Upon Mortgage Loans	332
Sale of Defaulted Loans and REO Properties	334
The Directing Certificateholder	336
The Risk Retention Consultation Party	343
The Operating Advisor	344
The Asset Representations Reviewer	350
Replacement of Special Servicer Without Cause	357
Termination of Master Servicer and Special Servicer for Cause	360
Resignation of the Master Servicer and Special Servicer	362
Limitation on Liability; Indemnification	363
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	365
Dispute Resolution Provisions	365
Litigation Control	369
Servicing of the Non-Serviced Mortgage Loans	369
Evidence as to Compliance	375
Limitation on Rights of Certificateholders to Institute a Proceeding	376
Termination; Retirement of Certificates	377
Amendment	378
Resignation and Removal of the Trustee and the Certificate Administrator	379
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	380
Certain Legal Aspects of Mortgage Loans	380
General	381
Types of Mortgage Instruments	381
Leases and Rents	382
Personalty	382

Foreclosure	382
Bankruptcy Laws	386
Environmental Considerations	391
Due-on-Sale and Due-on-Encumbrance Provisions	392
Subordinate Financing	392
Default Interest and Limitations on Prepayments	392
Applicability of Usury Laws	393
Americans with Disabilities Act	393
Servicemembers Civil Relief Act	393
Anti-Money Laundering, Economic Sanctions and Bribery	393
Potential Forfeiture of Assets	394
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	394
Pending Legal Proceedings Involving Transaction Parties	396
Use of Proceeds	396
Yield and Maturity Considerations	396
Yield Considerations	396
Yield on the Certificates with Notional Amounts	399
Weighted Average Life	399
Pre-Tax Yield to Maturity Tables	403
Material Federal Income Tax Considerations	415
General	415
Qualification as a REMIC	416
Exchangeable Certificates	417
Taxation of Regular Interests Underlying an Exchangeable Certificate	417
Status of Offered Certificates	418
Taxation of Regular Interests	418
Taxes That May Be Imposed on a REMIC	423
Taxation of Certain Foreign Investors	424
FATCA	424
Backup Withholding	425
Information Reporting	425
3.8% Medicare Tax on “Net Investment Income”	425
Reporting Requirements	425
Certain State and Local Tax Considerations	426
Plan of Distribution (Conflicts of Interest)	426
Incorporation of Certain Information by Reference	429
Where You Can Find More Information	429
Financial Information	430
Certain ERISA Considerations	430
General	430
Plan Asset Regulations	430
Administrative Exemptions	431
Insurance Company General Accounts	432
Legal Investment	433
Legal Matters	433
Ratings	433
Index of Defined Terms	436

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	Definition of “Mortgage File”	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the MSC 2021-L5 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT

IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE

OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA.  THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Capital I Trust 2021-L5, Commercial Mortgage Pass-Through Certificates, Series 2021-L5.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Capital I Trust 2021-L5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) Starwood Mortgage Capital LLC, a Delaware limited liability company, (2) KeyBank National Association, a national banking association, (3) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, (4) Argentic Real Estate Finance LLC, a Delaware limited liability company, and (5) Barclays Capital Real Estate Inc., a Delaware corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Starwood Mortgage Capital LLC	24	$304,603,046	37.3%
KeyBank National Association	20	$190,367,783	23.3%
Morgan Stanley Mortgage Capital Holdings LLC	12	$151,830,914	18.6%
Argentic Real Estate Finance LLC	5	$91,900,000	11.2%
Barclays Capital Real Estate Inc.	4	$78,357,000	9.6%
Total	65	$817,058,743	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originators	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

In addition:

●	The MGM Grand & Mandalay Bay mortgage loan (4.4%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation. Barclays Capital Real Estate Inc. is acting as the mortgage loan seller for such mortgage loan.

●	The Signature Office Portfolio mortgage loan (2.4%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC, and the mortgage loan is evidenced by three promissory notes. Starwood Mortgage Capital LLC is acting as the mortgage loan seller for such mortgage loan.

See “Transaction Parties—The Originators”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below)). The primary master servicing offices of the master servicer are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement, which servicer is identified in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan (except as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”)) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred. LNR Partners, LLC was selected to be the special servicer by LNR Securities Holdings, LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be entitled to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded DCH loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded DCH loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Affiliated Special Servicer	Argentic Services Company LP, a Delaware limited partnership, will be the special servicer of the McCarthy Ranch mortgage loan under the MSC 2020-L4 pooling and servicing agreement. See the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. The principal servicing office of Argentic Services Company LP is 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Affiliated Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2021-L5.

Following the transfer of the mortgage loans, except as described below, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each servicing shift mortgage loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related lead servicing note (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a specially serviced loan, and (iii) the expiration of 180 days following the closing date.

With respect to each non-serviced mortgage loan, the applicable trustee under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and the related companion loan(s)).

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2021-L5, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415, Attn: MSC 2021-L5. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable custodian set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will, with limited exception, hold the mortgage file for such mortgage loan (and the related companion loan(s)); provided, that such mortgage file will not include originals of any promissory notes not included in the related lead securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded DCH loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded DCH loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower related party. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class F, Class G and Class H-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Class F, Class G and Class H-RR certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate of such classes of certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts or collateral deficiency amounts. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.

The Class H-RR certificates (excluding the portion thereof comprising a part of the VRR Interest) are expected to be held by Starwood CMBS Horizontal Retention MSC 2021-L5 LLC, and LNR Securities Holdings, LLC or an affiliate is expected to be the initial directing certificateholder.

LNR Securities Holdings, LLC or an affiliate thereof is expected to (i) purchase approximately 60% of each of the Class X-F, Class X-G, Class F and Class G certificates (in each case, excluding the portion comprising a part of the VRR interest) and may purchase certain other classes of certificates and (ii) on the closing date, be the initial directing certificateholder. Eightfold Real Estate Capital Series Trust (or its affiliate) is expected to purchase approximately 40% in each of the Class X-F, Class X-G, Class F and Class G certificates (in each case, excluding the portion comprising a part of the VRR interest) and may purchase certain other classes of certificates.

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction as of the closing date thereof and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). In addition, each servicing shift mortgage loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the related lead servicing note (which is not included in this transaction); however, the holder of the related control note will have consent and consultation rights substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan, serviced A/B whole loan and any related terms should be disregarded.

Subordinate Companion

Loan Holders	With respect to any mortgage loan with a serviced subordinate companion loan, the holder of such subordinate companion loan will have certain rights with respect to the related mortgage loan, including (i) the right to cure certain defaults with respect to such mortgage loan, (ii) the right to purchase (without payment of any yield maintenance charge or prepayment premium) such mortgage loan under certain limited default circumstances, (iii) prior to a control appraisal event under the related intercreditor agreement, the right to approve certain modifications and consent to certain material servicing decisions actions with respect to such mortgage loan, and (iv) prior to a control appraisal event under the related intercreditor agreement, the right to replace the special servicer with respect to the related whole loan. As of the closing date, there will be no serviced A/B whole loan or serviced subordinate companion loans. Accordingly, all references in this prospectus to any serviced A/B whole loan, serviced subordinate companion loan, control appraisal event and any related terms should be disregarded.

Underwriters	Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc, Barclays Capital Inc., Siebert Williams Shank & Co., LLC. and AmeriVet Securities, Inc. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Plan of Distribution (Conflicts of Interest)” in this prospectus, subject to certain conditions).

Risk Retention Consultation Party	With respect to certain material servicing actions related to serviced mortgage loans that are not excluded RRCP loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, as further described in this prospectus; provided, that prior to the occurrence and continuance of a consultation termination event, such mortgage loan must also be a specially serviced mortgage loan; provided, further, that if the party processing such servicing action is LNR Partners, LLC, as special servicer, it will not be required to consult with the risk retention consultation party. The risk retention consultation party will be the party selected by the retaining sponsor. LNR Securities Holdings, LLC or an affiliate thereof is expected to be appointed as the initial risk retention consultation party.

An “excluded RRCP loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest is a borrower party or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2021 (or, in the case of any mortgage loan that has its first due date after May 2021, the date that would have been its due date in May 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about May 11, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in June 2021.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which any of the respective primary servicing or corporate offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date; Rated Final

Distribution Date	The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	April 2026
Class A-2	May 2026
Class A-SB	December 2030
Class A-3	March 2031(1)
Class A-4	April 2031(1)
Class X-A	April 2031
Class X-B	May 2031
Class A-S	April 2031(1)
Class B	April 2031(1)
Class C	May 2031(1)

(1)	Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in May 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-L5: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate % of Initial Pool Balance	Approximate Initial Credit Support(1)
Class A-1	$10,000,000	1.22%	30.000%
Class A-2	$68,700,000	8.41%	30.000%
Class A-SB	$23,644,000	2.89%	30.000%
Class A-3	$161,931,000(2)	19.82%(2)	30.000%
Class A-4	$307,666,000(2)	37.66%(2)	30.000%
Class X-A	$571,941,000(3)	N/A	N/A
Class X-B	$147,070,000(3)	N/A	N/A
Class A-S	$71,492,000(2)	8.75%(2)	21.250%
Class B	$39,832,000(2)	4.88%(2)	16.375%
Class C	$35,746,000(2)	4.37%(2)	12.000%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate, taking into account the initial certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support with respect to the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support with respect to the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support with respect to the Class C certificates represents the approximate credit support for the underlying Class C trust component.

(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(3)	Notional Amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate
Class A-1	0.7850%(1)
Class A-2	1.5180%(1)
Class A-SB	2.4300%(1)
Class A-3(2)	2.4380%(1)
Class A-4(2)	2.7280%(1)
Class X-A	1.4253%(3)
Class X-B	0.8378%(3)
Class A-S(2)	2.9510%(1)
Class B(2)	3.1020%(1)
Class C(2)	3.1560%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S certificates will be a rate per annum that is fixed at the initial pass-through rate for such class set forth in the table above. The pass-through rate for each class of the Class B and Class C certificates will be a variable rate per annum equal to the lesser of (a) the initial pass-through rate for such class set forth in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(3)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention” below.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the sum of 0.00250% per annum and the primary servicing fee rate set forth on Annex A-1, and (2) with respect to each serviced companion loan, the primary servicing fee rate set forth on Annex A-1 next to the related mortgage loan.

For each distribution date, the special servicer is entitled to a special servicing fee (calculated on a loan-by-loan basis at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month) on each serviced mortgage loan as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan, in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case of clauses (i) and (ii) to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.00912%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan, but not any companion loan) and any successor REO loan, at a rate equal to 0.00164% per annum. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00032%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including its investor reporting package.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above, including with respect to such outside special servicer, a liquidation fee or workout fee, as applicable, under certain circumstances when such non-serviced mortgage loan becomes a specially serviced loan. In certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
MGM Grand & Mandalay Bay	0.000625%	0.2500%(1)
Signature Office Portfolio	0.001250%	0.2500%(2)
Appletree Business Park	0.001250%	0.2500%(2)
McCarthy Ranch	0.002500%	0.2500%(3)

(1)	Subject to a maximum amount of $250,000 payable in any year.

(2)	Subject to a monthly minimum of $3,500.

(3)	Subject to a monthly minimum amount of $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult with the special servicer, $5,000).

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order

of Distributions

on Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each of the Class A-S, Class B and Class C trust components and each class of the Class D, Class E, Class F, Class G and Class H-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust component, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Seventh, to the Class D, Class E, Class F, Class G and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

Principal and interest payable on any trust component will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest on certain classes of certificates (other than excess interest collected on each mortgage loan that has an anticipated repayment date to the extent received from the related borrower) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates, any class of Exchangeable Certificates with an “X” suffix or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”

(2)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(3)	The Class X-D, Class X-F and Class X-G certificates are non-offered certificates.

(4)	Other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be allocable pro rata to the related mortgage loan and any related pari passu companion loans.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of principal balance certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of each class of the Class X-F and Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce the available funds and will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and all trust components to reduce the interest entitlement on each such class of certificates and trust component, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected from the related borrower and applied as interest during the related collection period will be distributed to the holders of the Class V certificates on such distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 65 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 125 commercial, manufactured housing, multifamily and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $817,058,743.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 65 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Whole Loan Underwritten NCF DSCR(3)(4)
MGM Grand & Mandalay Bay	$36,347,000	4.4%	$1,597,853,000	$1,365,800,000	35.5%	65.2%	4.95x	2.70x
Signature Office Portfolio	$19,769,000	2.4%	$70,000,000	N/A	69.0%	69.0%	1.50x	1.50x
Appletree Business Park	$12,300,000	1.5%	$37,500,000	N/A	56.9%	56.9%	1.92x	1.92x
McCarthy Ranch	$5,000,000	0.6%	$40,000,000	N/A	60.5%	60.5%	2.07x	2.07x

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	With respect to certain of the whole loans above, the mortgage loan and whole loan cut-off date loan-to-value ratios may have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such whole loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

(4)	With respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR, and not the underwritten rents and other receipts from the mortgaged properties.

No whole loans will be serviced under the pooling and servicing agreement as of the Closing Date.

Each “servicing shift whole loan” (with the mortgage loan related to such whole loan being referred to herein as a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”). However, with respect to such whole loan, after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related companion loan will constitute a “non-serviced companion loan”). As of the Closing Date, there will be no servicing shift whole loans.

The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name (Mortgage Loan Seller)	Lead Servicing Agreement as of the Closing Date(1)	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian	Controlling Noteholder	Directing Certificateholder(2)
MGM Grand & Mandalay Bay	BX 2020-VIVA	4.4%	KeyBank National Association	Situs Holdings, LLC	Citibank, N.A.	BX 2020-VIVA	CF LV SASB Holdings LLC(3)
Signature Office Portfolio	GSMS 2020-GSA2	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	GSMS 2020-GSA2	LD II Holdco XIII, LLC
Appletree Business Park	GSMS 2020-GSA2	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	GSMS 2020-GSA2	LD II Holdco XIII, LLC
McCarthy Ranch	MSC 2020-L4	0.6%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Wells Fargo Bank, National Association	MSC 2020-L4	Argentic Securities Income USA LLC or an affiliate thereof

(1)	Servicing agreement expected to be the lead servicing agreement on the closing date of this securitization.

(2)	Information presented in this table relating to the lead securitization directing certificateholder is current as of the closing date of such lead securitization.

(3)	The initial directing party for the MGM Grand & Mandalay Bay whole loan is CF LV SASB Holdings LLC, as the controlling class representative for the BX 2020-VIVA securitization trust which is currently the controlling noteholder for such whole loan; provided, however, (i) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (ii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iii) if an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-13-3, or any other MGM Grand & Mandalay Bay A Note specified by the initial holder of note A-13-3, as further described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan—Consultation and Control”. Note B-5-B was included in the BX 2020-VIV2 securitization, and therefore, during the continuance of an MGM Grand & Mandalay Bay C Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV2 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note B-9-A was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note A-13-3 was included in the BX 2020-VIV4 securitization, and therefore, during the continuance of an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV4 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In particular, such appraisals generally do not reflect the effects of the COVID-19 pandemic on the mortgaged properties. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Initial Pool Balance(1)	$817,058,743
Number of mortgage loans	65
Number of mortgaged properties	125
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,150,000 to $65,000,000
Average Cut-off Date Balance	$12,570,135
Range of Mortgage Rates	2.7420% to 4.7700%
Weighted average Mortgage Rate	3.7798%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	115 months
Range of remaining terms to maturity or ARD(2)	59 months to 120 months
Weighted average remaining term to maturity or ARD(2)	113 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	353 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	9.6% to 74.3%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	55.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	9.6% to 67.1%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	53.4%
Range of UW NCF DSCRs(5)(6)(7)(8)	1.30x to 4.95x
Weighted average UW NCF DSCR(5)(6)(7)(8)	2.43x
Range of UW NOI Debt Yields(5)(6)(8)(9)	6.5% to 17.9%
Weighted average UW NOI Debt Yield(5)(6)(8)(9)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest-Only	69.1%
Partial Interest-Only	20.4%
Amortizing	6.0%
Interest-Only, ARD	4.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of any ARD loan, calculated to or as of the related anticipated repayment date.

(3)	Excludes 41 mortgage loans (73.6%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as cut-off date loan-to-value ratios and loan-to-value ratios at maturity or anticipated repayment date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated based on principal balance net of a holdback or earnout reserve, or using “as-complete,” “as-stabilized” or similar hypothetical values, or with respect to certain mortgage loans secured by multiple mortgaged properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity or ARD” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” and “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each mortgage loan that is part of a whole loan, loan-to-value ratios, debt service coverage ratios and debt yields have been calculated including the related pari passu companion loan(s), but, unless otherwise expressly stated, excluding any related subordinate companion loan(s). With respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), the related cut-off date loan-to-value ratio, loan-to-value ratio at maturity or anticipated repayment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 65.2%, 65.2%, 2.70x and 9.7%, respectively.

(6)	For the 571 Hudson Coop mortgage loan (0.4%), which is secured by a residential cooperative property, the debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for such mortgage loan is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all cooperative units in such residential cooperative property based in part on various comparable sales of cooperative apartment units in the market. See “Risk Factors—Risks Relating to the Mortgage Loans— Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios are calculated based on Annual Debt Service, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(8)	With respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield of the related whole loan, and not the underwritten rents and other receipts from the mortgaged properties.

(9)	For certain mortgage loans, debt yields have been calculated based on a cut-off date balance net of a holdback or earnout reserve. See the definitions of “Underwritten NCF Debt Yield” and “Underwritten NOI Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

64 of the mortgage loans (98.5%) accrue interest on an actual/360 basis and one of the mortgage loans (1.5%) accrues interest on a 30/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	6 mortgage loans (10.0%) (i) are secured by mortgaged properties that were constructed or the subject of a major renovation that was completed within 12 months prior to the cut-off date and, therefore, the related mortgaged property has less than 12 months or no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property, (iii) are secured by mortgaged properties that are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by two “majority-owned affiliates” (as defined under Regulation RR) of Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (referred to herein as the “HRR Interest”).

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention”

and “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through the master servicer’s website initially located at www.key.com/key2cre.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans and any REO loans held by the trust is less than 1.0% of the initial pool balance (solely for the purposes of this calculation, if such right is being exercised after May 2031 and the MGM Grand & Mandalay Bay mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the initial pool balance and the then-aggregate principal balance of the pool), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) such holder (or holders) pays an amount to the master servicer as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property and the interests of the trustee or any certificateholder in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or defaulted serviced whole loans) that are specially serviced loans and/or related REO properties. In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of a whole loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the directing certificateholder or, with respect to any mortgage loan that is part of a whole loan, the related controlling companion loan holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this prospectus under “Description of the Mortgage Pool—The Whole Loans”.

With respect to each non-serviced mortgage loan, if the related lead servicing pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, REMICs were formed: (i) on February 12, 2021, by an affiliate of Barclays Capital Real Estate Inc. (the “MGM Grand & Mandalay Bay REMIC”) with respect to the MGM Grand & Mandalay Bay mortgage loan and certain other MGM Grand & Mandalay Bay pari passu companion loans, which issued a class of regular interests (the “MGM Grand & Mandalay Bay Regular Interest”), of which the trust will own a 35.7% interest, and a single residual interest, of which the trust will own a 0% interest; and (ii) on January 22, 2021, by Starwood Mortgage Funding III LLC (the “McCarthy Ranch REMIC”) with respect to the McCarthy Ranch mortgage loan, which issued a class of regular interests (the “McCarthy Ranch Regular Interest”), of which the trust will own a 100% interest, and a single residual interest, of which the trust will own a 100% interest. The Class R certificates represent the residual interest in each Trust REMIC and the residual interest in the McCarthy Ranch REMIC.

In addition, the portions of the issuing entity consisting of entitlement to any excess interest collected on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates, will be a trust for federal income tax purposes (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent a direct or an indirect beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and the Class A-1, Class A-2 and Class A-SB certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

•

COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

•

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

•

Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.

•

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

•

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

•

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

•

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

•

Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

•

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

•	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

•	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

•	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

•	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

•

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

•	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

•

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

•

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

•

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

•	Ratings: Future events could adversely impact the credit ratings and value of your certificates.

•	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general, and those downturns will likely continue for some time. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of coronavirus infections and COVID-19 deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects may be experienced uniquely by property type. For example:

•	hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

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retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

•

self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

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multifamily and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

•	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

•

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

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properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoriums on foreclosure and/or eviction proceedings and mandated forbearance programs. For example, recent legislation in Oregon imposed a temporary moratorium on foreclosures and other lender remedies and affords COVID-impacted borrowers, including commercial borrowers, the right to defer debt service payments through December 31, 2020 until loan maturity. Similar legislation has imposed a temporary eviction and foreclosure moratorium in New York. Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loan that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. The master servicer’s obligation to make an advance is dependent on the terms of the mortgage loan documents as of the date of determination, as modified, including as a result of a modification resulting from a Payment Accommodation, and in any event the master servicer will remain obligated to make an advance only to the extent the borrower fails to make a required scheduled monthly payment of interest. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change. In addition, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed.

The loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums, that the borrowers will be able to fund any insurance premium reserve or that any such reserve will be sufficient to pay all required insurance premiums. In addition, although the mortgage loans generally require the borrowers to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a surge in COVID-19 cases could have on economic conditions.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the MGM Grand & Mandalay Bay mortgaged properties (4.4%). Each such mortgaged property is leased to the former owner of such mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case. There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. The bankruptcy or receivership of a single tenant, particularly a large tenant, could have a greater impact on the related borrower and mortgage loan than would the bankruptcy of a tenant in a mortgaged property leased to several unaffiliated tenants. In addition, a tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of rental payments or failure to make rental payments when due. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

•

that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In addition, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates;

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See also “—Residential Cooperative Properties Have Special Risks.”

Certain of the multifamily properties may be residential cooperative buildings where the building and the land under the building is owned or leased by a non-profit residential cooperative corporation. A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

•

the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

•

the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

•

the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

•

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units may be currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties, and the Underwritten Net Operating Income and Underwritten Net Cash Flow derived therefrom, assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

With respect to the mortgage loan secured by a residential cooperative property, the mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loan secured by a residential cooperative property sold to the trust, due to attributes particular to residential housing cooperatives, certain information presented with respect to the related mortgage loan differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates.

 In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loan secured by a residential cooperative property sold to the trust differs from the manner in which such calculations are made for other mortgage loans included in the trust.

For example, the appraised value of the residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the gross share or “gross sellout” value of all cooperative units in such residential cooperative property based in part on various comparable sales of cooperative apartment units in the market. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share or “gross sellout” value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. The comparable sales considered in the appraisers’ estimates of gross share or “gross sellout” values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).

In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. Accordingly, Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten Replacement Reserves and Underwritten NCF, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

Underwritten NOI and Underwritten NCF are generally calculated assuming all units (other than in some cases existing rent regulated, rent stabilized or rent controlled units held by the cooperative sponsor) would be rented at market rates. Such calculation does not take into account that other units at the property that were rent regulated, rent stabilized or rent controlled prior to conversion would revert to such status if the property were to become a rental property. Accordingly, the Coop Rental Value, debt service coverage ratios and debt yields based on such Underwritten NOI and Underwritten NCF also do not take into account such factor.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the tenant mix, such as the tenants being concentrated in a particular industry or business;

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, and “—Multifamily Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•

the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of national chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties may receive a significant portion of income from billboard revenue. Such revenue is typically shorter term than tenant leases, and may be subject to reduction if there is increased competition for such revenue.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, and in such cases, any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

•	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), see “—Risks Relating to Casino Business” below.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hotel property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hotel property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the operating lease structure, an operating lessee (typically affiliated with the borrower) may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Casino Business

Casino properties are subject to a number of risks. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In particular, the MGM Grand and Mandalay Bay mortgaged properties (collectively, 4.4%) compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of such mortgaged properties, and may have greater name recognition and financial and marketing resources than such mortgaged properties, some of which may be operated by affiliates of the master tenant of such mortgaged properties. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Parking Garages and Parking Lots Have Special Risks

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of

•	people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are industrial, office, multifamily, self storage and retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Florida, California, New York, New Jersey, Texas, Massachusetts, Nevada, Louisiana and Arizona. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes—Environmental Assessment”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Environmental Assessments”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—

Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes—Assessment of Property Condition—Environmental Site Assessments”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may, at its option and cost but subject to certain conditions, be permitted under the related mortgage loan documents to implement future construction, renovation or alterations at the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans (such as an office property used substantially as a data center) may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, schools, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage or loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of damage or loss to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2021. We cannot assure you if or when NFIP will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans”, “—KeyBank National Association—Review of KeyBank Mortgage Loans”, “—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—Argentic Real Estate Finance LLC—Review of Mortgage Loans for Which Argentic is the Sponsor” and “—Barclays Capital Real Estate Inc.—Review of Barclays Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-stabilized”, “as-complete” or “as-portfolio” value as well as the “as-is” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”. As described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, for certain mortgage loans, appraised values may reflect the “as-stabilized”, “as-complete” or other hypothetical valuations.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” (or other similar term) values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” (or other similar term) value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans. For example, with respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), the Colonnades West mortgage loan (1.9%), the McCarthy Ranch mortgage loan (0.6%) and the Comfort Inn & Suites Southport mortgage loan (0.5%), the related mortgage loans were originated 14, 16, 15 and 21 months prior to the cut-off date, respectively. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

•

property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

•	the physical condition of the mortgaged properties or improvements may have changed since origination; and

•	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans may provide that if by a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of the additional interest accrued by reason of the marginal increase in the interest rate (“excess interest”) will be deferred until, and such deferred excess interest will be required to be paid (if and to the extent permitted under applicable law and the related loan documents, with compound interest thereon) only after the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. To the extent that payments are required to be made on a related subordinate companion loan or mezzanine loan prior to application of excess cash flow to repay an anticipated repayment date mortgage loan, the amount of excess cash flow available to repay such mortgage loan will be reduced. Notwithstanding the above, with respect to the MGM Grand & Mandalay Bay mortgage loan (4.4%), the related borrower will have the obligation to pay interest at such excess rate on a current basis, to the extent of available excess cash flow. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material adverse effect on the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties and Net Leased Properties Have Specific Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Certain of the mortgaged properties securing the mortgage loans may be net leased to a ground tenant, which operates such mortgaged property as a hotel or other commercial property. Such net leased properties have risks similar to those of a leased fee property, including but not limited to the borrower’s receipt of only the related net lease income, and not the income of the underlying hotel or other property, lack of control over the operations of the mortgaged property, and reduced liquidity for such properties.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

It is expected that LNR Securities Holdings, LLC (an affiliate of Starwood Mortgage Capital LLC, the retaining sponsor, a mortgage loan seller and an originator) or an affiliate thereof will be the initial directing certificateholder.

In addition, Starwood Mortgage Capital LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention,” and Starwood Mortgage Capital LLC, as retaining sponsor, has the right to appoint the risk retention consultation party, which is expected to be LNR Securities Holdings, LLC or an affiliate thereof. The risk retention consultation party may, on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the master servicer and/or special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining sponsor may have interests that are in conflict with those of certain certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party, the retaining sponsor or the majority holder of the VRR Interest (any such loan referred to in this context as an “excluded RRCP loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP loan. See “Credit Risk Retention.”

There can be no assurance that the retaining sponsor or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter

Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, an originator, the master servicer, the servicer under the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Mortgage Loan, and a sponsor. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a mortgage loan seller and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the mortgage loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.”

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Servicing Shift Mortgage Loans.” Upon securitization of such promissory note, the servicing and administration of such whole loan will shift to the master servicer and special servicer under the applicable other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such future securitization nor the identity of any such other master servicer or special servicer has been determined (or such information may have been preliminarily determined but remains subject to change). In addition, the provisions of the pooling and servicing agreement that will govern any such future securitization have not yet been determined (or may have been preliminarily determined but remains subject to change), although they will be required to satisfy certain requirements set forth in the related intercreditor agreement. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that will govern any such future securitization, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement except to the extent of compliance with the requirements set forth in the related intercreditor agreement. Moreover, with respect to such whole loan, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan (or the controlling party in a related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement) will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans.” As of the closing date, there will be no servicing shift mortgage loans.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”). The replacement special servicer (referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and that it will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between the master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard described under “The Pooling and Servicing Agreement—The Operating Advisor”.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note holder has control rights) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer without cause). In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—

The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.”

It is anticipated that on the closing date, LNR Securities Holdings, LLC or an affiliate thereof will purchase approximately 60% of each of the Class X-F, Class X-G, Class F and Class G certificates and the Class V certificates (in each case, excluding the portion comprising a part of the VRR Interest) and may purchase other classes of certificates, and will be the initial directing certificateholder. The Class H-RR certificates will be the controlling class of certificates as of the closing date. The Class H-RR certificates (excluding the portion comprising a part of the VRR Interest) are expected to be held by Starwood CMBS Horizontal Retention MSC 2021-L5 LLC.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded DCH loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded DCH loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded DCH loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded DCH loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded DCH loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded DCH loan becomes subject to a workout or liquidation.

With respect to each of the non-serviced mortgage loans, the servicing shift mortgage loans and, if and for so long as the related B note holder has control rights, the serviced A/B whole loans, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. In addition, with respect to any serviced A/B whole loan, the related B note holder will also have certain cure and purchase rights in respect of the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”. Any such controlling companion loan holder may have interests in conflict with those of the MSC 2021-L5 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSC 2021-L5 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”). No holder of a controlling companion loan with respect to a whole loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

With respect to each of the non-serviced whole loans, the servicing shift whole loans and the serviced A/B whole loans, the holder of the related controlling note (and, to the extent such related controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction) is set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General.”

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-F and Class X-G certificates and the control eligible certificates, which are referred to in this prospectus collectively as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors (which included mortgage loans to be contributed by Starwood Mortgage Capital LLC, an affiliate of one of such anticipated initial investors) was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (to the extent permitted under the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer or its appointee will constitute the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and for a description of any affiliations between the B-piece buyer and other parties related to this transaction, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor“.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor“. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU SR Rules and the UK SR Rules are referred to together as the ”SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the ”SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as ”SR Institutional Investors”; and (e) a ”third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the ”applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various penalties including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and

(c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•

the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates or Exchangeable IO Certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of certificates indicated in the table below is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates or trust components whose certificate balances comprise such notional amount, the yield to maturity on the indicated classes of certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying class(es) of principal balance certificates or underlying trust component(s).

Interest-Only Class of Certificates	Underlying Classes of Certificates or Underlying Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer may not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the offered certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first, the Class H-RR, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then, the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class D or Class E certificates or the Class A-3, Class A-4, Class A-S, Class B or Class C trust components, will result in a corresponding reduction in the notional amount of the corresponding class of certificates with a notional amount. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates (solely in the case of the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class B Exchangeable Certificates (solely in the case of the Class C Exchangeable Certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded DCH loan and except that, with respect to the non-serviced mortgage loans, any servicing shift mortgage loans, any serviced A/B whole loan as to which the related B note holder has control rights and any controlling serviced pari passu companion loans, it will only have limited consultation rights) and the right to replace the special servicer under the pooling and servicing agreement with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the related consent rights and the right to replace the special servicer, and if a consultation termination event occurs, then the directing certificateholder will lose the related consultation rights. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded RRCP loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans and whole loans serviced under the pooling and servicing agreement, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates. With respect to any serviced A/B whole loan as to which the related B note holder has control rights and servicing shift mortgage loans, the directing certificateholder does not have consent rights, and the holder of the related controlling companion loan will have consent and consultation rights similar in nature to those otherwise exercisable by the directing certificateholder, and the special servicer may take actions that could have a similar adverse effect. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note), take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of and for the benefit of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (although when they may be exercised may differ). Further, the operating advisor will generally have no obligations or consultation or other rights under the pooling and servicing agreement for this transaction with respect to any of the non-serviced mortgage loans or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer under the pooling and servicing agreement for this securitization with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any non-serviced loan, any excluded DCH loan, any servicing shift mortgage loan or any serviced A/B whole loan as to which the related B note has control rights as described in this prospectus (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer without cause). After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances based on a certificateholder vote as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the special servicer (so long as a control termination event has occurred and is continuing or the vote is based on recommendation of the operating advisor), the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will require the trustee to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer, as applicable, for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each of the non-serviced whole loans, the servicing shift whole loans and any serviced A/B whole loan as to which the related B note holder has control rights, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer responsible for servicing such whole loan with or without cause, and without the consent of the issuing entity. The certificateholders will generally have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holder of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the related controlling companion loan for any servicing shift whole loan, which will have certain control rights as described below) will have certain non-binding consultation rights with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Each such companion loan holder and any representative thereof may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the related controlling companion loan for any servicing shift whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the subject whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the controlling noteholder (or designated party with respect to any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly such party may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so (except that Barclays Capital Holdings Inc. will be liable for the cure, repurchase and substitution obligations in respect of the Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc.). We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a Material Breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “The Pooling and Servicing Agreement—The Trustee and the Certificate Administrator” in this prospectus, Wells Fargo, the trustee, certificate administrator and custodian under the pooling and servicing agreement, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the pooling and servicing agreement.

See also “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Property under construction can qualify as foreclosure property under the REMIC provisions but the REMIC cannot continue the construction unless more than 10% of the construction was complete at the time default on the real estate mortgage loan became “imminent.”

Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject any of the MGM Grand & Mandalay Bay REMIC, the McCarthy Ranch REMIC or the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the MGM Grand & Mandalay Bay REMIC, the McCarthy Ranch REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties

(or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021.

The special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, or the MGM Grand & Mandalay Bay REMIC or the McCarthy Ranch REMIC, would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse certificateholders for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Vertical MOA and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR Interest to be acquired by Vertical MOA. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to the securitization constituted by the issuance of the certificates under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as a retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the mortgage loan sellers (other than SMC), the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor or the asset representations reviewer makes any representation as to the compliance of SMC or Vertical MOA in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, Vertical MOA has represented to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in the Credit Risk Retention Rules) of the securitization transaction constituted by the issuance of the certificates, (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention Rules. In addition, the obligations of Vertical MOA under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest as well as additional CMBS collateral from one or more other transactions. Unless accelerated by the repurchase counterparty or terminated early by Vertical MOA, the end of the term of the repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of certificates issued by this securitization. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase finance facility, the repurchase counterparty will be entitled to use additional pledged securities to satisfy the related indebtedness. Any collateral pledged with respect to the repurchase finance facility may also secure other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and not transferring legal title to the VRR Interest back to Vertical MOA. In addition, Vertical MOA’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR Interest and the other retention interests of Vertical MOA which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Vertical MOA upon payment in full of Vertical MOA’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Vertical MOA when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 outbreak, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining parties will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of any retaining party to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, any retaining party or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, any retaining party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

On March 25, 2020, the Coronavirus Aid Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is extensive and significant legislation, and the majority of implementing regulations have not yet been issued. The potential impact of the CARES Act on the borrowers is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the borrowers and may have an adverse impact on the ability of the master servicer to effectively service the mortgage loans. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow mortgagors to forgo making scheduled payments for some period of time, require modifications to mortgage loans (e.g. waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including foreclosure actions or temporary closures of the master servicer or the special servicer as “non-essential businesses” or otherwise.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 65 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $817,058,743 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2021 (or, in the case of any Mortgage Loan that has its first due date after May 2021, the date that would have been its due date in May 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

4 Mortgage Loans (9.0%) are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The mortgage loan sellers set forth in the chart under “Summary of Terms—Relevant Parties—Sponsors” will sell their respective Mortgage Loans to the depositor, which will in turn transfer the Mortgage Loans to the issuing entity in exchange for the certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community real properties (each, a “Mortgaged Property”). See, however, “—Real Estate and Other Tax Considerations” below.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 11, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

Except as specifically provided in this prospectus, information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related Pari Passu Companion Loan, but excluding the principal balance and debt service payment of any related Subordinate Companion Loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

References to any specified Mortgage Loan should be construed to refer to the Mortgage Loan secured by the Mortgaged Property (or portfolio of Mortgaged Properties) with the same name identified on Annex A-1, representing the approximate percentage of the Initial Pool Balance set forth on Annex A-1.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and in the footnotes to Annex A-1). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In particular, such appraisals generally do not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents (or, in the case of the NOLA Logistics Portfolio Mortgage Loan (4.7%), square footage); provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value (or any equivalent term) as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 to this prospectus is not the “as-is” appraised value (or, in the case of a portfolio of Mortgaged Properties, is not the sum of the “as-is” appraised values of the individual Mortgaged Properties), but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (Other Than “As- Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Extra Space Self Storage Portfolio(1)	8.0%	46.3%	46.3%	$135,100,000	51.3%	51.3%	$121,750,000
Ahold Portfolio(2)	5.3%	42.2%	42.2%	$101,700,000	44.4%	44.4%	$96,600,000
East Boston Multifamily Portfolio 1(3)	1.8%	59.8%	59.8%	$24,100,000	62.8%	62.8%	$22,930,000
25-22 30th Drive(4)	1.5%	58.1%	58.1%	$19,100,000	58.7%	58.7%	$18,900,000

(1)	The Other than “As-Is” Appraised Value includes a portfolio premium of 11.0%. The Cut-off Date LTV Ratio (Other than “As-Is”), LTV Ratio at Maturity or ARD (Other than “As-Is”), Cut-off Date LTV Ratio (“As-Is”) and LTV Ratio at Maturity or ARD (“As-Is”) were calculated net of a $2,500,000 earnout reserve.

(2)	The Other than “As-Is” Appraised Value of $101,700,000 represents a portfolio premium of 5.3%.

(3)	The Other Than “As-Is” Appraised Value of $24,100,000 represents a portfolio premium of 5.1%.

(4)	The Other Than “As-Is” Appraised Value of $19,100,000 represents the “As Stabilized” value of the Mortgaged Property based on the leasing of 5 vacant units by May 1, 2021. The Cut-off Date LTV Ratio (Other than “As-Is”), LTV Ratio at Maturity or ARD (Other than “As-Is”), Cut-off Date LTV Ratio (“As-Is”) and LTV Ratio at Maturity or ARD (“As-Is”) were calculated based on a balance net of a $900,000 COVID concession reserve. As of March 30, 2021, the Mortgaged Property was fully occupied.

In addition:

With respect to the Woods on LaMonte Mortgage Loan (3.7%), the appraised value was based on the extraordinary assumption that the Mortgaged Property is currently in the last stages of a capital improvement plan, and there is roughly $195,000 left in capital expenses for items such as cabinet resurfacing, subfloor repairs and vinyl flooring, and that these funds would be held in escrow and would be available to any potential purchaser, in essence flowing with title to the Mortgaged Property. At origination, $266,063 was reserved for deferred maintenance at the Mortgaged Property, including investigation and repair of foundation settlement and replacement of vinyl tiles, and $233,938 was reserved for capital expenditures approved by the lender.

With respect to the Signature Office Portfolio Mortgage Loan (2.4%), the Appraised Value for the Hauppauge Office Park Mortgaged Property includes tax savings attributable to two PILOT tax abatements, one of which is scheduled to expire in the 2021/2022 tax year. The Appraised Value assumes that such expiring PILOT tax abatement will be renewed prior to its expiration. The borrower sponsor reported that they intend to apply for the renewal of the PILOT tax abatement prior to its expiration. We cannot assure you that the PILOT tax abatement will be renewed, which may cause property taxes at the Mortgaged Property to increase.

With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Appraised Value for the Mortgaged Property includes $2,780,000 attributable to the net present value of a 421-a tax abatement, which had been applied for but had not been received as of the origination date. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD excluding the net present value of the tax abatement (and calculated based on a balance net of a $900,000 COVID concession reserve) are 68.0% and 68.0%, respectively.

With respect to the 486 East 28th Street Mortgage Loan (1.0%), the Appraised Value for the Mortgaged Property includes $3,490,000 attributable to a 421-a tax abatement, which had been applied for but had not been received as of the origination date. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD excluding the net present value of the tax abatement are 89.0% and 89.0%, respectively.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

With respect to the 571 Hudson Coop Mortgage Loan (0.4%), see “Risk Factors—Risks Relating to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” with respect to the determination of Appraised Value and the Coop Rental Value appraised value for the related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, that will be outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Operating Income” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio”, “Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, the Cut-off Date Loan-to-Value Ratios were calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan that is part of a cross-collateralized and cross-defaulted group of Mortgage Loans, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group divided by the aggregate Appraised Value of the related Mortgaged Properties securing such group.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV is, unless otherwise indicated, based on such non-“as is” Appraised Value.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), the Cut-off Date LTV Ratio was calculated net of a $2,500,000 earnout reserve. The Cut-off Date LTV Ratio without netting the earnout reserve is 48.1%.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance net of a $900,000 COVID concessions reserve. The Cut-off Date LTV Ratio without netting the concessions reserve is 62.8%.

●	With respect to the Montgomery Self Storage Mortgage Loan (0.8%), the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance net of a $400,000 performance reserve. The Cut-off Date LTV Ratio without netting the performance reserve is 64.7%.

●	With respect to the 1101 California Avenue Mortgage Loan (0.5%), the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance net of a $100,000 economic holdback reserve. The Cut-off Date LTV Ratio without netting the economic holdback reserve is 55.6%.

See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the UW NCF DSCR with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the IO Period UW NCF DSCR, and not the underwritten rents and other receipts from the Mortgaged Properties. The IO Period UW NCF DSCR of the related Whole Loan and Mortgage Loan is based on the master lease annual rent of $292,000,000.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	With respect to any Mortgage Loan that is part of a cross-collateralized and cross-defaulted group of Mortgage Loans, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans comprising such group divided by the aggregate Appraised Value of the related Mortgaged Properties securing such group.

●	With respect to Mortgage Loans which have an Appraised Value other than an “as is” appraised value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise indicated, based on such non-“as is” Appraised Value.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), the LTV Ratio at Maturity or ARD was calculated net of a $2,500,000 earnout reserve. The LTV Ratio at Maturity or ARD without netting the earnout reserve is 48.1%.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the LTV Ratio at Maturity or ARD was calculated based on the related Balloon Balance net of a $900,000 COVID concessions reserve. The LTV Ratio at Maturity or ARD without netting the concessions reserve is 62.8%.

●	With respect to the Montgomery Self Storage Mortgage Loan (0.8%), the LTV Ratio at Maturity or ARD was calculated based on the related Balloon Balance net of a $400,000 performance reserve. The LTV Ratio at Maturity or ARD without netting the performance reserve is 58.6%.

●	With respect to the 1101 California Avenue Mortgage Loan (0.5%), the LTV Ratio at Maturity or ARD was calculated based on the related Balloon Balance net of a $100,000 economic holdback reserve. The LTV Ratio at Maturity or ARD without netting the economic holdback reserve is 55.6%.

See the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

In the case of residential cooperative properties, the Occupancy Rate reflects the property vacancy assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption for residential cooperative properties does not reflect actual occupancy.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“DEF/YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“LO(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM@(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account (rather than tenants, or in the case of hotel properties, credit card companies, depositing such rents directly).

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” or “Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates each Mortgage Loan that is an ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgaged Property, the annual operating expenses estimated for that Mortgaged Property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the Mortgaged Property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan that is part of a cross-collateralized and cross-defaulted group of Mortgage Loans, unless otherwise indicated, the Underwritten NCF Debt Yield means the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), the Underwritten NCF Debt Yield was calculated based on the related Cut-off Date Balance net of a $2,500,000 earnout reserve. The Underwritten NCF Debt Yield without netting the earnout reserve is 7.6%.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive rents from the master lease which is reflected in the Underwritten NCF Debt Yield, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NCF Debt Yield of the related Whole Loan and Mortgage Loan is based on the master lease annual rent of $292,000,000.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Underwritten NCF Debt Yield was calculated based on the related Cut-off Date Balance net of a $900,000 COVID concessions reserve. The Underwritten NCF Debt Yield without netting the concessions reserve is 6.6%.

●	In addition, with respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NCF Debt Yield assuming full year one taxes as estimated in the related appraisal of $137,452, calculated on the Cut-off Date Balance net of the $900,000 COVID concessions reserve would be 5.9%.

●	With respect to the 486 East 28th Street Mortgage Loan (1.0%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NCF Debt Yield assuming full year one taxes as estimated in the related appraisal of $171,464, calculated on the Cut-off Date Balance would be 5.0%.

●	With respect to the Montgomery Self Storage Mortgage Loan (0.8%), the Underwritten NCF Debt Yield was calculated based on the related Cut-off Date Balance net of a $400,000 performance reserve. The Underwritten NCF Debt Yield without netting the performance reserve is 8.1%.

●	With respect to the 1101 California Avenue Mortgage Loan (0.5%), the Underwritten NCF Debt Yield was calculated based on the related Cut-off Date Balance net of a $100,000 economic holdback reserve. The Underwritten NCF Debt Yield without netting the economic holdback reserve is 9.0%.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

With respect to the 571 Hudson Coop Mortgage Loan (0.4%), see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that unless otherwise indicated, the Underwritten Net Cash Flow DSCR with respect to (x) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan), and (y) any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group, in each case unless otherwise indicated.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive rents from the master lease, which is reflected in the Underwritten NCF DSCR, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten Net Cash Flow Debt Service Coverage Ratio of the related Whole Loan and Mortgage Loan is based on the master lease annual rent of $292,000,000.

With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NCF DSCR assuming full year one taxes as estimated in the related appraisal of $137,452, calculated on the Cut-off Date Balance would be 1.24x.

With respect to the 486 East 28th Street Mortgage Loan (1.0%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NCF DSCR assuming full year one taxes as estimated in the related appraisal of $171,464, calculated on the Cut-off Date Balance would be 1.23x.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property (other than a residential cooperative property), the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

In addition, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Operating Income may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive rents from the master lease, which is reflected in the UW NOI, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

With respect to the 571 Hudson Coop Mortgage Loan (0.4%), see “Risk Factors-Risks Relating to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Operating Income for the related Mortgaged Property.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated with regard to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan); and

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), the UW NOI Debt Yield was calculated net of a $2,500,000 earnout reserve. The UW NOI Debt Yield without netting the earnout reserve is 7.8%.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive rents from the master lease, which is reflected in the Underwritten NOI Debt Yield, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NOI Debt Yield of the related Whole Loan and Mortgage Loan is based on the master lease annual rent of $292,000,000.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Underwritten NOI Debt Yield was calculated based on the related Cut-off Date Balance net of a $900,000 COVID concessions reserve. The Underwritten NOI Debt Yield without netting the concessions reserve is 6.6%.

●	In addition, with respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NOI Debt Yield assuming full year one taxes as estimated in the related appraisal of $137,452, calculated on the Cut-off Date Balance net of the $900,000 COVID concessions reserve would be 5.9%.

●	With respect to the 486 East 28th Street Mortgage Loan (1.0%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NOI Debt Yield assuming full year one taxes as estimated in the related appraisal of $171,464, calculated on the Cut-off Date Balance would be 5.1%.

●	With respect to the Montgomery Self Storage Mortgage Loan (0.8%), the Underwritten NOI Debt Yield was calculated based on the related Cut-off Date Balance net of a $400,000 performance reserve. The Underwritten NOI Debt Yield without netting the performance reserve is 8.3%.

●	With respect to the 1101 California Avenue Mortgage Loan (0.5%), the Underwritten NOI Debt Yield was calculated based on the related Cut-off Date Balance net of a $100,000 economic holdback reserve. The Underwritten NOI Debt Yield without netting the economic holdback reserve is 10.3%.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income for the Mortgaged Properties securing all Mortgage Loans comprising such group.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive rents from the master lease, which is reflected in the Underwritten NOI DSCR, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NOI DSCR of the related Whole Loan and Mortgage Loan is based on the master lease annual rent of $292,000,000.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NOI DSCR assuming full year one taxes as estimated in the related appraisal of $137,452, calculated on the Cut-off Date Balance would be 1.24x.

●	With respect to the 486 East 28th Street Mortgage Loan (1.0%), the Mortgage Loan was underwritten assuming the related borrower will receive the benefits of a 421-a tax abatement which had been applied for but had not been obtained as of the origination date. Underwritten NOI DSCR assuming full year one taxes as estimated in the related appraisal of $171,464, calculated on the Cut-off Date Balance would be 1.25x.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds or (d) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

See “Risk Factors—Risks Related to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” with respect to differential presentation of certain information related to Mortgage Loans secured by residential cooperative properties, including but not limited to appraised value, underwritten net operating income, underwritten net cash flow, loan-to-value ratios, debt service coverage ratios and debt yields. In addition, see the footnotes to Annex A-1 for more information related to residential cooperative properties, including information related to presentation of net operating income and certain other information on Annex A-1.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$817,058,743
Number of mortgage loans	65
Number of mortgaged properties	125
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,150,000 to $65,000,000
Average Cut-off Date Balance	$12,570,135
Range of Mortgage Rates	2.7420% to 4.7700%
Weighted average Mortgage Rate	3.7798%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	115 months
Range of remaining terms to maturity or ARD(2)	59 months to 120 months
Weighted average remaining term to maturity or ARD(2)	113 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	353 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	9.6% to 74.3%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	55.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	9.6% to 67.1%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	53.4%
Range of UW NCF DSCRs(5)(6)(7)(8)	1.30x to 4.95x
Weighted average UW NCF DSCR(5)(6)(7)(8)	2.43x
Range of UW NOI Debt Yields(5)(6)(8)(9)	6.5% to 17.9%
Weighted average UW NOI Debt Yield(5)(6)(8)(9)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest-Only	69.1%
Partial Interest-Only	20.4%
Amortizing	6.0%
Interest-Only, ARD	4.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of any ARD Loan calculated to or as of the related Anticipated Repayment Date.

(3)	Excludes 41 Mortgage Loans (73.6%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as Cut-off Date LTV Ratios and LTV Ratios at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated based on principal balance net of a holdback or earnout reserve, or using “as-complete,” “as-stabilized” or similar hypothetical values, or with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity or ARD” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” and “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each Mortgage Loan that is part of a Whole Loan, the UW NCF DSCR, Cut-off Date LTV Ratio, the LTV Ratio at Maturity or ARD and the UW NOI Debt Yield have been calculated including the related Pari Passu Companion Loan(s), but, unless otherwise expressly stated, excluding any related Subordinate Companion Loan(s). With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related Subordinate Companion Loans are 65.2%, 65.2%, 2.70x and 9.7%, respectively.

(6)	For the 571 Hudson Coop Mortgage Loan (0.4%), which is secured by a residential cooperative property, the debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for such mortgage loan is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all cooperative units in such residential cooperative property based in part on various comparable sales of cooperative apartment units in the market. See “Risk Factors—Risks Relating to the Mortgage Loans— Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as UW NCF DSCR or UW NOI DSCR) are calculated based on Annual Debt Service, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(8)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease, which is reflected in the UW NCF DSCR and UW NOI Debt Yield of the related Whole Loan, and not the underwritten rents and other receipts from the Mortgaged Properties.

(9)	For certain Mortgage Loans, debt yields have been calculated based on a Cut-off Date Balance net of a holdback or earnout reserve. See the definitions of “Underwritten NCF Debt Yield” and “Underwritten NOI Debt Yield” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, debt yields and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Industrial	26	$177,346,018	21.7%
Flex	23	$139,811,530	17.1%
Warehouse Distribution	3	$37,534,487	4.6%
Office	19	$145,523,362	17.8%
Suburban	18	$140,858,732	17.2%
Medical	1	$4,664,630	0.6%
Multifamily	28	$144,485,000	17.7%
Garden	18	$90,770,000	11.1%
Mid Rise	8	$46,365,000	5.7%
Student Housing	1	$3,850,000	0.5%
Cooperative	1	$3,500,000	0.4%
Self Storage	20	$126,021,710	15.4%
Self Storage	20	$126,021,710	15.4%
Retail	15	$118,851,000	14.5%
Anchored	5	$48,484,000	5.9%
Single Tenant	6	$48,230,000	5.9%
Unanchored	2	$13,330,000	1.6%
Shadow Anchored	2	$8,807,000	1.1%
Hospitality	3	$40,331,653	4.9%
Full Service	2	$36,347,000	4.4%
Limited Service	1	$3,984,653	0.5%
Mixed Use	2	$37,400,000	4.6%
Retail/Industrial/Office	1	$25,400,000	3.1%
Retail/Office	1	$12,000,000	1.5%
Manufactured Housing	11	$23,600,000	2.9%
Manufactured housing	11	$23,600,000	2.9%
Other	1	$3,500,000	0.4%
Leased Fee	1	$3,500,000	0.4%
Total	125	$817,058,743	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Additional information with respect to certain specific property types is set forth below.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to multifamily properties include:

●	With respect to the Lullwater at Blair Stone Mortgage Loan (3.8%), the borrower sponsor owns another apartment complex within a five-mile radius of the Mortgaged Property that directly competes with such Mortgaged Property.

With respect to the A&S Apartments Mortgage Loan, the E&B Apartments Mortgage Loan and the Netana Apartments Mortgage Loan (collectively, 1.5%), all of the apartment units at each of the Mortgaged Properties are subject to rent regulation. The residential tenants at these Mortgaged Properties pay rent that is below the market average. These units are limited in future rent growth under the current rent regulation legislation with limited legal mechanisms for increasing or recapturing rent regulated units.

With respect to the 571 Hudson Coop Mortgage Loan (0.4%), the related Mortgaged Property is a cooperative apartment complex with 15 residential units. One residential unit at the Mortgaged Property is subleased by the related tenant shareholder. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to office properties include:

●	With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), the borrower sponsor owns an office building within a five-mile radius of the Mortgaged Properties that directly competes with such Mortgaged Properties.

●	With respect to the Signature Office Portfolio Mortgage Loan (2.4%), the borrower sponsor owns other office buildings within a five-mile radius of the 20 Commerce Mortgaged Property that directly compete with such Mortgaged Property.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties and the mixed use properties with retail components set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management

Company”, “—Hospitality Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, additional disclosures related to hospitality properties include:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Properties, and may have greater name recognition and financial and marketing resources than such Mortgaged Properties, some of which may be operated by affiliates of the master tenant of such Mortgaged Properties. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Casino Business”,

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower sponsor owns multiple competitive properties within a five mile radius of the related Mortgaged Properties, including the properties known as New York New York and Luxor.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC, and/or certain affiliated subtenants of MGM Lessee II, LLC and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements have been underwritten based on year-end 2019 figures and may expire during the term of the MGM Grand & Mandalay Bay Whole Loan, and the MGM Grand & Mandalay Bay Whole Loan documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending December 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 35.0% of the revenues were from hotel rooms, approximately 22.0% of the revenues were from gaming, approximately 22.5% of the revenues were from food and beverage, and approximately 20.6% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 30.6% of the revenues were from gaming, approximately 20.0% of the revenues were from food and beverage, and approximately 23.2% of the revenues were from other sources. After March 3, 2021, the Mandalay Bay Property resumed full time hotel operations and began accepting reservations for stays throughout the week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. Based on the adjusted December 2020 TTM earnings before interest, taxes, depreciation, amortization and triple-net operating lease rent (“EBITDAR”) of approximately $108.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay whole loan results in a December 2020 TTM EBITDAR-to-rent coverage ratio of 0.37x. A cash management trigger period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger in April 2021 and all cash is being swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of a Mortgaged Property or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

Hospitality properties may be particularly affected by seasonality, as a result of which, in certain months, the debt service coverage ratio for such hotels is less, and can be significantly less, than 1.00x, on a monthly basis. With respect to Mortgage Loans that are secured by hospitality properties, and are subject to seasonality, seasonality reserves may not have been taken.

Self Storage Properties

With respect to the self storage properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties

With respect to the manufactured housing community properties set forth in the above chart titled “Property Type Distribution”, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community

Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus.

In addition, with respect to the Windy Acres MHC Mortgage Loan (0.3%), the related Mortgaged Property is not explicitly bound by any covenants restricting residents to a certain age, but the Mortgaged Property is traditionally marketed as a community for individuals 55 years or older.

Specialty Use Concentrations

Certain Mortgaged Properties have, among their 5 largest tenants, a tenant that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant. Specialty uses among the top 5 tenants identified on Annex A-1 at each Mortgaged Property include:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Medical Office	11	7.4%
Restaurant(2)	5	3.9%
Bank Branch	3	2.5%
Gym, fitness center, indoor climbing center or a health club(3)	1	1.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

(2)	Excludes any hotel properties that may have a restaurant on-site.

With respect to the Ahold Portfolio Mortgage Loan (5.3%), the Stop & Shop - Peabody Mortgaged Property includes a gas station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/Room/ SF(1)	UW NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Extra Space Self Storage Portfolio	$65,000,000	8.0%	$130.25	1.89x	46.3%	Self Storage
215 Coles Street	$60,000,000	7.3%	$78.95	3.03x	48.2%	Industrial
Ahold Portfolio	$42,930,000	5.3%	$168.77	3.37x	42.2%	Retail
NOLA Logistics Portfolio	$38,000,000	4.7%	$63.92	2.40x	63.0%	Various
MGM Grand & Mandalay Bay	$36,347,000	4.4%	$167,644.65	4.95x	35.5%	Hospitality
Lullwater at Blair Stone	$31,360,000	3.8%	$128,524.59	2.01x	61.5%	Multifamily
Woods on LaMonte	$29,835,000	3.7%	$56,186.44	2.05x	64.2%	Multifamily
Olympus Corporate Center	$25,500,000	3.1%	$129.79	2.07x	56.0%	Office
The District - Airpark	$25,400,000	3.1%	$177.95	2.70x	61.4%	Mixed Use
Allied Plaza	$20,500,000	2.5%	$142.31	4.27x	48.8%	Office
Central Canal Company Industrial Portfolio	$20,000,000	2.4%	$50.87	3.22x	49.8%	Industrial
Signature Office Portfolio	$19,769,000	2.4%	$191.04	1.50x	69.0%	Office
12510 & 12600 Cardinal Meadow	$16,537,914	2.0%	$60.53	1.51x	65.9%	Industrial
Sunrise Corporate Plaza I	$16,250,000	2.0%	$151.44	2.45x	65.3%	Office
Colonnades West	$15,509,000	1.9%	$113.97	2.70x	67.1%	Retail
Top 3 Total/Weighted Average	$167,930,000	20.6%		2.68x	45.9%
Top 5 Total/Weighted Average	$242,277,000	29.7%		2.97x	47.0%
Top 10 Total/Weighted Average	$374,872,000	45.9%		2.81x	51.3%
Top 15 Total/Weighted Average	$462,937,914	56.7%		2.71x	53.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/Room/SF, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

(2)	The UW NCF DSCR and Cut-off Date LTV Ratio with respect to the MGM Grand & Mandalay Bay Mortgage Loan based on the related Whole Loan (including the Subordinate Companion Loans) are 2.70x and 65.2%, respectively.

(3)	With respect to certain of the Mortgage Loans above, the Cut-off Date LTV Ratio has been calculated based on principal balance net of an earnout, or using “as complete,” “as stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth in the table below, the Mortgage Pool will include 15 Mortgage Loans (36.5%) that are each secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Multi Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance(1)
Extra Space Self Storage Portfolio	Multi-Property Loan	$65,000,000	8.0%
Ahold Portfolio	Multi-Property Loan	$42,930,000	5.3%
NOLA Logistics Portfolio	Multi-Property Loan	$38,000,000	4.7%
MGM Grand & Mandalay Bay	Multi-Property Loan	$36,347,000	4.4%
Central Canal Company Industrial Portfolio	Multi-Property Loan	$20,000,000	2.4%
Signature Office Portfolio	Multi-Property Loan	$19,769,000	2.4%
East Boston Multifamily Portfolio 1	Multi-Property Loan	$14,400,000	1.8%
Jones Estates Portfolio	Multi-Property Loan	$12,950,000	1.6%
Archer Portfolio	Multi-Property Loan	$12,837,000	1.6%
Indy Multifamily	Multi-Property Loan	$9,165,000	1.1%
MC Office Portfolio	Multi-Property Loan	$8,986,762	1.1%
StorWise SS Portfolio - Tahoe	Multi-Property Loan	$6,930,710	0.8%
CVS Portfolio	Multi-Property Loan	$5,300,000	0.6%
Keepsake Storage Portfolio	Multi-Property Loan	$3,850,000	0.5%
Maple Hills & Walnut Valley MHP	Multi-Property Loan	$2,150,000	0.3%
Total		$298,615,473	36.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Keepsake Storage Portfolio Mortgage Loan (0.5%), the related Mortgaged Property is comprised of multiple parcels, which are non-contiguous.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Two groups of Mortgage Loans, set forth in the table below, are comprised of Mortgage Loans that are not cross-collateralized but have borrower sponsors that are related by virtue of having at least one controlling project sponsor or principal in common. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and Annex A-1.

Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
Group 1:
A&S Apartments	1	$5,400,000	0.7%
Whitehall Apartments	1	4,975,000	0.6
E&B Apartments	1	3,975,000	0.5
Netana Apartments	1	2,650,000	0.3
Total for Group 1:	4	$17,000,000	2.1%
Group 2:
Riverwood Research Center	1	$7,879,500	1.0%
Friar’s Branch Crossing	1	5,935,000	0.7
Total for Group 2:	2	$13,814,500	1.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Geographic Concentrations

The table below shows the states or jurisdictions that have concentrations of Mortgaged Properties that represent 5.0% or more of the Initial Pool Balance by Allocated Loan Amount:

Geographic Distribution(1)

State/Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Florida	14	$122,616,000	15.0%
California	10	$93,366,878	11.4%
New York	12	$88,004,573	10.8%
New Jersey	4	$79,981,000	9.8%
Texas	5	$67,872,914	8.3%
Massachusetts	18	$57,330,000	7.0%
Nevada	4	$49,448,832	6.1%
Louisiana	16	$44,616,000	5.5%
Arizona	4	$42,680,000	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 15 other states, with no more than 2.9% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	11 Mortgaged Properties (12.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida or North Carolina, which areas are more susceptible to hurricanes.

Mortgaged Properties With Limited Prior Operating History

6 of the Mortgage Loans (10.0%) (i) are secured by Mortgaged Properties that were constructed or the subject of a major renovation that was completed within 12 months prior to the Cut-off Date and, therefore, the related Mortgaged Property has less than 12 months or no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property, (iii) are secured by Mortgaged Properties that are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Frankfort Crossing Mortgage Loan, the 25-22 30th Drive Mortgage Loan, The Villas at Willow Run Mortgage Loan, the 4500 Alexander Boulevard Northeast Mortgage Loan, the 1101 California Avenue Mortgage Loan and the Keepsake Storage Portfolio Mortgage Loan (collectively, 6.7%), each such Mortgage Loan has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Lullwater at Blair Stone and Keepsake Storage Portfolio Mortgage Loans (collectively, 4.3%), more than twenty (20) individuals have direct ownership interests in the related borrower.

Delaware Statutory Trusts

With respect to 4 Mortgage Loans (20.2%), the related borrower is a Delaware statutory trust (“DST”). A DST borrower is restricted in its ability to actively operate a property. In order to accommodate this structure (and address the DST restrictions), each DST borrower (other than the borrower under the Ahold Portfolio Mortgage Loan) has entered into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant entered into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), each related borrower is a DST, which (i) permits up to 500 members that are required to be accredited investors and (ii) has a signatory trustee and trust manager that is required to be a special purpose, bankruptcy remote entity. Each of the Mortgaged Properties is master leased by the related borrower to a master lessee that (i) is required to be a special purpose, bankruptcy remote entity and (ii) is owned and controlled by one of the non-recourse carveout guarantors. Under each master lease, the related master tenant’s interest in all leases and tenant rents was collaterally assigned to the applicable borrower, which in turn collaterally assigned such interest to the lender. The rent under each master lease consists of (i) base rent (equal to the aggregate annual amounts due under the Mortgage Loan documents) and (ii) additional rent and supplemental rent (each as defined in the related master lease). Each master lease is subordinate to, and expires after the maturity date of, the Mortgage Loan. The lender may terminate each master lease in the event of a foreclosure or deed-in-lieu of foreclosure. Pursuant to the related Mortgage Loan documents, the lender may direct each signatory trustee to cause the related borrower to convert from a Delaware statutory trust to a Delaware limited liability company upon written notice, if (i) an event of default occurs or (ii) the lender determines, in good faith, that an event of default is imminent which could reasonably be expected to cause a material adverse effect under the Mortgage Loan documents.

With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related borrower is structured as a DST that permits up to 1,999 accredited investors. Under the related Mortgage Loan documents, if the related borrower, desires to (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) to contribute one or more of the related Mortgaged Properties to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Properties (a “Drop Down Contribution”) then the lender will not withhold or delay its consent provided that the conditions set forth in the related Mortgage Loan documents are met. Under the related Mortgage Loan documents, the lender also has the right to convert the related borrower’s structure. The lender may deliver a written notice (a “Conversion Notice”) to the borrower and the signatory trustee, outlining its belief that the related Mortgaged Property is in jeopardy of being foreclosed upon due to default under the related Mortgage Loan documents. Under the related Mortgage Loan documents, upon receipt of a Conversion Notice, the borrower is required to effect a Conversion Event or a Drop Down Contribution unless it delivers to the lender within 10 days of the receipt of the Conversion Notice a tax opinion (a “Conversion Opinion”) outlining that (i) the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation provided that if the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion then the borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable.

With respect to the Lullwater at Blair Stone Mortgage Loan (3.8%), the related borrower is structured as a DST, which permits up to 110 members, which must be accredited investors. The Mortgaged Property has been leased to a master lessee. The master lessee’s interest in the underlying rents has been collaterally assigned to the borrower, which in turn assigned its interest in all rents to lender. The master lease has been subordinated to the related Mortgage Loan documents. The lender has the ability to cause the borrower to terminate the master lease upon the occurrence of certain defaults by the master lessee or in connection with a foreclosure. The master lessee is a special purpose entity and is wholly-owned by the borrower sponsors. Base rent payable under the master lease is determined by the aggregate annual payments due on the Mortgage Loan (including all lender-required reserves). The master tenant also pays rent and supplemental rent to the extent gross revenues for a year exceed certain breakpoints. The Mortgage Loan documents require the borrower to convert from a DST structure to a Delaware limited liability company upon the occurrence of, among other things, an event of default (or if the lender determines that an event of default is imminent, including if the Mortgage Loan is not repaid on or before the related maturity date).

With respect to the Olympus Corporate Center Mortgage Loan (3.1%), the related borrower is structured as a DST that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full 90 days prior to the maturity date). The Olympus Center Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Olympus Corporate Center Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to certain of the DST borrowers which have entered into master leases, the Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the Mortgage Loans with DST borrowers are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. In addition, the rents under the master leases are generally less than the rents payable by the underlying tenants. The Mortgage Loans with DST borrowers were underwritten based on the rents payable by the underlying tenants.

With respect to each of the Mortgage Loans as to which the borrower is a Delaware statutory trust, the Delaware statutory trust structure may delay or impede enforcement of the related Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

Condominium and Other Split Interests

Certain Mortgage Loans are secured in whole or part by condominium or other split interests. With respect to condominiums in certain cases, the related borrower may not control the condominium board or association.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

The 571 Hudson Coop Mortgage Loan (0.4%) is structured as a residential cooperative. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	123	$800,958,743	98.0%
Leasehold	2	16,100,000	2.0
Total	125	$817,058,743	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

With regard to ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, material renovation or expansion. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Woods on LaMonte Mortgage Loan (3.7%), $266,063 was reserved at origination for various items of deferred maintenance, including but not limited to replacement of appliances, air handling and condensing units, carpets and tiles, repair or replacement of pavements, landscaping, roofs, stairs, windows and frames, and other structural elements, club room renovation, and investigation and repair of foundation settlement. In addition, $233,938 was reserved at origination for capital expenditures.

See “Mortgage Pool Characteristics—Property Types—Hospitality Properties” above for information regarding property improvement plans with respect to certain of the hotel Mortgaged Properties.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

COVID-19 Considerations(1)

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Approx. % of Initial Pool Balance	Property Type	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full February Rent Payment (% NRA)(2)(3)	Tenants Making Full February Rent Payment (% of UW rent)(2)(3)	Tenants Making Full March Rent Payment (% NRA)(2)(3)	Tenants Making Full March Rent Payment (% of UW rent)(2)(3)
1	AREF	4/8/2021	4/16/2021	Extra Space Self Storage Portfolio(4)	8.0%	Self Storage	N	96.5%	96.5%	96.5%	96.5%
2	SMC	3/30/2021	4/6/2021	215 Coles Street	7.3%	Industrial	N	100.0%	100.0%	100.0%	100.0%
3	KeyBank	3/5/2021	3/10/2021	Ahold Portfolio	5.3%	Retail	N	100.0%	100.0%	100.0%	100.0%
4	SMC	3/30/2021	3/30/2021	NOLA Logistics Portfolio	4.7%	Various	N	100.0%	100.0%	100.0%	100.0%
5	Barclays	4/7/2021	2/14/2020	MGM Grand & Mandalay Bay(5)	4.4%	Hospitality	N	100.0%	100.0%	100.0%	100.0%
6	Barclays	4/7/2021	3/4/2021	Lullwater at Blair Stone	3.8%	Multifamily	N	99.0%	99.0%	98.1%	98.1%
7	MSMCH	4/7/2021	3/1/2021	Woods on LaMonte	3.7%	Multifamily	N	96.7%	96.7%	98.4%	98.4%
8	KeyBank	3/5/2021	3/25/2021	Olympus Corporate Center	3.1%	Office	Y(6)	99.1%	98.9%	99.1%	98.9%
9	MSMCH	3/29/2021	3/4/2021	The District - Airpark	3.1%	Mixed Use	Y(7)	100.0%	100.0%	100.0%	100.0%
10	SMC	4/1/2021	4/1/2021	Allied Plaza	2.5%	Office	N	100.0%	100.0%	100.0%	100.0%
11	SMC	3/29/2021	4/2/2021	Central Canal Company Industrial Portfolio	2.4%	Industrial	N	98.0%	98.0%	98.0%	98.0%
12	SMC	4/13/2013	12/7/2020	Signature Office Portfolio	2.4%	Office	N	100.0%	100.0%	98.0%	98.0%
13	MSMCH	3/26/2021	3/26/2021	12510 & 12600 Cardinal Meadow	2.0%	Industrial	N	100.0%	100.0%	100.0%	100.0%
14	KeyBank	3/19/2021	3/24/2021	Sunrise Corporate Plaza I	2.0%	Office	Y(8)	100.0%	100.0%	100.0%	100.0%
15	KeyBank	3/31/2021	12/30/2019	Colonnades West	1.9%	Retail	Y(9)	98.5%	98.4%	98.5%	98.4%
16	SMC	4/15/2021	4/6/2021	LA Creative Industrial Portfolio	1.9%	Industrial	N	100.0%	100.0%	100.0%	100.0%
17	MSMCH	3/29/2021	3/19/2021	Frankfort Crossing	1.8%	Retail	Y(10)	94.2%	90.6%	94.9%	91.3%
18	SMC	3/30/2021	3/22/2021	East Boston Multifamily Portfolio 1	1.8%	Multifamily	Y(11)	100.0%	100.0%	100.0%	100.0%
19	KeyBank	4/12/2021	4/19/2021	Jones Estates Portfolio	1.6%	Manufactured Housing	N	94.9%	94.9%	N/A(12)	N/A(12)
20	MSMCH	3/26/2021	3/10/2021	Archer Portfolio	1.6%	Retail	Y(13)	100.0%	100.0%	100.0%	100.0%
21	SMC	4/5/2021	4/1/2021	6851 River Road	1.5%	Industrial	N	100.0%	100.0%	100.0%	100.0%
22	SMC	3/29/2021	11/25/2020	Appletree Business Park	1.5%	Office	Y(14)	100.0%	100.0%	98.7%	98.3%
23	SMC	3/30/2021	3/31/2021	179 East 116th Street	1.5%	Mixed Use	N	100.0%	100.0%	100.0%	100.0%
24	SMC	4/12/2021	4/1/2021	25-22 30th Drive	1.5%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
25	MSMCH	3/25/2021	4/1/2021	The Villas at Willow Run	1.4%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
26	AREF	4/8/2021	3/12/2021	Pillars at HBU	1.1%	Retail	Y(15)	100.0%	100.0%	100.0%	100.0%
27	KeyBank	4/1/2021	2/25/2021	Indy Multifamily	1.1%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
28	AREF	4/8/2021	4/9/2021	4500 Alexander Boulevard Northeast	1.1%	Office	N	100.0%	100.0%	100.0%	100.0%
29	SMC	4/7/2021	3/9/2021	MC Office Portfolio	1.1%	Office	N	100.0%	98.4%	100.0%	98.4%
30	MSMCH	3/29/2021	4/1/2021	Durango Commons	1.1%	Retail	Y(16)	100.0%	100.0%	100.0%	100.0%
31	MSMCH	3/22/2021	3/31/2021	Savannah Industrial	1.0%	Industrial	N	100.0%	100.0%	100.0%	100.0%
32	MSMCH	3/22/2021	3/9/2021	Route 1 Self Storage	1.0%	Self Storage	N	98.1%	98.1%	97.6%	97.6%
33	SMC	3/30/2021	3/19/2021	486 East 28th Street	1.0%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
34	KeyBank	4/1/2021	3/4/2021	Riverwood Research Center	1.0%	Office	N	100.0%	100.0%	100.0%	100.0%
35	KeyBank	4/8/2021	3/2/2021	Menifee Range Self Storage and RV	0.9%	Self Storage	N	N/A(17)	N/A(17)	96.6%	96.6%
36	KeyBank	3/31/2021	3/2/2021	Dollar Self Storage #10 - Apache Junction	0.9%	Self Storage	N	99.9%	99.9%	99.9%	99.9%
37	SMC	4/12/2021	2/25/2021	StorWise SS Portfolio - Tahoe	0.8%	Self Storage	N	79.0%	79.0%	100.0%	100.0%
38	Barclays	4/7/2021	4/14/2021	Marshall Avenue Industrial Park	0.8%	Industrial	N	100.0%	100.0%	100.0%	100.0%
39	SMC	3/29/2021	3/11/2021	Montgomery Self Storage	0.8%	Self Storage	N	98.0%	98.0%	99.0%	99.0%
40	MSMCH	4/7/2021	4/2/2021	Store Safe Baton Rouge	0.8%	Self Storage	N	99.0%	99.0%	99.0%	99.0%
41	MSMCH	3/24/2020	3/30/2021	Desert’s Edge RV Park	0.7%	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
42	KeyBank	4/1/2021	4/8/2021	Friar’s Branch Crossing	0.7%	Industrial	N	100.0%	100.0%	100.0%	100.0%
43	SMC	4/12/2021	3/12/2021	Lantern Building	0.7%	Office	N	100.0%	100.0%	100.0%	100.0%
44	KeyBank	3/31/2021	4/6/2021	A&S Apartments	0.7%	Multifamily	Y(18)	92.9%	92.9%	100.0%	100.0%
45	SMC	3/30/2021	3/19/2021	CVS Portfolio	0.6%	Retail	N	100.0%	100.0%	100.0%	100.0%
46	SMC	4/12/2021	3/25/2021	Hollywood 95 Office Center	0.6%	Office	N	98.6%	98.5%	98.6%	98.5%
47	SMC	4/5/2021	1/24/2020	McCarthy Ranch	0.6%	Retail	Y(19)	92.9%	83.2%	N/A(12)	N/A(12)
48	KeyBank	3/31/2021	4/6/2021	Whitehall Apartments	0.6%	Multifamily	Y(18)	88.4%	88.4%	90.4%	90.4%
49	AREF	4/8/2021	3/30/2021	Baychester Shopping Center	0.6%	Retail	Y(20)	100.0%	100.0%	100.0%	100.0%
50	KeyBank	3/31/2021	3/16/2021	Inverness Dental and Medical Plaza	0.6%	Office	N	100.0%	100.0%	100.0%	100.0%
51	KeyBank	4/12/2021	4/1/2021	CubeSmart Winston-Salem	0.5%	Self Storage	N	99.8%	99.8%	N/A(12)	N/A(12)
52	KeyBank	3/31/2021	3/31/2021	2015-2021 West Race Avenue	0.5%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
53	KeyBank	4/1/2021	7/17/2019	Comfort Inn & Suites Southport	0.5%	Hospitality	N	100.0%	100.0%	100.0%	100.0%
54	SMC	3/31/2021	4/5/2021	1101 California Avenue	0.5%	Office	N	100.0%	100.0%	100.0%	100.0%

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Approx. % of Initial Pool Balance	Property Type	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full February Rent Payment (% NRA)(2)(3)	Tenants Making Full February Rent Payment (% of UW rent)(2)(3)	Tenants Making Full March Rent Payment (% NRA)(2)(3)	Tenants Making Full March Rent Payment (% of UW rent)(2)(3)
55	KeyBank	3/31/2021	4/6/2021	E&B Apartments	0.5%	Multifamily	Y(18)	93.2%	93.2%	91.0%	91.0%
56	AREF	4/8/2021	3/3/2021	Cedar Lofts Apartments	0.5%	Multifamily	N	100.0%	100.0%	100.0%	100.0%
57	Barclays	4/5/2021	3/26/2021	Keepsake Storage Portfolio	0.5%	Self Storage	N	96.2%	96.2%	97.8%	97.8%
58	SMC	4/7/2021	3/29/2021	Anchor Baker Storage	0.4%	Self Storage	N	100.0%	100.0%	100.0%	100.0%
59	MSMCH	3/24/2020	3/31/2021	571 Hudson Coop	0.4%	Multifamily	N	90.2%	90.2%	90.2%	90.2%
60	SMC	4/7/2021	3/23/2021	1425 Bruckner Fee	0.4%	Other	N	100.0%	100.0%	100.0%	100.0%
61	KeyBank	3/31/2021	3/30/2021	Grand Avenue Storage	0.4%	Self Storage	N	100.0%	100.0%	100.0%	100.0%
62	SMC	4/7/2021	3/29/2021	Anchor Mini Storage	0.4%	Self Storage	N	95.7%	95.7%	98.0%	98.0%
63	KeyBank	3/31/2021	4/6/2021	Netana Apartments	0.3%	Multifamily	Y(18)	98.3%	98.3%	93.6%	93.6%
64	KeyBank	3/31/2021	4/8/2021	Windy Acres MHC	0.3%	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
65	SMC	4/7/2021	3/26/2021	Maple Hills & Walnut Valley MHP	0.3%	Manufactured Housing	N	96.0%	96.0%	100.0%	100.0%

(1)	All loans are current on their debt service payments or have a first payment date on May 1, 2021 or June 1, 2021, and no forbearance or debt service relief has been requested by any related borrower.

(2)	Tenants Making Full February Rent Payment (% NRA/Units), Tenants Making Full March Rent Payment (% NRA/Units), Tenants Making Full February Rent Payment (% of UW rent) and Tenants Making Full March Rent Payment (% of UW rent) is based on occupied space.

(3)	Tenants Making Full February Rent Payment (% NRA/Units), Tenants Making Full March Rent Payment (% NRA/Units), Tenants Making Full February Rent Payment (% of UW rent) and Tenants Making Full March Rent Payment (% of UW rent) for multifamily and self storage properties are based on the percentage of total billed rent collected.

(4)	With respect to the Extra Space Self Storage Portfolio mortgaged properties, the borrower sponsor provided an accounts receivable report dated April 10, 2021 which showed approximately 3.5% of projected rent was more than 30 days delinquent.

(5)	With respect to the MGM Grand & Mandalay Bay mortgage loan, a cash management trigger period occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger in April 2021, and all cash is being swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

(6)	With respect to the Olympus Corporate Center mortgage loan, two tenants received approximately 50% rent abatement from April-June 2020 and one tenant paid back such deferred rent. Sehatu, Inc. (1.3% of the NRA and 1.5% of underwritten base rent) has an agreement to repay its deferred rent by June 2021.

(7)	With respect to The District - Airpark mortgaged property, five tenants (16.4% of NRA and 15.3% of underwritten rent) received deferred or abated rent totaling $66,415 between April and September 2020. One of the five tenants received a 25% reduction in rent for two months ($4,386) and the other four tenants each has a COVID deferred rent repayment plan in place ranging between three and twenty-four months of repayment.

(8)	With respect to the Sunrise Corporate Plaza I mortgaged property, tenant Smith Transportation requested rent relief but the request was denied as the tenant refused to provide any evidence of financial distress. The tenant is current as of its March rent payment.

(9)	With respect to the Colonnades West mortgaged property, eight tenants have received rent deferment since April 2020, and all but three tenants have paid back such deferred rent. Stemtree Education (1.5% of NRA and 3.1% of underwritten rent) will receive an approximately 52.0% rent deferment through June 2021 and PotBelly (1.4% of NRA and 2.9% of underwritten rent) will receive an approximately 33.0% rent deferment through June 2021, both with repayment agreements in place. Men’s Wearhouse (3.8% NRA and 4.8% of underwritten rent), whose parent company filed bankruptcy, notified the borrower of their intent to keep this location open and renegotiated/amended the lease which included three months of forgiven rent under the original lease.

(10)	With respect to the Frankfort Crossing mortgaged property, three tenants (6.2% of NRA and 9.3% of underwritten rent) received rent relief in 2020. All tenants have repaid their deferred rent and are current on payments as of their February payments.

(11)	With respect to the East Boston Multifamily Portfolio mortgaged properties, one commercial tenant, My Dental, requested and received 100% rent deferral for the months of April, May and June 2020 while its office was closed due to the COVID-19 shutdown. Full rent resumed in July and the deferred rent was paid in full by December 31, 2020.

(12)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in March is not available.

(13)	With respect to the Archer Portfolio mortgaged property, two tenants across the portfolio (6.1% of portfolio NRA and 9.3% of portfolio underwritten rent) received rent relief as a result of state guidelines requiring closure.

(14)	With respect to the Appletree Business Park mortgaged property, one tenant, Queen City Café (1.0% of NRA), entered into a lease modification with the borrower and is paying a percentage of sales in exchange for extending its lease for each month the tenant was closed due to COVID-19.

(15)	With respect to the Pillars at HBU mortgaged property, the borrower sponsor reported that two tenants, representing 10.7% of the NRA and 11.5% of the UW base rent (net of rent steps underwritten) were granted rent relief in 2020 in the form of rent deferment on up to two months of base rent. One tenant has repaid the deferred rent in total and the other tenant is required to pay back the rent in 12 installments which began in January 2021.

(16)	With respect to the Durango Commons mortgaged property, two tenants (15.7% of NRA and 23.0% of underwritten rent) received rent relief in 2020. Best Mattress (12.5% of NRA and 20.4% of underwritten rent) received abated rent in April and May 2020 and 50% deferred rent for June and July 2020. Deferred rent is required to be repaid in 9 equal installments ($1,683.52) between August 2020 and April 2021. Fades and Braids (3.2% of NRA and 2.7% of underwritten rent) received reduced rent totaling $3,431.92 in April and May 2020, which has been fully repaid.

(17)	With respect to the Menifee Range Self Storage and RV mortgaged property, February 2021 collection information was not provided by the borrower.

(18)	With respect to the respective property, some tenants requested relief and the landlord worked with each on a case by case basis. Some tenants also utilized a rent assistance program through the state government which pays the landlord directly.

(19)	With respect to the McCarthy Ranch mortgaged property, Sportsmans Warehouse vacated its space in April 2020. There is a rent deferral agreement in place with Big Al’s (20.0% of UW Base Rent) in which Big Al’s paid 50% of its rent through November 2020 and is currently paying 25% of its rent. Additionally, three tenants totaling 8.2% of UW Base Rent are in rent repayment discussions with the borrower sponsor and did not make their respective February 2021 payments.

(20)	With respect to Baychester Shopping Center mortgaged property, the borrower sponsor reported that two tenants, representing 18.3% of the NRA and 26.5% of the UW base rent (net of rent steps underwritten) were granted relief in 2020 on one to three months of base rent. Rent forgiveness was not granted to such tenants.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 23 months prior to the Cut-off Date. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Whole Loan documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Whole Loan (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term within ten business days of the current PLL Policy term expiration.

●	With respect to the Woods on LaMonte Mortgage Loan (3.7%), the Phase I ESA identified a REC at the related Mortgaged Property based on a previous limited subsurface investigation performed along the western boundary of the Mortgaged Property in 2011, in which low levels of chlorinated solvents and petroleum constituents were detected in soil and groundwater. Concentrations in groundwater were found above the Texas Risk Reduction Program Tier 1 Residential Groundwater PCLs. However based on the low concentrations, no further action was required. The prior property owner applied for and obtained an Innocent Owner/Operator Certificate (“IOC”) from the Texas Commission on Environmental Quality through its Innocent Owner/Operator Program (“Texas IOP”). The certificate was granted on September 15, 2011. The Texas IOP provides a certificate to an innocent owner or operator if their property is contaminated as a result of a release or migration of contaminants from a source or sources not located on the property, and they did not cause or contribute to the source or sources of contamination. The Texas IOP provides a release of liability to the impacted property owner. While not transferable to a new owner, future owners would be able to apply and qualify for the same certificate. The loan documents require the borrower to apply for and diligently pursue obtaining an IOC as soon as reasonably practicable following origination and pay all associated costs and expenses.

●	With respect to the LA Creative Industrial Portfolio Mortgage Loan (1.9%), the ESA identified an underground storage tank (“UST”) at the Mortgaged Property that was not equipped with leak detection. The related environmental engineer reported that a 1986 building permit to fill a tank hole was obtained from the local regulatory authority which suggests the UST was removed. However, the environmental engineer considers the unknown disposition of the UST to be a REC. The environmental engineer recommends that a subsurface investigation be conducted to attempt to determine the location of the UST. The environmental engineer estimated that the potential cost to remove the UST and associated potential contamination would be up to $500,000. In lieu of a subsurface investigation, the borrower obtained an environmental insurance policy from Steadfast Insurance Company, listing the lender as an additional named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Steadfast Insurance Company is rated A+ by A.M. Best. The policy expires in 2034, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the 6851 River Road Mortgage Loan (1.5%), the ESA identified prior water contamination at the Mortgaged Property due to the prior industrial use of the property adjacent to the Mortgaged Property. The related environmental engineer reported that the Mortgaged Property has undergone groundwater remediation and there is ongoing monitoring and control in place at the Mortgaged Property. The environmental engineer considers the prior groundwater contamination a controlled REC (a “CREC”). The environmental engineer recommends the continued groundwater monitoring and adherence to groundwater controls at the Mortgaged Property.

●	With respect to the CVS Portfolio Mortgage Loan (0.6%), the ESA identified prior leaking USTs at the CVS Garden City Mortgaged Property due to the Mortgaged Property’s prior use as a gas station. The related environmental engineer reported that an investigation and remediation was conducted at the Mortgaged Property and the USTs were removed and the site received regulatory closure. The environmental engineer considers the prior use of the Mortgaged Property a CREC. The environmental engineer reported that no further action is required in connection with the CREC.

●	With respect to the Baychester Shopping Center Mortgage Loan (0.6%), the Phase I ESA identified a REC in connection with the former operation of a dry-cleaning facility at the Mortgaged Property from approximately 1961 until 2014. The environmental consultant reported that regulatory database sources indicated the use of tetrachloroethylene (PCE)-based dry-cleaning solvents by the former facility, which presents a potential vapor migration concern for the Mortgaged Property. The borrower has obtained an environmental insurance policy from Great American Insurance Group, with the lender as named insured, with per incident and aggregate limits of $1,000,000 and a $25,000 deductible. Great American Insurance Group is rated “A+” by A.M. Best. The policy expires on March 30, 2034, which is approximately 35 months past the maturity date of the Mortgage Loan.

●	With respect to the CubeSmart Winston-Salem Mortgage Loan (0.5%), the ESA, dated January 5, 2021 concluded that the historical presence of a painting booth at the Mortgaged Property, the Mortgaged Property’s history of automobile repair operations, the removal of 3 USTs from the Mortgaged Property in the 1990s and the potential existence of additional USTs at the Mortgaged Property, among other things, could each be classified as a recognized environmental condition. Based on its assessment, the environmental engineer recommended that a subsurface investigation be completed. The environmental engineer reported the worst case scenario remediation cost to be between $200,000 and $300,000. In lieu of conducting further subsurface investigations, the related borrower obtained an environmental insurance policy from Great American Insurance Group, listing the lender as an additional named insured, with a $1,000,000 policy limit per occurrence and $2,000,000 in the aggregate, and a $25,000 deductible. Great American Insurance Group is rated “A+” by A.M. Best. The policy expires in 2034, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Windy Acres MHC Mortgage Loan (0.3%), the ESA dated January 19, 2021 concluded that the presence of an out-of-service heating oil UST at the related Mortgaged Property constituted a recognized environmental condition. A Phase II assessment was conducted in February of 2021 but soil and groundwater testing were not conducted near the UST. The environmental engineer recommended that the UST be removed in accordance with applicable regulations. Under the related Mortgage Loan documents, approximately $29,500 was placed in escrow to fund the removal of the UST from the related Mortgaged Property. The Mortgage Loan Documents also required that the UST be removed within 90 days of the origination of the Mortgage Loan. The Mortgage Loan documents also stipulate that if any additional groundwater contamination is identified in the UST closure report then any additional remediation must be completed with 180 days of the origination of the Mortgage Loan.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 23 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors, the guarantors and managers of the Mortgaged Properties and their respective affiliates, and/or ongoing litigation to which certain Mortgaged Properties are subject. For example:

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), an affiliate of the related borrower sponsors and non-recourse carveout guarantors was subject to a lawsuit filed by the Department of Justice, which alleged that such borrower sponsor-affiliate violated the premerger notification requirements of the Hart-Scott-Rodino Act. The borrower sponsor-affiliate agreed to pay a fine of $250,000 to settle the lawsuit. In addition, one of the non-recourse carveout guarantors, as successor to Jernigan Capital, Inc. (“JCAP”), is subject to pending class action lawsuits filed by former shareholders of JCAP in connection with the acquisition of JCAP by affiliates of the borrower sponsors in November 2020 (the “Merger”). The pending lawsuits involve allegations of, among other things, deficiencies in the proxy materials issued by JCAP and breach of fiduciary duties, and an allegation, in principal part, that the Merger resulted from a conflicted sale process and failed to maximize value for the JCAP stockholders. The borrower sponsor reported that certain costs associated with such lawsuits are expected to be covered by insurance.

●	With respect to the LA Creative Industrial Portfolio Mortgage Loan (1.9%), the borrower and the guarantor are subject to a lawsuit in connection with allegations of fraudulent conveyance made against the guarantor’s father related to the Mortgaged Property and certain other unrelated properties.

●	With respect to the East Boston Multifamily Portfolio 1 Mortgage Loan (1.8%), an indirect owner of the borrower is subject to a consent judgment issued on September 4, 2020 in connection with a failure to file notice of asbestos removal with the Massachusetts Department of Environmental Protection. Pursuant to the consent judgment, such indirect owner is required to pay $250,000 and comply with certain requirements to submit certain properties owned by it, including the Mortgaged Properties, to certain audits and inspections related to asbestos containing materials.

●	With respect to the 6851 River Road Mortgage Loan (1.5%), the related borrower sponsor reported that it is subject to a lawsuit in connection with a dispute over the terms of a $300,000 mortgage loan unrelated to the Mortgaged Property due to the bank executing two different loan documents containing different terms. The borrower sponsor reported that it has ceased payments on its unrelated mortgage loan due to the discrepancy between the two loan documents. The borrower sponsor reported that the court dismissed a summary judgment motion by the bank against the borrower sponsor. The lawsuit remains ongoing.

●	With respect to the Savannah Industrial Mortgage Loan (1.0%), the borrower sponsor and nonrecourse carve-out guarantor, Kenneth Levy, was a defendant in certain shareholder derivative suits filed in state and federal courts between 2006 and 2009, each of which was related to an investigation by the SEC and other federal agencies of alleged illegal backdated stock option grants and materially misleading financial reporting by KLA Tencor between 1997 and 2005. Mr. Levy served as chief executive officer of KLA-Tencor and was chairman of the board of directors, a compensation committee member and company director until October 2006 when Mr. Levy left his role at KLA-Tencor and became chairman emeritus of the company. Each of the shareholder derivative suits has been settled or dismissed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

43 Mortgage Loans (57.1%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

21 Mortgage Loans (34.9%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

1 Mortgage Loan (8.0%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

As of the Cut-off Date, with respect to the following Mortgage Loans: (i) the Mortgage Loan refinanced a prior mortgage loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior mortgage loan or mezzanine loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (ii) the related Mortgaged Property at the time of acquisition secured a prior loan of the type described in clause (i), or (iii) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership:

●	With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), the borrower sponsor was a lender on a previous mortgage loan secured by the Mortgaged Properties and acquired the Mortgaged Properties by foreclosing on such previous mortgage loan.

●	With respect to the MC Office Portfolio Mortgage Loan (1.1%), the borrower sponsor acquired the Mortgaged Properties out of foreclosure after a previous loan secured by the Mortgaged Properties was transferred to special servicing.

●	With respect to the Maple Hills & Walnut Valley MHP Mortgage Loan (0.3%), the borrower sponsor acquired the Mortgaged Property after a previous loan secured by the Mortgaged Property went into maturity default, and such maturity default resulted in a small servicing loss.

With respect to the Ahold Portfolio, NOLA Logistics Portfolio, Woods on LaMonte, Olympus Corporate Center, Colonnades West, 6851 River Road, 179 East 116th Street, The Villas at Willow Run, MC Office Portfolio, Durango Commons, 2015-2021 West Race Avenue and Maple Hills & Walnut Valley MHP Mortgage Loans (collectively, 25.8%) (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, or (b) the related Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy, or (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

With respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related borrower sponsor has sponsored loans that have resulted in seven previous foreclosures, one previous deed-in-lieu foreclosure, one active foreclosure, one property in special servicing and one property emerging from special servicing, all unrelated to the Mortgaged Properties.

●	With respect to the Woods on LaMonte Mortgage Loan (3.7%), the related borrower sponsor has sponsored loans that have resulted in four previous foreclosures.

●	With respect to the Olympus Corporate Center Mortgage Loan (3.1%), the non-recourse carveout guarantor of the related Mortgage Loan filed a Chapter 7 bankruptcy petition in the United States Bankruptcy Court of the District of Nevada on September 25, 2012. This case involved an unrelated mortgage loan and was closed on November 2, 2015. In addition, the related borrower sponsor has sponsored loans that have resulted in one foreclosure and one previous deed-in-lieu of foreclosure, both unrelated to the Mortgaged Property.

●	With respect to the Colonnades West Mortgage Loan (1.9%), Tailored Brands Inc. (“Tailored Brands”), the parent company of Men’s Wearhouse, the seventh largest tenant at the related Mortgaged Property, filed for bankruptcy on August 2, 2020 and emerged from bankruptcy protection on December 7, 2020. During the bankruptcy process, the related borrower was notified of Tailored Brand’s intent to keep the location open. In connection with the bankruptcy process, the landlord and Tailored Brands entered into a lease amendment that, among other things, extended the term of the current lease to 2024, reduced monthly rent amounts and forgave rent that was previously deferred due to the ongoing COVID-19 pandemic. In March 2021, Tailored Brands raised an additional $75 million from a consortium of its creditors and lenders.

In addition, with respect to large loan borrower sponsors that oversee many real estate projects, there are often prior defaults, foreclosure proceedings and deed-in-lieu of foreclosure transactions associated with such borrower sponsors’ real estate portfolios.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

11 Mortgaged Properties (15.4%) are each leased entirely (or substantially in its entirety) to a single tenant. See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

With respect to many of the Mortgaged Properties, all or substantially all of the tenant leases expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans secured by retail, office, industrial and mixed use Mortgaged Properties, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest commercial tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. There may be significant leases or a significant concentration of leases at a particular Mortgaged Property (including Mortgaged Properties occupied entirely (or substantially in their entirety) by a single tenant) that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.

With respect to the Mortgage Loans secured in whole or part by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied entirely (or substantially in its entirety) by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
NOLA Logistics Portfolio - 150 Canvasback Drive	0.3%	No	1/31/2031	4/6/2031
MC Office Portfolio - 43740 North Groesbeck Highway	0.2%	No	9/30/2022	4/6/2031
MC Office Portfolio - 30300 Hoover Road	0.1%	No	5/31/2027	4/6/2031

The Mortgage Loans shown in the table below represent Mortgage Loans among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans as to which one or more leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties (excluding any Mortgage Loan that is secured by a single Mortgaged Property leased entirely (or substantially in its entirety) to a single tenant) expires in a single calendar year prior to, in the same calendar year as, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRA Expiring	Calendar Year of Expiration	Maturity Date
NOLA Logistics Portfolio – 150 Teal Street	0.4%	47.6	2023	04/06/2031
NOLA Logistics Portfolio – 120 Mallard Street	0.4%	34.6	2026	04/06/2031
NOLA Logistics Portfolio – 110 Widgeon Drive	0.4%	26.3	2023	04/06/2031
NOLA Logistics Portfolio – 150 James Drive East	0.4%	27.0	2023	04/06/2031
NOLA Logistics Portfolio – 150 James Drive East	0.4%	29.1	2027	04/06/2031
NOLA Logistics Portfolio – 161 James Drive West	0.4%	30.7	2022	04/06/2031
NOLA Logistics Portfolio – 161 James Drive West	0.4%	62.6	2024	04/06/2031
NOLA Logistics Portfolio – 100 James Drive	0.3%	70.0	2027	04/06/2031
NOLA Logistics Portfolio – 125 James Drive West	0.3%	33.3	2030	04/06/2031
NOLA Logistics Portfolio – 190 James Drive East	0.3%	25.1	2021	04/06/2031
NOLA Logistics Portfolio – 190 James Drive East	0.3%	26.2	2022	04/06/2031
NOLA Logistics Portfolio – 190 James Drive East	0.3%	27.7	2026	04/06/2031
NOLA Logistics Portfolio – 160 James Drive East	0.2%	77.2	2025	04/06/2031
NOLA Logistics Portfolio – 107 Mallard Street	0.2%	41.3	2023	04/06/2031
NOLA Logistics Portfolio – 107 Mallard Street	0.2%	58.7	2030	04/06/2031
NOLA Logistics Portfolio – 143 Mallard Street	0.2%	37.2	2021	04/06/2031
NOLA Logistics Portfolio – 143 Mallard Street	0.2%	33.2	2023	04/06/2031
NOLA Logistics Portfolio – 115 James Drive West	0.2%	51.9	2022	04/06/2031
NOLA Logistics Portfolio – 115 James Drive West	0.2%	31.9	2026	04/06/2031
Allied Plaza	2.5%	31.1	2023	04/06/2031
Central Canal Company Industrial Portfolio(1)	2.4%	100.0	Month-to-month	04/06/2031
Signature Office Portfolio – Hauppauge Office Park	1.8%	31.2	2026	01/06/2031
Signature Office Portfolio – Hauppauge Office Park	1.8%	27.1	2028	01/06/2031
12510 & 12600 Cardinal Meadow	2.0%	64.1	2029	04/01/2031
Sunrise Corporate Plaza I	2.0%	35.2	2030	04/01/2031
Colonnades West	1.9%	43.9	2024	01/01/2030

(1)	All of the tenants at the related Mortgaged Properties have leases with an initial 12-month term. Each lease automatically becomes a month-to-month lease after the expiration of the initial 12-month term.

There may be other Mortgaged Properties as to which leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or within the 12-month period following, maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 25%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, coinciding with or shortly after, the calendar year in which the maturity of the related Mortgage Loan occurs.

Expiration dates for the five largest tenants by net rentable square footage at each Mortgaged Property are shown on Annex A-1.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without satisfaction of any condition precedent other than notice and/or payment of a termination fee. As among (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, examples include:

●	With respect to the Allied Plaza Mortgage Loan (2.5%), the second largest tenant, Reilly Financial Advisors, LLC, representing approximately 10.4% of the net rentable area, has a one-time right to terminate its lease effective as of September 30, 2027 by providing, among other things, twelve months’ prior notice and payment of a termination fee.

●	With respect to the Signature Office Portfolio Mortgage Loan (2.4%), the fourth largest tenant at the 20 Commerce Mortgaged Property, Allstate Insurance Company, representing approximately 6.8% of the net rentable area, has the option to terminate its lease effective as of June 01, 2022 by providing, among other things, twelve months’ prior notice and payment of a termination fee. The third largest tenant at the Hauppauge Office Park Mortgaged Property, Morgan Stanley, representing approximately 3.8% of the net rentable area, has the option to terminate its lease effective as of August 31, 2026 by providing, among other things, nine months prior notice and payment of a termination fee.

●	With respect to the Sunrise Corporate Plaza I Mortgage Loan (2.0%), AlphaStaff, Inc. (“AlphaStaff”), the third largest tenant at the Mortgaged Property has a one-time option to terminate the lease. AlphaStaff may terminate its lease on July 31, 2025 (the “AlphaStaff Termination Date”) provided that the tenant (a) delivers written notice to the landlord nine months prior to the AlphaStaff Termination Date and (b) pays a termination fee (the “AlphaStaff Termination Fee”) which will be equal to the amount of the unamortized portion of the tenant improvement allowance plus 7% interest thereon, the unamortized portion of the broker fees and/or leasing commissions paid for by the landlord plus 7% interest thereon, the unamortized portion of the seven months waived base rent provided to AlphaStaff plus 7% interest on said amount and three months of base rent and additional rent payable based on the total monthly amount of base rent and additional rent which would have otherwise been payable to landlord for the three months following the AlphaStaff Termination Date. Under the related lease, the landlord must advise the tenant of the amount of the AlphaStaff Termination Fee within 15 days of receipt of the termination notice and the tenant must pay the AlphaStaff Termination Fee within 30 days thereafter.

●	With respect to the Sunrise Corporate Plaza I Mortgage Loan (2.0%), Synechron, Inc. (“Synechron”), the second largest tenant at the Mortgaged Property has a one-time option to terminate its lease. Synechron may terminate its lease on December 31, 2024 (the “Synechron Termination Date”) provided that the tenant (a) delivers written notice to the landlord nine months prior to the Synechron Termination Date and (b) pays a termination fee (the “Synechron Termination Fee”) which will equal the amount of unamortized tenant improvements, leasing commissions, legal expenses, unamortized portion of the five months’ of rent abatement plus 6% interest thereon, and three months’ of base rent and additional rent which would have otherwise been due three months after the Synechron Termination Date. Under the related lease, the landlord must advise the tenant of the amount of the Synechron Termination Fee within 15 days of receipt of the termination notice and the tenant must pay the Synechron Termination Fee within 15 days thereafter. Currently, the tenant is subleasing its entire space to Benefytt and the related sublease agreement requires that the sub-lessee be bound by all of the terms and conditions of the controlling lease.

●	With respect to the MC Office Portfolio Mortgage Loan (1.1%), the sole tenant at the 43740 North Groesbeck Highway Mortgaged Property, Macomb County Community Mental Health, has a right to terminate its lease at any time due to lack of continued funding from the State of Michigan.

●	With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), the third largest tenant in the portfolio, Ochsner Clinic Foundation, has a right to terminate its lease at any time after April, 2025, by providing, among other things, 120 days’ prior written notice and payment of an amount equal to the unamortized portion of the improvement allowance, brokers fee and three months’ rent.

With respect to the Sunrise Corporate Plaza I Mortgage Loan (2.0%), Smith Transportation Services (“Smith”), the fourth largest tenant at the Mortgaged Property sought rent relief and was denied. Smith has given notice that it intends to vacate its space at the expiration of its lease on July 31, 2022.

For more information related to tenant termination options, see the charts entitled “Tenant Summary” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have taken possession or begun paying rent or may be in negotiation. Certain of such leases may be underwritten based on average or straight-lined rents or other similar assumptions or certain tenant leases may include free rent or rent abatement periods. Furthermore, certain of the tenants may have subleased all or substantially all of the related spaces to other parties. As among (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, examples include:

●	With respect to the 215 Coles Street Mortgage Loan (7.3%), the Mortgaged Property is 100% master leased to 215 Coles ML LLC, a borrower affiliate, which intends to sublet to other borrower-affiliated entities.

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related Mortgaged Properties are 100% leased to The Stop & Shop Supermarket Company LLC (“Stop & Shop”) and the rent for this sole tenant was underwritten on a straight-lined basis.

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), Stop & Shop, the largest tenant at the South Yarmouth Mortgaged Property, subleases 36.5% of the net rentable area of the South Yarmouth Mortgaged Property to various tenants including Dollar Tree, Great Clips and Planet Fitness; however, rent was underwritten on a straight-lined basis with respect to the Stop & Shop prime tenant.

●	With respect to the Olympus Corporate Center Mortgage Loan (3.1%), Nyman Turkish PC, the third largest tenant at the Mortgaged Property (representing approximately 6.6% of the net rentable area) is currently in a free rent period ending June 30, 2021.

●	With respect to the Allied Plaza Mortgage Loan (2.5%), LoanDepot.com, LLC, the fourth largest tenant at the Mortgaged Property, subleases a portion of its space to Keller Williams.

●	With respect to the Signature Office Portfolio Mortgage Loan (2.4%), Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce Mortgaged Property, representing $335,861 in annual base rent and $9,090 in reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Occupancy Rate at the 20 Commerce Mortgaged Property and the entire portfolio is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (IO) and UW NCF DSCR (P&I) would be 8.8%, 10.2%, 2.07x and 1.43x, respectively.

●	With respect to the Sunrise Corporate Plaza I Mortgage Loan (2.0%), Synechron, the second largest tenant at the Mortgaged Property, subleases 18.3% of the net rentable area of the Mortgaged Property to Benefytt. Under the sublease agreement, Benefytt pays 3% less than the contract rent paid by Synechron.

●	With respect to the 6851 River Road Mortgage Loan (1.5%), the sole tenant at the Mortgaged Property is paying rent but is not yet in physical occupancy pending the completion of the sprinkler system and certain shelving units at the Mortgaged Property.

●	With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), the third largest tenant in the portfolio, Oschsner Clinic Foundation, is paying rent but is not yet in physical occupancy due to delays caused by COVID-19.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired. As among (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and

(iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, examples include:

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), Stop & Shop leases approximately 100% of the net rentable square footage at each of the related Mortgaged Properties and has the right to go dark at any time.

●	With respect to the Savannah Industrial Mortgage Loan (1.0%), which is leased to two tenants, the largest tenant, Lummus Corporation, which leases 67.5% of the net rentable area, has the right to go dark, as does the second largest tenant, Ruby Industrial Technologies LLC, which leases the remaining net rentable area.

With respect to the Central Canal Company Industrial Portfolio Mortgage Loan (2.4%), all of the tenants at the related Mortgaged Properties have leases with an initial 12-month term which automatically become month-to-month leases after the expiration of the initial 12-month term.

In addition, other Mortgaged Properties have various levels of vacancy. See Annex A-1 for the Underwritten Occupancy at each Mortgaged Property.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain tenants at the related Mortgaged Properties or other third parties hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property or a portion thereof. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and, as to such rights held by tenants, the 5 largest tenants at each related Mortgaged Property, and as to single tenant Mortgaged Properties, examples include:

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related Mortgaged Properties are 100% leased to Stop & Shop which has a right of first offer (the “ROFO”) in connection with any offer for sale of the related Mortgaged Properties. At any time during the lease term, if the landlord receives an offer from a third party to purchase any of the related Mortgaged Properties that the landlord is willing to accept or if the landlord otherwise desires to sell any part of the related Mortgaged Properties in a manner that gives rise to the ROFO then the landlord must provide written notice to Stop & Shop that discloses the material terms of the sale. If Stop & Shop does not respond to the written notice within 20 days of receipt, then the offer will be deemed to be rejected. If a closing does not occur, the tenant’s failure or refusal to exercise its option will not waive its right of first refusal for any subsequent offers. The ROFO does not apply to transfers that the landlord makes to an affiliate, sale-leaseback transactions or any foreclosures or deed-in-lieu thereof.

●	With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), the sole tenant at the 150 Canvasback Drive Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property in the event that the related landlord receives an offer from a third party which the landlord intends to accept.

With respect to the Marshall Avenue Industrial Park Mortgage Loan (0.8%), pursuant to that certain industrial ground lease (the “Ground Lease”), by and between the County of San Diego, a political subdivision of the State of California (the “Lessor”) and Dentt Development LLC, as lessee, upon the transfer of the related Mortgaged Property to a lender in any manner, the Lessor will have the option to purchase all right, title and interest in and to the Mortgaged Property directly from the lender. The Mortgage Loan documents provide that, in the event that the Lessor exercises its purchase option, the borrower and the related guarantor will be personally liable to the lender for any and all amounts due under or in connection with the Mortgage Loan which are not included in the calculation of “Fair Market Value” (as defined in the Ground Lease), including, without limitation, unpaid interest, late charges, any prepayment penalty, related yield maintenance premium or related yield maintenance default premium (as applicable), and attorneys’ fees, as well as the costs and losses incurred by the lender in exercising its remedies under the Mortgage Loan documents (including, without limitation, any and all costs of the foreclosure of the Mortgaged Property, deed in lieu or other transfer of the Mortgaged Property to the lender or the lender’s designee). We cannot assure you that the guarantor will have the resources to, or will, perform its obligations under such guaranty.

With respect to the CVS Portfolio Mortgage Loan (0.6%), pursuant to the terms of each of their leases, each of the sole tenants at each of the CVS Portfolio – CVS Fort Wayne and the CVS Portfolio – CVS Garden City Mortgaged Properties has a right of first offer to purchase its leased space in the event that such space is offered for sale. Such right of first offer will not apply in the event of a foreclosure or deed-in-lieu thereof.

With respect to the 1425 Bruckner Fee Mortgage Loan (0.4%), the sole tenant at the Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property in the event that the related landlord receives an offer from a third party which the landlord intends to accept.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties as to which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 215 Coles Street Mortgage Loan (7.3%), the Mortgaged Property is 100% master leased to 215 Coles ML LLC, a borrower affiliate, which intends to sublet to other borrower-affiliated entities.

●	With respect to the 12510 & 12600 Cardinal Meadow Mortgage Loan (2.0%), the Mortgaged Property is 100% leased to various affiliates of the borrower.

●	With respect to the 6851 River Road Mortgage Loan (1.5%), the Mortgaged Property is 100% leased to Tristate Apartment Furnishers LLC, a borrower affiliate.

See “Risk Factors—Risks Related to the Mortgaged Properties—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 11 of the Mortgaged

Properties (12.0%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California and Nevada. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

With respect to many of the Mortgaged Properties, including Mortgaged Properties securing certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related condominium documents, leases or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

With respect to certain Mortgaged Properties, the related Mortgage Loan may permit the borrower to satisfy its insurance obligations by causing a sole or significant tenant to maintain the insurance required under its lease (which in some cases, may not satisfy the requirements of the loan documents) or to self-insure or having the condominium board maintain the required insurance. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, and as among single tenant Mortgaged Properties, examples include:

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related Mortgage Loan documents provide that the sole tenant at the related Mortgaged Properties, Stop & Shop, is permitted to self-insure and that such self-insurance will satisfy the related borrower’s obligations under the related Mortgage Loan documents. The sole tenant at each of the related Mortgaged Properties, Stop & Shop, has obtained insurance policies naming both the related borrower and lender as a loss payee on the property coverage and as additional insured on the property liability coverage. The related Mortgage Loan documents provide that in the event the insurance coverage provided by Stop & Shop (i) is ineffective upon the termination of any Stop & Shop lease or otherwise is changed without the lender’s consent or (ii) the conditions under the related Mortgage Loan documents are not satisfied in whole or in part, then the guarantor is required to provide a “difference in conditions” policy or such other insurance policies in order to insure the Mortgaged Properties in accordance with the related Mortgage Loan documents. The related guarantor has also obtained insurance coverage with respect to the related Mortgaged Properties that names the borrower sponsor as an additional insured.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which the master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to the CVS Portfolio Mortgage Loan (0.6%), the Mortgage Loan documents provide that, if the sole tenant at each of the CVS Fort Wayne and the CVS Garden City Mortgaged Properties provides third party insurance (or self-insurance) in accordance with its lease, the borrower’s obligations to maintain property insurance, business interruption insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to each related Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) the related tenant is not in default under its lease, (iii) the related tenant has satisfied all insurance requirements under its related lease, (iv) the related tenant has no right to abate rent under its related lease, (v) the related tenant is obligated to restore the applicable Mortgaged Property following the occurrence of a casualty regardless of the amount of net proceeds received from such casualty and (vi) the related borrower and lender are named as additional insureds on the related insurance policy. Additionally, insurance proceeds are to be made available to such tenant for restoration in accordance with the applicable lease.

●	With respect to the 1425 Bruckner Fee Mortgage Loan (0.4%), the Mortgage Loan documents provide that, if the sole tenant at the Mortgaged Property provides third party insurance in accordance with its lease, the borrower’s obligations to maintain property insurance, flood insurance, earthquake insurance, business interruption insurance, workers’ compensation, boiler and machinery insurance, motor vehicle liability coverage, windstorm insurance and terrorism insurance may be suspended with respect to the related Mortgaged Property so long as, among other things, the related tenant has satisfied all insurance requirements under its related lease. Additionally, insurance proceeds are to be made available to such tenant for restoration in accordance with the applicable lease.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one credit rating agency (which is generally not required to be a rating agency rating the certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance). Further, certain Mortgage Loans may waive terrorism insurance coverage with respect to certain policies for so long as certain requirements are satisfied by a sole or significant tenant. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Olympus Corporate Center Mortgage Loan (3.1%), the Mortgaged Property is subject to two different governing associations. The Mortgaged Property is a component of a larger development that spans approximately 1,500 acres (the “Olympus Development”) which is governed by a master Declaration of Covenants, Conditions and Restrictions (the “1987 Declaration”) that, among other things, (i) limits property use to general office and business professional activities, (ii) imposes several reciprocal and non-reciprocal easements on property owners, (iii) outlines design guidelines that property owners in the Olympus Development must adhere to and (iv) creates an ownership association (the “Olympus Business Owner Association”) that has the power to levy assessments, review proposed architectural changes and govern common amenities (the “Declaration Conditions”). Voting rights in the Olympus Business Owner Association are determined by acreage owned and the related borrower does not control the Olympus Business Owner Association.

The Mortgaged Property is also governed by a second Declaration of Covenants, Conditions and Restrictions (the “1994 Declaration” and together with the 1987 Declaration, the “Declarations”) that functions similarly to the 1987 Declaration and has similar Declaration Conditions. The 1994 Declaration establishes a second governing association (the “Olympic Center Association”). Voting rights in the Olympus Center Association are determined by parcel ownership. Under the 1994 Declaration, the related borrower, as owner of 4 of the 7 parcels, is entitled to 57% of the voting rights in the Olympus Center Association. In the event that provisions of the Declarations are contradictory or in conflict then the 1987 Declaration controls. Under the Declarations, any improvements proposed by a tenant or parcel owner must first be approved by an architectural review committee overseen by the Olympus Business Center Association (the “Business Center Review Committee”). Improvement proposals must adhere to all submission requirements outlined in the 1987 Declaration. In turn, the Business Center Review Committee, guided by the design guidelines outlined in the 1987 Declaration, has the authority to approve or reject any proposed improvement. Under the 1987 Declaration, if the Business Center Review Committee does not act within 30 days of receipt (the “Review Period”) of all required submission information, then the proposed improvement is deemed to be approved provided that if the Business Center Review Committee gives written notice during the initial Review Period then up to 15 additional days can be added to the Review Period. Following approval by the Business Center Review Committee, the proposed improvements must then be reviewed and approved by a second architectural review committee (the “Olympus Center Review Committee”). The Olympus Center Review Committee is overseen by the Olympus Center Association and must be guided by the design guidelines outlined in the 1987 Declaration. Furthermore, the Olympus Center Review Committee is also subject to Review Period provisions that are identical to those found in the 1987 Declaration.

●	With respect to the 571 Hudson Coop Mortgage Loan (0.4%), the Mortgaged Property has been designated as a landmark in the Greenwich Village Historic District. As a result neither the related cooperative nor any tenant-shareholder may alter, reconstruct, or demolish any portion of the Mortgaged Property without first obtaining an appropriate certificate or a notice to proceed authorizing such work from the New York City Landmarks Preservation Commission. We cannot assure you that a certificate or notice will be obtainable should any alteration, reconstruction, or demolition become desirable or necessary in the future.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In addition, certain Mortgaged Properties may be subject to use restrictions related to environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations”.

Appraised Value

In certain cases, appraisals may reflect “as-stabilized”, “as-complete” or similar hypothetical values in addition to “as-is” values. However, the Appraised Value reflected in this prospectus, including on Annex A-1 to this prospectus, with respect to each Mortgaged Property reflects the “as-is” value, except as described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), (i) each of the related nonrecourse carveout guarantors’ liability for any bankruptcy-related recourse events is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Whole Loan as of the date of any such event and (ii) any transfers of either Mortgaged Property or the controlling equity interests in the borrowers made in violation of the Mortgage Loan documents is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x)

for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties.

In addition, with respect to the 571 Hudson Coop Mortgage Loan (0.4%), which is secured by a residential cooperative Mortgaged Property, there is no non-recourse carveout guarantor with respect to the Mortgage Loan. In addition, there is no separate environmental indemnitor with respect to the Mortgage Loan.

A substantial portion of the Mortgage Loans, including certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, provide that, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental policy prior to any claim being made under such environmental indemnity.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Signature Office Portfolio Mortgage Loan (2.4%), the Hauppauge Office Park Mortgaged Property is subject to two “payment-in-lieu of taxes” (“PILOT”) programs. The first PILOT applies to the 888 and 898 Veterans Memorial Highway parcels of the Hauppauge Office Park Mortgaged Property and currently has approximately nine months remaining. Taxes are paid on the base assessment value of approximately $1,976,000 for years 1-7. In year 8, taxes are paid on the fully assessed value of the parcel. The second PILOT applies to the 878 Veterans Memorial Highway parcel of the Hauppauge Office Park Mortgaged Property, and is currently in year 6 of 15. The estimated tax liability is $55,000 for the first 5 years, which then increases by approximately 3% annually for the next 10 years. Taxes were underwritten to the abated payment amount for the 878 Veterans Memorial Highway parcel and the estimated pro rata share of the unabated tax amount for the 888 and 898 Veterans Memorial Highway parcels.

●	With respect to the 25-22 30th Drive Mortgage Loan (1.5%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 421-a tax abatement is expected to provide a 100% tax exemption for the first 25 years. The 421-a tax abatement is expected to provide a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The unabated taxes for the 2020/2021 tax year are $137,452 compared to the underwritten abated taxes of $4,263. In connection with the expected 421-a tax abatement, the borrower is required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. However, we cannot assure you that such abatement will be obtained.

●	With respect to the 486 East 28th Street Mortgage Loan (1.0%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 421-a tax abatement is expected to provide a 100% tax exemption for the first 25 years. The 421-a tax abatement is expected to provide a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The unabated taxes for the 2020/2021 tax year are $171,464 compared to the underwritten abated taxes of $2,240. In connection with the expected 421-a tax abatement, the borrower is required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. However, we cannot assure you that such abatement will be obtained.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

41 Mortgage Loans (73.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to the stated maturity date and therefore have an expected Balloon Balance at the stated maturity date (or in the case of an ARD Loan, the related anticipated repayment date).

5 Mortgage Loans (6.0%) provide for payments of interest and principal for their entire terms and then have an expected Balloon Balance at the related maturity date (or in the case of an ARD Loan, the related anticipated repayment date).

19 Mortgage Loans (20.4%) provide for payments of interest-only for the first 6 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	32	$342,198,697	41.9%
Fifth	1	36,347,000	4.4
Sixth	32	438,513,046	53.7
Total	65	$817,058,743	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Default Days)

Grace Period (Default Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	44	$604,016,546	73.9%
3	5	23,414,283	2.9
5	16	189,627,914	23.2
Total	65	$817,058,743	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

64 of the Mortgage Loans (98.5%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

1 of the Mortgage Loans (1.5%) accrues interest on the basis of a 360-day year consisting of twelve 30-day months (“30/360 Basis”).

ARD Loans

The MGM Grand & Mandalay Bay Mortgage Loan (4.4%) is an ARD Loan (as defined below).

An “ARD Loan” (“ARD Loan”) is a Mortgage Loan that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan, although the Initial Rate remains the current payment rate as described in the following paragraph. “Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Other than in the case of the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), which is described below, after its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and operating expenses required under such Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such deferred Excess Interest will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents, with compound interest thereon) only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the applicable Revised Rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of the borrower but the borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement. Any Accrued and Deferred Principal on the MGM Grand & Mandalay Bay Mortgage Loan, to the extent actually collected following the repayment of such Mortgage Loan (other than such Accrued and Deferred Interest) in full, will be paid to the holders of the Class V Certificates.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the related Revised Rate is an annual rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (I) the ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (II) 1.77%, and (B) 3.558%.

Single Purpose Entity Covenants

With respect to the NOLA Logistics Portfolio Mortgage Loan (4.7%), prior to the closing of the Mortgage Loan, the fifteen borrowers were co-borrowers with a sixteenth entity on a loan that was secured by a sixteenth property. As a result, such sixteenth borrower previously commingled its funds with the related borrowers’ funds.

For information regarding single purpose entity covenants, see “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases, Substitutions and Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	55 of the Mortgage Loans (83.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an Anticipated Repayment Date or an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	8 of the Mortgage Loans (10.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	1 of the Mortgage Loans (4.4%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and following such specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	1 of the Mortgage Loans (1.4%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	17	$160,968,130	19.7%
4	31	378,944,850	46.4
5	8	158,871,762	19.4
6	5	49,415,000	6.0
7	4	68,859,000	8.4
Total	65	$817,058,743	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

●	Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property, the master servicer or the special servicer, as applicable, will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA.

Defeasance

57 Mortgage Loans (the “Defeasance Loans”) (89.7%) permit the respective borrowers (subject to the satisfaction of various conditions, including that no event of default exists) to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the Mortgage Loan the requisite amount of “government securities” (within the meaning of Section 2(a)(16) of the

Investment Company Act of 1940) (“Government Securities”), and to thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. As to any such Mortgage Loan, such option (a “Defeasance Option”) may not be exercised prior to the expiration of a specified period (the “Defeasance Lock-Out Period”), which Defeasance Lock-Out Period, in each case, except as discussed below, does not end prior to the second anniversary of the Closing Date. The Mortgage Loans referred to in this paragraph do not include any Mortgage Loan that grants the related borrower the option to either defease or prepay the Mortgage Loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase Government Securities, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts at least equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, or together with, as applicable, a balloon payment due at maturity or the principal amount outstanding as of an anticipated repayment date or open prepayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower may deliver the defeasance securities in lieu of delivering the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, defeasance collateral purchased with the Defeasance Deposit and an opinion of counsel to such effect.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), which is a Defeasance Loan, an affiliate of Barclays Capital Real Estate Inc. signed the related REMIC declaration as of, and with a start-up date of, February 12, 2021, and a Defeasance Option is permitted to be exercised after February 12, 2023 (which is after the second anniversary of the start-up date of the MGM Grand & Mandalay Bay REMIC, but before the second anniversary of the Closing Date).

With respect to McCarthy Ranch Mortgage Loan (0.6%), which is a Defeasance Loan, Starwood Mortgage Funding III LLC signed the REMIC declaration effective as of, and with a startup date of, January 22, 2021, and a Defeasance Option is permitted to be exercised beginning February 6, 2023 (which is after the second anniversary of the start-up date of the McCarthy Ranch REMIC, but before the second anniversary of the Closing Date).

Certain of the loans that permit defeasance are secured by multiple properties as to which the borrower may effect a partial defeasance in connection with the release of one or more individual properties, and certain other loans that permit defeasance are secured by single properties but permit a partial defeasance in connection with the release of designated release parcels. In addition, certain cross-collateralized Mortgage Loans permit defeasance of any one of such cross-collateralized Mortgage Loans and release of the cross-collateralization. Each multi-property mortgage loan or mortgage loan with separate release properties or parcels or group of cross-collateralized Mortgage Loans that allows for partial defeasance of the aggregate debt, and that we intend to include in the issuing entity, including the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the Archer Portfolio Mortgage Loan (1.6%), the Indy Multifamily Mortgage Loan (1.1%) and MC Office Portfolio (1.1%), provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to, or sufficient to defease a principal amount equal to, a specified percentage (generally 100% to 125%) of the allocated loan amount allocable to such properties or parcels.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may, at any time, after February 12, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may defease a portion of the MGM Grand & Mandalay Bay Whole Loan, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Whole Loan; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

With respect to the Archer Portfolio Mortgage Loan (1.6%), the borrower has the right at any time after the expiration of the defeasance lockout period for such Mortgage Loan to obtain the release of any of the individual Mortgaged Properties securing such Mortgage Loan, upon defeasance of an amount equal to 125% of the allocated loan amount of the Mortgaged Property to be released, provided that certain conditions are satisfied, including (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property is at least the greater of (x) 1.64x and (y) the aggregate debt service coverage ratio immediately prior to such release; (ii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property will be no more than the lesser of (x) 56.8% or (y) the loan-to-value ratio immediately prior to such release, (iii) after giving effect to such release, the debt yield for the remaining Mortgaged Property will be no less than the greater of (x) 10.1% or (y) the debt yield immediately prior to such release, and (iv) satisfaction of certain REMIC-related conditions.

With respect to the Indy Multifamily Mortgage Loan (1.1%), the mortgage borrower has the right of any time after two (2) years from the “startup day” of this securitization and prior to September 2, 2030, to deliver defeasance collateral and obtain the release of an individual Mortgaged Property in connection with the sale of such property upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) defeasance of an amount equal to the greater of 115% of the allocated loan amount or 100% of the proceeds from the sale of the applicable Mortgaged Property and (ii) after the release (A) the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of (based on the trailing twelve (12) months preceding such release) (x) 2.24x and (y) the debt service coverage for the remaining Mortgaged Property as of the date immediately preceding such release, (B) the loan-to-value ratio is no greater than the lesser of (x) 62.3% and (y) the loan-to-value ratio immediately prior to the proposed release, (C) the debt yield for the remaining Mortgaged Property is not less than the greater of (x) 8.76% and (y) the debt yield immediately prior to the proposed release and (D) the satisfaction of customary REMIC requirements.

With respect to the MC Office Portfolio Mortgage Loan (1.1%), at any time after the second anniversary of the Closing Date, the related borrower may obtain the release of any individual Mortgaged Property (the “Release Property”) from the Mortgage Loan, provided that, among other things (i) no event of default has occurred and is continuing, (ii) the Release Property is sold to a unaffiliated third party, (iii) the borrower partially defeases the Mortgage Loan in an amount equal to the greatest of (a) 90.0% of the gross sale price of the Release Property, (b) 120.0% of the allocated loan amount of the Release Property, (c) an amount which would result in a debt service coverage ratio for the remaining properties of not less than 2.29x, (d) an amount which would result in an loan-to-value ratio for the remaining properties of not greater than 63.4%, (e) an amount which would result in a debt yield for the remaining properties of not less than 14.0%, (f) an amount which would result in the physical and economic occupancy of the remaining properties of not less than 92.3% and (g) an amount as may be required such that the securitization will not fail to maintain its status as a REMIC following such release and (iv) the borrower provides an opinion of counsel that the REMIC will not fail following such release.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the mortgage loan seller (or, in certain cases, the master servicer) or established by the borrower and required to be a single purpose bankruptcy remote entity, will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. In general, if a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, the related promissory note will be split and only the defeased portion of the borrower’s obligations will be assumed by the successor borrower. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Releases, Substitutions and Additions

The Mortgage Loans described below (which do not include the Mortgage Loans that permit partial release solely upon a defeasance of individual Mortgaged Properties or parcels, as identified above) permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property, subject to the satisfaction of certain specified conditions, including the REMIC requirements or permit additions to the Mortgaged Property. For example:

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), at any time after May 1, 2023, and prior to the Mortgage Loan maturity date, the related borrower may obtain the release of any of the Mortgaged Properties, provided that, among other things, (i) no event of default has occurred and is continuing (ii) the Ahold Portfolio Borrower prepays a portion of the related Mortgage Loan equal to 120% of the allocated loan amount of the property being released (the “Release Amount”) along with a yield maintenance premium pursuant to the related Mortgage Loan documents, (iii) the debt service coverage ratio (assuming 30-year amortization) for the remaining properties following the release based on the trailing 12 months is no less than the greater of (x) the debt service coverage ratio (assuming 30-year amortization) immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio shall be deemed to be no greater than 1.95x) and (y) 1.92x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (x) the debt yield immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield shall be deemed to be no greater than 9.50%) and (y) 9.38%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 44.4% (provided, however, that this clause (v) shall not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 25% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Whole Loan or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Whole Loan has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may prepay a portion of the Whole Loan, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Whole Loan; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Whole Loan documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

Furthermore, some of the other Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements, or unspecified immaterial parcels, that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to the REMIC requirements, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

61 of the Mortgage Loans (89.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

60 of the Mortgage Loans (88.7%) provide for monthly or upfront escrows to cover ongoing replacements or capital repairs.

28 of the Mortgage Loans (74.3%) secured in whole or in part by office, retail, industrial, multifamily with commercial space or mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

41 of the Mortgage Loans (57.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

22 of the Mortgage Loans (38.4%) provide for monthly or upfront escrows to cover deferred maintenance.

Certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (8.0%), the Mortgage Loan is structured with a $2,500,000 upfront earnout reserve, which may be disbursed at the borrower’s request at any time prior to April 16, 2024, provided that (i) no event of default has occurred and is continuing and (ii) the Mortgaged Property has achieved a debt yield of at least 7.5% (based on net cash flow for the 12-month period preceding the date of calculation). Pursuant to the related Mortgage Loan documents, the lender will apply all funds remaining in the reserve on April 16, 2024 to partially prepay or partially defease the Mortgage Loan on the following payment date. In connection with any such partial prepayment or partial defeasance, the borrower will be required to pay (i) all costs incurred by the lender, in addition to (ii) the applicable yield maintenance premium, in connection with any such partial prepayment.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing/Springing Cash Management	45	$456,634,170	55.9%
Hard/Springing Cash Management	12	190,507,573	23.3
Soft/In Place Cash Management	1	65,000,000	8.0
None	5	79,780,000	9.8
Soft/Springing Cash Management	1	12,837,000	1.6
Hard/In Place Cash Management	1	12,300,000	1.5
Total	65	$817,058,743	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing/Springing Cash Management. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves, and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes—Exceptions to Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Exceptions”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”, “—Argentic Real Estate Finance LLC— Argentic’s Underwriting Standards and Processes—Exceptions” and “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●	certain Mortgage Loans do not restrict the related ground tenant from financing the related improvements as long as such financing does not constitute a lien on the borrower’s right, title and interest in the fee collateral.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
MGM Grand & Mandalay Bay	$36,347,000	N/A	67.0%	4.81x	N/A	Yes	No
Signature Office Portfolio	$19,769,000	N/A	69.0%	1.50x	8.90%	Yes	Yes
Sunrise Corporate Plaza I	$16,250,000	N/A	65.0%	2.43x	8.93%	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement, which rights may include that (a) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan and (b) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the 571 Hudson Coop Mortgage Loan (0.4%), which is secured by a residential cooperative Mortgaged Property, the loan documents permit additional financing (including a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and satisfaction of the following conditions (i) such additional financing must be in a maximum principal amount when added to the 571 Hudson Coop Mortgage Loan not exceeding the lesser of (A) $3,000,000 and (B) an amount which will not result in an aggregate loan to value ratio of the 571 Hudson Coop Mortgage Loan and such subordinate debt in excess of 40%, (ii) the subordinate lender enters into a subordination and standstill agreement reasonably acceptable to the mortgage lender, (iii) the subordinate financing has a maturity date that is either coterminous with or extends beyond the term of the 571 Hudson Coop Mortgage Loan, and (iv) the borrower delivers a rating agency confirmation to the lender prior to entering into such subordinate financing.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

In addition, some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may, in certain cases: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

●	With respect to the Olympus Corporate Center Mortgage Loan (3.1%), the related Mortgage Loan documents allow for a pledge of the beneficial interests in KB Essential Olympus Holdings, LLC, the depositor of the DST borrower, and KB DST Borrower CA LLC, the sole member of such depositor, to secure a line of credit used to fund the acquisition of the Mortgaged Property. These beneficial interests, which do not possess any control rights, may be transferred, without the consent of the related lender, under the Mortgage Loan documents in connection with any enforcement action taken under the related pledge agreement (a “Permitted Pledge Enforcement Action”) provided that if the recipient of the Permitted Pledge under the Permitted Pledge Enforcement Action (the “Pledge Transferee”) did not own 10% or greater of the beneficial ownership or equity of the related borrower prior to such transfer and as result of the transfer would then own more than 10% of the beneficial ownership or equity of the related borrower then (i) the Pledge Transferee must be a qualified transferee under the related Mortgage Loan documents and (ii) within 10 business days of such transfer the related borrower will provide notice of the transfer to the lender and will pay any costs incurred by the lender in connection with such transfer.

●	With respect to the Sunrise Corporate Plaza I Mortgage Loan (2.0%), under the related Mortgage Loan documents, lender’s consent is not required for (A) any pledge or encumbrance of a direct or indirect ownership interest in the parent entities of the borrower as security for loans from, or indebtedness to, any third-party lender (each a “Secondary Loan”) so long as no direct membership interest in the borrower is pledged to secure any Secondary Loan and two or more guarantors (or persons who control or are controlled by such two or more guarantors) (individually or collectively, or in any combination thereof) will, directly or indirectly, continue to control the ownership and operation of the related Mortgaged Property and (B) any foreclosure of the pledged interest in the parent entities which would constitute a transfer under the related Mortgage Loan documents, so long as certain conditions are satisfied with respect to the foreclosure, including (i) after the foreclosure, two or more guarantors (or persons who control or are controlled by such two or more guarantors) (individually or collectively, in any combination thereof) will continue to directly or indirectly control the ownership and operation of the related mortgage borrower and Mortgaged Property, (ii) certain representations and covenants made by the related mortgage borrower continue to be true and correct, and (iii) if the transfer results in the transferee owning a 20% or greater equity interest (directly or indirectly) in the related mortgage borrower, borrower must provide lender at least 20 business days prior written notice and lender must approve the transfer in its reasonable discretion.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

●	With respect to the Ahold Portfolio Mortgage Loan (5.3%), the related borrower may obtain unsecured loans from the related guarantor, subject to the conditions set forth in the related Mortgage Loan documents, including: (i) such loans will be subordinate in all respects to the related Mortgage Loan; (ii) the guarantor and borrower will enter into a subordination and standstill agreement with the lender; (iii) the proceeds of such loans will be used solely to pay certain payments and expenses at the related Mortgaged Properties; and (iv) the aggregate amount of all such loans that may be entered into without the lender’s consent may not exceed $4,293,000 (which is equal to 10% of the original principal amount of the related Mortgage Loan).

●	With respect to the Comfort Inn & Suites Southport Mortgage Loan (0.5%), the related borrower has obtained two paycheck protection program (“PPP”) loans from the Small Business Administration. The borrower initially received an approximately $62,400 loan PPP loan that is no longer outstanding. In March of 2021 the borrower received an approximately $87,000 PPP loan. The outstanding PPP loan carries a 1.0% interest rate and is scheduled to mature five years after the first disbursement of the loan. In the case of both PPP loans, the lender issued written modifications acknowledging that the additional loans are not a violation of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the MGM Grand & Mandalay Bay Mortgage Loan, the Signature Office Portfolio Mortgage Loan, the Appletree Business Park Mortgage Loan and the McCarthy Ranch Mortgage Loan is part of a related Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to any specified whole loan should be construed to refer to the whole loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s).

The following terms are used in reference to the Whole Loans:

“BX 2020-VIVA TSA” means the trust and servicing agreement, dated as of March 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as servicer, Situs Holdings, LLC, as special servicer, Citibank, N.A., as certificate administrator and Wilmington Trust, National Association, as trustee. The BX 2020-VIVA TSA governs the servicing of the MGM Grand & Mandalay Bay Whole Loan.

“Control Appraisal Event” means, with respect to any Serviced A/B Whole Loan, a “control appraisal event” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“GSMS 2020-GSA2 PSA” means the pooling and servicing agreement, dated as of December 1, 2020, between GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National

Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. The GSMS 2020-GSA2 PSA governs the servicing of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan.

“MSC 2020-L4 PSA” means the pooling and servicing agreement, dated as of February 1, 2020, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. The MSC 2020-L4 PSA governs the servicing of the McCarthy Ranch Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the MGM Grand & Mandalay Bay Mortgage Loan, (ii) the Signature Office Portfolio Mortgage Loan, (iii) the Appletree Business Park Mortgage Loan, (iv) the McCarthy Ranch Mortgage Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means the MGM Grand & Mandalay Bay Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Signature Office Portfolio Whole Loan, (ii) the Appletree Business Park Whole Loan and (iii) the McCarthy Ranch Whole Loan.

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which (i) with respect to the MGM Grand & Mandalay Bay Whole Loan, will be the BX 2020-VIVA TSA, (ii) with respect to each of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan will be the GSMS 2020-GSA2 PSA, (iii) with respect to the McCarthy Ranch Whole Loan, will be the MSC 2020-L4 PSA, and (iv) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, will be the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer that will be appointed under an Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan” means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, one or more Subordinate Companion Loans and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there will be no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan or any Subordinate Companion Loan that is part of a Serviced A/B Whole Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan. As of the Closing Date, there will be no Serviced Pari Passu Companion Loans related to the Trust.

“Serviced Pari Passu Mortgage Loan” with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan. As of the Closing Date, there will be no Serviced Pari Passu Mortgage Loans related to the Trust.

“Serviced Whole Loan” means any Serviced Pari Passu Whole Loan or any Serviced A/B Whole Loan. As of the Closing Date, there will be no Serviced Whole Loans related to the Trust.

“Serviced Pari Passu Whole Loan” means each Whole Loan made up of a Mortgage Loan and one or more Pari Passu Companion Notes, with no related Subordinate Companion Loans. As of the Closing Date, there will be no Serviced Pari Passu Whole Loans related to the Trust.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the Mortgage Pool. As of the Closing Date, there will be no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is included in a securitization trust.

“Servicing Shift Whole Loan” means a Whole Loan that is a Serviced Whole Loan on the Closing Date (the servicing of which is initially governed by the PSA) and on and after the related Servicing Shift Securitization Date, will be a Non-Serviced Whole Loan (the servicing of which will be governed by the related Non-Serviced PSA). As of the Closing Date, there will be no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans or Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note / Non-Control Note	Cut-off Date Note Balance	Note Holder
MGM Grand & Mandalay Bay	Note A-1	Non-Control	$268,055.60	BX 2020-VIVA
	Note A-2	Non-Control	$134,027.80	BX 2020-VIVA
	Note A-3	Non-Control	$134,027.80	BX 2020-VIVA
	Note A-4	Non-Control	$134,027.80	BX 2020-VIVA
	Note A-5	Non-Control	$317,944.40	BX 2020-VIV2
	Note A-6	Non-Control	$158,972.20	BX 2020-VIV2
	Note A-7	Non-Control	$158,972.20	BX 2020-VIV2
	Note A-8	Non-Control	$158,972.20	BX 2020-VIV2
	Note A-9	Non-Control(1)	$400,000	BX 2020-VIV3
	Note A-10	Non-Control	$200,000	BX 2020-VIV3
	Note A-11	Non-Control	$200,000	BX 2020-VIV3
	Note A-12	Non-Control	$200,000	BX 2020-VIV3
	Note A-13-1	Non-Control	$43,333,333	BMARK 2020-B18
	Note A-13-2	Non-Control	$53,333,333	BMARK 2020-B19
	Note A-13-3	Non-Control	$255,000,000	BX 2020-VIV4
	Note A-13-4	Non-Control	$46,666,667	BMARK 2020-B20
	Note A-13-5	Non-Control	$50,000,000	BMARK 2020-B21
	Note A-13-6	Non-Control	$40,000,000	BMARK 2020-B22
	Note A-13-7	Non-Control	$65,000,000	GSMS 2020-GSA2
	Note A-13-8	Non-Control	$59,375,000	BMARK 2021-B23
	Note A-13-9	Non-Control	$39,985,667	BMARK 2021-B24
	Note A-14-1	Non-Control	$44,500,000	BBCMS 2020-C8
	Note A-14-2	Non-Control	$40,000,000	WFCM 2020-C58
	Note A-14-3	Non-Control	$5,000,000	WFCM 2020-C58
	Note A-14-4	Non-Control	$135,000,000	BX 2020-VIV4
	Note A-14-5	Non-Control	$29,000,000	BBCMS 2021-C9
	Note A-14-6	Non-Control	$36,500,000	An affiliate of Barclays Capital Real Estate Inc.
	Note A-14-7	Non-Control	$36,347,000	MSC 2021-L5
	Note A-15-1	Non-Control	$21,666,667	BMARK 2020-B18
	Note A-15-2	Non-Control	$50,000,000	DBJPM 2020-C9
	Note A-15-3	Non-Control	$26,666,667	BMARK 2020-B19
	Note A-15-4	Non-Control	$23,333,333	BMARK 2020-B20
	Note A-15-5	Non-Control	$50,000,000	BX 2020-VIV4
	Note A-15-6	Non-Control	$25,000,000	BMARK 2020-B21
	Note A-15-7	Non-Control	$35,000,000	BMARK 2020-B22
	Note A-15-8	Non-Control	$15,625,000	BMARK 2021-B23
	Note A-15-9	Non-Control	$40,000,000	BMARK 2021-B24
	Note A-15-10	Non-Control	$39,055,333	CSAIL 2021-C20
	Note A-16-1	Non-Control	$25,000,000	BBCMS 2020-C8
	Note A-16-2	Non-Control	$110,000,000	BX 2020-VIV4
	Note A-16-3	Non-Control	$29,000,000	BBCMS 2021-C9
	Note A-16-4	Non-Control	$40,000,000	Societe General Financial Corporation

	Note A-16-5	Non-Control	$35,000,000	Societe General Financial Corporation
	Note A-16-6	Non-Control	$25,000,000	Societe General Financial Corporation
	Note A-16-7	Non-Control	$25,000,000	Societe General Financial Corporation
	Note A-16-8	Non-Control	$10,000,000	Societe General Financial Corporation
	Note A-16-9	Non-Control	$10,000,000	Societe General Financial Corporation
	Note A-16-10	Non-Control	$7,347,000	Societe General Financial Corporation
	Note A-16-11	Non-Control	$5,000,000	Societe General Financial Corporation
	Note A-16-12	Non-Control	$5,000,000	Societe General Financial Corporation
	Note B-1-A	Non-Control	$70,548.60	BX 2020-VIVA
	Note B-2-A	Non-Control	$35,274.30	BX 2020-VIVA
	Note B-3-A	Non-Control	$35,274.30	BX 2020-VIVA
	Note B-4-A	Non-Control	$35,274.30	BX 2020-VIVA
	Note B-5-A	Non-Control	$83,451.40	BX 2020-VIV2
	Note B-6-A	Non-Control	$41,725.70	BX 2020-VIV2
	Note B-7-A	Non-Control	$41,725.70	BX 2020-VIV2
	Note B-8-A	Non-Control	$41,725.70	BX 2020-VIV2
	Note B-9-A	Non-Control(1)	$171,886,000	BX 2020-VIV3
	Note B-10-A	Non-Control	$85,943,000	BX 2020-VIV3
	Note B-11-A	Non-Control	$85,943,000	BX 2020-VIV3
	Note B-12-A	Non-Control	$85,943,000	BX 2020-VIV3
	Note B-1-B	Non-Control	$61,395.80	BX 2020-VIVA
	Note B-2-B	Non-Control	$30,697.90	BX 2020-VIVA
	Note B-3-B	Non-Control	$30,697.90	BX 2020-VIVA
	Note B-4-B	Non-Control	$30,697.90	BX 2020-VIVA
	Note B-5-B	Non-Control(1)	$149,658,604.20	BX 2020-VIV2
	Note B-6-B	Non-Control	$74,829,302.10	BX 2020-VIV2
	Note B-7-B	Non-Control	$74,829,302.10	BX 2020-VIV2
	Note B-8-B	Non-Control	$74,829,302.10	BX 2020-VIV2
	Note C-1	Control(1)	$224,560,000	BX 2020-VIVA
	Note C-2	Non-Control	$112,280,000	BX 2020-VIVA
	Note C-3	Non-Control	$112,280,000	BX 2020-VIVA
	Note C-4	Non-Control	$112,280,000	BX 2020-VIVA
Signature Office Portfolio	Note A-1	Control	$35,000,000	GSMS 2020-GSA2
	Note A-2	Non-Control	$35,000,000	GSMS 2020-GSA2
	Note A-3	Non-Control	$19,769,000	MSC 2021-L5
Appletree Business Park	Note A-1	Control	$37,500,000	GSMS 2020-GSA2
	Note A-2	Non-Control	$12,300,000	MSC 2021-L5
McCarthy Ranch	Note A-1	Control	$25,000,000	MSC 2020-L4
	Note A-2-A	Non-Control	$5,000,000	BBCMS 2020-C8
	Note A-2-B	Non-Control	$5,000,000	GSMS 2020-GSA2
	Note A-2-C	Non-Control	$5,000,000	BBCMS 2021-C9
	Note A-2-D	Non-Control	$5,000,000	MSC 2021-L5

(1)	With respect to the MGM Grand & Mandalay Bay Whole Loan, the initial Control Note is Note C-1. During the continuance of certain control appraisal periods, Note B-5-B, Note B-9-A or Note A-13-3 will be the Control Note. See “—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” below.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder.”

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between 5 and 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such time period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

       Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire between 5 and 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such time period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced Pari Passu-A/B Whole Loans

The MGM Grand & Mandalay Bay Whole Loan

General

The MGM Grand & Mandalay Bay Mortgage Loan (4.4%) is part of a split loan structure comprised of seventy-four (74) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by one promissory note, Note A-14-7, with an aggregate Cut-off Date Balance of $36,347,000. The “MGM Grand & Mandalay Bay Whole Loan” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) forty-nine (49) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the ”MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-2, A-13-3, A-13-4, A-13-5, A-13-6, A-13-7, A-13-8, A-13-9, A-14-1, A-14-2, A-14-3, A-14-4, A-14-5, A-14-6, A-15-1, A-15-2, A-15-3, A-15-4, A-15-5, A-15-6, A-15-7, A-15-8, A-15-9, A-15-10, A-16-1, A-16-2, A-16-3, A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11 and A-16-12 (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the ”MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans“.

Interest is payable on each of the MGM Grand & Mandalay Bay Mortgage Loan, MGM Grand & Mandalay Bay Pari Passu Companion Loans and MGM Grand & Mandalay Bay Subordinate Companion Loans at a rate equal to 3.558% per annum.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage

Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Whole Loan (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Whole Loan, and provides, in general, that:

●

The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●

Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Whole Loan or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Whole Loan becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, an “MGM Grand & Mandalay Bay Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.

first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.

second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.

fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.

fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.

sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.

seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.

eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.

ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.

tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.

eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.

fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.

fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.

sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.

seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.

eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.

nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.

twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.

twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.

twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.

twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.

twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.

twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.

twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.

twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.

twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.

twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.

thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.

thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount shall be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●

Upon the occurrence and continuance of an MGM Grand & Mandalay Bay Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.

first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or the BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.

second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.

fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.

sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.

seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.

eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.

ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.

tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.

eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.

twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.

fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.

fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.

sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.

seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.

eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.

nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.

twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.

twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.

twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.

twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.

twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.

twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.

twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.

twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.

twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.

twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.

thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.

thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Whole Loan and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Whole Loan, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Whole Loan, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Pari Passu Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the MGM Grand & Mandalay Bay Whole Loan may, to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Whole Loan (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-13-3, or any other MGM Grand & Mandalay Bay A Note specified by the initial holder of note A-13-3; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder (and, in the case of note C-1, an MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B or any other designated MGM Grand & Mandalay Bay Junior B Note, an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of note B-9-A or any other designated MGM Grand & Mandalay Bay Senior B Note, an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, no representative entitled to exercise the rights of an MGM Grand & Mandalay Bay Controlling Noteholder may be a borrower, borrower affiliate or other borrower restricted party.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Whole Loan (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Whole Loan as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Whole Loan, or materially expand the scope of the BX 2020-VIVA

Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is a MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by a MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a ”Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Whole Loan

If the MGM Grand & Mandalay Bay Whole Loan becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Whole Loan and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Whole Loan reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in April 2021 and ending on a hypothetical Determination Date in May 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Barclays Capital Real Estate Inc., Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC and KeyBank National Association on the Closing Date. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, ”Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is a sponsor, an originator, a mortgage loan seller and an affiliate of (a) LNR Partners, LLC, the special servicer with respect to the Serviced Mortgage Loans and any related Companion Loans, (b) LNR Partners, LLC, the special servicer under the GSMS 2020-GSA2 PSA, which governs the servicing of the Signature Office Portfolio Whole Loan (2.4%) and the Appletree Business Park Whole Loan (1.5%), and (c) LNR Securities Holdings, LLC, the directing certificateholder and risk retention consultation party for this securitization.

Morgan Stanley Bank, an originator and an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, 13 of the SMC Mortgage Loans (14.6%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, free and clear of any liens.

An affiliate of Barclays Capital Inc., an underwriter and an affiliate of an originator, a sponsor and a mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, 11 of the SMC Mortgage Loans (22.7%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Capital Inc. or its affiliate, free and clear of any liens.

Starwood’s Securitization Program

This is the 92nd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $13.59 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwriting criteria. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by SMC for securitization (which guidelines are also applicable to mortgage loans acquired by SMC and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

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Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●

Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the SMC underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 22, 2021. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees, as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation,” (ii) LNR Securities Holdings, LLC, an affiliate of Starwood as well as the initial directing certificateholder and risk retention consultation party, is expected to purchase approximately 60% of each of the Class X-F, Class X-G, Class F and Class G Certificates (in each case, excluding the portion comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention I LLC will retain at least 4.280% of the Initial Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of Certificates (other than the Class R Certificates), which comprises a part of the VRR Interest, as described in “Credit Risk Retention” and (iv) Starwood CMBS Horizontal Retention MSC 2021-L5 LLC will retain the HRR Interest, as described in “Credit Risk Retention.” In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Except for the VRR Interest and the HRR Interest, any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention” in this prospectus.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans”).

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2020, KeyBank’s Real Estate Capital Group originated a total of $16.2 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $10.8 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2021, KeyBank had originated approximately $19.651 billion of commercial mortgage loans that have been securitized in 99 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

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Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

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Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 3, 2021 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2020 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including January 1, 2018 to and including December 31, 2020, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except, for the avoidance of doubt, KeyBank, as master servicer and as primary servicer for certain of the KeyBank Mortgage Loans will be entitled to, or is expected to be entitled to, servicing compensation described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and a seller of certain Mortgage Loans or portions thereof (collectively, the “MSMCH Mortgage Loans”) (18.6%). MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the MSMCH Mortgage Loans, which Mortgage Loans MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2020.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0

(1)

Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2021, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $81,840,009,456.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

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Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

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Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

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Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

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Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

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Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

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Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

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Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

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Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

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Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

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Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. The depositor engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2018 and ending December 31, 2020, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2020 through December 31, 2020 was set forth in a Form ABS-15G filed by MSMCH on February 16, 2021. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	34.51%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	34.51%
Morgan Stanley Capital I Series 2007-IQ14(11) (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,361,157		0	-		0	-		0	-		1	77,221,468		1	11,139,689

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities“), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2018 through December 31, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2018 through December 31, 2020.

(6)	Includes demands received during and prior to the reporting period from January 1, 2018 through December 31, 2020 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2018 through December 31, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2018 through December 31, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2020 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2020 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic“) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain Mortgage Loans (collectively, the “Argentic Mortgage Loans“) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 482 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $7,354,158,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see

“—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team“). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape“) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Argentic relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of the asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage

Pool—Exceptions to Underwriting Guidelines”. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 8, 2021. Argentic’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Argentic, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2020, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“Argentic”) is one of multiple originators.

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))

(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.

(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to Argentic’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.

(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))

(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))

(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays“), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings“). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on March 31, 2021, Barclays or its affiliates were the loan sellers in approximately 156 commercial mortgage-backed securitization transactions. Approximately $43.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through March 31, 2021.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2021	$ 2,159,434,500
2020	$ 3,115,245,750
2019	$ 4,983,162,802
2018	$ 3,937,789,900
2017	$ 4,971,606,254
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans“) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team“). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape“) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire (collateral worksheet) relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria“). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances“): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. In some cases, tenants who are not paying rent due to the impact of COVID-19 and/or COVID-19 rent forbearances were included in underwritten revenues. See “Description of the Mortgage Pool—COVID-19 Considerations”.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 5, 2021 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

The Originators

SMC, KeyBank, Morgan Stanley Bank, Argentic and Barclays are referred to in this prospectus as “originators”.

SMC originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (37.3%). In addition, the Signature Office Portfolio Mortgage Loan (2.4%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and SMC.

KeyBank originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (23.3%).

Morgan Stanley Bank, an affiliate of MSMCH, originated all of the Mortgage Loans with respect to which MSMCH is acting as the mortgage loan seller (18.6%).

Argentic originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (11.2%).

Barclays originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (9.6%). In addition, the MGM Grand & Mandalay Bay Mortgage Loan (4.4%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2021, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $185,178,533,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Capital I Trust 2021-L5 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo, is also (i) the certificate administrator, trustee and custodian under the GSMS 2020-GSA2 PSA, pursuant to which each of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan is currently serviced, and (ii) the certificate administrator, trustee and custodian under the MSC 2020-L4 PSA, pursuant to which the McCarthy Ranch Whole Loan is currently serviced.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare“) to sell substantially all of its Corporate Trust Services (“CTS“) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo will perform its obligations as certificate administrator and custodian under the PSA through its CTS line of business. In connection with the sale to Computershare, Wells Fargo intends to transfer its duties, obligations and rights as certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator and custodian under the PSA; provided that the terms of the pooling and servicing agreement will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo of responsibility for its duties or obligations under the PSA.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other transaction parties may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2020, Wells Fargo was acting as trustee on approximately 421 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $210 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo was acting as securities administrator for approximately 1,019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the Company in its capacity as trustee for a number of residential mortgage-backed securities (“RMBS“) trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. The Company previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura“) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the related RMBS trusts.

For two CMBS transactions, Wells Fargo disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

As of the Closing Date, neither Wells Fargo nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo.

The responsibilities of the trustee and the certificate administrator are set forth in the PSA. A discussion of the role of the trustee and the certificate administrator and their continuing duties, including: (1) any actions required by the trustee or the certificate administrator, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s or the certificate administrator’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee or the certificate administrator, as the case may be, to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s or the certificate administrator’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee or from one certificate administrator to another certificate administrator, as the case may be, will be paid, is set forth in this prospectus under “Description of the Certificates” and “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, the trustee and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of each of the trustee and the certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee and the certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank“), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans and as primary servicer with respect to all of the KeyBank Mortgage Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/18	12/31/19	12/31/20	3/31/21
By Approximate Number	16,281	18,882	17,008	17,294
By Approximate Aggregate Principal Balance (in billions)	$239.0	$289.6	$308.5	$320.9

Within this servicing portfolio are, as of March 31, 2021, approximately 10,756 loans with a total principal balance of approximately $237.0 billion that are included in approximately 764 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2020, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s“), S&P Global Ratings (“S&P“), Fitch, Inc. (“Fitch“), and DBRS, Inc. (“DBRS Morningstar“). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (“CMBS“) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

KeyBank expects to enter into subservicing agreements with certain subservicers (collectively, the “KeyBank Subservicers“) pursuant to which the KeyBank Subservicers are expected to assume certain subservicing duties with respect to some of the Mortgage Loans.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee notwithstanding any termination or resignation of KeyBank as master servicer equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicer and (2) a master servicing fee calculated at a per annum rate of 0.00125% with respect to each Mortgage Loan, subject to certain reductions to the extent necessary to appoint a replacement master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its servicing fee to another party.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “Transaction Parties—The Master Servicer” has been provided by KeyBank.

KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

KeyBank’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners“), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD“), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 23 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 162 as of December 31, 2020. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;

●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion; and

●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion

As of December 31, 2020, LNR Partners has resolved approximately $80.7 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019 and approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2020, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,429 assets across the United States with a then current face value of approximately $82.2 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates and the mortgage loans included in the GSMS 2020-GSA2 securitization transaction. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA and the GSMS 2020-GSA2 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA or the GSMS 2020-GSA2 PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under the GSMS 2020-GSA2 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization or in the GSMS 2020-GSA2 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase approximately 60% of each of the Class X-F, Class X-G, Class F and Class G certificates (in each case, excluding the portion comprising a part of the VRR Interest) (and may purchase certain other classes of certificates), and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool. The Directing Certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then Controlling Class of certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMC, one of the sponsors and originators.

LNR Partners currently serves as the special servicer under the GSMS 2020-GSA2 PSA, which governs the servicing of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction (with respect to all Serviced Mortgage Loans and Serviced Companion Loans,), (ii) an affiliate of LNR Partners (LNR Securities Holdings, LLC) purchasing approximately 60% of each of the Class X-F, Class X-G, Class F and Class G certificates (in each case, excluding the portion comprising a part of the VRR Interest), (iii) an affiliate of LNR Partners, SMC, being one of the sponsors and an originator of some of the Mortgage Loans, (iv) an affiliate of LNR Partners, Starwood Conduit CMBS Vertical Retention I LLC, being the entity that will purchase 100% of the VRR Interest, (v) an affiliate of LNR Partners, Starwood CMBS Horizontal Retention MSC 2021-L5 LLC, being the entity that will purchase 100% of the Class H-RR certificates (other than the portion comprising a part of the VRR Interest), (vi) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, and (vii) LNR Partners acting as the special servicer under the GSMS 2020-GSA2 PSA, which governs the servicing of each of the Signature Office Portfolio Mortgage Loan and the Appletree Business Park Mortgage Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described below in the “Credit Risk Retention” section and above in the second preceding paragraph, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Replacement of Special Servicer Without Cause”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC“), is the special servicer (in such capacity, the “Affiliated Special Servicer“) for the McCarthy Ranch Non-Serviced Whole Loan and in such capacity is responsible for the special servicing and administration of such McCarthy Ranch Non-Serviced Whole Loan pursuant to the related Non-Serviced PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott“). As of June 30, 2020, Elliott manages approximately $41 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM“) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor and originator.

As of March 31, 2021, ASC has twenty (20) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 32 years of industry experience. ASC is named special servicer on 22 securitized pools (19 commercial mortgage-backed securities pools and 3 collateralized loan obligation pools) including 870 loans secured by 1,272 properties with an unpaid balance of approximately $15.4 billion as of March 31, 2021. As of March 31, 2021, ASC is actively managing 56 loans, secured by 86 properties (including 5 REO properties) with an approximate unpaid balance of $1.3 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT“). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the related Non-Serviced PSA and, accordingly, will not have any material impact on the performance of the McCarthy Ranch Non-Serviced Whole Loan or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as the Non-Serviced Special Servicer with respect to the McCarthy Ranch Non-Serviced Whole Loan, ASC will not have primary responsibility for custody services of original documents evidencing the McCarthy Ranch Non-Serviced Whole Loan, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving the McCarthy Ranch Non-Serviced Whole Loan or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Non-Serviced PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Non-Serviced Directing Certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Non-Serviced Special Servicer with respect to the McCarthy Ranch Non-Serviced Whole Loan to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Non-Serviced Special Servicer under the Non-Serviced PSA with respect to the McCarthy Ranch Non-Serviced Whole Loan and any related intercreditor agreement and limitations on such person’s right to replace the Non-Serviced Special Servicer with respect to the McCarthy Ranch Non-Serviced Whole Loan.

As of the date hereof, neither ASC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information under this heading “Transaction Parties—The Affiliated Special Servicer” has been provided by Argentic Services Company LP.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance“), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Serviced Mortgage Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for approximately 90 commercial mortgage backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor” in the prospectus. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer. In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Pentalpha Surveillance LLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations under the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Starwood Mortgage Capital LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Starwood CMBS Horizontal Retention MSC 2021-L5 LLC (“Horizontal MOA“), a Delaware limited liability company and an MOA of SMC, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest“), which will consist of the Class H-RR certificates (excluding the portion comprising a part of the VRR Interest), representing approximately 0.739% of the aggregate fair value of all applicable “ABS Interests“ issued by the Issuing Entity (consisting of the Certificates (other than the Exchangeable Certificates and the Class R Certificates) and the Trust Components), as of the Closing Date, determined in accordance with GAAP; and

●	the acquisition by Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA“), a Delaware limited liability company and an MOA of SMC, on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest“), representing approximately 4.280% of each class of ABS Interests and represented by approximately 4.280% of the Certificate Balance, Notional Amount or

Percentage Interest, as applicable, of each class of Certificates other than the Class R Certificates, as set forth below. Vertical MOA is expected to purchase slightly more than 4.280% of some or all of the Classes of Certificates, which excess over 4.280% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth below but does not constitute part of the VRR Interest.

Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be retained(1)
Class A-1	$428,000
Class A-2	$2,941,000
Class A-SB	$1,012,000
Class A-3	$6,931,000(2)
Class A-4	$13,169,000(2)
Class A-S	$3,060,000(2)
Class B	$1,705,000(2)
Class C	$1,530,000(2)
Class D	$962,000
Class E	$744,000
Class F	$831,000
Class G	$350,000
Class H-RR	$1,311,381
Class X-A	$24,481,000
Class X-B	$6,295,000
Class X-D	$1,706,000
Class X-F	$831,000
Class X-G	$350,000
Class V	4.280%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The maximum Certificate Balances of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date. On the Closing Date, the Vertical MOA will own approximately 4.280% of each of the Trust Components (which constitute ABS Interests issued by the Issuing Entity) through the ownership of approximately 4.280% of each of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates.

The Horizontal MOA and the Vertical MOA are collectively referred to herein as the “Retaining Parties“. The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest will equal approximately 5.019% as of the Closing Date.

“MOA“ means a “majority-owned affiliate”, as defined in Regulation RR.

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Horizontal MOA is expected to purchase the HRR Interest (consisting of the portion of the Class H-RR Certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Initial Certificate Balance	Fair Value (in % and $)(1)	Purchase Price(2)
Class H-RR	$29,328,361	0.739%/$6,369,299	21.71720%

(1)	The fair value of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount).

(2)	Expressed as a percentage of the initial Certificate Balance of the portion of the Class H-RR Certificates that the Horizontal MOA expects to purchase on the Closing Date, excluding accrued interest. The purchase price expected to be paid for the Class H-RR Certificates to be acquired by the Horizontal MOA is approximately $6,369,299, excluding accrued interest.

The fair value of the HRR Interest is equal to approximately $6,369,299, representing approximately 0.739% of the aggregate fair value of all ABS Interests. The aggregate fair value of all certificates (other than the Class R certificates) issued by the Trust is approximately $861,582,151. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for all certificates (other than the Class R certificates) issued by the Trust.

Given that the aggregate Certificate Balance of all Certificates that as of the Closing Date comprise a part of the VRR Interest constitutes approximately 4.280% of the ABS Interests, the Horizontal MOA is required to retain an eligible horizontal residual interest with a fair value as of the Closing Date of at least $6,203,391 (representing 0.720% of the aggregate fair value of all ABS Interests issues by the Trust, excluding accrued interest).

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value (in % and $)(1)
Class A-1	1.16%/$9,999,811
Class A-2	7.97%/$68,697,644
Class A-SB	2.83%/$24,351,812
Class A-3	18.98%/$163,536,999
Class A-4	36.78%/$316,878,228
Class X-A	6.57%/$56,567,653
Class X-B	1.14%/$9,838,395
Class A-S	8.55%/$73,635,995
Class B	4.76%/$41,024,630
Class C	4.15%/$35,744,720
Class X-D	0.50%/$4,307,468
Class X-F	0.23%/$1,970,304
Class X-G	0.08%/$705,468
Class D	2.30%/$19,783,844
Class E	1.64%/$14,094,275
Class F	1.28%/$11,012,450
Class G	0.32%/$2,778,361
Class H-RR	0.77%/$6,654,094
Class V	0.00%/$0

(1)	The fair value of the indicated class of certificates expressed as a percentage of the fair value of all certificates (other than the Class R certificates) issued by the Trust and as a dollar amount.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of Certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

For a description of payment and other material terms of the Class H-RR Certificates see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

The VRR Interest and the HRR Interest will be subject to certain hedging, transfer and financing restrictions. The HRR Interest is expected to be held at all times in definitive form by the certificate administrator on behalf of the registered holders thereof, as and to the extent provided in the PSA. As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules.”

Each Retaining Party will agree that it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor” and any “affiliate” (each as defined in the Regulation RR) thereof when compliance with the Credit Risk Retention Rules is required.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date; and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2021-L5 will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”). The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the portions of the regular interests in the MGM Grand & Mandalay Bay REMIC and 100% of the regular interests in the McCarthy Ranch REMIC corresponding to the MGM Grand & Mandalay Bay Mortgage Loan and the McCarthy Ranch Mortgage Loan, respectively.

The certificates will consist of the following classes: the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates. The Class H-RR certificates are collectively referred to herein as the “RR Certificates“.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, other than the Class X Certificates and the Exchangeable IO Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A, Class X-A and Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates“ are comprised of (i) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates“), (ii) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates“), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates“), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates“) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates“). The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, described under “Summary of Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates and Exchangeable IO Certificates and of each Exchangeable IO Trust Component will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates or Exchangeable P&I Trust Component(s) (each such class of Principal Balance Certificates or Exchangeable P&I Trust Component, with respect to the related class of Class X Certificates, related class of Exchangeable IO Certificates or Exchangeable IO Trust Component, as applicable, an “Underlying Class“ or “Underlying Trust Component“), as follows:

(1)       The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-SB Certificates and the Class A-3 and Class A-4 Trust Components outstanding from time to time;

(2)       The Notional Amount of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time;

(3)       The Notional Amount of the Class X-D Certificates will equal the aggregate of the Certificate Balances of the Class D and Class E Certificates outstanding from time to time;

(4)       The Notional Amount of the Class X-F Certificates will equal the Certificate Balance of the Class F Certificates outstanding from time to time;

(5)       The Notional Amount of the Class X-G Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time;

(6)       The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component, and the Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively;

(7)       The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component, and the Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively;

(8)       The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component, and the Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively;

(9)       The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component, and the Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively; and

(10)     The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component, and the Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents, and any such interest that as Accrued and Deferred Principal has been added to the principal balance of the MGM Grand & Mandalay Bay Mortgage Loan following the Anticipated Repayment Date and that has been collected from the related borrower (after payment in full of all other principal and interest due and owing on the MGM Grand & Mandalay Bay Mortgage Loan). Any payments and other collections of Accrued and Deferred Principal will not be taken into account for purposes of calculating any amounts distributable as principal in respect of the certificates or the outstanding principal balance of the MGM Grand & Mandalay Bay Mortgage Loan and in no event will such Accrued and Deferred Principal constitute part of the outstanding principal balance of the MGM Grand & Mandalay Bay Mortgage Loan under the terms of the PSA.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Mortgage Loans (exclusive of Excess Interest) (other than the MGM Grand & Mandalay Mortgage Loan and the McCarthy Ranch Mortgage Loan), the regular interests in the McCarthy Ranch REMIC (as defined below) and an approximately 35.7% interest in the regular interests issued by the MGM Grand & Mandalay Bay REMIC (as defined below) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The MGM Grand & Mandalay Bay Mortgage Loan (exclusive of Excess Interest) and certain Pari Passu Companion Loans will be held by the MGM Grand & Mandalay Bay REMIC. The McCarthy Ranch Mortgage Loan (exclusive of Excess Interest) will be held by the McCarthy Ranch REMIC. Regular interests issued by the Lower-Tier REMIC will be contributed to the upper-tier REMIC (the “Upper-Tier REMIC“ and, together with the Lower-Tier REMIC, the “Trust REMICs”). The certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the Upper-Tier REMIC. The Class V certificates will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the

Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the Trust Components as described below under “—Exchangeable Certificates”.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class V and Class R certificates, the Percentage Interest thereof is set forth on the face of such certificate.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distributions of interest and principal to holders of the certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount received from the REO Account allocable to the Mortgage Loans and on deposit in the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer (or similar payments made by a Non-Serviced Master Servicer) with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the aggregate amount of any gains in respect of the Mortgage Loans transferred to the Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date pursuant to the PSA.

In addition, the master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any balloon payments received during the period that begins two (2) Business Days immediately preceding such Master Servicer Remittance Date and ends on such Master Servicer Remittance Date. In certain cases, the remittance with respect to a Non-Serviced Mortgage Loan in any given calendar month may be received after the Determination Date in that month. If such a remittance includes a principal prepayment or other unscheduled collection or includes a balloon payment, then such principal prepayment or other unscheduled collection will not, and such balloon payment may not, be distributed to certificateholders until the Distribution Date in the following calendar month even if received by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer during the Collection Period for the then current Distribution Date. No additional interest will be distributable in connection with such delayed distribution, thus resulting in a shortfall to certificateholders.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes and Trust Components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in reduction of the Certificate Balances of those classes and Trust Components, in the following priority:

(i)   prior to the Cross-Over Date

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)       to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 Trust Component is reduced to zero,

(e)       to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 Trust Component is reduced to zero, and

(f)        to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for each such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components (calculated without giving effect to the Principal Distribution Amount or allocation of Realized Losses on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on any Trust Component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate for each Class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class D, Class E, Class F and Class G certificates will be a rate per annum that is fixed at the initial Pass-Through Rate for such class set forth in the table under the heading “Summary of Certificates” in this prospectus. The Pass-Through Rate for each Class of the Class B and Class C certificates will be a variable rate per annum equal to the lesser of (a) the initial Pass-Through Rate for such class set forth in the table under the heading “Summary of Certificates” in this prospectus and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class H-RR certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through

Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each class of the Class X-F and Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject Class of Class X Certificates

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2022, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.000625% per annum with respect to the MGM Grand & Mandalay Bay Mortgage Loan, (ii) 0.001250% per annum with respect to the Signature Office Portfolio Mortgage Loan, (iii) 0.001250% per annum with respect to the Appletree Business Park Mortgage Loan, and (iv) 0.002500% per annum with respect to the McCarthy Ranch Mortgage Loan.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	$161,931,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	$307,666,000	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$71,492,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$39,832,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$35,746,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the principal balance of the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 Trust Component, Class A-4 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Any Appraisal Reduction Amounts, Collateral Deficiency Amounts or Realized Losses allocated to each of the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the Certificate Administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the Certificate Administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The Certificate Administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the Certificate Administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates and the Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of a Class of Class X Certificates or an Exchangeable IO Trust Component, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Principal Shortfall for that Distribution Date,

(b)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such

Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable in respect of the related Mortgage Loan as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note(s) or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee and any related Pari Passu Loan Primary Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed to the holders of the Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)        the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)      the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date coinciding with or following the date on which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and any related Pari Passu Loan Primary Servicing Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA and the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to each ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the Trust from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (ii) any accrued and unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the Trust from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (ii) any accrued and unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay:

(1)	to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)	to the Class A-3-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(3)	to the Class A-3-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(4)	to the Class A-4-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(5)	to the Class A-4-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(6)	to the Class A-S-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7)	to the Class A-S-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8)	to the Class B-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9)	to the Class B-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10)	to the Class C-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11)	to the Class C-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom), (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12)	to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom) and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates, as described above,

(13)	to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom) and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14)	to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls (other than relating to any Non-Serviced Mortgage Loan) or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan, which is required to be distributed to the holder thereof by the master servicer) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment.

In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or related Serviced Pari Passu Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, subject to the DCH Limitations and so long as no Control Termination Event has occurred or is continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of the Principal Distribution Amount to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, and second, to the Class A-1 certificates, the Class A-2 certificates, the Class A-3 Trust Component, the Class A-4 Trust Component and the Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H-

RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class H-RR certificates) and Trust Component as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss“ with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans, immediately following such Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the Certificate Balances of the Underlying Classes of Principal Balance Certificates or underlying Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Subject to the terms of the related Intercreditor Agreement, losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan until the principal balance thereof has been reduced to zero, and second, pro rata and pari passu between the related Mortgage Loan and each related Pari Passu Companion Loan, based upon their respective principal balances, until the principal balances thereof have been reduced to zero. See “Description of the Mortgage Pool—The Whole Loans.”

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

(15)      a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Template (if any Appraisal Reduction Amount has been calculated and to the extent received by the master servicer from the special servicer).

No later than two (2) calendar days following each Distribution Date (provided that if such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to each Serviced Mortgage Loan that is not a Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans and each REO Property related to a Serviced Mortgage Loan), as applicable, is also required to prepare the following for each related Mortgaged Property or such REO Property, as applicable:

●	within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending September 30, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List); and

●	within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder“), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer becomes a Borrower Party, the special servicer will covenant in the PSA not to view or otherwise retrieve any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of the PSA and subject to the limitations set forth therein, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender“ means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. It is expected that there will be no Excluded Controlling Class Loans as of the Closing Date with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded DCH Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the Closing Date with respect to this securitization.

“Excluded RRCP Loan” means a Mortgage Loan or Whole Loan with respect to which the Risk Retention Consultation Party, the Retaining Sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

“Excluded Loans” means, collectively, Excluded DCH Loans and Excluded RRCP Loans.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder or the Directing Certificateholder, the Risk Retention Consultation Party or one of the following (in each case, to the extent such person is not a Certificateholder): a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (and is not the Risk Retention Consultation Party), in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-F, Class X-G, Class F, Class G or Class H-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), the master servicer or the special servicer, as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

o	any annual reports provided by the operating advisor; and

o	the CREFC® Appraisal Reduction Template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o	any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer for posting to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “US Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the hedging, transfer, financing and other restrictions under the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded DCH Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded DCH Loan.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available to such party via the certificate administrator’s website because of such party’s Excluded Controlling Class Holder status, such party will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator. Such report on Form 10-D will also incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or information, other than, in the case of each of clauses (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it as to which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and any beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, may each provide certain of the reports or, with respect to a Controlling Class Certificateholder, will be required to provide access to the reports available as set forth above. The master servicer and the special servicer may each also deliver certain other information received by it to any Certificateholder or Certificate Owner that requests reports or information. However, each of the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any class of Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related Certificate Balance determined as of the prior Determination Date, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of Principal Balance Certificates, each determined as of the prior Determination Date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, such numerator and denominator will take into account any notional reduction in the Certificate Balance of any class of Principal Balance Certificates for Cumulative Appraisal Reduction Amounts allocated to such class).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1, Class C-X2, Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by

DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the party making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such party is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting party.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSC 2021-L5

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method that should be used to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which request is made for purposes of communicating with other Certificateholders of the same series with respect to their rights under the PSA or the certificates and is required to include a copy of the communication the Certificateholder proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the “Mortgage File” (as defined in Annex F) with respect to each Mortgage Loan (except that the Mortgage File with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) may, under certain circumstances, be held by the custodian under the related Non-Serviced PSA with various assignments running in favor of the Non-Serviced Trustee instead of the trustee for this securitization transaction). With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the Servicing Shift Securitization Date (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means, with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with a copy of any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	other than with respect to residential cooperative Mortgaged Properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports

(xiv)	in the case of each of the MGM Grand & Mandalay Bay Mortgage Loan and the McCarthy Ranch Mortgage Loan, a copy of the related REMIC declaration related to the MGM Grand & Mandalay Bay REMIC and the McCarthy Ranch REMIC, respectively; and

(xv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a residential cooperative property or a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property and the interests of the Trustee or any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (a “Qualified Mortgage”), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following (x) such mortgage loan seller’s receipt of notice of such Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or (y) if such

Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage, the earlier of (i) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (ii) receipt of a Breach Notice by the mortgage loan seller,

(A)        cure such Material Defect in all material respects, at its own expense,

(B)        repurchase the affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) at the Purchase Price, or

(C)        substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) and pay a shortfall amount in connection with such substitution; provided that (a) no substitution may occur if such affected Mortgage Loan or successor REO Loan was itself a Qualified Substitute Mortgage Loan and (b) no such substitution may occur on or after the second anniversary of the Closing Date;

provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan), if it is diligently proceeding toward that cure and it has delivered an officer’s certificate to the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, that describes the reasons that a cure was not effected within the initial 90-day period and what actions such mortgage loan seller is pursuing in connection with the cure thereof. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

As used herein, “Joint Mortgage Loan“ means a Mortgage Loan with respect to which multiple mortgage loan sellers will contribute multiple promissory notes to this securitization. There are no Joint Mortgage Loans related to the Trust.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder prior to the occurrence of a Control Termination Event and subject to the DCH Limitations) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan not previously paid by the mortgage loan seller and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) an original loan-to-value ratio not higher than that of the substituted Mortgage Loan and a current loan-to-value ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current loan-to-value ratio of the substituted Mortgage Loan, (v) an original debt service coverage ratio equal to or greater than that of the substituted Mortgage Loan and a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan, (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured Material Defect; provided, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each related mortgage loan seller will only be obligated to take the remedial actions described above with respect to its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one such mortgage loan seller will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA and the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a Companion Loan with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the master servicer will continue to receive its Servicing Fee, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Barclays Capital Holdings Inc. will be liable in respect of the Barclays Mortgage Loans for the cure, repurchase and substitution obligations described above to the same extent as Barclays Capital Real Estate Inc.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loans and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Properties will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan or any REO Property related to a Non-Serviced Mortgage Loan.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Mortgage Loans, any related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan, any related REO Properties and any related Intercreditor Agreement are summarized under “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Companion Loans and any related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and any related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan or a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)       any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or a related Companion Loan that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)       any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate equal to (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)), the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any related Serviced Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)) the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below with respect to nonrecoverable Advances and other limited exceptions, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and, if applicable, Excess Interest) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any successor REO Loan during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any successor REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be.

However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan (or any REO Loan that is a successor to such Companion Loan) or with respect to any cure payment that a related Subordinate Companion Loan holder is entitled to make.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Serviced Mortgage Loan or a related REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance in its sole discretion, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed by the master servicer, the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA, and no Servicing Advances will be made with respect to any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer must deliver to any master servicer (and the special servicer, if specified in the related Intercreditor Agreement) under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan has been deposited, and, with respect to each Non-Serviced Mortgage Loan, the master servicer must deliver to the related Non-Serviced Master Servicer (and Non-Serviced Special Servicer, if specified in the related Intercreditor Agreement), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee (but this statement will not be construed to entitle the special servicer to reverse the determination of the master servicer or the trustee, or to prohibit the master servicer or the trustee from making a determination, that a P&I Advance or Servicing Advance would be a Nonrecoverable Advance). The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, each of the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances at the time of such consideration, the recovery of which is being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for any delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer or the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer or Non-Serviced Trustee as such determination relates to any proposed advance of principal or interest with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA or Intercreditor Agreement provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that is subsequently determined to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will generally not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. In the case of any Serviced A/B Whole Loan, amounts payable in respect of the related Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be available for the reimbursement of Servicing Advances and P&I Advances and interest on such advances. If an Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from Related Proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, subject to the DCH Limitations, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the master servicer, the special servicer or the trustee, as the case may be, has not timely received from the other such party information required by it to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s decision to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for information regarding reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account, sub-account or ledger account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

On each Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date, and any Withheld Amounts to be deposited in the Interest Reserve Account in respect of the related Collection Period.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include various funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Exchangeable Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit into the Interest Reserve Account during the related interest period, in respect of any Mortgage Loan that accrues interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of REO Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and the Trust Components (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting certain ratings and other requirements set forth in the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account (other than the Companion Distribution Account)) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA and any related Intercreditor Agreement for Advances made by any of them and interest thereon as described above under “—Advances”;

(iii)      to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the master servicer and the special servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, together with interest thereon;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan will be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loans or from general collections with respect to any securitization of a related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover a related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Any P&I Advance made with respect to a Mortgage Loan that is part of a Whole Loan (and interest thereon) may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Companion Loan, provided that a P&I Advance with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.4%) is reimbursable from the proceeds of the related Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or Serviced Companion Loan, as applicable, or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Specially Serviced Loan, the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and any related Serviced Companion Loan, in each case that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, Prepayment Interest Excesses (to the extent payable to the master servicer), review fees and similar fees actually collected on the Serviced Mortgage Loans and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee / Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee Rate calculated on the Stated	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Principal Balance of each Mortgage Loan.
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Operating Advisor Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or such lesser amount actually received from the related borrower with respect to such Mortgage Loan.	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	(4)	Payable by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer,	At a rate per annum equal to the Reimbursement Rate	First, out of late payment charges and default interest on	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	calculated on the number of days the related Advance remains unreimbursed.	the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer and special servicer (and, solely with respect to certain indemnification expenses, operating advisor, certificate administrator and trustee) under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

In connection with a Serviced Whole Loan, costs and expenses of servicing and administration are generally payable or reimbursable to service providers before payments are made to noteholders from proceeds on such Whole Loan. To the extent paid from collections on the Mortgage Loans, such costs and expenses (e.g., reimbursements of Servicing Advances, interest on advances and certain special servicing compensation) would generally reduce distributions to certificateholders in reverse order of priority.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to the sum of: $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

Master Servicing Compensation

The fee of the master servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate equal to the sum of 0.00250% per annum and the rate set forth on Annex A-1 under “Primary Servicing Fee Rate”, and (2) with respect to each Serviced Companion Loan, the rate set forth on Annex A-1 under “Primary Servicing Fee Rate” next to the related Mortgage Loan; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the Pari Passu Loan Primary Servicing Fee Rate). The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major

Decision or Special Servicer Decision; provided that the master servicer will not be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation;

●	(x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	100% of assumption application fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Serviced Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan, notwithstanding any termination or resignation of KeyBank as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or its sub-servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and any related Serviced Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The “Workout Fee“ will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate“ of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount“ with respect to the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)        (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)        the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness or has a Subordinate Companion Loan by the holder of the related mezzanine loan or Subordinate Companion Loan, as applicable, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)        100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans and any related Serviced Companion Loan (or any successor REO Loan) and 100% of COVID Forbearance Fees related to any Payment Accommodation;

(ii)        50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)       (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Specially Serviced Loans (and any related Serviced Companion Loan) and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)       100% of assumption application fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)        (x) 100% of consent fees on Specially Serviced Loans and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)       100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan documents; and

(vii)       late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Serviced Mortgage Loans since the Closing Date.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment Reserve Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including when such Non-Serviced Mortgage Loan has been transferred to special servicing thereunder). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any Non-Serviced Mortgage Loan or any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the trustee fee will be paid by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate equal to 0.00912% per annum (the “Certificate Administrator/Trustee Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee“) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and any successor REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans. The Operating Advisor Fee Rate will be equal to 0.00164% per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount actually received from the related borrower) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the party processing such Major Decision to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will accrue at a rate equal to 0.00032% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan“), the asset representations reviewer will be entitled to a fee equal to the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price or Loss of Value Payment for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price or Loss of Value Payment received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and successor REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use its names and trademarks and the CREFC® Investor Reporting Package in connection with the servicing and administration of the issuing entity. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan or related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

No Appraisal Reduction Event will occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (subject to the DCH Limitations) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal or conducts a valuation described below and (ii) the date on which the related Appraisal Reduction Event occurred, equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.       the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option either (i) by an MAI appraisal obtained by the special servicer (the cost of which will be paid by the master servicer as a Servicing Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Appraisal Reduction Amount, with respect to any Serviced Mortgage Loan, or Collateral Deficiency Amount. The master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, calculation of any Appraisal Reduction Amount with respect to a Non-Serviced Mortgage Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and any Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan will be allocated first to any related Subordinate Companion Loan until the principal balance thereof has been notionally reduced to zero, and second, pro rata, between the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances until the principal balances thereof have been notionally reduced to zero. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan. On the first Determination Date occurring on or after the 10th business day following the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent a related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) or clause (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received or performed by the special servicer (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (i) the date on which the special servicer receives such MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the later of (i) the date on which the special servicer receives the related MAI appraisal or conducts a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan, until the principal balance thereof has been notionally reduced to zero, and second, to the related Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances until the principal balances thereof have been notionally reduced to zero. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H-RR, Class G, Class F, Class E, and Class D certificates, in that order, second, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, third, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, fourth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components and finally, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust

Components, pro rata based on their respective interest entitlements). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, (i) Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H-RR, Class G, Class F, Class E and Class D Certificates and the Class C, Class B and Class A-S Trust Components, in that order, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components), and (ii) Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce their Certificate Balances until the

Certificate Balance of each such class is notionally reduced to zero (i.e., to the Class H-RR, Class G and Class F certificates, in that order).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or Consultation Termination Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. With respect to any Mortgage Loan, the special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount and (ii) any Collateral Deficiency Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount and/or Collateral Deficiency Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Collateral Deficiency Amounts on Serviced Mortgage Loans and Non-Serviced Mortgage Loans and for Appraisal Reduction Amounts on Serviced Mortgage Loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to related REO Properties and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, that the master servicer will not be required to cause the borrower to maintain, and the special servicer will not be required to maintain, terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer, with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH Limitations)). If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to such REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined in accordance with the Servicing Standard. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default (without regard to the occurrence of a Consultation Termination Event). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property securing a Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer, and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and the non-binding consultation rights of the Risk Retention Consultation Party as described under “—The Risk Retention Consultation Party”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder and/or upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property with respect to a Serviced Mortgage Loan, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan (and any related Serviced Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations) and, with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy, and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance, by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Serviced Mortgage Loans and related Serviced Companion Loan and REO Properties, as applicable. Any losses incurred due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Processing and Consent

Processing

The master servicer will be responsible for processing the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (but only with respect to clauses (x)(a) and (b) of the definition of such term), and (ii) any servicing action that is not a Major Decision or Special Servicer Decision.

The special servicer will be responsible for processing all servicing actions in respect of Specially Serviced Loans and the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Decisions (other than with respect to clauses (x)(a) and (b) of the definition of such term) and (ii) Major Decisions.

Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the special servicer is responsible for processing, the master servicer and special servicer may mutually agree that the master servicer will process such action subject to the special servicer’s consent (which may be deemed given under the circumstances described below under “—Consent”).

Upon receiving a request for any matter that constitutes a Special Servicer Decision (other than a Special Servicer Decision under clauses (x)(a) or (b) of the definition of “Special Servicer Decision”) or a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request, and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision; however, regardless of whether the master servicer or the special servicer is required to process any request, any Special Servicer Decision or Major Decision will require the consent or approval of the special servicer as described under “—Consent” below.

“Special Servicer Decision“ means any of the following with respect to a Serviced Mortgage Loan or a Serviced Whole Loan that is not otherwise a Major Decision:

(i)	approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(ii)	approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, shall not constitute a Special Servicer Decision);

(iv)	any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(v)	any requests for consent to the release of the parcel securing the Plaza Rancho Del Oro Mortgage Loan and designated in the related Mortgage Loan documents as the “Release Parcel,” as contemplated by the terms of the related Mortgage Loan documents;

(vi)	approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(vii)	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(viii)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ix)	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(x)	agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(xi)	determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

Consent

The master servicer will not be permitted under the PSA to agree to any modification, waiver, amendment, consent or other action that constitutes a Major Decision or Special Servicer Decision (or make a determination not to take action with respect thereto) that it is processing unless the master servicer has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such action and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such action. Upon receipt by the special servicer of the master servicer’s written recommendation and analysis, the special servicer will be required to promptly provide such information to the Directing Certificateholder for its review, to the extent it relates to an action that constitutes a Major Decision.

The special servicer will be responsible for promptly seeking any required consent of the Directing Certificateholder (and, if consultation is required, will be responsible for promptly consulting with the Directing Certificateholder) as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions.” The special servicer will also be responsible for consulting with the Risk Retention Consultation Party and the operating advisor, as described under “Pooling and Servicing Agreement—The Risk Retention Consultation Party”, “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” below. In addition, with respect to any Major Decision in respect of a Servicing Shift Whole Loan or a Serviced A/B Whole Loan, the special servicer will be responsible for seeking any required consent of the holder of the related Control Note (and, if consultation is required, will be responsible for consulting with such party) as and to the extent required under the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”. With respect to any party above whose consent is sought, a response by such party that it is reviewing the relevant action will not preclude it from providing its consent at a later time, but will preclude a determination that it has been deemed to consent to the relevant action.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Special Servicer Decision or a Major Decision, the master servicer will be required to process such request or action and will not be required to obtain the consent of or consult with any party, including the special servicer, the Directing Certificateholder, the operating advisor and the Risk Retention Consultation Party.

Modifications, Waivers and Amendments

Waivers, modifications, amendments and consents with respect to the Mortgage Loans will be processed as described above under “—Processing and Consent—Processing” and will require the consents described above under “—Processing and Consent—Consent”; provided, that neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

With respect to any Specially Serviced Loan, if, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable) is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) subject to the DCH Limitations, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case, as provided in the PSA and described in this prospectus and (z) the rights of the holder of any related Companion Loan or mezzanine loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement; provided, that if the party processing such servicing action is LNR Partners, LLC, as special servicer, it will not be required to consult with the Risk Retention Consultation Party.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact

the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations), and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the master servicer or special servicer processes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or related Companion Loan, the applicable party will be required to notify the special servicer (if such action is processed by the master servicer), the master servicer (if such action is processed by the special servicer), the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (subject to the DCH Limitations, and only if a Consultation Termination Event has not occurred) the Risk Retention Consultation Party (other than with respect to an Excluded RRCP Loan), and the 17g-5 Information Provider (which will be required to post such notice to the 17g-5 Information Provider’s website). The party processing such action will be required to deliver to the custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and a copy to the master servicer and, if required by the related Intercreditor Agreement, to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan, and such realized losses will be allocated among the various classes of certificates in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive any right to exercise such rights; provided, that (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to $35,000,000, (B) with a stated principal balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (C) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B) or (C), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any related Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

With respect to a Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that, (i) with respect to such consent or waiver of rights that is a Major Decision, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) that has a combined loan-to-value ratio greater than 85% (based upon any and all existing and proposed debt), (C) that has a combined debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate debt service on the related Mortgage Loan and any related Companion Loan, if any, and the debt service on the proposed additional lien), (D) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof) that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance) or (E) with a Stated Principal Balance greater than or equal to $35,000,000, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B), (C), (D) or (E), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (other than any Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months, and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2022, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holder of any related Subordinate Companion Loan and then as an expense of the holders of the related Serviced Mortgage Loan and any Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer will be responsible for performing inspections in respect of the related Mortgaged Property pursuant to similar provisions in the related Non-Serviced PSA.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning in calendar year 2021 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)	as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)	as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)	as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)	as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)	as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)	as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)	as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

For the avoidance of doubt, with respect to clauses (2), (3)(iii), (5), (6) and (7) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

In addition, if the special servicer is processing a Payment Accommodation and an event described in clauses (2), (3)(iii), (5), (6) and (7) above occurs, the special servicer will be permitted, but not required, to make a determination to complete the Payment Accommodation, in which case no special servicing transfer event will occur with respect to the applicable Mortgage Loan only if, and for so long as, the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (or any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, then each related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date“) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report“).

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (subject to the DCH Limitations) will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The process described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process“.

A “Final Asset Status Report“ means with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report that is labeled or otherwise communicated as being final, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or

following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the Risk Retention Consultation Party. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, subject to the DCH Limitations, if a Control Termination Event exists, but so long as no Consultation Termination Event has occurred, by the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments received in response from the operating advisor or the Directing Certificateholder, to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interests of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holder(s) of the related Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process“. For additional information, see “—The Operating Advisor—Duties of the Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of a recommendation, objection or comment by the operating advisor.

With respect to each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan prior to the related Servicing Shift Securitization Date and each Serviced Mortgage Loan that is part of a Serviced A/B Whole Loan prior to a related Control Appraisal Event, the related Non-Serviced Directing Certificateholder or related Control Note holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or, with respect to each Servicing Shift Mortgage Loan prior to the related Servicing Shift Securitization Date and each Serviced Mortgage Loan that is part of a Serviced A/B Whole Loan prior to a related Control Appraisal Event, the special servicer) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Specially Serviced Loan, then the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3-year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the MGM Grand & Mandalay Bay REMIC, the McCarthy Ranch REMIC or the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan and it would be in the best economic interests of the Certificateholders, or, in the case of a Serviced Whole Loan, Certificateholders and any holder of a related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and such Companion Holders constituted a single lender) to attempt to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances permitted under the related Intercreditor Agreement, be entitled to sell (with the consent of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing, and subject to the DCH Limitations)) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement, the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the Directing Certificateholder (subject to the DCH Limitations) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer with written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is (or, if required by a related Intercreditor Agreement, two other offers are) received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists and subject to the DCH Limitations) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. Subject to the proviso in the preceding sentence, the special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loans if such Serviced Whole Loan becomes a Defaulted Loan without the consent of each holder of the related Companion Loans, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the DCH Limitations (as defined below) and the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Major Decision, and will have the right to replace the special servicer with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer without cause) and certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan, upon the occurrence of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing

Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC (or an affiliate thereof).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” above), at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H-RR Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

Notwithstanding anything to the contrary herein, the Directing Certificateholder will not have the appointment, termination, consent, consultation or notice rights described herein with respect to (x) a Serviced Mortgage Loan that is an Excluded DCH Loan, (y) a Servicing Shift Mortgage Loan (provided, that prior to a Control Termination Event, the Directing Certificateholder will be entitled to exercise all rights and receive all notices provided to the “Non-Controlling Note Holder” under the related Intercreditor Agreement) or (z) a Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Event with respect thereto (unless otherwise provided in the related intercreditor agreement)) (collectively, the “DCH Limitations”).

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below, and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to any Mortgage Loan (to the extent the master servicer is responsible for processing the subject action as described under “Pooling and Servicing Agreement—Processing and Consent”), the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and in the possession of the master servicer in order to grant or withhold consent with respect to such Major Decision, provided, that in any event, the consent of the Directing Certificateholder and any applicable Companion Loan holder (to the extent provided under the related Intercreditor Agreement) will be required in respect of such Major Decision, and (b) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action constituting a Major Decision, and the special servicer will not be permitted to consent to the master servicer’s taking any action constituting a Major Decision, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) of the definition of “Major Decision”) after receipt of a written report by special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) the proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder and in the special servicer’s possession in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package“) (provided that if such written objection has not been received by the special servicer within such 10 business day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)        any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date thereof, other than a Payment Accommodation (as defined below);

(iii)       following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)       any sale of a Defaulted Loan or REO Property for less than the applicable Purchase Price;

(v)        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

(vi)       any release of material collateral or any acceptance of substitute or additional collateral (except as otherwise provided in clause (v) of the definition of “special servicer decision”) for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii)     any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)       releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)      any determination of an Acceptable Insurance Default;

(xii)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)     any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof

(xiv)     any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights)); or

(xv)      any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”.

Notwithstanding the above, a Payment Accommodation (as defined below) will not be a “Major Decision”.

A “Payment Accommodation“ for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to (a) payment obligations or operating covenants under the related mortgage loan documents, (b) the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, or (c) such other modification, forbearance or waiver that is related or incidental to clause (a) or clause (b), that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodation and (ii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request and such default is known to the Special Servicer.

Any fees or other charges charged by the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency (“COVID Forbearance Fees“), may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity.

Asset Status Report

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer without cause) as described in and subject to the conditions set forth under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but subject to the DCH Limitations will be required to consult on a non-binding basis with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Serviced Mortgage Loan or Serviced Whole Loan.

Subject to the DCH Limitations, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor following the occurrence of a Control Termination Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded DCH Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions and asset status reports to the extent set forth in the PSA, and no Controlling Class Certificateholder will have any right to approve or be consulted with respect to asset status reports or Major Decisions.

A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Notwithstanding the proviso to, or any other contrary provision of, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to an Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder or a Companion Loan holder (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or a Companion Loan holder)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any related Serviced Pari Passu Companion Loans and the subordinate nature of any related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or Subordinate Companion Loan holder’s, as applicable, response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or a Companion Loan holder, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the related Companion Loan holder, as applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or a Subordinate Companion Loan holder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, or (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, each Servicing Shift Mortgage Loan and, unless a Control Appraisal Event exists with respect thereto, each Serviced A/B Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or “Pooling and Servicing Agreement—Asset Status Report” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”; however, such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or controlling Companion Loan holder.

With respect to each Non-Serviced Whole Loan, the issuing entity, as the holder of the related Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to such Non-Serviced Whole Loan and, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder will be entitled to exercise such rights. In addition, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

With respect to each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date), the issuing entity, as holder of the related Mortgage Loan, will have similar consultation rights and rights to consent to a sale of such Whole Loan, and the Directing Certificateholder will be entitled to exercise such rights under the same circumstances described above with respect to Non-Serviced Whole Loans.

See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Mortgage Loan that is part of a Serviced Whole Loan, the holder of a related Pari Passu Companion Loan has consultation rights (or, in the case of the Control Note with respect to a Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date) or in the case of a Subordinate Companion Loan with respect to a Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), consent rights) with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it becomes a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)       may take actions that favor the interests of the holders of one or more Classes, including the Controlling Class, over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Non-Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party“ will be the party selected by the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC or an affiliate thereof.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded RRCP Loan), upon request of the Risk Retention Consultation Party, the party processing such action as described under “—Processing and Consent” will be required to consult on a non-binding basis with the Risk Retention Consultation Party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such Major Decision (assuming the Directing Certificateholder had such right with respect to such Mortgage Loan). Notwithstanding any of the foregoing to the contrary, if the party processing such servicing action is LNR Partners, LLC, as special servicer, it will not be required to consult with the risk retention consultation party.

In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation (and in the possession of the master servicer or special servicer, as applicable), the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from its obligation to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan.

In the event that no Risk Retention Consultation Party has been appointed or identified to the master servicer or the special servicer, as applicable, then until such time as the new Risk Retention Consultation Party is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party, as the case may be.

If the Risk Retention Consultation Party, the Retaining Sponsor or a holder of the majority of the VRR Interest receives access under the PSA to certain information related to a Mortgage Loan with respect to which it is a Borrower Party, it (i) may not directly or indirectly provide any such information to (a) the related Borrower Party, (b) any of its employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (c) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will be required to maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the Retaining Sponsor or the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Retaining Sponsor or the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest;

(d)       may take actions that favor the interests of the holders of one or more classes over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding anything to the contrary herein, the operating advisor will have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that the operating advisor under each Non-Serviced PSA will have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan securitized thereunder, which are expected to be substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan (but not any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan (but not any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(c)       the operating advisor will be required to prepare an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)        after the subject calculation has been finalized but prior to the utilization by the special servicer, the special servicer will be required to deliver any such calculation together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)        if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

With respect to the determination of whether a Control Termination Event has occurred and is continuing, or has terminated, each of the operating advisor and the special servicer is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor or the special servicer that are performed only after the occurrence and continuation of a Control Termination Event, the operating advisor or the special servicer, as applicable, will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and not for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance and any Attestation Report delivered to the operating advisor or made available to the operating advisor on the certificate administrator’s website, any attestation report delivered to the operating advisor, any Final Asset Status Report and other information (other than any communications between the related Directing Certificateholder, any Risk Retention Consultation Party or any related Companion Loan holder (or its representative), as applicable, and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, the operating advisor will be required (if any Serviced Mortgage Loans were Specially Serviced Loans in the prior calendar year and a Control Termination Event was continuing as of December 31 of the prior calendar year) to prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the special servicer and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of items required to be reviewed by it pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to a Servicing Shift Mortgage Loan or any REO Property related thereto) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report may, to the extent the operating advisor deems relevant, describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any reliance thereon.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of certificateholders as a collective whole, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)        that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)        that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the Trust;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Borrower Party, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)        that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and, to the extent it also acts as the asset representations reviewer, its role as asset representations reviewer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including without limitation any such information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege that is labeled or otherwise identified as Privileged Information by the special servicer and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor will be required to keep all such labeled Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event exists, the Directing Certificateholder (with respect to any Serviced Mortgage Loan (subject to the DCH Limitations)) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from performing operating advisor functions for such other securitizations will not be imputed to the operating advisor in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written legal advice), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may terminate, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the classes of Principal Balance Certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will be required to give written notice of the termination and appointment as soon as possible to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (subject to the DCH Limitations and for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be subject to a certificateholder vote for removal upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal. Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor will be required to pay all reasonable costs and expenses (including costs and expenses incurred by the trustee and the certificate administrator) associated with a transfer of its duties pursuant to the PSA.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will also be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to each party to the PSA and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 107 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to March 31, 2021, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2021 was approximately 54.13%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 10.64%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 50.00% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 7.43%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 20.6% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders entitled to not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and the asset representations reviewer, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders entitled to both (i) a majority of the Voting Rights allocable to those Certificateholders who cast votes and (ii) a majority of the Voting Rights that constitute a minimum Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the certificate administrator, such fee will be paid by the trust following delivery by the certificate administrator of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the certificate administrator, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of the Certificateholders to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) - (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) - (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) - (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)         a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)        a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)        a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (vi) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan, provided, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 business days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. The asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to a Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar“), Fitch Ratings, Inc. (“Fitch“), Kroll Bond Rating Agency, LLC (“KBRA“), Moody’s Investors Service, Inc. (“Moody’s“) or S&P Global Ratings (“S&P“) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the

Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

Any person into which the asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, will be the successor of the asset representations reviewer under the PSA, and will be deemed to have assumed all of the liabilities and obligations of the asset representations reviewer under the PSA, without the execution or filing of any paper or any further act on the part of any of the parties to the PSA; provided, that the trustee has received a Rating Agency Confirmation with respect to such successor or surviving person if the asset representations reviewer is not the successor or surviving person.

The rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated will not be affected by such merger, consolidation or succession, and the asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such merger, consolidation or succession.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then outstanding certificates, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)        the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders entitled to at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders entitled to not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders entitled to at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer (other than with respect to any Excluded DCH Loan, any Servicing Shift Whole Loan, any other Serviced Whole Loan as to which a third party controlling note holder has control rights or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication; provided, that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer without cause. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights allocable to the Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective classes thereof) requesting a vote to replace the special servicer with a new special servicer (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan), (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the Voting Rights that constitute a minimum Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA (other than with respect to any Servicing Shift Whole Loan or, unless a Control Appraisal Event exists with respect thereto, any Serviced A/B Whole Loan) and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights allocable to all Principal Balance Certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes thereof).

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan“), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded DCH Loan, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer“) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer and will, absent negligence, willful misconduct or bad faith, be indemnified by the issuing entity for any loss, liability or expense incurred in connection with any legal action relating to this transaction resulting solely from the identity or actions of such Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi)(x) that is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and (y) Moody’s has not publicly cited servicing concerns with respect to such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, (viii) that is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer” and (ix) that is currently acting as a special servicer in a transaction rated by KBRA and has not been cited by KBRA as having servicing concerns that were the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer within 180 days of posting of the operating advisor’s recommendation to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

However, with respect to a Servicing Shift Whole Loan and a Serviced A/B Whole Loan (as to which no Control Appraisal Event exists with respect thereto), the special servicer may not be terminated based on the operating advisor’s recommendation unless the holder of the related Control Note consents to such termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, any Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date) and any Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), the related special servicer with respect to such Whole Loan may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to any Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date) and any Serviced A/B Whole Loan (unless a Control Appraisal Event exists with respect thereto), in the PSA) and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders entitled to not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by Certificateholders entitled to not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Companion Loan; provided, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       the master servicer or the special servicer, as the case may be, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized to terminate, and at the written direction of (A) Certificateholders entitled to at least 25% of the Voting Rights, (B) the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or (C) the Directing Certificateholder (solely with respect to the special servicer and, in any event, (1) only for so long as no Control Termination Event has occurred and is continuing, (2) subject to the DCH Limitations and (3) other than with respect to a Servicing Shift Whole Loan (unless the Directing Certificateholder is entitled to exercise the termination rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement)), the trustee will be required to terminate, all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be, (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or, for so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, that has been approved by the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing) or, with respect to a Servicing Shift Mortgage Loan, the related Controlling Holder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if such Companion Loan has been securitized, the designated party under the related pooling and servicing agreement) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

In addition, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (or, if a Control Termination Event has occurred and is continuing, acting at the direction of the special servicer), will be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s) (to the extent provided under the related Intercreditor Agreement), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event under clause (f), (g) or (h) of the definition of “Servicer Termination Event” under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders entitled to at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes, and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover from the issuing entity all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that fulfillment of its obligations is no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that fulfillment of its obligations is no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer

Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including any reasonable legal fees and expenses relating to the enforcement of such indemnity), judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor, certificate administrator, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs (including any reasonable legal fees and expenses relating to the enforcement of such indemnity), judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole), taking into account the pari passu nature of any related Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and/or a fidelity bond requirement so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any such entity is a party, or any person succeeding to the business of any such entity, will be the successor thereof under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

Neither the trustee nor the certificate administrator will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to not less than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments, and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid under the PSA, and reasonable legal fees and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

The “Enforcing Servicer“ will, in all cases, be the special servicer.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer (in the case of all Mortgage Loans) from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action and (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders as described below. The certificate administrator will, within 3 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the Voting Rights held by the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the

Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by Requesting Certificateholders entitled to a majority of the Voting Rights to which all of the Requesting Certificateholders are entitled.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If multiple Requesting Certificateholders timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class Certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Litigation Control

The special servicer will be responsible for conducting or managing certain litigation related to the Mortgage Loans (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the PSA.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-A/B Whole Loans”. The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSC 2021-L5 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	The servicing decisions for which the related Non-Serviced Master Servicer or Non-Serviced Special Servicer must obtain the related Non-Serviced Special Servicer’s or Non-Serviced Directing Certificateholder’s, as applicable, consent, differ in certain respects from the corresponding decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal Reduction Amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer or the related Non-Serviced Master Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans; provided, that the MSC 2020-L4 PSA (pursuant to which the McCarthy Ranch Mortgage Loan is serviced) does not contain an exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a Payment Accommodation under the PSA) or the related default or delinquency.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA; provided, that the MSC 2020-L4 PSA (pursuant to which the McCarthy Ranch Mortgage Loans is serviced) does not contain an exception in the definition of “Specially Serviced Loan” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a Payment Accommodation under the PSA) or the related default or delinquency.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related affiliates, directors, officers and/or other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the MSC 2021-L5 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the MGM Grand & Mandalay Bay Mortgage Loan

The MGM Grand & Mandalay Bay Mortgage Loan is serviced under the BX 2020-VIVA TSA.

The MGM Grand & Mandalay Bay Mortgage Loan is being serviced pursuant to the BX 2020-VIVA TSA. The servicing terms of the BX 2020-VIVA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2020-VIVA TSA earns a primary servicing fee with respect to the MGM Grand & Mandalay Bay Mortgage Loan equal to 0.000625% per annum.

●	Upon the MGM Grand & Mandalay Bay Mortgage Loan becoming a specially serviced loan under the BX 2020-VIVA TSA, the related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%, subject to a maximum amount of $250,000 payable in any year.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%; provided, that, in no event will the workout fee exceed $2,500,000.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%; provided, that, in no event will the liquidation fee exceed $2,500,000.

●	The BX 2020-VIVA TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BX 2020-VIVA TSA.

●	The BX 2020-VIVA TSA does not provide for an operating advisor (or equivalent party) with respect to the MGM Grand & Mandalay Bay Whole Loan.

●	Under the BX 2020-VIVA TSA, so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan thereunder, the special servicer of the related Whole Loan thereunder may be removed without cause by the related holder of the control eligible classes at any time.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans”.

Prospective investors are encouraged to review the full provisions of BX 2020-VIVA TSA, which is available by requesting a copy from the underwriters.

Servicing of the Signature Office Portfolio Mortgage Loan and the Appletree Business Park Mortgage Loan

Each of the Signature Office Portfolio Mortgage Loan and the Appletree Business Park Mortgage Loan is serviced under the GSMS 2020-GSA2 PSA. The servicing terms of the GSMS 2020-GSA2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the GSMS 2020-GSA2 PSA earns a primary servicing fee equal to 0.00125% per annum.

●	Upon any of the Signature Office Portfolio Mortgage Loan or the Appletree Business Park Mortgage Loan becoming a specially serviced loan under the GSMS 2020-GSA2 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%, subject to a maximum amount of $3,500.

●	The related Non-Serviced Special Servicer under the GSMS 2020-GSA2 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%; subject to a floor of $25,000 and a cap of $1,000,000.

●	The related Non-Serviced Special Servicer under the GSMS 2020-GSA2 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%, subject to a floor of $25,000 and a cap of $1,000,000.

●	The operating advisor under the GSMS 2020-GSA2 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the PSA. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the GSMS 2020-GSA2 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the GSMS 2020-GSA2 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the GSMS 2020-GSA2 PSA will at any time be entitled to recommend the termination of the GSMS 2020-GSA2 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the GSMS 2020-GSA2 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the GSMS 2020-GSA2 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the GSMS 2020-GSA2 certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans”.

Prospective investors are encouraged to review the full provisions of GSMS 2020-GSA2 PSA, which is available by requesting a copy from the underwriters.

Servicing of the McCarthy Ranch Mortgage Loan

The McCarthy Ranch Mortgage Loan is serviced under the MSC 2020-L4 PSA. The servicing terms of the MSC 2020-L4 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MSC 2020-L4 PSA earns a primary servicing fee with respect to the McCarthy Ranch Mortgage Loan equal to 0.002500% per annum.

●	Upon the McCarthy Ranch Mortgage Loan becoming a specially serviced loan under the MSC 2020-L4 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%, subject to a monthly floor of $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult with the related Non-Serviced Special Servicer, $5,000).

●	The related Non-Serviced Special Servicer under the MSC 2020-L4 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%; subject to a floor of $25,000 and a cap of $1,000,000.

●	The related Non-Serviced Special Servicer under the MSC 2020-L4 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%, subject to a floor of $25,000 and a cap of $1,000,000.

●	The operating advisor under the MSC 2020-L4 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the PSA. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MSC 2020-L4 PSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the MSC 2020-L4 PSA securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the MSC 2020-L4 PSA will at any time be entitled to recommend the termination of the MSC 2020-L4 PSA special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the MSC 2020-L4 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MSC 2020-L4 PSA certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the MSC 2020-L4 PSA certificateholders pursuant to a certificateholder vote.

●	Under the MSC 2020-L4 PSA, so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan thereunder, the special servicer of the related Whole Loan thereunder may be removed without cause by the related Non-Serviced Directing Certificateholder at any time.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans”.

Prospective investors are encouraged to review the full provisions of MSC 2020-L4 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. The provisions of such future pooling and servicing agreement have not yet been determined, although such agreement will be required to contain terms and conditions that are customary for securitization transactions involving assets similar to the related Servicing Shift Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead and will be the “Pari Passu Loan Primary Servicing Fee” payable with respect to such Mortgage Loan.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, special servicing fee, liquidation fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply for such matter at such time (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply for such matter at such time (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply for such matter at such time (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice of the action taken to the 17g-5 Information Provider’s website pursuant to the PSA.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. At any time during which no certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which is required pursuant to the PSA to be delivered at least ten (10) business days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (but only if an advance was made by the trustee in the calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons therefor), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C Trust Components has been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) if the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is equal to or greater than 1.0% of the Initial Pool Balance of the Mortgage Loans, such exchanging party pays to the master servicer an amount equal to (x) the product of (I) the Prime Rate, (II) the aggregate of the Certificate Balances of the then-outstanding Principal Balance Certificates as of the date of such exchange and (III) three, divided by (y) 360, and such exchanging party pays the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution on the certificates will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates (the “Cleanup Call”), provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and any REO Loans held by the trust is less than 1.0% of the Initial Pool Balance of the Mortgage Loans (solely for the purposes of this calculation, if such right is being exercised after May 2031 and the MGM Grand & Mandalay Bay Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the initial pool balance and the then-aggregate principal balance of the pool). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees and any related Pari Passu Loan Primary Servicing Fees remaining outstanding and payable solely to the master servicer or the related Non-Serviced Master Servicer (which items will be deemed to have been paid or reimbursed to the master servicer or the related Non-Serviced Master Servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(1)       to cure any ambiguity or to correct any error;

(2)       to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)       to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4)       to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)       to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R certificates;

(6)       to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7)       to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)       to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the operating advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)       to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

(10)     to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed in whole or in part, to the extent required to comply with any such amendment or, to the extent applicable, to modify or eliminate the affected provision(s) related to the risk retention requirements in the event of such repeal in each case, subject to the consent of the Retaining Sponsor, not to be unreasonably withheld; or

(11)     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. No amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement without the consent of the holder of the related Companion Loan. In addition, no amendment to the PSA may be made without the consent of any underwriter or initial purchaser if such amendment would materially affect the rights of such underwriter or initial purchaser, as applicable, under the PSA.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, the PSA may not be amended without the consent of the holder of the related Subordinate Companion Loan if such amendment would materially and adversely affect the related Subordinate Companion Loan holder’s rights under the PSA.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received (i) an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code and (ii) an officer’s certificate from the party requesting the amendment to the effect that all conditions precedent to such amendment set forth herein have been satisfied.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-2” from S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A” by S&P and “A+” by Fitch, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in Florida (15.0%), California (11.4%) and New York (10.8%). Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Florida. Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable non-bankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of (i) MSMCH, a mortgage loan seller and a sponsor, (ii) Morgan Stanley Bank, an originator and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and (iii) Morgan Stanley & Co. LLC, one of the underwriters.

Barclays, a mortgage loan seller and an originator, is also an affiliate of Barclays Capital Inc., one of the underwriters and an affiliate of the holder of one of the MGM Grand & Mandalay Bay Companion Loans.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of (i) LNR Partners, LLC, the special servicer for this securitization and the special servicer under the GSMS 2020-GSA2 PSA, pursuant to which each of the Signature Office Portfolio Mortgage Loan and the Appletree Business Park Mortgage Loan is serviced, (ii) LNR Securities Holdings, LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to purchase the VRR Interest, and (iv) Starwood CMBS Horizontal Retention MSC 2021-L5 LLC, the entity expected to purchase the HRR Interest.

KeyBank, a mortgage loan seller, an originator, a sponsor, master servicer and a primary servicer, is also the servicer under the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Mortgage Loan, and an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and MSMCH or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Prior to their inclusion in the trust fund, KeyBank acted as servicer for all of the KeyBank Mortgage Loans.

Morgan Stanley Bank, N.A. is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing of 13 mortgage loans originated or acquired by SMC or certain of its affiliates (14.6%).

An affiliate of Barclays has provided warehouse financing to SMC or certain of its affiliates for certain of the Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $185,369,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the SMC Mortgage Loans subject to such warehouse facility, which such SMC Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the SMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans

Wells Fargo, the trustee, certificate administrator and custodian, is also (i) the certificate administrator, trustee and custodian under the GSMS 2020-GSA2 PSA, pursuant to which each of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan is currently serviced, and (ii) the certificate administrator, trustee and custodian under the MSC 2020-L4 PSA, pursuant to which the McCarthy Ranch Whole Loan is currently serviced.

LNR Partners is also the special servicer under the GSMS 2020-GSA2 PSA, which governs the servicing of each of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan. LNR Partners is an affiliate of (i) SMC, a mortgage loan seller, originator and sponsor, (ii) LNR Securities Holdings LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party, (iii) an affiliate of Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to purchase the VRR Interest, and (iv) an affiliate of Starwood CMBS Horizontal Retention MSC 2021-L5 LLC, the entity expected to purchase the HRR Interest. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Wells Fargo is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by MSMCH.

Wells Fargo is the interim custodian of the loan documents with respect to 11 of the Mortgage Loans (22.7%) to be contributed to this securitization by SMC.

Wells Fargo is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by Argentic.

Wells Fargo is the interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by Barclays.

Pentalpha Surveillance, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the GSMS 2020-GSA2 PSA, pursuant to which each of the Signature Office Portfolio Whole Loan and the Appletree Business Park Whole Loan is serviced, and (ii) the MSC 2020-L4 PSA, pursuant to which the McCarthy Ranch Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated

Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will generally not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA (or related Non-Serviced PSA), neither the related master servicer nor the related special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and the Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and the Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of any Class of Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates and Exchangeable IO Certificates, any reduction of the Certificate Balances of the Underlying Classes of certificates or Underlying Trust Components indicated in the table below, will also reduce the Notional Amount of such class of Class X Certificates or Exchangeable IO Certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Underlying Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of certificates or Underlying Trust Components, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-3, Class A-4, Class A-S, Class B and Class C certificates apply equally to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively, that has a Certificate Balance, assuming, in each such case, the maximum possible Certificate Balance of such Class of Exchangeable Certificates and that no exchanges of Exchangeable Certificates have taken place prior to the calculation of the applicable table. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, any related Pari Passu Loan Primary Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in June 2021; and

●	the Offered Certificates are settled with investors on May 11, 2021.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	89%	89%	89%	89%	89%
May 2023	75%	75%	75%	75%	75%
May 2024	55%	55%	55%	55%	55%
May 2025	26%	26%	26%	26%	26%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	3.01	2.99	2.99	2.99	2.99

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.92	4.90	4.86	4.62

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	82%	82%	82%	82%	82%
May 2028	64%	64%	64%	64%	64%
May 2029	45%	45%	44%	44%	31%
May 2030	12%	12%	12%	12%	12%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.52	7.52	7.52	7.51	7.49

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	65%	65%	65%	65%	65%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.44	9.40	9.34	9.28	9.07

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.90	9.87	9.64

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.73

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.76

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.95	9.93	9.93	9.76

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including May 1, 2021 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The yields set forth in the following tables with respect to each Class of Exchangeable Certificates were calculated assuming the maximum possible Certificate Balance or Notional Amount, as applicable, of such Class and that no exchanges of Exchangeable Certificates have taken place prior to the calculation of the applicable table.

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.00000%	2.5272%	2.5378%	2.5378%	2.5378%	2.5378%
96.00000%	2.1669%	2.1754%	2.1754%	2.1754%	2.1754%
97.00000%	1.8118%	1.8181%	1.8181%	1.8181%	1.8181%
98.00000%	1.4617%	1.4659%	1.4659%	1.4659%	1.4659%
99.00000%	1.1165%	1.1185%	1.1185%	1.1185%	1.1185%
100.00000%	0.7760%	0.7759%	0.7759%	0.7759%	0.7759%
101.00000%	0.4401%	0.4379%	0.4379%	0.4379%	0.4379%
102.00000%	0.1087%	0.1045%	0.1045%	0.1045%	0.1045%
103.00000%	-0.2182%	-0.2245%	-0.2245%	-0.2245%	-0.2245%
104.00000%	-0.5409%	-0.5492%	-0.5492%	-0.5492%	-0.5492%
105.00000%	-0.8593%	-0.8697%	-0.8697%	-0.8697%	-0.8697%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.00000%	1.9382%	1.9394%	1.9414%	1.9443%	1.9658%
99.00000%	1.7230%	1.7236%	1.7246%	1.7260%	1.7363%
100.00000%	1.5103%	1.5103%	1.5102%	1.5101%	1.5095%
101.00000%	1.3000%	1.2993%	1.2983%	1.2967%	1.2852%
102.00000%	1.0920%	1.0907%	1.0887%	1.0857%	1.0634%
103.00000%	0.8863%	0.8844%	0.8814%	0.8769%	0.8441%
104.00000%	0.6829%	0.6803%	0.6764%	0.6705%	0.6272%
105.00000%	0.4816%	0.4785%	0.4736%	0.4662%	0.4126%
106.00000%	0.2825%	0.2787%	0.2730%	0.2642%	0.2003%
107.00000%	0.0855%	0.0811%	0.0745%	0.0643%	-0.0097%
108.00000%	-0.1095%	-0.1144%	-0.1220%	-0.1335%	-0.2175%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.00000%	2.7264%	2.7265%	2.7265%	2.7267%	2.7276%
99.00000%	2.5765%	2.5766%	2.5766%	2.5767%	2.5771%
100.00000%	2.4284%	2.4284%	2.4284%	2.4284%	2.4284%
101.00000%	2.2820%	2.2820%	2.2819%	2.2819%	2.2813%
102.00000%	2.1372%	2.1372%	2.1371%	2.1370%	2.1360%
103.00000%	1.9941%	1.9940%	1.9939%	1.9938%	1.9923%
104.00000%	1.8526%	1.8525%	1.8524%	1.8521%	1.8501%
105.00000%	1.7127%	1.7125%	1.7123%	1.7121%	1.7096%
106.00000%	1.5743%	1.5741%	1.5739%	1.5735%	1.5706%
107.00000%	1.4373%	1.4372%	1.4369%	1.4365%	1.4331%
108.00000%	1.3019%	1.3017%	1.3014%	1.3009%	1.2971%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.00000%	3.0557%	3.0583%	3.0616%	3.0650%	3.0777%
96.00000%	2.9295%	2.9315%	2.9341%	2.9368%	2.9468%
97.00000%	2.8047%	2.8062%	2.8082%	2.8102%	2.8176%
98.00000%	2.6814%	2.6824%	2.6837%	2.6850%	2.6898%
99.00000%	2.5595%	2.5600%	2.5606%	2.5612%	2.5635%
100.00000%	2.4391%	2.4390%	2.4389%	2.4389%	2.4386%
101.00000%	2.3199%	2.3194%	2.3187%	2.3179%	2.3152%
102.00000%	2.2021%	2.2011%	2.1997%	2.1983%	2.1931%
103.00000%	2.0856%	2.0841%	2.0821%	2.0800%	2.0724%
104.00000%	1.9704%	1.9684%	1.9658%	1.9631%	1.9530%
105.00000%	1.8565%	1.8540%	1.8507%	1.8474%	1.8349%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
92.00000%	2.9164%	2.9205%	2.9260%	2.9316%	2.9524%
93.00000%	2.7888%	2.7925%	2.7972%	2.8021%	2.8201%
94.00000%	2.6628%	2.6659%	2.6700%	2.6741%	2.6894%
95.00000%	2.5383%	2.5409%	2.5442%	2.5476%	2.5603%
96.00000%	2.4153%	2.4173%	2.4199%	2.4226%	2.4327%
97.00000%	2.2936%	2.2951%	2.2971%	2.2991%	2.3065%
98.00000%	2.1734%	2.1744%	2.1757%	2.1770%	2.1819%
99.00000%	2.0546%	2.0550%	2.0556%	2.0563%	2.0586%
100.00000%	1.9370%	1.9370%	1.9369%	1.9369%	1.9367%
101.00000%	1.8208%	1.8203%	1.8196%	1.8189%	1.8162%
102.00000%	1.7059%	1.7049%	1.7035%	1.7021%	1.6970%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
88.00000%	2.9026%	2.9091%	2.9175%	2.9261%	2.9582%
89.00000%	2.7722%	2.7781%	2.7858%	2.7936%	2.8228%
90.00000%	2.6433%	2.6487%	2.6556%	2.6627%	2.6891%
91.00000%	2.5161%	2.5208%	2.5270%	2.5334%	2.5570%
92.00000%	2.3904%	2.3946%	2.4000%	2.4056%	2.4265%
93.00000%	2.2661%	2.2698%	2.2746%	2.2794%	2.2975%
94.00000%	2.1434%	2.1465%	2.1506%	2.1547%	2.1701%
95.00000%	2.0221%	2.0246%	2.0280%	2.0314%	2.0441%
96.00000%	1.9022%	1.9042%	1.9069%	1.9096%	1.9197%
97.00000%	1.7836%	1.7851%	1.7871%	1.7891%	1.7966%
98.00000%	1.6664%	1.6674%	1.6687%	1.6700%	1.6750%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.50000%	6.5855%	6.5029%	6.3945%	6.2832%	5.8628%
3.60000%	5.9157%	5.8315%	5.7209%	5.6075%	5.1795%
3.70000%	5.2733%	5.1875%	5.0748%	4.9594%	4.5239%
3.80000%	4.6563%	4.5689%	4.4543%	4.3367%	3.8942%
3.90000%	4.0629%	3.9741%	3.8574%	3.7380%	3.2884%
4.00000%	3.4916%	3.4013%	3.2828%	3.1614%	2.7052%
4.10000%	2.9409%	2.8493%	2.7288%	2.6056%	2.1428%
4.20000%	2.4096%	2.3166%	2.1943%	2.0693%	1.6002%
4.30000%	1.8964%	1.8020%	1.6780%	1.5512%	1.0759%
4.40000%	1.4002%	1.3046%	1.1788%	1.0503%	0.5691%
4.50000%	0.9201%	0.8232%	0.6957%	0.5656%	0.0785%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
7.50000%	4.9617%	4.8751%	4.7615%	4.6450%	4.2059%
7.60000%	4.6563%	4.5689%	4.4543%	4.3367%	3.8942%
7.70000%	4.3567%	4.2686%	4.1530%	4.0345%	3.5884%
7.80000%	4.0629%	3.9741%	3.8574%	3.7380%	3.2884%
7.90000%	3.7746%	3.6850%	3.5674%	3.4470%	2.9941%
8.00000%	3.4916%	3.4013%	3.2828%	3.1614%	2.7052%
8.10000%	3.2138%	3.1228%	3.0033%	2.8810%	2.4215%
8.20000%	2.9409%	2.8493%	2.7288%	2.6056%	2.1428%
8.30000%	2.6729%	2.5806%	2.4592%	2.3351%	1.8691%
8.40000%	2.4096%	2.3166%	2.1943%	2.0693%	1.6002%
8.50000%	2.1508%	2.0571%	1.9339%	1.8080%	1.3358%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.00000%	3.2073%	3.2077%	3.2082%	3.2096%	3.2194%
97.00000%	3.0862%	3.0865%	3.0869%	3.0879%	3.0951%
98.00000%	2.9665%	2.9667%	2.9669%	2.9676%	2.9723%
99.00000%	2.8482%	2.8483%	2.8484%	2.8487%	2.8509%
100.00000%	2.7312%	2.7312%	2.7312%	2.7312%	2.7309%
101.00000%	2.6156%	2.6155%	2.6153%	2.6149%	2.6122%
102.00000%	2.5013%	2.5011%	2.5008%	2.5001%	2.4949%
103.00000%	2.3882%	2.3879%	2.3875%	2.3864%	2.3789%
104.00000%	2.2764%	2.2760%	2.2755%	2.2741%	2.2642%
105.00000%	2.1659%	2.1654%	2.1647%	2.1630%	2.1507%
106.00000%	2.0565%	2.0559%	2.0551%	2.0530%	2.0385%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
93.80000%	2.9568%	2.9575%	2.9583%	2.9605%	2.9761%
94.80000%	2.8357%	2.8363%	2.8370%	2.8388%	2.8518%
95.80000%	2.7161%	2.7165%	2.7171%	2.7186%	2.7289%
96.80000%	2.5979%	2.5982%	2.5986%	2.5997%	2.6075%
97.80000%	2.4810%	2.4812%	2.4815%	2.4822%	2.4875%
98.80000%	2.3655%	2.3656%	2.3657%	2.3661%	2.3689%
99.80000%	2.2512%	2.2512%	2.2513%	2.2513%	2.2516%
100.80000%	2.1383%	2.1382%	2.1381%	2.1378%	2.1356%
101.80000%	2.0266%	2.0264%	2.0262%	2.0255%	2.0209%
102.80000%	1.9162%	1.9159%	1.9155%	1.9145%	1.9075%
103.80000%	1.8069%	1.8065%	1.8060%	1.8047%	1.7953%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
89.60000%	2.9467%	2.9478%	2.9493%	2.9531%	2.9801%
90.60000%	2.8227%	2.8237%	2.8250%	2.8285%	2.8527%
91.60000%	2.7003%	2.7012%	2.7023%	2.7054%	2.7269%
92.60000%	2.5793%	2.5801%	2.5811%	2.5838%	2.6025%
93.60000%	2.4597%	2.4604%	2.4613%	2.4636%	2.4797%
94.60000%	2.3416%	2.3422%	2.3429%	2.3448%	2.3583%
95.60000%	2.2248%	2.2253%	2.2259%	2.2275%	2.2384%
96.60000%	2.1095%	2.1098%	2.1102%	2.1114%	2.1198%
97.60000%	1.9954%	1.9956%	1.9959%	1.9968%	2.0026%
98.60000%	1.8826%	1.8827%	1.8829%	1.8834%	1.8867%
99.60000%	1.7711%	1.7711%	1.7712%	1.7713%	1.7721%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.70000%	6.1586%	6.1417%	6.1199%	6.0618%	5.6523%
3.80000%	5.5563%	5.5390%	5.5169%	5.4577%	5.0407%
3.90000%	4.9771%	4.9596%	4.9370%	4.8768%	4.4525%
4.00000%	4.4196%	4.4017%	4.3788%	4.3176%	3.8863%
4.10000%	3.8823%	3.8642%	3.8409%	3.7787%	3.3405%
4.20000%	3.3640%	3.3455%	3.3219%	3.2587%	2.8138%
4.30000%	2.8633%	2.8446%	2.8206%	2.7566%	2.3051%
4.40000%	2.3794%	2.3604%	2.3361%	2.2711%	1.8134%
4.50000%	1.9112%	1.8920%	1.8673%	1.8015%	1.3375%
4.60000%	1.4578%	1.4383%	1.4133%	1.3466%	0.8766%
4.70000%	1.0183%	0.9986%	0.9733%	0.9058%	0.4299%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
7.90000%	4.6958%	4.6780%	4.6553%	4.5946%	4.1668%
8.00000%	4.4196%	4.4017%	4.3788%	4.3176%	3.8863%
8.10000%	4.1485%	4.1305%	4.1074%	4.0457%	3.6109%
8.20000%	3.8823%	3.8642%	3.8409%	3.7787%	3.3405%
8.30000%	3.6208%	3.6025%	3.5791%	3.5164%	3.0748%
8.40000%	3.3640%	3.3455%	3.3219%	3.2587%	2.8138%
8.50000%	3.1115%	3.0929%	3.0691%	3.0055%	2.5573%
8.60000%	2.8633%	2.8446%	2.8206%	2.7566%	2.3051%
8.70000%	2.6194%	2.6005%	2.5764%	2.5118%	2.0572%
8.80000%	2.3794%	2.3604%	2.3361%	2.2711%	1.8134%
8.90000%	2.1434%	2.1243%	2.0998%	2.0344%	1.5735%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.50000%	4.2234%	4.1749%	4.1123%	4.0218%	3.5096%
9.60000%	3.9738%	3.9250%	3.8621%	3.7711%	3.2565%
9.70000%	3.7281%	3.6790%	3.6158%	3.5243%	3.0073%
9.80000%	3.4862%	3.4369%	3.3734%	3.2814%	2.7620%
9.90000%	3.2481%	3.1986%	3.1347%	3.0422%	2.5204%
10.00000%	3.0136%	2.9638%	2.8996%	2.8067%	2.2825%
10.10000%	2.7826%	2.7326%	2.6680%	2.5747%	2.0482%
10.20000%	2.5551%	2.5048%	2.4399%	2.3461%	1.8173%
10.30000%	2.3309%	2.2803%	2.2152%	2.1209%	1.5899%
10.40000%	2.1099%	2.0591%	1.9937%	1.8989%	1.3657%
10.50000%	1.8921%	1.8411%	1.7753%	1.6802%	1.1447%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.00000%	5.2627%	5.2589%	5.2540%	5.2602%	4.9277%
6.10000%	4.8989%	4.8949%	4.8900%	4.8962%	4.5596%
6.20000%	4.5438%	4.5397%	4.5347%	4.5409%	4.2003%
6.30000%	4.1970%	4.1929%	4.1877%	4.1939%	3.8494%
6.40000%	3.8582%	3.8540%	3.8487%	3.8549%	3.5065%
6.50000%	3.5270%	3.5228%	3.5174%	3.5236%	3.1714%
6.60000%	3.2033%	3.1989%	3.1935%	3.1997%	2.8437%
6.70000%	2.8865%	2.8821%	2.8766%	2.8828%	2.5231%
6.80000%	2.5766%	2.5721%	2.5665%	2.5727%	2.2094%
6.90000%	2.2732%	2.2687%	2.2630%	2.2691%	1.9023%
7.00000%	1.9761%	1.9715%	1.9657%	1.9719%	1.6016%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.00000%	3.1937%	3.1937%	3.1937%	3.1937%	3.1977%
99.00000%	3.0740%	3.0740%	3.0740%	3.0740%	3.0759%
100.00000%	2.9557%	2.9557%	2.9557%	2.9557%	2.9555%
101.00000%	2.8388%	2.8388%	2.8388%	2.8388%	2.8364%
102.00000%	2.7232%	2.7232%	2.7232%	2.7232%	2.7188%
103.00000%	2.6088%	2.6088%	2.6088%	2.6088%	2.6024%
104.00000%	2.4958%	2.4958%	2.4958%	2.4958%	2.4874%
105.00000%	2.3840%	2.3840%	2.3840%	2.3840%	2.3736%
106.00000%	2.2734%	2.2734%	2.2734%	2.2734%	2.2610%
107.00000%	2.1640%	2.1640%	2.1640%	2.1640%	2.1497%
108.00000%	2.0558%	2.0558%	2.0558%	2.0558%	2.0395%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
93.75000%	3.1956%	3.1956%	3.1956%	3.1956%	3.2090%
94.75000%	3.0730%	3.0730%	3.0730%	3.0730%	3.0842%
95.75000%	2.9519%	2.9519%	2.9519%	2.9519%	2.9608%
96.75000%	2.8322%	2.8322%	2.8322%	2.8322%	2.8389%
97.75000%	2.7139%	2.7139%	2.7139%	2.7139%	2.7184%
98.75000%	2.5969%	2.5969%	2.5969%	2.5969%	2.5994%
99.75000%	2.4813%	2.4813%	2.4813%	2.4813%	2.4816%
100.75000%	2.3670%	2.3670%	2.3670%	2.3670%	2.3653%
101.75000%	2.2540%	2.2540%	2.2540%	2.2540%	2.2502%
102.75000%	2.1422%	2.1422%	2.1422%	2.1422%	2.1364%
103.75000%	2.0317%	2.0317%	2.0317%	2.0317%	2.0238%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
89.50000%	3.1977%	3.1977%	3.1977%	3.1977%	3.2209%
90.50000%	3.0720%	3.0720%	3.0720%	3.0720%	3.0929%
91.50000%	2.9479%	2.9479%	2.9479%	2.9479%	2.9664%
92.50000%	2.8253%	2.8253%	2.8253%	2.8253%	2.8415%
93.50000%	2.7041%	2.7041%	2.7041%	2.7041%	2.7181%
94.50000%	2.5844%	2.5844%	2.5844%	2.5844%	2.5961%
95.50000%	2.4661%	2.4661%	2.4661%	2.4661%	2.4756%
96.50000%	2.3492%	2.3492%	2.3492%	2.3492%	2.3565%
97.50000%	2.2337%	2.2337%	2.2337%	2.2337%	2.2388%
98.50000%	2.1194%	2.1194%	2.1194%	2.1194%	2.1224%
99.50000%	2.0065%	2.0065%	2.0065%	2.0065%	2.0074%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.75000%	5.8558%	5.8558%	5.8558%	5.8558%	5.5058%
3.85000%	5.2653%	5.2653%	5.2653%	5.2653%	4.9090%
3.95000%	4.6972%	4.6972%	4.6972%	4.6972%	4.3348%
4.05000%	4.1500%	4.1500%	4.1500%	4.1500%	3.7816%
4.15000%	3.6223%	3.6223%	3.6223%	3.6223%	3.2482%
4.25000%	3.1130%	3.1130%	3.1130%	3.1130%	2.7332%
4.35000%	2.6209%	2.6209%	2.6209%	2.6209%	2.2356%
4.45000%	2.1450%	2.1450%	2.1450%	2.1450%	1.7544%
4.55000%	1.6843%	1.6843%	1.6843%	1.6843%	1.2885%
4.65000%	1.2380%	1.2380%	1.2380%	1.2380%	0.8371%
4.75000%	0.8052%	0.8052%	0.8052%	0.8052%	0.3994%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
8.00000%	4.4211%	4.4211%	4.4211%	4.4211%	4.0556%
8.10000%	4.1500%	4.1500%	4.1500%	4.1500%	3.7816%
8.20000%	3.8838%	3.8838%	3.8838%	3.8838%	3.5125%
8.30000%	3.6223%	3.6223%	3.6223%	3.6223%	3.2482%
8.40000%	3.3655%	3.3655%	3.3655%	3.3655%	2.9885%
8.50000%	3.1130%	3.1130%	3.1130%	3.1130%	2.7332%
8.60000%	2.8649%	2.8649%	2.8649%	2.8649%	2.4823%
8.70000%	2.6209%	2.6209%	2.6209%	2.6209%	2.2356%
8.80000%	2.3810%	2.3810%	2.3810%	2.3810%	1.9930%
8.90000%	2.1450%	2.1450%	2.1450%	2.1450%	1.7544%
9.00000%	1.9128%	1.9128%	1.9128%	1.9128%	1.5196%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.00000%	3.3476%	3.3476%	3.3476%	3.3476%	3.3509%
99.00000%	3.2270%	3.2270%	3.2270%	3.2270%	3.2286%
100.00000%	3.1078%	3.1078%	3.1078%	3.1078%	3.1076%
101.00000%	2.9900%	2.9900%	2.9900%	2.9900%	2.9880%
102.00000%	2.8735%	2.8735%	2.8735%	2.8735%	2.8699%
103.00000%	2.7583%	2.7583%	2.7583%	2.7583%	2.7530%
104.00000%	2.6444%	2.6444%	2.6444%	2.6444%	2.6374%
105.00000%	2.5318%	2.5318%	2.5318%	2.5318%	2.5231%
106.00000%	2.4204%	2.4204%	2.4204%	2.4204%	2.4101%
107.00000%	2.3102%	2.3102%	2.3102%	2.3102%	2.2983%
108.00000%	2.2011%	2.2011%	2.2011%	2.2011%	2.1877%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
93.70000%	3.3596%	3.3596%	3.3596%	3.3596%	3.3708%
94.70000%	3.2360%	3.2360%	3.2360%	3.2360%	3.2452%
95.70000%	3.1138%	3.1138%	3.1138%	3.1138%	3.1212%
96.70000%	2.9930%	2.9930%	2.9930%	2.9930%	2.9987%
97.70000%	2.8737%	2.8737%	2.8737%	2.8737%	2.8775%
98.70000%	2.7558%	2.7558%	2.7558%	2.7558%	2.7578%
99.70000%	2.6392%	2.6392%	2.6392%	2.6392%	2.6395%
100.70000%	2.5239%	2.5239%	2.5239%	2.5239%	2.5225%
101.70000%	2.4100%	2.4100%	2.4100%	2.4100%	2.4069%
102.70000%	2.2973%	2.2973%	2.2973%	2.2973%	2.2925%
103.70000%	2.1858%	2.1858%	2.1858%	2.1858%	2.1794%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
89.40000%	3.3723%	3.3723%	3.3723%	3.3723%	3.3916%
90.40000%	3.2453%	3.2453%	3.2453%	3.2453%	3.2627%
91.40000%	3.1200%	3.1200%	3.1200%	3.1200%	3.1355%
92.40000%	2.9962%	2.9962%	2.9962%	2.9962%	3.0098%
93.40000%	2.8739%	2.8739%	2.8739%	2.8739%	2.8856%
94.40000%	2.7531%	2.7531%	2.7531%	2.7531%	2.7629%
95.40000%	2.6337%	2.6337%	2.6337%	2.6337%	2.6417%
96.40000%	2.5157%	2.5157%	2.5157%	2.5157%	2.5219%
97.40000%	2.3991%	2.3991%	2.3991%	2.3991%	2.4035%
98.40000%	2.2838%	2.2838%	2.2838%	2.2838%	2.2864%
99.40000%	2.1698%	2.1698%	2.1698%	2.1698%	2.1707%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.80000%	5.5577%	5.5577%	5.5577%	5.5577%	5.2662%
3.90000%	4.9786%	4.9786%	4.9786%	4.9786%	4.6820%
4.00000%	4.4211%	4.4211%	4.4211%	4.4211%	4.1195%
4.10000%	3.8838%	3.8838%	3.8838%	3.8838%	3.5773%
4.20000%	3.3655%	3.3655%	3.3655%	3.3655%	3.0543%
4.30000%	2.8649%	2.8649%	2.8649%	2.8649%	2.5491%
4.40000%	2.3810%	2.3810%	2.3810%	2.3810%	2.0607%
4.50000%	1.9128%	1.9128%	1.9128%	1.9128%	1.5882%
4.60000%	1.4594%	1.4594%	1.4594%	1.4594%	1.1305%
4.70000%	1.0199%	1.0199%	1.0199%	1.0199%	0.6869%
4.80000%	0.5937%	0.5937%	0.5937%	0.5937%	0.2567%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
8.10000%	4.1500%	4.1500%	4.1500%	4.1500%	3.8460%
8.20000%	3.8838%	3.8838%	3.8838%	3.8838%	3.5773%
8.30000%	3.6223%	3.6223%	3.6223%	3.6223%	3.3135%
8.40000%	3.3655%	3.3655%	3.3655%	3.3655%	3.0543%
8.50000%	3.1130%	3.1130%	3.1130%	3.1130%	2.7995%
8.60000%	2.8649%	2.8649%	2.8649%	2.8649%	2.5491%
8.70000%	2.6209%	2.6209%	2.6209%	2.6209%	2.3029%
8.80000%	2.3810%	2.3810%	2.3810%	2.3810%	2.0607%
8.90000%	2.1450%	2.1450%	2.1450%	2.1450%	1.8225%
9.00000%	1.9128%	1.9128%	1.9128%	1.9128%	1.5882%
9.10000%	1.6843%	1.6843%	1.6843%	1.6843%	1.3575%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.00000%	3.7724%	3.7733%	3.7744%	3.7744%	3.7830%
96.00000%	3.6475%	3.6481%	3.6490%	3.6490%	3.6558%
97.00000%	3.5240%	3.5245%	3.5251%	3.5251%	3.5302%
98.00000%	3.4020%	3.4023%	3.4027%	3.4027%	3.4060%
99.00000%	3.2814%	3.2816%	3.2818%	3.2818%	3.2833%
100.00000%	3.1623%	3.1623%	3.1622%	3.1622%	3.1620%
101.00000%	3.0445%	3.0443%	3.0441%	3.0441%	3.0421%
102.00000%	2.9281%	2.9277%	2.9273%	2.9273%	2.9236%
103.00000%	2.8129%	2.8124%	2.8118%	2.8118%	2.8064%
104.00000%	2.6991%	2.6984%	2.6976%	2.6976%	2.6906%
105.00000%	2.5865%	2.5857%	2.5846%	2.5846%	2.5760%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
90.70000%	3.7938%	3.7954%	3.7975%	3.7975%	3.8143%
91.70000%	3.6655%	3.6669%	3.6688%	3.6688%	3.6837%
92.70000%	3.5388%	3.5401%	3.5417%	3.5417%	3.5547%
93.70000%	3.4136%	3.4147%	3.4161%	3.4161%	3.4272%
94.70000%	3.2900%	3.2909%	3.2921%	3.2921%	3.3013%
95.70000%	3.1679%	3.1686%	3.1695%	3.1695%	3.1770%
96.70000%	3.0472%	3.0477%	3.0484%	3.0484%	3.0541%
97.70000%	2.9279%	2.9283%	2.9288%	2.9288%	2.9326%
98.70000%	2.8100%	2.8102%	2.8105%	2.8105%	2.8126%
99.70000%	2.6935%	2.6935%	2.6936%	2.6936%	2.6939%
100.70000%	2.5783%	2.5782%	2.5780%	2.5780%	2.5766%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
86.40000%	3.8163%	3.8188%	3.8220%	3.8220%	3.8473%
87.40000%	3.6845%	3.6868%	3.6897%	3.6897%	3.7130%
88.40000%	3.5544%	3.5564%	3.5591%	3.5591%	3.5804%
89.40000%	3.4259%	3.4278%	3.4302%	3.4302%	3.4495%
90.40000%	3.2990%	3.3007%	3.3029%	3.3029%	3.3203%
91.40000%	3.1737%	3.1752%	3.1772%	3.1772%	3.1926%
92.40000%	3.0500%	3.0513%	3.0530%	3.0530%	3.0666%
93.40000%	2.9277%	2.9289%	2.9303%	2.9303%	2.9420%
94.40000%	2.8070%	2.8079%	2.8092%	2.8092%	2.8190%
95.40000%	2.6876%	2.6884%	2.6894%	2.6894%	2.6974%
96.40000%	2.5697%	2.5703%	2.5711%	2.5711%	2.5773%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.80000%	5.6219%	5.5938%	5.5577%	5.5577%	5.2662%
3.90000%	5.0440%	5.0153%	4.9786%	4.9786%	4.6820%
4.00000%	4.4876%	4.4585%	4.4211%	4.4211%	4.1195%
4.10000%	3.9514%	3.9218%	3.8838%	3.8838%	3.5773%
4.20000%	3.4341%	3.4041%	3.3655%	3.3655%	3.0543%
4.30000%	2.9346%	2.9040%	2.8649%	2.8649%	2.5491%
4.40000%	2.4517%	2.4207%	2.3810%	2.3810%	2.0607%
4.50000%	1.9844%	1.9531%	1.9128%	1.9128%	1.5882%
4.60000%	1.5320%	1.5002%	1.4594%	1.4594%	1.1305%
4.70000%	1.0935%	1.0613%	1.0199%	1.0199%	0.6869%
4.80000%	0.6682%	0.6356%	0.5937%	0.5937%	0.2567%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
8.10000%	4.2171%	4.1877%	4.1500%	4.1500%	3.8460%
8.20000%	3.9514%	3.9218%	3.8838%	3.8838%	3.5773%
8.30000%	3.6905%	3.6606%	3.6223%	3.6223%	3.3135%
8.40000%	3.4341%	3.4041%	3.3655%	3.3655%	3.0543%
8.50000%	3.1822%	3.1519%	3.1130%	3.1130%	2.7995%
8.60000%	2.9346%	2.9040%	2.8649%	2.8649%	2.5491%
8.70000%	2.6911%	2.6604%	2.6209%	2.6209%	2.3029%
8.80000%	2.4517%	2.4207%	2.3810%	2.3810%	2.0607%
8.90000%	2.2161%	2.1850%	2.1450%	2.1450%	1.8225%
9.00000%	1.9844%	1.9531%	1.9128%	1.9128%	1.5882%
9.10000%	1.7564%	1.7248%	1.6843%	1.6843%	1.3575%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates (other than the Class R certificates). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, persons subject to special tax accounting rules as a result of their use of certain financial statements, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity. In addition, (i) the MGM Grand & Mandalay Bay REMIC was formed on February 12, 2021 by an affiliate of Barclays with respect to the MGM Grand & Mandalay Bay Mortgage Loan and certain other MGM Grand & Mandalay Bay Pari Passu Companion Loans, which issued a class of regular interest, of which the trust will own an approximately 35.7% interest, and a single residual interest, of which the trust will own a 0% interest; and (ii) the McCarthy Ranch REMIC was formed on January 22, 2021 by Starwood Mortgage Funding III LLC, with respect to the McCarthy Ranch Mortgage Loan, which issued a class of regular interest, of which the trust will own an approximately 100% interest, and a single residual interest, of which the trust will own a 100% interest. The Lower-Tier REMIC will hold the Mortgage Loans (other than the MGM Grand & Mandalay Mortgage Loan and the McCarthy Ranch Mortgage Loan) and the related proceeds of the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC), the regular interest issued by the McCarthy Ranch REMIC, an approximately 35.7% interest in the regular interest issued by the MGM Grand & Mandalay Bay REMIC and certain other assets and will issue (i) one or more classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will not be responsible for any tax administration relating to the MGM Grand & Mandalay Bay REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Trust Components”) and the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H-RR certificates (together with the Trust Components, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC. The Class R certificates represent the residual interest in each Trust REMIC and the residual interest in the McCarthy Ranch REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the MGM Grand & Mandalay REMIC declaration and the McCarthy Ranch REMIC declaration and the continued qualification of the REMIC in each case formed thereunder, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC and the McCarthy Ranch REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) the McCarthy Ranch REMIC Regular Interest will constitute a “regular interest” in the McCarthy Ranch REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC and the sole class of “residual interests” in the McCarthy Ranch REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, the portion of the issuing entity consisting of the entitlement to any Excess Interest, the related distribution account and the Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury regulations (the “Grantor Trust”) and the holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the related distribution account portion under Section 671 of the Code. The Upper-Tier REMIC will issue the Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and structural components that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC and the sole class of residual interests in the McCarthy Ranch REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest (s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 28 of the Mortgaged Properties securing or partially securing 14 Mortgage Loans (17.7%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (the interest on which is not tax exempt) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all premium bonds acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2 and Class A-SB Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and for all such bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of each related “regular interest” in the Upper-Tier REMIC.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative.  Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

The Grantor Trust may be subject to Treasury regulations providing specific reporting rules to “widely held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class V Certificates or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$6,711,071	$46,105,061	$15,867,658	$108,673,051
KeyBanc Capital Markets Inc.	$2,329,916	$16,006,519	$5,508,852	$37,728,555
Barclays Capital Inc.	$959,013	$6,588,420	$2,267,490	$15,529,394
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$10,000,000	$68,700,000	$23,644,000	$161,931,000

Underwriter	Class A-3-1	Class A-3-2	Class A-3-X1	Class A-3-X2
Morgan Stanley & Co. LLC	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
Barclays Capital Inc.	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$0	$0	$0	$0

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Morgan Stanley & Co. LLC	$206,476,851	$0	$0	$0
KeyBanc Capital Markets Inc.	$71,683,578	$0	$0	$0
Barclays Capital Inc.	$29,505,571	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$307,666,000	$0	$0	$0

Underwriter	Class A-4-X2	Class X-A	Class X-B	Class A-S
Morgan Stanley & Co. LLC	$0	$383,833,692	$98,699,728	$47,978,792
KeyBanc Capital Markets Inc.	$0	$133,257,420	$34,266,067	$16,657,032
Barclays Capital Inc.	$0	$54,849,888	$14,104,205	$6,856,176
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$0	$571,941,000	$147,070,000	$71,492,000

Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Morgan Stanley & Co. LLC	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
Barclays Capital Inc.	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$0	$0	$0	$0

Underwriter	Class B	Class B-1	Class B-2	Class B-X1
Morgan Stanley & Co. LLC	$26,731,540	$0	$0	$0
KeyBanc Capital Markets Inc.	$9,280,519	$0	$0	$0
Barclays Capital Inc.	$3,819,941	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$39,832,000	$0	$0	$0

Underwriter	Class B-X2	Class C	Class C-1	Class C-2
Morgan Stanley & Co. LLC	$0	$23,989,396	$0	$0
KeyBanc Capital Markets Inc.	$0	$8,328,516	$0	$0
Barclays Capital Inc.	$0	$3,428,088	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
AmeriVet Securities, Inc..	$0	$0	$0	$0
Total	$0	$35,746,000	$0	$0

Underwriter	Class C-X1	Class C-X2
Morgan Stanley & Co. LLC	$0	$0
KeyBanc Capital Markets Inc.	$0	$0
Barclays Capital Inc.	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0
AmeriVet Securities, Inc..	$0	$0
Total	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 111.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2021, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at approximately $5,000,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, MSMCH, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, an originator under this securitization. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank, a mortgage loan seller, an originator, a sponsor, the master servicer and the servicer under the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Whole Loan. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a mortgage loan seller and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and Barclays Capital Inc. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to MSMCH (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, and the payment by MSMCH to Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), in its capacity as an originator, of the purchase price for the MSMCH Mortgage Loans (less any amounts retained by MSMCH), (ii) the payment by the depositor to KeyBank (an affiliate of KeyBanc Capital Markets Inc.), in its capacity as a mortgage loan seller, of the purchase price for the KeyBank Mortgage Loans, and (iii) the payment by the depositor to Barclays Capital Real Estate Inc. (an affiliate of Barclays Capital), in its capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans. In addition, proceeds received by SMC in connection with the contribution of SMC Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, (i) Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC) and (ii) an affiliate of Barclays Capital Inc., in each such case as the related repurchase agreement counterparty.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and Barclays Capital Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of the preliminary prospectus with respect to the offered certificates are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-227446) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to a predecessor of Barclays Capital Inc., Department Final Authorization Number 2004-03E, dated February 4, 2004, each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC or Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B certificates receive investment grade ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity

Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to 5 NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	285
1986 Act	417
1987 Declaration	164
1994 Declaration	164
1996 Act	391
3
30/360 Basis	168, 310
4
401(c) Regulations	432
A
AB Modified Loan	319
ABS Interests	249
Accelerated Mezzanine Loan Lender	279
Acceptable Insurance Default	321
Accrued and Deferred Principal	169
Accrued Interest	169
Acting General Counsel’s Letter	116
Actual/360 Basis	168
Actual/360 Loans	301
ADA	393
Additional Exclusions	321
Administrative Cost Rate	260
ADR	125
Advances	298
Affiliated Special Servicer	246
Affirmative Asset Review Vote	352
AIM	247
Allocated Loan Amount	125
AlphaStaff	159
AlphaStaff Termination Date	159
AlphaStaff Termination Fee	159
Annual Debt Service	125
Anticipated Repayment Date	168
Appraisal Reduction Amount	316
Appraisal Reduction Event	315
Appraised Value	126
Appraised-Out Class	320
Approved Exchange	15
ARD Loan	168
Argentic	223
Argentic Data Tape	228
Argentic Mortgage Loans	223
Argentic Review Team	227
ASC	246
ASR Consultation Process	332
Assessment of Compliance	376
Asset Representations Reviewer Asset Review Fee	315
Asset Representations Reviewer Fee	315
Asset Representations Reviewer Fee Rate	315
Asset Representations Reviewer Termination Event	356
Asset Review	353
Asset Review Notice	352
Asset Review Quorum	352
Asset Review Report	354
Asset Review Report Summary	354
Asset Review Standard	353
Asset Review Trigger	351
Asset Review Vote Election	352
Asset Status Report	330
Assumed Final Distribution Date	273
Assumed Scheduled Payment	266
Attestation Report	376
Available Funds	255
B
Balloon Balance	127
Balloon LTV	129
Bankruptcy Code	386
Barclays	231
Barclays Data Tape	232
Barclays Holdings	231
Barclays Mortgage Loans	232
Barclays Qualification Criteria	233
Barclays Review Team	232
Base Interest Fraction	272
Beds	137
Borrower Party	279
Borrower Party Affiliate	279
Breach Notice	291
Business Center Review Committee	165
BX 2020-VIVA Servicer	190
BX 2020-VIVA Special Servicer	190
BX 2020-VIVA Trustee	190
BX 2020-VIVA TSA	181, 190
C
C(WUMP)O	14
CARES Act	124
Cash Flow Analysis	127
CERCLA	391

Certificate Administrator/Trustee Fee	314
Certificate Administrator/Trustee Fee Rate	314
Certificate Balance	253
Certificate Owners	286
Certificateholder	280
Certificateholder Quorum	358
Certificateholder Repurchase Request	365
Class A Certificates	253
Class A-3 Exchangeable Certificates	253, 263
Class A-4 Exchangeable Certificates	253, 263
Class A-S Exchangeable Certificates	253, 263
Class A-SB Planned Principal Balance	266
Class B Exchangeable Certificates	253, 263
Class C Exchangeable Certificates	253, 263
Class Percentage Interest	262
Class X Certificates	4, 253
Cleanup Call	377
Clearstream	286
Clearstream Participants	287
Closing Date	125
CMBS	121, 241
Code	415
Collateral Deficiency Amount	319
Collection Account	301
Collection Period	256
Communication Request	288
Companion Distribution Account	301
Companion Holder(s)	181
Companion Loans	124
Compensating Interest Payment	274
Computershare	117, 238
Constant Prepayment Rate	399
Consultation Termination Event	341
Control Appraisal Event	181
Control Eligible Certificates	337
Control Note	181
Control Termination Event	341
Controlling Class	337
Controlling Class Certificateholder	337
Controlling Holder	181
Conversion Event	147
Conversion Notice	147
Conversion Opinion	147
Corrected Loan	330
Corresponding Trust Components	262
COVID Forbearance Fees	339
COVID-19	47
CPP	399
CPR	399
CPY	399
CRE Loans	220
CREC	153
Credit Risk Retention Rules	249
CREFC®	277
CREFC® Intellectual Property Royalty License Fee	315
CREFC® Intellectual Property Royalty License Fee Rate	315
CREFC® Reports	277
Crossed Mortgage Loan Group	292
Crossed Underlying Loan	292
Crossed Underlying Loan Repurchase Criteria	293
Cross-Over Date	259
CTS	238
Cumulative Appraisal Reduction Amount	319
Cure/Contest Period	354
Current LTV	128
Cut-off Date	124
Cut-off Date Balance	128
Cut-off Date Loan-to-Value Ratio	128
Cut-off Date LTV	128
Cut-off Date LTV Ratio	128
Cut-off Date UW NCF	133
D
DBRS Morningstar	240, 354
DCH Limitations	337
Declaration Conditions	164
Declarations	164
DEF(#)	131
DEF/YM@(#)	131
Default Release	174
Defaulted Loan	334
Defeasance Deposit	172
Defeasance Loans	171
Defeasance Lock-Out Period	172
Defeasance Option	172
Definitive Certificate	285
Delegated Directive	12
Delinquent Loan	351
Demand Entities	221
Depositaries	286
Determination Date	255
Diligence File	289
Directing Certificateholder	336
Directing Certificateholder Asset Status Report Approval Process	331
Disclosable Special Servicer Fees	313
Discount Rate	273
Dispute Resolution Consultation	367
Dispute Resolution Cut-off Date	367
Distribution Accounts	301
Distribution Date	255
Distribution Date Statement	277
Dodd-Frank Act	122
DOL	430
Drop Down Contribution	147

DST	146
DTC	285
DTC Participants	286
DTC Rules	287
Due Date	167, 256
E
EBITDAR	142
EDGAR	429
EEA	11
Effective Gross Income	127
EGI	128
Eligible Asset Representations Reviewer	354
Eligible Operating Advisor	347
Elliott	247
Enforcing Party	365
Enforcing Servicer	365
ESA	153
Escrow/Reserve Mitigating Circumstances	235
EU	102
EU Institutional Investor	103
EU Investor Requirements	103
EU PRIIPS Regulation	11
EU Prospectus Regulation	11
EU Qualified Investor	11
EU Retail Investor	11
EU Securitization Regulation	102, 103
EU SR Rules	102
Euroclear	286
Euroclear Operator	287
Euroclear Participants	287
EUWA	12, 103
Excess Interest	168, 254
Excess Interest Distribution Account	302
Excess Modification Fee Amount	311
Excess Modification Fees	310
Excess Prepayment Interest Shortfall	275
Exchange Act	202
Exchangeable Certificates	3, 253
Exchangeable IO Certificates	253
Exchangeable IO Trust Component	261
Exchangeable P&I Trust Component	261
Excluded Controlling Class Holder	279
Excluded Controlling Class Loan	279
Excluded DCH Loan	280
Excluded Information	279
Excluded Loans	280
Excluded Plan	432
Excluded RRCP Loan	280
Excluded Special Servicer	358
Excluded Special Servicer Loan	358
Exemption	431
Exemption Rating Agency	431
F
FATCA	424
FDIA	115
FDIC	116
FIEL	15
Final Asset Status Report	331
Final Dispute Resolution Election Notice	367
Financial Promotion Order	13
FIRREA	116
Fitch	240, 354
FPO Persons	13
FSMA	12, 103
G
GAAP	10
Garn Act	392
GLA	128
Government Securities	170, 172
Grace Period	128
Grantor Trust	254, 415
Ground Lease	161
GSMS 2020-GSA2 PSA	181
H
Hard Lockbox	128
Horizontal MOA	249
HRR Interest	3, 39, 249
HSTP Act	57
I
Indirect Participants	286
Initial Delivery Date	330
Initial Pool Balance	124
Initial Rate	168
Initial Requesting Certificateholder	365
In-Place Cash Management	129
Institutional Investor	15
Insurance and Condemnation Proceeds	301
Intercreditor Agreement	181
Interest Accrual Amount	264
Interest Accrual Period	265
Interest Distribution Amount	264
Interest Reserve Account	301
Interest Shortfall	264
Interested Person	335
Investment Company Act	433
Investor Certification	280
IO	129
IO Period UW NCF DSCR	129
IOC	153

J
Japanese Affected Investors	104
Japanese Retention Requirement	104
JCAP	155
JFSA	15, 104
Joint Mortgage Loan	292
JRR Rule	104
K
KBRA	354
KeyBank	208, 240
KeyBank Data Tape	209
KeyBank Mortgage Loans	208, 209
KeyBank Qualification Criteria	210
KeyBank Review Team	209
KeyBank Subservicers	242
L
Largest Tenant	129
Lease Expiration of Largest Tenant	129
Lessor	161
Liquidation Fee	311
Liquidation Proceeds	301
LNR Partners	242
LO(#)	131
Loan Per Unit	129
Loan-to-Value Ratio at Maturity or ARD	129
Lock-out Period	170
Loss of Value Payment	293
Lower-Tier Regular Interests	415
Lower-Tier REMIC	254
LTV Ratio at Maturity or ARD	129
M
Major Decision	338
Major Decision Reporting Package	338
MAS	14
Master Servicer Remittance Date	297
Material Defect	291
Maturity Date LTV	129
Maturity Date LTV Ratio	129
McCarthy Ranch Regular Interest	42
McCarthy Ranch REMIC	42
Merger	155
MGM Grand & Mandalay Bay A Notes	190
MGM Grand & Mandalay Bay B Notes	190
MGM Grand & Mandalay Bay C Note Control Appraisal Period	201
MGM Grand & Mandalay Bay Companion Loans	190
MGM Grand & Mandalay Bay Controlling Noteholder	200
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	201
MGM Grand & Mandalay Bay Junior B Notes	190
MGM Grand & Mandalay Bay Major Decision	202
MGM Grand & Mandalay Bay Non-Controlling Noteholder	201
MGM Grand & Mandalay Bay Non-Lead Noteholders	202
MGM Grand & Mandalay Bay Non-Lead Securitization Notes	202
MGM Grand & Mandalay Bay Pari Passu Companion Loans	190
MGM Grand & Mandalay Bay Regular Interest	42
MGM Grand & Mandalay Bay REMIC	42
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	201
MGM Grand & Mandalay Bay Senior B Notes	190
MGM Grand & Mandalay Bay Subordinate Companion Loans	190
MGM Grand & Mandalay Bay Triggering Event of Default	191
MGM Grand & Mandalay Bay Whole Loan	190
MIFID II	11
MLPA	289
MOA	250
Modification Fees	310
Moody’s	240, 354
Morgan Stanley Bank	213
Morgan Stanley Group	213
Morgan Stanley Origination Entity	214
Mortgage	124
Mortgage File	289
Mortgage Loans	124
Mortgage Note	124
Mortgage Pool	124
Mortgage Rate	130, 260
Mortgaged Property	124
Most Recent NOI	130
MSA	130
MSC 2020-L4 PSA	182
MSMCH	213
MSMCH Data File	219
MSMCH Mortgage Loans	213
MSMCH Qualification Criteria	220
MSMCH Securitization Database	218
N
Net Mortgage Rate	260
Net Operating Income	130
NI 33-105	11
NOI	130
NOI Date	130

Nomura	239
Non-Control Note	182
Non-Controlling Holder	182
Nonrecoverable Advance	299
Non-Serviced Certificate Administrator	182
Non-Serviced Companion Loan	182
Non-Serviced Custodian	182
Non-Serviced Directing Certificateholder	182
Non-Serviced Master Servicer	182
Non-Serviced Mortgage Loan	182
Non-Serviced Pari Passu Companion Loan	182
Non-Serviced Pari Passu Whole Loan	182
Non-Serviced Pari Passu-A/B Whole Loan	182
Non-Serviced PSA	182
Non-Serviced Securitization Trust	182
Non-Serviced Special Servicer	182
Non-Serviced Trustee	182
Non-Serviced Whole Loan	183
Non-U.S. Tax Person	424
Notional Amount	253
NRA	130
NRSRO	279
NRSRO Certification	281
O
O(#)	131
Occupancy Date	131
Occupancy Rate	130
Occupancy Rate As-of Date	130
Offered Certificates	253
OID Regulations	418
OLA	116
Olympic Center Association	164
Olympus Business Owner Association	164
Olympus Center Review Committee	165
Olympus Development	164
Operating Advisor Consulting Fee	314
Operating Advisor Expenses	314
Operating Advisor Fee	314
Operating Advisor Fee Rate	314
Operating Advisor Standard	346
Operating Advisor Termination Event	348
Operating Advisor Upfront Fee	314
Original Balance	131
Other Master Servicer	183
Other PSA	183
P
P&I Advance	297
PACE	90
Pads	137
Par Purchase Price	334
Pari Passu Companion Loan	183
Pari Passu Companion Loans	124
Pari Passu Loan Primary Servicing Fee	260
Pari Passu Loan Primary Servicing Fee Rate	260
Participants	286
Parties in Interest	430
Pass-Through Rate	259
Patriot Act	394
Payment Accommodation	339
Pentalpha Surveillance	248
Percentage Interest	255
Periodic Payments	255
Permitted Investments	255, 302
Permitted Pledge Enforcement Action	180
Permitted Special Servicer/Affiliate Fees	314
PILOT	166
PIPs	73
Plans	430
Pledge Transferee	180
PLL Policy	153
PPP	181
PRC	13
Preliminary Dispute Resolution Election Notice	366
Prepayment Assumption	419
Prepayment Interest Excess	274
Prepayment Interest Shortfall	274
Prepayment Premium	273
Prepayment Provisions	131
Prime Rate	300
Principal Balance Certificates	253
Principal Distribution Amount	265
Principal Shortfall	266
Privileged Information	347
Privileged Information Exception	348
Privileged Person	279
Professional Investors	14
Prohibited Prepayment	274
Promotion of Collective Investment Schemes Exemptions Order	13
Proposed Course of Action	366
Proposed Course of Action Notice	366
PSA	252
PSA Party Repurchase Request	366
PTCE	432
Purchase Price	293
Q
Qualified Mortgage	291
Qualified Replacement Special Servicer	359
Qualified Substitute Mortgage Loan	293
Qualifying CRE Loan Percentage	251

R
RAC No-Response Scenario	374
Rated Final Distribution Date	274
Rating Agencies	375
Rating Agency Communication	375
Rating Agency Confirmation	375
REA	62
RealINSIGHT	247
Realized Loss	276
REC	153
Received Classes	261
Record Date	255
Registration Statement	429
Regular Certificates	253
Regular Interestholder	418
Regular Interests	415
Regulation AB	376
Regulation RR	249
Reimbursement Rate	300
Related Proceeds	299
Release Amount	174
Release Date	172
Release Property	173
Relevant Persons	13
Relief Act	393
REMIC	415
REMIC Regulations	415
REO Account	302
REO Loan	267
REO Property	330
Repurchase Request	366
Requesting Certificateholder	367
Requesting Holders	320
Requesting Investor	288
Requesting Party	374
Required Credit Risk Retention Percentage	251
Required PLL Policy Term	153
Requirements	393
Residual Certificates	253
Resolution Failure	366
Resolved	366
Restricted Group	431
Restricted Party	348
Retaining Parties	250
Retaining Sponsor	249
Review Materials	352
Review Period	165
Revised Rate	168
RevPAR	131
Risk Retention Consultation Party	343
RMBS	239
ROFO	161
Rooms	137
RR Certificates	253
Rule 17g-5	281
S
S&P	240, 354
Scheduled Principal Distribution Amount	265
SEC	203
Secondary Loan	180
Securities Act	376
Securitization Accounts	252, 302
Securitization Regulations	103
Senior Certificates	253
Serviced A/B Whole Loan	183
Serviced Companion Loan	183
Serviced Mortgage Loans	295
Serviced Pari Passu Companion Loan	183
Serviced Pari Passu Companion Loan Securities	361
Serviced Pari Passu Mortgage Loan	183
Serviced Pari Passu Whole Loan	183
Serviced Whole Loan	183
Servicer Termination Event	360
Servicing Advances	298
Servicing Fee	308
Servicing Fee Rate	308
Servicing Shift Mortgage Loan	183
Servicing Shift Securitization Date	183
Servicing Shift Whole Loan	183
Servicing Standard	296
SF	132
SFA	14
SFO	14
Similar Law	430
SMC	120, 203
SMC Data Tape	204
SMC Mortgage Loans	203
Smith	160
SMMEA	433
Soft Lockbox	132
Soft Springing Lockbox	132
Special Servicer Decision	323
Special Servicing Fee	310
Special Servicing Fee Rate	310
Specially Serviced Loans	328
Springing Cash Management	132
Springing Lockbox	132
Sq. Ft.	132
Square Feet	132
SR Institutional Investors	103
SR Investor Requirements	103
SR Rules	103
Startup Day	416
Starwood	203
Starwood Review Team	204
Stated Principal Balance	266

Stop & Shop	160
Structured Product	14
Structuring Assumptions	400
STWD	242
Subject Loan	308, 315
Subordinate Certificates	253
Subordinate Companion Loan	124, 183
Subsequent Asset Status Report	330
Sub-Servicing Agreement	297
Surrendered Classes	261
Synechron	159
Synechron Termination Date	159
Synechron Termination Fee	159
T
T-12	132
Tailored Brands	157
Term to Maturity	132
Term to Maturity or ARD	132
Terms and Conditions	287
Tests	353
Texas IOP	153
Title V	393
Total Operating Expenses	127
Trailing 12 NOI	130
TRIPRA	78
Trust	237
Trust Components	261, 415
Trust REMICs	254
TTM	132
U
U.S. Tax Person	424
UCC	382
UK	12, 103
UK Institutional Investor	103
UK Investor Requirements	103
UK MIFIR Product Governance Rules	12
UK PRIIPS Regulation	12
UK Prospectus Regulation	12
UK Qualified Investor	12
UK Retail Investor	12
UK SR Rules	103
Underlying Class	253
Underlying Trust Component	253
Underwriter Entities	96
Underwriting Agreement	426
Underwritten Effective Gross Income	136
Underwritten EGI	136
Underwritten Expenses	132
Underwritten NCF	133
Underwritten NCF Debt Yield	133
Underwritten NCF DSCR	134
Underwritten Net Cash Flow	133
Underwritten Net Cash Flow DSCR	134
Underwritten Net Operating Income	134
Underwritten NOI Debt Yield	135
Underwritten NOI DSCR	136
Underwritten Revenue	137
Units	137
Unscheduled Principal Distribution Amount	265
Unsolicited Information	353
Upper-Tier REMIC	254
UST	153
UW EGI	136
UW Expenses	132
UW NCF	133
UW NCF Debt Yield	133
UW NCF DSCR	134
UW NOI	134
UW NOI Debt Yield	135
UW NOI DSCR	136
UW Revenue	137
V
Vertical MOA	120, 249
Volcker Rule	123
Voting Rights	285
VRR Interest	3, 39, 249
W
WAC Rate	260
Weighted Average Mortgage Rate	137
Wells Fargo	238
Whole Loan	124
Withheld Amounts	301
Workout Fee	311
Workout Fee Rate	311
Workout-Delayed Reimbursement Amount	300
Y
Yield Maintenance Charge	273
YM(#)	131
YM@(#)	131

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads/Beds	Loan Purpose	Sponsor
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	8.0%	AREF	AREF	$65,000,000	$65,000,000	$65,000,000	$130.25	Recapitalization	NexPoint Storage Partners, Inc.; NexPoint Storage Partners Operating Company, LLC
Property		1.01	Extra Space Brickell	1.6%	AREF	AREF	$12,930,000	$12,930,000	$12,930,000
Property		1.02	Extra Space Ocoee	1.3%	AREF	AREF	$10,391,000	$10,391,000	$10,391,000
Property		1.03	Extra Space West Doral	1.3%	AREF	AREF	$10,383,000	$10,383,000	$10,383,000
Property		1.04	Extra Space Coconut Grove	1.1%	AREF	AREF	$8,665,000	$8,665,000	$8,665,000
Property		1.05	Extra Space Alpharetta	1.0%	AREF	AREF	$8,312,000	$8,312,000	$8,312,000
Property		1.06	Extra Space Fleming Island	0.9%	AREF	AREF	$7,637,000	$7,637,000	$7,637,000
Property		1.07	Extra Space Marietta	0.8%	AREF	AREF	$6,682,000	$6,682,000	$6,682,000
Loan	11, 12	2	215 Coles Street	7.3%	SMC	SMC	$60,000,000	$60,000,000	$60,000,000	$78.95	Refinance	Moishe Mana
Loan	6, 7, 9	3	Ahold Portfolio	5.3%	KeyBank	KeyBank	$42,930,000	$42,930,000	$42,930,000	$168.77	Acquisition	Inland Private Capital Corporation
Property		3.01	Stop & Shop - South Yarmouth	1.8%	KeyBank	KeyBank	$14,995,000	$14,995,000	$14,995,000
Property		3.02	Stop & Shop - Peabody	1.2%	KeyBank	KeyBank	$9,711,635	$9,711,635	$9,711,635
Property		3.03	Stop & Shop - Arlington	1.2%	KeyBank	KeyBank	$9,711,635	$9,711,635	$9,711,635
Property		3.04	Stop & Shop - Lexington	1.0%	KeyBank	KeyBank	$8,511,730	$8,511,730	$8,511,730
Loan	6, 9	4	NOLA Logistics Portfolio	4.7%	SMC	SMC	$38,000,000	$38,000,000	$38,000,000	$63.92	Refinance	Sidhartha Singh
Property		4.01	115 Canvasback Drive	0.5%	SMC	SMC	$4,139,085	$4,139,085	$4,139,085
Property		4.02	150 Teal Street	0.4%	SMC	SMC	$3,422,752	$3,422,752	$3,422,752
Property		4.03	120 Mallard Street	0.4%	SMC	SMC	$3,421,218	$3,421,218	$3,421,218
Property		4.04	110 Widgeon Drive	0.4%	SMC	SMC	$3,183,420	$3,183,420	$3,183,420
Property		4.05	150 James Drive East	0.4%	SMC	SMC	$3,149,860	$3,149,860	$3,149,860
Property		4.06	161 James Drive West	0.4%	SMC	SMC	$3,034,733	$3,034,733	$3,034,733
Property		4.07	100 James Drive	0.3%	SMC	SMC	$2,752,252	$2,752,252	$2,752,252
Property		4.08	150 Canvasback Drive	0.3%	SMC	SMC	$2,588,926	$2,588,926	$2,588,926
Property		4.09	125 James Drive West	0.3%	SMC	SMC	$2,473,351	$2,473,351	$2,473,351
Property		4.10	190 James Drive East	0.3%	SMC	SMC	$2,324,088	$2,324,088	$2,324,088
Property		4.11	160 James Drive East	0.2%	SMC	SMC	$1,647,452	$1,647,452	$1,647,452
Property		4.12	107 Mallard Street	0.2%	SMC	SMC	$1,498,125	$1,498,125	$1,498,125
Property		4.13	125 Mallard Street	0.2%	SMC	SMC	$1,498,125	$1,498,125	$1,498,125
Property		4.14	143 Mallard Street	0.2%	SMC	SMC	$1,498,125	$1,498,125	$1,498,125
Property		4.15	115 James Drive West	0.2%	SMC	SMC	$1,368,487	$1,368,487	$1,368,487
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	4.4%	Barclays	Barclays	$36,347,000	$36,347,000	$36,347,000	$167,644.65	Acquisition	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP
Property		5.01	MGM Grand	2.4%	Barclays	Barclays	$19,809,115	$19,809,115	$19,809,115
Property		5.02	Mandalay Bay	2.0%	Barclays	Barclays	$16,537,885	$16,537,885	$16,537,885
Loan	17	6	Lullwater at Blair Stone	3.8%	Barclays	Barclays	$31,360,000	$31,360,000	$31,360,000	$128,524.59	Acquisition	John E. Carter; Robert Dallas Whitaker, Jr.; Gael Ragone; Ray Hutchinson; Carter Exchange Fund Management Company, LLC
Loan		7	Woods on LaMonte	3.7%	MSBNA	MSMCH	$29,835,000	$29,835,000	$29,835,000	$56,186.44	Refinance	American Realty Investors
Loan		8	Olympus Corporate Center	3.1%	KeyBank	KeyBank	$25,500,000	$25,500,000	$23,022,007	$129.79	Acquisition	Jeff Pori
Loan		9	The District - Airpark	3.1%	MSBNA	MSMCH	$25,400,000	$25,400,000	$25,400,000	$177.95	Refinance	K2H Ltd.
Loan		10	Allied Plaza	2.5%	SMC	SMC	$20,500,000	$20,500,000	$20,500,000	$142.31	Refinance	Andrew Getz; John Hahn; William Allen; Christopher H. Locke
Loan	6	11	Central Canal Company Industrial Portfolio	2.4%	SMC	SMC	$20,000,000	$20,000,000	$20,000,000	$50.87	Refinance	Gerald Askowitz
Property		11.01	Venture & Forsyth	1.1%	SMC	SMC	$8,816,936	$8,816,936	$8,816,936
Property		11.02	Carter I & II	0.4%	SMC	SMC	$3,536,737	$3,536,737	$3,536,737
Property		11.03	Northstar Business Park	0.4%	SMC	SMC	$3,212,951	$3,212,951	$3,212,951
Property		11.04	Michigan I & II	0.2%	SMC	SMC	$1,942,715	$1,942,715	$1,942,715
Property		11.05	Taft Vineland	0.2%	SMC	SMC	$1,843,088	$1,843,088	$1,843,088
Property		11.06	Lyman Road	0.1%	SMC	SMC	$647,572	$647,572	$647,572
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	2.4%	SMC	SMC	$19,769,000	$19,769,000	$17,069,472	$191.04	Refinance	Abraham Brach
Property		12.01	Hauppauge Office Park	1.8%	SMC	SMC	$14,754,573	$14,754,573	$12,739,783
Property		12.02	20 Commerce	0.6%	SMC	SMC	$5,014,427	$5,014,427	$4,329,689
Loan	20	13	12510 & 12600 Cardinal Meadow	2.0%	MSBNA	MSMCH	$16,560,000	$16,537,914	$13,388,066	$60.53	Refinance	Jugalkishore K. Malani; Malani FLP, Ltd.
Loan	8	14	Sunrise Corporate Plaza I	2.0%	KeyBank	KeyBank	$16,250,000	$16,250,000	$16,250,000	$151.44	Acquisition	Andrew L. Hananel; Richard A. Hadar; Jason A. Isaacson; Josh J. Procacci
Loan		15	Colonnades West	1.9%	KeyBank	KeyBank	$15,509,000	$15,509,000	$15,509,000	$113.97	Acquisition	Robert Berger; Richard Glickman; NUUSCO Inc.
Loan		16	LA Creative Industrial Portfolio	1.9%	SMC	SMC	$15,250,000	$15,250,000	$15,250,000	$105.65	Refinance	Tal Hassid
Loan		17	Frankfort Crossing	1.8%	MSBNA	MSMCH	$14,600,000	$14,600,000	$13,148,602	$127.47	Acquisition	Mahesh Amin; Meeta Amin; Mark Cunningham
Loan	6, 9	18	East Boston Multifamily Portfolio 1	1.8%	SMC	SMC	$14,400,000	$14,400,000	$14,400,000	$261,818.18	Refinance	John McGrail
Property		18.01	298-300 Meridian Street	0.4%	SMC	SMC	$3,378,631	$3,378,631	$3,378,631
Property		18.02	151-153 Meridian Street	0.2%	SMC	SMC	$1,400,436	$1,400,436	$1,400,436
Property		18.03	108-110 Meridian Street	0.2%	SMC	SMC	$1,375,316	$1,375,316	$1,375,316
Property		18.04	144-146 Chester Avenue	0.1%	SMC	SMC	$1,042,477	$1,042,477	$1,042,477
Property		18.05	236 Princeton Street	0.1%	SMC	SMC	$854,078	$854,078	$854,078
Property		18.06	346 Chelsea Street	0.1%	SMC	SMC	$766,158	$766,158	$766,158
Property		18.07	151 Saratoga Street	0.1%	SMC	SMC	$766,158	$766,158	$766,158
Property		18.08	17 Morris Street	0.1%	SMC	SMC	$741,038	$741,038	$741,038
Property		18.09	8 Curtis Street	0.1%	SMC	SMC	$728,478	$728,478	$728,478
Property		18.10	329 Paris Street	0.1%	SMC	SMC	$709,638	$709,638	$709,638
Property		18.11	187 Maverick Street	0.1%	SMC	SMC	$684,518	$684,518	$684,518
Property		18.12	62 Chelsea Street	0.1%	SMC	SMC	$653,118	$653,118	$653,118
Property		18.13	26 Decatur Street	0.1%	SMC	SMC	$653,118	$653,118	$653,118
Property		18.14	133 Eutaw Street	0.1%	SMC	SMC	$646,838	$646,838	$646,838
Loan	6	19	Jones Estates Portfolio	1.6%	KeyBank	KeyBank	$12,950,000	$12,950,000	$11,252,667	$35,286.10	Refinance	Jonathan Gindes; Peyton Anderson
Property		19.01	Massengills MHC	0.4%	KeyBank	KeyBank	$3,427,221	$3,427,221	$2,978,021
Property		19.02	Brookhaven MHC	0.4%	KeyBank	KeyBank	$2,902,647	$2,902,647	$2,522,202
Property		19.03	Leisure Park MHC	0.2%	KeyBank	KeyBank	$1,958,412	$1,958,412	$1,701,727
Property		19.04	Twin Branch MHC	0.2%	KeyBank	KeyBank	$1,766,068	$1,766,068	$1,534,593
Property		19.05	Hannibal MHC	0.1%	KeyBank	KeyBank	$1,217,013	$1,217,013	$1,057,501
Property		19.06	Whispering Pines	0.1%	KeyBank	KeyBank	$1,042,155	$1,042,155	$905,562
Property		19.07	Avalon MHC	0.1%	KeyBank	KeyBank	$636,484	$636,484	$553,061
Loan	6, 7	20	Archer Portfolio	1.6%	MSBNA	MSMCH	$12,837,000	$12,837,000	$11,759,145	$256.82	Acquisition	Richard S. A. Tindall
Property		20.01	Crown Point Center	0.7%	MSBNA	MSMCH	$5,544,000	$5,544,000	$5,078,500
Property		20.02	Spanish Village	0.5%	MSBNA	MSMCH	$4,030,000	$4,030,000	$3,691,622
Property		20.03	Bouquet Canyon	0.4%	MSBNA	MSMCH	$3,263,000	$3,263,000	$2,989,023
Loan	21	21	6851 River Road	1.5%	SMC	SMC	$12,500,000	$12,466,573	$7,660,687	$61.81	Refinance	Brenda Birnbaum; Jacob Birnbaum
Loan	5	22	Appletree Business Park	1.5%	SMC	SMC	$12,300,000	$12,300,000	$10,280,020	$117.72	Refinance	AmCap, Incorporated; Jay Kaiser
A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads/Beds	Loan Purpose	Sponsor
Loan		23	179 East 116th Street	1.5%	SMC	SMC	$12,000,000	$12,000,000	$12,000,000	$524.70	Refinance	Raymond Chakkalo
Loan	9, 22, 23	24	25-22 30th Drive	1.5%	SMC	SMC	$12,000,000	$12,000,000	$12,000,000	$387,096.77	Refinance	Philip Loria; Salvatore Lucchese
Loan		25	The Villas at Willow Run	1.4%	MSBNA	MSMCH	$11,050,000	$11,050,000	$11,050,000	$153,472.22	Acquisition	Michael E. Laub
Loan		26	Pillars at HBU	1.1%	AREF	AREF	$9,300,000	$9,300,000	$9,300,000	$233.18	Acquisition	Stanley Jay Williams, Jr.
Loan	6, 7	27	Indy Multifamily	1.1%	KeyBank	KeyBank	$9,165,000	$9,165,000	$9,165,000	$119,025.97	Acquisition	Yoav Merary
Property		27.01	The Delaware	0.8%	KeyBank	KeyBank	$6,136,000	$6,136,000	$6,136,000
Property		27.02	632 MLK Apartments	0.4%	KeyBank	KeyBank	$3,029,000	$3,029,000	$3,029,000
Loan		28	4500 Alexander Boulevard Northeast	1.1%	AREF	AREF	$9,000,000	$9,000,000	$8,321,112	$87.79	Acquisition	Malkiel Akhamzadeh; David M. Akhamzadeh; Monica Akhamzadeh
Loan	6, 7	29	MC Office Portfolio	1.1%	SMC	SMC	$9,000,000	$8,986,762	$7,137,462	$92.30	Refinance	Edward A. Mancini
Property		29.01	43630 Hayes Road	0.5%	SMC	SMC	$3,700,000	$3,694,558	$2,934,291
Property		29.02	15950 East 12 Mile Road	0.2%	SMC	SMC	$1,647,887	$1,645,463	$1,306,859
Property		29.03	43740 North Groesbeck Highway	0.2%	SMC	SMC	$1,320,000	$1,318,058	$1,046,827
Property		29.04	30117 Schoenherr Road	0.1%	SMC	SMC	$1,190,000	$1,188,250	$943,731
Property		29.05	30300 Hoover Road	0.1%	SMC	SMC	$1,142,113	$1,140,433	$905,754
Loan		30	Durango Commons	1.1%	MSBNA	MSMCH	$8,625,000	$8,625,000	$8,625,000	$219.94	Acquisition	Christopher L. Emanuel
Loan		31	Savannah Industrial	1.0%	MSBNA	MSMCH	$8,530,000	$8,530,000	$8,530,000	$59.99	Acquisition	Kenneth Levy; Glen Una Management
Loan		32	Route 1 Self Storage	1.0%	MSBNA	MSMCH	$8,300,000	$8,300,000	$8,300,000	$98.57	Refinance	William H. Munn
Loan	24	33	486 East 28th Street	1.0%	SMC	SMC	$8,200,000	$8,200,000	$8,200,000	$372,727.27	Refinance	Solomon Feder
Loan		34	Riverwood Research Center	1.0%	KeyBank	KeyBank	$7,879,500	$7,879,500	$6,449,161	$115.63	Acquisition	Brian C. Adams; Abhishek Mathur
Loan		35	Menifee Range Self Storage and RV	0.9%	KeyBank	KeyBank	$7,500,000	$7,500,000	$7,500,000	$45.00	Refinance	Kyle Buxton; Karin Buxton
Loan		36	Dollar Self Storage #10 - Apache Junction	0.9%	KeyBank	KeyBank	$7,250,000	$7,250,000	$6,250,199	$79.51	Refinance	Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated; John C. Thomson
Loan	6	37	StorWise SS Portfolio - Tahoe	0.8%	SMC	SMC	$6,950,000	$6,930,710	$5,536,718	$142.42	Refinance	Chad Haggar; Anna Volkoff
Property		37.01	StorWise Kingsbury	0.5%	SMC	SMC	$4,489,292	$4,476,832	$3,576,395
Property		37.02	StorWise Tahoe	0.3%	SMC	SMC	$2,460,708	$2,453,878	$1,960,323
Loan		38	Marshall Avenue Industrial Park	0.8%	Barclays	Barclays	$6,800,000	$6,800,000	$6,800,000	$103.45	Refinance	Jeremy Dentt; Ryan Dentt; Thomas Ragland
Loan	25	39	Montgomery Self Storage	0.8%	SMC	SMC	$6,700,000	$6,700,000	$6,069,957	$72.18	Refinance	Andrew Pena Jr.
Loan		40	Store Safe Baton Rouge	0.8%	MSBNA	MSMCH	$6,616,000	$6,616,000	$6,616,000	$59.97	Refinance	Ronald G. Kyle
Loan	26	41	Desert’s Edge RV Park	0.7%	MSBNA	MSMCH	$6,000,000	$6,000,000	$6,000,000	$26,905.83	Refinance	James Watson; Joseph Watson, Jr.
Loan		42	Friar’s Branch Crossing	0.7%	KeyBank	KeyBank	$5,935,000	$5,935,000	$5,104,501	$59.42	Acquisition	Brian C. Adams; Abhishek Mathur
Loan		43	Lantern Building	0.7%	SMC	SMC	$5,500,000	$5,500,000	$4,820,985	$43.85	Acquisition	Mordechai Chopp
Loan		44	A&S Apartments	0.7%	KeyBank	KeyBank	$5,400,000	$5,400,000	$5,400,000	$112,500.00	Refinance	Richard A. Barsky
Loan	6	45	CVS Portfolio	0.6%	SMC	SMC	$5,300,000	$5,300,000	$4,878,460	$252.32	Refinance	Peter Vonn
Property		45.01	CVS Fort Wayne	0.3%	SMC	SMC	$2,735,484	$2,735,484	$2,517,915
Property		45.02	CVS Garden City	0.3%	SMC	SMC	$2,564,516	$2,564,516	$2,360,545
Loan		46	Hollywood 95 Office Center	0.6%	SMC	SMC	$5,000,000	$5,000,000	$5,000,000	$129.71	Refinance	Steven B. Berman
Loan	5	47	McCarthy Ranch	0.6%	SMC	SMC	$5,000,000	$5,000,000	$5,000,000	$169.18	Refinance	MPI Realty Corp.; Bonseph Holdings Limited; Eliahu Swirsky; Shlomo Cohen
Loan		48	Whitehall Apartments	0.6%	KeyBank	KeyBank	$4,975,000	$4,975,000	$4,975,000	$75,378.79	Refinance	Richard A. Barsky
Loan		49	Baychester Shopping Center	0.6%	AREF	AREF	$4,750,000	$4,750,000	$4,750,000	$145.50	Refinance	Amir Cohen
Loan		50	Inverness Dental and Medical Plaza	0.6%	KeyBank	KeyBank	$4,664,630	$4,664,630	$4,240,984	$233.01	Acquisition	Robert P. Selkin
Loan		51	CubeSmart Winston-Salem	0.5%	KeyBank	KeyBank	$4,125,000	$4,125,000	$4,125,000	$65.65	Refinance	Kenneth W. Schwenke
Loan		52	2015-2021 West Race Avenue	0.5%	KeyBank	KeyBank	$4,125,000	$4,125,000	$3,513,560	$515,625.00	Refinance	Hunter Huth; Lilia Zaparaniuk; John Kirpanos; Sean Lee; Jeffrey Baker
Loan		53	Comfort Inn & Suites Southport	0.5%	KeyBank	KeyBank	$4,100,000	$3,984,653	$3,310,635	$56,923.61	Refinance	Keith D. Stephens
Loan	27	54	1101 California Avenue	0.5%	SMC	SMC	$4,000,000	$4,000,000	$4,000,000	$101.80	Acquisition	John Davenport; Jeffrey K. Nickell; Mark Valentine; Doreen C. Leeds; The Doreen C. Leeds Family Trust
Loan		55	E&B Apartments	0.5%	KeyBank	KeyBank	$3,975,000	$3,975,000	$3,975,000	$101,923.08	Refinance	Richard A. Barsky
Loan		56	Cedar Lofts Apartments	0.5%	AREF	AREF	$3,850,000	$3,850,000	$3,850,000	$66,379.31	Refinance	David L. Nevins; Theodore C. First
Loan	6	57	Keepsake Storage Portfolio	0.5%	Barclays	Barclays	$3,850,000	$3,850,000	$3,294,262	$48.51	Acquisition	Hugh D. Cohen; Brian Boehmcke; Joel T. Flax; Cohen Investment Group Capital LLC; HIC Haxall Fund I LP
Property		57.01	Commonwealth Storage	0.3%	Barclays	Barclays	$2,481,517	$2,481,517	$2,123,316
Property		57.02	Keepsake Storage	0.2%	Barclays	Barclays	$1,368,483	$1,368,483	$1,170,946
Loan		58	Anchor Baker Storage	0.4%	SMC	SMC	$3,650,000	$3,650,000	$3,196,894	$42.92	Refinance	Jeffery Petry
Loan	8, 28	59	571 Hudson Coop	0.4%	MSBNA	MSMCH	$3,500,000	$3,500,000	$3,500,000	$233,333.33	Refinance	N/A
Loan		60	1425 Bruckner Fee	0.4%	SMC	SMC	$3,500,000	$3,500,000	$3,500,000	$82.94	Refinance	Benjamin Berger; Bruce Berger; Miles Berger
Loan		61	Grand Avenue Storage	0.4%	KeyBank	KeyBank	$3,100,000	$3,100,000	$3,100,000	$100.06	Refinance	Michael Anthony Clark; Michael Anthony Clark as Trustee of The Michael Anthony Clark Revocable Trust Dated July 29, 2014, as Amended
Loan		62	Anchor Mini Storage	0.4%	SMC	SMC	$3,000,000	$3,000,000	$2,563,961	$39.81	Refinance	Jerame Petry
Loan		63	Netana Apartments	0.3%	KeyBank	KeyBank	$2,650,000	$2,650,000	$2,650,000	$85,483.87	Refinance	Richard A. Barsky
Loan		64	Windy Acres MHC	0.3%	KeyBank	KeyBank	$2,500,000	$2,500,000	$2,500,000	$49,019.61	Acquisition	Jason S. Weissman; Tana Weissman
Loan	6	65	Maple Hills & Walnut Valley MHP	0.3%	SMC	SMC	$2,150,000	$2,150,000	$1,842,958	$15,925.93	Refinance	Eric Tsaur; Nicholas Tsaur
Property		65.01	Maple Hills MHP	0.2%	SMC	SMC	$1,244,429	$1,244,429	$1,066,712
Property		65.02	Walnut Valley MHP	0.1%	SMC	SMC	$905,571	$905,571	$776,246

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	NexPoint Storage Partners, Inc.; NexPoint Storage Partners Operating Company, LLC	7
Property		1.01	Extra Space Brickell			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.02	Extra Space Ocoee			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.03	Extra Space West Doral			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.04	Extra Space Coconut Grove			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.05	Extra Space Alpharetta			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.06	Extra Space Fleming Island			Self Storage	Self Storage	Fee	N/A	N/A
Property		1.07	Extra Space Marietta			Self Storage	Self Storage	Fee	N/A	N/A
Loan	11, 12	2	215 Coles Street	Moishe Mana	1	Industrial	Flex	Fee	N/A	N/A
Loan	6, 7, 9	3	Ahold Portfolio	Inland Private Capital Corporation	4
Property		3.01	Stop & Shop - South Yarmouth			Retail	Single Tenant	Fee	N/A	N/A
Property		3.02	Stop & Shop - Peabody			Retail	Single Tenant	Fee	N/A	N/A
Property		3.03	Stop & Shop - Arlington			Retail	Single Tenant	Fee	N/A	N/A
Property		3.04	Stop & Shop - Lexington			Retail	Single Tenant	Fee	N/A	N/A
Loan	6, 9	4	NOLA Logistics Portfolio	Sidhartha Singh	15
Property		4.01	115 Canvasback Drive			Industrial	Flex	Fee	N/A	N/A
Property		4.02	150 Teal Street			Industrial	Flex	Fee	N/A	N/A
Property		4.03	120 Mallard Street			Office	Suburban	Fee	N/A	N/A
Property		4.04	110 Widgeon Drive			Industrial	Flex	Fee	N/A	N/A
Property		4.05	150 James Drive East			Industrial	Flex	Fee	N/A	N/A
Property		4.06	161 James Drive West			Industrial	Flex	Fee	N/A	N/A
Property		4.07	100 James Drive			Office	Suburban	Fee	N/A	N/A
Property		4.08	150 Canvasback Drive			Industrial	Flex	Fee	N/A	N/A
Property		4.09	125 James Drive West			Industrial	Flex	Fee	N/A	N/A
Property		4.10	190 James Drive East			Industrial	Flex	Fee	N/A	N/A
Property		4.11	160 James Drive East			Industrial	Flex	Fee	N/A	N/A
Property		4.12	107 Mallard Street			Industrial	Flex	Fee	N/A	N/A
Property		4.13	125 Mallard Street			Industrial	Flex	Fee	N/A	N/A
Property		4.14	143 Mallard Street			Industrial	Flex	Fee	N/A	N/A
Property		4.15	115 James Drive West			Industrial	Flex	Fee	N/A	N/A
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	2
Property		5.01	MGM Grand			Hospitality	Full Service	Fee	N/A	N/A
Property		5.02	Mandalay Bay			Hospitality	Full Service	Fee	N/A	N/A
Loan	17	6	Lullwater at Blair Stone	John E. Carter; Robert Dallas Whitaker, Jr.; Gael Ragone; Ray Hutchinson	1	Multifamily	Garden	Fee	N/A	N/A
Loan		7	Woods on LaMonte	Kenneth L. Hatfield; Michael G. Tombari; Stanley Beraznik	1	Multifamily	Garden	Fee	N/A	N/A
Loan		8	Olympus Corporate Center	Jeff Pori	1	Office	Suburban	Fee	N/A	N/A
Loan		9	The District - Airpark	Amber Shannon Eckford; William Strathearn Leggat; K2H Ltd.	1	Mixed Use	Retail, Industrial & Office	Fee	N/A	N/A
Loan		10	Allied Plaza	Andrew Getz; John Hahn; William Allen; Christopher H. Locke	1	Office	Suburban	Fee	N/A	N/A
Loan	6	11	Central Canal Company Industrial Portfolio	Gerald Askowitz	6
Property		11.01	Venture & Forsyth			Industrial	Flex	Fee	N/A	N/A
Property		11.02	Carter I & II			Industrial	Flex	Fee	N/A	N/A
Property		11.03	Northstar Business Park			Industrial	Flex	Fee	N/A	N/A
Property		11.04	Michigan I & II			Industrial	Flex	Fee	N/A	N/A
Property		11.05	Taft Vineland			Industrial	Flex	Fee	N/A	N/A
Property		11.06	Lyman Road			Industrial	Flex	Fee	N/A	N/A
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	Abraham Brach	2
Property		12.01	Hauppauge Office Park			Office	Suburban	Fee	N/A	N/A
Property		12.02	20 Commerce			Office	Suburban	Fee	N/A	N/A
Loan	20	13	12510 & 12600 Cardinal Meadow	Jugalkishore K. Malani; Malani FLP, Ltd.	1	Industrial	Warehouse Distribution	Fee	N/A	N/A
Loan	8	14	Sunrise Corporate Plaza I	Andrew L. Hananel; Richard A. Hadar; Jason A. Isaacson; Josh J. Procacci	1	Office	Suburban	Fee	N/A	N/A
Loan		15	Colonnades West	Robert Berger; Richard Glickman; NUUSCO Inc.	1	Retail	Anchored	Fee	N/A	N/A
Loan		16	LA Creative Industrial Portfolio	Tal Hassid	1	Industrial	Flex	Fee	N/A	N/A
Loan		17	Frankfort Crossing	Mahesh D. Amin; Meeta M. Amin; Mahesh D. Amin and Meeta M. Amin, each as Trustee of the M. Amin Family Trust Dated September 12, 2007; Mark Cunningham	1	Retail	Anchored	Fee	N/A	N/A
Loan	6, 9	18	East Boston Multifamily Portfolio 1	John McGrail	14
Property		18.01	298-300 Meridian Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.02	151-153 Meridian Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.03	108-110 Meridian Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.04	144-146 Chester Avenue			Multifamily	Garden	Fee	N/A	N/A
Property		18.05	236 Princeton Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.06	346 Chelsea Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.07	151 Saratoga Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.08	17 Morris Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.09	8 Curtis Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.10	329 Paris Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.11	187 Maverick Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.12	62 Chelsea Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.13	26 Decatur Street			Multifamily	Garden	Fee	N/A	N/A
Property		18.14	133 Eutaw Street			Multifamily	Garden	Fee	N/A	N/A
Loan	6	19	Jones Estates Portfolio	Jonathan Gindes; Peyton Anderson	7
Property		19.01	Massengills MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.02	Brookhaven MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.03	Leisure Park MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.04	Twin Branch MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.05	Hannibal MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.06	Whispering Pines			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		19.07	Avalon MHC			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Loan	6, 7	20	Archer Portfolio	Richard S. A. Tindall	3
Property		20.01	Crown Point Center			Retail	Shadow Anchored	Fee	N/A	N/A
Property		20.02	Spanish Village			Retail	Unanchored	Fee	N/A	N/A
Property		20.03	Bouquet Canyon			Retail	Shadow Anchored	Fee	N/A	N/A
Loan	21	21	6851 River Road	Brenda Birnbaum; Jacob Birnbaum	1	Industrial	Warehouse Distribution	Fee	N/A	N/A
Loan	5	22	Appletree Business Park	AmCap, Incorporated; Jay Kaiser	1	Office	Suburban	Fee	N/A	N/A

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date
Loan		23	179 East 116th Street	Raymond Chakkalo	1	Mixed Use	Retail/Office	Fee	N/A	N/A
Loan	9, 22, 23	24	25-22 30th Drive	Philip Loria; Salvatore Lucchese	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan		25	The Villas at Willow Run	Michael E. Laub	1	Multifamily	Garden	Fee	N/A	N/A
Loan		26	Pillars at HBU	Stanley Jay Williams, Jr.	1	Retail	Unanchored	Leasehold	3/12/2081	N/A
Loan	6, 7	27	Indy Multifamily	Yoav Merary	2
Property		27.01	The Delaware			Multifamily	Mid Rise	Fee	N/A	N/A
Property		27.02	632 MLK Apartments			Multifamily	Mid Rise	Fee	N/A	N/A
Loan		28	4500 Alexander Boulevard Northeast	Malkiel Akhamzadeh; David M. Akhamzadeh; Monica Akhamzadeh	1	Office	Suburban	Fee	N/A	N/A
Loan	6, 7	29	MC Office Portfolio	Edward A. Mancini	5
Property		29.01	43630 Hayes Road			Office	Suburban	Fee	N/A	N/A
Property		29.02	15950 East 12 Mile Road			Office	Suburban	Fee	N/A	N/A
Property		29.03	43740 North Groesbeck Highway			Office	Suburban	Fee	N/A	N/A
Property		29.04	30117 Schoenherr Road			Office	Suburban	Fee	N/A	N/A
Property		29.05	30300 Hoover Road			Office	Suburban	Fee	N/A	N/A
Loan		30	Durango Commons	Christopher L. Emanuel	1	Retail	Anchored	Fee	N/A	N/A
Loan		31	Savannah Industrial	Kenneth Levy; Kenneth Levy, As Trustee of The Levy Family Trust Dated February 18, 1983, As Amended	1	Industrial	Warehouse Distribution	Fee	N/A	N/A
Loan		32	Route 1 Self Storage	William H. Munn	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan	24	33	486 East 28th Street	Solomon Feder	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan		34	Riverwood Research Center	Brian C. Adams; Abhishek Mathur	1	Office	Suburban	Fee	N/A	N/A
Loan		35	Menifee Range Self Storage and RV	Kyle Buxton; Karin Buxton	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		36	Dollar Self Storage #10 - Apache Junction	Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated; John C. Thomson	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe	Chad Haggar; Anna Volkoff	2
Property		37.01	StorWise Kingsbury			Self Storage	Self Storage	Fee	N/A	N/A
Property		37.02	StorWise Tahoe			Self Storage	Self Storage	Fee	N/A	N/A
Loan		38	Marshall Avenue Industrial Park	Jeremy Dentt; Ryan Dentt; Thomas Ragland	1	Industrial	Flex	Leasehold	5/31/2072	N/A
Loan	25	39	Montgomery Self Storage	Andrew Pena Jr.	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		40	Store Safe Baton Rouge	Ronald G. Kyle	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan	26	41	Desert’s Edge RV Park	James Watson; Joseph Watson, Jr.	1	Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Loan		42	Friar’s Branch Crossing	Brian C. Adams; Abhishek Mathur	1	Industrial	Flex	Fee	N/A	N/A
Loan		43	Lantern Building	Mordechai Chopp	1	Office	Suburban	Fee	N/A	N/A
Loan		44	A&S Apartments	Richard A. Barsky	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan	6	45	CVS Portfolio	Peter Vonn	2
Property		45.01	CVS Fort Wayne			Retail	Single Tenant	Fee	N/A	N/A
Property		45.02	CVS Garden City			Retail	Single Tenant	Fee	N/A	N/A
Loan		46	Hollywood 95 Office Center	Steven B. Berman	1	Office	Suburban	Fee	N/A	N/A
Loan	5	47	McCarthy Ranch	MPI Realty Corp.; Bonseph Holdings Limited; Eliahu Swirsky; Shlomo Cohen	1	Retail	Anchored	Fee	N/A	N/A
Loan		48	Whitehall Apartments	Richard A. Barsky	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan		49	Baychester Shopping Center	Amir Cohen	1	Retail	Anchored	Fee	N/A	N/A
Loan		50	Inverness Dental and Medical Plaza	Robert P. Selkin	1	Office	Medical	Fee	N/A	N/A
Loan		51	CubeSmart Winston-Salem	Kenneth W. Schwenke	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		52	2015-2021 West Race Avenue	Hunter Huth; Lilia Zaparaniuk; John Kirpanos; Sean Lee; Jeffrey Baker	1	Multifamily	Garden	Fee	N/A	N/A
Loan		53	Comfort Inn & Suites Southport	Keith D. Stephens	1	Hospitality	Limited Service	Fee	N/A	12/3/2030
Loan	27	54	1101 California Avenue	John Davenport; Jeffrey K. Nickell; Mark Valentine; Doreen C. Leeds; The Doreen C. Leeds Family Trust	1	Office	Suburban	Fee	N/A	N/A
Loan		55	E&B Apartments	Richard A. Barsky	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan		56	Cedar Lofts Apartments	David L. Nevins; Theodore C. First	1	Multifamily	Student Housing	Fee	N/A	N/A
Loan	6	57	Keepsake Storage Portfolio	Hugh D. Cohen; Brian E. Boehmcke; Joel T. Flax	2
Property		57.01	Commonwealth Storage			Self Storage	Self Storage	Fee	N/A	N/A
Property		57.02	Keepsake Storage			Self Storage	Self Storage	Fee	N/A	N/A
Loan		58	Anchor Baker Storage	Jeffery Petry	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan	8, 28	59	571 Hudson Coop	N/A	1	Multifamily	Cooperative	Fee	N/A	N/A
Loan		60	1425 Bruckner Fee	Benjamin Berger; Bruce Berger; Miles Berger	1	Other	Leased Fee	Fee	N/A	N/A
Loan		61	Grand Avenue Storage	Michael Anthony Clark; Michael Anthony Clark as Trustee of The Michael Anthony Clark Revocable Trust Dated July 29, 2014, as Amended	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		62	Anchor Mini Storage	Jerame Petry	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		63	Netana Apartments	Richard A. Barsky	1	Multifamily	Mid Rise	Fee	N/A	N/A
Loan		64	Windy Acres MHC	Jason S. Weissman; Tana Weissman	1	Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Loan	6	65	Maple Hills & Walnut Valley MHP	Eric Tsaur; Nicholas Tsaur	2
Property		65.01	Maple Hills MHP			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A
Property		65.02	Walnut Valley MHP			Manufactured Housing	Manufactured Housing	Fee	N/A	N/A

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio								499,046	SF	90.8%
Property		1.01	Extra Space Brickell	1103 Southwest 3rd Avenue	Miami	Miami-Dade	FL	33130	2016	N/A	74,780	SF	91.9%
Property		1.02	Extra Space Ocoee	19920 West Colonial Drive and 1234 Westrun Road	Ocoee	Orange	FL	34761	2016	N/A	98,165	SF	93.6%
Property		1.03	Extra Space West Doral	590 Northwest 137th Avenue	Miami	Miami-Dade	FL	33178	2017	N/A	76,595	SF	92.0%
Property		1.04	Extra Space Coconut Grove	2434 Southwest 28th Lane	Miami	Miami-Dade	FL	33133	2016	N/A	51,848	SF	93.4%
Property		1.05	Extra Space Alpharetta	5110 McGinnis Ferry Road	Alpharetta	Forsyth	GA	30005	1994	2016	71,631	SF	90.0%
Property		1.06	Extra Space Fleming Island	1939 Eastwest Parkway	Fleming Island	Clay	FL	32003	2016	N/A	59,565	SF	84.9%
Property		1.07	Extra Space Marietta	340 Franklin Gateway Southeast	Marietta	Cobb	GA	30067	1999	2016	66,462	SF	88.4%
Loan	11, 12	2	215 Coles Street	215 Coles Street	Jersey City	Hudson	NJ	07310	1927	N/A	760,000	SF	100.0%
Loan	6, 7, 9	3	Ahold Portfolio								254,368	SF	100.0%
Property		3.01	Stop & Shop - South Yarmouth	7-55 Long Pond Drive	South Yarmouth	Barnstable	MA	02664	1974, 1992	N/A	113,186	SF	100.0%
Property		3.02	Stop & Shop - Peabody	19 Howley Street	Peabody	Essex	MA	01960	1998	N/A	66,783	SF	100.0%
Property		3.03	Stop & Shop - Arlington	905 Massachusetts Avenue	Arlington	Middlesex	MA	02476	1995	N/A	29,277	SF	100.0%
Property		3.04	Stop & Shop - Lexington	36 Bedford Street	Lexington	Middlesex	MA	02420	1999	N/A	45,122	SF	100.0%
Loan	6, 9	4	NOLA Logistics Portfolio								594,455	SF	84.7%
Property		4.01	115 Canvasback Drive	115 Canvasback Drive	Saint Rose	Saint Charles	LA	70087	2004	N/A	64,750	SF	100.0%
Property		4.02	150 Teal Street	150 Teal Street	Saint Rose	Saint Charles	LA	70087	2000	N/A	53,544	SF	23.0%
Property		4.03	120 Mallard Street	120 Mallard Street	Saint Rose	Saint Charles	LA	70087	1981	N/A	53,520	SF	84.9%
Property		4.04	110 Widgeon Drive	110 Widgeon Drive	Saint Rose	Saint Charles	LA	70087	2004	N/A	49,800	SF	100.0%
Property		4.05	150 James Drive East	150 James Drive East	Saint Rose	Saint Charles	LA	70087	1985	N/A	49,275	SF	91.9%
Property		4.06	161 James Drive West	161 James Drive West	Saint Rose	Saint Charles	LA	70087	1986	N/A	47,474	SF	93.3%
Property		4.07	100 James Drive	100 James Drive	Saint Rose	Saint Charles	LA	70087	1980	N/A	43,055	SF	100.0%
Property		4.08	150 Canvasback Drive	150 Canvasback Drive	Saint Rose	Saint Charles	LA	70087	1986	N/A	40,500	SF	100.0%
Property		4.09	125 James Drive West	125 James Drive West	Saint Rose	Saint Charles	LA	70087	1990	N/A	38,692	SF	69.0%
Property		4.10	190 James Drive East	190 James Drive East	Saint Rose	Saint Charles	LA	70087	1987	N/A	36,357	SF	100.0%
Property		4.11	160 James Drive East	160 James Drive East	Saint Rose	Saint Charles	LA	70087	1981	N/A	25,772	SF	100.0%
Property		4.12	107 Mallard Street	107 Mallard Street	Saint Rose	Saint Charles	LA	70087	1985	N/A	23,436	SF	100.0%
Property		4.13	125 Mallard Street	125 Mallard Street	Saint Rose	Saint Charles	LA	70087	1984	N/A	23,436	SF	33.1%
Property		4.14	143 Mallard Street	143 Mallard Street	Saint Rose	Saint Charles	LA	70087	1982	N/A	23,436	SF	70.4%
Property		4.15	115 James Drive West	115 James Drive West	Saint Rose	Saint Charles	LA	70087	1986	N/A	21,408	SF	100.0%
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay								9,748	Rooms	54.1%
Property		5.01	MGM Grand	3799 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1993	N/A	4,998	Rooms	52.7%
Property		5.02	Mandalay Bay	3950 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119	1999	N/A	4,750	Rooms	55.8%
Loan	17	6	Lullwater at Blair Stone	3501 South Blair Stone Road	Tallahassee	Leon	FL	32301	2019	N/A	244	Units	98.3%
Loan		7	Woods on LaMonte	4800 LaMonte Lane	Houston	Harris	TX	77092	1978	2021	531	Units	91.7%
Loan		8	Olympus Corporate Center	3001, 3005, 3009 and 3013 Douglas Boulevard	Roseville	Placer	CA	95661	1992, 1995, 1996, 1997	2018	196,467	SF	89.1%
Loan		9	The District - Airpark	15551 North Greenway-Hayden Loop, 15444 North 76th Street, 7550 East Greenway Road	Scottsdale	Maricopa	AZ	85260	2006	2020	142,733	SF	94.4%
Loan		10	Allied Plaza	7777 and 7787 Alvarado Road	La Mesa	San Diego	CA	91942	1983, 1999	N/A	144,053	SF	95.6%
Loan	6	11	Central Canal Company Industrial Portfolio								393,187	SF	95.7%
Property		11.01	Venture & Forsyth	6930, 6944, 6948 & 6950 Venture Circle and 2721, 2221 & 2213 North Forsyth Road	Orlando	Orange	FL	32807	1975-1985	N/A	155,515	SF	100.0%
Property		11.02	Carter I & II	930 Carter Road	Winter Garden	Orange	FL	34787	1991	N/A	67,775	SF	95.4%
Property		11.03	Northstar Business Park	401 & 500 Central Park Drive and 300 Northstar Court	Sanford	Seminole	FL	32771	1990	N/A	89,497	SF	87.0%
Property		11.04	Michigan I & II	2828 & 2832 Michigan Avenue	Kissimmee	Osceola	FL	34744	1993, 1995	N/A	33,850	SF	100.0%
Property		11.05	Taft Vineland	943 & 955 Taft Vineland Road	Orlando	Orange	FL	32824	1988	N/A	29,550	SF	100.0%
Property		11.06	Lyman Road	190 Lyman Road	Casselberry	Seminole	FL	32707	1987	N/A	17,000	SF	87.5%
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio								469,901	SF	86.8%
Property		12.01	Hauppauge Office Park	878, 888 and 898 Veterans Memorial Highway	Hauppauge	Suffolk	NY	11788	1990, 2014	N/A	281,954	SF	91.1%
Property		12.02	20 Commerce	20 Commerce Drive	Cranford	Union	NJ	07016	1991	2020	187,947	SF	80.4%
Loan	20	13	12510 & 12600 Cardinal Meadow	12510 and 12600 Cardinal Meadow Drive	Sugar Land	Fort Bend	TX	77478	2005, 2013	2008	273,240	SF	100.0%
Loan	8	14	Sunrise Corporate Plaza I	1300 Sawgrass Corporate Parkway	Sunrise	Broward	FL	33323	1999	N/A	107,304	SF	94.6%
Loan		15	Colonnades West	10941 West Broad Street	Glen Allen	Henrico	VA	23060	1998	N/A	136,082	SF	94.7%
Loan		16	LA Creative Industrial Portfolio	2079 East 15th Street and 2190 East 14th Street	Los Angeles	Los Angeles	CA	90021	1923	2014-2019	144,339	SF	70.9%
Loan		17	Frankfort Crossing	21110, 21112, 21114, 21116, 21118, 21120, 21122, 21124, 21126, 21130, 21150, 21164, 21212, 21218, 21224 and 21230 South La Grange Road	Frankfort	Will	IL	60423	1992	N/A	114,534	SF	98.5%
Loan	6, 9	18	East Boston Multifamily Portfolio 1								55	Units	100.0%
Property		18.01	298-300 Meridian Street	298-300 Meridian Street	Boston	Suffolk	MA	02128	1920	2015-2020	14	Units	100.0%
Property		18.02	151-153 Meridian Street	151-153 Meridian Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.03	108-110 Meridian Street	108-110 Meridian Street	Boston	Suffolk	MA	02128	1900	2015-2020	4	Units	100.0%
Property		18.04	144-146 Chester Avenue	144-146 Chester Avenue	Chelsea	Suffolk	MA	02150	1900	2015-2020	4	Units	100.0%
Property		18.05	236 Princeton Street	236 Princeton Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.06	346 Chelsea Street	346 Chelsea Street	Boston	Suffolk	MA	02128	1915	2015-2020	3	Units	100.0%
Property		18.07	151 Saratoga Street	151 Saratoga Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.08	17 Morris Street	17 Morris Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.09	8 Curtis Street	8 Curtis Street	Boston	Suffolk	MA	02128	1890	2015-2020	3	Units	100.0%
Property		18.10	329 Paris Street	329 Paris Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.11	187 Maverick Street	187 Maverick Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Property		18.12	62 Chelsea Street	62 Chelsea Street	Boston	Suffolk	MA	02128	1920	2015-2020	3	Units	100.0%
Property		18.13	26 Decatur Street	26 Decatur Street	Boston	Suffolk	MA	02128	1899	2015-2020	3	Units	100.0%
Property		18.14	133 Eutaw Street	133 Eutaw Street	Boston	Suffolk	MA	02128	1900	2015-2020	3	Units	100.0%
Loan	6	19	Jones Estates Portfolio								367	Pads	96.2%
Property		19.01	Massengills MHC	4414 US 70 Business Highway West	Clayton	Johnston	NC	27520	1960	N/A	79	Pads	93.7%
Property		19.02	Brookhaven MHC	3 Brookhaven Avenue	Washington	Washington	PA	15301	1960	N/A	86	Pads	97.7%
Property		19.03	Leisure Park MHC	620 Northwest Rainbow Drive	Kannapolis	Cabarrus	NC	28081	1983	N/A	54	Pads	94.4%
Property		19.04	Twin Branch MHC	1752 Dixon Swimming Pool Road	Burlington	Alamance	NC	27217	1970	N/A	54	Pads	100.0%
Property		19.05	Hannibal MHC	19 Landis Avenue	Cranberry Township	Butler	PA	16066	1970	N/A	25	Pads	96.0%
Property		19.06	Whispering Pines	7913 National Road Southwest	Etna	Licking	OH	43062	1965	N/A	38	Pads	97.4%
Property		19.07	Avalon MHC	1111 Geneva Avenue	Columbus	Franklin	OH	43223	1962	N/A	31	Pads	93.5%
Loan	6, 7	20	Archer Portfolio								49,985	SF	99.2%
Property		20.01	Crown Point Center	18300 and 18400 Cottonwood Drive	Parker	Douglas	CO	80138	2018	N/A	16,390	SF	100.0%
Property		20.02	Spanish Village	7208, 7211, 7212, 7252 East Ho Road and 37550 North Hum Road	Carefree	Maricopa	AZ	85377	1969	2016-2019	24,566	SF	98.4%
Property		20.03	Bouquet Canyon	26453, 26455, 26457 and 26459 Bouquet Canyon Road	Santa Clarita	Los Angeles	CA	91350	2004	N/A	9,029	SF	100.0%
Loan	21	21	6851 River Road	6851 River Road	Pennsauken	Camden	NJ	08110	1997	N/A	201,700	SF	100.0%
Loan	5	22	Appletree Business Park	2875 Union Road	Cheektowaga	Erie	NY	14227	1972	2000	423,047	SF	94.9%

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)
Loan		23	179 East 116th Street	179 East 116th Street	New York	New York	NY	10029	1910	2005	22,870	SF	100.0%
Loan	9, 22, 23	24	25-22 30th Drive	25-22 30th Drive	Astoria	Queens	NY	11102	2020	N/A	31	Units	100.0%
Loan		25	The Villas at Willow Run	26 Utley Place	Willow Street	Lancaster	PA	17584	2019	N/A	72	Units	100.0%
Loan		26	Pillars at HBU	7259 Southwest Freeway	Houston	Harris	TX	77074	2016, 2018, 2021	N/A	39,884	SF	88.5%
Loan	6, 7	27	Indy Multifamily								77	Units	97.4%
Property		27.01	The Delaware	2205 North Delaware Street	Indianapolis	Marion	IN	46205	2016	N/A	47	Units	95.7%
Property		27.02	632 MLK Apartments	632 Doctor M.L.K. Jr Street	Indianapolis	Marion	IN	46202	2017	N/A	30	Units	100.0%
Loan		28	4500 Alexander Boulevard Northeast	4500 Alexander Boulevard Northeast	Albuquerque	Bernalillo	NM	87107	1986	2020	102,523	SF	79.2%
Loan	6, 7	29	MC Office Portfolio								97,366	SF	100.0%
Property		29.01	43630 Hayes Road	43630 Hayes Road	Clinton Township	Macomb	MI	48038	1998-2000	N/A	39,537	SF	100.0%
Property		29.02	15950 East 12 Mile Road	15950 East 12 Mile Road	Roseville	Macomb	MI	48066	1999	2017	17,512	SF	100.0%
Property		29.03	43740 North Groesbeck Highway	43740 North Groesbeck Highway	Clinton Township	Macomb	MI	48036	1993	N/A	20,960	SF	100.0%
Property		29.04	30117 Schoenherr Road	30117 Schoenherr Road	Warren	Macomb	MI	48088	2006	N/A	9,483	SF	100.0%
Property		29.05	30300 Hoover Road	30300 Hoover Road	Warren	Macomb	MI	48093	1999	N/A	9,874	SF	100.0%
Loan		30	Durango Commons	8550, 8570 and 8580 West Charleston Boulevard	Las Vegas	Clark	NV	89117	1991	N/A	39,216	SF	95.6%
Loan		31	Savannah Industrial	225 and 231 Bourne Boulevard	Savannah	Chatham	GA	31408	2001, 2008	2011	142,200	SF	100.0%
Loan		32	Route 1 Self Storage	8115 Perry Hills Road	Nottingham	Baltimore	MD	21236	2001	N/A	84,200	SF	89.1%
Loan	24	33	486 East 28th Street	486 East 28th Street	Brooklyn	Kings	NY	11226	2020	N/A	22	Units	95.5%
Loan		34	Riverwood Research Center	24461-24491 West 10 Mile Road	Southfield	Oakland	MI	48033	1987	N/A	68,142	SF	100.0%
Loan		35	Menifee Range Self Storage and RV	30125 State Highway 74	Menifee	Riverside	CA	92585	2005	N/A	166,666	SF	92.9%
Loan		36	Dollar Self Storage #10 - Apache Junction	2901 South Winchester Road	Apache Junction	Pinal	AZ	85119	2008	N/A	91,180	SF	92.3%
Loan	6	37	StorWise SS Portfolio - Tahoe								48,665	SF	90.7%
Property		37.01	StorWise Kingsbury	272 Kingsbury Grade	Stateline	Douglas	NV	89449	1977	2020	26,660	SF	85.3%
Property		37.02	StorWise Tahoe	2000 Jewell Road	South Lake Tahoe	El Dorado	CA	96150	1967	2019	22,005	SF	97.3%
Loan		38	Marshall Avenue Industrial Park	1830-1934 Marshall Avenue	El Cajon	San Diego	CA	92020	2019	N/A	65,731	SF	98.6%
Loan	25	39	Montgomery Self Storage	19678 Highway 105 West	Montgomery	Montgomery	TX	77356	1994	2000, 2014, 2019	92,826	SF	87.1%
Loan		40	Store Safe Baton Rouge	9242 Baringer Foreman Road	Baton Rouge	East Baton Rouge	LA	70817	2007	N/A	110,325	SF	93.3%
Loan	26	41	Desert’s Edge RV Park	2398 West Williams Drive	Phoenix	Maricopa	AZ	85027	1969	N/A	223	Pads	95.5%
Loan		42	Friar’s Branch Crossing	2204-2226 Encompass Drive	Chattanooga	Hamilton	TN	37421	1988	2006	99,878	SF	92.5%
Loan		43	Lantern Building	4245 Kemp Boulevard	Wichita Falls	Wichita	TX	76308	1981	N/A	125,418	SF	86.0%
Loan		44	A&S Apartments	70 Prospect Park Southwest	Brooklyn	Kings	NY	11215	1935	N/A	48	Units	93.8%
Loan	6	45	CVS Portfolio								21,005	SF	100.0%
Property		45.01	CVS Fort Wayne	3918 South Calhoun Street	Fort Wayne	Allen	IN	46807	1999	2019	10,125	SF	100.0%
Property		45.02	CVS Garden City	27435 Ford Road	Garden City	Wayne	MI	48135	2001	2016	10,880	SF	100.0%
Loan		46	Hollywood 95 Office Center	2700-2750 North 29th Avenue	Hollywood	Broward	FL	33020	1978	N/A	38,548	SF	96.8%
Loan	5	47	McCarthy Ranch	15-251 Ranch Drive	Milpitas	Santa Clara	CA	95035	1994	N/A	265,994	SF	83.6%
Loan		48	Whitehall Apartments	80-50 Baxter Avenue	Elmhurst	Queens	NY	11373	1955	N/A	66	Units	95.5%
Loan		49	Baychester Shopping Center	1197 East 233rd Street	Bronx	Bronx	NY	10466	1958	N/A	32,647	SF	89.2%
Loan		50	Inverness Dental and Medical Plaza	202 Inverness Center Drive	Hoover	Shelby	AL	35242	2001	N/A	20,019	SF	100.0%
Loan		51	CubeSmart Winston-Salem	345 Witt Street	Winston-Salem	Forsyth	NC	27103	1955	2017, 2020	62,837	SF	91.7%
Loan		52	2015-2021 West Race Avenue	2015-2021 West Race Avenue	Chicago	Cook	IL	60612	1897	2019-2020	8	Units	100.0%
Loan		53	Comfort Inn & Suites Southport	4963 Southport Supply Road Southeast	Southport	Brunswick	NC	28461	2002	2017	70	Rooms	63.4%
Loan	27	54	1101 California Avenue	1101 California Avenue	Corona	Riverside	CA	92881	1990	N/A	39,293	SF	87.9%
Loan		55	E&B Apartments	361 95th Street	Brooklyn	Kings	NY	11209	1926	N/A	39	Units	89.7%
Loan		56	Cedar Lofts Apartments	121 West Fairmount Avenue	State College	Centre	PA	16801	1989	N/A	58	Beds	100.0%
Loan	6	57	Keepsake Storage Portfolio								79,366	SF	84.9%
Property		57.01	Commonwealth Storage	2010 West 3rd Street, 1716 West 3rd Street, and 407 East 3rd Street	Farmville	Prince Edward	VA	23901	1953, 1990, 1996	2000, 2004, 2011	46,180	SF	86.3%
Property		57.02	Keepsake Storage	21528 Prince Edward Highway	Rice	Prince Edward	VA	23966	2007	2018	33,186	SF	83.1%
Loan		58	Anchor Baker Storage	21312 14th Street	Baker City	Baker	OR	97814	1999, 2016	N/A	85,040	SF	98.1%
Loan	8, 28	59	571 Hudson Coop	571 Hudson Street	New York	New York	NY	10014	1892	1978	15	Units	100.0%
Loan		60	1425 Bruckner Fee	1425 Bruckner Boulevard	Bronx	Bronx	NY	10472	2010	N/A	42,200	SF	N/A
Loan		61	Grand Avenue Storage	33033 Riverside Drive	Lake Elsinore	Riverside	CA	92530	1999	N/A	30,980	SF	97.6%
Loan		62	Anchor Mini Storage	920 Southeast 5th Avenue	Ontario	Malheur	OR	97914	2011	N/A	75,350	SF	97.7%
Loan		63	Netana Apartments	864 60th Street	Brooklyn	Kings	NY	11220	1928	N/A	31	Units	100.0%
Loan		64	Windy Acres MHC	195 West Main Street	Chester	Morris	NJ	07930	1970	N/A	51	Pads	98.0%
Loan	6	65	Maple Hills & Walnut Valley MHP								135	Pads	88.9%
Property		65.01	Maple Hills MHP	1000 Maple Hills Park	Cross Lanes	Kanawha	WV	25313	1985	N/A	86	Pads	84.9%
Property		65.02	Walnut Valley MHP	5232 Walnut Valley Drive	Cross Lanes	Kanawha	WV	25313	1985	N/A	49	Pads	95.9%
A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio		$135,100,000	Various	3.9900%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Property		1.01	Extra Space Brickell	3/9/2021	$26,700,000	2/27/2021
Property		1.02	Extra Space Ocoee	3/9/2021	$16,150,000	3/2/2021
Property		1.03	Extra Space West Doral	3/9/2021	$21,850,000	2/27/2021
Property		1.04	Extra Space Coconut Grove	3/9/2021	$16,800,000	2/27/2021
Property		1.05	Extra Space Alpharetta	3/9/2021	$13,650,000	2/26/2021
Property		1.06	Extra Space Fleming Island	3/9/2021	$14,550,000	3/2/2021
Property		1.07	Extra Space Marietta	3/9/2021	$12,050,000	2/26/2021
Loan	11, 12	2	215 Coles Street	5/6/2021	$124,500,000	3/9/2021	3.3100%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	60	59
Loan	6, 7, 9	3	Ahold Portfolio		$101,700,000	2/10/2021	2.7420%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		3.01	Stop & Shop - South Yarmouth	5/1/2021	$34,500,000	2/10/2021
Property		3.02	Stop & Shop - Peabody	5/1/2021	$21,600,000	2/10/2021
Property		3.03	Stop & Shop - Arlington	5/1/2021	$21,600,000	2/10/2021
Property		3.04	Stop & Shop - Lexington	5/1/2021	$18,900,000	2/10/2021
Loan	6, 9	4	NOLA Logistics Portfolio		$60,300,000	3/11/2021	3.7550%	0.04658%	0.00250%	0.03250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		4.01	115 Canvasback Drive	3/25/2021	N/A	N/A
Property		4.02	150 Teal Street	3/25/2021	N/A	N/A
Property		4.03	120 Mallard Street	3/25/2021	N/A	N/A
Property		4.04	110 Widgeon Drive	3/25/2021	N/A	N/A
Property		4.05	150 James Drive East	3/25/2021	N/A	N/A
Property		4.06	161 James Drive West	3/25/2021	N/A	N/A
Property		4.07	100 James Drive	3/25/2021	N/A	N/A
Property		4.08	150 Canvasback Drive	3/25/2021	N/A	N/A
Property		4.09	125 James Drive West	3/25/2021	N/A	N/A
Property		4.10	190 James Drive East	3/25/2021	N/A	N/A
Property		4.11	160 James Drive East	3/25/2021	N/A	N/A
Property		4.12	107 Mallard Street	3/25/2021	N/A	N/A
Property		4.13	125 Mallard Street	3/25/2021	N/A	N/A
Property		4.14	143 Mallard Street	3/25/2021	N/A	N/A
Property		4.15	115 James Drive West	3/25/2021	N/A	N/A
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay		$4,600,000,000		3.5580%	0.01471%	0.00250%	0.00000%	0.00063%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	14	Yes	120	106
Property		5.01	MGM Grand	12/31/2020	$2,505,000,000	1/10/2020
Property		5.02	Mandalay Bay	12/31/2020	$2,095,000,000	1/10/2020
Loan	17	6	Lullwater at Blair Stone	3/1/2021	$51,000,000	2/25/2021	3.8100%	0.04408%	0.00250%	0.03000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	2	No	120	118
Loan		7	Woods on LaMonte	2/25/2021	$46,500,000	1/22/2021	3.6900%	0.03408%	0.00250%	0.02000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	2	No	120	118
Loan		8	Olympus Corporate Center	3/16/2021	$45,500,000	2/16/2021	3.5900%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		9	The District - Airpark	2/1/2021	$41,400,000	1/19/2021	3.5800%	0.03408%	0.00250%	0.02000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		10	Allied Plaza	3/22/2021	$42,000,000	3/8/2021	2.9800%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	6	11	Central Canal Company Industrial Portfolio		$40,150,000		3.9130%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		11.01	Venture & Forsyth	3/23/2021	$17,700,000	3/11/2021
Property		11.02	Carter I & II	3/23/2021	$7,100,000	3/11/2021
Property		11.03	Northstar Business Park	3/23/2021	$6,450,000	3/11/2021
Property		11.04	Michigan I & II	3/23/2021	$3,900,000	3/11/2021
Property		11.05	Taft Vineland	3/23/2021	$3,700,000	3/11/2021
Property		11.06	Lyman Road	3/23/2021	$1,300,000	3/11/2021
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio		$130,100,000		3.8400%	0.01533%	0.00250%	0.00000%	0.00125%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	4	No	120	116
Property		12.01	Hauppauge Office Park	12/1/2020	$97,100,000	6/10/2020
Property		12.02	20 Commerce	12/1/2020	$33,000,000	6/11/2020
Loan	20	13	12510 & 12600 Cardinal Meadow	12/31/2020	$25,100,000	12/8/2020	4.4300%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	8	14	Sunrise Corporate Plaza I	2/28/2021	$24,900,000	3/1/2021	3.6300%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		15	Colonnades West	12/31/2020	$23,100,000	10/31/2019	3.8100%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	16	No	120	104
Loan		16	LA Creative Industrial Portfolio	4/5/2021	$30,800,000	11/20/2020	4.0950%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		17	Frankfort Crossing	12/7/2020	$22,600,000	2/6/2021	3.4500%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	6, 9	18	East Boston Multifamily Portfolio 1		$24,100,000	2/3/2021	4.7620%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		18.01	298-300 Meridian Street	3/16/2021	$5,380,000	2/3/2021
Property		18.02	151-153 Meridian Street	3/16/2021	$2,230,000	2/3/2021
Property		18.03	108-110 Meridian Street	3/16/2021	$2,190,000	2/3/2021
Property		18.04	144-146 Chester Avenue	3/16/2021	$1,660,000	2/3/2021
Property		18.05	236 Princeton Street	3/16/2021	$1,360,000	2/3/2021
Property		18.06	346 Chelsea Street	3/16/2021	$1,220,000	2/3/2021
Property		18.07	151 Saratoga Street	3/16/2021	$1,220,000	2/3/2021
Property		18.08	17 Morris Street	3/16/2021	$1,180,000	2/3/2021
Property		18.09	8 Curtis Street	3/16/2021	$1,160,000	2/3/2021
Property		18.10	329 Paris Street	3/16/2021	$1,130,000	2/3/2021
Property		18.11	187 Maverick Street	3/16/2021	$1,090,000	2/3/2021
Property		18.12	62 Chelsea Street	3/16/2021	$1,040,000	2/3/2021
Property		18.13	26 Decatur Street	3/16/2021	$1,040,000	2/3/2021
Property		18.14	133 Eutaw Street	3/16/2021	$1,030,000	2/3/2021
Loan	6	19	Jones Estates Portfolio		$18,515,000		4.1000%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Property		19.01	Massengills MHC	3/1/2021	$4,900,000	2/18/2021
Property		19.02	Brookhaven MHC	3/1/2021	$4,150,000	2/19/2021
Property		19.03	Leisure Park MHC	3/1/2021	$2,800,000	2/15/2021
Property		19.04	Twin Branch MHC	3/1/2021	$2,525,000	2/15/2021
Property		19.05	Hannibal MHC	3/1/2021	$1,740,000	2/19/2021
Property		19.06	Whispering Pines	3/1/2021	$1,490,000	2/15/2021
Property		19.07	Avalon MHC	3/1/2021	$910,000	2/15/2021
Loan	6, 7	20	Archer Portfolio		$22,600,000		4.4600%	0.04658%	0.00250%	0.03250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		20.01	Crown Point Center	1/1/2021	$10,200,000	2/4/2021
Property		20.02	Spanish Village	3/1/2021	$6,800,000	2/3/2021
Property		20.03	Bouquet Canyon	1/1/2021	$5,600,000	1/27/2021
Loan	21	21	6851 River Road	5/6/2021	$23,650,000	2/26/2021	4.1720%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	5	22	Appletree Business Park	11/18/2020	$87,500,000	11/10/2020	3.8420%	0.01533%	0.00250%	0.00000%	0.00125%	0.00912%	0.00164%	0.00032%	0.00050%	30/360	5	No	120	115

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)
Loan		23	179 East 116th Street	3/15/2021	$20,650,000	3/2/2021	4.0670%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	9, 22, 23	24	25-22 30th Drive	3/30/2021	$19,100,000	5/1/2021	4.3360%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		25	The Villas at Willow Run	3/18/2021	$17,000,000	2/11/2021	3.7450%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		26	Pillars at HBU	3/8/2021	$19,200,000	1/14/2021	3.8600%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	6, 7	27	Indy Multifamily		$14,700,000		3.8500%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	2	No	120	118
Property		27.01	The Delaware	2/1/2021	$9,600,000	1/22/2021
Property		27.02	632 MLK Apartments	2/1/2021	$5,100,000	1/22/2021
Loan		28	4500 Alexander Boulevard Northeast	2/28/2021	$13,200,000	1/5/2021	4.4000%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	60	60
Loan	6, 7	29	MC Office Portfolio		$14,200,000		3.8840%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		29.01	43630 Hayes Road	3/3/2021	$5,600,000	1/19/2021
Property		29.02	15950 East 12 Mile Road	3/3/2021	$2,600,000	1/19/2021
Property		29.03	43740 North Groesbeck Highway	5/6/2021	$2,400,000	1/19/2021
Property		29.04	30117 Schoenherr Road	3/3/2021	$1,800,000	1/19/2021
Property		29.05	30300 Hoover Road	5/6/2021	$1,800,000	1/19/2021
Loan		30	Durango Commons	11/1/2020	$13,275,000	2/17/2021	3.9950%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		31	Savannah Industrial	2/1/2021	$13,125,000	2/25/2021	4.2900%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		32	Route 1 Self Storage	2/23/2021	$14,925,000	1/6/2021	3.3250%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	24	33	486 East 28th Street	3/16/2021	$12,700,000	3/1/2021	4.0250%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		34	Riverwood Research Center	2/1/2021	$10,600,000	2/5/2021	3.9100%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		35	Menifee Range Self Storage and RV	1/10/2021	$16,400,000	1/10/2021	3.2700%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		36	Dollar Self Storage #10 - Apache Junction	1/21/2021	$12,700,000	1/25/2021	3.7800%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	6	37	StorWise SS Portfolio - Tahoe		$11,580,000		3.9990%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	2	No	120	118
Property		37.01	StorWise Kingsbury	2/17/2021	$7,480,000	1/19/2021
Property		37.02	StorWise Tahoe	2/17/2021	$4,100,000	1/19/2021
Loan		38	Marshall Avenue Industrial Park	3/1/2021	$11,450,000	3/10/2021	3.9900%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan	25	39	Montgomery Self Storage	2/18/2021	$10,350,000	2/22/2021	3.7900%	0.05658%	0.00250%	0.04250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		40	Store Safe Baton Rouge	1/22/2021	$10,000,000	1/25/2021	4.0000%	0.06658%	0.00250%	0.05250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan	26	41	Desert’s Edge RV Park	2/9/2021	$15,600,000	2/17/2021	3.7150%	0.07408%	0.00250%	0.06000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		42	Friar’s Branch Crossing	3/1/2021	$8,900,000	3/2/2021	3.6800%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan		43	Lantern Building	3/5/2021	$8,250,000	12/3/2020	4.4800%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		44	A&S Apartments	2/2/2021	$8,600,000	11/19/2020	3.8600%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan	6	45	CVS Portfolio		$7,750,000		4.7700%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		45.01	CVS Fort Wayne	5/6/2021	$4,000,000	12/3/2020
Property		45.02	CVS Garden City	5/6/2021	$3,750,000	11/25/2020
Loan		46	Hollywood 95 Office Center	3/22/2021	$11,000,000	2/19/2021	3.6870%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	5	47	McCarthy Ranch	12/31/2020	$74,400,000	12/4/2019	3.6940%	0.01658%	0.00250%	0.00000%	0.00250%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	15	No	120	105
Loan		48	Whitehall Apartments	2/2/2021	$8,500,000	11/16/2020	3.8600%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan		49	Baychester Shopping Center	3/18/2021	$18,200,000	2/9/2021	3.6950%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		50	Inverness Dental and Medical Plaza	3/1/2021	$7,250,000	2/4/2021	3.9990%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		51	CubeSmart Winston-Salem	2/11/2021	$10,200,000	12/17/2020	4.0800%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		52	2015-2021 West Race Avenue	2/20/2021	$5,700,000	2/26/2021	4.3200%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		53	Comfort Inn & Suites Southport	11/30/2020	$7,600,000	5/30/2019	4.3900%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	21	No	120	99
Loan	27	54	1101 California Avenue	3/31/2021	$7,200,000	3/1/2021	3.9660%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		55	E&B Apartments	2/2/2021	$7,100,000	11/19/2020	3.8600%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan		56	Cedar Lofts Apartments	3/1/2021	$7,500,000	1/20/2021	4.4850%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	2	No	120	118
Loan	6	57	Keepsake Storage Portfolio		$5,275,000		4.4900%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		57.01	Commonwealth Storage	3/18/2021	$3,400,000	2/24/2021
Property		57.02	Keepsake Storage	3/18/2021	$1,875,000	2/24/2021
Loan		58	Anchor Baker Storage	3/24/2021	$4,960,000	3/4/2021	4.4460%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan	8, 28	59	571 Hudson Coop	2/1/2021	$36,332,500	2/5/2021	3.4200%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		60	1425 Bruckner Fee	N/A	$6,100,000	3/1/2021	4.1400%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		61	Grand Avenue Storage	2/28/2021	$5,300,000	2/25/2021	3.8100%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		62	Anchor Mini Storage	3/24/2021	$4,230,000	3/4/2021	4.4460%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Loan		63	Netana Apartments	2/2/2021	$4,200,000	11/19/2020	3.8600%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan		64	Windy Acres MHC	3/3/2021	$5,090,000	3/11/2021	3.5900%	0.02408%	0.00250%	0.01000%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	0	No	120	120
Loan	6	65	Maple Hills & Walnut Valley MHP		$3,680,000		4.5580%	0.01658%	0.00250%	0.00250%	0.00000%	0.00912%	0.00164%	0.00032%	0.00050%	Actual/360	1	No	120	119
Property		65.01	Maple Hills MHP	3/25/2021	$2,130,000	3/15/2021
Property		65.02	Walnut Valley MHP	3/25/2021	$1,550,000	3/15/2021

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	120	120	0	0	4/16/2021	6/6/2021	N/A	5/6/2031	5/6/2031	$0.00	$219,126.74	$0.00	$2,629,520.88	Soft	In Place	No
Property		1.01	Extra Space Brickell
Property		1.02	Extra Space Ocoee
Property		1.03	Extra Space West Doral
Property		1.04	Extra Space Coconut Grove
Property		1.05	Extra Space Alpharetta
Property		1.06	Extra Space Fleming Island
Property		1.07	Extra Space Marietta
Loan	11, 12	2	215 Coles Street	60	59	0	0	4/6/2021	5/6/2021	N/A	4/6/2026	4/6/2026	$0.00	$167,798.61	$0.00	$2,013,583.33	Hard	Springing	No
Loan	6, 7, 9	3	Ahold Portfolio	120	119	0	0	3/10/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$99,457.48	$0.00	$1,193,489.76	None	Springing	No
Property		3.01	Stop & Shop - South Yarmouth
Property		3.02	Stop & Shop - Peabody
Property		3.03	Stop & Shop - Arlington
Property		3.04	Stop & Shop - Lexington
Loan	6, 9	4	NOLA Logistics Portfolio	120	119	0	0	3/30/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$120,559.84	$0.00	$1,446,718.06	Springing	Springing	No
Property		4.01	115 Canvasback Drive
Property		4.02	150 Teal Street
Property		4.03	120 Mallard Street
Property		4.04	110 Widgeon Drive
Property		4.05	150 James Drive East
Property		4.06	161 James Drive West
Property		4.07	100 James Drive
Property		4.08	150 Canvasback Drive
Property		4.09	125 James Drive West
Property		4.10	190 James Drive East
Property		4.11	160 James Drive East
Property		4.12	107 Mallard Street
Property		4.13	125 Mallard Street
Property		4.14	143 Mallard Street
Property		4.15	115 James Drive West
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	120	106	0	0	2/14/2020	4/5/2020	N/A	3/5/2030	3/5/2032	$0.00	$109,265.64	$0.00	$1,311,187.68	Hard	Springing	No
Property		5.01	MGM Grand
Property		5.02	Mandalay Bay
Loan	17	6	Lullwater at Blair Stone	120	118	0	0	3/4/2021	4/6/2021	N/A	3/6/2031	3/6/2031	$0.00	$100,950.89	$0.00	$1,211,410.68	Springing	Springing	No
Loan		7	Woods on LaMonte	120	118	0	0	3/1/2021	4/1/2021	N/A	3/1/2031	3/1/2031	$0.00	$93,016.83	$0.00	$1,116,201.96	Springing	Springing	No
Loan		8	Olympus Corporate Center	60	59	360	360	3/25/2021	5/1/2021	5/1/2026	4/1/2031	4/1/2031	$115,791.32	$77,347.05	$1,389,495.84	$928,164.60	None	In Place	No
Loan		9	The District - Airpark	120	119	0	0	3/4/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$76,829.12	$0.00	$921,949.44	Springing	Springing	No
Loan		10	Allied Plaza	120	119	0	0	4/1/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$51,615.39	$0.00	$619,384.72	Springing	Springing	No
Loan	6	11	Central Canal Company Industrial Portfolio	120	119	0	0	4/2/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$66,122.45	$0.00	$793,469.44	Springing	Springing	No
Property		11.01	Venture & Forsyth
Property		11.02	Carter I & II
Property		11.03	Northstar Business Park
Property		11.04	Michigan I & II
Property		11.05	Taft Vineland
Property		11.06	Lyman Road
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	36	32	360	360	12/7/2020	2/6/2021	2/6/2024	1/6/2031	1/6/2031	$92,565.84	$64,139.42	$1,110,790.08	$769,673.07	Hard	Springing	No
Property		12.01	Hauppauge Office Park
Property		12.02	20 Commerce
Loan	20	13	12510 & 12600 Cardinal Meadow	0	0	360	359	3/26/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$83,219.73	$0.00	$998,636.76	$0.00	Springing	Springing	No
Loan	8	14	Sunrise Corporate Plaza I	120	119	0	0	3/24/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$49,838.98	$0.00	$598,067.76	Springing	Springing	No
Loan		15	Colonnades West	120	104	0	0	12/30/2019	2/1/2020	N/A	1/1/2030	1/1/2030	$0.00	$49,924.98	$0.00	$599,099.76	Springing	Springing	No
Loan		16	LA Creative Industrial Portfolio	120	119	0	0	4/6/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$52,763.41	$0.00	$633,160.94	Springing	Springing	No
Loan		17	Frankfort Crossing	60	59	360	360	3/19/2021	5/1/2021	5/1/2026	4/1/2031	4/1/2031	$65,153.71	$42,557.99	$781,844.52	$510,695.88	Springing	Springing	No
Loan	6, 9	18	East Boston Multifamily Portfolio 1	120	119	0	0	3/22/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$57,937.67	$0.00	$695,252.00	Hard	Springing	No
Property		18.01	298-300 Meridian Street
Property		18.02	151-153 Meridian Street
Property		18.03	108-110 Meridian Street
Property		18.04	144-146 Chester Avenue
Property		18.05	236 Princeton Street
Property		18.06	346 Chelsea Street
Property		18.07	151 Saratoga Street
Property		18.08	17 Morris Street
Property		18.09	8 Curtis Street
Property		18.10	329 Paris Street
Property		18.11	187 Maverick Street
Property		18.12	62 Chelsea Street
Property		18.13	26 Decatur Street
Property		18.14	133 Eutaw Street
Loan	6	19	Jones Estates Portfolio	36	36	360	360	4/19/2021	6/1/2021	6/1/2024	5/1/2031	5/1/2031	$62,574.19	$44,860.36	$750,890.28	$538,324.32	Springing	Springing	No
Property		19.01	Massengills MHC
Property		19.02	Brookhaven MHC
Property		19.03	Leisure Park MHC
Property		19.04	Twin Branch MHC
Property		19.05	Hannibal MHC
Property		19.06	Whispering Pines
Property		19.07	Avalon MHC
Loan	6, 7	20	Archer Portfolio	60	59	360	360	3/10/2021	5/1/2021	5/1/2026	4/1/2031	4/1/2031	$64,738.45	$48,373.50	$776,861.40	$580,482.00	Soft	Springing	No
Property		20.01	Crown Point Center
Property		20.02	Spanish Village
Property		20.03	Bouquet Canyon
Loan	21	21	6851 River Road	0	0	240	239	4/1/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$76,885.23	$0.00	$922,622.76	$0.00	Hard	Springing	No
Loan	5	22	Appletree Business Park	24	19	360	360	11/25/2020	1/6/2021	1/6/2023	12/6/2030	12/6/2030	$57,607.23	$39,380.50	$691,286.76	$472,566.00	Hard	In Place	No
A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans
Loan		23	179 East 116th Street	120	119	0	0	3/31/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$41,234.86	$0.00	$494,818.33	Springing	Springing	No
Loan	9, 22, 23	24	25-22 30th Drive	120	119	0	0	4/1/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$43,962.22	$0.00	$527,546.67	Springing	Springing	No
Loan		25	The Villas at Willow Run	120	119	0	0	4/1/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$34,964.17	$0.00	$419,570.04	Springing	Springing	No
Loan		26	Pillars at HBU	120	119	0	0	3/12/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$30,330.49	$0.00	$363,965.88	Hard	Springing	No
Loan	6, 7	27	Indy Multifamily	120	118	0	0	2/25/2021	4/1/2021	N/A	3/1/2031	3/1/2031	$0.00	$29,812.77	$0.00	$357,753.24	Springing	Springing	No
Property		27.01	The Delaware
Property		27.02	632 MLK Apartments
Loan		28	4500 Alexander Boulevard Northeast	6	6	360	360	4/9/2021	6/6/2021	12/6/2021	5/6/2026	5/6/2026	$45,068.48	$33,458.33	$540,821.76	$401,499.96	Hard	Springing	No
Loan	6, 7	29	MC Office Portfolio	0	0	360	359	3/9/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$42,367.68	$0.00	$508,412.16	$0.00	Springing	Springing	No
Property		29.01	43630 Hayes Road
Property		29.02	15950 East 12 Mile Road
Property		29.03	43740 North Groesbeck Highway
Property		29.04	30117 Schoenherr Road
Property		29.05	30300 Hoover Road
Loan		30	Durango Commons	120	119	0	0	4/1/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$29,112.87	$0.00	$349,354.44	Hard	Springing	No
Loan		31	Savannah Industrial	120	119	0	0	3/31/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$30,918.29	$0.00	$371,019.48	Springing	Springing	No
Loan		32	Route 1 Self Storage	120	119	0	0	3/9/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$23,317.33	$0.00	$279,807.96	Springing	Springing	No
Loan	24	33	486 East 28th Street	120	119	0	0	3/19/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$27,886.17	$0.00	$334,634.03	Springing	Springing	No
Loan		34	Riverwood Research Center	12	11	360	360	3/4/2021	5/1/2021	5/1/2022	4/1/2031	4/1/2031	$37,210.25	$26,030.62	$446,523.00	$312,367.44	Springing	Springing	No
Loan		35	Menifee Range Self Storage and RV	120	119	0	0	3/2/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$20,721.35	$0.00	$248,656.20	Springing	Springing	No
Loan		36	Dollar Self Storage #10 - Apache Junction	36	35	360	360	3/2/2021	5/1/2021	5/1/2024	4/1/2031	4/1/2031	$33,699.42	$23,154.69	$404,393.04	$277,856.28	Springing	Springing	No
Loan	6	37	StorWise SS Portfolio - Tahoe	0	0	360	358	2/25/2021	4/6/2021	N/A	3/6/2031	3/6/2031	$33,176.36	$0.00	$398,116.32	$0.00	Springing	Springing	No
Property		37.01	StorWise Kingsbury
Property		37.02	StorWise Tahoe
Loan		38	Marshall Avenue Industrial Park	120	120	0	0	4/14/2021	6/6/2021	N/A	5/6/2031	5/6/2031	$0.00	$22,924.03	$0.00	$275,088.36	Hard	Springing	No
Loan	25	39	Montgomery Self Storage	60	59	360	360	3/11/2021	5/6/2021	5/6/2026	4/6/2031	4/6/2031	$31,181.01	$21,454.73	$374,172.12	$257,456.81	Springing	Springing	No
Loan		40	Store Safe Baton Rouge	120	120	0	0	4/2/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$22,359.63	$0.00	$268,315.56	Springing	Springing	No
Loan	26	41	Desert’s Edge RV Park	120	119	0	0	3/30/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$18,832.99	$0.00	$225,995.88	Springing	Springing	No
Loan		42	Friar’s Branch Crossing	36	36	360	360	4/8/2021	6/1/2021	6/1/2024	5/1/2031	5/1/2031	$27,250.70	$18,453.45	$327,008.40	$221,441.40	Springing	Springing	No
Loan		43	Lantern Building	36	35	360	360	3/12/2021	5/6/2021	5/6/2024	4/6/2031	4/6/2031	$27,802.37	$20,818.52	$333,628.44	$249,822.22	Springing	Springing	No
Loan		44	A&S Apartments	120	120	0	0	4/6/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$17,611.25	$0.00	$211,335.00	Springing	Springing	No
Loan	6	45	CVS Portfolio	60	59	360	360	3/19/2021	5/6/2021	5/6/2026	4/6/2031	4/6/2031	$27,711.24	$21,360.10	$332,534.88	$256,321.25	Hard	Springing	No
Property		45.01	CVS Fort Wayne
Property		45.02	CVS Garden City
Loan		46	Hollywood 95 Office Center	120	119	0	0	3/25/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$15,575.87	$0.00	$186,910.42	Springing	Springing	No
Loan	5	47	McCarthy Ranch	120	105	0	0	1/24/2020	3/6/2020	N/A	2/6/2030	2/6/2030	$0.00	$15,605.44	$0.00	$187,265.28	Hard	Springing	No
Loan		48	Whitehall Apartments	120	120	0	0	4/6/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$16,225.18	$0.00	$194,702.16	Springing	Springing	No
Loan		49	Baychester Shopping Center	120	119	0	0	3/30/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$14,829.18	$0.00	$177,950.16	None	None	No
Loan		50	Inverness Dental and Medical Plaza	60	59	360	360	3/16/2021	5/1/2021	5/1/2026	4/1/2031	4/1/2031	$22,266.97	$15,760.78	$267,203.64	$189,129.36	Springing	Springing	No
Loan		51	CubeSmart Winston-Salem	120	119	0	0	4/1/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$14,219.79	$0.00	$170,637.48	Springing	Springing	No
Loan		52	2015-2021 West Race Avenue	24	23	360	360	3/31/2021	5/1/2021	5/1/2023	4/1/2031	4/1/2031	$20,461.92	$15,056.25	$245,543.04	$180,675.00	Springing	Springing	No
Loan		53	Comfort Inn & Suites Southport	0	0	360	339	7/17/2019	9/1/2019	N/A	8/1/2029	8/1/2029	$20,506.99	$0.00	$246,083.88	$0.00	Springing	Springing	No
Loan	27	54	1101 California Avenue	120	119	0	0	4/5/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$13,403.61	$0.00	$160,843.33	Springing	Springing	No
Loan		55	E&B Apartments	120	120	0	0	4/6/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$12,963.84	$0.00	$155,566.08	Springing	Springing	No
Loan		56	Cedar Lofts Apartments	120	118	0	0	3/3/2021	4/6/2021	N/A	3/6/2031	3/6/2031	$0.00	$14,589.23	$0.00	$175,070.76	Springing	Springing	No
Loan	6	57	Keepsake Storage Portfolio	24	23	360	360	3/26/2021	5/6/2021	5/6/2023	4/6/2031	4/6/2031	$19,484.52	$14,605.49	$233,814.24	$175,265.88	Springing	Springing	No
Property		57.01	Commonwealth Storage
Property		57.02	Keepsake Storage
Loan		58	Anchor Baker Storage	36	35	360	360	3/29/2021	5/6/2021	5/6/2024	4/6/2031	4/6/2031	$18,377.09	$13,711.07	$220,525.08	$164,532.88	Springing	Springing	No
Loan	8, 28	59	571 Hudson Coop	120	119	0	0	3/31/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$10,113.54	$0.00	$121,362.48	None	None	No
Loan		60	1425 Bruckner Fee	120	119	0	0	3/23/2021	5/6/2021	N/A	4/6/2031	4/6/2031	$0.00	$12,242.71	$0.00	$146,912.50	Hard	Springing	No
Loan		61	Grand Avenue Storage	120	119	0	0	3/30/2021	5/1/2021	N/A	4/1/2031	4/1/2031	$0.00	$9,979.20	$0.00	$119,750.40	None	None	No
Loan		62	Anchor Mini Storage	24	23	360	360	3/29/2021	5/6/2021	5/6/2023	4/6/2031	4/6/2031	$15,104.45	$11,269.38	$181,253.40	$135,232.50	Springing	Springing	No
Loan		63	Netana Apartments	120	120	0	0	4/6/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$8,642.56	$0.00	$103,710.72	Springing	Springing	No
Loan		64	Windy Acres MHC	120	120	0	0	4/8/2021	6/1/2021	N/A	5/1/2031	5/1/2031	$0.00	$7,583.04	$0.00	$90,996.48	Springing	Springing	No
Loan	6	65	Maple Hills & Walnut Valley MHP	24	23	360	360	3/26/2021	5/6/2021	5/6/2023	4/6/2031	4/6/2031	$10,967.95	$8,279.84	$131,615.40	$99,358.07	Springing	Springing	No
Property		65.01	Maple Hills MHP
Property		65.02	Walnut Valley MHP

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	N/A	N/A	1.92x	N/A	1.89x	46.3%	46.3%	0	0	Sixth	LO(24);DEF(92);O(4)		$5,927,669	$2,559,056	$3,368,613
Property		1.01	Extra Space Brickell													$1,133,969	$401,066	$732,903
Property		1.02	Extra Space Ocoee													$948,301	$469,329	$478,972
Property		1.03	Extra Space West Doral													$932,046	$367,552	$564,494
Property		1.04	Extra Space Coconut Grove													$826,159	$401,293	$424,866
Property		1.05	Extra Space Alpharetta													$718,050	$346,921	$371,129
Property		1.06	Extra Space Fleming Island													$704,315	$264,106	$440,209
Property		1.07	Extra Space Marietta													$664,829	$308,789	$356,040
Loan	11, 12	2	215 Coles Street	N/A	N/A	3.23x	N/A	3.03x	48.2%	48.2%	0	0	Sixth	LO(25);DEF(30);O(5)		$6,089,871	$2,024,935	$4,064,936
Loan	6, 7, 9	3	Ahold Portfolio	N/A	N/A	3.43x	N/A	3.37x	42.2%	42.2%	0	0	First	LO(25);YM1(92);O(3)	A	N/A	N/A	N/A
Property		3.01	Stop & Shop - South Yarmouth													N/A	N/A	N/A
Property		3.02	Stop & Shop - Peabody													N/A	N/A	N/A
Property		3.03	Stop & Shop - Arlington													N/A	N/A	N/A
Property		3.04	Stop & Shop - Lexington													N/A	N/A	N/A
Loan	6, 9	4	NOLA Logistics Portfolio	N/A	N/A	2.63x	N/A	2.40x	63.0%	63.0%	0	0	Sixth	LO(25);DEF(90);O(5)		$4,279,790	$2,097,868	$2,181,922
Property		4.01	115 Canvasback Drive													$482,945	$155,015	$327,931
Property		4.02	150 Teal Street													$410,252	$153,530	$256,722
Property		4.03	120 Mallard Street													$732,649	$334,977	$397,672
Property		4.04	110 Widgeon Drive													$310,933	$152,405	$158,528
Property		4.05	150 James Drive East													$226,426	$149,544	$76,881
Property		4.06	161 James Drive West													$328,046	$128,095	$199,952
Property		4.07	100 James Drive													$97,075	$253,085	-$156,010
Property		4.08	150 Canvasback Drive													$307,250	$99,992	$207,259
Property		4.09	125 James Drive West													$205,738	$92,761	$112,977
Property		4.10	190 James Drive East													$325,363	$125,328	$200,035
Property		4.11	160 James Drive East													$260,086	$199,461	$60,625
Property		4.12	107 Mallard Street													$61,399	$67,712	-$6,313
Property		4.13	125 Mallard Street													$245,845	$59,640	$186,205
Property		4.14	143 Mallard Street													$124,870	$60,566	$64,304
Property		4.15	115 James Drive West													$160,915	$65,758	$95,157
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	N/A	N/A	4.95x	N/A	4.95x	35.5%	35.5%	0	0	Fifth	YM0.5(35);DEF/YM0.5(78);O(7)	B	$2,191,540,530	$1,574,171,264	$617,369,266
Property		5.01	MGM Grand													$1,226,105,346	$854,539,115	$371,566,231
Property		5.02	Mandalay Bay													$965,435,184	$719,632,149	$245,803,035
Loan	17	6	Lullwater at Blair Stone	N/A	N/A	2.06x	N/A	2.01x	61.5%	61.5%	0	0	Sixth	LO(26);DEF(90);O(4)		N/A	N/A	N/A
Loan		7	Woods on LaMonte	N/A	N/A	2.19x	N/A	2.05x	64.2%	64.2%	0	5	First	LO(26);DEF(89);O(5)		$5,050,418	$2,596,647	$2,453,771
Loan		8	Olympus Corporate Center	N/A	2.26x	3.38x	2.07x	3.10x	56.0%	50.6%	0	0	First	LO(25);DEF(92);O(3)		$4,256,004	$1,619,710	$2,636,295
Loan		9	The District - Airpark	N/A	N/A	2.92x	N/A	2.70x	61.4%	61.4%	5	5	First	LO(25);DEF(91);O(4)		$2,245,912	$529,570	$1,716,341
Loan		10	Allied Plaza	N/A	N/A	4.55x	N/A	4.27x	48.8%	48.8%	0	0	Sixth	LO(25);DEF(91);O(4)		$4,163,141	$1,665,358	$2,497,783
Loan	6	11	Central Canal Company Industrial Portfolio	N/A	N/A	3.39x	N/A	3.22x	49.8%	49.8%	0	0	Sixth	LO(25);DEF(91);O(4)		$3,722,797	$1,442,078	$2,280,719
Property		11.01	Venture & Forsyth													N/A	N/A	N/A
Property		11.02	Carter I & II													N/A	N/A	N/A
Property		11.03	Northstar Business Park													N/A	N/A	N/A
Property		11.04	Michigan I & II													N/A	N/A	N/A
Property		11.05	Taft Vineland													N/A	N/A	N/A
Property		11.06	Lyman Road													N/A	N/A	N/A
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	N/A	1.64x	2.36x	1.50x	2.16x	69.0%	59.6%	0	0	Sixth	LO(28);DEF(88);O(4)		$12,459,775	$4,598,959	$7,860,816
Property		12.01	Hauppauge Office Park													$8,249,472	$2,710,995	$5,538,477
Property		12.02	20 Commerce													$4,210,303	$1,887,964	$2,322,339
Loan	20	13	12510 & 12600 Cardinal Meadow	N/A	1.64x	N/A	1.51x	N/A	65.9%	53.3%	5	5	First	LO(25);DEF(91);O(4)		$1,410,000	$401,686	$1,008,314
Loan	8	14	Sunrise Corporate Plaza I	N/A	N/A	2.85x	N/A	2.45x	65.3%	65.3%	5	5	First	LO(25);DEF(89);O(6)		$2,783,977	$1,333,045	$1,450,932
Loan		15	Colonnades West	N/A	N/A	2.78x	N/A	2.70x	67.1%	67.1%	0	5	First	LO(40);DEF(77);O(3)		$2,146,481	$471,999	$1,674,482
Loan		16	LA Creative Industrial Portfolio	N/A	N/A	2.81x	N/A	2.70x	49.5%	49.5%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,514,584	$472,534	$1,042,050
Loan		17	Frankfort Crossing	N/A	1.98x	3.03x	1.82x	2.79x	64.6%	58.2%	5	5	First	LO(25);DEF(91);O(4)		$1,995,917	$562,498	$1,433,419
Loan	6, 9	18	East Boston Multifamily Portfolio 1	N/A	N/A	1.56x	N/A	1.54x	59.8%	59.8%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,147,995	$298,502	$849,492
Property		18.01	298-300 Meridian Street													$234,823	$68,185	$166,638
Property		18.02	151-153 Meridian Street													$136,556	$46,978	$89,577
Property		18.03	108-110 Meridian Street													N/A	N/A	N/A
Property		18.04	144-146 Chester Avenue													$110,120	$30,602	$79,518
Property		18.05	236 Princeton Street													$70,892	$15,722	$55,170
Property		18.06	346 Chelsea Street													$77,050	$15,301	$61,749
Property		18.07	151 Saratoga Street													$73,901	$15,430	$58,471
Property		18.08	17 Morris Street													$69,425	$18,568	$50,857
Property		18.09	8 Curtis Street													$73,550	$13,157	$60,393
Property		18.10	329 Paris Street													$56,424	$15,309	$41,115
Property		18.11	187 Maverick Street													$66,800	$14,755	$52,045
Property		18.12	62 Chelsea Street													$61,055	$12,857	$48,198
Property		18.13	26 Decatur Street													$46,000	$16,316	$29,684
Property		18.14	133 Eutaw Street													$71,400	$15,322	$56,078
Loan	6	19	Jones Estates Portfolio	N/A	1.52x	2.12x	1.49x	2.08x	69.9%	60.8%	0	0	First	LO(24);DEF(93);O(3)		$1,278,150	$508,927	$769,223
Property		19.01	Massengills MHC													$302,573	$98,366	$204,207
Property		19.02	Brookhaven MHC													$284,040	$119,676	$164,364
Property		19.03	Leisure Park MHC													$181,289	$75,908	$105,381
Property		19.04	Twin Branch MHC													$182,023	$71,142	$110,881
Property		19.05	Hannibal MHC													$86,857	$31,400	$55,457
Property		19.06	Whispering Pines													$128,100	$58,339	$69,761
Property		19.07	Avalon MHC													$113,268	$54,096	$59,172
Loan	6, 7	20	Archer Portfolio	N/A	1.80x	2.41x	1.66x	2.22x	56.8%	52.0%	0	0	First	LO(25);DEF(88);O(7)		N/A	N/A	N/A
Property		20.01	Crown Point Center													N/A	N/A	N/A
Property		20.02	Spanish Village													N/A	N/A	N/A
Property		20.03	Bouquet Canyon													N/A	N/A	N/A
Loan	21	21	6851 River Road	N/A	1.59x	N/A	1.57x	N/A	52.7%	32.4%	0	0	Sixth	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan	5	22	Appletree Business Park	N/A	2.03x	2.97x	1.92x	2.81x	56.9%	47.6%	0	0	Sixth	LO(29);DEF(85);O(6)		$7,069,157	$2,873,552	$4,195,605

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI
Loan		23	179 East 116th Street	N/A	N/A	2.02x	N/A	1.94x	58.1%	58.1%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,138,777	$276,500	$862,277
Loan	9, 22, 23	24	25-22 30th Drive	N/A	N/A	1.49x	N/A	1.49x	58.1%	58.1%	0	0	Sixth	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan		25	The Villas at Willow Run	N/A	N/A	2.14x	N/A	2.09x	65.0%	65.0%	5	5	First	LO(24);YM1(1);DEF/YM1(88);O(7)	C	N/A	N/A	N/A
Loan		26	Pillars at HBU	N/A	N/A	3.08x	N/A	3.01x	48.4%	48.4%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,148,378	$383,727	$764,651
Loan	6, 7	27	Indy Multifamily	N/A	N/A	2.33x	N/A	2.24x	62.3%	62.3%	3	3	First	LO(26);DEF(88);O(6)		$1,309,038	$281,991	$1,027,047
Property		27.01	The Delaware													$836,251	$158,734	$677,517
Property		27.02	632 MLK Apartments													$472,787	$123,257	$349,530
Loan		28	4500 Alexander Boulevard Northeast	N/A	1.76x	2.38x	1.67x	2.25x	68.2%	63.0%	0	0	Sixth	LO(24);DEF(32);O(4)		$667,130	$377,900	$289,230
Loan	6, 7	29	MC Office Portfolio	N/A	2.49x	N/A	2.29x	N/A	63.3%	50.3%	0	0	Sixth	LO(25);DEF(90);O(5)		$1,752,630	$361,638	$1,390,992
Property		29.01	43630 Hayes Road													$749,700	$214,481	$535,219
Property		29.02	15950 East 12 Mile Road													$378,817	$88,794	$290,023
Property		29.03	43740 North Groesbeck Highway													$293,440	$30,496	$262,944
Property		29.04	30117 Schoenherr Road													$192,312	$16,960	$175,352
Property		29.05	30300 Hoover Road													$138,361	$10,907	$127,454
Loan		30	Durango Commons	N/A	N/A	2.47x	N/A	2.20x	65.0%	65.0%	0	5	First	LO(24);YM1(89);O(7)	D	$946,586	$233,470	$713,116
Loan		31	Savannah Industrial	N/A	N/A	2.08x	N/A	1.94x	65.0%	65.0%	5	5	First	LO(25);DEF(91);O(4)		$799,500	$14,889	$784,611
Loan		32	Route 1 Self Storage	N/A	N/A	2.79x	N/A	2.74x	55.6%	55.6%	0	5	First	LO(25);DEF(90);O(5)		$1,313,941	$508,079	$805,863
Loan	24	33	486 East 28th Street	N/A	N/A	1.75x	N/A	1.74x	64.6%	64.6%	0	0	Sixth	LO(25);DEF(89);O(6)		N/A	N/A	N/A
Loan		34	Riverwood Research Center	Group B	1.79x	2.55x	1.60x	2.29x	74.3%	60.8%	0	0	First	LO(25);YM1(92);O(3)	E	$1,185,218	$367,266	$817,952
Loan		35	Menifee Range Self Storage and RV	N/A	N/A	3.20x	N/A	3.14x	45.7%	45.7%	5	5	First	LO(25);DEF(92);O(3)		$1,088,906	$260,112	$828,795
Loan		36	Dollar Self Storage #10 - Apache Junction	N/A	1.77x	2.58x	1.75x	2.54x	57.1%	49.2%	5	5	First	LO(25);DEF(92);O(3)		$1,052,616	$378,091	$674,525
Loan	6	37	StorWise SS Portfolio - Tahoe	N/A	1.48x	N/A	1.46x	N/A	59.9%	47.8%	0	0	Sixth	LO(26);DEF(90);O(4)		$727,786	$274,014	$453,772
Property		37.01	StorWise Kingsbury													$428,237	$155,431	$272,806
Property		37.02	StorWise Tahoe													$299,549	$118,583	$180,966
Loan		38	Marshall Avenue Industrial Park	N/A	N/A	2.50x	N/A	2.21x	59.4%	59.4%	0	0	Sixth	LO(25);YM1(91);O(4)	F	$121,511	$168,973	-$47,462
Loan	25	39	Montgomery Self Storage	N/A	1.48x	2.15x	1.46x	2.12x	60.9%	54.8%	0	0	Sixth	LO(25);DEF(91);O(4)		$762,503	$362,986	$399,517
Loan		40	Store Safe Baton Rouge	N/A	N/A	2.56x	N/A	2.49x	66.2%	66.2%	5	5	First	LO(24);DEF(92);O(4)		$934,740	$231,377	$703,363
Loan	26	41	Desert’s Edge RV Park	N/A	N/A	4.23x	N/A	4.18x	38.5%	38.5%	5	5	First	LO(25);DEF(91);O(4)		$1,771,785	$757,619	$1,014,166
Loan		42	Friar’s Branch Crossing	Group B	2.46x	3.63x	2.18x	3.22x	66.7%	57.4%	0	0	First	LO(25);YM1(92);O(3)	E	$829,157	$310,528	$518,629
Loan		43	Lantern Building	N/A	1.99x	2.66x	1.67x	2.23x	66.7%	58.4%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,540,553	$950,889	$589,664
Loan		44	A&S Apartments	Group A	N/A	2.10x	N/A	2.02x	62.8%	62.8%	0	0	First	LO(24);DEF(93);O(3)		$1,000,700	$621,727	$378,973
Loan	6	45	CVS Portfolio	N/A	1.30x	1.68x	1.30x	1.68x	68.4%	62.9%	0	0	Sixth	LO(25);DEF(91);O(4)		$733,663	$2,000	$731,663
Property		45.01	CVS Fort Wayne													$292,994	$1,000	$291,994
Property		45.02	CVS Garden City													$440,669	$1,000	$439,669
Loan		46	Hollywood 95 Office Center	N/A	N/A	3.62x	N/A	3.35x	45.5%	45.5%	0	0	Sixth	LO(25);DEF(90);O(5)		$854,404	$355,596	$498,809
Loan	5	47	McCarthy Ranch	N/A	N/A	2.22x	N/A	2.07x	60.5%	60.5%	0	0	Sixth	LO(35);DEF(81);O(4)		$3,806,476	$1,303,754	$2,502,722
Loan		48	Whitehall Apartments	Group A	N/A	2.05x	N/A	1.88x	58.5%	58.5%	0	0	First	LO(24);DEF(93);O(3)		$1,092,273	$852,226	$240,047
Loan		49	Baychester Shopping Center	N/A	N/A	4.54x	N/A	4.41x	26.1%	26.1%	0	0	Sixth	LO(25);YM1(90);O(5)	G	$1,167,906	$453,886	$714,020
Loan		50	Inverness Dental and Medical Plaza	N/A	1.72x	2.43x	1.55x	2.19x	64.3%	58.5%	3	3	First	LO(25);DEF(92);O(3)		$655,235	$171,930	$483,305
Loan		51	CubeSmart Winston-Salem	N/A	N/A	2.46x	N/A	2.41x	40.4%	40.4%	15	0	First	LO(25);DEF(92);O(3)		$654,265	$264,016	$390,249
Loan		52	2015-2021 West Race Avenue	N/A	1.31x	1.77x	1.30x	1.76x	72.4%	61.6%	0	5	First	LO(25);DEF(92);O(3)		N/A	N/A	N/A
Loan		53	Comfort Inn & Suites Southport	N/A	2.47x	N/A	2.19x	N/A	52.4%	43.6%	15	3	First	LO(45);DEF(71);O(4)		$1,921,801	$1,253,933	$667,867
Loan	27	54	1101 California Avenue	N/A	N/A	2.55x	N/A	2.25x	54.2%	54.2%	0	0	Sixth	LO(25);DEF(90);O(5)		$682,502	$336,315	$346,188
Loan		55	E&B Apartments	Group A	N/A	2.03x	N/A	1.95x	56.0%	56.0%	0	0	First	LO(24);DEF(93);O(3)		$649,168	$325,996	$323,172
Loan		56	Cedar Lofts Apartments	N/A	N/A	2.57x	N/A	2.50x	51.3%	51.3%	0	0	Sixth	LO(26);YM2(90);O(4)	H	$673,187	$254,033	$419,154
Loan	6	57	Keepsake Storage Portfolio	N/A	1.46x	1.95x	1.41x	1.88x	73.0%	62.5%	0	0	Sixth	LO(25);DEF(91);O(4)		$605,734	$215,241	$390,492
Property		57.01	Commonwealth Storage													$406,873	$129,674	$277,199
Property		57.02	Keepsake Storage													$198,861	$85,567	$113,293
Loan		58	Anchor Baker Storage	N/A	1.48x	1.98x	1.44x	1.93x	73.6%	64.5%	0	0	Sixth	LO(25);DEF(91);O(4)		$447,751	$106,774	$340,977
Loan	8, 28	59	571 Hudson Coop	N/A	N/A	4.69x	N/A	4.66x	9.6%	9.6%	0	5	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan		60	1425 Bruckner Fee	N/A	N/A	1.55x	N/A	1.55x	57.4%	57.4%	0	0	Sixth	LO(25);DEF(89);O(6)		$198,000	$0	$198,000
Loan		61	Grand Avenue Storage	N/A	N/A	2.44x	N/A	2.42x	58.5%	58.5%	3	3	First	LO(25);YM1(92);O(3)	I	$403,085	$192,260	$210,825
Loan		62	Anchor Mini Storage	N/A	1.50x	2.01x	1.46x	1.95x	70.9%	60.6%	0	0	Sixth	LO(25);DEF(91);O(4)		$364,933	$85,238	$279,695
Loan		63	Netana Apartments	Group A	N/A	2.07x	N/A	1.97x	63.1%	63.1%	0	0	First	LO(24);DEF(93);O(3)		$488,634	$343,887	$144,748
Loan		64	Windy Acres MHC	N/A	N/A	2.43x	N/A	2.41x	49.1%	49.1%	3	3	First	LO(24);DEF(93);O(3)		$359,415	$154,644	$204,771
Loan	6	65	Maple Hills & Walnut Valley MHP	N/A	1.56x	2.07x	1.51x	2.00x	58.4%	50.1%	0	0	Sixth	LO(25);DEF(91);O(4)		$266,307	$89,576	$176,731
Property		65.01	Maple Hills MHP													N/A	N/A	N/A
Property		65.02	Walnut Valley MHP													N/A	N/A	N/A
A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	12/31/2018	5.2%	$7,310,403	$2,973,176	$4,337,227	12/31/2019	6.7%	$7,844,660	$3,087,265	$4,757,395	12/31/2020	7.3%	86.4%	$8,141,703
Property		1.01	Extra Space Brickell	12/31/2018		$1,449,109	$573,609	$875,500	12/31/2019		$1,605,027	$660,652	$944,375	12/31/2020		86.8%	$1,668,544
Property		1.02	Extra Space Ocoee	12/31/2018		$1,150,576	$485,166	$665,410	12/31/2019		$1,227,670	$503,214	$724,456	12/31/2020		90.7%	$1,329,227
Property		1.03	Extra Space West Doral	12/31/2018		$1,063,456	$462,647	$600,809	12/31/2019		$1,165,520	$462,554	$702,966	12/31/2020		88.7%	$1,265,560
Property		1.04	Extra Space Coconut Grove	12/31/2018		$1,031,794	$437,310	$594,484	12/31/2019		$1,098,760	$431,045	$667,715	12/31/2020		89.7%	$1,090,396
Property		1.05	Extra Space Alpharetta	12/31/2018		$910,337	$366,315	$544,022	12/31/2019		$968,874	$366,861	$602,013	12/31/2020		87.2%	$1,030,284
Property		1.06	Extra Space Fleming Island	12/31/2018		$926,967	$337,901	$589,066	12/31/2019		$953,913	$339,482	$614,431	12/31/2020		77.4%	$917,960
Property		1.07	Extra Space Marietta	12/31/2018		$778,164	$310,228	$467,936	12/31/2019		$824,896	$323,457	$501,439	12/31/2020		82.2%	$839,732
Loan	11, 12	2	215 Coles Street	12/31/2019	6.8%	$6,226,049	$1,946,289	$4,279,759	12/31/2020	7.1%	$6,176,380	$1,987,118	$4,189,262	2/28/2021 TTM	7.0%	94.9%	$8,595,153
Loan	6, 7, 9	3	Ahold Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.0%	$4,222,855
Property		3.01	Stop & Shop - South Yarmouth	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$1,509,151
Property		3.02	Stop & Shop - Peabody	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$943,038
Property		3.03	Stop & Shop - Arlington	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$945,252
Property		3.04	Stop & Shop - Lexington	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$825,414
Loan	6, 9	4	NOLA Logistics Portfolio	12/31/2019 T-11 Ann.	5.7%	$5,435,667	$2,054,759	$3,380,908	12/31/2020	8.9%	$5,474,287	$2,048,365	$3,425,922	1/31/2021 TTM	9.0%	86.3%	$5,918,047
Property		4.01	115 Canvasback Drive	12/31/2019 T-11 Ann.		$583,661	$162,661	$421,000	12/31/2020		$584,536	$162,713	$421,823	1/31/2021 TTM		N/A	N/A
Property		4.02	150 Teal Street	12/31/2019 T-11 Ann.		$343,578	$155,550	$188,028	12/31/2020		$332,939	$155,613	$177,326	1/31/2021 TTM		N/A	N/A
Property		4.03	120 Mallard Street	12/31/2019 T-11 Ann.		$670,690	$304,483	$366,207	12/31/2020		$660,639	$303,484	$357,155	1/31/2021 TTM		N/A	N/A
Property		4.04	110 Widgeon Drive	12/31/2019 T-11 Ann.		$497,184	$172,741	$324,443	12/31/2020		$508,572	$172,459	$336,113	1/31/2021 TTM		N/A	N/A
Property		4.05	150 James Drive East	12/31/2019 T-11 Ann.		$433,262	$163,538	$269,724	12/31/2020		$465,049	$161,638	$303,411	1/31/2021 TTM		N/A	N/A
Property		4.06	161 James Drive West	12/31/2019 T-11 Ann.		$408,561	$124,124	$284,437	12/31/2020		$408,488	$122,630	$285,858	1/31/2021 TTM		N/A	N/A
Property		4.07	100 James Drive	12/31/2019 T-11 Ann.		$455,610	$247,222	$208,388	12/31/2020		$494,560	$240,129	$254,431	1/31/2021 TTM		N/A	N/A
Property		4.08	150 Canvasback Drive	12/31/2019 T-11 Ann.		$250,404	$92,112	$158,292	12/31/2020		$227,412	$91,834	$135,578	1/31/2021 TTM		N/A	N/A
Property		4.09	125 James Drive West	12/31/2019 T-11 Ann.		$240,551	$110,436	$130,115	12/31/2020		$244,343	$112,927	$131,416	1/31/2021 TTM		N/A	N/A
Property		4.10	190 James Drive East	12/31/2019 T-11 Ann.		$462,918	$108,578	$354,340	12/31/2020		$462,917	$111,771	$351,146	1/31/2021 TTM		N/A	N/A
Property		4.11	160 James Drive East	12/31/2019 T-11 Ann.		$286,791	$162,378	$124,413	12/31/2020		$285,913	$161,732	$124,181	1/31/2021 TTM		N/A	N/A
Property		4.12	107 Mallard Street	12/31/2019 T-11 Ann.		$219,112	$63,245	$155,867	12/31/2020		$230,624	$63,868	$166,756	1/31/2021 TTM		N/A	N/A
Property		4.13	125 Mallard Street	12/31/2019 T-11 Ann.		$207,675	$60,621	$147,054	12/31/2020		$191,187	$60,364	$130,823	1/31/2021 TTM		N/A	N/A
Property		4.14	143 Mallard Street	12/31/2019 T-11 Ann.		$132,128	$59,135	$72,993	12/31/2020		$136,039	$58,549	$77,490	1/31/2021 TTM		N/A	N/A
Property		4.15	115 James Drive West	12/31/2019 T-11 Ann.		$243,542	$67,935	$175,607	12/31/2020		$241,069	$68,654	$172,415	1/31/2021 TTM		N/A	N/A
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	12/31/2018	17.9%	$2,106,295,488	$1,586,215,135	$520,080,353	12/31/2019	17.9%	$815,610,101	$706,787,287	$108,822,815	12/31/2020	17.9%	92.1%	$2,106,295,488
Property		5.01	MGM Grand	12/31/2018		$1,161,850,748	$879,242,083	$282,608,665	12/31/2019		$488,436,932	$413,086,750	$75,350,182	12/31/2020		91.4%	$1,161,850,748
Property		5.02	Mandalay Bay	12/31/2018		$944,444,740	$706,973,052	$237,471,688	12/31/2019		$327,173,169	$293,700,537	$33,472,632	12/31/2020		92.8%	$944,444,740
Loan	17	6	Lullwater at Blair Stone	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$2,900,764	$1,434,830	$1,465,934	1/31/2021 TTM	4.7%	93.5%	$4,181,413
Loan		7	Woods on LaMonte	12/31/2019	8.2%	$5,235,400	$2,704,382	$2,531,018	12/31/2020	8.5%	$5,274,782	$2,711,753	$2,563,029	1/31/2021 TTM	8.6%	90.7%	$5,274,782
Loan		8	Olympus Corporate Center	12/31/2018	10.3%	$4,346,468	$1,645,814	$2,700,654	12/31/2019	10.6%	$4,858,310	$1,634,921	$3,223,388	12/31/2020	12.6%	88.2%	$4,988,380
Loan		9	The District - Airpark	12/31/2018	6.8%	$2,352,519	$535,544	$1,816,975	12/31/2019	7.2%	$2,329,203	$613,578	$1,715,624	12/31/2020	6.8%	94.4%	$3,429,840
Loan		10	Allied Plaza	12/31/2019	12.2%	$4,861,408	$1,838,313	$3,023,095	12/31/2020	14.7%	$4,842,254	$1,844,498	$2,997,755	2/28/2021 TTM	14.6%	95.0%	$4,757,817
Loan	6	11	Central Canal Company Industrial Portfolio	12/31/2019	11.4%	$3,952,760	$1,500,349	$2,452,411	12/31/2020	12.3%	$3,985,992	$1,486,100	$2,499,892	2/28/2021 TTM	12.5%	92.8%	$4,179,203
Property		11.01	Venture & Forsyth	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		11.02	Carter I & II	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		11.03	Northstar Business Park	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		11.04	Michigan I & II	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		11.05	Taft Vineland	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		11.06	Lyman Road	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	12/31/2018	8.8%	$12,399,240	$4,534,916	$7,864,324	12/31/2019	8.8%	$12,255,769	$4,394,022	$7,861,747	10/31/2020 TTM	8.8%	87.1%	$13,066,360
Property		12.01	Hauppauge Office Park	12/31/2018		$8,309,478	$2,617,345	$5,692,134	12/31/2019		$8,485,101	$2,471,476	$6,013,625	10/31/2020 TTM		91.7%	$8,834,672
Property		12.02	20 Commerce	12/31/2018		$4,089,762	$1,917,571	$2,172,190	12/31/2019		$3,770,669	$1,922,546	$1,848,123	10/31/2020 TTM		78.8%	$4,231,688
Loan	20	13	12510 & 12600 Cardinal Meadow	12/31/2018	6.1%	$2,189,691	$387,474	$1,802,217	12/31/2019	10.9%	$1,777,859	$424,895	$1,352,964	12/31/2020	8.2%	95.9%	$2,267,640
Loan	8	14	Sunrise Corporate Plaza I	12/31/2018	8.9%	$2,405,516	$1,249,917	$1,155,599	12/31/2019	7.1%	$3,119,691	$1,254,626	$1,865,065	12/31/2020	11.5%	87.6%	$2,978,672
Loan		15	Colonnades West	12/31/2018	10.8%	$2,277,315	$477,263	$1,800,052	10/31/2019 TTM	11.6%	$2,248,982	$474,292	$1,774,691	12/31/2020	11.4%	92.5%	$2,173,215
Loan		16	LA Creative Industrial Portfolio	12/31/2019	6.8%	$1,975,727	$451,780	$1,523,947	12/31/2020	10.0%	$2,008,979	$439,319	$1,569,660	1/31/2021 TTM	10.3%	70.2%	$2,251,722
Loan		17	Frankfort Crossing	12/31/2018	9.8%	$2,152,628	$524,754	$1,627,874	12/31/2019	11.1%	$1,882,662	$471,013	$1,411,649	12/31/2020	9.7%	95.5%	$2,047,055
Loan	6, 9	18	East Boston Multifamily Portfolio 1	12/31/2019	5.9%	$1,330,285	$271,766	$1,058,519	12/31/2020	7.4%	$1,395,555	$289,959	$1,105,596	3/31/2021 TTM	7.7%	95.0%	$1,423,606
Property		18.01	298-300 Meridian Street	12/31/2019		$303,358	$46,992	$256,366	12/31/2020		$303,863	$49,216	$254,648	3/31/2021 TTM		N/A	N/A
Property		18.02	151-153 Meridian Street	12/31/2019		$150,709	$38,489	$112,220	12/31/2020		$166,697	$38,770	$127,927	3/31/2021 TTM		N/A	N/A
Property		18.03	108-110 Meridian Street	N/A		$0	$9,733	-$9,733	12/31/2020		$36,177	$19,176	$17,000	3/31/2021 TTM		N/A	N/A
Property		18.04	144-146 Chester Avenue	12/31/2019		$108,500	$25,771	$82,729	12/31/2020		$108,950	$25,653	$83,297	3/31/2021 TTM		N/A	N/A
Property		18.05	236 Princeton Street	12/31/2019		$92,880	$16,208	$76,672	12/31/2020		$95,350	$16,066	$79,284	3/31/2021 TTM		N/A	N/A
Property		18.06	346 Chelsea Street	12/31/2019		$83,853	$14,488	$69,366	12/31/2020		$83,083	$16,425	$66,658	3/31/2021 TTM		N/A	N/A
Property		18.07	151 Saratoga Street	12/31/2019		$82,800	$16,817	$65,983	12/31/2020		$82,800	$16,872	$65,928	3/31/2021 TTM		N/A	N/A
Property		18.08	17 Morris Street	12/31/2019		$72,000	$14,404	$57,596	12/31/2020		$72,000	$14,987	$57,013	3/31/2021 TTM		N/A	N/A
Property		18.09	8 Curtis Street	12/31/2019		$79,200	$14,059	$65,141	12/31/2020		$79,700	$15,689	$64,011	3/31/2021 TTM		N/A	N/A
Property		18.10	329 Paris Street	12/31/2019		$73,600	$14,076	$59,524	12/31/2020		$82,800	$14,581	$68,219	3/31/2021 TTM		N/A	N/A
Property		18.11	187 Maverick Street	12/31/2019		$73,235	$14,016	$59,219	12/31/2020		$73,235	$14,159	$59,076	3/31/2021 TTM		N/A	N/A
Property		18.12	62 Chelsea Street	12/31/2019		$66,850	$13,995	$52,855	12/31/2020		$67,600	$14,229	$53,371	3/31/2021 TTM		N/A	N/A
Property		18.13	26 Decatur Street	12/31/2019		$67,700	$17,428	$50,272	12/31/2020		$67,700	$18,435	$49,265	3/31/2021 TTM		N/A	N/A
Property		18.14	133 Eutaw Street	12/31/2019		$75,600	$15,289	$60,311	12/31/2020		$75,600	$15,702	$59,898	3/31/2021 TTM		N/A	N/A
Loan	6	19	Jones Estates Portfolio	12/31/2019	5.9%	$1,591,132	$579,481	$1,011,651	12/31/2020	7.8%	$1,611,099	$575,789	$1,035,310	1/31/2021 TTM	8.0%	94.5%	$1,722,960
Property		19.01	Massengills MHC	12/31/2019		$389,847	$93,505	$296,342	12/31/2020		$391,372	$94,149	$297,223	1/31/2021 TTM		93.7%	$392,620
Property		19.02	Brookhaven MHC	12/31/2019		$346,377	$158,825	$187,552	12/31/2020		$353,362	$156,995	$196,367	1/31/2021 TTM		95.0%	$394,434
Property		19.03	Leisure Park MHC	12/31/2019		$237,289	$81,911	$155,378	12/31/2020		$240,843	$79,867	$160,976	1/31/2021 TTM		94.4%	$248,793
Property		19.04	Twin Branch MHC	12/31/2019		$236,547	$86,512	$150,035	12/31/2020		$238,358	$86,924	$151,434	1/31/2021 TTM		95.0%	$244,506
Property		19.05	Hannibal MHC	12/31/2019		$109,816	$45,984	$63,832	12/31/2020		$112,378	$46,911	$65,467	1/31/2021 TTM		95.0%	$143,338
Property		19.06	Whispering Pines	12/31/2019		$149,882	$54,741	$95,141	12/31/2020		$153,003	$53,251	$99,752	1/31/2021 TTM		95.0%	$166,419
Property		19.07	Avalon MHC	12/31/2019		$121,374	$58,003	$63,371	12/31/2020		$121,783	$57,692	$64,091	1/31/2021 TTM		93.6%	$132,850
Loan	6, 7	20	Archer Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$1,744,984	$441,416	$1,303,568	12/31/2020	10.2%	95.0%	$2,024,166
Property		20.01	Crown Point Center	N/A		N/A	N/A	N/A	N/A		$667,913	$157,615	$510,298	12/31/2020		95.0%	$897,309
Property		20.02	Spanish Village	N/A		N/A	N/A	N/A	N/A		$606,017	$140,604	$465,413	12/31/2020		95.0%	$637,295
Property		20.03	Bouquet Canyon	N/A		N/A	N/A	N/A	N/A		$471,054	$143,197	$327,857	12/31/2020		95.0%	$489,562
Loan	21	21	6851 River Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,803,965
Loan	5	22	Appletree Business Park	12/31/2018	8.4%	$8,577,237	$3,090,517	$5,486,720	12/31/2019	11.0%	$9,032,798	$3,239,290	$5,793,508	10/31/2020 TTM	11.6%	95.1%	$8,934,352

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income
Loan		23	179 East 116th Street	11/30/2019 TTM	7.2%	$1,308,765	$292,046	$1,016,719	11/30/2020 TTM	8.5%	$1,353,658	$292,046	$1,061,612	2/28/2021 TTM	8.8%	94.3%	$1,446,142
Loan	9, 22, 23	24	25-22 30th Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.4%	$895,797
Loan		25	The Villas at Willow Run	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$1,185,766	$158,127	$1,027,639	12/31/2020	9.3%	94.9%	$1,253,384
Loan		26	Pillars at HBU	12/31/2018	8.2%	$1,200,955	$412,427	$788,528	12/31/2019	8.5%	$1,347,335	$403,353	$943,982	12/31/2020	10.2%	88.5%	$1,521,506
Loan	6, 7	27	Indy Multifamily	12/31/2018	11.2%	$1,447,000	$632,811	$814,189	12/31/2019	8.9%	$1,452,385	$591,303	$861,082	1/31/2021 TTM	9.4%	89.4%	$1,454,889
Property		27.01	The Delaware	12/31/2018		$939,315	$372,359	$566,956	12/31/2019		$971,122	$366,902	$604,220	1/31/2021 TTM		90.6%	$973,625
Property		27.02	632 MLK Apartments	12/31/2018		$507,685	$260,452	$247,233	12/31/2019		$481,263	$224,401	$256,862	1/31/2021 TTM		88.2%	$481,263
Loan		28	4500 Alexander Boulevard Northeast	12/31/2019	3.2%	$1,153,041	$452,280	$700,761	12/31/2020	7.8%	$1,222,734	$451,623	$771,112	1/31/2021 TTM	8.6%	80.4%	$1,453,195
Loan	6, 7	29	MC Office Portfolio	12/31/2018	15.5%	$1,773,327	$418,734	$1,354,593	12/31/2019	15.1%	$1,665,590	$376,655	$1,288,935	12/31/2020	14.3%	95.0%	$1,770,542
Property		29.01	43630 Hayes Road	12/31/2018		$731,314	$214,107	$517,207	12/31/2019		$627,524	$187,747	$439,777	12/31/2020		95.0%	$755,451
Property		29.02	15950 East 12 Mile Road	12/31/2018		$304,295	$87,560	$216,735	12/31/2019		$291,738	$73,570	$218,168	12/31/2020		95.0%	$294,331
Property		29.03	43740 North Groesbeck Highway	12/31/2018		$301,732	$48,283	$253,449	12/31/2019		$293,440	$30,376	$263,064	12/31/2020		95.0%	$278,768
Property		29.04	30117 Schoenherr Road	12/31/2018		$235,630	$36,910	$198,720	12/31/2019		$258,146	$47,184	$210,962	12/31/2020		95.0%	$251,969
Property		29.05	30300 Hoover Road	12/31/2018		$200,356	$31,874	$168,482	12/31/2019		$194,742	$37,778	$156,964	12/31/2020		95.0%	$190,024
Loan		30	Durango Commons	12/31/2018	8.3%	$1,014,114	$227,866	$786,249	12/31/2019	9.1%	$943,716	$212,051	$731,665	12/31/2020	8.5%	95.7%	$1,079,430
Loan		31	Savannah Industrial	12/31/2018	9.2%	$844,000	$11,320	$832,680	12/31/2019	9.8%	$831,750	$28,782	$802,968	12/31/2020	9.4%	96.1%	$1,060,716
Loan		32	Route 1 Self Storage	12/31/2019	9.7%	$1,258,376	$505,284	$753,092	12/31/2020	9.1%	$1,263,236	$535,973	$727,263	2/28/2021 TTM	8.8%	89.0%	$1,263,368
Loan	24	33	486 East 28th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.5%	$665,958
Loan		34	Riverwood Research Center	12/31/2019	10.4%	$1,089,899	$354,713	$735,186	12/31/2020	9.3%	$1,058,370	$334,763	$723,607	1/31/2021 TTM	9.2%	92.5%	$1,204,031
Loan		35	Menifee Range Self Storage and RV	12/31/2018	11.1%	$1,149,772	$251,755	$898,017	12/31/2019	12.0%	$1,119,003	$273,438	$845,565	12/31/2020	11.3%	96.9%	$1,119,003
Loan		36	Dollar Self Storage #10 - Apache Junction	12/31/2018	9.3%	$1,073,576	$397,220	$676,356	12/31/2019	9.3%	$1,127,800	$403,871	$723,929	12/31/2020	10.0%	85.4%	$1,127,800
Loan	6	37	StorWise SS Portfolio - Tahoe	12/31/2018	6.5%	$769,317	$315,210	$454,107	12/31/2019	6.6%	$830,937	$317,202	$513,735	12/31/2020	7.4%	83.8%	$912,503
Property		37.01	StorWise Kingsbury	12/31/2018		$449,026	$175,941	$273,085	12/31/2019		$465,102	$178,276	$286,826	12/31/2020		82.4%	$546,668
Property		37.02	StorWise Tahoe	12/31/2018		$320,291	$139,269	$181,022	12/31/2019		$365,835	$138,926	$226,909	12/31/2020		86.1%	$365,835
Loan		38	Marshall Avenue Industrial Park	12/31/2019	-0.7%	$922,890	$276,139	$646,751	12/31/2020	9.5%	$1,037,451	$297,350	$740,100	3/31/2021 TTM	10.9%	95.0%	$1,136,854
Loan	25	39	Montgomery Self Storage	12/31/2019	6.3%	$807,501	$280,580	$526,922	12/31/2020	8.4%	$825,542	$279,679	$545,862	2/28/2021 TTM	8.7%	77.3%	$834,736
Loan		40	Store Safe Baton Rouge	12/31/2018	10.6%	$890,759	$268,021	$622,738	12/31/2019	9.4%	$913,336	$222,079	$691,257	12/31/2020	10.4%	89.0%	$948,473
Loan	26	41	Desert’s Edge RV Park	12/31/2019	16.9%	$1,844,730	$818,006	$1,026,724	12/31/2020	17.1%	$1,824,149	$795,938	$1,028,211	2/28/2021 TTM	17.1%	68.4%	$1,824,149
Loan		42	Friar’s Branch Crossing	12/31/2019	8.7%	$1,079,839	$244,831	$835,009	12/31/2020	14.1%	$1,074,796	$246,626	$828,171	1/31/2021 TTM	14.0%	90.0%	$1,163,387
Loan		43	Lantern Building	12/31/2018	10.7%	$1,511,920	$892,934	$618,986	12/31/2019	11.3%	$1,505,646	$808,179	$697,467	12/31/2020	12.7%	86.3%	$1,523,327
Loan		44	A&S Apartments	12/31/2019	7.0%	$1,026,917	$544,194	$482,722	12/31/2020	8.9%	$1,011,742	$431,474	$580,267	1/31/2021 TTM	10.7%	93.8%	$993,792
Loan	6	45	CVS Portfolio	12/31/2018	13.8%	$688,587	$2,000	$686,587	12/31/2019	13.0%	$711,124	$2,000	$709,124	2/28/2021 TTM	13.4%	98.0%	$436,100
Property		45.01	CVS Fort Wayne	12/31/2018		$247,918	$1,000	$246,918	12/31/2019		$270,455	$1,000	$269,455	2/28/2021 TTM		98.0%	$215,600
Property		45.02	CVS Garden City	12/31/2018		$440,669	$1,000	$439,669	12/31/2019		$440,669	$1,000	$439,669	2/28/2021 TTM		98.0%	$220,500
Loan		46	Hollywood 95 Office Center	12/31/2019	10.0%	$858,853	$337,641	$521,211	12/31/2020	10.4%	$874,036	$325,275	$548,761	1/31/2021 TTM	11.0%	90.0%	$1,007,295
Loan	5	47	McCarthy Ranch	12/31/2018	5.6%	$5,076,248	$1,368,290	$3,707,958	12/31/2019	8.2%	$4,750,741	$1,545,180	$3,205,561	12/31/2020	7.1%	84.6%	$5,318,525
Loan		48	Whitehall Apartments	12/31/2019	4.8%	$1,052,533	$796,509	$256,023	12/31/2020	5.1%	$1,032,340	$664,722	$367,617	1/31/2021 TTM	7.4%	88.7%	$1,027,457
Loan		49	Baychester Shopping Center	12/31/2018	15.0%	$1,186,120	$472,118	$714,002	12/31/2019	15.0%	$1,307,714	$470,823	$836,891	12/31/2020	17.6%	89.0%	$1,282,313
Loan		50	Inverness Dental and Medical Plaza	12/31/2019 T-10	10.4%	$674,146	$205,266	$468,880	12/31/2020	10.1%	$674,059	$205,728	$468,331	1/31/2021 TTM	10.0%	95.0%	$661,002
Loan		51	CubeSmart Winston-Salem	12/31/2019	9.5%	$745,978	$295,956	$450,023	12/31/2020	10.9%	$755,307	$287,703	$467,604	1/31/2021 TTM	11.3%	91.6%	$785,342
Loan		52	2015-2021 West Race Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	93.8%	$415,325
Loan		53	Comfort Inn & Suites Southport	12/31/2018	16.8%	$1,997,279	$1,255,940	$741,339	12/31/2019	18.6%	$1,678,945	$1,066,931	$612,013	11/30/2020 TTM	15.4%	63.4%	$1,678,945
Loan	27	54	1101 California Avenue	12/31/2018	8.9%	$769,703	$336,227	$433,476	12/31/2019	11.1%	$790,987	$328,177	$462,810	12/31/2020	11.9%	85.9%	$741,934
Loan		55	E&B Apartments	12/31/2019	8.1%	$672,144	$348,320	$323,823	12/31/2020	8.1%	$646,536	$284,255	$362,282	1/31/2021 TTM	9.1%	89.5%	$649,322
Loan		56	Cedar Lofts Apartments	12/31/2018	10.9%	$696,843	$266,203	$430,640	12/31/2019	11.2%	$695,291	$249,844	$445,448	12/31/2020	11.6%	95.0%	$685,427
Loan	6	57	Keepsake Storage Portfolio	12/31/2019	10.1%	$571,940	$227,697	$344,243	12/31/2020	8.9%	$591,419	$227,847	$363,573	2/28/2021 TTM	9.4%	82.8%	$581,264
Property		57.01	Commonwealth Storage	12/31/2019		$386,023	$144,671	$241,352	12/31/2020		$395,859	$146,317	$249,541	2/28/2021 TTM		82.7%	$376,089
Property		57.02	Keepsake Storage	12/31/2019		$185,917	$83,026	$102,891	12/31/2020		$195,560	$81,529	$114,031	2/28/2021 TTM		83.0%	$205,175
Loan		58	Anchor Baker Storage	12/31/2019	9.3%	$468,980	$81,793	$387,187	12/31/2020	10.6%	$471,295	$85,304	$385,991	2/28/2021 TTM	10.6%	95.0%	$459,559
Loan	8, 28	59	571 Hudson Coop	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.1%	$1,094,898
Loan		60	1425 Bruckner Fee	12/31/2018	5.7%	$198,000	$0	$198,000	12/31/2019	5.7%	$204,600	$0	$204,600	12/31/2020	5.8%	100.0%	$231,358
Loan		61	Grand Avenue Storage	12/31/2019	6.8%	$454,034	$142,266	$311,769	12/31/2020	10.1%	$463,977	$138,486	$325,491	2/28/2021 TTM	10.5%	87.3%	$463,977
Loan		62	Anchor Mini Storage	12/31/2019	9.3%	$378,529	$89,533	$288,996	12/31/2020	9.6%	$377,607	$88,391	$289,216	2/28/2021 TTM	9.6%	93.7%	$377,607
Loan		63	Netana Apartments	12/31/2019	5.5%	$512,630	$310,829	$201,801	12/31/2020	7.6%	$515,444	$252,120	$263,324	1/31/2021 TTM	9.9%	94.9%	$515,443
Loan		64	Windy Acres MHC	12/31/2018	8.2%	$356,867	$154,655	$202,212	12/31/2019	8.1%	$364,860	$133,984	$230,876	9/30/2020 T-9 Ann.	9.2%	95.0%	$394,733
Loan	6	65	Maple Hills & Walnut Valley MHP	12/31/2019	8.2%	$306,220	$95,922	$210,298	12/31/2020	9.8%	$304,556	$97,678	$206,878	2/28/2021 TTM	9.6%	83.6%	$304,556
Property		65.01	Maple Hills MHP	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A
Property		65.02	Walnut Valley MHP	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	$3,103,092	$5,038,611	8.1%	$74,857	$0	$4,963,754	7.9%
Property		1.01	Extra Space Brickell	$681,409	$987,135		$11,217	$0	$975,918		N/A	N/A	N/A	N/A
Property		1.02	Extra Space Ocoee	$509,025	$820,201		$14,725	$0	$805,476		N/A	N/A	N/A	N/A
Property		1.03	Extra Space West Doral	$455,283	$810,277		$11,489	$0	$798,787		N/A	N/A	N/A	N/A
Property		1.04	Extra Space Coconut Grove	$428,079	$662,317		$7,777	$0	$654,540		N/A	N/A	N/A	N/A
Property		1.05	Extra Space Alpharetta	$371,110	$659,174		$10,745	$0	$648,429		N/A	N/A	N/A	N/A
Property		1.06	Extra Space Fleming Island	$331,277	$586,683		$8,935	$0	$577,748		N/A	N/A	N/A	N/A
Property		1.07	Extra Space Marietta	$326,908	$512,824		$9,969	$0	$502,855		N/A	N/A	N/A	N/A
Loan	11, 12	2	215 Coles Street	$2,100,288	$6,494,865	10.8%	$98,800	$304,000	$6,092,065	10.2%	Mana Holding Company (215 Coles ML LLC)	3/31/2036	760,000	100.0%
Loan	6, 7, 9	3	Ahold Portfolio	$126,686	$4,096,169	9.5%	$70,367	$0	$4,025,803	9.4%
Property		3.01	Stop & Shop - South Yarmouth	$45,275	$1,463,876		$21,505	$0	$1,442,371		Stop & Shop	12/31/2040	113,186	100.0%
Property		3.02	Stop & Shop - Peabody	$28,291	$914,747		$13,357	$0	$901,390		Stop & Shop	12/31/2040	66,783	100.0%
Property		3.03	Stop & Shop - Arlington	$28,358	$916,895		$16,102	$0	$900,792		Stop & Shop	12/31/2040	29,277	100.0%
Property		3.04	Stop & Shop - Lexington	$24,762	$800,651		$19,402	$0	$781,249		Stop & Shop	12/31/2040	45,122	100.0%
Loan	6, 9	4	NOLA Logistics Portfolio	$2,119,465	$3,798,581	10.0%	$118,891	$208,059	$3,471,631	9.1%
Property		4.01	115 Canvasback Drive	N/A	N/A		N/A	N/A	N/A		CertiFit, Inc	8/31/2022	39,310	60.7%
Property		4.02	150 Teal Street	N/A	N/A		N/A	N/A	N/A		The Men’s Wearhouse, Inc.	12/31/2023	5,099	9.5%
Property		4.03	120 Mallard Street	N/A	N/A		N/A	N/A	N/A		BRIS Engineering	7/31/2026	18,534	34.6%
Property		4.04	110 Widgeon Drive	N/A	N/A		N/A	N/A	N/A		Ryder Integrated Logistics, Inc.	3/31/2023	13,086	26.3%
Property		4.05	150 James Drive East	N/A	N/A		N/A	N/A	N/A		ADT Commercial LLC	5/31/2027	14,318	29.1%
Property		4.06	161 James Drive West	N/A	N/A		N/A	N/A	N/A		Mattress Firm	12/31/2024	23,718	50.0%
Property		4.07	100 James Drive	N/A	N/A		N/A	N/A	N/A		Ochsner Clinic Foundation	5/31/2027	30,142	70.0%
Property		4.08	150 Canvasback Drive	N/A	N/A		N/A	N/A	N/A		Green Shutter Teas, LLC	1/31/2031	40,500	100.0%
Property		4.09	125 James Drive West	N/A	N/A		N/A	N/A	N/A		BW Offshore USA Management	9/30/2030	12,870	33.3%
Property		4.10	190 James Drive East	N/A	N/A		N/A	N/A	N/A		Saybolt LP	10/31/2026	10,076	27.7%
Property		4.11	160 James Drive East	N/A	N/A		N/A	N/A	N/A		ADT Security Services	2/28/2025	10,546	40.9%
Property		4.12	107 Mallard Street	N/A	N/A		N/A	N/A	N/A		Marquette Transportation Company Gulf-Inland, LLC	5/31/2030	13,754	58.7%
Property		4.13	125 Mallard Street	N/A	N/A		N/A	N/A	N/A		Control Union (U.S.A.), Inc.	4/30/2022	4,434	18.9%
Property		4.14	143 Mallard Street	N/A	N/A		N/A	N/A	N/A		Northrop Grumman Systems	11/30/2023	7,784	33.2%
Property		4.15	115 James Drive West	N/A	N/A		N/A	N/A	N/A		Coram Alternate Site Services	4/30/2022	9,387	43.8%
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	$1,586,215,135	$520,080,353	17.9%	$32,774,592	$0	$487,305,761	17.9%
Property		5.01	MGM Grand	$879,242,083	$282,608,665		$16,011,953	$0	$266,596,712		N/A	N/A	N/A	N/A
Property		5.02	Mandalay Bay	$706,973,052	$237,471,688		$16,762,639	$0	$220,709,049		N/A	N/A	N/A	N/A
Loan	17	6	Lullwater at Blair Stone	$1,683,024	$2,498,389	8.0%	$61,000	$0	$2,437,389	7.8%	N/A	N/A	N/A	N/A
Loan		7	Woods on LaMonte	$2,830,486	$2,444,296	8.2%	$159,300	$0	$2,284,996	7.7%	N/A	N/A	N/A	N/A
Loan		8	Olympus Corporate Center	$1,846,719	$3,141,661	12.3%	$39,293	$221,064	$2,881,303	11.3%	Private National Mortgage Acceptance Company	1/31/2024	24,542	12.5%
Loan		9	The District - Airpark	$742,287	$2,687,553	10.6%	$28,547	$168,425	$2,490,581	9.8%	Surgenex	5/31/2027	15,008	10.5%
Loan		10	Allied Plaza	$1,942,088	$2,815,728	13.7%	$28,811	$144,053	$2,642,865	12.9%	National University	9/30/2023	22,833	15.9%
Loan	6	11	Central Canal Company Industrial Portfolio	$1,486,630	$2,692,573	13.5%	$58,978	$75,000	$2,558,595	12.8%
Property		11.01	Venture & Forsyth	N/A	N/A		N/A	N/A	N/A		Nestor Ramirez Hernandez	MTM	12,625	8.1%
Property		11.02	Carter I & II	N/A	N/A		N/A	N/A	N/A		SYL Roofing Supply	MTM	7,500	11.1%
Property		11.03	Northstar Business Park	N/A	N/A		N/A	N/A	N/A		Caligiuri Corp.	MTM	11,600	13.0%
Property		11.04	Michigan I & II	N/A	N/A		N/A	N/A	N/A		Custom Design Company	MTM	8,000	23.6%
Property		11.05	Taft Vineland	N/A	N/A		N/A	N/A	N/A		The Love Boutique Inc	MTM	5,400	18.3%
Property		11.06	Lyman Road	N/A	N/A		N/A	N/A	N/A		Orlando’s Forklift Service	MTM	6,375	37.5%
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	$4,800,723	$8,265,637	9.2%	$119,914	$587,376	$7,558,347	8.4%
Property		12.01	Hauppauge Office Park	$2,867,188	$5,967,484		$60,535	$352,443	$5,554,506		Allstate Insurance	10/31/2026	87,945	31.2%
Property		12.02	20 Commerce	$1,933,535	$2,298,154		$59,379	$234,934	$2,003,841		Lerner David Littenberg Krumholz & Mentlik, LLP	6/30/2030	34,373	18.3%
Loan	20	13	12510 & 12600 Cardinal Meadow	$634,211	$1,633,429	9.9%	$31,008	$99,289	$1,503,132	9.1%	Sigma Piping Products LLC	6/19/2029	175,235	64.1%
Loan	8	14	Sunrise Corporate Plaza I	$1,275,303	$1,703,368	10.5%	$21,461	$214,300	$1,467,608	9.0%	MacNeill Group, Inc	5/31/2030	37,818	35.2%
Loan		15	Colonnades West	$507,053	$1,666,162	10.7%	$27,216	$18,694	$1,620,252	10.4%	Marshalls	1/31/2024	30,582	22.5%
Loan		16	LA Creative Industrial Portfolio	$470,906	$1,780,816	11.7%	$21,651	$50,519	$1,708,646	11.2%	Landon E. Brittain	11/30/2021	4,175	2.9%
Loan		17	Frankfort Crossing	$498,478	$1,548,578	10.6%	$18,305	$106,444	$1,423,829	9.8%	Jewel Osco	11/30/2027	64,937	56.7%
Loan	6, 9	18	East Boston Multifamily Portfolio 1	$339,471	$1,084,135	7.5%	$14,090	$0	$1,070,045	7.4%
Property		18.01	298-300 Meridian Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.02	151-153 Meridian Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.03	108-110 Meridian Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.04	144-146 Chester Avenue	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.05	236 Princeton Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.06	346 Chelsea Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.07	151 Saratoga Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.08	17 Morris Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.09	8 Curtis Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.10	329 Paris Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.11	187 Maverick Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.12	62 Chelsea Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.13	26 Decatur Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		18.14	133 Eutaw Street	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan	6	19	Jones Estates Portfolio	$582,386	$1,140,574	8.8%	$18,350	$0	$1,122,224	8.7%
Property		19.01	Massengills MHC	$88,934	$303,686		$3,950	$0	$299,736		N/A	N/A	N/A	N/A
Property		19.02	Brookhaven MHC	$146,671	$247,763		$4,300	$0	$243,463		N/A	N/A	N/A	N/A
Property		19.03	Leisure Park MHC	$80,360	$168,433		$2,700	$0	$165,733		N/A	N/A	N/A	N/A
Property		19.04	Twin Branch MHC	$88,612	$155,894		$2,700	$0	$153,194		N/A	N/A	N/A	N/A
Property		19.05	Hannibal MHC	$47,851	$95,487		$1,250	$0	$94,237		N/A	N/A	N/A	N/A
Property		19.06	Whispering Pines	$62,151	$104,268		$1,900	$0	$102,368		N/A	N/A	N/A	N/A
Property		19.07	Avalon MHC	$67,807	$65,043		$1,550	$0	$63,493		N/A	N/A	N/A	N/A
Loan	6, 7	20	Archer Portfolio	$628,046	$1,396,120	10.9%	$11,128	$95,643	$1,289,349	10.0%
Property		20.01	Crown Point Center	$335,918	$561,391		$2,459	$27,371	$531,561		Xfinity	11/1/2029	4,281	26.1%
Property		20.02	Spanish Village	$149,439	$487,855		$6,142	$42,991	$438,723		Keeler’s Neighborhood Steakhouse	11/30/2028	4,999	20.3%
Property		20.03	Bouquet Canyon	$142,689	$346,874		$2,528	$25,281	$319,064		AT&T	2/28/2025	3,008	33.3%
Loan	21	21	6851 River Road	$338,910	$1,465,054	11.8%	$20,170	$0	$1,444,884	11.6%	Tristate Apartment Furnishers LLC	12/31/2040	201,700	100.0%
Loan	5	22	Appletree Business Park	$3,259,336	$5,675,015	11.4%	$116,956	$190,371	$5,367,688	10.8%	Internal Revenue Service	12/26/2035	96,150	22.7%
A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF
Loan		23	179 East 116th Street	$448,500	$997,642	8.3%	$4,574	$34,305	$958,763	8.0%	Project Renewal Inc	10/15/2028	8,790	38.4%
Loan	9, 22, 23	24	25-22 30th Drive	$107,736	$788,061	7.1%	$0	$0	$788,061	7.1%	N/A	N/A	N/A	N/A
Loan		25	The Villas at Willow Run	$356,941	$896,443	8.1%	$18,000	$0	$878,443	7.9%	N/A	N/A	N/A	N/A
Loan		26	Pillars at HBU	$399,013	$1,122,493	12.1%	$4,754	$23,634	$1,094,106	11.8%	FedEx	8/31/2026	4,932	12.4%
Loan	6, 7	27	Indy Multifamily	$619,966	$834,922	9.1%	$23,100	$8,920	$802,902	8.8%
Property		27.01	The Delaware	$391,641	$581,985		$14,100	$8,920	$558,965		N/A	N/A	N/A	N/A
Property		27.02	632 MLK Apartments	$228,326	$252,937		$9,000	$0	$243,937		N/A	N/A	N/A	N/A
Loan		28	4500 Alexander Boulevard Northeast	$498,804	$954,391	10.6%	$25,631	$25,631	$903,130	10.0%	Express Scripts	3/31/2025	36,282	35.4%
Loan	6, 7	29	MC Office Portfolio	$506,968	$1,263,574	14.1%	$20,699	$77,893	$1,164,982	13.0%
Property		29.01	43630 Hayes Road	$245,576	$509,875		$7,907	$31,630	$470,338		Macomb / St. Clair County Workforce Development	6/30/2026	21,302	53.9%
Property		29.02	15950 East 12 Mile Road	$99,794	$194,537		$4,728	$14,010	$175,799		Macomb / St. Clair County Workforce Development	6/30/2025	11,724	66.9%
Property		29.03	43740 North Groesbeck Highway	$60,336	$218,432		$4,192	$16,768	$197,472		Macomb County Community Mental Health	9/30/2022	20,960	100.0%
Property		29.04	30117 Schoenherr Road	$55,633	$196,335		$1,897	$7,586	$186,852		Macomb Physicians Group, PLLC	MTM	6,465	68.2%
Property		29.05	30300 Hoover Road	$45,629	$144,395		$1,975	$7,899	$134,521		Bio-Medical Applications	5/31/2027	9,874	100.0%
Loan		30	Durango Commons	$217,452	$861,978	10.0%	$5,882	$87,109	$768,987	8.9%	CVS Pharmacy Inc.	6/30/2030	17,275	44.1%
Loan		31	Savannah Industrial	$288,402	$772,314	9.1%	$14,220	$37,983	$720,110	8.4%	Lummus Corporation	12/31/2028	96,000	67.5%
Loan		32	Route 1 Self Storage	$483,507	$779,861	9.4%	$12,649	$0	$767,212	9.2%	N/A	N/A	N/A	N/A
Loan	24	33	486 East 28th Street	$79,396	$586,562	7.2%	$5,500	$0	$581,062	7.1%	N/A	N/A	N/A	N/A
Loan		34	Riverwood Research Center	$406,589	$797,442	10.1%	$13,628	$68,066	$715,747	9.1%	PACE Southeast Michigan	8/31/2031	32,297	47.4%
Loan		35	Menifee Range Self Storage and RV	$322,289	$796,715	10.6%	$16,667	$0	$780,048	10.4%	N/A	N/A	N/A	N/A
Loan		36	Dollar Self Storage #10 - Apache Junction	$411,839	$715,961	9.9%	$9,118	$0	$706,843	9.7%	N/A	N/A	N/A	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe	$324,696	$587,807	8.5%	$4,867	$0	$582,940	8.4%
Property		37.01	StorWise Kingsbury	$184,814	$361,854		$2,666	$0	$359,188		N/A	N/A	N/A	N/A
Property		37.02	StorWise Tahoe	$139,882	$225,953		$2,201	$0	$223,752		N/A	N/A	N/A	N/A
Loan		38	Marshall Avenue Industrial Park	$449,652	$687,202	10.1%	$6,573	$72,663	$607,966	8.9%	Goodman Manufacturing	7/31/2027	25,531	38.8%
Loan	25	39	Montgomery Self Storage	$280,055	$554,682	8.8%	$9,283	$0	$545,399	8.7%	N/A	N/A	N/A	N/A
Loan		40	Store Safe Baton Rouge	$262,554	$685,920	10.4%	$16,549	$0	$669,371	10.1%	N/A	N/A	N/A	N/A
Loan	26	41	Desert's Edge RV Park	$868,904	$955,245	15.9%	$11,150	$0	$944,095	15.7%	N/A	N/A	N/A	N/A
Loan		42	Friar's Branch Crossing	$358,786	$804,601	13.6%	$21,973	$68,793	$713,835	12.0%	Avenger Logistics	6/30/2024	23,195	23.2%
Loan		43	Lantern Building	$859,024	$664,303	12.1%	$25,510	$81,522	$557,271	10.1%	Burk Royalty	11/1/2021	12,111	9.7%
Loan		44	A&S Apartments	$549,821	$443,971	8.2%	$16,704	$0	$427,267	7.9%	N/A	N/A	N/A	N/A
Loan	6	45	CVS Portfolio	$4,361	$431,739	8.1%	$0	$0	$431,739	8.1%
Property		45.01	CVS Fort Wayne	$2,156	$213,444		$0	$0	$213,444		CVS	2/28/2041	10,125	100.0%
Property		45.02	CVS Garden City	$2,205	$218,295		$0	$0	$218,295		CVS	2/28/2041	10,880	100.0%
Loan		46	Hollywood 95 Office Center	$330,605	$676,690	13.5%	$9,637	$40,000	$627,053	12.5%	Jay Dees	3/31/2023	2,902	7.5%
Loan	5	47	McCarthy Ranch	$1,578,468	$3,740,056	8.3%	$53,199	$199,496	$3,487,362	7.7%	Best Buy	1/31/2025	51,250	19.3%
Loan		48	Whitehall Apartments	$629,206	$398,251	8.0%	$33,066	$0	$365,185	7.3%	N/A	N/A	N/A	N/A
Loan		49	Baychester Shopping Center	$473,693	$808,620	17.0%	$15,018	$8,162	$785,441	16.5%	Fine Fare Supermarket	12/31/2031	15,271	46.8%
Loan		50	Inverness Dental and Medical Plaza	$202,224	$458,778	9.8%	$4,004	$41,185	$413,589	8.9%	Inverness Family Dentistry, P.C.	2/28/2031	8,918	44.5%
Loan		51	CubeSmart Winston-Salem	$366,358	$418,984	10.2%	$6,912	$0	$412,072	10.0%	N/A	N/A	N/A	N/A
Loan		52	2015-2021 West Race Avenue	$94,812	$320,513	7.8%	$2,000	$0	$318,513	7.7%	N/A	N/A	N/A	N/A
Loan		53	Comfort Inn & Suites Southport	$1,071,743	$607,202	15.2%	$67,158	$0	$540,044	13.6%	N/A	N/A	N/A	N/A
Loan	27	54	1101 California Avenue	$331,782	$410,151	10.5%	$9,529	$39,376	$361,247	9.3%	OnSite Computing	12/31/2021	2,945	7.5%
Loan		55	E&B Apartments	$333,420	$315,902	7.9%	$12,597	$0	$303,305	7.6%	N/A	N/A	N/A	N/A
Loan		56	Cedar Lofts Apartments	$235,600	$449,827	11.7%	$11,600	$0	$438,227	11.4%	N/A	N/A	N/A	N/A
Loan	6	57	Keepsake Storage Portfolio	$239,277	$341,988	8.9%	$9,215	$3,540	$329,233	8.6%
Property		57.01	Commonwealth Storage	$160,315	$215,775		$5,896	$3,540	$206,339		N/A	N/A	N/A	N/A
Property		57.02	Keepsake Storage	$78,962	$126,213		$3,319	$0	$122,894		N/A	N/A	N/A	N/A
Loan		58	Anchor Baker Storage	$133,465	$326,094	8.9%	$8,504	$0	$317,590	8.7%	N/A	N/A	N/A	N/A
Loan	8, 28	59	571 Hudson Coop	$525,711	$569,187	16.3%	$3,750	$0	$565,437	16.2%	N/A	N/A	N/A	N/A
Loan		60	1425 Bruckner Fee	$3,000	$228,358	6.5%	$0	$0	$228,358	6.5%	N/A	N/A	N/A	N/A
Loan		61	Grand Avenue Storage	$171,390	$292,587	9.4%	$3,098	$0	$289,489	9.3%	N/A	N/A	N/A	N/A
Loan		62	Anchor Mini Storage	$106,152	$271,455	9.0%	$7,535	$0	$263,920	8.8%	N/A	N/A	N/A	N/A
Loan		63	Netana Apartments	$301,220	$214,224	8.1%	$10,013	$0	$204,211	7.7%	N/A	N/A	N/A	N/A
Loan		64	Windy Acres MHC	$173,270	$221,463	8.9%	$2,550	$0	$218,913	8.8%	N/A	N/A	N/A	N/A
Loan	6	65	Maple Hills & Walnut Valley MHP	$98,805	$205,751	9.6%	$6,750	$0	$199,001	9.3%
Property		65.01	Maple Hills MHP	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		65.02	Walnut Valley MHP	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio
Property		1.01	Extra Space Brickell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.02	Extra Space Ocoee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.03	Extra Space West Doral	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.04	Extra Space Coconut Grove	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.05	Extra Space Alpharetta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.06	Extra Space Fleming Island	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.07	Extra Space Marietta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11, 12	2	215 Coles Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7, 9	3	Ahold Portfolio
Property		3.01	Stop & Shop - South Yarmouth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.02	Stop & Shop - Peabody	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.03	Stop & Shop - Arlington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.04	Stop & Shop - Lexington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 9	4	NOLA Logistics Portfolio
Property		4.01	115 Canvasback Drive	Agility Project Logistics, Inc	1/31/2022	25,440	39.3%	N/A	N/A	N/A	N/A
Property		4.02	150 Teal Street	Siemens	3/31/2024	4,424	8.3%	Carrier Rental Systems, Inc.	5/31/2026	2,766	5.2%
Property		4.03	120 Mallard Street	General Services Administration	11/18/2023	10,084	18.8%	Siemens Real Estate	7/31/2028	9,769	18.3%
Property		4.04	110 Widgeon Drive	Shred-It USA, LLC	4/30/2025	12,416	24.9%	Arbon Equipment Corporation	3/31/2026	10,671	21.4%
Property		4.05	150 James Drive East	Convergint Technologies	10/31/2023	13,318	27.0%	Deckhouse Ship Supply NOLA, Inc.	5/31/2024	7,552	15.3%
Property		4.06	161 James Drive West	Amarr Garage Doors	11/30/2022	11,360	23.9%	California Closets	11/30/2024	6,004	12.6%
Property		4.07	100 James Drive	Hexion, Inc.	10/31/2022	3,229	7.5%	Enterprise Products Operating	11/30/2023	3,228	7.5%
Property		4.08	150 Canvasback Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.09	125 James Drive West	Sears	5/31/2023	7,943	20.5%	BI Inc.	9/30/2026	5,882	15.2%
Property		4.10	190 James Drive East	Pharmacy Alternatives	1/31/2022	9,523	26.2%	Interek Caleb Brett	9/30/2021	9,138	25.1%
Property		4.11	160 James Drive East	Cormeum Lab Services, LLC	4/30/2025	9,340	36.2%	Interek Caleb Brett	12/31/2022	5,886	22.8%
Property		4.12	107 Mallard Street	Patterson Dental Supply, Inc.	1/31/2023	9,682	41.3%	N/A	N/A	N/A	N/A
Property		4.13	125 Mallard Street	Southern Power Systems	10/14/2021	3,318	14.2%	N/A	N/A	N/A	N/A
Property		4.14	143 Mallard Street	Highland Commercial Construction	MTM	5,378	22.9%	Enjoy Technology, Inc.	8/31/2021	3,348	14.3%
Property		4.15	115 James Drive West	BRIS Engineering	8/31/2026	4,466	20.9%	Rhino Shield Gulf South, LLC	7/31/2024	3,456	16.1%
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay
Property		5.01	MGM Grand	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.02	Mandalay Bay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	6	Lullwater at Blair Stone	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		7	Woods on LaMonte	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		8	Olympus Corporate Center	Direct Technology	6/30/2022	19,626	10.0%	Nyman Turkish PC	6/30/2028	13,061	6.6%
Loan		9	The District - Airpark	Imagine Backyard	4/30/2024	14,564	10.2%	Solidifi Title & Closing	1/31/2026	12,664	8.9%
Loan		10	Allied Plaza	Reilly Financial Advisors, LLC	9/30/2029	14,988	10.4%	Umpqua Bank	6/30/2023	14,736	10.2%
Loan	6	11	Central Canal Company Industrial Portfolio
Property		11.01	Venture & Forsyth	Pryco Movers. Inc.	MTM	11,250	7.2%	Shining Green Landscaping	MTM	10,500	6.8%
Property		11.02	Carter I & II	Balforn Services, LLC	MTM	4,650	6.9%	Pro Tech Paint and Body, Inc	MTM	3,750	5.5%
Property		11.03	Northstar Business Park	Salt.XO & Jhalesa V Lewis	MTM	8,500	9.5%	DSW Homes	MTM	7,500	8.4%
Property		11.04	Michigan I & II	Honda & Acura Solutions	MTM	4,950	14.6%	Hendrick Enrique Valle Sal	MTM	3,300	9.7%
Property		11.05	Taft Vineland	Fastenal Company	MTM	5,400	18.3%	Xplay Baseball Academy	MTM	3,750	12.7%
Property		11.06	Lyman Road	Cabinet Coating King LLC	MTM	2,125	12.5%	Perfection Cleaners LLC	MTM	2,125	12.5%
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio
Property		12.01	Hauppauge Office Park	The Bridgehampton National Bank	3/31/2028	83,426	29.6%	Morgan Stanley	8/31/2031	10,630	3.8%
Property		12.02	20 Commerce	Herbert L. Jamison & Co., L.L.C.	5/31/2025	24,838	13.2%	O'Connor Davies, LLP	11/30/2022	19,503	10.4%
Loan	20	13	12510 & 12600 Cardinal Meadow	Unique Industrial Products Company, Inc.	1/1/2034	85,000	31.1%	Unique Fasteners	1/1/2034	13,005	4.8%
Loan	8	14	Sunrise Corporate Plaza I	Benefytt	12/31/2026	19,683	18.3%	AlphaStaff	7/31/2027	15,731	14.7%
Loan		15	Colonnades West	OfficeMax	5/31/2022	30,000	22.0%	Ross Dress for Less	1/31/2025	25,600	18.8%
Loan		16	LA Creative Industrial Portfolio	Chloe Star Nakhjavanpourtalebi	2/28/2022	3,130	2.2%	Peter M. Sheldon	6/30/2021	2,360	1.6%
Loan		17	Frankfort Crossing	ACE Hardware	8/31/2027	10,251	9.0%	Anytime Fitness	6/30/2024	6,956	6.1%
Loan	6, 9	18	East Boston Multifamily Portfolio 1
Property		18.01	298-300 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.02	151-153 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.03	108-110 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.04	144-146 Chester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.05	236 Princeton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.06	346 Chelsea Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.07	151 Saratoga Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.08	17 Morris Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.09	8 Curtis Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.10	329 Paris Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.11	187 Maverick Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.12	62 Chelsea Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.13	26 Decatur Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.14	133 Eutaw Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	19	Jones Estates Portfolio
Property		19.01	Massengills MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.02	Brookhaven MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.03	Leisure Park MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.04	Twin Branch MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.05	Hannibal MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.06	Whispering Pines	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.07	Avalon MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	20	Archer Portfolio
Property		20.01	Crown Point Center	MOD Pizza	1/1/2029	2,800	17.1%	Blue Sky Nail & Spa	1/1/2028	2,797	17.1%
Property		20.02	Spanish Village	Grace Renee Gallery	10/31/2027	2,113	8.6%	Pizzicata Ristorante Pizzeria	4/30/2024	1,664	6.8%
Property		20.03	Bouquet Canyon	Logix Federal Credit Union	7/25/2024	2,986	33.1%	Pure Dental Solutions	5/10/2026	1,900	21.0%
Loan	21	21	6851 River Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	22	Appletree Business Park	County of Erie	3/31/2024	78,229	18.5%	Time Warner NY Cable LLC	51,943 SF (11/30/2023); 2,400 SF (6/30/2025)	54,343	12.8%

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
Loan		23	179 East 116th Street	JP Morgan Chase	12/31/2024	4,400	19.2%	Thomas Makkos/The Senegal Consulate of NY	2/28/2025	3,880	17.0%
Loan	9, 22, 23	24	25-22 30th Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		25	The Villas at Willow Run	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26	Pillars at HBU	Chick-fil-A	9/30/2035	4,609	11.6%	Whataburger	9/30/2033	3,583	9.0%
Loan	6, 7	27	Indy Multifamily
Property		27.01	The Delaware	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.02	632 MLK Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	4500 Alexander Boulevard Northeast	Paychex	5/31/2028	31,245	30.5%	Leidos	9/1/2025	13,657	13.3%
Loan	6, 7	29	MC Office Portfolio
Property		29.01	43630 Hayes Road	Henry Ford Health System	9/30/2026	7,456	18.9%	State of Michigan	6/30/2021	6,918	17.5%
Property		29.02	15950 East 12 Mile Road	State of Michigan	1/31/2025	5,788	33.1%	N/A	N/A	N/A	N/A
Property		29.03	43740 North Groesbeck Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		29.04	30117 Schoenherr Road	Medical Resources Group	2/28/2026	3,018	31.8%	N/A	N/A	N/A	N/A
Property		29.05	30300 Hoover Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Durango Commons	Best Mattress	9/30/2028	4,917	12.5%	Kumon Math and Reading Center	5/31/2022	2,267	5.8%
Loan		31	Savannah Industrial	Ruby Industrial Technologies LLC (f/k/a Kaman Industrial Technologies Corporation)	2/28/2025	46,200	32.5%	N/A	N/A	N/A	N/A
Loan		32	Route 1 Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	24	33	486 East 28th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Riverwood Research Center	DRiV Automotive, Inc.	3/31/2024	17,495	25.7%	Midway Dental Supply, LLC	6/30/2025	7,510	11.0%
Loan		35	Menifee Range Self Storage and RV	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36	Dollar Self Storage #10 - Apache Junction	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe
Property		37.01	StorWise Kingsbury	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		37.02	StorWise Tahoe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	Marshall Avenue Industrial Park	Turfworx	5/31/2026	8,226	12.5%	TA Appliance Parts	10/31/2025	4,147	6.3%
Loan	25	39	Montgomery Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	Store Safe Baton Rouge	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	26	41	Desert's Edge RV Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		42	Friar's Branch Crossing	SecurAmerica ERMC	5/31/2026	20,500	20.5%	Astec Industries	5/31/2022	12,006	12.0%
Loan		43	Lantern Building	Merrill Lynch	6/30/2024	8,157	6.5%	Wichita HHS	11/30/2022	7,874	6.3%
Loan		44	A&S Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	45	CVS Portfolio
Property		45.01	CVS Fort Wayne	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		45.02	CVS Garden City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Hollywood 95 Office Center	Professional Co-Op Services	12/31/2023	2,290	5.9%	We Fund Funerals	9/30/2021	2,270	5.9%
Loan	5	47	McCarthy Ranch	Big Al's	4/30/2034	46,000	17.3%	Ross Stores	1/31/2025	27,000	10.2%
Loan		48	Whitehall Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	Baychester Shopping Center	BSW Hair & Wig	12/31/2022	5,000	15.3%	Jackie's West Indian Bakery	9/30/2029	1,264	3.9%
Loan		50	Inverness Dental and Medical Plaza	Sherri Weissman, DMD, P.C.	2/28/2031	7,220	36.1%	Birmingham Endodontics, LLC	2/28/2031	3,881	19.4%
Loan		51	CubeSmart Winston-Salem	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	2015-2021 West Race Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		53	Comfort Inn & Suites Southport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	27	54	1101 California Avenue	Michael La Cilento (Law Office)	10/31/2022	2,791	7.1%	Center for New Directions	4/30/2022	2,148	5.5%
Loan		55	E&B Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		56	Cedar Lofts Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	57	Keepsake Storage Portfolio
Property		57.01	Commonwealth Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		57.02	Keepsake Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		58	Anchor Baker Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 28	59	571 Hudson Coop	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		60	1425 Bruckner Fee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		61	Grand Avenue Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		62	Anchor Mini Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		63	Netana Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64	Windy Acres MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	65	Maple Hills & Walnut Valley MHP
Property		65.01	Maple Hills MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		65.02	Walnut Valley MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio
Property		1.01	Extra Space Brickell	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.02	Extra Space Ocoee	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.03	Extra Space West Doral	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.04	Extra Space Coconut Grove	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.05	Extra Space Alpharetta	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.06	Extra Space Fleming Island	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		1.07	Extra Space Marietta	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11, 12	2	215 Coles Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7, 9	3	Ahold Portfolio
Property		3.01	Stop & Shop - South Yarmouth	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.02	Stop & Shop - Peabody	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.03	Stop & Shop - Arlington	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.04	Stop & Shop - Lexington	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 9	4	NOLA Logistics Portfolio
Property		4.01	115 Canvasback Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.02	150 Teal Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.03	120 Mallard Street	Norton Lilly International, Inc.	10/31/2021	4,149	7.8%	Champion Technology Service	10/31/2021	1,748
Property		4.04	110 Widgeon Drive	Deckhouse Ship Supply NOLA, Inc.	5/31/2024	8,927	17.9%	Agiliti Health, Inc.	4/30/2022	4,700
Property		4.05	150 James Drive East	Fresenius Medical Care	8/31/2021	6,236	12.7%	All My Sons Moving & Storage	2/28/2024	3,871
Property		4.06	161 James Drive West	Extinval USA	9/30/2022	3,196	6.7%	N/A	N/A	N/A
Property		4.07	100 James Drive	Conrad Shipyard, LLC	10/31/2022	3,228	7.5%	Healthcare Billing Services	2/28/2025	3,228
Property		4.08	150 Canvasback Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.09	125 James Drive West	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.10	190 James Drive East	Paradise Lagardere	2/29/2024	7,620	21.0%	N/A	N/A	N/A
Property		4.11	160 James Drive East	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.12	107 Mallard Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.13	125 Mallard Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.14	143 Mallard Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.15	115 James Drive West	IDEXX Distribution, Inc.	1/31/2026	2,371	11.1%	Warren Paving, Inc. dba Slats	7/31/2022	1,728
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay
Property		5.01	MGM Grand	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		5.02	Mandalay Bay	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	6	Lullwater at Blair Stone	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		7	Woods on LaMonte	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		8	Olympus Corporate Center	KB Home Sacramento, Inc.	11/30/2022	12,644	6.4%	Granite Bay Development dba Anthem United Homes, Inc.	11/30/2023	11,677
Loan		9	The District - Airpark	Studio41 Home Design Showroom	6/30/2024	12,531	8.8%	Fig & Birch Interiors	2/28/2026	10,046
Loan		10	Allied Plaza	LoanDepot.com, LLC	1/31/2022	10,496	7.3%	Law & Mediation Firm of Klueck & Hoppes	12/31/2022	7,017
Loan	6	11	Central Canal Company Industrial Portfolio
Property		11.01	Venture & Forsyth	Tomas A Cardona	MTM	5,000	3.2%	Final Touch Towing and Coli	MTM	4,548
Property		11.02	Carter I & II	Royal European Motors NOI	MTM	3,675	5.4%	Blitz Tech, LLC	MTM	3,100
Property		11.03	Northstar Business Park	Indian River Organics, LLC	MTM	6,294	7.0%	Roche Filtration Technologies	MTM	6,000
Property		11.04	Michigan I & II	Leo Car Services, Inc	MTM	3,300	9.7%	Elizabeth Diaz Nunez	MTM	2,500
Property		11.05	Taft Vineland	Luso Distribution Inc	MTM	3,750	12.7%	Alfa Vitamins Labratories	MTM	1,875
Property		11.06	Lyman Road	Marvin Rodriguez	MTM	2,125	12.5%	Ryko Solutions	MTM	2,125
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio
Property		12.01	Hauppauge Office Park	Viner Finance Inc.	6/30/2023	8,870	3.1%	TheraCare Preschool Services, Inc.	7/31/2027	8,778
Property		12.02	20 Commerce	Allstate Insurance Company	6/30/2024	12,800	6.8%	RGN-Cranford I, LLC	10/31/2024	9,797
Loan	20	13	12510 & 12600 Cardinal Meadow	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8	14	Sunrise Corporate Plaza I	Smith Transportation Services	7/31/2022	8,122	7.6%	Omron Healthcare, Inc.	12/31/2022	4,022
Loan		15	Colonnades West	Shoe Carnival	1/31/2024	12,000	8.8%	CVS	1/31/2024	10,125
Loan		16	LA Creative Industrial Portfolio	Michael L. White	1,345 SF (4/30/2021); 870 SF (6/30/2031)	2,215	1.5%	Ahmed B. Ouedraogo	1,315 SF (5/14/2021); 870 SF (8/31/2031)	2,185
Loan		17	Frankfort Crossing	Baird & Warner	5/31/2022	3,646	3.2%	Vein Clinics of America	6/30/2025	3,522
Loan	6, 9	18	East Boston Multifamily Portfolio 1
Property		18.01	298-300 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.02	151-153 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.03	108-110 Meridian Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.04	144-146 Chester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.05	236 Princeton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.06	346 Chelsea Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.07	151 Saratoga Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.08	17 Morris Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.09	8 Curtis Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.10	329 Paris Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.11	187 Maverick Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.12	62 Chelsea Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.13	26 Decatur Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.14	133 Eutaw Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	19	Jones Estates Portfolio
Property		19.01	Massengills MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.02	Brookhaven MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.03	Leisure Park MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.04	Twin Branch MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.05	Hannibal MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.06	Whispering Pines	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.07	Avalon MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	20	Archer Portfolio
Property		20.01	Crown Point Center	Chipotle	6/30/2030	2,483	15.1%	Lotus Family Dental	2/28/2031	1,381
Property		20.02	Spanish Village	Althea West	3/14/2024	1,607	6.5%	L Skincare	3/31/2025	1,516
Property		20.03	Bouquet Canyon	The Nail Fix	6/30/2024	1,135	12.6%	N/A	N/A	N/A
Loan	21	21	6851 River Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	22	Appletree Business Park	First Choice Evaluations	8/31/2027	26,345	6.2%	M&T Bank	11/30/2021	25,324
A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF
Loan		23	179 East 116th Street	Avna Global Inc	6/30/2025	2,000	8.7%	Numero Uno Photo	12/31/2025	1,500
Loan	9, 22, 23	24	25-22 30th Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		25	The Villas at Willow Run	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26	Pillars at HBU	Sprint Spectrum	8/31/2023	3,019	7.6%	Blaze Pizza	10/4/2027	2,999
Loan	6, 7	27	Indy Multifamily
Property		27.01	The Delaware	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.02	632 MLK Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	4500 Alexander Boulevard Northeast	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	29	MC Office Portfolio
Property		29.01	43630 Hayes Road	Michael Aiello, DDS	7/31/2022	2,542	6.4%	New Horizons Rehabilitation	2/28/2023	1,319
Property		29.02	15950 East 12 Mile Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		29.03	43740 North Groesbeck Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		29.04	30117 Schoenherr Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		29.05	30300 Hoover Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Durango Commons	Featherblade, LLC (Butcher)	5/15/2031	1,458	3.7%	Pearl Wok to Go (Xiao Ming Chen & Ying He)	8/31/2027	1,350
Loan		31	Savannah Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	Route 1 Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	24	33	486 East 28th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Riverwood Research Center	Tree City Dialysis, LLC d/b/a DaVita	3/31/2026	6,688	9.8%	True Scan, LLC	8/31/2021	4,152
Loan		35	Menifee Range Self Storage and RV	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36	Dollar Self Storage #10 - Apache Junction	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe
Property		37.01	StorWise Kingsbury	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		37.02	StorWise Tahoe	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	Marshall Avenue Industrial Park	ICC	10/31/2024	2,900	4.4%	Ray Neder Construction	12/31/2023	2,064
Loan	25	39	Montgomery Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	Store Safe Baton Rouge	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	26	41	Desert's Edge RV Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		42	Friar's Branch Crossing	CarExpress, LLC	3/31/2023	8,814	8.8%	PA Group Cloud Solutions	12/31/2021	5,365
Loan		43	Lantern Building	Telispire	6/30/2022	7,681	6.1%	Chase Bank	4/30/2025	6,896
Loan		44	A&S Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	45	CVS Portfolio
Property		45.01	CVS Fort Wayne	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		45.02	CVS Garden City	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Hollywood 95 Office Center	CMBE Developers	6/30/2023	1,714	4.4%	Consultants in Diagnostic Imaging	3/31/2022	1,569
Loan	5	47	McCarthy Ranch	PetSmart	4/30/2025	25,416	9.6%	Michael's	6/30/2028	23,781
Loan		48	Whitehall Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49	Baychester Shopping Center	Bronx Wine & Liquor	1/31/2025	1,264	3.9%	MK Great Stuff	6/30/2026	1,264
Loan		50	Inverness Dental and Medical Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	CubeSmart Winston-Salem	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	2015-2021 West Race Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		53	Comfort Inn & Suites Southport	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	27	54	1101 California Avenue	First United Capital	8/31/2022	1,571	4.0%	Mercuri Asset Management, LLC	8/31/2021	1,444
Loan		55	E&B Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		56	Cedar Lofts Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	57	Keepsake Storage Portfolio
Property		57.01	Commonwealth Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		57.02	Keepsake Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		58	Anchor Baker Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 28	59	571 Hudson Coop	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		60	1425 Bruckner Fee	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		61	Grand Avenue Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		62	Anchor Mini Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		63	Netana Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64	Windy Acres MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	65	Maple Hills & Walnut Valley MHP
Property		65.01	Maple Hills MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		65.02	Walnut Valley MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio		$0	$6,238	$0	$0	$0
Property		1.01	Extra Space Brickell	N/A
Property		1.02	Extra Space Ocoee	N/A
Property		1.03	Extra Space West Doral	N/A
Property		1.04	Extra Space Coconut Grove	N/A
Property		1.05	Extra Space Alpharetta	N/A
Property		1.06	Extra Space Fleming Island	N/A
Property		1.07	Extra Space Marietta	N/A
Loan	11, 12	2	215 Coles Street	N/A	$0	$8,233	$0	$0	$0
Loan	6, 7, 9	3	Ahold Portfolio		$0	$0	$0	$0	$0
Property		3.01	Stop & Shop - South Yarmouth	N/A
Property		3.02	Stop & Shop - Peabody	N/A
Property		3.03	Stop & Shop - Arlington	N/A
Property		3.04	Stop & Shop - Lexington	N/A
Loan	6, 9	4	NOLA Logistics Portfolio		$0	$9,908	$450,000	$0	$17,338
Property		4.01	115 Canvasback Drive	N/A
Property		4.02	150 Teal Street	N/A
Property		4.03	120 Mallard Street	3.3%
Property		4.04	110 Widgeon Drive	9.4%
Property		4.05	150 James Drive East	7.9%
Property		4.06	161 James Drive West	N/A
Property		4.07	100 James Drive	7.5%
Property		4.08	150 Canvasback Drive	N/A
Property		4.09	125 James Drive West	N/A
Property		4.10	190 James Drive East	N/A
Property		4.11	160 James Drive East	N/A
Property		4.12	107 Mallard Street	N/A
Property		4.13	125 Mallard Street	N/A
Property		4.14	143 Mallard Street	N/A
Property		4.15	115 James Drive West	8.1%
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay		$0	$0	$0	$0	$0
Property		5.01	MGM Grand	N/A
Property		5.02	Mandalay Bay	N/A
Loan	17	6	Lullwater at Blair Stone	N/A	$0	$5,083	$0	$0	$0
Loan		7	Woods on LaMonte	N/A	$233,938	$13,098	$0	$0	$0
Loan		8	Olympus Corporate Center	5.9%	$1,300,000	$0	$0	$3,450,000	$0
Loan		9	The District - Airpark	7.0%	$0	$2,379	$85,640	$0	$18,436
Loan		10	Allied Plaza	4.9%	$0	$2,401	$100,000	$0	$12,004
Loan	6	11	Central Canal Company Industrial Portfolio		$0	$4,915	$0	$200,000	$0
Property		11.01	Venture & Forsyth	2.9%
Property		11.02	Carter I & II	4.6%
Property		11.03	Northstar Business Park	6.7%
Property		11.04	Michigan I & II	7.4%
Property		11.05	Taft Vineland	6.3%
Property		11.06	Lyman Road	12.5%
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio		$0	$9,993	$0	$0	$48,948
Property		12.01	Hauppauge Office Park	3.1%
Property		12.02	20 Commerce	5.2%
Loan	20	13	12510 & 12600 Cardinal Meadow	N/A	$0	$2,584	$0	$0	$4,554
Loan	8	14	Sunrise Corporate Plaza I	3.7%	$1,788	$1,788	$64,400	$300,000	$8,942
Loan		15	Colonnades West	7.4%	$2,268	$2,268	$0	$1,173,884	$11,340
Loan		16	LA Creative Industrial Portfolio	1.5%	$0	$1,804	$0	$0	$4,210
Loan		17	Frankfort Crossing	3.1%	$0	$1,525	$73,200	$306,000	$0
Loan	6, 9	18	East Boston Multifamily Portfolio 1		$0	$1,174	$0	$0	$0
Property		18.01	298-300 Meridian Street	N/A
Property		18.02	151-153 Meridian Street	N/A
Property		18.03	108-110 Meridian Street	N/A
Property		18.04	144-146 Chester Avenue	N/A
Property		18.05	236 Princeton Street	N/A
Property		18.06	346 Chelsea Street	N/A
Property		18.07	151 Saratoga Street	N/A
Property		18.08	17 Morris Street	N/A
Property		18.09	8 Curtis Street	N/A
Property		18.10	329 Paris Street	N/A
Property		18.11	187 Maverick Street	N/A
Property		18.12	62 Chelsea Street	N/A
Property		18.13	26 Decatur Street	N/A
Property		18.14	133 Eutaw Street	N/A
Loan	6	19	Jones Estates Portfolio		$1,529	$1,529	$0	$0	$0
Property		19.01	Massengills MHC	N/A
Property		19.02	Brookhaven MHC	N/A
Property		19.03	Leisure Park MHC	N/A
Property		19.04	Twin Branch MHC	N/A
Property		19.05	Hannibal MHC	N/A
Property		19.06	Whispering Pines	N/A
Property		19.07	Avalon MHC	N/A
Loan	6, 7	20	Archer Portfolio		$0	$927	$0	$0	$6,248
Property		20.01	Crown Point Center	8.4%
Property		20.02	Spanish Village	6.2%
Property		20.03	Bouquet Canyon	N/A
Loan	21	21	6851 River Road	N/A	$0	$1,681	$0	$0	$0
Loan	5	22	Appletree Business Park	6.0%	$150,000	$9,746	$585,000	$800,000	$15,864

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves
Loan		23	179 East 116th Street	6.6%	$0	$381	$0	$0	$2,859
Loan	9, 22, 23	24	25-22 30th Drive	N/A	$77,500	$0	$20,000	$0	$0
Loan		25	The Villas at Willow Run	N/A	$0	$1,500	$0	$0	$0
Loan		26	Pillars at HBU	7.5%	$0	$396	$14,261	$159,812	$3,301
Loan	6, 7	27	Indy Multifamily		$1,925	$1,925	$70,000	$743	$743
Property		27.01	The Delaware	N/A
Property		27.02	632 MLK Apartments	N/A
Loan		28	4500 Alexander Boulevard Northeast	N/A	$50,000	$2,136	$0	$250,000	$2,136
Loan	6, 7	29	MC Office Portfolio		$0	$1,725	$65,000	$200,000	$0
Property		29.01	43630 Hayes Road	3.3%
Property		29.02	15950 East 12 Mile Road	N/A
Property		29.03	43740 North Groesbeck Highway	N/A
Property		29.04	30117 Schoenherr Road	N/A
Property		29.05	30300 Hoover Road	N/A
Loan		30	Durango Commons	3.4%	$0	$490	$0	$125,000	$4,085
Loan		31	Savannah Industrial	N/A	$0	$1,185	$0	$0	$3,555
Loan		32	Route 1 Self Storage	N/A	$0	$1,054	$0	$0	$0
Loan	24	33	486 East 28th Street	N/A	$0	$458	$0	$0	$0
Loan		34	Riverwood Research Center	6.1%	$1,135	$1,135	$40,885	$5,417	$5,417
Loan		35	Menifee Range Self Storage and RV	N/A	$1,000	$1,000	$36,000	$0	$0
Loan		36	Dollar Self Storage #10 - Apache Junction	N/A	$760	$760	$18,236	$0	$0
Loan	6	37	StorWise SS Portfolio - Tahoe		$0	$406	$0	$0	$0
Property		37.01	StorWise Kingsbury	N/A
Property		37.02	StorWise Tahoe	N/A
Loan		38	Marshall Avenue Industrial Park	3.1%	$0	$548	$0	$0	$4,108
Loan	25	39	Montgomery Self Storage	N/A	$0	$774	$46,413	$0	$0
Loan		40	Store Safe Baton Rouge	N/A	$0	$1,379	$0	$0	$0
Loan	26	41	Desert's Edge RV Park	N/A	$0	$919	$22,300	$0	$0
Loan		42	Friar's Branch Crossing	5.4%	$1,831	$1,831	$65,919	$175,000	$5,000
Loan		43	Lantern Building	5.5%	$100,000	$2,126	$0	$150,000	$8,333
Loan		44	A&S Apartments	N/A	$100,000	$0	$100,000	$0	$0
Loan	6	45	CVS Portfolio		$0	$0	$0	$0	$0
Property		45.01	CVS Fort Wayne	N/A
Property		45.02	CVS Garden City	N/A
Loan		46	Hollywood 95 Office Center	4.1%	$0	$803	$0	$0	$3,333
Loan	5	47	McCarthy Ranch	8.9%	$0	$4,433	$300,000	$500,000	$16,625
Loan		48	Whitehall Apartments	N/A	$100,000	$0	$100,000	$0	$0
Loan		49	Baychester Shopping Center	3.9%	$16,000	$0	$0	$0	$0
Loan		50	Inverness Dental and Medical Plaza	N/A	$334	$334	$12,011	$1,668	$1,668
Loan		51	CubeSmart Winston-Salem	N/A	$576	$576	$12,600	$0	$0
Loan		52	2015-2021 West Race Avenue	N/A	$167	$167	$0	$0	$0
Loan		53	Comfort Inn & Suites Southport	N/A	$6,331	$6,331	$0	$0	$0
Loan	27	54	1101 California Avenue	3.7%	$0	$794	$0	$120,000	$0
Loan		55	E&B Apartments	N/A	$100,000	$0	$100,000	$0	$0
Loan		56	Cedar Lofts Apartments	N/A	$0	$0	$0	$0	$0
Loan	6	57	Keepsake Storage Portfolio		$0	$788	$0	$0	$0
Property		57.01	Commonwealth Storage	N/A
Property		57.02	Keepsake Storage	N/A
Loan		58	Anchor Baker Storage	N/A	$0	$709	$0	$0	$0
Loan	8, 28	59	571 Hudson Coop	N/A	$0	$313	$0	$0	$0
Loan		60	1425 Bruckner Fee	N/A	$0	$0	$0	$0	$0
Loan		61	Grand Avenue Storage	N/A	$258	$258	$9,288	$0	$0
Loan		62	Anchor Mini Storage	N/A	$0	$628	$0	$0	$0
Loan		63	Netana Apartments	N/A	$100,000	$0	$100,000	$0	$0
Loan		64	Windy Acres MHC	N/A	$213	$213	$0	$0	$0
Loan	6	65	Maple Hills & Walnut Valley MHP		$0	$563	$0	$0	$0
Property		65.01	Maple Hills MHP	N/A
Property		65.02	Walnut Valley MHP	N/A

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	TI/LC Reserve Cap	Upfront Tax Reserves
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	$0	$309,271
Property		1.01	Extra Space Brickell
Property		1.02	Extra Space Ocoee
Property		1.03	Extra Space West Doral
Property		1.04	Extra Space Coconut Grove
Property		1.05	Extra Space Alpharetta
Property		1.06	Extra Space Fleming Island
Property		1.07	Extra Space Marietta
Loan	11, 12	2	215 Coles Street	$0	$47,561
Loan	6, 7, 9	3	Ahold Portfolio	$0	$0
Property		3.01	Stop & Shop - South Yarmouth
Property		3.02	Stop & Shop - Peabody
Property		3.03	Stop & Shop - Arlington
Property		3.04	Stop & Shop - Lexington
Loan	6, 9	4	NOLA Logistics Portfolio	$832,237	$183,412
Property		4.01	115 Canvasback Drive
Property		4.02	150 Teal Street
Property		4.03	120 Mallard Street
Property		4.04	110 Widgeon Drive
Property		4.05	150 James Drive East
Property		4.06	161 James Drive West
Property		4.07	100 James Drive
Property		4.08	150 Canvasback Drive
Property		4.09	125 James Drive West
Property		4.10	190 James Drive East
Property		4.11	160 James Drive East
Property		4.12	107 Mallard Street
Property		4.13	125 Mallard Street
Property		4.14	143 Mallard Street
Property		4.15	115 James Drive West
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	$0	$0
Property		5.01	MGM Grand
Property		5.02	Mandalay Bay
Loan	17	6	Lullwater at Blair Stone	$0	$197,863
Loan		7	Woods on LaMonte	$0	$188,334
Loan		8	Olympus Corporate Center	$3,450,000	$32,968
Loan		9	The District - Airpark	$442,472	$23,609
Loan		10	Allied Plaza	$435,000	$15,298
Loan	6	11	Central Canal Company Industrial Portfolio	$200,000	$154,279
Property		11.01	Venture & Forsyth
Property		11.02	Carter I & II
Property		11.03	Northstar Business Park
Property		11.04	Michigan I & II
Property		11.05	Taft Vineland
Property		11.06	Lyman Road
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	$0	$411,382
Property		12.01	Hauppauge Office Park
Property		12.02	20 Commerce
Loan	20	13	12510 & 12600 Cardinal Meadow	$0	$105,421
Loan	8	14	Sunrise Corporate Plaza I	$323,241	$213,321
Loan		15	Colonnades West	$1,180,410	$33,705
Loan		16	LA Creative Industrial Portfolio	$250,000	$15,998
Loan		17	Frankfort Crossing	$306,000	$247,347
Loan	6, 9	18	East Boston Multifamily Portfolio 1	$0	$12,891
Property		18.01	298-300 Meridian Street
Property		18.02	151-153 Meridian Street
Property		18.03	108-110 Meridian Street
Property		18.04	144-146 Chester Avenue
Property		18.05	236 Princeton Street
Property		18.06	346 Chelsea Street
Property		18.07	151 Saratoga Street
Property		18.08	17 Morris Street
Property		18.09	8 Curtis Street
Property		18.10	329 Paris Street
Property		18.11	187 Maverick Street
Property		18.12	62 Chelsea Street
Property		18.13	26 Decatur Street
Property		18.14	133 Eutaw Street
Loan	6	19	Jones Estates Portfolio	$0	$24,430
Property		19.01	Massengills MHC
Property		19.02	Brookhaven MHC
Property		19.03	Leisure Park MHC
Property		19.04	Twin Branch MHC
Property		19.05	Hannibal MHC
Property		19.06	Whispering Pines
Property		19.07	Avalon MHC
Loan	6, 7	20	Archer Portfolio	$224,933	$14,674
Property		20.01	Crown Point Center
Property		20.02	Spanish Village
Property		20.03	Bouquet Canyon
Loan	21	21	6851 River Road	$0	$19,292
Loan	5	22	Appletree Business Park	$1,000,000	$689,371

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	TI/LC Reserve Cap	Upfront Tax Reserves
Loan		23	179 East 116th Street	$0	$109,296
Loan	9, 22, 23	24	25-22 30th Drive	$0	$30,895
Loan		25	The Villas at Willow Run	$0	$113,854
Loan		26	Pillars at HBU	$118,845	$67,375
Loan	6, 7	27	Indy Multifamily	$27,000	$151,816
Property		27.01	The Delaware
Property		27.02	632 MLK Apartments
Loan		28	4500 Alexander Boulevard Northeast	$0	$31,183
Loan	6, 7	29	MC Office Portfolio	$150,000	$107,246
Property		29.01	43630 Hayes Road
Property		29.02	15950 East 12 Mile Road
Property		29.03	43740 North Groesbeck Highway
Property		29.04	30117 Schoenherr Road
Property		29.05	30300 Hoover Road
Loan		30	Durango Commons	$245,100	$4,669
Loan		31	Savannah Industrial	$142,200	$72,683
Loan		32	Route 1 Self Storage	$0	$78,582
Loan	24	33	486 East 28th Street	$0	$28,577
Loan		34	Riverwood Research Center	$215,000	$68,241
Loan		35	Menifee Range Self Storage and RV	$0	$3,042
Loan		36	Dollar Self Storage #10 - Apache Junction	$0	$0
Loan	6	37	StorWise SS Portfolio - Tahoe	$0	$707
Property		37.01	StorWise Kingsbury
Property		37.02	StorWise Tahoe
Loan		38	Marshall Avenue Industrial Park	$147,888	$26,500
Loan	25	39	Montgomery Self Storage	$0	$25,808
Loan		40	Store Safe Baton Rouge	$0	$14,918
Loan	26	41	Desert's Edge RV Park	$0	$5,360
Loan		42	Friar's Branch Crossing	$250,000	$42,310
Loan		43	Lantern Building	From and after the Monthly Payment Date in May, 2023, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to make such deposits into the Rollover Account on any Monthly Payment Date to the extent the amount of Rollover Funds then on deposit is less than $350,000	$33,826
Loan		44	A&S Apartments	$0	$117,938
Loan	6	45	CVS Portfolio	$0	$0
Property		45.01	CVS Fort Wayne
Property		45.02	CVS Garden City
Loan		46	Hollywood 95 Office Center	$120,000	$51,819
Loan	5	47	McCarthy Ranch	$1,000,000	$47,794
Loan		48	Whitehall Apartments	$0	$123,067
Loan		49	Baychester Shopping Center	$0	$149,506
Loan		50	Inverness Dental and Medical Plaza	$60,057	$23,834
Loan		51	CubeSmart Winston-Salem	$0	$16,572
Loan		52	2015-2021 West Race Avenue	$0	$6,535
Loan		53	Comfort Inn & Suites Southport	$0	$21,906
Loan	27	54	1101 California Avenue	$120,000 (upon debt yield achieving 9.5%, $100,000)	$13,723
Loan		55	E&B Apartments	$0	$63,062
Loan		56	Cedar Lofts Apartments	$0	$12,162
Loan	6	57	Keepsake Storage Portfolio	$0	$7,287
Property		57.01	Commonwealth Storage
Property		57.02	Keepsake Storage
Loan		58	Anchor Baker Storage	$0	$15,628
Loan	8, 28	59	571 Hudson Coop	$0	$22,927
Loan		60	1425 Bruckner Fee	$0	$0
Loan		61	Grand Avenue Storage	$0	$1,914
Loan		62	Anchor Mini Storage	$0	$13,402
Loan		63	Netana Apartments	$0	$51,383
Loan		64	Windy Acres MHC	$0	$8,751
Loan	6	65	Maple Hills & Walnut Valley MHP	$0	$2,031
Property		65.01	Maple Hills MHP
Property		65.02	Walnut Valley MHP

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	$77,318	$122,155	$9,397	$0	$2,500,000	$0	Earnout Reserve
Property		1.01	Extra Space Brickell
Property		1.02	Extra Space Ocoee
Property		1.03	Extra Space West Doral
Property		1.04	Extra Space Coconut Grove
Property		1.05	Extra Space Alpharetta
Property		1.06	Extra Space Fleming Island
Property		1.07	Extra Space Marietta
Loan	11, 12	2	215 Coles Street	$47,561	$663	$55	$53,250	$0	$0	N/A
Loan	6, 7, 9	3	Ahold Portfolio	$0	$0	$0	$0	$0	$0	N/A
Property		3.01	Stop & Shop - South Yarmouth
Property		3.02	Stop & Shop - Peabody
Property		3.03	Stop & Shop - Arlington
Property		3.04	Stop & Shop - Lexington
Loan	6, 9	4	NOLA Logistics Portfolio	$36,682	$0	$0	$51,600	$355,198	$0	Existing TI/LC Reserve ($277,215); Rent Concessions Reserve ($77,983)
Property		4.01	115 Canvasback Drive
Property		4.02	150 Teal Street
Property		4.03	120 Mallard Street
Property		4.04	110 Widgeon Drive
Property		4.05	150 James Drive East
Property		4.06	161 James Drive West
Property		4.07	100 James Drive
Property		4.08	150 Canvasback Drive
Property		4.09	125 James Drive West
Property		4.10	190 James Drive East
Property		4.11	160 James Drive East
Property		4.12	107 Mallard Street
Property		4.13	125 Mallard Street
Property		4.14	143 Mallard Street
Property		4.15	115 James Drive West
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay	$0	$0	$0	$0	$0	$0	N/A
Property		5.01	MGM Grand
Property		5.02	Mandalay Bay
Loan	17	6	Lullwater at Blair Stone	$39,573	$0	$0	$0	$302,853	$0	Debt Service Reserve
Loan		7	Woods on LaMonte	$62,778	$0	$0	$266,063	$0	$0	N/A
Loan		8	Olympus Corporate Center	$32,968	$0	$0	$0	$108,131	$0	Unfunded Obligations Reserve
Loan		9	The District - Airpark	$23,609	$0	$0	$0	$326,460	$0	AmeriFirst Financial Lease Reserve ($142,768); AmeriFirst Financial Existing TI Reserve ($82,675); Fig & Birch Interiors Existing TI Reserve ($70,332); AmeriFirst Financial Existing LC Reserve ($30,685)
Loan		10	Allied Plaza	$15,298	$47,938	$5,992	$0	$0	$0	N/A
Loan	6	11	Central Canal Company Industrial Portfolio	$25,713	$5,333	$1,152	$0	$0	$0	N/A
Property		11.01	Venture & Forsyth
Property		11.02	Carter I & II
Property		11.03	Northstar Business Park
Property		11.04	Michigan I & II
Property		11.05	Taft Vineland
Property		11.06	Lyman Road
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio	$102,846	$65,149	$13,030	$95,675	$673,330	$0	Unfunded Obligations Reserve (Upfront: $619,885); COVID Reserve (Upfront: $53,445)
Property		12.01	Hauppauge Office Park
Property		12.02	20 Commerce
Loan	20	13	12510 & 12600 Cardinal Meadow	$35,140	$68,936	$13,788	$0	$0	$0	N/A
Loan	8	14	Sunrise Corporate Plaza I	$35,553	$0	$0	$0	$0	$0	N/A
Loan		15	Colonnades West	$16,853	$0	$0	$50,938	$875,178	$0	Capital Improvements Reserve
Loan		16	LA Creative Industrial Portfolio	$15,998	$9,126	$4,563	$89,645	$500,000	$0	COVID Reserve
Loan		17	Frankfort Crossing	$27,483	$1,538	$1,538	$316,584	$23,649	$0	Taqueria Mammy Chayo Free Rent Reserve ($13,312); Buford’s Barbecue and Bourbon Free Rent Reserve ($7,592); Salina’s Pizza Free Rent Reserve ($2,745)
Loan	6, 9	18	East Boston Multifamily Portfolio 1	$12,891	$36,883	$4,976	$26,250	$250,000	$0	Debt Service Reserve
Property		18.01	298-300 Meridian Street
Property		18.02	151-153 Meridian Street
Property		18.03	108-110 Meridian Street
Property		18.04	144-146 Chester Avenue
Property		18.05	236 Princeton Street
Property		18.06	346 Chelsea Street
Property		18.07	151 Saratoga Street
Property		18.08	17 Morris Street
Property		18.09	8 Curtis Street
Property		18.10	329 Paris Street
Property		18.11	187 Maverick Street
Property		18.12	62 Chelsea Street
Property		18.13	26 Decatur Street
Property		18.14	133 Eutaw Street
Loan	6	19	Jones Estates Portfolio	$5,954	$2,721	$907	$90,250	$385,848	$0	Debt Service Reserve
Property		19.01	Massengills MHC
Property		19.02	Brookhaven MHC
Property		19.03	Leisure Park MHC
Property		19.04	Twin Branch MHC
Property		19.05	Hannibal MHC
Property		19.06	Whispering Pines
Property		19.07	Avalon MHC
Loan	6, 7	20	Archer Portfolio	$14,674	$5,520	$2,760	$1,625	$230,135	$0	Debt Service Reserve ($145,120.50); Unfunded Leasing Obligations Reserve ($78,022.64); Gap Rent Reserve ($6,992.17)
Property		20.01	Crown Point Center
Property		20.02	Spanish Village
Property		20.03	Bouquet Canyon
Loan	21	21	6851 River Road	$19,292	$34,108	$4,264	$43,219	$1,311,187	$0	Tristate Funds
Loan	5	22	Appletree Business Park	$82,789	$0	$0	$0	$3,369,673	$0	Debt Service Reserve ($1,753,873); Planned Renovations Reserve ($1,615,800)
A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description
Loan		23	179 East 116th Street	$27,324	$15,826	$1,217	$0	$0	$0	N/A
Loan	9, 22, 23	24	25-22 30th Drive	$7,724	$15,270	$1,862	$0	$1,531,887	$0	COVID Concession Reserve ($900,000); 421A Reserve ($500,000); Debt Service Reserve ($131,887)
Loan		25	The Villas at Willow Run	$12,202	$2,136	$2,136	$0	$0	$0	N/A
Loan		26	Pillars at HBU	$16,844	$11,692	$2,338	$0	$436,000	$0	Today's Vision Reserve
Loan	6, 7	27	Indy Multifamily	$30,363	$7,446	$3,723	$0	$150,000	$0	Debt Service Reserve
Property		27.01	The Delaware
Property		27.02	632 MLK Apartments
Loan		28	4500 Alexander Boulevard Northeast	$10,394	$5,986	$1,497	$17,750	$0	$0	N/A
Loan	6, 7	29	MC Office Portfolio	$19,578	$0	$0	$65,688	$403,742	$2,553	Outstanding TI/LC Reserve (Upfront: $303,742); Roof Reserve (Upfront: $100,000, Monthly: $2,553)
Property		29.01	43630 Hayes Road
Property		29.02	15950 East 12 Mile Road
Property		29.03	43740 North Groesbeck Highway
Property		29.04	30117 Schoenherr Road
Property		29.05	30300 Hoover Road
Loan		30	Durango Commons	$4,981	$3,337	$1,668	$0	$179,988	$0	State Farm and Featherblade Initial TI/LC Reserve ($161,734); Rent Concession Reserve ($18,254)
Loan		31	Savannah Industrial	$12,523	$0	$0	$5,625	$0	$0	N/A
Loan		32	Route 1 Self Storage	$8,731	$0	$0	$0	$0	$0	N/A
Loan	24	33	486 East 28th Street	$14,289	$4,392	$1,098	$0	$165,654	$0	Debt Service Reserve
Loan		34	Riverwood Research Center	$11,978	$3,004	$1,001	$28,800	$0	$0	N/A
Loan		35	Menifee Range Self Storage and RV	$3,042	$2,788	$929	$0	$0	$0	N/A
Loan		36	Dollar Self Storage #10 - Apache Junction	$6,660	$6,134	$511	$0	$0	$0	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe	$2,374	$12,596	$1,532	$50,375	$0	$0	N/A
Property		37.01	StorWise Kingsbury
Property		37.02	StorWise Tahoe
Loan		38	Marshall Avenue Industrial Park	$8,833	$0	$0	$0	$37,502	$18,751	Ground Lease Escrow
Loan	25	39	Montgomery Self Storage	$6,452	$20,491	$1,863	$0	$400,000	$0	Performance Reserve
Loan		40	Store Safe Baton Rouge	$2,486	$6,867	$2,289	$0	$0	$0	N/A
Loan	26	41	Desert's Edge RV Park	$2,680	$88	$88	$0	$0	$0	N/A
Loan		42	Friar's Branch Crossing	$10,578	$0	$0	$37,938	$7,620	$0	Rent Concession Reserve
Loan		43	Lantern Building	$8,457	$11,431	$3,810	$0	$184,572	$0	Burk Royalty Reserve
Loan		44	A&S Apartments	$23,588	$0	$0	$37,500	$0	$0	N/A
Loan	6	45	CVS Portfolio	$0	$622	$207	$0	$0	$0	N/A
Property		45.01	CVS Fort Wayne
Property		45.02	CVS Garden City
Loan		46	Hollywood 95 Office Center	$8,637	$0	$0	$27,386	$0	$0	N/A
Loan	5	47	McCarthy Ranch	$47,794	$69,027	$5,310	$0	$4,083,976	$0	PetSmart Reserve ($4,000,000); Bao Bao Reserve ($83,976)
Loan		48	Whitehall Apartments	$24,613	$0	$0	$0	$0	$0	N/A
Loan		49	Baychester Shopping Center	$24,918	$8,603	$0	$25,530	$0	$0	N/A
Loan		50	Inverness Dental and Medical Plaza	$3,405	$0	$0	$0	$0	$0	N/A
Loan		51	CubeSmart Winston-Salem	$4,143	$6,923	$989	$0	$0	$0	N/A
Loan		52	2015-2021 West Race Avenue	$2,178	$2,491	$830	$0	$122,772	$0	P&I Reserve
Loan		53	Comfort Inn & Suites Southport	$1,825	$0	$0	$0	$50,000	$6,250	Seasonality Reserve (Upfront: $50,000, Monthly: $6,250); Required Future PIP Renovation Reserve (Monthly: Springing)
Loan	27	54	1101 California Avenue	$6,862	$6,226	$623	$0	$100,000	$0	Economic Holdback Reserve
Loan		55	E&B Apartments	$12,612	$0	$0	$0	$0	$0	N/A
Loan		56	Cedar Lofts Apartments	$4,054	$0	$0	$0	$87,535	$0	Shortfall Reserve
Loan	6	57	Keepsake Storage Portfolio	$1,457	$4,334	$2,167	$23,020	$0	$0	N/A
Property		57.01	Commonwealth Storage
Property		57.02	Keepsake Storage
Loan		58	Anchor Baker Storage	$2,605	$13,354	$1,484	$0	$0	$0	N/A
Loan	8, 28	59	571 Hudson Coop	$22,927	$30,557	$1,389	$0	$0	$0	N/A
Loan		60	1425 Bruckner Fee	$0	$1,500	$250	$0	$0	$0	N/A
Loan		61	Grand Avenue Storage	$1,914	$0	$0	$0	$0	$0	N/A
Loan		62	Anchor Mini Storage	$2,234	$4,447	$635	$0	$0	$0	N/A
Loan		63	Netana Apartments	$10,277	$0	$0	$0	$0	$0	N/A
Loan		64	Windy Acres MHC	$5,041	$2,539	$1,269	$0	$29,454	$0	Environmental Reserve
Loan	6	65	Maple Hills & Walnut Valley MHP	$1,016	$8,442	$649	$53,750	$0	$0	N/A
Property		65.01	Maple Hills MHP
Property		65.02	Walnut Valley MHP

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio	4/7/2021
Property		1.01	Extra Space Brickell	4/7/2021	3/11/2021	N/A	10/30/2020	N/A	No	N/A
Property		1.02	Extra Space Ocoee	3/31/2021	3/11/2021	N/A	3/11/2021	N/A	No	N/A
Property		1.03	Extra Space West Doral	4/7/2021	3/11/2021	N/A	10/30/2020	N/A	No	N/A
Property		1.04	Extra Space Coconut Grove	4/7/2021	3/11/2021	N/A	10/30/2020	N/A	No	N/A
Property		1.05	Extra Space Alpharetta	4/7/2021	3/11/2021	N/A	3/11/2021	N/A	No	N/A
Property		1.06	Extra Space Fleming Island	3/31/2021	3/11/2021	N/A	10/30/2020	N/A	No	N/A
Property		1.07	Extra Space Marietta	4/7/2021	3/11/2021	N/A	3/11/2021	N/A	No	N/A
Loan	11, 12	2	215 Coles Street	4/12/2021	3/15/2021	N/A	3/17/2021	N/A	No	N/A
Loan	6, 7, 9	3	Ahold Portfolio	2/11/2021
Property		3.01	Stop & Shop - South Yarmouth	2/24/2021	12/16/2020	N/A	12/14/2020	N/A	No	N/A
Property		3.02	Stop & Shop - Peabody	2/24/2021	12/16/2020	N/A	12/14/2020	N/A	No	N/A
Property		3.03	Stop & Shop - Arlington	2/23/2021	12/18/2020	N/A	12/14/2020	N/A	No	N/A
Property		3.04	Stop & Shop - Lexington	2/24/2021	12/18/2020	N/A	12/14/2020	N/A	No	N/A
Loan	6, 9	4	NOLA Logistics Portfolio	3/17/2021
Property		4.01	115 Canvasback Drive	N/A	3/11/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.02	150 Teal Street	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.03	120 Mallard Street	N/A	3/9/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.04	110 Widgeon Drive	N/A	3/11/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.05	150 James Drive East	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.06	161 James Drive West	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.07	100 James Drive	N/A	3/9/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.08	150 Canvasback Drive	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.09	125 James Drive West	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.10	190 James Drive East	N/A	3/11/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.11	160 James Drive East	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.12	107 Mallard Street	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.13	125 Mallard Street	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.14	143 Mallard Street	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Property		4.15	115 James Drive West	N/A	3/10/2021	N/A	3/22/2021	N/A	No	N/A
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay								$1,597,853,000		$1,365,800,000	65.2%	2.70x	9.7%
Property		5.01	MGM Grand	2/11/2020	2/11/2020	N/A	2/11/2020	N/A	No	N/A
Property		5.02	Mandalay Bay	2/12/2020	2/11/2020	N/A	2/11/2020	N/A	No	N/A
Loan	17	6	Lullwater at Blair Stone	3/2/2021	11/23/2020	N/A	11/19/2020	N/A	No	N/A
Loan		7	Woods on LaMonte	2/12/2021	1/29/2021	N/A	1/29/2021	N/A	No	N/A
Loan		8	Olympus Corporate Center	3/15/2021	2/25/2021	N/A	3/22/2021	2/25/2021	Yes - 3	6.0%
Loan		9	The District - Airpark	2/4/2021	1/29/2021	N/A	1/29/2021	N/A	No	N/A
Loan		10	Allied Plaza	3/24/2021	3/16/2021	N/A	3/16/2021	3/16/2021	Yes - 4	9.0%
Loan	6	11	Central Canal Company Industrial Portfolio
Property		11.01	Venture & Forsyth	4/13/2021	3/9/2021	N/A	3/9/2021	N/A	No	N/A
Property		11.02	Carter I & II	4/13/2021	3/9/2021	N/A	3/8/2021	N/A	No	N/A
Property		11.03	Northstar Business Park	4/13/2021	3/9/2021	N/A	3/8/2021	N/A	No	N/A
Property		11.04	Michigan I & II	4/13/2021	3/5/2021	N/A	3/9/2021	N/A	No	N/A
Property		11.05	Taft Vineland	4/13/2021	3/9/2021	N/A	3/8/2021	N/A	No	N/A
Property		11.06	Lyman Road	4/13/2021	3/5/2021	N/A	3/8/2021	N/A	No	N/A
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio								$70,000,000			69.0%	1.50x	9.2%
Property		12.01	Hauppauge Office Park	7/20/2020	7/17/2020	N/A	7/17/2020	N/A	No	N/A
Property		12.02	20 Commerce	7/28/2020	7/17/2020	N/A	7/17/2020	N/A	No	N/A
Loan	20	13	12510 & 12600 Cardinal Meadow	1/4/2021	12/16/2020	N/A	12/15/2020	N/A	No	N/A
Loan	8	14	Sunrise Corporate Plaza I	3/23/2021	3/9/2021	N/A	3/9/2021	N/A	No	N/A
Loan		15	Colonnades West	12/20/2019	11/7/2019	N/A	11/7/2019	N/A	No	N/A
Loan		16	LA Creative Industrial Portfolio	2/16/2021	12/1/2020	N/A	12/8/2020	12/7/2020	Yes - 4	18.0%
Loan		17	Frankfort Crossing	2/25/2021	12/23/2020	N/A	12/23/2020	N/A	No	N/A
Loan	6, 9	18	East Boston Multifamily Portfolio 1	3/3/2021
Property		18.01	298-300 Meridian Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.02	151-153 Meridian Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.03	108-110 Meridian Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.04	144-146 Chester Avenue	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.05	236 Princeton Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.06	346 Chelsea Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.07	151 Saratoga Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.08	17 Morris Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.09	8 Curtis Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.10	329 Paris Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.11	187 Maverick Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.12	62 Chelsea Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.13	26 Decatur Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Property		18.14	133 Eutaw Street	3/3/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Loan	6	19	Jones Estates Portfolio
Property		19.01	Massengills MHC	3/10/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.02	Brookhaven MHC	3/9/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.03	Leisure Park MHC	3/17/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.04	Twin Branch MHC	3/18/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.05	Hannibal MHC	3/9/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.06	Whispering Pines	3/5/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Property		19.07	Avalon MHC	3/5/2021	2/24/2021	N/A	2/24/2021	N/A	No	N/A
Loan	6, 7	20	Archer Portfolio
Property		20.01	Crown Point Center	2/19/2021	2/3/2021	N/A	2/3/2021	N/A	No	N/A
Property		20.02	Spanish Village	2/16/2021	2/2/2021	N/A	2/3/2021	N/A	No	N/A
Property		20.03	Bouquet Canyon	2/23/2021	2/3/2021	N/A	2/3/2021	2/3/2021	Yes - 4	9.0%
Loan	21	21	6851 River Road	3/19/2021	3/12/2021	N/A	3/15/2021	N/A	No	N/A
Loan	5	22	Appletree Business Park	11/18/2020	11/16/2020	N/A	11/13/2020	N/A	No	N/A	$37,500,000			56.9%	1.92x	11.4%

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance
Loan		23	179 East 116th Street	3/23/2021	3/10/2021	N/A	3/10/2021	N/A	No	N/A
Loan	9, 22, 23	24	25-22 30th Drive	4/1/2021	2/10/2021	N/A	2/11/2021	N/A	No	N/A
Loan		25	The Villas at Willow Run	3/3/2021	2/25/2021	N/A	2/25/2021	N/A	No	N/A
Loan		26	Pillars at HBU	3/11/2021	1/25/2021	N/A	1/25/2021	N/A	No	N/A
Loan	6, 7	27	Indy Multifamily
Property		27.01	The Delaware	2/10/2021	1/29/2021	N/A	1/29/2021	N/A	No	N/A
Property		27.02	632 MLK Apartments	2/10/2021	1/29/2021	N/A	1/29/2021	N/A	No	N/A
Loan		28	4500 Alexander Boulevard Northeast	3/8/2021	3/8/2021	N/A	1/4/2021	N/A	No	N/A
Loan	6, 7	29	MC Office Portfolio
Property		29.01	43630 Hayes Road	3/1/2021	2/2/2021	N/A	2/2/2021	N/A	No	N/A
Property		29.02	15950 East 12 Mile Road	3/1/2021	2/2/2021	N/A	2/2/2021	N/A	No	N/A
Property		29.03	43740 North Groesbeck Highway	3/1/2021	2/2/2021	N/A	2/2/2021	N/A	No	N/A
Property		29.04	30117 Schoenherr Road	3/1/2021	2/2/2021	N/A	2/2/2021	N/A	No	N/A
Property		29.05	30300 Hoover Road	3/1/2021	2/2/2021	N/A	2/2/2021	N/A	No	N/A
Loan		30	Durango Commons	3/1/2021	2/23/2021	N/A	2/23/2021	N/A	No	N/A
Loan		31	Savannah Industrial	3/17/2021	1/12/2021	N/A	1/12/2021	N/A	No	N/A
Loan		32	Route 1 Self Storage	2/25/2021	1/22/2021	N/A	1/20/2021	N/A	No	N/A
Loan	24	33	486 East 28th Street	3/18/2021	3/9/2021	N/A	3/9/2021	N/A	No	N/A
Loan		34	Riverwood Research Center	2/23/2021	2/12/2021	N/A	2/11/2021	N/A	No	N/A
Loan		35	Menifee Range Self Storage and RV	2/23/2021	1/25/2021	N/A	1/25/2021	1/25/2021	Yes - 4	9.0%
Loan		36	Dollar Self Storage #10 - Apache Junction	2/3/2021	4/2/2020	N/A	4/2/2020	N/A	No	N/A
Loan	6	37	StorWise SS Portfolio - Tahoe
Property		37.01	StorWise Kingsbury	1/29/2021	1/19/2021	N/A	1/20/2021	1/19/2021	Yes - 4	15.0%
Property		37.02	StorWise Tahoe	1/29/2021	1/19/2021	N/A	1/20/2021	1/19/2021	Yes - 3	9.0%
Loan		38	Marshall Avenue Industrial Park	3/18/2021	3/10/2021	N/A	3/16/2021	3/9/2021	Yes - 4	8.0%
Loan	25	39	Montgomery Self Storage	2/26/2021	2/26/2021	N/A	2/25/2021	N/A	No	N/A
Loan		40	Store Safe Baton Rouge	1/25/2021	1/27/2021	N/A	1/26/2021	N/A	No	N/A
Loan	26	41	Desert's Edge RV Park	3/22/2021	2/22/2021	N/A	2/22/2021	N/A	No	N/A
Loan		42	Friar's Branch Crossing	3/26/2021	2/26/2021	N/A	4/2/2021	N/A	No	N/A
Loan		43	Lantern Building	12/21/2020	12/18/2020	N/A	12/18/2020	N/A	No	N/A
Loan		44	A&S Apartments	3/24/2021	10/27/2020	N/A	10/27/2020	N/A	No	N/A
Loan	6	45	CVS Portfolio
Property		45.01	CVS Fort Wayne	12/15/2020	3/8/2021	N/A	12/16/2020	N/A	No	N/A
Property		45.02	CVS Garden City	12/15/2020	3/8/2021	N/A	12/16/2020	N/A	No	N/A
Loan		46	Hollywood 95 Office Center	3/16/2021	3/2/2021	N/A	3/2/2021	N/A	No	N/A
Loan	5	47	McCarthy Ranch	12/19/2019	12/17/2019	N/A	12/16/2019	12/16/2019	Yes - 4	15.0%	$40,000,000			60.5%	2.07x	8.3%
Loan		48	Whitehall Apartments	3/24/2021	3/18/2021	N/A	10/28/2020	N/A	No	N/A
Loan		49	Baychester Shopping Center	3/5/2021	2/16/2021	N/A	2/16/2021	N/A	No	N/A
Loan		50	Inverness Dental and Medical Plaza	3/7/2021	2/12/2021	N/A	2/12/2021	N/A	No	N/A
Loan		51	CubeSmart Winston-Salem	2/5/2021	1/5/2021	N/A	1/5/2021	N/A	No	N/A
Loan		52	2015-2021 West Race Avenue	3/10/2021	3/25/2021	N/A	3/5/2021	N/A	No	N/A
Loan		53	Comfort Inn & Suites Southport	6/17/2019	6/12/2019	N/A	6/14/2019	N/A	No	N/A
Loan	27	54	1101 California Avenue	3/10/2021	3/10/2021	N/A	3/10/2021	3/10/2021	Yes - 4	16.0%
Loan		55	E&B Apartments	3/24/2021	10/27/2020	N/A	10/28/2020	N/A	No	N/A
Loan		56	Cedar Lofts Apartments	2/22/2021	2/3/2021	N/A	2/4/2021	N/A	No	N/A
Loan	6	57	Keepsake Storage Portfolio
Property		57.01	Commonwealth Storage	3/17/2021	3/4/2021 and 3/8/2021	N/A	3/4/2021	N/A	No	N/A
Property		57.02	Keepsake Storage	3/17/2021	3/4/2021	N/A	3/4/2021	N/A	No	N/A
Loan		58	Anchor Baker Storage	3/19/2021	3/5/2021	N/A	3/5/2021	N/A	No	N/A
Loan	8, 28	59	571 Hudson Coop	2/24/2021	2/11/2021	N/A	2/11/2021	N/A	No	N/A		N/A
Loan		60	1425 Bruckner Fee	4/13/2021	3/9/2021	N/A	3/9/2021	N/A	No	N/A
Loan		61	Grand Avenue Storage	3/8/2021	3/9/2021	N/A	3/9/2021	3/9/2021	Yes - 4	10.0%
Loan		62	Anchor Mini Storage	3/19/2021	3/5/2021	N/A	3/5/2021	N/A	No	N/A
Loan		63	Netana Apartments	3/24/2021	10/27/2020	N/A	10/28/2020	N/A	No	N/A
Loan		64	Windy Acres MHC	3/26/2021	1/19/2021	3/25/2021	3/22/2021	N/A	No	N/A
Loan	6	65	Maple Hills & Walnut Valley MHP
Property		65.01	Maple Hills MHP	3/25/2021	3/17/2021	N/A	3/17/2021	N/A	No	N/A
Property		65.02	Walnut Valley MHP	3/25/2021	3/18/2021	N/A	3/18/2021	N/A	No	N/A

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	6, 9, 10	1	Extra Space Self Storage Portfolio
Property		1.01	Extra Space Brickell
Property		1.02	Extra Space Ocoee
Property		1.03	Extra Space West Doral
Property		1.04	Extra Space Coconut Grove
Property		1.05	Extra Space Alpharetta
Property		1.06	Extra Space Fleming Island
Property		1.07	Extra Space Marietta
Loan	11, 12	2	215 Coles Street
Loan	6, 7, 9	3	Ahold Portfolio
Property		3.01	Stop & Shop - South Yarmouth
Property		3.02	Stop & Shop - Peabody
Property		3.03	Stop & Shop - Arlington
Property		3.04	Stop & Shop - Lexington
Loan	6, 9	4	NOLA Logistics Portfolio
Property		4.01	115 Canvasback Drive
Property		4.02	150 Teal Street
Property		4.03	120 Mallard Street
Property		4.04	110 Widgeon Drive
Property		4.05	150 James Drive East
Property		4.06	161 James Drive West
Property		4.07	100 James Drive
Property		4.08	150 Canvasback Drive
Property		4.09	125 James Drive West
Property		4.10	190 James Drive East
Property		4.11	160 James Drive East
Property		4.12	107 Mallard Street
Property		4.13	125 Mallard Street
Property		4.14	143 Mallard Street
Property		4.15	115 James Drive West
Loan	5, 6, 7, 8, 13, 14, 15, 16	5	MGM Grand & Mandalay Bay
Property		5.01	MGM Grand
Property		5.02	Mandalay Bay
Loan	17	6	Lullwater at Blair Stone
Loan		7	Woods on LaMonte
Loan		8	Olympus Corporate Center
Loan		9	The District - Airpark
Loan		10	Allied Plaza
Loan	6	11	Central Canal Company Industrial Portfolio
Property		11.01	Venture & Forsyth
Property		11.02	Carter I & II
Property		11.03	Northstar Business Park
Property		11.04	Michigan I & II
Property		11.05	Taft Vineland
Property		11.06	Lyman Road
Loan	5, 6, 8, 12, 18, 19	12	Signature Office Portfolio
Property		12.01	Hauppauge Office Park
Property		12.02	20 Commerce
Loan	20	13	12510 & 12600 Cardinal Meadow
Loan	8	14	Sunrise Corporate Plaza I
Loan		15	Colonnades West
Loan		16	LA Creative Industrial Portfolio
Loan		17	Frankfort Crossing
Loan	6, 9	18	East Boston Multifamily Portfolio 1
Property		18.01	298-300 Meridian Street
Property		18.02	151-153 Meridian Street
Property		18.03	108-110 Meridian Street
Property		18.04	144-146 Chester Avenue
Property		18.05	236 Princeton Street
Property		18.06	346 Chelsea Street
Property		18.07	151 Saratoga Street
Property		18.08	17 Morris Street
Property		18.09	8 Curtis Street
Property		18.10	329 Paris Street
Property		18.11	187 Maverick Street
Property		18.12	62 Chelsea Street
Property		18.13	26 Decatur Street
Property		18.14	133 Eutaw Street
Loan	6	19	Jones Estates Portfolio
Property		19.01	Massengills MHC
Property		19.02	Brookhaven MHC
Property		19.03	Leisure Park MHC
Property		19.04	Twin Branch MHC
Property		19.05	Hannibal MHC
Property		19.06	Whispering Pines
Property		19.07	Avalon MHC
Loan	6, 7	20	Archer Portfolio
Property		20.01	Crown Point Center
Property		20.02	Spanish Village
Property		20.03	Bouquet Canyon
Loan	21	21	6851 River Road
Loan	5	22	Appletree Business Park
A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan		23	179 East 116th Street
Loan	9, 22, 23	24	25-22 30th Drive
Loan		25	The Villas at Willow Run
Loan		26	Pillars at HBU
Loan	6, 7	27	Indy Multifamily
Property		27.01	The Delaware
Property		27.02	632 MLK Apartments
Loan		28	4500 Alexander Boulevard Northeast
Loan	6, 7	29	MC Office Portfolio
Property		29.01	43630 Hayes Road
Property		29.02	15950 East 12 Mile Road
Property		29.03	43740 North Groesbeck Highway
Property		29.04	30117 Schoenherr Road
Property		29.05	30300 Hoover Road
Loan		30	Durango Commons
Loan		31	Savannah Industrial
Loan		32	Route 1 Self Storage
Loan	24	33	486 East 28th Street
Loan		34	Riverwood Research Center
Loan		35	Menifee Range Self Storage and RV
Loan		36	Dollar Self Storage #10 - Apache Junction
Loan	6	37	StorWise SS Portfolio - Tahoe
Property		37.01	StorWise Kingsbury
Property		37.02	StorWise Tahoe
Loan		38	Marshall Avenue Industrial Park
Loan	25	39	Montgomery Self Storage
Loan		40	Store Safe Baton Rouge
Loan	26	41	Desert's Edge RV Park
Loan		42	Friar's Branch Crossing
Loan		43	Lantern Building
Loan		44	A&S Apartments
Loan	6	45	CVS Portfolio
Property		45.01	CVS Fort Wayne
Property		45.02	CVS Garden City
Loan		46	Hollywood 95 Office Center
Loan	5	47	McCarthy Ranch
Loan		48	Whitehall Apartments
Loan		49	Baychester Shopping Center
Loan		50	Inverness Dental and Medical Plaza
Loan		51	CubeSmart Winston-Salem
Loan		52	2015-2021 West Race Avenue
Loan		53	Comfort Inn & Suites Southport
Loan	27	54	1101 California Avenue
Loan		55	E&B Apartments
Loan		56	Cedar Lofts Apartments
Loan	6	57	Keepsake Storage Portfolio
Property		57.01	Commonwealth Storage
Property		57.02	Keepsake Storage
Loan		58	Anchor Baker Storage
Loan	8, 28	59	571 Hudson Coop				$13,200,000	26.5%	0.0%	0	0	0	N/A
Loan		60	1425 Bruckner Fee
Loan		61	Grand Avenue Storage
Loan		62	Anchor Mini Storage
Loan		63	Netana Apartments
Loan		64	Windy Acres MHC
Loan	6	65	Maple Hills & Walnut Valley MHP
Property		65.01	Maple Hills MHP
Property		65.02	Walnut Valley MHP

A-1-30

MSC 2021-L5
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; Barclays—Barclays Capital Real Estate Inc.; AREF—Argentic Real Estate Finance LLC; SMC—Starwood Mortgage Capital LLC; KeyBank—KeyBank National Association

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties that are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, Mortgage Loan No. 12, Signature Office Portfolio, Mortgage Loan No. 22, Appletree Business Park and Mortgage Loan No. 47, McCarthy Ranch, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this Prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads/Beds calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this Prospectus.

(6)	With respect to Mortgage Loan No. 1, Extra Space Self Storage Portfolio, Mortgage Loan No. 3, Ahold Portfolio, Mortgage Loan No. 4, NOLA Logistics Portfolio, Mortgage Loan No. 5, MGM Grand & Mandalay Bay, Mortgage Loan No. 11, Central Canal Company Industrial Portfolio, Mortgage Loan No. 12, Signature Office Portfolio, Mortgage Loan No. 18, East Boston Multifamily Portfolio 1, Mortgage Loan No. 19, Jones Estates Portfolio, Mortgage Loan No. 20, Archer Portfolio, Mortgage Loan No. 27, Indy Multifamily, Mortgage Loan No. 29, MC Office Portfolio, Mortgage Loan No. 37, StorWise SS Portfolio - Tahoe, Mortgage Loan No. 45, CVS Portfolio, Mortgage Loan No. 57, Keepsake Storage Portfolio and Mortgage Loan No. 65, Maple Hills & Walnut Valley MHP, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this Prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads/Beds calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 3, Ahold Portfolio, Mortgage Loan No. 5, MGM Grand & Mandalay Bay, Mortgage Loan No. 20, Archer Portfolio, Mortgage Loan No. 27, Indy Multifamily and Mortgage Loan No. 29, MC Office Portfolio the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance, partial prepayment or partial assumption of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases, Substitutions and Additions” in this Prospectus.

(8)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, Mortgage Loan No. 12, Signature Office Portfolio, Mortgage Loan No. 14, Sunrise Corporate Plaza I and Mortgage Loan No. 59, 571 Hudson Coop, the related mortgage loan documents permit future subordinate secured or unsecured financing or mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Additional Indebtedness—Other Secured Indebtedness” in this Prospectus.

(9)	With respect to Mortgage Loan No. 1, Extra Space Self Storage Portfolio, the Appraised Value reflects an “as-portfolio” appraised value, which includes an approximately 11.0% premium to the aggregate “as-is” appraised value of the individual Mortgaged Properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Extra Space Self Storage Portfolio Mortgage Loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value of the Mortgaged Properties without regard to the portfolio premium is $121,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $121,750,000 value and without netting out the $2,500,000 earnout reserve (as described in footnote 10 below) are 53.4% and 53.4%, respectively.

With respect to Mortgage Loan No. 3, Ahold Portfolio, the Appraised Value represents an approximately 5.3% portfolio premium to the aggregate “as-is” appraised value of the individual Mortgaged Properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Ahold Portfolio Mortgage Loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is”

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appraised value for the Mortgaged Properties, without regard to the portfolio premium, was $96,600,000 as of February 10, 2021. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the aggregate “as-is” appraised values, without regard to the premium, are 44.4% and 44.4%, respectively.

With respect to Mortgage Loan No. 4, NOLA Logistics Portfolio, only a portfolio Appraised Value was provided.

With respect to Mortgage Loan No. 18, East Boston Multifamily Portfolio I, the Appraised Value represents an approximately 5.1% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the East Boston Multifamily Portfolio I Mortgage Loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the Mortgaged Properties without regard to the portfolio premium was $22,930,000 as of February 3, 2021. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the aggregate “as-is” appraised values are both 62.8%.

With respect to Mortgage Loan No. 24, 25-22 30th Drive, the Appraised Value of $19,100,000 represents the “As Stabilized” value of the Mortgaged Property based on the leasing of five vacant units by May 1, 2021. As of March 30, 2021, the Mortgaged Property was fully occupied. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $18,900,000 as of January 27, 2021 and adjusted for the $900,000 COVID Concession Reserve is 58.7%.

(10)	With respect to Mortgage Loan No. 1, Extra Space Self Storage Portfolio, the Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated net of a $2,500,000 earnout reserve. Provided that no default has occurred and is continuing, the lender will disburse funds held in the earnout reserve to the borrowers at such time as the net cash flow (based on the 12 months preceding the date of calculation) debt yield is equal to or greater than 7.5%. In the event that the Mortgaged Properties have not achieved a debt yield of at least 7.5% by April 16, 2024, the lender will apply all funds on deposit in the earnout reserve to a partial prepayment or partial defeasance of the Extra Space Self Storage Portfolio Mortgage Loan on the next payment date. Any partial prepayment of the Extra Space Self Storage Portfolio Mortgage Loan in connection with this event will be subject to the payment of a yield maintenance premium, and the Extra Space Self Storage Portfolio borrowers are required to pay to the lender such yield maintenance premium and all costs incurred by the lender with respect to such prepayment. Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio without excluding the Earnout Reserve are 7.8%, 7.6%, 48.1% and 48.1%, respectively.

(11)	With respect to Mortgage Loan No. 2, 215 Coles Street, the Mortgaged Property is master leased to an affiliate of the related borrower, which in turn is expected to sublease all of the space to subtenants affiliated with the related borrower.

(12)	With respect to Mortgage Loan No. 2, 215 Coles Street and Mortgage Loan No. 12, Signature Office Portfolio, the Title Type is characterized as “Fee” because (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

(13)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending December 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 35.0% of the revenues were from hotel rooms, approximately 22.0% of the revenues were from gaming, approximately 22.5% of the revenues were from food and beverage, and approximately 20.6% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 30.6% of the revenues were from gaming, approximately 20.0% of the revenues were from food and beverage, and approximately 23.2% of the revenues were from other sources.

(14)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, the Mortgage Loan is structured with an Anticipated Repayment Date (“ARD”) and will be interest-only prior to the ARD. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD treasury note rate in effect on the ARD plus (2) 1.77000%; (ii) amounts in the excess cash flow reserve will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the excess cash flow reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan.

(15)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, the DSCR and Debt Yield calculations are based on the initial MGM/Mandalay lease annual rent of $292,000,000. The UW NCF DSCR (P&I) and the Underwritten NCF Debt Yield for the MGM Grand & Mandalay Bay Senior Notes (based on the Underwritten NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Underwritten NCF was determined prior to the COVID-19 pandemic. Based on the YE 2020 adjusted EBITDAR of approximately $108.8 million, the MGM Grand & Mandalay Bay Senior Loan results in a DSCR of 1.85x and on the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x.

(16)	With respect to Mortgage Loan No. 5, MGM Grand & Mandalay Bay, a cash management trigger period and cash sweep trigger period has occurred under the MGM Grand & Mandalay Bay Whole Loan due to the debt service coverage ratio on the Whole Loan falling below 2.50x for two consecutive calendar quarters. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all

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amounts required to be deposited in the excess cash flow reserve in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

(17)	With respect to Mortgage Loan No. 6, Lullwater at Blair Stone, the Occupancy Rate excludes the two management units which were included in the unit total for the Mortgaged Property.

(18)	With respect to Mortgage Loan No. 12, Signature Office Portfolio, Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease, and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Occupancy Rate at the 20 Commerce property and the Signature Office Portfolio Mortgaged Properties is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, UW NCF DSCR (IO) and UW NCF DSCR (P&I) would be 8.8%, 8.0%, 2.07x and 1.43x, respectively.

(19)	With respect to Mortgage Loan No. 12, Signature Office Portfolio, the Appraised Value for the Hauppauge Office Park Mortgaged Property includes tax savings attributable to two PILOT tax abatements, one of which is scheduled to expire in the 2021/2022 tax year. The Appraised Value assumes that such expiring PILOT tax abatement will be renewed prior to its expiration. The borrower sponsor reported that they intend to apply for the renewal of the PILOT tax abatement prior to its expiration. We cannot assure you that the PILOT tax abatement will be renewed, which may cause property taxes at the Mortgaged Property to increase.

(20)	With respect to Mortgage Loan No. 13, 12510 & 12600 Cardinal Meadow, all of the tenants are affiliated with the related borrower. In addition, the related appraisal for the related Mortgaged Property states that it appraises the fee simple estate and has not considered the leases with internal, related party entities of the owner, which are not considered arm’s length documents.

(21)	With respect to Mortgage Loan No. 21, 6851 River Road, the Mortgaged Property is 100% leased to Tristate Apartment Furnishers, LLC, a borrower affiliate.

(22)	With respect to Mortgage Loan No. 24, 25-22 30th Drive, the Appraised Value for the Mortgaged Property of $19,100,000 includes $2,780,000 attributable to a 421-a tax abatement, which has been applied for but has not been received as of the origination date. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 25-22 30th Drive Mortgage Loan Cut-off Date Balance net of the $900,000 COVID Concession Reserve and a $16,320,000 appraised value, excluding the net present value of the tax abatement, are 68.0%. Assuming full year one taxes as estimated in the appraisal of $137,452, Underwritten NCF DSCR and Underwritten NOI Debt Yield, with Underwritten NOI Debt Yield being calculated on the 25-22 30th Drive Mortgage Loan Cut-off Date Balance net of the $900,000 COVID Concession Reserve, would be 1.24x and 5.9%, respectively.

(23)	With respect to Mortgage Loan No. 24, 25-22 30th Drive, at origination the borrowers deposited $900,000 into a COVID Concession Reserve (as defined in the Mortgage Loan documents), to be released to the borrowers upon (i) the lender’s receipt of a written request for disbursement, which request must be made prior to April 1, 2025, (ii) the borrowers providing a current rent roll with a minimum occupancy of 87.0% and (iii) the net operating income debt yield at the Mortgaged Property (calculated based on a loan principal balance that is net of the remaining funds on deposit in the COVID Concession Reserve following the requested disbursement) being at least 7.5% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted (i) prior to the payment date in April 2022, (ii) if a Sweep Event Period (as defined in the Mortgage Loan documents) exists or (iii) if the 421-a requirements (as defined in the Mortgage Loan documents) have not been satisfied. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are based on the 25-22 30th Drive Mortgage Loan Cut-off Date Balance net of the $900,000 COVID Concession Reserve. Assuming the gross 25-22 30th Drive Mortgage Loan Cut-off Date Balance of $12,000,000, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are 62.8%, 62.8%, 6.6% and 6.6%, respectively.

(24)	With respect to Mortgage Loan No. 33, 486 East 28th Street, the Appraised Value for the Mortgaged Property includes $3,490,000 attributable to a 421-a tax abatement, which has been applied for but has not been received as of the origination date. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $9,210,000 appraised value, excluding the net present value of the tax abatement is 89.0%. Assuming full year one taxes as estimated in the appraisal of $171,464, Underwritten NCF DSCR and Underwritten NOI Debt Yield would be 1.23x and 5.1%, respectively.

(25)	With respect to Mortgage Loan No. 39, Montgomery Self Storage, at origination the borrower deposited $400,000 into a Performance Reserve (as defined in the Mortgage Loan documents), to be released to the borrower upon the net operating income debt yield at the Mortgaged Property (calculated based on a loan principal balance that is net of the remaining funds on deposit in the Performance Reserve, following the requested disbursement) being at least 8.75% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to September 11, 2021 or if an event of default exists. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Third Most Recent NOI Debt Yield, Second Most Recent NOI Debt Yield, Most Recent NOI Debt Yield, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are based on the Montgomery Self Storage Mortgage Loan Cut-off Date Balance net of the $400,000 Performance Reserve. Assuming the gross Montgomery Self Storage Mortgage Loan Cut-off Date Balance of $6,700,000, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Third Most Recent NOI Debt Yield, Second Most Recent NOI Debt Yield, Most Recent NOI Debt Yield, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are 64.7%, 58.6%, 6.0%, 7.9%, 8.1%, 8.3% and 8.1%, respectively.

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(26)	With respect to Mortgage Loan No. 41, Desert's Edge RV Park, the Upfront Insurance Reserves and Ongoing Monthly Insurance Reserves are for the borrower's flood insurance coverage policy for the Desert's Edge RV Park Mortgaged Property. Additional monthly deposits for insurance are suspended for the Desert's Edge RV Park Mortgaged Property as long as certain conditions set forth in the Mortgage Loan documents are satisfied.

(27)	With respect to Mortgage Loan No. 54, 1101 California Avenue, at origination the borrower deposited $100,000 into an Economic Holdback Reserve (as defined in the Mortgage Loan documents), to be released to the borrowers upon the net operating income debt yield at the Mortgaged Property (calculated based on a loan principal balance that is net of the remaining funds on deposit in the Economic Holdback Reserve following the requested disbursement) being at least 9.5% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022 or if an event of default exists. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Third Most Recent NOI Debt Yield, Second Most Recent NOI Debt Yield, Most Recent NOI Debt Yield, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are based on the 1101 California Avenue Mortgage Loan Cut-off Date Balance net of the $100,000 Economic Holdback Reserve. Assuming the gross 1101 California Avenue Mortgage Loan Cut-off Date Balance of $4,000,000, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Third Most Recent NOI Debt Yield, Second Most Recent NOI Debt Yield, Most Recent NOI Debt Yield, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are 55.6%, 55.6%, 8.7%, 10.8%, 11.6%, 10.3% and 9.0%, respectively.

(28)	With respect to Mortgage Loan No. 59, 571 Hudson Coop, the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the 571 Hudson Coop Mortgage Loan, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the 571 Hudson Coop Mortgage Loan and is, instead, reflected as not applicable (N/A). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the 571 Hudson Coop Mortgage Loan. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten NOI and Underwritten NCF.

A.	The “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date (as defined in the Mortgage Loan documents), of the remaining scheduled payments of principal and interest (which, in the case of a partial prepayment pursuant to Section 2.6.2 of the Loan Agreement, shall mean the payments of principal and interest allocated to the amount being prepaid) from the Prepayment Date through the Permitted Par Prepayment Date (as defined in the Mortgage Loan documents) (including any balloon payment, assuming the Mortgage Loan is repaid in full on the Permitted Par Prepayment Date) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that is equivalent to the Treasury Rate (hereinafter defined). The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Par Prepayment Date. (If Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate, giving due consideration to any then prevailing market convention in the United States for determining a rate of interest for similar U.S. Dollar denominated commercial real estate loans to borrowers domiciled in the United States, applied in a manner reasonably determined by the lender to be consistent with such then prevailing market convention.)

B	“Yield Maintenance Premium” shall mean with respect to each note, an amount equal to the greater of (i) one-half of one percent (0.5%) of the outstanding principal amount of such note to be prepaid or satisfied and (b) excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such note is paid on the Permitted Par Prepayment Date (as defined below) (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (as defined below) when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date (as defined below) in the event such payment is not made on the Payment Date), over (ii) the principal amount being prepaid provided, with respect to any prepayment of any portion of the Mortgage Loan that is subject to a rated Securitization and which is made after the Payment Date in August 2029 but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium shall be zero.
“Permitted Par Prepayment Date” shall mean the Payment Date occurring in September 2029.
“Payment Date” shall mean with respect to any note, the fifth (5th) day of each calendar month during the term of the Mortgage Loan.
“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) of the United States Treasury Security, that as of the Prepayment Rate Determination Date (as defined below) has a remaining term to maturity closest to, but not later than, the Permitted Par Prepayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical grade as the lender may reasonably select. If there is no United States Treasury Security with a yield equal to the remaining term to the Permitted Par Prepayment Date, the Prepayment Rate will be calculated by taking the linear interpolation of the

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yields with maturity dates (one longer and one shorter) most nearly approximating the remaining term to the Permitted Par Prepayment Date.
“Prepayment Rate Determination Date” shall mean the date which is 5 business days prior to the date that such prepayment shall be applied in accordance with the terms and provisions in the loan agreement.

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of the note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate (as defined in the Mortgage Loan documents) and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by the lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of the note being prepaid or (y) the present value as of the Prepayment Date (as defined below) of the Calculated Payments (defined below) from the Prepayment Date through the date of the commencement of the Open Period, which shall mean any Business Day during the six months prior to the Maturity Date, determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate (as defined in the Mortgage Loan documents) and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation or the yields, as reported in the Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published. The lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.	The “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date (as defined in the Mortgage Loan documents), of the remaining scheduled payments of principal and interest from the Prepayment Date (as defined in the Mortgage Loan documents) through the Permitted Par Prepayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

F.	“Yield Maintenance Default Premium” shall mean an amount equal to the greater of (i) four percent (4%) of the outstanding principal balance of the Loan to be prepaid or satisfied, and (ii) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (ii) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. Borrower shall provide prior written notice to Lender specifying the date on or after the Permitted Prepayment Date upon which the prepayment is to be made (the “Prepayment Date”), which notice shall be delivered to Lender not less than thirty (30) days prior to such prepayment.
“Permitted Prepayment Date” shall mean the Business Day following the second (2nd) anniversary of the first Payment Date.
“Open Date” shall be that Payment Date three (3) months prior to the Maturity Date.
“Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (as defined below)  when compounded semiannually.
“Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 – Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Date. If Release H.15 is no longer published, Lender shall select in its reasonable discretion a comparable publication to determine the Treasury Rate.

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G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of any applicable prepayment, or (b) the present value as of the Prepayment Date (as defined below) of the Calculated Payments (as defined below) determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate (as defined below); (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties. “Yield Maintenance Treasury Rate” means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) two percent (2%) of any applicable prepayment, or (b) the present value as of the Prepayment Date (as defined below) of the Calculated Payments (as defined below) determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semiannually. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties. “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.	The “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

A-1-36

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

Loan Seller	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Starwood Mortgage Capital LLC	24	$304,603,046	37.3%	3.8254%	107	2.39x	10.5%	56.5%	53.4%
KeyBank National Association	20	$190,367,783	23.3%	3.5589%	118	2.41x	10.2%	57.0%	54.0%
Morgan Stanley Mortgage Capital Holdings LLC	12	$151,830,914	18.6%	3.8376%	119	2.25x	10.0%	60.8%	58.4%
Argentic Real Estate Finance LLC	5	$91,900,000	11.2%	4.0225%	114	2.14x	9.4%	47.8%	47.3%
Barclays Capital Real Estate Inc.	4	$78,357,000	9.6%	3.7421%	113	3.36x	12.8%	49.8%	49.3%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Cut-off Date Balances

Cut-off Date Balance ($)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Average Weighted U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2,150,000 - 10,000,000	40	$224,267,255	27.4%	3.9629%	116	2.21x	10.4%	58.7%	55.1%
10,000,001 - 20,000,000	15	$217,919,487	26.7%	4.0324%	117	2.01x	10.1%	60.6%	55.9%
20,000,001 - 30,000,000	4	$101,235,000	12.4%	3.4934%	119	2.67x	10.9%	58.3%	57.0%
30,000,001 - 40,000,000	3	$105,707,000	12.9%	3.7036%	114	3.16x	12.1%	53.1%	53.1%
40,000,001 - 65,000,000	3	$167,930,000	20.6%	3.4280%	98	2.68x	9.4%	45.9%	45.9%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: $2,150,000

Maximum: $65,000,000

Average: $12,570,135

A-2-1

Annex A-2

Mortgage Pool Information

States

State	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Florida	14	$122,616,000	15.0%	3.8713%	119	2.27x	9.5%	53.2%	53.2%
California	10	$93,366,878	11.4%	3.6121%	118	2.74x	11.7%	53.2%	51.2%
New York	12	$88,004,573	10.8%	3.9474%	118	2.01x	9.3%	57.0%	54.2%
New Jersey	4	$79,981,000	9.8%	3.4863%	74	2.69x	10.8%	50.2%	46.5%
Texas	5	$67,872,914	8.3%	3.9675%	119	1.96x	9.5%	62.3%	58.0%
Massachusetts	18	$57,330,000	7.0%	3.2494%	119	2.91x	9.0%	46.6%	46.6%
Nevada	4	$49,448,832	6.1%	3.6741%	109	4.15x	15.7%	42.9%	41.8%
Louisiana	16	$44,616,000	5.5%	3.7913%	119	2.41x	10.1%	63.5%	63.5%
Arizona	4	$42,680,000	5.2%	3.7160%	119	2.65x	11.3%	57.0%	55.2%
Georgia	3	$23,524,000	2.9%	4.0988%	120	1.91x	8.5%	53.1%	53.1%
Michigan	7	$19,430,778	2.4%	4.0115%	119	1.88x	11.7%	68.4%	56.2%
Virginia	3	$19,359,000	2.4%	3.9452%	107	2.44x	10.3%	68.3%	66.2%
Pennsylvania	4	$19,019,660	2.3%	3.9717%	119	2.04x	9.0%	63.3%	61.3%
Illinois	2	$18,725,000	2.3%	3.6417%	119	1.71x	10.0%	66.3%	58.9%
North Carolina	5	$15,261,354	1.9%	4.1703%	114	1.92x	10.8%	57.4%	50.8%
Indiana	3	$11,900,484	1.5%	4.0615%	118	2.02x	8.9%	63.7%	62.4%
New Mexico	1	$9,000,000	1.1%	4.4000%	60	1.67x	10.6%	68.2%	63.0%
Maryland	1	$8,300,000	1.0%	3.3250%	119	2.74x	9.4%	55.6%	55.6%
Oregon	2	$6,650,000	0.8%	4.4460%	119	1.45x	8.9%	72.4%	62.7%
Tennessee	1	$5,935,000	0.7%	3.6800%	120	2.18x	13.6%	66.7%	57.4%
Colorado	1	$5,544,000	0.7%	4.4600%	119	1.66x	10.9%	56.8%	52.0%
Alabama	1	$4,664,630	0.6%	3.9990%	119	1.55x	9.8%	64.3%	58.5%
West Virginia	2	$2,150,000	0.3%	4.5580%	119	1.51x	9.6%	58.4%	50.1%
Ohio	2	$1,678,639	0.2%	4.1000%	120	1.49x	8.8%	69.9%	60.8%
Total:	125	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

Property Type	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Industrial
Flex	23	$139,811,530	17.1%	3.6320%	93	2.80x	11.2%	53.3%	52.9%
Warehouse Distribution	3	$37,534,487	4.6%	4.3125%	119	1.63x	10.3%	61.3%	49.0%
Subtotal:	26	$177,346,018	21.7%	3.7760%	99	2.55x	11.0%	55.0%	52.1%
Office
Suburban	18	$140,858,732	17.2%	3.7074%	114	2.35x	11.5%	60.5%	55.1%
Medical	1	$4,664,630	0.6%	3.9990%	119	1.55x	9.8%	64.3%	58.5%
Subtotal:	19	$145,523,362	17.8%	3.7168%	115	2.33x	11.5%	60.6%	55.3%
Multifamily
Garden	18	$90,770,000	11.1%	3.9368%	118	1.93x	8.0%	63.0%	62.5%
Mid Rise	8	$46,365,000	5.7%	4.0104%	119	1.85x	7.9%	60.8%	60.8%
Student Housing	1	$3,850,000	0.5%	4.4850%	118	2.50x	11.7%	51.3%	51.3%
Cooperative	1	$3,500,000	0.4%	3.4200%	119	4.66x	16.3%	9.6%	9.6%
Subtotal:	28	$144,485,000	17.7%	3.9625%	119	1.98x	8.2%	60.7%	60.4%
Self Storage
Self Storage	20	$126,021,710	15.4%	3.9195%	120	1.99x	8.8%	52.4%	50.1%
Subtotal:	20	$126,021,710	15.4%	3.9195%	120	1.99x	8.8%	52.4%	50.1%
Retail
Anchored	5	$48,484,000	5.9%	3.7113%	113	2.45x	10.9%	61.3%	59.3%
Single Tenant	6	$48,230,000	5.9%	2.9649%	119	3.14x	9.3%	45.1%	44.5%
Unanchored	2	$13,330,000	1.6%	4.0414%	119	2.60x	11.7%	50.9%	49.5%
Shadow Anchored	2	$8,807,000	1.1%	4.4600%	119	1.66x	10.9%	56.8%	52.0%
Subtotal:	15	$118,851,000	14.5%	3.5009%	116	2.69x	10.4%	53.2%	51.7%
Hospitality
Full Service	2	$36,347,000	4.4%	3.5580%	106	4.95x	17.9%	35.5%	35.5%
Limited Service	1	$3,984,653	0.5%	4.3900%	99	2.19x	15.2%	52.4%	43.6%
Subtotal:	3	$40,331,653	4.9%	3.6402%	105	4.68x	17.6%	37.2%	36.3%
Mixed Use
Retail, Industrial & Office	1	$25,400,000	3.1%	3.5800%	119	2.70x	10.6%	61.4%	61.4%
Retail/Office	1	$12,000,000	1.5%	4.0670%	119	1.94x	8.3%	58.1%	58.1%
Subtotal:	2	$37,400,000	4.6%	3.7363%	119	2.46x	9.9%	60.3%	60.3%
Manufactured Housing
Manufactured Housing	11	$23,600,000	2.9%	3.9898%	120	2.27x	10.7%	58.7%	52.9%
Subtotal:	11	$23,600,000	2.9%	3.9898%	120	2.27x	10.7%	58.7%	52.9%
Other
Leased Fee	1	$3,500,000	0.4%	4.1400%	119	1.55x	6.5%	57.4%	57.4%
Subtotal:	1	$3,500,000	0.4%	4.1400%	119	1.55x	6.5%	57.4%	57.4%

Total:	125	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

Mortgage Rate (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2.7420 - 2.9999	2	$63,430,000	7.8%	2.8189%	119	3.66x	10.9%	44.3%	44.3%
3.0000 - 3.4999	5	$93,900,000	11.5%	3.3340%	81	2.89x	10.8%	49.8%	48.8%
3.5000 - 3.9999	35	$475,906,603	58.2%	3.7882%	117	2.44x	10.6%	56.5%	54.6%
4.0000 - 4.4999	20	$161,972,140	19.8%	4.2598%	115	1.81x	9.8%	60.9%	55.3%
4.5000 - 4.7700	3	$21,850,000	2.7%	4.7439%	119	1.48x	7.9%	61.7%	59.6%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 2.7420%

Maximum: 4.7700%

Weighted Average: 3.7798%

Original Terms to Maturity

Original Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	2	$69,000,000	8.4%	3.4522%	59	2.85x	10.8%	50.8%	50.1%
120	63	$748,058,743	91.6%	3.8100%	118	2.39x	10.4%	56.3%	53.7%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 60 mos.

Maximum: 120 mos.

Weighted Average: 115 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Remaining Terms to Maturity

Remaining Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
59 - 118	13	$243,050,363	29.7%	3.6848%	98	2.70x	11.0%	55.3%	53.4%
119 - 120	52	$574,008,380	70.3%	3.8200%	119	2.32x	10.2%	56.0%	53.4%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 59 mos.

Maximum: 120 mos.

Weighted Average: 113 mos.

Original Amortization Terms

Original Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	41	$601,192,000	73.6%	3.6916%	112	2.70x	10.3%	53.2%	53.2%
240	1	$12,466,573	1.5%	4.1720%	119	1.57x	11.8%	52.7%	32.4%
360	23	$203,400,170	24.9%	4.0162%	116	1.71x	10.5%	63.8%	55.3%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 240 mos.

Maximum: 360 mos.

Weighted Average: 353 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Remaining Amortization Terms

Remaining Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	41	$601,192,000	73.6%	3.6916%	112	2.70x	10.3%	53.2%	53.2%
239 - 359	5	$48,906,613	6.0%	4.1996%	117	1.72x	11.4%	60.1%	45.9%
360 - 360	19	$166,960,130	20.4%	3.9742%	115	1.70x	10.4%	64.1%	56.4%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 239 mos.

Maximum: 360 mos.

Weighted Average: 352 mos.

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.30 - 1.50	10	$78,274,710	9.6%	4.1406%	118	1.46x	8.5%	66.6%	58.9%
1.51 - 1.70	10	$88,935,617	10.9%	4.3750%	113	1.58x	10.0%	62.2%	53.6%
1.71 - 1.90	5	$100,025,000	12.2%	3.8924%	120	1.86x	8.5%	51.9%	50.4%
1.91 - 2.10	11	$147,600,000	18.1%	3.7943%	118	2.02x	9.2%	60.8%	59.1%
2.11 - 2.30	7	$47,496,415	5.8%	3.9366%	117	2.23x	11.5%	61.6%	57.2%
2.31 - 4.95	22	$354,727,000	43.4%	3.4921%	107	3.22x	11.8%	50.1%	50.1%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 1.30x

Maximum: 4.95x

Weighted Average: 2.43x

A-2-6

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

Cut-off Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
9.6 - 50.0	15	$302,702,000	37.0%	3.5126%	106	3.20x	11.6%	44.4%	44.4%
50.1 - 55.0	4	$24,301,226	3.0%	4.2234%	116	1.93x	12.1%	52.7%	40.8%
55.1 - 60.0	15	$136,017,710	16.6%	4.0139%	119	1.87x	9.6%	57.6%	54.1%
60.1 - 65.0	16	$218,166,392	26.7%	3.7714%	118	2.15x	9.3%	63.1%	61.8%
65.1 - 74.3	15	$135,871,414	16.6%	4.0748%	113	1.83x	10.0%	68.3%	61.4%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 9.6%

Maximum: 74.3%

Weighted Average: 55.8%

Maturity Date Loan-to-Value Ratios

Maturity Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
9.6 - 40.0	5	$63,063,573	7.7%	3.6970%	112	4.15x	16.3%	37.0%	33.0%
40.1 - 50.0	15	$282,570,363	34.6%	3.5460%	106	2.77x	10.5%	47.8%	46.8%
50.1 - 55.0	8	$80,561,677	9.9%	4.0378%	119	1.88x	11.3%	59.1%	51.9%
55.1 - 60.0	14	$119,518,630	14.6%	3.9860%	119	1.81x	9.1%	61.8%	58.4%
60.1 - 65.0	20	$232,969,500	28.5%	3.8929%	116	2.05x	9.0%	64.7%	62.8%
65.1 - 67.1	3	$38,375,000	4.7%	3.7665%	113	2.56x	10.6%	66.2%	66.2%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 9.6%

Maximum: 67.1%

Weighted Average: 53.4%

A-2-7

Annex A-2

Mortgage Pool Information

Amortization Type

Amortization Type	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	40	$564,845,000	69.1%	3.7002%	112	2.55x	9.9%	54.3%	54.3%
Partial Interest Only	19	$166,960,130	20.4%	3.9742%	115	1.70x	10.4%	64.1%	56.4%
Amortizing Balloon	5	$48,906,613	6.0%	4.1996%	117	1.72x	11.4%	60.1%	45.9%
Interest Only, ARD	1	$36,347,000	4.4%	3.5580%	106	4.95x	17.9%	35.5%	35.5%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Underwritten NOI Debt Yield

Underwritten NOI Debt Yield (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Maturity Weighted Average Date LTV
6.5 - 9.0	23	$258,350,710	31.6%	4.0117%	119	1.82x	8.1%	58.7%	57.0%
9.1 - 10.0	12	$169,021,544	20.7%	3.6160%	119	2.37x	9.6%	58.1%	55.2%
10.1 - 11.0	13	$190,516,500	23.3%	3.6556%	96	2.53x	10.6%	57.7%	56.1%
11.1 - 12.0	4	$43,866,573	5.4%	4.0802%	118	2.14x	11.6%	52.6%	44.3%
12.1 - 13.0	3	$40,300,000	4.9%	3.7738%	119	2.23x	12.2%	55.7%	51.2%
13.1 - 14.0	4	$51,435,000	6.3%	3.4923%	119	3.53x	13.6%	50.9%	49.9%
14.1 - 17.9	6	$63,568,415	7.8%	3.6737%	110	4.27x	16.8%	38.6%	36.3%
Total:	65	$817,058,743	100.0%	3.7798%	113	2.43x	10.4%	55.8%	53.4%

Minimum: 6.5%

Maximum: 17.9%

Weighted Average: 10.4%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

A-3-2

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

JACKSONVILLE
Downtown
Crystal Springs
Avondale
San Marco
Southside
Orange Park
Oakleaf Plantation
Lakeside
Fleming Island
Fruit Cove
Switzerland
Lake Asbury
Orangedale
Green Cove Springs
Mandarin
Bayard
DUVAL COUNTY
CLAY COUNTY
ST. JOHNS COUNTY

Canton
Cumming
Holly Springs
Milton
Woodstock
FORSYTH COUNTY
FULTON COUNTY
CHEROKEE COUNTY
COBB COUNTY
Roswell
Alpharetta
Johns Creek
Suwanee
Sugar Hill
Duluth
Kennesaw
Sandy Plains
Peachtree Corners
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Doraville
Smyrna
Chamblee
Lilburn
Vinings
Tucker
GWINNETT COUNTY
Mableton
ATLANTA
Brookhaven
DEKALB COUNTY

GEORGIA
FLORIDA

1	Extra Space West Doral	Miami, FL
2	Extra Space Brickell	Miami, FL
3	Extra Space Coconut Grove	Miami, FL
4	Extra Space Alpharetta	Alpharetta, GA
5	Extra Space Marietta	Marietta, GA
6	Extra Space Ocoee	Ocoee, FL
7	Extra Space Fleming Island	Fleming Island, FL

Extra Space Self Storage Portfolio

Deltona
Mount Dora
Sanford
Lake Mary
Apopka
Winter Springs
Lake Apopka
Winter Park
Winter Garden
Ocoee
ORLANDO
Downtown
Four Corners

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
THE EVERGLADES
Miami Gardens
North Miami Beach
North Miami
Hialeah
MIAMI
Miami Beach
MIAMI-DADE COUNTY
Coral Gables
Tamiami
Kendale Lakes
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendall
The Hammocks
Biscayne Bay
Homestead

A-3-3

Mortgage Loan No. 1 – Extra Space Self Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Original Balance:	$65,000,000			Location:	Various, Various
				General Property Type:	Self Storage
Cut-off Date Balance:	$65,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	8.0%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsors:	NexPoint Storage Partners, Inc.;			Size:	499,046 SF
	NexPoint Storage Partners Operating			Cut-off Date Balance per SF:	$130
	Company, LLC			Maturity Date Balance per SF:	$130
Guarantors:	NexPoint Storage Partners, Inc.;			Property Manager:	Extra Space Management, Inc.
	NexPoint Storage Partners Operating				(Third Party)
	Company, LLC
Mortgage Rate:	3.9900%
Note Date:	4/16/2021
First Payment Date:	6/6/2021
Maturity Date:	5/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$5,038,611
IO Period:	120 months			UW NOI Debt Yield(3):	8.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(3):	8.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF DSCR:	1.89x
Lockbox/Cash Mgmt Status:	Soft/In-place			Most Recent NOI:	$4,757,395 (12/31/2020)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,337,227 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,368,613 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	90.8% (3/9/2021)
Reserves(1)				2nd Most Recent Occupancy:	87.0% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.0% (12/31/2018)
RE Tax:	$309,271	$77,318	N/A	Appraised Value (as of)(4):	$135,100,000 (Various)
Insurance:	$122,155	$9,397	N/A	Appraised Value per SF(4):	$271
Recurring Replacements:	$0	$6,238	N/A	Cut-off Date LTV Ratio(3)(4):	46.3%
Earnout Reserve:	$2,500,000	$0	N/A	Maturity Date LTV Ratio(3)(4):	46.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	73.8%	Loan Payoff(5):	$82,251,000	93.4%
Sponsor Equity:	$23,107,188	26.2%	Reserves:	$2,931,426	3.3%
			Closing Costs:	$2,924,762	3.3%
Total Sources:	$88,107,188	100.0%	Total Uses:	$88,107,188	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Extra Space Self Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Extra Space Self Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(3)	UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are calculated net of the $2,500,000 earnout reserve. UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio without netting the reserve would be 7.8%, 7.8%, 48.1%, and 48.1%, respectively.
(4)	The Appraised Value reflects an “as-portfolio” appraised value, which includes an 11.0% portfolio premium based on a portfolio valuation of the Extra Space Self Storage Portfolio Properties (as defined below). The Appraised Value excluding the portfolio premium is $121,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $121,750,000 value and without netting out the earnout reserve are 53.4% and 53.4%, respectively. See “Extra Space Self Storage Portfolio Properties Summary” chart below for individual appraised values for the Extra Space Self Storage Portfolio Properties.
(5)	The Extra Space Self Storage Portfolio Properties were purchased in November 2020 in conjunction with the acquisition of Jernigan Capital (“JCAP”) in an all-cash transaction by the borrower sponsors. The Extra Space Self Storage Portfolio Properties are part of the 37 self-storage facilities wholly-owned by JCAP at the time of the acquisition.

The Mortgage Loan. The largest mortgage loan (the “Extra Space Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000. The Extra Space Self Storage Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering seven Class A, self-storage facilities located in various cities in Florida and Georgia (collectively, the “Extra Space Self Storage Portfolio” or “Extra Space Self Storage Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are NSP Alpharetta DST, NSP Brickell DST, NSP Coconut Grove DST, NSP Fleming Island DST, NSP Marietta DST, NSP Ocoee DST, and NSP West Doral DST (collectively, the “Extra Space Self Storage Portfolio Borrowers”), each a Delaware

A-3-4

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

statutory trust that is structured to be bankruptcy-remote with one independent director. Each of the Extra Space Self Storage Portfolio Borrowers has a respective signatory trustee and trust manager (a “Signatory Trustee”) that is required to be a special purpose, bankruptcy remote entity. Each of the Extra Space Self Storage Portfolio Properties is master leased to a respective master lessee that is required to be a special purpose, bankruptcy remote entity (a “Master Tenant”). NexPoint Storage Partners, Inc. and NexPoint Storage Partners Operating Company, LLC are the non-recourse carveout guarantors and the borrower sponsors with respect to the Extra Space Self Storage Portfolio Mortgage Loan.

NexPoint Storage Partners, Inc. is an affiliate of alternative investment firm, NexPoint. NexPoint is a real estate investment platform dedicated to originating, executing, financing, and managing investments in the self-storage sector. Across NexPoint, self-storage investments total approximately $1.1 billion. NexPoint Storage Partners, Inc. is the product of Nexpoint’s November 2020 take-private acquisition of JCAP, a NYSE-listed self-storage REIT. NexPoint Storage Partners, Inc. invests in newly built, multi-story, climate controlled, Class-A self-storage facilities—known as “Generation V” facilities—located in markets throughout the United States. NexPoint Storage Partners, Inc. has 69 total self-storage investments across the country, 38 of which are wholly owned facilities.

Former shareholders of JCAP, now known as NexPoint Storage Partners, Inc. which is one of the borrower sponsors, filed class action lawsuits in connection with the acquisition of JCAP by affiliates of the borrower sponsors in November 2020 (the “Merger”). The pending class action lawsuits involve, among other things, allegations of deficiencies in the proxy materials issued by JCAP, breach of fiduciary duties, and an allegation, in principal part, that the Merger resulted from a conflicted sale process and failed to maximize value for the JCAP stockholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Properties. The Extra Space Self Storage Portfolio Properties are comprised of seven, Class A self-storage properties located in three cities in Florida and two cities in Georgia. Three of the Extra Space Self Storage Portfolio Properties comprising approximately 48.8% of the UW NOI are located in Miami, Florida. Properties in the Extra Space Self Storage Portfolio comprising approximately 16.3%, 13.1%, 11.6%, and 10.2% of the UW NOI are located in Ocoee, Florida, Alpharetta, Georgia, Fleming Island, Florida, and Marietta, Georgia, respectively. The Extra Space Self Storage Portfolio Properties were either built or substantially renovated in 2016 or 2017. The Extra Space Self Storage Portfolio Properties range from 51,848 to 98,165 SF and contain a total of 4,806 storage units. Approximately 96.7% of the storage units are climate controlled. All Extra Space Self Storage Portfolio Properties have fully climate-controlled storage units except for the Extra Space Ocoee property. The Extra Space Ocoee property contains one leasable parking space and three retail units totaling 3,200 SF, two of which are leased as of March 9, 2021. The Extra Space Alpharetta property contains 83 leasable parking spaces, 79 of which are leased as of March 9, 2021. Occupancy across the Extra Space Self Storage Portfolio Properties was 90.8% as of March 9, 2021 and individual occupancies range between 84.9% and 93.6%.

The following table presents detailed information with respect to each of the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Summary
Property Name	City	State	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	Appraised Value per SF	UW NOI(2)	% of UW NOI
Extra Space Brickell	Miami	FL	$12,930,000	19.9%	$26,700,000	$357	$987,135	19.6%
Extra Space Ocoee	Ocoee	FL	$10,391,000	16.0%	$16,150,000	$165	$820,201	16.3%
Extra Space West Doral	Miami	FL	$10,383,000	16.0%	$21,850,000	$285	$810,277	16.1%
Extra Space Coconut Grove	Miami	FL	$8,665,000	13.3%	$16,800,000	$324	$662,317	13.1%
Extra Space Alpharetta	Alpharetta	GA	$8,312,000	12.8%	$13,650,000	$191	$659,174	13.1%
Extra Space Fleming Island	Fleming Island	FL	$7,637,000	11.7%	$14,550,000	$244	$586,683	11.6%
Extra Space Marietta	Marietta	GA	$6,682,000	10.3%	$12,050,000	$181	$512,824	10.2%
Total/Wtd. Avg.			$65,000,000	100.0%	$135,100,000(3)	$271(3)	$5,038,611	100.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 9, 2021.
(3)	The Appraised Value reflects an “as-portfolio” appraised value, which includes an 11.0% premium based on a portfolio valuation of the Extra Space Self Storage Portfolio Properties. The Appraised Value excluding the portfolio premium is $121,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $121,750,000 value and without netting out the earnout reserve are 53.4% and 53.4%, respectively.

A-3-5

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents detailed information with respect to each of the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Summary
Property Name	Year Built	Year Renovated	NRA (SF)(1)	Number of Buildings	Number of Stories	Occupancy(1)	Total Units(1)	Climate Controlled Units	Leasable Parking Spaces(1)	Retail Spaces(1)
Extra Space Brickell	2016	N/A	74,780	1	7	91.9%	811	811	0	0
Extra Space Ocoee	2016	N/A	98,165	7	1	93.6%	643	485	1	3
Extra Space West Doral	2017	N/A	76,595	1	5	92.0%	878	878	0	0
Extra Space Coconut Grove	2016	N/A	51,848	1	8	93.4%	557	557	0	0
Extra Space Alpharetta	1994	2016	71,631	1	2	90.0%	690	690	83	0
Extra Space Fleming Island	2016	N/A	59,565	1	3	84.9%	513	513	0	0
Extra Space Marietta	1999	2016	66,462	1	2	88.4%	714	714	0	0
Total/Wtd. Avg.			499,046			90.8%	4,806	4,648	84	3

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated March 9, 2021.

COVID-19 Update. The Extra Space Self Storage Portfolio Mortgage Loan has a first payment date of June 6, 2021 and as of April 16, 2021 is not subject to any forbearance, modification or debt service relief request. As of April 16, 2021, all the Extra Space Self Storage Portfolio Properties are open and operating. The borrower sponsors provided an accounts receivable report dated April 10, 2021 which showed approximately 3.5% of projected rent was more than 30 days delinquent.

The following table presents historical occupancy percentages at the Extra Space Self Storage Portfolio Properties:

Extra Space Self Storage Portfolio Properties Historical Occupancy

Property Name	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	3/9/2021(2)
Extra Space Brickell	76.4%	89.3%	94.1%	91.9%
Extra Space Ocoee	79.3%	86.9%	93.0%	93.6%
Extra Space West Doral	76.8%	84.2%	89.7%	92.0%
Extra Space Coconut Grove	78.3%	90.3%	92.7%	93.4%
Extra Space Alpharetta	74.4%	87.9%	90.5%	90.0%
Extra Space Fleming Island	91.0%	89.9%	88.5%	84.9%
Extra Space Marietta	79.3%	81.9%	87.4%	88.4%
Extra Space Self Storage Portfolio Properties	79.0%	87.0%	91.0%	90.8%

(1) Provided by the borrower.

(2) Based on the underwritten rent roll dated March 9, 2021.

The Market. The Extra Space Self Storage Portfolio Properties are located in three cities in Florida and two cities in Georgia. Based on the rent comparables, the appraisal concluded to market rents of $1.22 to $2.31 PSF and market vacancy rates of 6.0% to 10.0% for the Extra Space Self Storage Portfolio Properties. Based on the rent roll dated March 9, 2021, the Extra Space Self Storage Portfolio Properties have in place rents between $1.11 to $1.98 PSF and vacancy rates between 6.4% to 15.1%. The in-place rents PSF for all the Extra Space Self Storage Portfolio Properties are below the respective market rents concluded by the appraisal.

The Properties.

Extra Space Brickell

The Extra Space Brickell property is located in Miami, Miami-Dade County, Florida. The Extra Space Brickell property is located along the southeast corner of Southwest 3rd Avenue and Southwest 11th Street in an area surrounded by residential, commercial, and retail developments. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Brickell property was 71,806, 239,266, and 486,795, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Brickell property was $109,820, $86,085, and $86,071, respectively.

Extra Space Ocoee

The Extra Space Ocoee property is located in the city of Ocoee, in Orange County, Florida. Ocoee is approximately 12 miles northwest of the city of Orlando. The Extra Space Ocoee property is located along the south side of SR 50 just east of SR 429 in an area surrounded by many commercial, retail, and industrial developments. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Ocoee

A-3-6

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

property was 1,478, 75,676, and 167,205, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Ocoee property was $146,847, $111,366, and $109,621, respectively.

Extra Space West Doral

The Extra Space West Doral property is located in Miami, Miami-Dade County, Florida in an area known as Tamiami. The Extra Space West Doral property is located along the southwest corner of Northwest 137th Avenue and Northwest 6th Street in an area surrounded by residential, industrial, commercial, retail developments and vacant land. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space West Doral property was 12,637, 116,192, and 314,978, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space West Doral property was $105,953, $88,600, and $88,091, respectively.

Extra Space Coconut Grove

The Extra Space Coconut Grove property is located in the city of Miami, Miami-Dade County, Florida, in the downtown area in the neighborhood known as Coconut Grove (also known as The Grove). The Extra Space Coconut Grove property is located along the south side of Southwest 28th Lane and just north of US 1 in an area surrounded by residential, commercial, and retail developments. The Downtown Miami area is located just four miles northeast of the Extra Space Coconut Grove property. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Coconut Grove property was 31,707, 230,377, and 478,872, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three- and five-mile radius of the Extra Space Coconut Grove property was $112,982, $92,144, and $91,216, respectively.

Extra Space Alpharetta

The Extra Space Alpharetta property is located in the city of Alpharetta, Forsyth County, Georgia, 26 miles north of the city of Atlanta. The Extra Space Alpharetta property is located along McGinnis Ferry Road in an area surrounded by largely residential and commercial, retail, and industrial developments as well as some vacant land. The Extra Space Alpharetta property benefits from its location on the north side of McGinnis Ferry Road, a local road that travels northwest to southeast connecting US 19 to SR 141. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Alpharetta property was 8,146, 77,188, and 196,588, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Alpharetta property was $242,404, $180,699, and $177,710, respectively.

Extra Space Fleming Island

The Extra Space Fleming Island property is located in Fleming Island, an unincorporated community in Clay County, Florida. Fleming Island is located 20 miles south of Jacksonville, on the western side of the St. Johns River. Fleming Island is considered to be a bedroom community for Jacksonville. The Extra Space Fleming Island property is located along the south side of East West Parkway in an area surrounded by many commercial and retail developments, as well as vacant land and residential. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Fleming Island property was 5,894, 36,707, and 87,010, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Fleming Island property was $126,445, $114,251, and $102,883, respectively.

Extra Space Marietta

The Extra Space Marietta property is located in city of Marietta, Cobb County, Georgia. Access to the neighborhood is by I-75, US 41, SR 120, and Marietta Parkway which are in proximity to the Extra Space Marietta property. I-75 is an interstate highway that travels north-south through the state alongside of US 41, a United States Highway that runs from South Florida to Michigan, traveling through the cities of Valdosta, Macon, and Atlanta. The Extra Space Marietta property is located along the west side of Franklin Gateway Southeast in an area surrounded by commercial, retail, and industrial developments as well as residential and vacant land. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Marietta property was 8,596, 75,169, and 220,322, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Marietta property was $72,097, $90,739, and $103,328, respectively.

A-3-7

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents certain information relating to the rent comparables and the appraisal’s market rent conclusions for the Extra Space Self Storage Portfolio Properties:

Market Rent Summary
Property Name	Rent Comparables Average Vacancy	Rent Comparables Rent PSF	Appraisal Concluded Vacancy	Appraisal Concluded Rent PSF	In Place Vacancy(4)	In Place Rent PSF(4)
Extra Space Brickell	9.0%	$2.31	7.0%	$2.31	8.1%	$1.98
Extra Space Ocoee	10.0%	$1.26	7.0%	$1.26	6.4%	$1.13
Extra Space West Doral	4.0%	$1.69	6.0%	$1.69	8.0%	$1.41
Extra Space Coconut Grove	5.3%(1)	$2.11	7.0%	$2.11	6.6%	$1.82
Extra Space Alpharetta	11.0%	$1.22	10.0%	$1.22	10.0%	$1.14
Extra Space Fleming Island	13.3%(2)	$1.78	10.0%	$1.78	15.1%	$1.52
Extra Space Marietta	9.4%(3)	$1.24	10.0%	$1.24	11.6%	$1.11

Source: Appraisal, unless otherwise indicated.

(1)	Excludes two rent comparables that were in lease-up and were 31.0% and 67.0% occupied. The remaining four rent comparables have a weighted average occupancy of 94.7%.
(2)	Excludes one rent comparable that was in lease-up and was 31.0% occupied. The remaining four rent comparables have a weighted average occupancy of 86.7%.
(3)	Excludes one rent comparable that was in lease-up and was 52.0% occupied. The remaining four rent comparables have a weighted average occupancy of 90.6%.
(4)	Based on the underwritten rent roll dated March 9, 2021.

The following table presents certain information relating to sales of comparable properties to the Extra Space Brickell property, Extra Space West Doral property and Extra Space Coconut Grove property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	Overall Rate of Return (“OAR”)
Extra Space Storage 9343 East Fowler Avenue, Thonotosassa, FL	2018	Aug-20	72,198	$13,450,000	$186	5.39%
Public Storage 91 Southwest 3rd Street, Miami, FL	2017	Jun-19	74,913	$18,487,889	$247	4.75%
Public Storage 2190 Southwest 8th Street, Miami, FL	2017	Jun-19	65,786	$15,941,938	$242	4.75%
Public Storage 180 West 6th Street, Hialeah, FL	2017	Jun-19	73,565	$15,554,387	$211	4.75%
Extra Space Storage 1201 North Flagler Drive, Fort Lauderdale, FL	1954	May-19	56,842	$12,000,000	$211	4.25%
StorQuest Self Storage 1396 Northeast 125th Street, North Miami, FL	2017	Sep-18	84,434	$31,773,000	$376	5.50%

Source: Appraisal.

A-3-8

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

The following table presents certain information relating to sales of comparable properties to the Extra Space Ocoee property and Extra Space Fleming Island property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	OAR
Extra Space Storage 5850 Journey’s End Way, Port Orange, FL	2019	Nov-20	83,440	$13,250,000	$159	6.00%
Extra Space Storage 9343 East Fowler Avenue, Thonotosassa, FL	2018	Aug-20	72,198	$13,450,000	$186	5.39%
Extra Space Storage 7400, 7424, 7440 Pineda Boulevard, Melbourne, FL	2018	Nov-19	67,680	$12,150,000	$180	6.61%
Extra Space Storage 1201 North Flagler Drive, Fort Lauderdale, FL	1954	May-19	56,842	$12,000,000	$211	4.25%
Extra Space Storage 9999 North Gandy Boulevard, St. Petersburg, FL	2018	Nov-18	70,320	$12,200,000	$173	5.80%

Source: Appraisal.

The following table presents certain information relating to sales of comparable properties to the Extra Space Alpharetta property and Extra Space Marietta property:

Comparable Sales
Property Name Address	Year Built	Sale Date	SF	Sale Price	Price per SF	OAR
Extra Space Storage 3220 Centerville Highway, Snellville, GA	2006	Oct-20	95,954	$17,442,000	$182	5.44%
Extra Space Storage 1248 Zonolite Road Northeast, Atlanta, GA	2007	Mar-20	80,578	$18,100,000	$225	5.50%
Delk Road Self-Storage 1155 Powers Ferry Place Marietta, GA	1985	Oct-18	112,810	$19,950,000	$177	5.75%
Space Shop Storage 1240 Alpharetta Street Roswell, GA	1995	May-18	117,383	$19,350,000	$165	5.03%

Source: Appraisal.

A-3-9

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Extra Space Self Storage Portfolio:

Cash Flow Analysis
	2018	2019	2020	UW(1)	UW Per SF
Gross Potential Rent	$7,769,833	$8,365,747	$8,414,054	$8,699,635	$17.43
Other Income(2)	$569,029	$648,680	$629,060	$617,816	$1.24
Vacancy	(1,852,247)	(1,165,114)	(841,554)	(893,844)	(1.79)
Credit Loss	(65,026)	(82,745)	(92,117)	(56,628)	(0.11)
Concessions	(493,920)	(456,165)	(264,783)	(225,276)	(0.45)
Effective Gross Income	$5,927,669	7,310,403	$7,844,660	$8,141,703	$16.31

Real Estate Taxes	$527,313	$791,019	$879,021	$927,373	$1.86
Insurance	$104,245	$124,753	$160,135	$112,759	$0.23
Other Expenses	$1,927,498	$2,057,404	$2,048,109	$2,062,960	$4.13
Total Expenses	$2,559,056	$2,973,176	$3,087,265	$3,103,092	$6.22

Net Operating Income	$3,368,613	$4,337,227	$4,757,395	$5,038,611	$10.10
Capital Expenditures	$0	$0	$0	$74,857	$0.15
Net Cash Flow	$3,368,613	$4,337,227	$4,757,395	$4,963,754	$9.95

Occupancy %(3)	79.0%	87.0%	91.0%	90.8%
NOI DSCR	1.28x	1.65x	1.81x	1.92x
NCF DSCR	1.28x	1.65x	1.81x	1.89x
NOI Debt Yield(4)	5.2%	6.7%	7.3%	8.1%
NCF Debt Yield(4)	5.2%	6.7%	7.3%	7.9%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the lender UW.
(2)	Other Income is comprised of tenant paid insurance, merchandise sales, fee income, and other miscellaneous income.
(3)	As of the underwritten rent roll dated March 9, 2021, the Extra Space Self Storage Portfolio Properties were 90.8% occupied. However, UW Occupancy % was 76.4%, which represents economic occupancy taking into account vacancy, loss-to-lease, credit loss and concessions.
(4)	UW NOI Debt Yield and UW NCF Debt Yield are calculated net of the $2,500,000 earnout reserve. UW NOI Debt Yield and UW NCF Debt Yield without netting the reserve would be 7.8% and 7.8%, respectively.

Delaware Statutory Trust Master Lease. Each of the Extra Space Self Storage Portfolio Borrowers is a Delaware statutory trust (“DST”). Each Signatory Trustee, pursuant to the respective Extra Space Self Storage Portfolio Borrowers’ trust agreement, has the full power and authority to manage the respective Extra Space Self Storage Portfolio Property and the activities and affairs of the respective Extra Space Self Storage Portfolio Borrower, subject to certain DST restrictions related to the operation of the respective Extra Space Self Storage Portfolio Property.

In order to accommodate the DST structure, each of the Extra Space Self Storage Portfolio Borrowers entered into a respective master lease (the “Master Lease”) with a Master Tenant, and each Master Tenant is owned and controlled by NexPoint Storage Partners, Inc. Under each Master Lease, the related Extra Space Self Storage Portfolio Property is leased in its entirety to the related Master Tenant, which subleases the self-storage units, leasable parking spaces and/or commercial retail units, as applicable, at such Extra Space Self Storage Portfolio Property to sub-tenants. Each Master Tenant’s interest in all leases and tenant rents was collaterally assigned to the applicable Extra Space Self Storage Portfolio Borrower, which in turn collaterally assigned such interest to the lender. The lender may terminate each Master Lease (i) upon the occurrence of an event of default under such Master Lease or the applicable tenant/landlord subordination and assignment agreement, or (ii) at the lender’s election, in the event of a foreclosure or deed-in-lieu of foreclosure by the lender. Rent under each Master Lease consists of: (i) base rent (equal to the aggregate annual principal and interest payments and all required reserve deposits under the related Extra Space Self Storage Portfolio Mortgage Loan documents), (ii) additional rent (equal to the amount that gross revenues exceed the additional rent breakpoint set forth in the related Master Lease) and (iii) supplemental rent (equal to 90% of the amount by which gross revenue exceeds the supplemental rent breakpoint set forth in the related Master Lease). Pursuant to the Extra Space Self Storage Portfolio Mortgage Loan documents, NexPoint Storage Partners, Inc. must retain 100% of ownership interest in, and control of, each Master Tenant. Each Master Lease is subordinate to the Extra Space Self Storage Portfolio Mortgage Loan and is scheduled to expire after the maturity date of the Extra Space Self Storage Portfolio Mortgage Loan.

The Extra Space Self Storage Portfolio Mortgage Loan documents provide that the lender may, by written notice to the Signatory Trustees, direct the Signatory Trustees to cause the Extra Space Self Storage Portfolio Borrowers to terminate the trust agreement of each Extra Space Self Storage Portfolio Borrower by converting each Extra Space Self Storage Portfolio Borrower from a DST to a Delaware limited liability company if (a) an event of default occurs or (b) the lender determines, in good faith, that an event of default is imminent which could reasonably be expected to cause a material adverse effect under the Extra Space Self Storage Portfolio Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

Escrows and Reserves.

A-3-10

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

Taxes – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $309,271 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $77,318).

Insurance – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $122,155 for insurance and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially approximately $9,397).

Recurring Replacements Reserve – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for monthly deposits of approximately $6,238 into a reserve for approved capital expenditures.

Earnout Reserve – The Extra Space Self Storage Portfolio Mortgage Loan documents provide for an upfront earnout reserve of $2,500,000. Provided that no default has occurred and is continuing, the lender will disburse funds held in the earnout reserve to the Extra Space Self Storage Portfolio Borrowers at such time as the net cash flow (based on the 12-month period preceding the date of calculation) debt yield is equal to or greater than 7.5%. In the event that the Extra Space Self Storage Portfolio Properties have not achieved a debt yield of at least 7.5% by April 16, 2024, the lender will apply all funds on deposit in the earnout reserve to a partial prepayment or partial defeasance of the Extra Space Self Storage Portfolio Mortgage Loan on the next payment date. Any partial prepayment of the Extra Space Self Storage Portfolio Mortgage Loan in connection with this event will be subject to the payment of a yield maintenance premium, and the Extra Space Self Storage Portfolio Borrowers are required to pay to the lender such yield maintenance premium and all costs incurred by lender with respect to such prepayment.

Lockbox and Cash Management. The Extra Space Self Storage Portfolio Mortgage Loan is structured with a soft lockbox and in-place cash management. Absent a continuing Cash Management Period (as defined below), the Extra Space Self Storage Portfolio Borrowers and property manager are required to deposit into the lockbox account, within five business days of receipt, an amount necessary, to, among other things, (i) make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) pay debt service on the Extra Space Self Storage Portfolio Mortgage Loan and (iii) make the monthly deposits into the replacement reserve as described above under “Escrows and Reserves”. The amounts deposited in the lockbox account are required to be transferred to the cash management account and applied as described immediately above. During the continuance of a Cash Management Period, (a) the Extra Space Self Storage Portfolio Borrowers and property manager are required to deposit into the lockbox account all rents and other revenue from the Extra Space Self Storage Portfolio Properties within five business days of receipt and (b) provided no event of default under the Extra Space Self Storage Portfolio Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date, among other things: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the Extra Space Self Storage Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Extra Space Self Storage Portfolio Mortgage Loan during the continuance of such Cash Management Period.

A “Cash Management Period” will commence upon (i) the stated maturity date, (ii) an event of default, or (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.65x; and will end if, (1) the Extra Space Self Storage Portfolio Mortgage Loan and all other obligations under the Extra Space Self Storage Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to clause (iii) above, the lender has determined that the Extra Space Self Storage Portfolio Properties have achieved a debt service coverage ratio of at least 1.70x as of the last day of a calendar quarter for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Extra Space Self Storage Portfolio Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Extra Space Self Storage Portfolio Properties

A-3-11

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$65,000,000
Various	Extra Space Self Storage Portfolio	Cut-off Date LTV:	46.3%
Various, Various		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	8.1%

together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

A-3-14

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

215 Coles Street
215 Coles Street
Jersey City, NJ 07310
Newark Liberty Intl. Airport 8 miles
Weehawken
Lincoln Tunnel
Union City
Hoboken
Stevens Institute of Technology
Hoboken Public Library
DeBaun Auditorium
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
Downtown Hoboken
Hoboken City Hall
Hoboken Terminal
Newport Plaza
Newport
Newport Centre
Newport Tower
Holland Tunnel
Journal Square
Hudson County Community College
St. Peter's University
JERSEY CITY
Historic Downtown
Downtown
Jersey City Medical Center
Museum of Russian Art
70 Greene St.
Merrill Lynch Building
Hyatt Regency Jersey City
Portside Towers
77 Hudson Street
99 Hudson
Colgate Street
Liberty Clock Towers
HUDSON COUNTY
Liberty State Park
Ellis Island
Ellis Island Immigration Museum
Liberty National Golf Course
Liberty Island
Statue of Liberty
Upper New York Bay
Governor's Island
Hudson River
NEW JERSEY
NEW YORK
MANHATTAN
Chelsea
Greenwich Village
SoHo
Tribeca
Battery Park City
Financial District
Brooklyn Heights
BROOKLYN
Brooklyn Battery Tunnel
NJ Turnpike
NJ Turnpike Ext.
NEW YORK CITY
QUEENS
BRONX
STATEN ISLAND
NEWARK

A-3-15

Mortgage Loan No. 2 – 215 Coles Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$60,000,000			Location:	Jersey City, NJ 07310
				General Property Type:	Industrial
Cut-off Date Balance:	$60,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1927/N/A
Borrower Sponsor:	Moishe Mana			Size:	760,000 SF
Guarantor:	Moishe Mana			Cut-off Date Balance per SF:	$79
Mortgage Rate:	3.3100%			Maturity Date Balance per SF:	$79
Note Date:	4/6/2021			Property Manager:	M Management, Inc.
First Payment Date:	5/6/2021				(borrower-related)
Maturity Date:	4/6/2026
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	60 months			UW NOI:	$6,494,865
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (30); O (5)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.03x
Additional Debt Type:	N/A			Most Recent NOI:	$4,189,262 (2/28/2021 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,279,759 (12/31/2020)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,064,936 (12/31/2019)
Reserves(1)				Most Recent Occupancy:	100.0% (5/6/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$47,561	$47,561	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$663	$55	N/A	Appraised Value (as of):	$124,500,000 (3/9/2021)
Recurring Replacements:	$0	$8,233	N/A	Appraised Value per SF:	$164
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio:	48.2%
Deferred Maintenance:	$53,250	$0	N/A	Maturity Date LTV Ratio:	48.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	100.0%	Return of Equity:	$36,543,626	60.9%
			Loan Payoff:	$22,318,304	37.2%
			Closing Costs:	$1,036,596	1.7%
			Reserves:	$101,474	0.2%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the 215 Coles Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 215 Coles Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The second largest mortgage loan (the “215 Coles Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $60,000,000 and secured by a first priority fee mortgage on a 760,000 SF industrial property located in Jersey City, New Jersey (the “215 Coles Street Property”). The proceeds of the 215 Coles Street Mortgage Loan were used to refinance existing mortgages encumbering the 215 Coles Street Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Mosello DE LLC, (the “215 Coles Street Borrower”), a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors. The borrower sponsor and non-recourse carveout guarantor of the 215 Coles Street Mortgage Loan is Moishe Mana.

Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tristate area. Moishe Mana then founded GRM (as defined below), a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the 215 Coles Street Property, real estate in the Meatpacking District in New York City and large assemblages of property in the Wynwood and Flagler districts of Miami, Florida. As of March 16, 2021, Mr. Mana’s real estate portfolio consists of 103 properties totaling over 8.8 million SF.

The Property. The 215 Coles Street Property is a 760,000 SF industrial property located in Jersey City, New Jersey. The 215 Coles Street Property is 100% leased by the borrower to 215 Coles ML LLC (“Mana Holding Company” or the “Primary Tenant”), an entity that is 100% owned by the borrower

A-3-16

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

sponsor of the 215 Coles Street Mortgage Loan, pursuant to a primary lease for the entire 215 Coles Street Property (the “Primary Lease”), and the 215 Coles Street Property is 100% occupied by sponsor-affiliated companies that are 100% owned by the borrower sponsor (the affiliated companies, collectively, the “Sponsor Affiliate Companies”). The Primary Lease has a 15 year term and is personally guaranteed by the borrower sponsor for the full term of the Primary Lease. Mana Holding Company intends to sublease substantially all portions of the 215 Coles Street Property to the Sponsor Affiliated Companies.

The annual rent for the Primary Lease is $6,650,000 ($8.75 PSF) triple-net which is in-line with the appraiser’s market rent conclusion for the 215 Coles Street Property of $8.75 PSF triple-net. The Sponsor Affiliate Companies occupying the 215 Coles Street Property include the below listed companies. GRM has occupied the majority of the 215 Coles Street Property since the borrower sponsor acquired the 215 Coles Street Property in 1997, but in recent years the borrower sponsor has brought in additional businesses that he owns to the 215 Coles Street Property.

Major Sublease Tenants.

GRM (595,000 SF, 78.3% of NRA). GRM Information Management Services Inc. (“GRM”) is a document management company that was founded in New York City in 1987 to provide a secure alternative for records storage. GRM’s climate-controlled storage facilities are located in 15 major metropolitan areas. The 215 Coles Street Property is GRM’s flagship facility which offers vault and climate-controlled document storage. The 215 Coles Street Property offers around-the-clock security staff led by a director of security with more than 35 years of law enforcement experience. The 215 Coles Street Property also serves as one of GRM’s bases of operations for sales and professional services related to their cloud-based Content Services Platform. GRM has more than 7,500 clients nationwide. The top five accounts for GRM at the 215 Coles Street Property have been in the 215 Coles Street Property for approximately 10 years on average and they represent less than 3% of GRM’s total revenue.

Moishe’s Self Storage (125,000 SF, 16.4% of NRA). Moishe’s Self Storage serves customers in New York City and the surrounding area with a wide variety of storage solutions. Moishe’s Self Storage provides a full range of services and packing supplies for both personal and business clients. The storage units provide Manhattan, Brooklyn, Bronx and Queens with 24-hour climate and temperature controlled storage rooms and mini-storage containers for clients of various sizes. The borrower sponsor is in the process of setting up 120,000 SF at the 215 Coles Street Property that Moishe’s Self Storage will be using for storage warehouse space. The storage warehouse space at the 215 Coles Street Property will be used for storage of items stored through Moishe’s pick up and drop off services and will not be accessed by the public.

Mana Wine Storage (25,000 SF, 3.3% of NRA). Mana Wine Storage is a premium wine storage operation based at the 215 Coles Street Property with climate and humidity-controlled systems. All in- and out-bound wines are tracked by a barcoding system for inventory accuracy. Offering a variety of storage options from pallet storage, to open shelving, to individual private lockers, Mana Wine Storage offers options that suit a variety of needs and these options are complemented by secure, prompt pickup and delivery services. Customers include large commercial hospitality organizations as well as individual collectors.

The remainder of the space at the 215 Coles Street Property (15,000 SF) is utilized as office space for the Sponsor Affiliate Companies.

The following table presents certain information relating to the tenants at the 215 Coles Street Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Mana Holding Company(2)	NR/NR/NR	760,000	100.0%	$6,650,000	100.0%	$8.75	3/31/2036	N/A	N
Subtotal/Wtd. Avg.		760,000	100.0%	$6,650,000	100.0%	$8.75

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		760,000	100.0%	$6,650,000	100.0%	$8.75

(1)	Information is based on the underwritten rent roll dated May 6, 2021.
(2)	Mana Holding Company is an affiliate of the borrower sponsor. The borrower sponsor is personally guaranteeing the Mana Holding Company lease and intends to sublease spaces to sponsor-affiliated companies that are 100% owned by the borrower sponsor.

A-3-17

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the 215 Coles Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	1	760,000	$8.75	100.0%	100.0%	$6,650,000	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	760,000	$8.75	100.0%		$6,650,000	100.0%

(1)	Information is based on the underwritten rent roll dated May 6, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

COVID-19 Update. As of March 30, 2021, the 215 Coles Street Borrower has reported that the 215 Coles Street Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full February and March 2021 rent payments. No tenants have requested rent relief or lease forbearance at the 215 Coles Street Property. As of April 6, 2021, the 215 Coles Street Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the 215 Coles Street Mortgage Loan is May 6, 2021.

The Market. The 215 Coles Street Property is located in the Northern New Jersey industrial market. As of the fourth quarter of 2020, average industrial asking rent was $10.35 PSF, vacancy was 4.3%, and inventory totaled approximately 239.4 million SF within the Northern New Jersey industrial market. The 215 Coles Street Property is located in the Hudson Waterfront industrial market of the Northern New Jersey market. For the fourth quarter of 2020, the Hudson Waterfront industrial market had total inventory of approximately 37.0 million SF with a vacancy rate of 3.9% and average asking rent of $12.61 PSF.

According to the appraisal, the estimated 2021 estimated population within the 215 Coles Street Property’s zip code and the Hudson Waterfront industrial market is 15,247 and 675,195, respectively. The 2021 estimated average household income within the 215 Coles Street Property’s zip code and the 215 Coles Street Property’s market is $209,350 and $123,413, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
Industrial
Property SF	760,000
Market Rent (PSF)	$8.75
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3% per annum
Tenant Improvements (New Tenant) (PSF)	$0.00
Tenant Improvements (Renewal) (PSF)	$0.00

Source: Appraisal

A-3-18

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to comparable leases for the 215 Coles Street Property:

Comparable Leases Summary
Property Name/Location	SF	Distance from Subject	Tenant Name	Lease Date / Lease Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
3001 Red Lion Road Philadelphia, PA	447,000	81.4 miles	PCI Pharma Services	Nov. 2019 / 240	447,000	$10.60	NNN
8024 Telegraph Road Severn, MD	361,872	198.0 miles	Nash Finch Company	Oct. 2020 / 84	361,872	$8.50	NNN
140 Docks Corner Road South Brunswick Township, NJ	583,000	43.0 miles	G-III Apparel Group, Ltd.	Sep. 2020 / 96	583,000	$9.79	NNN
120 County Line Drive Cromwell, CT	403,000	110.0 miles	Amazon	Apr. 2020 / 96	403,000	$6.50	NNN
225 Elm Street Perth Amboy, NJ	1,250,000	27.3 miles	Home Depot	Aug. 2019 / 120	921,085	$8.78	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 215 Coles Street Property:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$4,811,544	$4,645,223	$4,652,220	$4,601,142	$6,825,000	$8.98
Reimbursements	$1,412,998	$1,444,648	$1,573,829	$1,575,238	$2,100,288	$2.76
Other Income(3)	$0	$0	$0	$0	$122,242	$0.16
Vacancy and Concessions	$0	$0	$0	$0	($452,376)	($0.60)
Effective Gross Income	$6,224,542	$6,089,871	$6,226,049	$6,176,380	$8,595,153	$11.31

Taxes	$527,483	$545,916	$570,731	$550,217	$570,731	$0.75
Insurance	$342,060	$356,732	$461,099	$483,021	$617,823	$0.81
Other Operating Expenses	$741,101	$1,122,287	$914,460	$953,880	$911,735	$1.20
Total Operating Expenses	$1,610,644	$2,024,935	$1,946,289	$1,987,118	$2,100,288	$2.76

Net Operating Income	$4,613,898	$4,064,936	$4,279,759	$4,189,262	$6,494,865	$8.55
TI/LC	$0	$0	$0	$0	$304,000	$0.40
Capital Expenditures	$0	$0	$0	$0	$98,800	$0.13
Net Cash Flow	$4,613,898	$4,064,936	$4,279,759	$4,189,262	$6,092,065	$8.02

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	94.9%
NOI DSCR	2.29x	2.02x	2.13x	2.08x	3.23x
NCF DSCR	2.29x	2.02x	2.13x	2.08x	3.03x
NOI Debt Yield	7.7%	6.8%	7.1%	7.0%	10.8%
NCF Debt Yield	7.7%	6.8%	7.1%	7.0%	10.2%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	UW Gross Potential Rent is based on the May 6, 2021 rent roll. At origination of the 215 Coles Street Mortgage Loan, the affiliated tenant entered into a new 15-year lease at market rent, which lease is personally guaranteed by the borrower sponsor. The 215 Coles Street Property was previously leased to two of the affiliated sub-tenants at below market rents. UW Gross Potential Rent includes (i) $75,000 attributable to antenna rent (currently being marketed) and (ii) $100,000 attributable to billboard rent leased through January 2023.
(3)	UW Other Income includes income from a 20,000 SF lease with Suez Water Environmental Services Inc. Suez Water Environmental Services Inc. leases 20,000 SF of land used for mobile offices and storage. Suez Water Environmental Services Inc. has been a tenant at the 215 Coles Street Property since 1996 and most recently renewed its lease in 2019, which lease expires in March 2022. Income from this lease has historically been included in the Gross Potential Rent line.
(4)	Occupancy % shown is as of December 31, of each respective year. 2/28/2021 TTM Occupancy % is as of May 6, 2021. UW Occupancy % represents underwritten economic occupancy.

A-3-19

Industrial – Flex	Loan #2	Cut-off Date Balance:	$60,000,000
215 Coles Street	215 Coles Street	Cut-off Date LTV:	48.2%
Jersey City, NJ 07310		U/W NCF DSCR:	3.03x
		U/W NOI Debt Yield:	10.8%

Escrows and Reserves.

The 215 Coles Street Borrower deposited at origination (i) approximately $47,561 for property taxes, (ii) approximately $663 for insurance premiums and (iii) $53,250 for deferred maintenance.

Real Estate Taxes and Insurance - The 215 Coles Street Borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $47,561) and 1/12 of the estimated annual insurance premiums (currently approximately $55).

Recurring Replacements Reserve - The 215 Coles Street Borrower is required to reserve $8,233 monthly for replacements.

Lockbox and Cash Management. The 215 Coles Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 215 Coles Street Mortgage Loan requires that the 215 Coles Street Borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts on deposit in the lockbox account will be transferred to an account designated by the 215 Coles Street Borrower. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 215 Coles Street Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 215 Coles Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 215 Coles Street Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the 215 Coles Street Borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x, (iii) GRM becomes a debtor in any bankruptcy or other insolvency proceeding and (iv) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.30x for two consecutive calendar quarters, with regard to clause (iii), the bankruptcy or insolvency proceeding of GRM has terminated in a manner satisfactory to the lender, the related sublease has been affirmed and the terms of such sublease, as affirmed, are satisfactory to the lender and with regard to clause (iv), when the related Major Tenant Event Period is cured, as further described below.

A “Major Tenant Event Period” commences if Mana Holding Company or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the 215 Coles Street Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) less than 80% of the related space is physically occupied and subleased by affiliates of the Major Tenant, the borrower or the borrower sponsor.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default, with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing and with regard to clause (iv), the affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy for at least 80% of the related Major Tenant space pursuant to subleases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy). A Major Tenant Event Period described under clause (ii) may not be cured.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The 215 Coles Street Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 215 Coles Street Property and business interruption insurance for 18 months with a 180 day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Prospectus.

A-3-20

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A-3-21

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

A-3-22

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Bedford
Burlington
Woburn
Lexington
Winchester
Lincoln
Arlington Heights
Arlington
Medford
Belmont
Somerville
Waltham
Cambridge
Weston
Watertown
Newton
BOSTON

Danvers
Beverly
West Peabody
Peabody
Lynnfield
ESSEX COUNTY
Salem
Marblehead
Lynn
Swampscott
Saugus
Atlantic Ocean

Peabody
Lexington
Arlington
Boston
South Yarmouth

BOSTON
Cohasset
Quincy
Weymouth
Norwood
Milford
Sharon
Foxborough
Brockton
MASS.
Bridgewater
Woonsocket
Attleboro
Taunton
PROVIDENCE
Plymouth
Massachusetts Bay
Cape Cod Bay
Lakeville
Somerset
Fall River
Sandwich
Bourne
Cape Cod
Barnstable
Harwich
Yarmouth
Chatham
New Bedford
Tiverton
Portsmouth
Dartmouth
Falmouth
Newport
RHODE ISLAND
Martha's Vineyard
Nantucket
Atlantic Ocean

Ahold Portfolio	
1 Stop & Shop - Arlington	Arlington, MA
2 Stop & Shop - Lexington	Lexington, MA
3 Stop & Shop - Peabody	Peabody, MA
4 Stop & Shop - South Yarmouth	South Yarmouth, MA

A-3-23

Mortgage Loan No. 3 – Ahold Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$42,930,000			Location:	Various, MA
				General Property Type:	Retail
Cut-off Date Balance:	$42,930,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Inland Private Capital Corporation			Size:	254,368 SF
Guarantor:	Inland Private Capital Corporation			Cut-off Date Balance per SF:	$169
Mortgage Rate:	2.7420%			Maturity Date Balance per SF:	$169
Note Date:	3/10/2021			Property Manager:	Inland Commercial Real Estate
First Payment Date:	5/1/2021				Services, LLC (borrower-related)
Maturity Date:	4/1/2031			Underwriting and Financial Information(2)
Original Term to Maturity:	120 months			UW NOI:	$4,096,169
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.5%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	9.5%
Seasoning:	1 month			UW NCF DSCR:	3.37x
Prepayment Provisions:	LO (25); YM1 (92); O (3)			Most Recent NOI(3):	N/A
Lockbox/Cash Mgmt Status:	None/Springing			2nd Most Recent NOI(3):	N/A
Additional Debt Type:	N/A			3rd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			Most Recent Occupancy:	100.0% (5/1/2021)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	100.0% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	100.0% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of)(4):	$101,700,000 (2/10/2021)
RE Tax:	$0	Springing	N/A	Appraised Value per SF(4):	$400
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(4):	42.2%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(4):	42.2%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,930,000	44.7%	Purchase Price:	$95,400,689	99.4%
Borrower Equity:	$53,031,320	55.3%	Closing Costs:	$560,631	0.6%
Total Sources:	$95,961,320	100.0%	Total Uses:	$95,961,320	100.0%

((1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Ahold Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Ahold Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	Historical NOI is unavailable due to the Ahold Portfolio Properties (as defined below) all being leased to single tenants, each on a triple net basis.

(4)	The appraisal provided a bulk portfolio value for the Ahold Portfolio Properties of $101,700,000, which includes a portfolio premium of approximately 5.3% over the aggregate “as is” appraised values for the individual Ahold Portfolio Properties. The aggregate “as is” appraised value for the individual Ahold Portfolio Properties is $96,600,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 44.4% and 44.4%, respectively and an appraised value PSF of approximately $380.

The Mortgage Loan. The third largest mortgage loan (the “Ahold Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,930,000 and secured by a first priority fee mortgage encumbering four retail properties, totaling 254,368 SF, located in Massachusetts (collectively the “Ahold Portfolio Properties”). Proceeds of the Ahold Portfolio Mortgage Loan, along with approximately $53,031,320 of borrower equity, were used to acquire the Ahold Portfolio Properties for $95,400,689 and pay closing costs.

The Borrower and Borrower Sponsor. The borrower for the Ahold Portfolio Mortgage Loan is NL Grocery I DST (the “Ahold Portfolio Borrower”), a newly formed Delaware Statutory Trust (“DST”) structured to be bankruptcy-remote with one independent director. The signatory trustee and trust manager of the borrower is NL Grocery I Exchange, L.L.C. (the “Signatory Trustee”), a newly formed single member Delaware limited liability company.

The Ahold Portfolio Borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the Ahold Portfolio Properties to a new special purpose entity owned by the same beneficial owners as the Ahold Portfolio Borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the Ahold Portfolio Borrower and the Signatory Trustee if one or more of the Ahold Portfolio Properties is in jeopardy of being foreclosed upon due to an event of default, and the Ahold Portfolio Borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from receipt of conversion notice unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) the Ahold Portfolio Borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the Ahold Portfolio Borrower to remedy the default situation. If the Ahold Portfolio Borrower

A-3-24

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion then the Ahold Portfolio Borrower will effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). IPCC reported that as of December 31, 2020 it had sponsored 266 1031-exchange private placement programs that have provided approximately $6.3 billion in equity and included 748 properties. IPCC reported approximately $9.0 billion in assets under management for the same period.

The Properties. The Ahold Portfolio Properties are comprised of four single tenant retail properties with an aggregate of 254,368 SF. The Ahold Portfolio Properties are each 100.0% leased to Stop & Shop with 20-year terms expiring December 31, 2040. The Ahold Portfolio Properties are located in the Commonwealth of Massachusetts, with three properties located in the Boston metropolitan statistical area and one property located in the Barnstable Town metropolitan statistical area.

The following table presents detailed information with respect to the Ahold Portfolio Properties:

Ahold Portfolio Properties Summary
Property Name Address	SF	% NRA	Year Built / Renovated	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
Stop & Shop - South Yarmouth 7-55 Long Pond Drive South Yarmouth, MA	113,186	44.5%	1974, 1992 / N/A	100.0%	$14,995,000	34.9%	$34,500,000	$1,463,876
Stop & Shop - Arlington 905 Massachusetts Avenue Arlington, MA	29,277	11.5%	1995 / N/A	100.0%	$9,711,635	22.6%	$21,600,000	$916,895
Stop & Shop - Peabody 19 Howley Street Peabody, MA	66,783	26.3%	1998 / N/A	100.0%	$9,711,635	22.6%	$21,600,000	$914,747
Stop & Shop - Lexington 36 Bedford Street Lexington, MA	45,122	17.7%	1999 / N/A	100.0%	$8,511,730	19.8%	$18,900,000	$800,651
Total/Wtd. Avg.	254,368	100.0%		100.0%	$42,930,000	100.0%	$96,600,000	$4,096,169

(1)	The appraisal provided a bulk portfolio value for the Ahold Portfolio Properties of $101,700,000, which includes a portfolio premium of approximately 5.3% over the aggregate “as is” appraised values for the individual Ahold Portfolio Properties. The aggregate “as is” appraised value for the individual Ahold Portfolio Properties is $96,600,000.

Stop & Shop – South Yarmouth (113,186 SF; 34.9% of ALA; 44.5% of NRA; 35.7% of underwritten base rent). The property is comprised of two buildings, a larger multi-tenanted retail building occupied by Stop & Shop, Planet Fitness, Dollar Tree, Great Clips and Habilitation Assistance Corporation, and a smaller single-tenant retail building occupied by Pizazz (collectively the “South Yarmouth Property”). The South Yarmouth Property is situated on a 13.84-acre site at 7-55 Long Pond Drive in South Yarmouth, Massachusetts, approximately 7.5 miles southeast of the Barnstable CBD. The South Yarmouth Property contains 501 surface parking spaces, reflecting an overall parking ratio of 4.43 spaces per 1,000 SF of net rentable area. The South Yarmouth Property is 100.0% master leased to Stop & Shop on a triple net basis for a 20-year term that commenced in January 2021. Stop & Shop subleases approximately 41,320 SF to the tenants named above.

Stop & Shop – Arlington (29,277 SF; 22.6% of ALA; 11.5% of NRA; 22.4% of underwritten base rent). The property is a single-story, single-tenant retail building situated on a 2.80-acre site located at 905 Massachusetts Avenue in Arlington, Massachusetts, approximately 8.7 miles northwest of the Boston CBD (the “Arlington Property”). The Arlington Property contains 152 surface parking spaces, reflecting an overall parking ratio of 5.19 spaces per 1,000 SF of net rentable area. The Arlington Property is 100.0% leased on a triple net basis to Stop & Shop for a 20-year term that commenced in January 2021.

Stop & Shop – Peabody (66,783 SF; 22.6% of ALA; 26.3% of NRA; 22.3% of underwritten base rent). The property is a single-story, single-tenant retail building leased to Stop & Shop with an eight pump self-serve gas station located at the southwest corner of the property (the “Peabody Property”). The Peabody Property is situated on a 6.79-acre site located at 19 Howley Street in Peabody, Massachusetts, approximately 20.1 miles north of the Boston CBD. The Peabody Property contains 305 surface parking spaces, reflecting an overall parking ratio of 4.57 spaces per 1,000 SF of net rentable area. The Peabody Property is 100.0% leased to Stop & Shop on a triple net basis for a 20-year term that commenced in January 2021.

Stop & Shop – Lexington (45,122 SF; 19.8% of ALA; 17.7% of NRA; 19.5% of underwritten base rent). The property is a single-story, single-tenant retail building situated on a 4.30-acre site at 36 Bedford Street in Lexington, Massachusetts, approximately 19.8 miles northwest of the Boston CBD (the “Lexington Property”). The Lexington Property contains 163 surface parking spaces, reflecting an overall parking ratio of 3.61 spaces per 1,000 SF of net rentable area. The Lexington Property is 100.0% leased on a triple net basis to Stop & Shop for a 20-year term that commenced in January 2021.

Each of the Ahold Portfolio Properties tenant has six, five-year renewal options and no termination options. The contractual rent at all four of the Ahold Portfolio Properties will increase 7.50% every five years of the lease term. The leases for all four of the Ahold Portfolio Properties are guaranteed by Ahold Delhaize USA, Inc. whose parent company Ahold Delhaize Group NV is rated BBB+, Baa1 and BBB from Fitch, Moody’s and S&P, respectively.

A-3-25

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Major Tenant.

Stop & Shop is a supermarket located primarily in the Northeastern United States. Stop & Shop opened its first store in 1914 in Somerville, Massachusetts under the Economy Grocery Store brand. Stop & Shop currently employs over 60,000 associates and operates more than 400 stores throughout New England, New Jersey, and New York.   Many of the stores follow the supermarket-pharmacy hybrid model.  Stop & Shop provides technology e-commerce solutions to customers such as home delivery and same-day pickup. Stop & Shop has been a wholly owned subsidiary of the Dutch supermarket operator Royal Ahold NV since 1996.  On June 24, 2015, Royal Ahold NV announced that it would merge with Brussels-based Delhaize Group, a Belgian grocery store conglomerate.  The merger was completed in 2016 with the new holding company being named Ahold Delhaize Group NV.

The following table presents certain information relating to the leases at the Ahold Portfolio Properties:

Tenant Summary(1)
Property Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)
Stop & Shop – South Yarmouth	BBB+/Baa1/BBB	113,186	44.5%	$1,525,643	35.7%	$13.48	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Peabody	BBB+/Baa1/BBB	66,783	26.3%	$953,344	22.3%	$14.28	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Lexington	BBB+/Baa1/BBB	45,122	17.7%	$834,438	19.5%	$18.49	12/31/2040	6 x 5 Yrs	N
Stop & Shop – Arlington	BBB+/Baa1/BBB	29,277	11.5%	$955,589	22.4%	$32.64	12/31/2040	6 x 5 Yrs	N
Subtotal/Wtd. Avg.		254,368	100.0%	$4,269,013	100.0%	$16.78

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		254,368	100.0%	$4,269,013	100.0%	$16.78

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Ahold Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	4	254,368	$16.78	100.0%	100.0%	$4,269,013	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	254,368	$16.78	100.0%		$4,269,013	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

COVID-19 Update. The first payment date for the Ahold Portfolio Mortgage Loan is May 1, 2021. As of March 1, 2021 the Ahold Portfolio Properties are open and operating and the Ahold Portfolio Mortgage Loan is not subject to any modification or forbearance requests, nor any tenant relief requests. 100.0% of the tenants by rental area have made their full March 2021 rental payment, which comprises 100.0% of the underwritten base rent.

The Markets. The Ahold Portfolio Properties are located across two separate markets. The South Yarmouth Property is located in the Barnstable Town metropolitan statistical area. According to a third-party market research report as of the year-to-date March 16, 2021, the Barnstable Town retail market consisted of approximately 15.8 million SF of retail space with an overall market vacancy of 2.7% and average asking rents of approximately $17.33 PSF. There are no defined submarkets within the Barnstable Town metropolitan statistical area.

A-3-26

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

The Peabody Property, Lexington Property, and Arlington Property are located within the Boston metropolitan statistical area. According to a third-party market research report as of the year-to-date March 16, 2021, the Boston retail market consisted of approximately 241.6 million SF of retail space with an overall market vacancy of 3.1% and average asking rents of approximately $24.30 PSF. The Peabody Property resides within the Peabody/Salem retail submarket; the submarket totaled approximately 7.2 million SF with an average vacancy of 2.1% and average market asking rents of $25.85 PSF as of year-to-date March 16, 2021. The Lexington Property and the Arlington Property reside within the Lexington/Arlington retail submarket; the submarket totaled approximately 2.5 million SF with an average vacancy of 1.7% and average market asking rents of $32.98 PSF as of year-to-date March 16, 2021. The appraisal concluded market rent for the South Yarmouth Property, the Arlington Property, the Peabody Property and the Lexington Property at $15.00 PSF, $30.00 PSF, $15.00 PSF and $20.00 PSF, respectively.

The following table includes certain information relating to 2020 demographic information with respect to the Ahold Portfolio Properties:

Demographic Information
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Stop & Shop – South Yarmouth	South Yarmouth, MA	4,169	19,455	43,382	$52,456	$59,544	$56,653
Stop & Shop – Arlington	Arlington, MA	23,765	180,988	550,429	$117,937	$115,264	$97,432
Stop & Shop – Peabody	Peabody, MA	26,488	117,133	269,869	$60,044	$68,127	$70,553
Stop & Shop – Lexington	Lexington, MA	9,410	51,847	177,840	$176,637	$150,114	$122,973

Source: Third-party market research reports.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ahold Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent(3)	$4,269,013	$16.78
Reimbursements	$84,445	$0.33
Other Income	$0	$0.00
Vacancy	($130,604)	($0.51)
Effective Gross Income	$4,222,855	$16.60

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$126,686	$0.50
Total Operating Expenses	$126,686	$0.50

Net Operating Income	$4,096,169	$16.10
TI/LC	$0	$0.00
Capital Expenditures	$70,367	$0.28
Net Cash Flow	$4,025,803	$15.83

Occupancy %(4)	97.0%
NOI DSCR	3.43x
NCF DSCR	3.37x
NOI Debt Yield	9.5%
NCF Debt Yield	9.4%

(1)	Historical cash flows are unavailable due to the Ahold Portfolio Properties all being leased to single tenants under leases that commenced in January 2021, each on a triple net basis. In addition, the Ahold Portfolio Properties were acquired pursuant to this transaction.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the UW.

(3)	Underwritten Base Rent is based on the underwritten straight-line rent through the loan term of $164,467 due to tenants with investment grade parent companies occupying the space.

(4)	Underwritten Occupancy % represents economic occupancy of 97.0%. The Ahold Portfolio Properties are 100.0% leased as of May 1, 2021.

A-3-27

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Escrows and Reserves.

Real Estate Taxes - The Ahold Portfolio Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the Ahold Portfolio Borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance - The Ahold Portfolio Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) either (a) the Ahold Portfolio Borrower maintains a blanket insurance policy acceptable to the lender or (b) (1) each tenant lease remains in full force and effect with no event of default thereunder, (2) each tenant provides a satisfactory insurance policy and pays the related insurance premiums directly, and (3) the Ahold Portfolio Borrower delivers to the lender satisfactory evidence that all applicable premiums have been paid.

Recurring Replacements - During the continuance of a Cash Sweep Event (as defined below) or Reserve Credit Rating Trigger Event (as defined below), the Ahold Portfolio Borrower is required to deposit an amount equal to approximately $5,935 per month into the recurring replacements reserve.

TI/LC Reserve - During the continuance of a Cash Sweep Event or a Reserve Credit Rating Trigger Event, the Ahold Portfolio Borrower is required to deposit an amount equal to approximately $10,599 per month into a reserve for tenant improvements and leasing commissions.

A “Reserve Credit Rating Trigger Event” will commence upon the senior unsecured credit rating of Ahold Delhaize N.V. falling below BBB- from S&P and will continue until the senior unsecured credit rating of Ahold Delhaize N.V. equals or exceeds BBB- from S&P.

Lockbox and Cash Management. The Ahold Portfolio Mortgage Loan is structured with no lockbox and with a springing cash management. Upon the occurrence of a Cash Sweep Event, the Ahold Portfolio Borrower is required to establish and maintain a cash management account controlled by the lender and send direction letters to all tenants instructing them to deposit all rents directly into the cash management account. Notwithstanding the foregoing, the Ahold Portfolio Borrower, the property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Ahold Portfolio Mortgage Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event or a Credit Rating Trigger Event (as defined below) all excess cash will be held by the lender as additional collateral for the Ahold Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon:

(i)	the occurrence of an event of default and will continue until such event of default is cured;

(ii)	the date on which the debt service coverage ratio as calculated in the Ahold Portfolio Mortgage Loan documents based on the trailing three-month period (assuming a 30-year amortization) is less than 1.30x (a “DSCR Trigger Event”) and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period (assuming a 30-year amortization) is at least 1.35x for two consecutive quarters; or

(iii)	the senior unsecured (or equivalent) credit rating of Ahold Delhaize N.V. falling below BB from S&P (“Credit Rating Trigger Event”) and will continue until the senior unsecured credit rating of Ahold Delhaize N.V. equals or exceeds BB+ from S&P.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after May 1, 2023, and prior to the Ahold Portfolio Mortgage Loan maturity date, the Ahold Portfolio Borrower may obtain the release of any of the Ahold Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the Ahold Portfolio Borrower prepays a portion of the Ahold Portfolio Mortgage Loan equal to 120% of the allocated loan amount of the property being released (the “Release Amount”) along with a yield maintenance premium pursuant to the Ahold Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio (assuming 30-year amortization) for the remaining properties following the release is no less than the greater of (x) the debt service coverage ratio (assuming 30-year amortization) for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 1.95x) and (y) 1.92x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 9.50%) and (y) 9.38%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 44.4% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 25% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

A-3-28

Retail – Single Tenant	Loan #3	Cut-off Date Balance:	$42,930,000
Various	Ahold Portfolio	Cut-off Date LTV:	42.2%
Various, MA		U/W NCF DSCR:	3.37x
		U/W NOI Debt Yield:	9.5%

Terrorism Insurance. The Ahold Portfolio Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Ahold Portfolio Properties and business interruption insurance of at least 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-29

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

A-3-30

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

ARKANSAS
LOUISIANA
MISSISSIPPI
TEXAS
SHREVEPORT
JACKSON
BATON ROUGE
LAFAYETTE
NEW ORLEANS
BEAUMONT
Gulf of Mexico
Baton Rouge 65 miles
New Orleans 15 miles
Ochsner Medical Center
Walmart Supercenter
Chateau Golf and Country Club
Chateau Blvd
Loyola Dr
W. Esplanade Ave
Kenner Center
A.C. Alexander Elementary School
Chateau Commons
Pavilion At Esplanade
The Esplanade
W. Loyola Dr
Kenner
Grandlake Estates
Sam's Club
Veterans Blvd
27th St
JEFFERSON PARISH
Creole Foods of Louisiana
AMTRAK
Louis Armstrong New Orleans Intl. Airport
ST. CHARLES PARISH
Pelican Events Center
Bayou Food Distribution
Brown's Dairy
Airline Dr
E. Airline Hwy
South Kenner
Hilton New Orleans
Kenner Ave
3rd St
Cash Magic New Orleans Casino
XPO Logistics
Saint Rose
River Rd
Mississippi River
NOLA Logistics Portfolio
1 100 James Drive Saint Rose, LA
2 107 Mallard Street Saint Rose, LA
3 110 Widgeon Drive Saint Rose, LA
4 115 Canvasback Drive Saint Rose, LA
5 115 James Drive West Saint Rose, LA
6 120 Mallard Street Saint Rose, LA
7 125 James Drive West Saint Rose, LA
8 125 Mallard Street Saint Rose, LA
9 143 Mallard Street Saint Rose, LA
10 150 Canvasback Drive Saint Rose, LA
11 150 James Drive East Saint Rose, LA
12 150 Teal Street Saint Rose, LA
13 160 James Drive East Saint Rose, LA
14 161 James Drive West Saint Rose, LA
15 190 James Drive East Saint Rose, LA

A-3-31

Mortgage Loan No. 4 – NOLA Logistics Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Original Balance:	$38,000,000			Location:	Saint Rose, LA 70087
				General Property Type:	Various
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Sidhartha Singh			Size:	594,455 SF
Guarantor:	Sidhartha Singh			Cut-off Date Balance per SF:	$64
Mortgage Rate:	3.7550%			Maturity Date Balance per SF:	$64
Note Date:	3/30/2021			Property Manager:	Property One, Inc.
First Payment Date:	5/6/2021
Maturity Date:	4/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$3,798,581
Seasoning:	1 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.40x
Additional Debt Type:	N/A			Most Recent NOI:	$3,425,922 (1/31/2021 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,380,908 (12/31/2020)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,181,922 (12/31/2019 T-11 Ann.)
Reserves(1)				Most Recent Occupancy:	84.7% (3/25/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.5% (12/31/2020)
RE Tax:	$183,412	$36,682	N/A	3rd Most Recent Occupancy:	71.7% (12/31/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$60,300,000 (3/11/2021)
Recurring Replacements:	$0	$9,908	$450,000	Appraised Value per SF:	$101
TI/LC:	$0	$17,338	$832,237	Cut-off Date LTV Ratio:	63.0%
Deferred Maintenance:	$51,600	$0	N/A	Maturity Date LTV Ratio:	63.0%
Existing TI/LC & Rent Concessions:	$355,198	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$20,872,488	54.9%
			Return of Equity:	$15,884,049	41.8%
			Closing Costs:	$653,253	1.7%
			Reserves:	$590,210	1.6%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the NOLA Logistics Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the NOLA Logistics Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “NOLA Logistics Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,000,000 and secured by a first priority fee mortgage on 13 industrial properties and two office properties totaling 594,455 SF located in Saint Rose, Louisiana (collectively, the “NOLA Logistics Portfolio Properties”). The proceeds of the NOLA Logistics Portfolio Mortgage Loan were used to refinance existing mortgages encumbering the NOLA Logistics Portfolio Properties, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 100 James Drive, LLC, 107 Mallard Street, LLC, 110 Widgeon Drive, LLC, 115 Canvasback Drive, LLC, 115 James Drive, LLC, 120 Mallard Street, LLC, 125 James Drive, LLC, 125 Mallard Street, LLC, 143 Mallard Street, LLC, 150 Canvasback Drive, LLC, 150 James Drive, LLC, 150 Teal Street, LLC, 160 James Drive, LLC, 161 James Drive, LLC and 190 James Drive, LLC, (collectively, the “NOLA Logistics Portfolio Borrowers”), each a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director. The borrower sponsor and non-recourse carveout guarantor of the NOLA Logistics Portfolio Mortgage Loan is Sidhartha Singh.

Mr. Singh is the founder of Briar Meads Capital, a diversified private real estate investment management company that specializes in the acquisition of distressed loan assets in the United States. Briar Meads Capital was formed to acquire loan assets from financial institutions after the 2008 financial crisis. Since its founding, the firm has completed more than 70 transactions. Before Briar Meads Capital, Mr. Singh was a partner at WM Capital Partners for five years where his team acquired loan assets. Mr. Singh currently owns five portfolios totaling 1.9 million SF.

A-3-32

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

The Properties. The NOLA Logistics Portfolio Properties are a 594,455 SF portfolio consisting of 13 industrial properties and two office properties located in Saint Rose, Louisiana. The NOLA Logistics Portfolio Properties are located approximately 1.6 miles southwest of the newly renovated Louis Armstrong New Orleans International Airport and 12.8 miles west of the New Orleans central business district. The NOLA Logistics Portfolio Properties are located within the larger James Business Park, a collection of approximately 50 buildings adjacent to Louis Armstrong New Orleans International Airport. James Business Park is home to over 100 major local, regional, and national corporations including FedEx, DHL, Siemens, and others who have a need for the logistics-focused location that the park offers. The business park is well served by major roadways including U.S. 61 (Airline Highway), Interstate 10 and U.S. 90 (Jefferson Highway). The 13 industrial properties have average clear heights of approximately 19 feet and are approximately 62.3% industrial finish and 37.7% office finish. As of origination, the borrower sponsor owned one additional property in the James Business Park, which is not collateral for the NOLA Logistics Portfolio Mortgage Loan.

The borrower sponsor acquired notes secured by the NOLA Logistics Portfolio Properties, along with other non-collateral properties, in November 2018 through two note sale transactions and then foreclosed on the NOLA Logistics Portfolio Properties in 2019. The occupancy for the NOLA Logistics Portfolio Properties at acquisition was approximately 68%. Since acquiring the NOLA Logistics Portfolio Properties, the borrower sponsor has executed approximately 185,000 SF of leases.

The NOLA Logistics Portfolio Properties are 84.7% leased as of March 25, 2021 to 54 tenants.

The following table presents detailed information with respect to each of the NOLA Logistics Portfolio Properties:

NOLA Logistics Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	SF(1)	Occupancy %(1)	Allocated Whole Loan Amount (“ALA”)(2)	% of ALA	Appraised Value(3)
115 Canvasback Drive	Industrial	2004 / N/A	64,750	100.0%	$4,139,085	10.9%	N/A
150 Teal Street	Industrial	2000 / N/A	53,544	23.0%	$3,422,752	9.0%	N/A
120 Mallard Street	Office	1981 / N/A	53,520	84.9%	$3,421,218	9.0%	N/A
110 Widgeon Drive	Industrial	2004 / N/A	49,800	100.0%	$3,183,420	8.4%	N/A
150 James Drive East	Industrial	1985 / N/A	49,275	91.9%	$3,149,860	8.3%	N/A
161 James Drive West	Industrial	1986 / N/A	47,474	93.3%	$3,034,733	8.0%	N/A
100 James Drive	Office	1980 / N/A	43,055	100.0%	$2,752,252	7.2%	N/A
150 Canvasback Drive	Industrial	1986 / N/A	40,500	100.0%	$2,588,926	6.8%	N/A
125 James Drive West	Industrial	1990 / N/A	38,692	69.0%	$2,473,351	6.5%	N/A
190 James Drive East	Industrial	1987 / N/A	36,357	100.0%	$2,324,088	6.1%	N/A
160 James Drive East	Industrial	1981 / N/A	25,772	100.0%	$1,647,452	4.3%	N/A
107 Mallard Street	Industrial	1985 / N/A	23,436	100.0%	$1,498,125	3.9%	N/A
125 Mallard Street	Industrial	1984 / N/A	23,436	33.1%	$1,498,125	3.9%	N/A
143 Mallard Street	Industrial	1982 / N/A	23,436	70.4%	$1,498,125	3.9%	N/A
115 James Drive West	Industrial	1986 / N/A	21,408	100.0%	$1,368,487	3.6%	N/A
Total/Wtd. Avg.			594,455	84.7%	$38,000,000	100.0%	$60,300,000

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Property releases are not permitted under the NOLA Logistics Portfolio Mortgage Loan documents. ALA is allocated based on SF.

(3)	Individual appraised values were not provided in the appraisal.

Major Tenants.

Green Shutter Teas, LLC (40,500 SF, 6.8% of NRA, 5.9% of underwritten base rent). Green Shutter Teas, LLC (“Green Shutter”) is a beverage company. Green Shutter is the sole tenant at the 150 Canvasback Drive property and utilizes its space as its headquarters. Green Shutter signed a lease in November 2020 that runs through January 2031. Green Shutter has two five-year renewal options. Green Shutter does not have any termination options.

CertiFit, Inc (39,310 SF, 6.6% of NRA, 5.0% of underwritten base rent). CertiFit, Inc (“CertiFit”) is an automotive supplies and parts company. CertiFit has occupied space at the 115 Canvasback Drive property since 2004 and leases its space through August 2022. CertiFit has two three-year lease renewal options remaining. CertiFit does not have any termination options.

Ochsner Clinic Foundation (30,142 SF, 5.1% of NRA, 3.2% of underwritten base rent). Ochsner Clinic Foundation (“Ochsner”) is Louisiana’s largest non-profit, academic, healthcare system according to its website. Ochsner has been a tenant at the 100 James Drive property since 2019. Ochsner’s lease expires in May 2027 and has two five-year lease renewal options remaining. Ochsner may terminate its lease after June 2025 by providing 120 days’ prior written notice and paying an amount equal to the unamortized portion of the improvement allowance and the broker commissions, plus three months’ rent. Ochsner is paying rent but has not yet moved into its space.

Agility Project Logistics, Inc (25,440 SF, 4.3% of NRA, 3.6% of underwritten base rent). Agility Project Logistics, Inc (“Agility”) provides warehouse services. Agility offers air, ocean, and road freight, as well as supply chain solutions, chemical logistics and household good movement services. Agility has been

A-3-33

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

at the 115 Canvasback Drive property since 2006. Agility’s lease was renewed in February 2019, expires in January 2022 and has one three-year lease renewal option remaining. Agility does not have any termination options.

Mattress Firm (23,718 SF, 4.0% of NRA, 3.5% of underwritten base rent). Mattress Firm is an American mattress store chain founded in 1986 and headquartered in Houston, Texas. Mattress Firm has been a tenant at the 161 James Drive West property since 2006. Mattress Firm’s lease was renewed in January 2018, expires in December 2024 and has one five-year lease renewal option remaining. Mattress Firm does not have any termination options.

The following table presents certain information relating to the tenants at the NOLA Logistics Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Green Shutter	150 Canvasback Drive	NR/NR/NR	40,500	6.8%	$272,565	5.9%	$6.73	1/31/2031	2 x 5 Yrs	N
CertiFit	115 Canvasback Drive	NR/NR/NR	39,310	6.6%	$232,715	5.0%	$5.92	8/31/2022	2 x 3 Yrs	N
Ochsner(3)(4)	100 James Drive	NR/NR/NR	30,142	5.1%	$150,710	3.2%	$5.00	5/31/2027	2 x 5 Yrs	Y
Agility	115 Canvasback Drive	NR/NR/NR	25,440	4.3%	$166,632	3.6%	$6.55	1/31/2022	1 x 3 Yrs	N
Mattress Firm	161 James Drive West	NR/NR/NR	23,718	4.0%	$163,654	3.5%	$6.90	12/31/2024	1 x 5 Yrs	N
Subtotal/Wtd. Avg.			159,110	26.8%	$986,276	21.2%	$6.20

Other Tenants			344,244	57.9%	$3,656,103	78.8%	$10.62
Vacant Space			91,101	15.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			594,455	100.0%	$4,642,379	100.0%	$9.22

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Ochsner is in the process of moving its corporate pharmacy administration division to the 100 James Drive property. Ochsner is paying rent, but has not yet taken occupancy of its space.

(4)	Ochsner may terminate its lease after June 2025 by providing 120 days’ prior written notice and paying an amount equal to the unamortized portion of the improvement allowance and the broker commissions, plus three months’ rent.

The following table presents certain information relating to the lease rollover schedule at the NOLA Logistics Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,378	$6.50	0.9%	0.9%	$34,957	0.8%	0.8%
2021	7	28,183	$10.69	4.7%	5.6%	$301,394	6.5%	7.2%
2022	12	121,421	$8.25	20.4%	26.1%	$1,001,905	21.6%	28.8%
2023	9	71,151	$11.22	12.0%	38.0%	$798,163	17.2%	46.0%
2024	8	65,572	$7.01	11.0%	49.1%	$459,933	9.9%	55.9%
2025	4	35,530	$12.65	6.0%	55.0%	$449,441	9.7%	65.6%
2026	7	54,766	$11.96	9.2%	64.3%	$654,941	14.1%	79.7%
2027	2	44,460	$6.47	7.5%	71.7%	$287,619	6.2%	85.9%
2028	1	9,769	$12.00	1.6%	73.4%	$117,228	2.5%	88.4%
2029	0	0	$0.00	0.0%	73.4%	$0	0.0%	88.4%
2030	2	26,624	$9.92	4.5%	77.9%	$264,233	5.7%	94.1%
2031	1	40,500	$6.73	6.8%	84.7%	$272,565	5.9%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	84.7%	$0	0.0%	100.0%
Vacant	0	91,101	$0.00	15.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	54	594,455	$9.22	100.0%		$4,642,379	100.0%

(1)	Information is based on the underwritten rent roll dated March 25, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

A-3-34

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

COVID-19 Update. As of March 30, 2021 the NOLA Logistics Portfolio Properties are open and operating. According to the borrower sponsor, 100.0% of tenants by underwritten rent and 100.0% of tenants by occupied NRA paid their full February and March 2021 rent payments. No tenants were granted rent relief or lease forbearance at the NOLA Logistics Portfolio Properties. As of April 6, 2021, the NOLA Logistics Portfolio Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the NOLA Logistics Portfolio Mortgage Loan is May 6, 2021.

The Market. The NOLA Logistics Portfolio Properties are located in the New Orleans-Metairie, Louisiana metropolitan statistical area (the “New Orleans MSA”). The top five employers in the New Orleans MSA include Ochsner Health System, East Jefferson General Hospital, ACME Truck Line Inc., Laitram LLC and Georges Enterprises LLC. According to the appraisal, the NOLA Logistics Portfolio Properties are located in the New Orleans market. As of the fourth quarter of 2020, average industrial asking rent was $5.69 PSF, vacancy was 4.5%, and inventory totaled approximately 74.7 million SF within the New Orleans industrial market. The NOLA Logistics Portfolio Properties are located in the St. Charles Parish submarket of the New Orleans market. For the fourth quarter of 2020, the St. Charles Parish industrial submarket had total inventory of approximately 5.9 million SF with a vacancy rate of 9.0% and average asking rent of $8.20 PSF. As of the fourth quarter of 2020, average office asking rent was $17.91 PSF, vacancy was 7.1%, and inventory totaled 52.1 million SF within the New Orleans office market. For the fourth quarter of 2020, the St. Charles Parish office submarket had total inventory of 892,428 SF with a vacancy rate of 9.9% and average asking rent of $14.23 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the NOLA Logistics Portfolio Properties was 2,255, 33,352 and 130,416, respectively. The 2020 average household income within the same radii was $50,158, $57,389 and $74,767, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	$10.50 PSF Net Space	$6.50 PSF Net Space	$11.00 PSF Net Space	$16.50 PSF Full Service (“FS”) Space	$8.00 PSF Net Space	$9.00 PSF Net Space
Property SF	130,408	162,024	49,275	122,347	40,500	89,901
Market Rent (PSF)	$10.50	$6.50	$11.00	$16.50	$8.00	$9.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	FS	NNN	NNN
Rent Increase Projection	CPI	CPI	CPI	CPI	CPI	CPI
Tenant Improvements (New Tenant) (PSF)	$5.00	$1.00	$5.00	$5.00	$3.00	$3.00
Tenant Improvements (Renewal) (PSF)	$2.50	$0.50	$2.50	$2.50	$1.50	$1.00

Source: Appraisal

The following table presents certain information relating to comparable leases for the NOLA Logistics Portfolio Properties:

Comparable Leases Summary
Property Name/Location	SF	Distance from Subject	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Elmwood Oaks Office Park 201 Evans Road New Orleans, LA	74,566	9.0 miles	Available for Lease	Aug. 2020	4,265	$18.00	FS
3445 North Causeway 3445 North Causeway Boulevard Metairie, LA	128,694	14.7 miles	Immigration Law Firm	Aug. 2019	1,334	$20.00	FS
15524 Airline Highway 15524 Airline Highway Baton Rouge, LA	10,500	60.7 miles	Performance Repair	Jan. 2019	10,500	$11.38	NNN
Industrial Property 11955 Lakeland Park Boulevard Baton Rouge, LA	90,662	63.5 miles	Express Courier Intl.	Aug. 2020	23,604	$5.50	NNN
Jefferson Parish Sherriff’s Office 3620 Hessmer Avenue Metairie, LA	2,854	10.8 miles	OrangeTheory	Jan. 2020	2,854	$21.00	Net
11 James Boulevard 11 James Boulevard St. Rose, LA	11,133	0.7 miles	Asking Rent	Mar. 2020	1,191	$16.00	FS

Source: Appraisal

A-3-35

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the NOLA Logistics Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019(2)	2020	1/31/2021 TTM	UW	UW PSF
Gross Potential Rent(3)	$3,793,056	$3,555,460	$4,130,641	$4,136,831	$5,574,641	$9.38
Reimbursements	$790,636	$718,511	$1,276,003	$1,296,217	$1,233,487	$2.07
Other Income	$0	$5,819	$29,023	$41,239	$42,181	$0.07
Vacancy and Concessions	$0	$0	$0	$0	($932,262)	($1.57)
Effective Gross Income	$4,583,692	$4,279,790	$5,435,667	$5,474,287	$5,918,047	$9.96

Taxes	$427,780	$461,218	$446,257	$444,725	$427,368	$0.72
Insurance	$334,672	$360,468	$367,401	$366,759	$416,394	$0.70
Other Operating Expenses	$1,432,621	$1,276,182	$1,241,101	$1,236,881	$1,275,703	$2.15
Total Operating Expenses	$2,195,073	$2,097,868	$2,054,759	$2,048,365	$2,119,465	$3.57

Net Operating Income(4)	$2,388,619	$2,181,922	$3,380,908	$3,425,922	$3,798,581	$6.39
TI/LC	$0	$0	$0	$0	$208,059	$0.35
Capital Expenditures	$0	$0	$0	$0	$118,891	$0.20
Net Cash Flow	$2,388,619	$2,181,922	$3,380,908	$3,425,922	$3,471,631	$5.84

Occupancy %(5)	68.9%	71.7%	81.5%	84.7%	86.3%
NOI DSCR	1.65x	1.51x	2.34x	2.37x	2.63x
NCF DSCR	1.65x	1.51x	2.34x	2.37x	2.40x
NOI Debt Yield	6.3%	5.7%	8.9%	9.0%	10.0%
NCF Debt Yield	6.3%	5.7%	8.9%	9.0%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	The borrowers purchased notes secured by the NOLA Logistics Portfolio Properties in November 2018 and foreclosed on the NOLA Logistics Portfolio Properties in mid-2019. As such, 2019 represents operations from the trailing 11 months December 2019 annualized.

(3)	UW Gross Potential Rent is based on the March 25, 2021 rent roll.

(4)	The borrower sponsor acquired notes secured by the NOLA Logistics Portfolio Properties, along with other non-collateral properties, in November 2018 through two note sale transactions and then foreclosed on the NOLA Logistics Portfolio Properties in early 2019. The occupancy for the NOLA Logistics Portfolio Properties at acquisition was approximately 68%. Since acquiring the NOLA Logistics Portfolio Properties, the borrower sponsor has executed approximately 185,000 square feet of leases. Historical Net Operating Income growth can be attributed to the 185,000 SF of recent renewals and new leases signed at the NOLA Logistics Portfolio Properties. Additionally, UW Net Operating Income is higher than 1/31/2021 TTM because six leases totaling approximately $416,000 in underwritten base rent and approximately $49,000 in underwritten reimbursements were signed in 2021 and did not represent a full twelve months of rent in the 1/31/2021 TTM.

(5)	Occupancy % shown is as of December 31, of each respective year except for 2018 which is as of January 1, 2019. 1/31/2021 TTM Occupancy % is as of March 25, 2021. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The NOLA Logistics Portfolio Borrowers deposited at origination (i) approximately $183,412 for property taxes, (ii) $277,215 for existing TI/LCs, (iii) $77,983 for a rent concessions reserve and (iv) $51,600 for deferred maintenance.

Real Estate Taxes and Insurance - The NOLA Logistics Portfolio Borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $36,682) and 1/12 of the estimated annual insurance premiums, however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing. The monthly insurance escrow is currently suspended.

Recurring Replacements Reserve - The NOLA Logistics Portfolio Borrowers are required to reserve $9,908 monthly for replacements, subject to a cap of $450,000.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $17,338 per month, subject to a cap of $832,237.

Lockbox and Cash Management. The NOLA Logistics Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts will be deposited into an account designated by the NOLA Logistics Portfolio Borrowers. The NOLA Logistics Portfolio Mortgage Loan requires that during the continuance of a Sweep Event Period, the NOLA Logistics Portfolio Borrowers deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the NOLA Logistics Portfolio Mortgage Loan documents and all excess cash flow

A-3-36

Various - Various	Loan #4	Cut-off Date Balance:	$38,000,000
Various	NOLA Logistics Portfolio	Cut-off Date LTV:	63.0%
Saint Rose, LA 70087		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.0%

funds remaining in the cash management account after the application of such funds in accordance with the NOLA Logistics Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the NOLA Logistics Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the NOLA Logistics Portfolio Borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x (based on amortizing debt service payments).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), when the amortizing debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The NOLA Logistics Portfolio Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the NOLA Logistics Portfolio Properties and business interruption insurance for 12 months with a 180 day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-37

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

A-3-38

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

A-3-39

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Downtown Las Vegas 4 miles
Twain Ave.
E. Twain Ave.
Rio Pavilion Conference Center
RIO HOTEL AND CASINO
GOLD COAST
PALMS CASINO RESORT
Valley View Blvd.
W. Flamingo Rd.
Las Vegas Strip
THE MIRAGE
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
CASINO ROYAL
HARRAH'S LAS VEGAS
THE LINQ
O'Shea's Casino
FLAMINGO LAS VEGAS
THE CROMWELL
Grand Bazaar Shops
BALLY'S
Via Bellagio
Fountains at Bellagio
PARIS LAS VEGAS
Miracle Mile Shops
PLANET HOLLYWOOD
THE COSMOPOLITAN OF LAS VEGAS
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
VDARA HOTEL & SPA
ARIA RESORT & CASINO
CITY CENTER
Veer Towers
Aria Convention Center
MANDARIN ORIENTAL
MONTE CARLO
Polo Towers
Hawaiian Marketplace
Hard Rock Cafe LV
Grand Garden Arena
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
David Copperfield Theatre
MGM GRAND
Sands Expo & Convention Ctr
HARRAH'S/ THE LINQ
FLAMINGO/ CAESAR'S PALACE
BALLY'S/ PARIS
LAS VEGAS MONORAIL
WESTIN
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
HARD ROCK HOTEL & CASINO
Koval Ln.
Howard Hughes Pkwy
Paradise Rd.
Flamingo Rd.
Harmon Ave.
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
THE SIGNATURE @ MGM GRAND
Conference Center
LAS VEGAS
Wynn Rd.
Tompkins Rd.
Industrial Rd.
Frank Sinatra Dr.
Panorama Towers
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Grand Canyon Helicopters
Hollywood Car Museum
Reno Ave.
Titanic
Las Vegas Blvd.
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
Giles St.
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
Hacienda Ave.
Hacienda Industrial Park
North Conv. Center
FOUR SEASONS
Mandalay Bay Event Center
Shark Reef Aquarium at Mandalay Bay
South Convention Center
CLARK COUNTY
Allegiant Stadium
McCarran International Airport
Magic of David Copperfield Museum
W. Russell Rd.
Polaris Ave.
Dean Martin Dr.
Hotel Row
W. Oquendo Rd.
Welcome to Las Vegas Sign
Bali Hai Golf Club
Las Vegas Frwy
S. Las Vegas Blvd.
W. Post Rd.
MGM Grand & Mandalay Bay
1 MGM Grand Las Vegas, NV
2 Mandalay Bay Las Vegas, NV
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Downtown
Enterprise
HENDERSON
CLARK COUNTY

A-3-40

Mortgage Loan No. 5 – MGM Grand & Mandalay Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$36,347,000			Location:	Las Vegas, NV
				General Property Type:	Hospitality
Cut-off Date Balance(2):	$36,347,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose(3):	Acquisition			Year Built/Renovated(8):	Various/N/A
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM			Size(9):	9,748 Rooms
	Growth Properties Operating			Cut-off Date Balance per Room(2):	$167,645
	Partnership LP			Maturity Date Balance per Room(2)(4):	$167,645
Guarantors:	BREIT Operating Partnership L.P.; MGM			Property Manager:	Self Managed
	Growth Properties Operating
	Partnership LP
Mortgage Rate:	3.5580%
Note Date:	2/14/2020
First Payment Date:	4/5/2020
Anticipated Repayment Date(4):	3/5/2030
Maturity Date(4):	3/5/2032			Underwriting and Financial Information(3)(10)
Original Term to Maturity:	120 months			UW NOI:	$520,080,353
Original Amortization Term(4):	0 months			UW NOI Debt Yield(2):	17.9%
IO Period:	120 months			UW NOI Debt Yield at Maturity(2)(4):	17.9%
Seasoning:	14 months			UW NCF DSCR(2):	4.95x
Prepayment Provisions(5):	YM0.5 (35); DEF/YM0.5 (78); O(7)			Most Recent NOI:	$108,822,815 (12/31/2020)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$520,080,353 (12/31/2019)
Additional Debt Type(2)(6):	Pari Passu/Subordinate			3rd Most Recent NOI:	$617,369,266 (12/31/2018)
Additional Debt Balance(2)(6):	$1,597,853,000/$1,365,800,000			Most Recent Occupancy(9):	54.1% (12/31/2020)
Future Debt Permitted (Type)(6):	Yes (Mezzanine)			2nd Most Recent Occupancy(9):	92.1% (12/31/2019)
Reserves(7)				3rd Most Recent Occupancy(9):	91.5% (12/31/2018)
Type	Initial	Monthly	Cap	Appraised Value (as of)(11):	$4,600,000,000 (1/10/2020)
RE Taxes:	$0	Springing	N/A	Appraised Value per Room:	$471,892
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(2)(11):	35.5%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(11):	35.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$1,634,200,000	35.4%	Purchase Price:	$4,600,000,000	99.6%
Junior Notes(1):	$1,365,800,000	29.6%	Closing Costs:	$17,792,163	0.4%
Borrower Sponsor Equity(12):	$1,617,792,163	35.0%
Total Sources:	$4,617,792,163	100.0%	Total Uses:	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”).

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory B-notes and C-notes with an aggregate Cut-off Date balance of $1,365,800,000 which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes” or “MGM Grand & Mandalay Bay Subordinate Companion Loan”). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the MGM Grand & Mandalay Bay Senior Loan. The UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the MGM Grand & Mandalay Bay Whole Loan are 2.70x, 2.70x, 9.7%, 9.7%, 65.2% and 65.2%, respectively.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Certain financial and other information presented in this Term Sheet, including the NOI and occupancy information presented in the chart above, is presented on a “look through” basis, based on the rents and receipts of the master lease of MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The UW NCF DSCR and UW NOI Debt Yield presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay Senior Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Senior Loan results in a DSCR of 1.85x and on the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The Most Recent NOI financials presented above reflects the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The

A-3-41

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Operating History and Underwritten Net Cash Flow” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the chart above for Original Term to Maturity, Maturity Date Balance per Room, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio are calculated based on the ARD.

(5)	The defeasance lockout period will be 35 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers (as defined below) have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 12, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(7)	See “Escrows and Reserves” below.

(8)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.

(10)	The MGM Grand & Mandalay Bay Whole Loan was originated, and certain NOI, NCF and occupancy information and the appraised value were determined, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the MGM Grand & Mandalay Bay Whole Loan was underwritten, based on such prior information. In addition, the pandemic is an evolving situation, and could further adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield Metrics presented above and herein.

(11)	The aggregate Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(12)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Mortgage Loan. The fifth largest mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a whole loan (the “MGM Grand & Mandalay Bay Whole Loan”) in the original principal amount of $3,000,000,000. The MGM Grand & Mandalay Bay Whole Loan is secured by a first priority fee mortgage encumbering the MGM Grand resort (the “MGM Grand”) and Mandalay Bay resort (the “Mandalay Bay”) (each a “Property” and together, the “Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 50 pari passu senior promissory notes with an aggregate principal amount of $1,634,200,000 and (ii) 24 promissory notes with an aggregate principal amount of $1,365,800,000 which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Subordinate Notes”). The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-14-7, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $36.347 million, which is being contributed to the MSC 2021-L5 securitization trust. The remaining MGM Grand & Mandalay Bay Senior Notes (collectively, the “MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans”), have been or are expected to be transferred to securitization trusts or may be otherwise transferred at any time. The MGM Grand & Mandalay Bay Whole Loan is being serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and MGM Grand & Mandalay Bay Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The

A-3-42

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively. All such appraised values were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information.

MGM Grand & Mandalay Bay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
MGM Grand & Mandalay Bay Mortgage Loan
A-14-7	$36,347,000	$36,347,000	MSC 2021-L5	No
MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12(1)	$162,347,000	$162,347,000	SGFC	No
Total (Senior Notes)	$1,634,200,000	$1,634,200,000
MGM Grand & Mandalay Bay Subordinate Notes(2)
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total (Whole Loan)	$3,000,000,000	$3,000,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(3)	The MGM Grand & Mandalay Bay Whole Loan is being serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA securitization trust. The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Borrowers and the Borrower Sponsors. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the MGM Grand & Mandalay Bay Borrowers is a Delaware limited liability company and single purpose entity with two independent directors.

On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0

A-3-43

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 SF of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay

A-3-44

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020 and in place through February 2021, MGM temporarily closed the hotel tower operations at the Mandalay Bay Property from Monday through (and including) Wednesday each week. The casino, restaurants and certain other amenities at the Mandalay Bay Property remained open throughout the week. As of March 2021, the hotel tower operations at the Mandalay Bay Property are now available seven days a week. The MGM Grand & Mandalay Bay Whole Loan is current through the March 2021 payment date and as of March 16, 2021, no loan modification or forbearance requests have been made. Additionally, all master lease payments are current, and no master lease modification requests have been made. See “Risk Factors—Risks Related to Market Conditions—The Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

A-3-45

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sep 2020 TTM(1)	YE 2020(1)	UW(1)
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$75	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$33	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$109	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	3.6%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	0.4x	1.8x
Senior-Note Debt Service Coverage(4)	10.4x	11.7x	8.8x	6.4x	4.9x	5.4x	5.6x	6.8x	7.3x	8.2x	9.6x	10.3x	10.5x	8.8x	8.3x	6.5x	3.8x	1.8x	8.8x
Whole Loan Debt Service Coverage(4)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	4.5x	3.5x	2.1x	1.0x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, the $222 million presented above represents the adjusted September 2020 TTM EBITDAR and the $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the respective TTM and year-end periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Operating History and Underwritten Net Cash Flow” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(4)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sep 2020 TTM(2)	YE 2020(2)
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126	$90
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66	$0.49
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	20%	15%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

A-3-46

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sep 2020 TTM(2)	YE 2020(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143	$100
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49	$0.33
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%	10%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Property Competitive Summary
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

Source: Appraisal.

A-3-47

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the National Football League’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

Historical Occupancy, ADR, RevPAR – Competitive Set (MGM Grand)
	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set (Mandalay Bay)
	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

A-3-48

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the MGM Grand & Mandalay Bay Property:

Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	2020	U/W	%(2)	U/W Per Room(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.1%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$635,408,160	30.2%	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	379,532,959	18.0%	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	629,566,379	29.9%	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	461,787,990(4)	21.9%	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$2,106,295,488	100.0%	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	265,201,312	12.6%	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	223,320,361	10.6%	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	449,487,794	21.3%	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	304,747,043	14.5%	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$1,242,756,510	59.0%	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	(11)	102,493,739	4.9%	$10,514
Property Administration(5)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	(11)	170,530,197	8.1%	$17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	(11)	42,793,494	2.0%	$4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	(11)	27,641,195	1.3%	$2,836
Management Fee	0	0	0	0	0	(11)	0	0.0%	$0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$343,458,625	16.3%	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(6)	$0	0.0%	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815	$520,080,353	24.7%	$53,353

FF&E(7)	0	0	0	0	0	0	32,774,592	1.6%	$3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(8)	$487,305,761	23.1%	$49,990

NOI DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NCF DSCR(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NOI Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
NCF Debt Yield(9)(10)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents percent of Total Revenue for all fields.

(3)	Based on 9,748 guest rooms.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(6)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(7)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date of the Four Seasons Management Agreement.

(8)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its 2020 Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and

A-3-49

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

(9)	On January 14, 2020, MGP OP, an affiliate of BREIT OP and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into the “MGM/Mandalay Lease with two, 10-year renewal options with MGM Tenant, a wholly-owned subsidiary of MGM. Certain financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The U/W DSCR based on NCF and U/W Debt Yield based on NOI presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay Senior Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Historical NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are unavailable based on this calculation. Historical debt service coverage based on EBITDAR is shown in the table above titled Historical EBITDAR. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Senior Loan results in a DSCR of 1.85x and on the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail).

(10)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the MGM Grand & Mandalay Bay Senior Notes.

(11)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to the MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control the MGM Grand & Mandalay Bay Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately

A-3-50

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

$151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million, which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves.

At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

A-3-51

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. An MGM Grand & Mandalay Bay Trigger Period (as defined below) occurred under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger (as defined below) in April 2021, and all cash is being swept to a lender-controlled cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all amounts required to be deposited in the Excess Cash Flow Reserve (as defined below) in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

Under the terms of the MGM Grand & Mandalay Bay Whole Loan documents, if an MGM Grand & Mandalay Bay Trigger Period no longer exists, amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. During the continuation of an MGM Grand & Mandalay Bay Trigger Period (as defined below), the MGM Grand & Mandalay Bay Borrowers are required to establish a cash management account (which has been established due to the current MGM Grand & Mandalay Bay Trigger Period) and, at least two times per week, the clearing account bank is required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank is required to apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan). As described above, with respect to the current MGM Grand & Mandalay Bay Trigger Period, a guaranty has been provided in lieu of sweeping excess cash flow into the Excess Cash Flow Reserve.

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the MGM Grand & Mandalay Bay Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the MGM Grand & Mandalay Bay Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrowers have not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrowers, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth

A-3-52

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the MGM Grand & Mandalay Bay Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Additional Secured Indebtedness (not including trade debts). In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,597,853,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Non-Serviced Pari Passu Companion Loans are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Subordinate Note Summary
	B-Note/C-Note Original Principal Balance	B-Note/C-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV
MGM Grand & Mandalay Bay Subordinate Companion Loans	$1,365,800,000	3.5580%	120	0	120	2.70x	9.7%	65.2%
(1)	The Total Debt UW NCF DSCR and Total Debt UW NOI Debt Yield presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. Historical Whole Loan DSCR and Whole Loan Debt Yield are unavailable based on this calculation. Historical debt service coverage ratio based on EBITDAR is shown in the table above titled Historical EBITDAR. Based on the YE 2020 adjusted EBITDAR of $108.8 million, the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x. (which is below the DSCR Threshold –see “Lockbox and Cash Management” herein for more detail).

Mezzanine Loan and Preferred Equity Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to allow a parent entity to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future

A-3-53

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Release of Property. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the allocated loan amount (“ALA”) of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”)). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, the

A-3-54

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,347,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV		UW NCF DSCR:	4.95x
		UW NOI Debt Yield:	17.9%

MGM Grand & Mandalay Bay Borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA will be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer will be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer will be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-55

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

A-3-56

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

Lake Jackson
Elinor Klapp-Phipps Park
Maclay Gardens State Park
Quail Rise
N. Meridian Rd.
Maclay Rd.
Lake Hall
Thomasville Rd.
Centerville Rd.
Killearn Country Club
N. Monroe St.
Old Bainbridge Rd.
Lake Breeze
Rosehill
Village Commons Shopping Ctr.
Killearn Estates
Killearn Shopping Center
Lakeshore
Fred George Rd.
Capital Circle NE
Olson Rd.
Centerville Rd.
LEON COUNTY
Miccosukee Rd.
Jacksonville 155 miles
Pensacola 187 miles
The Centre of Tallahassee
Capital Regional Medical Ctr.
Hidden Valley
Hartsfield Rd.
Golden Park
Thomasville Rd.
Centerville Rd.
Mahan Dr.
Pedrick Rd.
W. Tharpe St.
TALLAHASSEE
Buck Lake Rd.
Capital West Shopping Center
Tallahassee Memorial HealthCare
Goodwood Museum & Gardens
Fallschase Village Center
Meadow Hills
Mission Rd.
W. Tennessee St.
Governor's Mansion
E. Tennessee St.
Upper Lake Lafayette
Capital Circle SW
Tallahassee Community College
University Village
Governor's Park
Tim Brown Park
Florida State University
DOWNTOWN TALLAHASSEE
E. Park Ave.
W. Pensacola St.
Parkway Center
Governor's Square
Piney Z Lake
State Capitol
Jackson Bluff Rd.
Doak Campbell Stadium
Donald L. Tucker Civic Ctr.
Myers Park
Apalachee Pkwy.
Cross Creek Square
Capital Circle NE
Piney Z
Innovation Park-Tallahassee
Bragg Memorial Stadium
Florida A&M University
Capital City Country Club
Apalachee Pkwy.
Timberlake
Recr. SportsPlex
Alfred Lawson Jr. Multipurpose Ctr.
Seminole Golf Course
South City
Hilaman Golf Course
Tallahassee Museum
W. Orange Ave.
E. Orange Ave.
Old Saint Augustine Rd.
Tallahassee International Airport
Lake Bradford
Jake Gaither Golf Course
Gene Cox Stadium
Lullwater at Blair Stone
3501 South Blair Stone Road
Tallahassee, FL 32301
Southwood Village
North Florida Fair
Ridge Rd.
SouthWood Golf Club
Tram Rd.
Capital Circle SE
Capital Circle Office Center
Oak Ridge
Tram Rd.
Woodville Hwy.
APALACHICOLA NATIONAL FOREST
Wilkinson Woods
GEORGIA
TALLAHASSEE
JACKSONVILLE
Atlantic Ocean
ORLANDO
TAMPA
ST. PETERSBURG
FLORIDA
Gulf of Mexico
FORT LAUDERDALE
MIAMI

A-3-57

Mortgage Loan No. 6 – Lullwater at Blair Stone

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,360,000			Location:	Tallahassee, FL 32301
				General Property Type:	Multifamily
Cut-off Date Balance:	$31,360,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2019/N/A
Borrower Sponsors:	John E. Carter; Robert Dallas Whitaker,			Size:	244 Units
	Jr.; Gael Ragone; Ray Hutchinson;			Cut-off Date Balance per Unit:	$128,525
	Carter Exchange Fund Management			Maturity Date Balance per Unit:	$128,525
	Company, LLC			Property Manager:	Allegiant Management, LLC
Guarantors:	John E. Carter; Robert Dallas
	Whitaker, Jr.; Gael Ragone; Ray
	Hutchinson
Mortgage Rate:	3.8100%
Note Date:	3/4/2021
First Payment Date:	4/6/2021
Maturity Date:	3/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$2,498,389
IO Period:	120 months			UW NOI Debt Yield:	8.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	8.0%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	2.01x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,465,934 (1/31/2021 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(4):	98.3% (3/1/2021)
Reserves(1)				2nd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$197,863	$39,573	N/A	Appraised Value (as of):	$51,000,000 (2/25/2021)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$209,016
Recurring Replacements:	$0	$5,083	N/A	Cut-off Date LTV Ratio:	61.5%
Debt Service Reserve:	$302,853	$0	N/A	Maturity Date LTV Ratio:	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,360,000	58.8%	Purchase Price:	$51,000,000	95.7%
Borrower Equity:	$21,936,262	41.2%	Closing Costs(5):	$1,795,546	3.4%
			Reserves:	$500,716	0.9%
Total Sources:	$53,296,262	100.0%	Total Uses:	$53,296,262	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Lullwater at Blair Stone Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lullwater at Blair Stone Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	Historical occupancy and net operating income are not available as the Lullwater at Blair Stone Property (as defined below) is newly constructed.

(4)	Most Recent Occupancy excludes two model units.

(5)	Closing Costs exclude certain prorations and reimbursements back to borrower affiliates, and include an approximately $1.2 million reserve held at the master lessee level.

The Mortgage Loan. The sixth largest mortgage loan (the “Lullwater at Blair Stone Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,360,000. The Lullwater at Blair Stone Mortgage Loan is secured by a first priority fee mortgage encumbering a 244-unit garden-style multifamily property located in Tallahassee, Florida (the “Lullwater at Blair Stone Property”).

The Borrower and the Borrower Sponsors. The borrower is CX Lullwater at Blair Stone, DST (the “Lullwater at Blair Stone Borrower”), a Delaware statutory trust (“DST”) with one trustee that is a special purpose entity and has an independent director. The signatory trustee and trust manager of the borrower is CX Lullwater at Blair Stone Manager, LLC, a newly formed Delaware limited liability company (the “Signatory Trustee”). The Lullwater at Blair Stone Borrower has master leased the Lullwater at Blair Stone Property to a master lessee affiliated with the guarantors. See “Delaware Statutory Trust Master Lease” below.

A-3-58

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

John E. Carter, Robert Dallas Whitaker, Jr., Ray Hutchinson, and Gael Ragone are the non-recourse carveout guarantors, and along with Carter Exchange Fund Management Company, LLC, are the borrower sponsors with respect to the Lullwater at Blair Stone Mortgage Loan. As of March 2021, John E. Carter, Robert Dallas Whitaker, Jr., Ray Hutchinson, and Gael Ragone report that they have executed over $76 billion of commercial real estate transactions in a variety of areas including acquisitions, development, leasing and capital raising. Additionally, they have held executive leadership roles at national real estate firms, including Apartment Realty Advisors, Carter & Associates, LLC, Carter/Validus REIT Investment Management Company, LLC, Benchmark Asset Management LLC and Colonial Properties Trust. Since establishing the leadership team mentioned above, Carter Exchange Fund Management Company, LLC has invested in five multifamily properties totaling 1,505 units and valued at approximately $239 million.

The Property. The Lullwater at Blair Stone Property is a 244-unit, garden-style apartment complex located in Tallahassee, Florida and was built in 2019. The Lullwater at Blair Stone Property is comprised of 11 two- and four-story apartment buildings and two clubhouse buildings that are situated on a 26.2-acre site about five miles from downtown Tallahassee and adjacent to an approximately 10 acre nature preserve. The Lullwater at Blair Stone Property is located in the master-planned SouthWood community, which features over 3,300 total acres, including parks, hiking trails, single family homes, apartment complexes, townhomes, restaurants, a golf course with a restaurant, schools, office space, and a community center with adult- and kid-friendly pools and tennis courts.

The Lullwater at Blair Stone Property offers six different floor plans that include one-, two- and three-bedroom units. As of March 1, 2021, the Lullwater at Blair Stone Property was 98.3% leased. The Lullwater at Blair Stone Property also includes two clubhouse buildings that house a community room and kitchen, fitness room, recreation room, business center, multi-purpose room, common toilet rooms and administrative offices. In addition to the two clubhouse buildings, the Lullwater at Blair Stone Property has two swimming pools, a tot-lot, a dog park, a laundry facility and multiple barbeque areas. Unit amenities include nine-foot ceilings, built-in computer nooks, energy efficient appliances, walk-in closets, granite counter tops, sunrooms, wood-grain flooring and select units have in unit washers and dryers. There are 457 parking spaces, representing 402 open spaces, 44 unit specific garage spaces and 11 disabled-access spaces.

The following table presents detailed information with respect to the Lullwater at Blair Stone Property:

Lullwater at Blair Stone Unit Mix(1)
Unit Type	Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom(3)	96	39.3%	90	95.7%	973	$1,303	$1.34
Two Bedroom	112	45.9%	112	100.0%	1,264	$1,460	$1.16
Three Bedroom	36	14.8%	36	100.0%	1,441	$1,669	$1.16
Total/Wtd. Avg.	244	100.0%	238	98.3%	1,181	$1,432	$1.21

(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

(3)	One Bedroom occupancy excludes two model units.

COVID-19 Update. The Lullwater at Blair Stone Mortgage Loan is current as of the April debt service payment and as of April 7, 2021 is not subject to any forbearance, modification or debt service relief requests. As of April 7, 2021, the borrower sponsors reported that the Lullwater at Blair Stone Property is open and operating including all amenities and common areas. As of April 7, 2021, the borrower sponsors reported that, of the 242 occupied units, 98.3% of tenants had paid full rent for March 2021 resulting in collections of 98.1% for March 2021 at the Lullwater at Blair Stone Property. Excluding the two model units, the Lullwater at Blair Stone Property remains 98.3% occupied as of March 1, 2021.

The Market. The Lullwater at Blair Stone Property is located in Tallahassee, Florida, within the Tallahassee Metro apartment market and East Tallahassee submarket. The Lullwater at Blair Stone Property is approximately five miles from downtown Tallahassee and is provided regional access by US 90 and US 27. Within a mile of the Lullwater at Blair Stone Property, there are three main neighborhood shopping centers: Governor’s Marketplace, Shoppes on the Parkway and Governors Crossing. Those three retail centers are home to major national retailers and restaurants, including Dick’s Sporting Goods, PetSmart, Family Dollar, Five Below and Panera Bread. The major employers in the area are Florida State University, Tallahassee Memorial and Florida A&M University, which are all located within six miles of the Lullwater at Blair Stone Property. As of the fourth quarter of 2020, the Tallahassee Metro apartment market contained 30,242 units with a vacancy rate of 5.2% and average asking rent of $1,042 per unit. Additionally, the East Tallahassee submarket contained 12,422 units with a vacancy rate of 4.6% and average asking rent of $1,074.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Lullwater at Blair Stone Property was 6,111, 41,702, and 106,425, respectively, and the estimated 2020 average household income within the same radii was approximately $85,053, $70,524, and $66,446, respectively.

A-3-59

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable rental properties to the Lullwater at Blair Stone Property:

Comparable Rental Properties
Property	Distance from Subject	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit(1)	Average Rent per Unit(1)	Average Monthly Rent PSF(1)
Lullwater at Blair Stone(2)	N/A	2019	98.3%(3)	244	1BR 2BR 3BR	973 1,264 1,441	$1,303 $1,460 $1,669	$1.34 $1.16 $1.16
The Westcott	2.8 miles	2000	93.0%	444	1BR 2BR 3BR	867 1,224 1,604	$1,000 $1,208 $1,540	$1.16 $0.99 $0.96
Capital Place at Southwood	0.7 miles	2013	95.0%	216	1BR 2BR 3BR	827 1,234 1,486	$1,090 $1,219 $1,564	$1.32 $0.99 $1.05
Evergreen at Southwood	0.4 miles	2018	98.0%	288	1BR 2BR 3BR	765 1,041 1,303	$1,176 $1,328 $1,600	$1.55 $1.28 $1.23
Apalachee Point	2.2 miles	2017	96.0%	200	1BR 2BR 3BR	768 1,167 1,532	$990 $1,244 $1,545	$1.29 $1.07 $1.01
Provenza at Southwood	0.2 miles	2007	95.0%	248	1BR 2BR 3BR	992 1,284 1,305	$1,126 $1,406 $1,172	$1.18 $1.11 $0.90
The Park at Southwood	0.8 miles	2010	95.0%	272	1BR 2BR 3BR	798 1,077 1,260	$1,084 $1,254 $1,399	$1.36 $1.17 $1.11

Source: Appraisal, unless otherwise indicated.

(1)	Averages based on number of occupied units of each unit type for the Lullwater at Blair Stone Property and exclude the two one bedroom model units.

(2)	Based on the underwritten rent roll dated March 1, 2021.

(3)	Occupancy excludes two model units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Lullwater at Blair Stone Property:

Cash Flow Analysis(1)(2)
	1/31/2021 TTM(3)	UW(3)	UW Per Unit
Gross Potential Rent	$4,115,459	$4,151,709	$17,015.20
Other Income(4)	$232,647	$318,611	$1,305.78
Vacancy, Concessions and Collection Loss	($1,447,342)	($288,906)	($1,184.04)
Effective Gross Income	$2,900,764	$4,181,413	$17,136.94

Real Estate Taxes	$488,840	$694,320	$2,845.57
Insurance	$90,529	$95,300	$390.57
Other Expenses	$855,461	$893,404	$3,661.49
Total Expenses	$1,434,830	$1,683,024	$6,897.64

Net Operating Income	$1,465,934	$2,498,389	$10,239.30
Capital Expenditures	$0	$61,000	$250.00
Net Cash Flow	$1,465,934	$2,437,389	$9,989.30

Occupancy %(5)	98.3%	93.5%
NOI DSCR	1.21x	2.06x
NCF DSCR	1.21x	2.01x
NOI Debt Yield	4.7%	8.0%
NCF Debt Yield	4.7%	7.8%

(1)	Historical occupancy and net operating income are not available as the Lullwater at Blair Stone Property is newly constructed.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the UW.

(3)	The increase in UW Net Operating Income from 1/31/2021 TTM Net Operating Income is primarily driven by the lease-up of the Lullwater at Blair Stone Property after its construction as well as historical concessions that are no longer provided. In order to quickly lease up the Lullwater at Blair Stone Property after construction, the seller offered some tenants up to 1.5 months of free rent. As of March 1, 2021, the Lullwater at Blair Stone Property is 98.3% occupied and concessions are no longer being offered to new tenants or renewals.

(4)	Other Income is comprised of application/credit fees, parking revenue, storage, phone and cable fees, washer and dryer rentals, trash and water income and other miscellaneous income.

(5)	1/31/2021 TTM Occupancy % represents physical occupancy as of March 1, 2021 and excludes two model units. UW Occupancy % represents economic occupancy.

A-3-60

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

Escrows and Reserves.

Real Estate Taxes Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for an upfront reserve of approximately $197,863 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Reserve – In the event that the Lullwater at Blair Stone Property is no longer insured under an approved blanket insurance policy, monthly deposits of 1/12 of the estimated annual insurance premiums will be required under the Lullwater at Blair Stone Mortgage Loan documents.

Recurring Replacements Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for monthly deposits of approximately $5,083 into a reserve for approved capital expenditures.

Debt Service Reserve – The Lullwater at Blair Stone Mortgage Loan documents provide for an upfront reserve of approximately $302,853 into a debt service reserve. Funds in the debt service reserve will be released from and after March 4, 2022, provided that (i) the amortizing debt service coverage ratio is greater than or equal to 1.39x (an interest-only equivalent of 2.01x) for two consecutive calendar quarters; (ii) occupancy at the Lullwater at Blair Stone Property is at least 95% for two consecutive calendar quarters and (iii) no event of default then exists.

Lockbox and Cash Management. The Lullwater at Blair Stone Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Clearing Account Event (as defined below), the Lullwater at Blair Stone Borrower is required to establish and maintain a lockbox account for the benefit of the lender and will be required to deposit into the lockbox account then current amounts in the Lullwater at Blair Stone Borrower’s possession and thereafter within one business day after receipt all master lease rent amounts received by the Lullwater at Blair Stone Borrower or property manager. During the continuance of a Cash Management Period (as defined below), amounts deposited in the lockbox account are required to be transferred once every business day into an account established by the lender (the “Cash Management Account”) and, on each payment date, all funds in the Cash Management Account are required to be applied in accordance with the Lullwater at Blair Stone Mortgage Loan documents including excess cash flow being reserved in a sub-account during the continuance of such Cash Management Period. Upon a mortgage loan event of default, the lender may require the master lessee to establish a second lockbox account (the “MT Clearing Account”) for the benefit of the lender and deposit all amounts in excess of the master lease rent into such MT Clearing Account. Such amounts in the MT Clearing Account will accumulate and the lender will not have the right to apply such amounts to the Lullwater at Blair Stone Mortgage Loan unless and until there is an event of default under the master lease, at which time the lender may access the funds in the MT Clearing Account and apply them to the Lullwater at Blair Stone Mortgage Loan.

“Clearing Account Event” means either (a) the amortizing debt service coverage ratio being less than 1.20x (an interest-only equivalent of 1.74x) for any calendar quarter or (b) the first occurrence of a Cash Management Period.

“Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default or (ii) the occurrence of the amortizing debt service coverage ratio being less than 1.20x (an interest-only equivalent of 1.74x) for two consecutive calendar quarters, and (B) expiring upon (i) with respect to clause (i) above, the cure of such event of default and (ii) with respect to clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x (an interest-only equivalent of 1.81x) for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Lullwater at Blair Stone Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Lullwater at Blair Stone Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Delaware Statutory Trust Master Lease. The Lullwater at Blair Stone Borrower is a DST. The Signatory Trustee pursuant to the borrower’s trust agreement has full power and authority to manage the Lullwater at Blair Stone Property and the activities and affairs of the Lullwater at Blair Stone Borrower, subject to certain DST restrictions related to the operation of the Lullwater at Blair Stone Property.

A-3-61

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$31,360,000
3501 South Blair Stone Road	Lullwater at Blair Stone	Cut-off Date LTV:	61.5%
Tallahassee, FL 32301		UW NCF DSCR:	2.01x
		UW NOI Debt Yield:	8.0%

In order to accommodate the DST structure (and address the DST restrictions), the Lullwater at Blair Stone Borrower entered into a master lease with the master lessee. The master lessee is structured as a special purpose entity. Under the master lease, the entire Lullwater at Blair Stone Property is leased to the master lessee which subleases the residential units at the Lullwater at Blair Stone Property to residential tenants. The master lessee’s interest in all tenant rents was collaterally assigned to the Lullwater at Blair Stone Borrower, which in turn collaterally assigned its interest to the lender. The lender has the ability to cause the Lullwater at Blair Stone Borrower to terminate the master lease upon the occurrence of certain defaults by the master lessee under the master lease or the tenant/landlord subordination and assignment, or in connection with a foreclosure/deed-in-lieu thereof by the lender. Rent under the master lease consists of: (a) base rent (equal to the debt service and other amounts owed pursuant to the Lullwater at Blair Stone Mortgage Loan documents), (b) additional rent (equal to the amount that gross revenues exceed the additional rent breakpoint as set forth in the master lease) and (c) supplemental rent (equal to 90% of the amount by which gross revenue exceeds the supplemental rent breakpoint as set forth in the master lease). The borrower sponsors have 100.0% ownership in the master lessee as of the origination date, and are required under the loan documents to at all times retain no less than 51% ownership and control of the master lessee. The master lease is subordinate to the Lullwater at Blair Stone Mortgage Loan and expires after the maturity date of the Lullwater at Blair Stone Mortgage Loan. The Lullwater at Blair Stone Mortgage Loan documents require the Lullwater at Blair Stone Borrower to convert from a DST to a Delaware limited liability company upon the occurrence of, among other things, (a) any event that causes the Signatory Trustee to cease to be the signatory trustee of the Lullwater at Blair Stone Borrower, (b) any event resulting in the dissolution of the Lullwater at Blair Stone Borrower, (c) an event of default (or if the lender determines that an event of default is imminent, including if the Lullwater at Blair Stone Mortgage Loan is not repaid on or before the maturity date). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

A-3-62

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A-3-63

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

A-3-64

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

George Bush Intcl. Airport 13 miles
Gulf Bank Rd
Acres Homes
W. Montgomery Rd
North Frwy
Victory Dr
T.C. Jester Blvd
Little York Rd
Little York Rd
Greater Inwood
Wheatley St
HOUSTON
United Memorial Medical Ctr.
Tidwell Rd
Northside
Corporate Park Northwest
Exlie Tech
Forest West Shopping Ctr.
Blalock Rd
Hempstead Hwy
Shepherd Dr
Yale St
Woods on LaMonte
4800 LaMonte Lane
Houston, TX 77092
Francesca's Holdings Corporation
W. 43rd St
Central Northwest
Watonga Blvd
Langwood
Northwest Frwy
T.C. Jester Park
Rosslyn Rd
W. 43rd St
Ella Blvd
Pine Forest Business Park
Kempwood Dr
Bingle Rd
34th St. Business Park
W. 34th St
Northbrook Center
Kempwood Plaza
W. 34th St
Northway Shopping Center
Keystone Plaza
Shepherd Forest
North Loop
Hammerly Blvd
Bingle Square
Westview
Hempstead Hwy
The Shops at Hilshire Village
Dyer Stadium
Shady Acres
T.C. Jester Blvd
Long Point Rd
Long Point Rd
W. 18th St
W. 20th St
Spring Branch East
Houston Heights
Bingle Rd
Wirt Rd
Antoine Dr
Westview Dr
Westview Dr
Woodland Heights
Blalock Shopping Center
Spring Valley
Hilshire Village
Post Oak Rd
Ella Blvd
Shoppes at Memorial Village
Marq-E Entertainment Center
W. 11th St
W. 11th St
Katy Frwy
Quest Business Agency
DataSource Inc.
Curtis Steel
Merchants Park
Hedwig Village
Hedwig Village
Memorial Dr
Petrolia Energy Corp.
Intertek
Steelcase Inc.
Katy Frwy
Hunters Creek Village
Chimney Rock Rd
HARRIS COUNTY
Memorial Park
Memorial Park GC
Downtown Houston 5 miles
Piney Point Rd
Voss Rd
Memorial Dr
Washington Ave
West Loop
Memorial Dr
Houston Arboretum & Nature Center
Greenbay St
Houston CC
Woodway Dr
BM
Memorial Dr
Sabine Park
Piney Point Village
Woodway Dr
Tanglewood
Sage Rd
Uptown Park
Consulate General of Brazil
Willowick Rd
River Oaks CC
Kirby Dr
River Oaks Shopping Ctr.
Woodway Collection
Four Oaks Place
Consulate General of Russia
Gray St
Memorial Dr
San Felipe St
Four Leaf Towers
Tanglewood Court
Uptown
Post Oak Plaza
San Felipe St
River Oaks
San Felipe St
HOUSTON
Spring
Atascocita
Pasadena
Pearland
290
610
10
90
45
261

A-3-65

Mortgage Loan No. 7 – Woods on LaMonte

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,835,000			Location:	Houston, TX 77092
Cut-off Date Balance:	$29,835,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	American Realty Investors			Year Built/Renovated:	1978/2021
Guarantors:	Kenneth L. Hatfield; Michael G.			Size(2):	531 Units
	Tombari; Stanley Beraznik			Cut-off Date Balance per Unit:	$56,186
Mortgage Rate:	3.6900%			Maturity Date Balance per Unit:	$56,186
Note Date:	3/1/2021			Property Manager:	American Realty Investors I, L.P.
First Payment Date:	4/1/2021				(borrower-related)
Maturity Date:	3/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$2,444,296
Seasoning:	2 months			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.05x
Additional Debt Type:	N/A			Most Recent NOI:	$2,563,029 (1/31/2021 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,531,018 (12/31/2020)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,453,771 (12/31/2019)
				Most Recent Occupancy(2):	91.7% (2/25/2021)
Reserves(1)				2nd Most Recent Occupancy(2):	91.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	87.8% (12/31/2019)
RE Tax:	$188,334	$62,778	N/A	Appraised Value (as of):	$46,500,000 (1/22/2021)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$87,571
Recurring Replacements:	$233,938	$13,098	N/A	Cut-off Date LTV Ratio:	64.2%
Deferred Maintenance:	$266,063	$0	N/A	Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,835,000	100.0%	Loan Payoff:	$12,080,593	40.5%
			Return of Equity:	$16,555,710	55.5%
			Reserves:	$688,334	2.3%
			Closing Costs:	$510,363	1.7%
Total Sources:	$29,835,000	100.0%	Total Uses:	$29,835,000	100.0%

(1)	See “Escrows and Reserves” below.

(2)	Includes 12 employee units at the Woods on LaMonte Property (as defined below) that receive a full or partial rent discount. These units are underwritten as vacant.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Woods on LaMonte Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Woods on LaMonte Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “Woods on LaMonte Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,835,000 secured by a first priority fee mortgage encumbering a multifamily property located in Houston, Texas (the “Woods on LaMonte Property”).

The Borrower and the Borrower Sponsor. The borrower is W-Lomonte Limited Partnership (the “Woods on LaMonte Borrower”), a single-purpose Delaware limited partnership with no independent directors. The borrower sponsor is American Realty Investors and the non-recourse carve-out guarantors are Kenneth L. Hatfield, Michael G. Tombari and Stanley Beraznik. American Realty Investors is a Houston-based, fully-integrated real estate investment and management company that has been active in North America for over 30 years, and includes acquisition, property management, asset management, construction, and financial reporting divisions. In 1988, American Realty Investors began to purchase assets in Texas, growing from 15 employees to over 150 over a few years and growing its portfolio to include more than 5,000 units and 2.2 million SF of office and retail space. Kenneth L. Hatfield and Michael G. Tombari, serve as the chief operating officer and the chief financial officer, respectively, of American Realty Investors, and are the managing members of both the general partner, and of an approximately 17.7% limited partner, of the Woods on LaMonte Borrower. Stanley Beraznik is the founder and managing partner of 29th Street Capital, a privately held real estate investment firm, an affiliate of which owns an approximately 31.0% limited partnership interest in the Woods on LaMonte Borrower.

A-3-66

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

The Property. The Woods on LaMonte Property is a 531-unit, 408,083 aggregate SF, Class B garden-style apartment complex located in Houston, Texas. The Woods on LaMonte Property consists of 47 two-story residential buildings and a single-story office/clubhouse building situated on 17.17 acres, and has 779 parking spaces. The unit mix comprises one-, two- and three-bedroom floorplans, and has an average unit size of 769 SF. The Woods on LaMonte Property was built in 1978, and was most recently renovated in 2021, with approximately $1.7 million being invested in capital improvements. As of February 25, 2021, the Woods on LaMonte Property was 91.7% occupied, with average in-place rent of $757/unit ($0.98 PSF). Community wide amenities include a leasing office, two swimming pools, four laundry rooms, picnic/grilling area, carports and six access gates. Interior amenities include double-bowl stainless steel kitchen sink with disposal, vinyl plank flooring, ceiling fans, walk-in closets, patio/balcony and fireplace and washer/dryer in select units.

The following table presents certain information relating to the unit mix at the Woods on LaMonte Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
One-Bedroom	418	380	90.9%	663	$690	$1.04
Two-Bedroom	101	95	94.1%	1,111	$951	$0.86
Three-Bedroom	12	12	100.0%	1,571	$1,328	$0.85
Total/Wtd. Avg.	531	487	91.7%	769	$757	$0.98

Source: Borrower rent roll dated February 25, 2021.

COVID-19 Update. As of April 1, 2021, the Woods on LaMonte Mortgage Loan is current as of its April debt service payment and is not subject to any forbearance, modification or debt service relief request. As of April 7, 2021 the borrower sponsor has reported that the Woods on LaMonte Property is open and operating with 98.4% of tenants by underwritten base rent having paid their full March 2021 rent payments based on the percentage of total billed residential rent collected. As of April 7, 2021, no tenants have requested rent relief.

The Market. The Woods on LaMonte Property is located in Houston, Texas, within the Brookhollow/Inwood submarket of the Houston multifamily market. The Woods on LaMonte Property benefits from good access to the metro’s extensive transportation network, including Loop 610, Interstate 45, the Hardy Toll Road, Interstate 69, Interstate 10, Sam Houston Tollway and U.S. Highway 290. The Woods on LaMonte Property is located in close proximity to major retail centers including the Memorial City Mall, the Galleria/Uptown area and the Willowbrook Mall. Major employment centers near the Woods on LaMonte Property include Houston Independent School District, the Texas Medical Center and the Energy Corridor. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Houston multifamily market was approximately 10.9%, with average asking rents of $1,105 per unit and inventory of approximately 631,994 units. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Brookhollow/Inwood submarket was approximately 8.5%, with average asking rents of $901 per unit and inventory of approximately 22,629 units. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Woods on LaMonte Property was 18,734, 137,353 and 375,287, respectively. The 2021 estimated median household income within a one-, three- and five-mile radius of the Woods on LaMonte Property was $48,333, $54,707 and $59,175, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Woods on LaMonte Property:

Market Rent Summary
Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
One-Bedroom	418	663	$690	$1.04	$709	$1.08
Two-Bedroom	101	1,111	$951	$0.86	$966	$0.88
Three-Bedroom	12	1,571	$1,328	$0.85	$1,315	$0.84

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 25, 2021.

A-3-67

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable rental properties to the Woods on LaMonte Property:

Comparable Rental Properties
Property	Year Built	# Units	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
Woods on LaMonte(1)	1978	531	1 BR: 663 2 BR: 1,111 3 BR: 1,571	1 BR: $690 2 BR: $951 3 BR: $1,328	1 BR: $1.04 2 BR: $0.86 3 BR: $0.85
LaMonte Park Townhomes	1979	127	1 BR: 834 2 BR: 1,107	1 BR: $981 2 BR: $1,251	1 BR: $1.18 2 BR: $1.13
Adobe Springs	1978	408	1 BR: 709 2 BR: 959	1 BR: $748 2 BR: $937	1 BR: $1.07 2 BR: $0.98
Bend at Oak Forest	1979	392	1 BR: 516 2 BR: 880 3 BR: 1,210	1 BR: $740 2 BR: $916 3 BR: $1,138	1 BR: $1.45 2 BR: $1.05 3 BR: $0.94
Kingswood Village	1971	391	1 BR: 663 2 BR: 980	1 BR: $707 2 BR: $1,005	1 BR: $1.07 2 BR: $1.03
Casa Grande	1976	319	1 BR: 725 2 BR: 1,050 3 BR: 1,243 4 BR: 1,485	1 BR: $685 2 BR: $881 3 BR: $1,125 4 BR: $1,225	1 BR: $0.94 2 BR: $0.84 3 BR: $0.91 4 BR: $0.82
Oaks of Timbergrove	1973	372	1 BR: 744 2 BR: 1,021 3 BR: 1,316	1 BR: $869 2 BR: $1,165 3 BR: $1,328	1 BR: $1.17 2 BR: $1.15 3 BR: $1.01

Source: Appraisal unless otherwise indicated.

(1)	Based on the borrower rent roll dated February 25, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Woods on LaMonte Property:

Cash Flow Analysis(1)
	2018	2019	2020	1/31/2021 TTM	UW	UW per Unit
Gross Potential Rent	$4,969,787	$5,061,514	$4,988,276	$4,987,499	$4,955,755	$9,332.87
Total Recoveries	$530,366	$521,230	$514,571	$522,444	$522,444	$983.89
Discounts Concessions	($277,625)	($245,753)	($151,574)	($141,169)	($141,169)	($265.85)
Other Income	$372,007	$332,491	$422,085	$429,826	$429,826	$809.47
Less Vacancy & Credit Loss	($525,033)	($619,064)	($537,958)	($523,818)	($492,074)	($926.69)
Effective Gross Income	$5,069,502	$5,050,418	$5,235,400	$5,274,782	$5,274,782	$9,933.68

Real Estate Taxes	$389,612	$433,030	$679,758	$705,883	$767,960	$1,446.25
Insurance	$238,851	$247,911	$247,433	$246,920	$250,000	$470.81
Other Expenses	$1,824,567	$1,915,706	$1,777,191	$1,758,950	$1,812,526	$3,413.42
Total Expenses	$2,453,030	$2,596,647	$2,704,382	$2,711,753	$2,830,486	$5,330.48

Net Operating Income	$2,616,472	$2,453,771	$2,531,018	$2,563,029	$2,444,296	$4,603.19
Capital Expenditures	$0	$0	$0	$0	$159,300	$300.00
Net Cash Flow	$2,616,472	$2,453,771	$2,531,018	$2,563,029	$2,284,996	$4,303.19

Occupancy %	85.9%	87.8%	91.5%	91.7%(2)	90.7%
NOI DSCR	2.34x	2.20x	2.27x	2.30x	2.19x
NCF DSCR	2.34x	2.20x	2.27x	2.30x	2.05x
NOI Debt Yield	8.8%	8.2%	8.5%	8.6%	8.2%
NCF Debt Yield	8.8%	8.2%	8.5%	8.6%	7.7%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	1/31/2021 TTM Occupancy % is based on the borrower rent roll dated February 25, 2021. There are 12 employee units at the Woods on LaMonte Property that receive a full or partial rent discount. These units are underwritten as vacant.

A-3-68

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

Escrows and Reserves.

Taxes – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of $188,334 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $62,778).

Insurance – The Woods on LaMonte Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Woods on LaMonte Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Woods on LaMonte Borrower provides the lender with paid receipts for the payment of the insurance premiums no later than five days prior to the expiration date of the current policy and evidence of renewals of the insurance policies no later than five business days prior to the expiration of the current policy.

Recurring Replacements Reserve – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of approximately $233,938 for approved capital expenditures, and ongoing monthly deposits of $13,098 into such reserve for approved capital expenditures.

Deferred Maintenance – The Woods on LaMonte Mortgage Loan documents provide for an upfront reserve of approximately $266,063, representing 110% of the estimated cost for various items of deferred maintenance, including but not limited to replacement of appliances, air handling and condensing units, carpets and tiles, repair or replacement of pavements, landscaping, roofs, stairs, windows and frames, and other structural elements, club room renovation, and investigation and repair of foundation settlement. Such deferred maintenance items are required to be completed within either 180 or 360 days after the Woods on LaMonte Mortgage Loan origination date, with replacements of interior mechanical systems and appliances generally having a 360 day deadline.

Lockbox and Cash Management. The Woods on LaMonte Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Woods on LaMonte Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the Woods on LaMonte Property to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from tenants of the Woods on LaMonte Property received by the Woods on LaMonte Borrower or property manager, despite such direction, into such lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Woods on LaMonte Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Woods on LaMonte Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Woods on LaMonte Mortgage Loan, (iii) to make the monthly deposit into the recurring replacements reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Woods on LaMonte Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the Woods on LaMonte Borrower.

“Cash Sweep Event Period” means a period:

(i) commencing upon an event of default under the Woods on LaMonte Mortgage Loan documents and ending upon the cure, if applicable, of such event of default, or

(ii) commencing upon the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) being less than 1.10x at the end of any calendar quarter and continuing for two consecutive calendar quarters based upon the trailing 12 month operating statements and current in-place rent rolls, and ending upon the date that the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.10x for the immediately preceding two calendar quarters.

However, a Cash Sweep Event Period under clause (ii) above will not occur if the Woods on LaMonte Borrower delivers to the lender cash or a letter of credit (in form and from an issuer reasonably acceptable to the lender), in the minimum dollar amount which (if applied to pay down the Woods on LaMonte Mortgage Loan and the debt service were recalculated) is sufficient to achieve a debt service coverage ratio of 1.10x. Any such cash or letter of credit is required to be released to the Woods on LaMonte Borrower at such time as the debt service coverage ratio of the Woods on LaMonte Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.10x for the immediately preceding two calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

A-3-69

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$29,835,000
4800 LaMonte Lane	Woods on LaMonte	Cut-off Date LTV:	64.2%
Houston, TX 77092		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	8.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. The Woods on LaMonte Borrower has the right, but not the obligation, to avoid a Cash Sweep Event Period commenced in connection with clause (ii) of the definition of Cash Sweep Event Period by depositing with the lender a letter of credit as described above.

Terrorism Insurance. The Woods on LaMonte Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Woods on LaMonte Property together with business income insurance covering not less than the 12-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the Woods on LaMonte Mortgage Loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. In addition, the terrorism insurance requirement can be met by providing the so called T3 policy form in lieu of TRIPRA coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-70

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-71

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

A-3-72

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

A-3-73

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Olympus Corporate Center
3001, 3005, 3009 and 3013 Douglas Boulevard
Roseville, CA 95661
Lincoln
Whitney Oaks
Rocklin
Loomis
Blue Oaks
Quail Glen
Roseville
Granite Bay
PLACER COUNTY
Antelope
Meadow Oaks
Treelake
Citrus Heights
SACRAMENTO COUNTY
Orangevale
Fair Oaks
Folsom
Sacramento 17 miles
Thunder Valley Casino Resort
Rio Bravo Rocklin Power Station
Ace Hardware Distribution Center
William Jessup University
Rocklin Business Park
RC Willey Distribution Center
Blue Oaks Town Center
Highland Reserve Marketplace
Willowrock Plaza
Antelope Creek Park
Sunset Whitney CC
Whitney Oaks GC
Rocklin Commons
Rocklin Crossings
Sierra Meadows Plaza
Sierra College
Loomis Basin Reg. Park
Woodcreek GC
Timber Creek GC
TSI Semiconductors
Diamond Oaks GC
Westfield Galleria at Roseville
Creekside Town Center
Sutter Roseville Medical Center
Sierra View CC
Placer County Fairgrounds
Harding Plaza
Roseville Center
Kaiser Permanente Medical Ctr.
Granite Rose Center
Country Gable's Shopping Ctr.
Denio's Farmers Market
Rocky Ridge Town Ctr.
Renaissance Creek Shopping Center
Sierra Oaks Plaza
Quarry Ponds Town Center
Maidu Regional Park
Harbor Village
Kaiser Permanente Roseville
Granite Bay GC
Folsom Lake State Recr. Area
Orangevale Community Park
Folsom Village
Lew Howard Park
Folsom Pavilions
Greenback Park Plaza
Negro Bar State Park
Historic Folsom
Marketplace at Birdcage
Sunrise Mall
Fair Oaks Promenade
Fair Oaks Square
Madison Marketplace
Mississippi Bar
Lake Natoma
Glenn
Fiddyment Rd
Wildcat Blvd
Whitney Blvd
Sierra College Blvd
Humphrey Rd
King Rd
Sunset Blvd
Stanford Ranch Rd
Park Dr
Industrial Ave
AMTRAK
ROCKLIN
Rocklin Rd
Laird Rd
Wells Ave
Blue Oaks Blvd
Foothills Blvd
Washington Blvd
Roseville Pkwy
Woodcreek Oaks Blvd
Junction Blvd
Baseline Rd
ROSEVILLE
Eureka Rd
Lead Hill Blvd
Douglas Blvd
Vineyard Rd
Cook Riolo Rd
PFE Rd
Roseville Rd
Cirby Way
E. Roseville Pkwy
Barton Rd
Old Auburn Rd
Sunrise Blvd
Oak Ave
Kenneth Ave
Hazel Ave
Greenback Ln
Madison Ave
65
80
Plumas Lake
North Auburn
Auburn
Rocklin
Roseville
Granite Bay
Foothill Farms
El Dorado Hills
Rio Linda
North Highlands
Citrus Heights
Folsom
Woodland
Carmichael
Arden
Rancho Cordova
Davis
West Sacramento
SACRAMENTO
Florin
Rancho Murieta
Vineyard
Dixon
Elk Grove
Wilton
Galt

A-3-74

Mortgage Loan No. 8 – Olympus Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,500,000			Location:	Roseville, CA 95661
Cut-off Date Balance:	$25,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Jeff Pori			Year Built/Renovated:	1992,1995,1996,1997/2018
Guarantor:	Jeff Pori			Size:	196,467 SF
Mortgage Rate:	3.5900%			Cut-off Date Balance per SF:	$130
Note Date:	3/25/2021			Maturity Date Balance per SF:	$117
First Payment Date:	5/1/2021			Property Manager:	Barker Pacific Group, Inc.
Maturity Date:	4/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	360 months			UW NOI:	$3,141,661
IO Period:	60 months			UW NOI Debt Yield:	12.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.6%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF DSCR:	3.10x (IO) 2.07x (P&I)
Lockbox/Cash Mgmt Status:	None/In Place			Most Recent NOI:	$3,223,388 (12/31/2020)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,700,654 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,636,295 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	89.1% (3/16/2021)
				2nd Most Recent Occupancy:	93.0% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	83.7% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$45,500,000 (2/16/2021)
RE Tax:	$32,968	$32,968	N/A	Appraised Value per SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.0%
Recurring Replacements:	$1,300,000	Springing	N/A	Maturity Date LTV Ratio:	50.6%
Unfunded Obligations:	$108,131	$0	N/A
TI/LC:	$3,450,000	Springing	$3,450,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	49.5%	Purchase Price:	$45,500,000	88.3%
Borrower Equity:	$26,004,600	50.5%	Closing Costs:	$1,113,502	2.2%
			Reserves:	$4,891,098	9.5%
Total Sources:	$51,504,600	100.0%	Total Uses:	$51,504,600	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Olympus Corporate Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Olympus Corporate Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The eighth largest mortgage loan (the “Olympus Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,500,000. The Olympus Corporate Center Mortgage Loan is secured by a first priority fee mortgage encumbering a suburban office property located in Roseville, California (the “Olympus Corporate Center Property”). Proceeds of the Olympus Corporate Center Mortgage Loan, along with approximately $26.0 million of borrower equity, were used to acquire the Olympus Corporate Center Property for $45.5 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is KB Olympus, DST (the “Olympus Corporate Center Borrower”), a newly formed Delaware Statutory Trust (“DST”), structured to be bankruptcy-remote with one independent director. The master tenant is KB Olympus MT, LLC, a Delaware limited liability company (“Olympus Corporate Center Master Tenant”) and the signatory trustee is KB Olympus ST, LLC, a Delaware limited liability company (“Signatory Trustee”).

The non-recourse carve-out guarantor is Jeff Pori (the “Guarantor”), the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties. Jeff Pori has sponsored loans that had previous foreclosures unrelated to the Olympus Corporate Center Property.

A-3-75

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

The Olympus Corporate Center Borrower has master leased the Olympus Corporate Center Property to the Olympus Corporate Center Master Tenant, which is ultimately owned by the Guarantor. The Olympus Corporate Center Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the Olympus Corporate Center Master Tenant for the operation, maintenance and management of the Olympus Corporate Center Property and payment of all expenses incurred in the maintenance and repair of the Olympus Corporate Center Property, other than capital expenses. The Olympus Corporate Center Master Tenant’s interest in all tenant rents was assigned directly to the lender. The Olympus Corporate Center Master Tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Olympus Corporate Center Mortgage Loan and, upon an event of default under the Olympus Corporate Center Mortgage Loan documents, the lender has the right to cause the termination of the master lease.

The lender has the right to require the Olympus Corporate Center Borrower to convert from a DST to a Delaware limited liability company upon (i) any event that causes Signatory Trustee to cease to be the signatory trustee of the Olympus Corporate Center Borrower (other than in the event of a replacement with the lender’s express consent), (ii) any event resulting in the dissolution of Olympus Corporate Center Borrower, or (iii) an event of default (or if the lender determines that an event of default is imminent, including if the Olympus Corporate Center Mortgage Loan is not repaid in full 90 days prior to the related maturity date). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Property. The Olympus Corporate Center Property is comprised of four multi-tenant office buildings totaling 196,467 SF constructed between 1992 and 1997, with lobby and common area renovations completed in 2018. The buildings are located at 3001, 3005, 3009 and 3013 Douglas Boulevard in Roseville, California, in the southern section of the Sacramento Valley approximately 20 miles northeast of the Sacramento central business district. Buildings 3001 and 3009 are each three stories, while buildings 3005 and 3013 are each two stories. Amenities at the Olympus Corporate Center Property include a conference room in building 3001 and a fitness center in building 3005. The Olympus Corporate Center Property contains 693 surface parking spaces, reflecting an overall parking ratio of 3.53 spaces per 1,000 SF of net rentable area. As of March 16, 2021, the Olympus Corporate Center Property was 89.1% occupied by 38 tenants.

The Olympus Corporate Center Property is situated on a 19.0-acre site in the southeastern section of Roseville along the north side of Douglas Boulevard, approximately two miles east of Interstate 80. Douglas Boulevard is a major thoroughfare for the area that provides access to surrounding communities and major freeways and contains several shopping centers within close proximity to the Olympus Corporate Center Property, including centers anchored by Target, Walmart, Trader Joe’s, Safeway, and HomeGoods. Additionally, Kaiser Permanente Roseville Medical Center is located less than two miles to the west of the Olympus Corporate Center Property.

Major Tenants.

Private National Mortgage Acceptance Company (24,542 SF, 12.5% of NRA, 14.1% of underwritten rent) (“PNMAC”). PNMAC (rated B1/BB- by Moody’s/S&P) has been a tenant at the Olympus Corporate Center Property since 2018, originally leasing 15,060 SF and expanding twice into the current total of 24,542 SF. The lease has an expiration of January 31, 2024, and has one, five-year renewal option. PNMAC provides mortgage lending and other financial services throughout the United States.

Direct Technology (19,626 SF, 10.0% of NRA, 10.8% of underwritten rent). Direct Technology has been a tenant at the Olympus Corporate Center Property since 2014, has a lease expiration of June 30, 2022, and has one, five-year renewal option. Direct Technology is a technology consulting firm headquartered at the Olympus Corporate Center Property, with additional offices located in Bellevue, Washington and Dallas, Texas.

Nyman Turkish PC (13,061 SF, 6.6% of NRA, 7.6% of underwritten rent). Nyman Turkish PC (“Nyman Turkish”) has been a tenant at the Olympus Corporate Center Property since 2019, has a lease expiration of June 30, 2028, and has one, five-year renewal option. Nyman Turkish is a law firm that primarily handles social security disability cases.

KB Home Sacramento, Inc. (12,644 SF, 6.4% of NRA, 7.4% of underwritten rent) (“KB Home”). KB Home (rated Ba3/BB by Moody’s/S&P) has been a tenant at the Olympus Corporate Center Property since 2013, has a lease expiration of November 30, 2022, and has one, three-year renewal option. KB Home is a homebuilder that has been building homes for over 60 years and currently operates in 45 markets across eight states.

Granite Bay Development dba Anthem United Homes, Inc. (11,677 SF, 5.9% of NRA, 6.9% of underwritten rent) (“Anthem United Homes”). Anthem United Homes has been a tenant at the Olympus Corporate Center Property since 2013, has a lease expiration of November 30, 2023, and has one, five-year renewal option. Anthem United Homes is a land development and homebuilding company that operates across western North America and has developed approximately 15,000 homes in over 60 communities.

A-3-76

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

The following table presents certain information relating to the leases at the Olympus Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Options (Y/N)
Private National Mortgage Acceptance Company	NR/B1/BB-	24,542	12.5%	$681,120	14.1%	$27.75	1/31/2024	N
Direct Technology	NR/NR/NR	19,626	10.0%	$520,482	10.8%	$26.52	6/30/2022	N
Nyman Turkish PC	NR/NR/NR	13,061	6.6%	$368,320	7.6%	$28.20	6/30/2028	N
KB Home Sacramento, Inc.	NR/Ba3/BB	12,644	6.4%	$359,444	7.4%	$28.43	11/30/2022	N
Granite Bay Development dba Anthem United Homes, Inc.	NR/NR/NR	11,677	5.9%	$334,896	6.9%	$28.68	11/30/2023	N
Subtotal/Wtd. Avg.		81,550	41.5%	$2,264,262	46.9%	$27.77

Other Tenants		93,465	47.6%	$2,566,390	53.1%	$27.46
Vacant		21,452	10.9%	$0	0.0%	$0
Total/Wtd. Avg.(2)		196,467	100.0%	$4,830,652	100.0%	$27.60

(1)	Information obtained from the underwritten rent roll dated March 16, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Olympus Corporate Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	4	12,447	$27.25	6.3%	6.3%	$339,147	7.0%	7.0%
2022	4	36,122	$27.42	18.4%	24.7%	$990,576	20.5%	27.5%
2023	12	44,402	$27.79	22.6%	47.3%	$1,234,075	25.5%	53.1%
2024	9	46,453	$28.04	23.6%	71.0%	$1,302,499	27.0%	80.0%
2025	5	10,968	$28.16	5.6%	76.5%	$308,808	6.4%	86.4%
2026	1	1,576	$29.05	0.8%	77.4%	$45,777	0.9%	87.4%
2027	0	0	$0.00	0.0%	77.4%	$0	0.0%	87.4%
2028	2	18,107	$28.20	9.2%	86.6%	$510,579	10.6%	97.9%
2029	0	0	$0.00	0.0%	86.6%	$0	0.0%	97.9%
2030	0	0	$0.00	0.0%	86.6%	$0	0.0%	97.9%
2031	1	3,415	$29.05	1.7%	88.3%	$99,192	2.1%	100.0%
2032 & Beyond	0	1,525	$0.00	0.8%	89.1%	$0	0.0%	100.0%
Vacant	0	21,452	$0.00	10.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	38	196,467	$27.60	100.0%		$4,830,652	100.0%

(1)	Information obtained from the underwritten rent roll dated March 16, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Olympus Corporate Center Mortgage Loan is May 1, 2021 and as of April 22, 2021 the Olympus Corporate Center Mortgage Loan is not subject to any modification or forbearance requests. The Olympus Corporate Center Property is open and operating; however, several tenants allow their employees to work remotely. At the time of the site inspection on March 18, 2021, on a given day, 25%-95% of employees were working in their respective office spaces. Two tenants received approximately 50% rent abatement from April-June 2020 and one tenant paid back such deferred rent. Sehatu, Inc. (1.3% of the NRA and 1.5% of underwritten base rent) has an agreement to repay its deferred rent by June 2021. Approximately 99.1% of tenants by rental area made their full March 2021 rental payments which comprises approximately 98.9% of the underwritten rent.

The Market. The Olympus Corporate Center Property is located in Roseville, Placer County, California, approximately 20 miles northeast of the Sacramento central business district. The neighborhood consists of commercial uses along Douglas Boulevard with nearby multi-family projects, surrounded by single-family residences mostly to the south and east of the Olympus Corporate Center Property. The neighborhood is located in the southeastern section of Roseville with access to major freeways such as Interstate 80 to the west which connects to several Interstates and highways to provide access throughout the state.

According to a third-party research report, the Olympus Corporate Center Property is part of the Sacramento office market and the Roseville/Rocklin office submarket. As of March 8, 2021, the Sacramento office market had a total office inventory of approximately 106.5 million SF with a vacancy rate of 9.6%

A-3-77

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

and an average asking rent of $26.63 PSF. The Roseville/Rocklin office submarket had a total office inventory of approximately 13.2 million SF with a vacancy rate of 11.8% and an average asking rent of $25.20 PSF. The submarket had no additional inventory delivered in 2020 and had negative net absorption of 209,577 SF as of year to date March 8, 2021. One office building totaling 4,728 SF is currently under construction in the submarket.

The appraisal analyzed six comparable office leases with lease terms ranging from approximately one to eight years and asking rents ranging from $25.20 PSF to $31.32 PSF. The appraisal concluded a market rent of $28.20 PSF for the Olympus Corporate Center Property.

According to the appraisal, the estimated 2020 populations within a one-, three- and five-mile radius of the Olympus Corporate Center Property were 10,645, 77,089, and 235,295, respectively. The 2020 median household incomes within the same radii were $98,448, $91,140, and $83,899, respectively.

The following table presents certain information relating to comparable office leases with respect to the Olympus Corporate Center Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Roseville Corporate Center Roseville, CA	1999	0.3 miles	111,418	Prudential Financial	3,590	Mar-21	$30.60	3.0	Full Service
Eureka Corporate Plaza IV Roseville, CA	2001	1.5 miles	51,357	C.H. Robinson	5,963	Feb-21	$25.20	1.0	Full Service
Douglas Corporate Center I Roseville, CA	1990	0.3 miles	102,847	Wedbush Securities	3,175	Dec-20	$28.80	6.0	Full Service
Capital Professional Center Roseville, CA	1987	0.8 miles	19,354	Fidelity National Title	3,958	Oct-20	$27.96	3.75	Full Service
Douglas Corporate Center I Roseville, CA	1990	0.3 miles	102,847	Energy Exemplar	6,800	Sep-20	$31.20	7.5	Full Service
Stone Point Corporate Center Roseville, CA	2008	1.6 miles	130,000	Koeller, Nebeker, Carson & Haluk	2,916	July-20	$31.32	3.2	Full Service

Source: Appraisal.

A-3-78

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Olympus Corporate Center Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	UW	UW PSF
Gross Potential Rent(2)	$3,415,234	$4,258,276	$4,247,080	$4,669,611	$5,435,599	$27.67
Reimbursements	$22,826	($20,010)	$85,456	$171,992	$201,879	$1.03
Parking Income	$0	$0	$0	$0	$0	$0.00
Other Income	$20,132	$17,738	$13,932	$16,706	$16,125	$0.08
Vacancy	$0	$0	$0	$0	($665,222)	($3.39)
Effective Gross Income	$3,458,192	$4,256,004	$4,346,468	$4,858,310	$4,988,380	$25.39

Real Estate Taxes	$351,390	$428,039	$402,674	$398,519	$489,203	$2.49
Insurance	$22,130	$27,309	$29,560	$45,753	$60,908	$0.31
Other Operating Expenses	$995,851	$1,164,361	$1,213,580	$1,190,649	$1,296,608	$6.60
Total Expenses	$1,369,371	$1,619,710	$1,645,814	$1,634,921	$1,846,719	$9.40

Net Operating Income	$2,088,821	$2,636,295	$2,700,654	$3,223,388	$3,141,661	$15.99
Capital Expenditures	$0	$0	$0	$0	$39,293	$0.20
TI/LC(3)	$0	$0	$0	$0	$221,064	$1.13
Net Cash Flow	$2,088,821	$2,636,295	$2,700,654	$3,223,388	$2,881,303	$14.67

Occupancy%(4)	83.9%	91.7%	83.7%	93.0%	88.2%
NOI DSCR (IO)	2.25x	2.84x	2.91x	3.47x	3.38x
NOI DSCR (P&I)	1.50x	1.90x	1.94x	2.32x	2.26x
NCF DSCR (IO)	2.25x	2.84x	2.91x	3.47x	3.10x
NCF DSCR (P&I)	1.50x	1.90x	1.94x	2.32x	2.07x
NOI Debt Yield	8.2%	10.3%	10.6%	12.6%	12.3%
NCF Debt Yield	8.2%	10.3%	10.6%	12.6%	11.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the UW.

(2)	UW Gross Potential Rent is greater than the historical periods due to the inclusion of $604,946 for grossed-up vacant space.

(3)	UW TI/LC includes a credit of $345,000 ($1.76 PSF) associated with the large upfront reserve deposit in the amount of $3,450,000 ($17.56 PSF).

(4)	Occupancy % shown is as of December 31 of each respective year. UW Occupancy % is based on the submarket occupancy per a third party report. In place occupancy is 89.1% as of March 16, 2021.

Escrows and Reserves.

Real Estate Taxes - The Olympus Corporate Center Borrower deposited approximately $32,968 into a real estate tax reserve at origination and is required to deposit an ongoing monthly amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to approximately $32,968.

Insurance - The Olympus Corporate Center Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing and (ii) the Olympus Corporate Center Property is covered under a blanket policy acceptable to the lender.

Replacements Reserve - The Olympus Corporate Center Borrower deposited $1,300,000 into a recurring replacements reserve at origination and if the balance of the reserve falls below $100,000, is required to make monthly payments in the amount of approximately $3,274 into such reserve.

TI/LC Reserve - The Olympus Corporate Center Borrower deposited $3,450,000 into a rollover reserve at origination and if the balance of the reserve falls below $2,200,000, is required to make monthly payments in the amount of approximately $24,558 into such reserve until the reserve balance reaches the cap of $3,450,000.

Unfunded Obligations Reserve - The Olympus Corporate Center Borrower deposited approximately $108,131 at origination for free rent owed to tenants Sonny Afshar DDS Inc. and Nyman Turkish.

Lockbox and Cash Management. The Olympus Corporate Center Mortgage Loan is structured with no lockbox and in place cash management. The Olympus Corporate Center Borrower is required to direct each tenant of the Olympus Corporate Center Property to deposit funds directly into the cash management account controlled by the lender. Notwithstanding the foregoing, the Olympus Corporate Center Borrower, property manager, asset manager or the Olympus Corporate Center Master Tenant are required to deposit all revenues otherwise received into the cash management account within one business day of receipt. All funds in the cash management account are required to be applied and disbursed in accordance with the Olympus Corporate

A-3-79

Office - Suburban	Loan #8	Cut-off Date Balance:	$25,500,000
3001, 3005, 3009 and 3013	Olympus Corporate Center	Cut-off Date LTV:	56.0%
Douglas Boulevard		U/W NCF DSCR:	2.07x
Roseville, CA 95661		U/W NOI Debt Yield:	12.3%

Center Mortgage Loan documents, and in each case in connection with a Cash Sweep Event (as defined below) all excess cash will be held by the lender as additional collateral for the Olympus Corporate Center Mortgage Loan.

A “Cash Sweep Event” will commence upon:

(i)	the occurrence of an event of default under the Olympus Corporate Center Mortgage Loan documents and will continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the Olympus Corporate Center Borrower, principal (which is the Olympus Corporate Center Signatory Trustee while the Olympus Corporate Center Borrower is a DST), Olympus Corporate Center Master Tenant, or the Guarantor (in no event will a Cash Sweep Event due to a bankruptcy action of the Olympus Corporate Center Borrower, Olympus Corporate Center Master Tenant, or the Guarantor be cured);

(iii)	the occurrence of any bankruptcy action of the property manager, and will continue until the Olympus Corporate Center Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or

(iv)	the date on which the amortizing debt service coverage ratio as calculated in the Olympus Corporate Center Mortgage Loan documents based on the trailing three-month period is less than 1.50x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.55x for two consecutive fiscal quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Olympus Corporate Center Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Olympus Corporate Center Property and business interruption insurance for 12 months with a 180-days extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-80

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A-3-81

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

A-3-82

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

A-3-83

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The District - Airpark
15551 North Greenway-Hayden Loop,
15444 North 76th Street,
7550 East Greenway Road
Scottsdale, AZ 85260
PHOENIX
SCOTTSDALE
North Scottsdale
Pinnacle Reserve
Desert Ridge
Paradise Valley
Paradise Valley Plaza
Horseshoe Canyon
McDowell Sonoran Preserve
MCDOWELL MTS
Rancho Mirada
MARICOPA COUNTY
SALT RIVER INDIAN RESERVATION
Phoenix Mts. Preserve And Recreation Area
Jomax Rd
Happy Valley Rd
Pinnacle Peak Rd
Greenway Rd
Thunderbird Rd
Cactus Rd
Shea Blvd
Double Tree Ranch Rd
Lincoln Dr
Bell Rd
Mayo Blvd
Princess Dr
Frank Lloyd Wright Blvd
Pima Frwy
Pima Rd
Hayden Rd
Scottsdale Rd
Tatum Blvd
N. 40th St
N. 56th St
N. 64th St
N. 94th St
N. 96th St
E. Via Linda
E. Indian Bend Rd
Via de Ventura
101
51
Scottsdale Airport
Pinnacle Peak GC
Grayhawk GC
Tournament Players Club GC
McDowell Mountain GC
Scottsdale CC
Orange Tree Golf Resort
Camelback GC
Paradise Valley CC
Silverado GC
Talking Stick Golf Club
Ancala CC
JW Marriott Phoenix
Desert Ridge Marketplace
High Street
Musical Instrument Museum
Sagewood
American Express
Mayo Clinic Hospital
Choice Hotels Intl.
Scottsdale 101
Superior Court of AZ/Maricopa Co. NE Regional Ctr.
Paradise Valley Park
Paradise Valley Hospital
Tatum Point
Fairmont Scottsdale Princess
Chauncey Ranch
Scottsdale Liberty Hospital
The Promenade
The Shops at Zocallo
Kierland Commons
Scottsdale Quarter
Scottsdale Towne Square
Sonora Village
Scottsdale Towne Center
SCOTTSDALE AIRPARK CORP. CENTER
The Vanguard Group
DC Ranch Crossing
Windgate Crossing
McDowell Mountain Marketplace
WestWorld of Scottsdale
Arabian Library
Desert Canyon
Taliesin West
Pinnacle of Scottsdale
Scottsdale Grayhawk Center
Paradise Valley Mall
Paradise Plaza
Village Center
Shea Scottsdale Center
Pima Crossing
HonorHealth Scottsdale Shea Medical Center
CVS Health
Scottsdale Fiesta Shopping Center
Ancala Village Shopping Ctr.
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
The Shops at Gainey Village
The Scottsdale Resort at McCormick Ranch
ARIZONA CANAL TRAIL
The Enclave at Borgata
The Shops at Hilton Village
OdySea Aquarium
Butterfly Wonderland
Salt River Fields at Talking Stick
Pavilions at Talking Stick
Topgolf
Casino Arizona at Talking Stick Resort
Peoria
Glendale
PHOENIX
Scottsdale
Avondale
Mesa
Tempe
Gilbert
Chandler

A-3-84

Mortgage Loan No. 9 – The District - Airpark

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,400,000			Location:	Scottsdale, AZ 85260
				General Property Type:	Mixed Use
Cut-off Date Balance:	$25,400,000			Detailed Property Type:	Retail, Industrial & Office
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/2020
Borrower Sponsor:	K2H Ltd.			Size:	142,733 SF
Guarantor:	Amber Shannon Eckford; K2H Ltd.;			Cut-off Date Balance Per SF:	$178
	William Strathearn Leggat			Maturity Date Balance Per SF:	$178
Mortgage Rate:	3.5800%			Property Manager:	Victoria Properties Management,
Note Date:	3/4/2021				LLC
First Payment Date:	5/1/2021
Maturity Date:	4/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$2,687,553
Seasoning:	1 month			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.70x
Additional Debt Type:	N/A			Most Recent NOI:	$1,715,624 (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,816,975 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,716,341 (12/31/2018)
Reserves(1)				Most Recent Occupancy:	94.4% (2/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.0% (12/1/2020)
RE Tax:	$23,609	$23,609	N/A	3rd Most Recent Occupancy:	80.3% (12/1/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$41,400,000 (1/19/2021)
Recurring Replacements:	$0	$2,379	$85,640	Appraised Value per SF:	$290
TI/LC:	$0	$18,436	$442,472	Cut-off Date LTV Ratio:	61.4%
Outstanding TI/LC:	$183,692	$0	N/A	Maturity Date LTV Ratio:	61.4%
AmeriFirst Financial Lease Reserve:	$142,768	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	100.0%	Loan Payoff:	$18,143,373	71.4%
			Return of Equity:	$6,415,427	25.3%
			Closing Costs:	$491,131	1.9%
			Reserves:	$350,069	1.4%
Total Sources:	$25,400,000	100.0%	Total Uses:	$25,400,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The novel coronavirus pandemic is an evolving situation and could impact The District - Airpark Mortgage Loan (as defined below) more severely than assumed in the underwriting of The District - Airpark Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (“The District - Airpark Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,400,000. The District - Airpark Mortgage Loan is secured by a first priority fee mortgage encumbering a mixed use retail, industrial and office building located in Scottsdale, Arizona (“The District - Airpark Property”).

The Borrower and the Borrower Sponsor. The borrower is K2H District at the Airpark, LLC (“The District - Airpark Borrower”), a single-purpose Delaware limited liability company with one independent director. K2H Ltd. is the borrower sponsor (“The District - Airpark Borrower Sponsor”) and the non-recourse carveout guarantors are Amber Shannon Eckford, William Strathearn Leggat and K2H Ltd. The District - Airpark Borrower Sponsor is the sole member of The District - Airpark Borrower. Kootenay Holdings Ltd., a corporation organized under the laws of Alberta, Canada, is the sole shareholder of The District - Airpark Borrower Sponsor. Kootenay Holdings Ltd. is ultimately owned by Incipere Investments Ltd., Legado Holdings Ltd., and Leggat Investment Corp., all of which are companies formed in Canada. Incipere Investments Ltd. is controlled by William Strathearn Leggat, Legado Holdings Ltd. is controlled by Amber Shannon Eckford, and Leggat Investment Corp. is controlled by Peter Leggat. William Strathearn Leggat, Amber Shannon Eckford and Peter Leggat are citizens of Canada.

A-3-85

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The Property. The District - Airpark Property is a three building, 142,733 SF mixed use retail-showroom/flex property with second story office space. The District - Airpark Property is situated on an 8.66-acre site in Scottsdale, Arizona. Building A (91,138 SF and 63.9% NRA) is 91.3% occupied and includes 67,869 SF of first-floor retail space and 23,269 SF of second-story, loft-style, modern office space. Building B (26,008 SF and 18.2% NRA) and Building C (25,587 SF and 17.9% NRA) are 100% occupied and consist of mainly flex space with one retail unit and one office unit, respectively. The District -Airpark Borrower Sponsor has invested approximately $3.1 million in capital improvements since purchasing The District – Airpark Property. In 2018, The District - Airpark Borrower Sponsor spent $544,640 to upgrade and renovate the elevator lobby. Between 2018 and 2020, The District - Airpark Borrower Sponsor invested $84,221 in carport capital improvements. In 2020, The District - Airpark Borrower Sponsor invested $2,346,842 to build out the second-floor as office space. This space had previously been in shell condition. Between 2014 and 2018, The District - Airpark Borrower Sponsor invested an additional $155,166 on roofing, painting, asphalt, repairs and adding LED lights. The District - Airpark Property was built in 2006 and as of February 1, 2021, The District - Airpark Property is 94.4% leased to 21 tenants. Retail space is 51.1 % of NRA and 46.0% of underwritten rent, office space is 19.1% of NRA and 27.3% of underwritten rent and flex space is 29.7% of NRA and 26.8% of underwritten rent.

Major Tenants.

Surgenex (15,008 SF, 10.5% of NRA; 8.9% of underwritten base rent). Surgenex is a producer and distributor of biologic products including amniotic membrane tissue allografts. Surgenex’s sole location is at The District - Airpark Property and it has been a tenant since 2016. In 2019, Surgenex expanded its premises and now occupies two suites with lease expirations of May 31, 2027 and has one, five-year renewal option remaining on its original 7,467 SF suite.

Imagine Backyard (14,564 SF, 10.2% of NRA; 7.7% of underwritten base rent). Formed in 2014, Imagine Backyard is a premier hot tub designer and manufacturer in the Scottsdale area. Imagine Backyard’s sole location is at The District - Airpark Property and its leased space is used as a showroom that features full-size, fully-landscaped backyard living vignettes where customers can see hot tubs built into custom living spaces. Imagine Backyard has been a tenant at The District - Airpark Property since 2014, has a lease expiration of April 30, 2024 and has one, five-year renewal option remaining.

Solidifi Title & Closing (12,664 SF, 8.9% of NRA; 14.7% of underwritten base rent). Solidifi Title & Closing provides valuation, title and settlement services to the residential mortgage lending industry. Their clients include approximately 60 of the top 100 lenders in America. Solidifi Title & Closing has eleven offices across the United States. Solidifi Title & Closing signed a lease at The District - Airpark Property in October 2020, has a lease expiration of January 31, 2026 and has one, five-year renewal option remaining.

Studio41 Home Design Showroom (12,531 SF, 8.8% of NRA; 10.4% of underwritten base rent). Studio41 Home Design Showroom provides products, staff and service to homeowners, contractors, designers, and architects. Products include kitchen and bath plumbing fixtures, kitchen and bath cabinetry, kitchen and bath accessories, windows, doors, door hardware and cabinet hardware. Studio41 Home Design Showroom has 12 locations throughout Illinois and one location in Scottsdale, Arizona. Studio41 Home Design Showroom has been a tenant at The District - Airpark Property since 2016, has a lease expiration of June 30, 2024 and has one, five-year renewal option remaining.

Fig & Birch Interiors (10,046 SF, 7.0% of NRA; 6.2% of underwritten base rent). Fig & Birch Interiors is a boutique furniture store and interior design gallery. Fig & Birch Interiors signed a lease at The District - Airpark Property in October 2020, has a lease expiration of February 28, 2026 and has two, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at The District - Airpark Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's /S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	Approx. % of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option
Surgenex	Flex	NR/NR/NR	15,008	10.5%	$258,944	$17.25	8.9%	5/31/2027	1, 5-year(2)	N
Imagine Backyard	Retail	NR/NR/NR	14,564	10.2%	$225,451	$15.48	7.7%	4/30/2024	1, 5-year	N
Solidifi Title & Closing	Office	NR/NR/NR	12,664	8.9%	$428,423	$33.83	14.7%	1/31/2026	1, 5-year	N
Studio41 Home Design Showroom	Retail	NR/NR/NR	12,531	8.8%	$305,130	$24.35	10.4%	6/30/2024	1, 5-year	N
Fig & Birch Interiors	Retail	NR/NR/NR	10,046	7.0%	$180,828	$18.00	6.2%	2/28/2026	2, 5-year	N
Subtotal/Wtd. Avg.			64,813	45.4%	$1,398,776	$21.58	47.9%

Other Tenants			69,988	49.0%	$1,522,640	$21.76	52.1%
Vacant Space			7,932	5.6%	$0	$0.00	0.0%
Total/Wtd. Avg.			142,733	100.0%	$2,921,416	$21.67	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2021.

(2)	The one, five-year renewal option for Surgenex applies to its original 7,467 SF suite.

A-3-86

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at The District - Airpark Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	3	11,124	7.8%	7.8%	$249,361	$22.42	8.5%	8.5%
2022	3	13,764	9.6%	17.4%	$251,628	$18.28	8.6%	17.1%
2023	8	34,063	23.9%	41.3%	$718,800	$21.10	24.6%	41.8%
2024	3	30,426	21.3%	62.6%	$590,539	$19.41	20.2%	62.0%
2025	0	0	0.0%	62.6%	$0	$0.00	0.0%	62.0%
2026	2	22,710	15.9%	78.5%	$609,251	$26.83	20.9%	82.8%
2027	2	22,714	15.9%	94.4%	$501,837	$22.09	17.2%	100.0%
2028	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2029	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2030	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2031	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
2032 & Beyond	0	0	0.0%	94.4%	$0	$0.00	0.0%	100.0%
Vacant Space	0	7,932	5.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	21	142,733	100.0%		$2,921,416	$21.67	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not taken into account in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The District - Airpark Mortgage Loan was originated on March 4, 2021, and the first due date is in May 2021. As of March 29, 2021, The District - Airpark Mortgage Loan is not subject to any forbearance, modification or debt service relief request and the borrower sponsor has reported that The District - Airpark Property is open and operating with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full March 2021 rent payments. As of March 29, 2021, five tenants (16.4% of NRA and 15.3% of underwritten rent) received deferred or abated rent totaling $66,415 between April and September 2020. One of the five tenants received a 25% reduction in rent for two months ($4,386) and the other four tenants each has a COVID deferred rent repayment plan in place.

The Market. The District - Airpark Property is located in Scottsdale, Arizona in the North Scottsdale Retail Cluster submarket of the Phoenix MSA market. Primary access to The District - Airpark Property is provided by Pinnacle Peak Road, Thompson Peak Parkway, Bell Road/ Frank Lloyd Wright Boulevard, Greenway Road/Raintree Drive and Thunderbird Road and Cactus Road. New retail and commercial developments have been constructed or are in the planning stages along these major transportation routes. The Loop 101 or Pima Freeway is the major freeway giving access to the neighborhood. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the North Scottsdale Retail Cluster submarket was approximately 7.0%, with average asking rents of $19.76 PSF and inventory of approximately 18.1 million SF. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Phoenix MSA for retail properties was approximately 7.7%, with average asking rents of $15.64 PSF and inventory of approximately 234.0 million SF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of The District - Airpark Property was 4,035, 73,148 and 194,681, respectively. The 2020 estimated median household income within a one-, three- and five-mile radius of The District - Airpark Property was $91,480, $95,061 and $94,429, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The District - Airpark Property:

Market Rent Summary
	Frontage Retail Space	Flex Space	Office Mezzanine Space	Large Frontage Retail Space
Market Rent (PSF)	$23.00	$18.00	$31.00	$20.00
Lease Term (Months)	63	63	63	63
Lease Type (Reimbursements)	NNN	NNN	FS	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

A-3-87

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

The following table presents recent leasing data at retail and flex properties comparable to The District - Airpark Property:

Comparable Lease Summary

Property/Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Reimbursement
The District - Airpark Scottsdale, AZ	Surgenex Imagine Backyard Studio41 Home Design Showroom	15,008 14,564 12,531	Sept. 2019 May 2014 Feb. 2016	$17.25 $15.48 $24.35	NNN NNN NNN
Landing at the Quarter - Scottsdale Scottsdale, AZ	Kierland Salon Suites	8,900	Jan. 2020	$18.00	NNN
The Shops at Zocallo Plz’ Scottsdale, AZ	Lifted Pilates	1,000	Feb. 2021	$38.00	NNN
Hayden Design at 83rd Scottsdale, AZ	Davis Home Furnishings	11,165	Jan. 2020	$16.33	NNN
Circa Lighting Showroom Scottsdale, AZ	Circa Lighting	4,350	June 2019	$31.00	NNN
Old Town Office/Retail Bldg. Scottsdale, AZ	Retail/Gallery Tenant	7,594	April 2020	$26.00	NNN
Hayden Road Showroom Scottsdale, AZ	Showroom Tenant	10,471	July 2019	$15.00	NNN

Source: Appraisal and underwritten rent roll dated February 1, 2021.

The following table presents recent leasing data at office properties comparable to The District - Airpark Property:

Comparable Lease Summary

Property/Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Reimbursement
The District - Airpark Scottsdale, AZ	Solidifi Title & Closing	12,664	Oct. 2020	$33.83	Gross
The Grove at McCormick Scottsdale, AZ	Office Tenant	5,215	May 2020	$36.00	Full Service
Gainey Center II Scottsdale, AZ	Insperity	10,850	Feb. 2019	$34.00	Full Service
Max at Kierland Scottsdale, AZ	Arctic Slope	8,869	June 2019	$33.50	Full Service
Kierland Corporate Center II Scottsdale, AZ	Management	1,495	March 2019	$33.50	Full Service

Source: Appraisal and underwritten rent roll dated February 1, 2021.

A-3-88

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The District - Airpark Property:

Cash Flow Analysis
	2017	2018	2019	2020	UW(1)	UW PSF
Gross Potential Rent(2)	$2,443,776	$2,720,104	$2,838,421	$2,887,237	$3,111,944	$21.80
Total Recoveries	$483,949	$471,188	$489,238	$489,158	$517,447	$3.63
Discount Concessions	($31,689)	($27,372)	($86,061)	($255,759)	$0	$0.00
Other Income	$3,073	$10,584	$9,000	$8,300	$13,545	$0.09
Less Vacancy & Credit Loss	($717,226)	($928,592)	($898,080)	($799,732)	($213,096)	($1.49)
Effective Gross Income(3)	$2,181,883	$2,245,912	$2,352,519	$2,329,203	$3,429,840	$24.03

Real Estate Taxes	$256,205	$263,551	$273,234	$276,033	$294,030	$2.06
Insurance	$14,404	$14,622	$14,889	$19,331	$20,298	$0.14
Other Expenses	$229,944	$251,398	$247,421	$318,214	$427,959	$3.00
Total Expenses	$500,553	$529,570	$535,544	$613,578	$742,287	$5.20

Net Operating Income	$1,681,330	$1,716,341	$1,816,975	$1,715,624	$2,687,553	$18.83
Capital Expenditures	$0	$0	$0	$0	$28,547	$0.20
TI/LC	$0	$0	$0	$0	$168,425	$1.18
Net Cash Flow	$1,681,330	$1,716,341	$1,816,975	$1,715,624	$2,490,581	$17.45

Occupancy %	80.3%	72.0%	80.3%	94.4%(2)	94.4%
NOI DSCR	1.82x	1.86x	1.97x	1.86x	2.92x
NCF DSCR	1.82x	1.86x	1.97x	1.86x	2.7x
NOI Debt Yield	6.6%	6.8%	7.2%	6.8%	10.6%
NCF Debt Yield	6.6%	6.8%	7.2%	6.8%	9.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.

(2)	UW Gross Potential Rent and 2020 Occupancy % are based on the underwritten rent roll dated February 1, 2021.

(3)	The increase between 2020 and UW Effective Gross Income is due to (i) five tenants having received deferred or abated rent totaling $66,415 in 2020 due to COVID, (ii) new office leases signed ($796,192), and (iii) rent steps through January 31, 2022 ($154,003).

Escrows and Reserves.

Taxes – The District - Airpark Mortgage Loan documents provide for an upfront reserve of $23,609 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $23,609).

Insurance – The District - Airpark Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with reasonably satisfactory written evidence that all insurance coverage for The District - Airpark Property is included in a blanket policy that meets the requirements of the loan documents, and (iii) The District - Airpark Borrower provides the lender with paid receipts for the payment of the insurance premiums no later than 20 days prior to the expiration date of the applicable policy.

Recurring Replacements Reserve – The District - Airpark Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,379 into a reserve for approved capital expenditures, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $85,640.

TI/LC Reserve - The District - Airpark Mortgage Loan documents provide for ongoing monthly deposits of approximately $18,436 into a reserve for future tenant improvements and leasing commissions, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $442,472.

Outstanding TI/LC Reserve - The District - Airpark Mortgage Loan documents provide for an upfront reserve of $70,332 for outstanding tenant improvements under the lease to the tenant Fig & Birch Interiors, an upfront reserve of $82,675 for outstanding tenant improvements under the lease to the tenant AmeriFirst Financial, and an upfront reserve of $30,685 for outstanding leasing commissions under the lease to AmeriFirst Financial.

AmeriFirst Financial Lease Reserve - The District - Airpark Mortgage Loan documents provide for an upfront reserve of $142,768 with respect to AmeriFirst Financial, which is required to be released once the tenant is in occupancy of all its space, open for business and paying unabated rent in an amount no less than $31.52 per SF for its entire premises.

A-3-89

Mixed Use – Retail, Industrial & Office	Loan #9	Cut-off Date Balance:	$25,400,000
15551 North Greenway-Hayden Loop, 15444	The District - Airpark	Cut-off Date LTV:	61.4%
North 76th Street, 7550 East Greenway Road		U/W NCF DSCR:	2.70x
Scottsdale, AZ 85260		U/W NOI Debt Yield:	10.6%

Lockbox and Cash Management. The District - Airpark Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), The District - Airpark Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of The District - Airpark Property to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from tenants of The District - Airpark Property received by The District - Airpark Borrower or property manager, despite such direction, into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Period is continuing. During the continuance of a Cash Sweep Period, provided no event of default under The District - Airpark Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The District - Airpark Mortgage Loan, (iii) to make the monthly deposit into the Recurring Replacements Reserve and TI/LC Reserve, if any, as described above under “Escrows and Reserves,” (iv) if no Cash Sweep Period is then continuing, to disburse any remaining funds to The District – Airpark Borrower, (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender), and (vi) to deposit any remainder into an excess cash flow subaccount to be held as additional security for The District - Airpark Mortgage Loan during the continuance of such Cash Sweep Period. If no Cash Sweep Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to The District - Airpark Borrower.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under The District - Airpark Mortgage Loan documents and ending upon the cure of such event of default in accordance with the terms of the mortgage, or otherwise to the lender’s satisfaction, or

(ii)	commencing upon the debt service coverage ratio of The District – Airpark Mortgage Loan (assuming a 30-year amortization period) being less than 1.20x at the end of any calendar quarter based upon the trailing six calendar months operating statements and current in-place rent rolls, and ending upon the date that the debt service coverage ratio of The District - Airpark Mortgage Loan (assuming a 30-year amortization period) has been equal to or greater than 1.20x for the immediately preceding two calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The District - Airpark Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of The District - Airpark Property together with business income insurance covering not less than the 12-month period commencing at the time of loss. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-90

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A-3-91

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

A-3-92

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Allied Plaza
7777 and 7787 Alvarado Road
La Mesa, CA 91942
Santee
El Cajon
Fletcher Hills
La Mesa
SAN DIEGO
Del Cerro
Mission Trails Regional Park
Lemon Grove
Spring Valley
Bancroft Point
La Presa
Casa de Oro-Mount Helix
Broadway Heights
Emerald Hills
San Diego Intl. Airport 10 miles
Downtown San Diego 5 miles
Kumeyaay Hwy
MLK Jr. Fwy
South Bay Fwy
SAN DIEGO COUNTY

A-3-93

Mortgage Loan No. 10 – Allied Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
				Location:	La Mesa, CA 91942
Original Balance:	$20,500,000			General Property Type:	Office
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983, 1999/N/A
Borrower Sponsors:	Andrew Getz; John Hahn;			Size:	144,053 SF
	William Allen; Christopher H. Locke			Cut-off Date Balance per SF:	$142
Guarantors:	Andrew Getz; John Hahn;			Maturity Date Balance per SF:	$142
	William Allen; Christopher H. Locke			Property Manager:	H.F.H., Ltd.
Mortgage Rate:	2.9800%				(borrower-related)
Note Date:	4/1/2021
First Payment Date:	5/6/2021
Maturity Date:	4/6/2031			Underwriting and Financial Information(2)
Original Term to Maturity:	120 months			UW NOI:	$2,815,728
Original Amortization Term:	0 months			UW NOI Debt Yield:	13.7%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	13.7%
Seasoning:	1 month			UW NCF DSCR:	4.27x
Prepayment Provisions:	LO (25); DEF (91); O (4)			Most Recent NOI:	$2,997,755 (2/28/2021 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$3,023,095 (12/31/2020)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,497,783 (12/31/2019)
Additional Debt Balance:	N/A			Most Recent Occupancy(3):	95.6% (3/22/2021)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	98.8% (11/30/2020)
Reserves(1)				3rd Most Recent Occupancy:	98.8% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$42,000,000 (3/8/2021)
RE Tax:	$15,298	$15,298	N/A	Appraised Value per SF:	$292
Insurance:	$47,938	$5,992	N/A	Cut-off Date LTV Ratio:	48.8%
Recurring Replacements:	$0	$2,401	$100,000	Maturity Date LTV Ratio:	48.8%
TI/LC:	$0	$12,004	$435,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	100.0%	Loan Payoff:	$13,082,575	63.8%
			Return of Equity:	$6,966,048	34.0%
			Closing Costs:	$388,141	1.9%
			Reserves:	$63,236	0.3%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Allied Plaza Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Allied Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(1)	The Allied Plaza Property (as defined below) is currently 98.7% leased and occupied by 58 tenants with one vacant suite totaling 1,912 SF. Two known future vacancies totaling 4,459 SF (3.1% NRA) have been included in the underwritten vacancy, although the tenants in question are expected to continue to pay rent until their respective lease expiration dates in 2022.

The Mortgage Loan. The tenth largest mortgage loan (the “Allied Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage encumbering two adjacent office buildings located in La Mesa, California (collectively, the “Allied Plaza Property”). Proceeds from the Allied Plaza Mortgage Loan were used to refinance the previous loan secured by the Allied Plaza Property, return equity to the Allied Plaza Borrower (as defined below), pay closing costs and fund upfront reserves.

The Borrower and the Borrower Sponsors. The borrower, Allied Office Plaza-SPE, LLC (the “Allied Plaza Borrower”), is a Delaware limited liability company and single purpose entity. There are no independent directors. The borrower sponsors and the non-recourse carveout guarantors are Andrew Getz, John Hahn, William Allen and Christopher H. Locke (collectively, the “Allied Plaza Sponsors”).

The Allied Plaza Sponsors are the general partners in HFH, Ltd., a private family-owned partnership focused on commercial real estate investment. HFH, Ltd. currently owns and manages a diverse real estate portfolio of apartment communities and commercial properties, primarily in Southern California. HFH, Ltd.’s portfolio currently consists of 16 properties totaling nearly 500,000 SF.

A-3-94

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

The Property. The Allied Plaza Property consists of two adjacent office buildings, a seven-story office building built in 1983 and a two-story office building developed by the Allied Plaza Sponsors in 1999. The Allied Plaza Property is currently 98.7% leased and occupied by 58 tenants with one vacant suite totaling 1,912 SF. Two known future vacancies totaling 4,459 SF (3.1% of NRA) have been included in the underwritten vacancy, although the tenants in question are expected to continue to pay rent until their respective lease expiration dates in 2022. The Allied Plaza Property offers amenities such as an on-site ATM, dry-cleaning, auto detailing, deli, on-site management, 24-hour security, conference rooms and surface and garage parking spaces resulting in a parking ratio of approximately 3.6 spaces per 1,000 SF. 7777 Alvarado Road is a seven-story building totaling 121,220 SF and is currently 98.4% occupied by 57 tenants. 7787 Alvarado Road is a two-story building that contains 22,833 SF and is 100% occupied by National University. National University has been a tenant at 7787 Alvarado Road since 1999 and most recently signed a 48-month lease extension in October 2019. 3.

Major Tenants.

National University (22,833 SF, 15.9% of NRA, 17.1% of underwritten base rent). National University is a university offering over 75 online and on-campus bachelor’s and graduate degree programs. National University utilizes its space as both a learning center and general office. National University signed a 48-month lease extension in October 2019 that runs through September 2023. National University has one three-year renewal option remaining. National University does not have any unilateral termination options.

Reilly Financial Advisors, LLC (14,988 SF, 10.4% of NRA, 12.0% of underwritten base rent). Reilly Financial Advisors, LLC (“RFA”) is a financial services firm providing wealth management, investment management and relationship management services. RFA has occupied space at the Allied Plaza Property since 2000 and leases its space through September 2029. RFA has two three-year lease renewal options remaining. If RFA notifies the landlord that it requires additional space and there is no additional space available anywhere at the Allied Plaza Property, RFA will have the right to terminate its lease in September 2027 with 12 months’ notice and a penalty equal to unamortized tenant improvements plus two months of rent.

Umpqua Bank (14,736 SF, 10.2% of NRA, 10.9% of underwritten base rent). Umpqua Bank offers personal and business lending and wealth management services. Umpqua Bank has been a tenant at the Allied Plaza Property since 2000. Umpqua Bank’s lease expires in June 2023 and has no lease renewal options remaining. Umpqua Bank occupies an additional 1,346 SF at the Allied Plaza Property under a lease through June 2022. However, Umpqua Bank has indicated that it does not expect to renew the lease for this space and as such, the space has been underwritten as vacant. Umpqua Bank does not have any unilateral termination options.

LoanDepot.com, LLC (10,496 SF, 7.3% of NRA, 7.0% of underwritten base rent). LoanDepot.com, LLC (“LoanDepot”) is a California-based company which sells mortgage and non-mortgage lending products. LoanDepot has been a tenant at the Allied Plaza property since 2009. LoanDepot currently leases 13,609 SF, of which (i) 6,145 SF is being subleased to Keller Williams and (ii) 3,113 SF has been underwritten as vacant. Keller Williams’ sublease rent was not provided to the lender and LoanDepot’s in place rent was underwritten. Keller Williams has indicated its intention to sign a direct lease for the related subleased space prior to LoanDepot’s lease expiration in January 2022, however there is no assurance that it will do so. Regarding the 3,113 SF of space underwritten as vacant, LoanDepot has indicated that it plans to vacate the related space at the end of its lease term in January 2022. LoanDepot’s lease expires in January 2022 and it has no lease renewal options remaining, however, LoanDepot has indicated it expects to sign a new lease for 4,351 SF of existing space. We cannot assure you that LoanDepot will sign such new lease or that Keller Williams will sign a direct lease for its subleased space.

Law & Mediation Firm of Klueck & Hoppes (7,017 SF, 4.9% of NRA, 4.8% of underwritten base rent). Law & Mediation Firm of Klueck & Hoppes (“Klueck & Hoppes”) is a full-service family law and divorce law firm headquartered at the Allied Plaza Property. Klueck & Hoppes has been at the Allied Plaza Property since 2013. Klueck & Hoppes’ lease expires in December 2022 and has one five-year lease renewal option remaining. Klueck & Hoppes does not have any unilateral termination options.

A-3-95

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

The following table presents a summary regarding the tenants at the Allied Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Termination Option (Y/N)	Lease Expiration	Renewal Options
National University	NR/NR/NR	22,833	15.9%	$712,172	17.1%	$31.19	N	9/30/2023	1 x 3 Yrs
RFA(3)	NR/NR/NR	14,988	10.4%	$499,764	12.0%	$33.34	Y	9/30/2029	2 x 3 Yrs
Umpqua Bank	NR/NR/NR	14,736	10.2%	$450,922	10.9%	$30.60	N	6/30/2023	N/A
LoanDepot(4)	NR/NR/NR	10,496	7.3%	$292,524	7.0%	$27.87	N	1/31/2022	N/A
Klueck & Hoppes	NR/NR/NR	7,017	4.9%	$197,556	4.8%	$28.15	N	12/31/2022	1 x 5 Yrs
Subtotal/Wtd. Avg.		70,070	48.6%	$2,152,937	51.8%	$30.73

Other Tenants		67,612	46.9%	$1,999,796	48.2%	$29.58
Vacant Space		6,371	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		144,053	100.0%	$4,152,733	100.0%	$30.16

(1)	Information is based on the underwritten rent roll dated as of March 22, 2021 with rent steps taken through October 2021 totaling $49,054.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	If RFA notifies the landlord that it requires additional space and there is no additional space available anywhere at the Allied Plaza Property, RFA will have the right to terminate its lease in September 2027 with 12 months’ notice and a penalty equal to unamortized tenant improvements plus two months of rent.

(4)	LoanDepot currently leases 13,609 SF, of which (i) 6,145 SF is being subleased to Keller Williams and (ii) 3,113 SF has been underwritten as vacant. Keller Williams’ sublease rent was not provided to the lender and LoanDepot’s in place rent was underwritten. Keller Williams has indicated its intention to sign a direct lease for the related subleased space prior to LoanDepot’s lease expiration in January 2022, however there is no assurance that it will do so. Regarding the 3,113 SF of space underwritten as vacant, LoanDepot has indicated that it plans to vacate the related space at the end of its lease term in January 2022.

The following table presents certain information with respect to the lease rollover at the Allied Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM(3)	9	6,903	$20.84	4.8%	4.8%	$143,840	3.5%	3.5%
2021	11	12,711	$31.82	8.8%	13.6%	$404,468	9.7%	13.2%
2022	14	28,037	$27.11	19.5%	33.1%	$760,136	18.3%	31.5%
2023	9	44,870	$30.94	31.1%	64.2%	$1,388,437	33.4%	64.9%
2024	6	15,393	$28.87	10.7%	74.9%	$444,340	10.7%	75.6%
2025	5	5,697	$28.84	4.0%	78.9%	$164,302	4.0%	79.6%
2026	3	4,054	$28.40	2.8%	81.7%	$115,131	2.8%	82.4%
2027	0	0	$0.00	0.0%	81.7%	$0	0.0%	82.4%
2028	1	3,312	$30.81	2.3%	84.0%	$102,043	2.5%	84.8%
2029	2	16,705	$32.93	11.6%	95.6%	$550,038	13.2%	98.1%
2030	0	0	$0.00	0.0%	95.6%	$0	0.0%	98.1%
2031(4)	1	0	$0.00	0.0%	95.6%	$79,998	1.9%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
Vacant	0	6,371	$0.00	4.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	61	144,053	$30.16	100.0%		$4,152,733	100.0%

(1)     Information is based on the underwritten rent roll dated March 22, 2021 with rent steps taken through October 2021 totaling $49,054.

(2)     Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)     Includes 1,626 SF of conference room and management office space.

(4)     Includes rooftop antenna rent.

COVID-19 Update. As of April 1, 2021, the Allied Plaza Property is open and operating with most tenants working remotely. According to the Allied Plaza Sponsors, 100.0% of tenants by underwritten base rent and 100.0% of tenants by occupied NRA made their full rent payments for February and March 2021. Two tenants totaling 1.5% of NRA requested and were granted rent relief, however, all past due rents owed have since been paid in full. As of April 6, 2021, the Allied Plaza Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Allied Plaza Mortgage Loan is on May 6, 2021.

The Market. The Allied Plaza Property is located in San Diego’s East County submarket. With access to the region’s main east/west arterial (Interstate 8), the Allied Plaza Property offers tenants freeway accessibility, corporate visibility and access to surrounding retail amenities. The immediate area

A-3-96

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

includes La Mesa Village shops and restaurants, as well as Grossmont and Parkway Plaza shopping malls. Nearby retailers include Walmart, Target, Ross, FedEx, Panera Bread, BJ’s Brewhouse and others.

According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Allied Plaza Property was 21,927, 183,568 and 499,296, respectively; and the 2021 estimated average household income within the same radii was approximately $94,229, $92,840 and $95,150, respectively.

According to the appraisal, the Allied Plaza Property is situated within the East County office submarket of the San Diego office market. As of the fourth quarter of 2020, the San Diego office market reported a total inventory of approximately 118.8 million SF with an 11.5% vacancy rate, and an average asking rent of $34.73 PSF. As of the fourth quarter of 2020, the East County office submarket reported a total inventory of approximately 5.7 million SF with a 4.7% vacancy rate, and an average asking rent of $26.08 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Allied Plaza Property:

Market Rent Summary
	7777 Bldg.	7787 Bldg.
Property SF	121,220	22,833
Market Rent (PSF)	$28.80	$30.24
Lease Term (Months)	60	60
Lease Type (Reimbursements)	MG	MG
Rent Increase Projection	3% per annum	3% per annum
Tenant Improvements (New Tenant) (PSF)	$20.00	$20.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Allied Plaza Property:

Comparable Leases Summary
Property Name / City, State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (mos.)	Rent PSF	Lease Type
Allied Plaza 7777 and 7787 Alvarado Road La Mesa, CA	1983, 1999 / N/A	144,053(1)	-	95.6%(1)	-	-	-	-	-
Alvarado Court Medical Building 6386 Alvarado Court San Diego, CA	1983 / N/A	40,575	1.9 miles	98.1%	Pacific Coast Psychiatric Associates	5,832	Nov. 2019 / 77	$29.52	MG
Mission Corporate Center 6160 Mission Gorge Road San Diego, CA	1972 / 1999	57,719	5.0 miles	100.0%	Kettering Rose Insurance	4,197	Jun. 2020 / 12	$25.20	MG
La Mesa Village Plaza 4700 Spring Street La Mesa, CA	1991 / N/A	43,643	1.1 miles	87.0%	N/A	3,513	Sep. 2020 / 60	$26.40	MG
Mission Valley Crossroads 404 Camino Del Rio South San Diego, CA	1979 / 2013	63,760	15.9 miles	92.0%	T.Y. Lin International	21,354	Jan. 2021 / 65	$33.60	FSG
Single-Tenant Office Building 2120-2152 San Diego Avenue San Diego, CA	1979 / N/A	23,519	16.6 miles	100.0%	Old Town Academy	23,519	Sep. 2020 / 60	$20.64	NNN
Single-Tenant Office Building 4275 & 4283 El Cajon Boulevard San Diego, CA	1950s / 2000	75,008	4.8 miles	100.0%	San Diego State University Research Foundation	75,008	Apr. 2020 / 60	$13.08	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated March 22, 2021.

A-3-97

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Allied Plaza Property:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,465,298	$3,625,729	$4,202,148	$4,183,394	$4,349,123	$30.19
Reimbursements	$527,767	$534,766	$652,107	$654,204	$654,204	$4.54
Other Income	$4,025	$2,647	$7,154	$4,656	$4,656	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	($250,166)	($1.74)
Effective Gross Income	$3,997,089	$4,163,141	$4,861,408	$4,842,254	$4,757,817	$33.03

Real Estate Taxes	$165,709	$150,110	$171,141	$171,141	$253,265	$1.76
Insurance	$49,185	$58,558	$53,907	$53,907	$71,907	$0.50
Other Expenses	$1,369,190	$1,456,690	$1,613,265	$1,619,450	$1,616,917	$11.22
Total Expenses	$1,584,085	$1,665,358	$1,838,313	$1,844,498	$1,942,088	$13.48

Net Operating Income	$2,413,004	$2,497,783	$3,023,095	$2,997,755	$2,815,728	$19.55
Capital Expenditures	$0	$0	$0	$0	$28,811	$0.20
TI/LC	$0	$0	$0	$0	$144,053	$1.00
Net Cash Flow	$2,413,004	$2,497,783	$3,023,095	$2,997,755	$2,642,865	$18.35

Occupancy %(3)	94.9%	98.8%	98.8%	95.6%	95.0%
NOI DSCR	3.90x	4.03x	4.88x	4.84x	4.55x
NCF DSCR	3.90x	4.03x	4.88x	4.84x	4.27x
NOI Debt Yield	11.8%	12.2%	14.7%	14.6%	13.7%
NCF Debt Yield	11.8%	12.2%	14.7%	14.6%	12.9%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 22, 2021 with rent steps taken through October 2021 totaling $49,054.
(3)	Occupancy % is as of December 31, of each respective year except for (i) 2020, which is as of November 30, 2020 and (ii) 2/28/2021 TTM, which is as of March 22, 2021. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The Allied Plaza Borrower deposited at origination (i) $15,298 for property taxes and (ii) $47,938 for insurance.

Real Estate Taxes and Insurance - The Allied Plaza Borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $15,298) and 1/12 of the estimated annual insurance premiums (currently $5,992).

Recurring Replacements Reserve - The Allied Plaza Borrower is required to reserve $2,401 monthly for replacements, subject to a cap of $100,000.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $12,004 per month, subject to a cap of $435,000.

Lockbox and Cash Management. The Allied Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the occurrence of a Sweep Event Period (as defined below), all rents will be deposited into an account designated by the Allied Plaza Borrower. The Allied Plaza Mortgage Loan requires that during the continuance of a Sweep Event Period, the Allied Plaza Borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Allied Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Allied Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Allied Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Allied Plaza Borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x (based on amortizing debt service payments).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), when the amortizing debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

A-3-98

Office – Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
7777 and 7787 Alvarado Road	Allied Plaza	Cut-off Date LTV:	48.8%
La Mesa, CA 91942		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	13.7%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Allied Plaza Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Allied Plaza Property and business interruption insurance for 12 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-99

Mortgage Loan No. 11 – Central Canal Company Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
				Location:	Various, FL
Original Balance:	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Gerald Askowitz			Size:	393,187 SF
Guarantor:	Gerald Askowitz			Cut-off Date Balance per SF:	$51
Mortgage Rate:	3.9130%			Maturity Date Balance per SF:	$51
Note Date:	4/2/2021			Property Manager:	Canal Management, Inc.
First Payment Date:	5/6/2021				(borrower-related)
Maturity Date:	4/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$2,692,573
IO Period:	120 months			UW NOI Debt Yield:	13.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	3.22x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,499,892 (2/28/2021 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,452,411 (12/31/2020)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,280,719 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	95.7% (3/23/2021)
Reserves				2nd Most Recent Occupancy:	96.1% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.4% (12/31/2019)
RE Tax:	$154,279	$25,713	N/A	Appraised Value (as of):	$40,150,000 (3/11/2021)
Insurance:	$5,333	$1,152	N/A	Appraised Value per SF:	$102
Recurring Replacements:	$0	$4,915	N/A	Cut-off Date LTV Ratio:	49.8%
TI/LC(1):	$200,000	Springing	$200,000	Maturity Date LTV Ratio:	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$13,836,457	69.2%
			Return of Equity:	$5,442,473	27.2%
			Closing Costs:	$361,458	1.8%
			Reserves:	$359,612	1.8%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	When the amount in the TI/LC reserve is below the cap, the borrower is required to deposit $8,333 per month for TI/LCs.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Central Canal Company Industrial Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Central Canal Company Industrial Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Central Canal Company Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $20,000,000 and secured by a first priority fee mortgage on six industrial properties totaling 18 buildings and 393,187 SF located in Winter Garden, Orlando, Sanford, Kissimmee and Casselberry, Florida (collectively, the “Central Canal Company Industrial Portfolio Properties”). The proceeds of the Central Canal Company Industrial Portfolio Mortgage Loan were used to refinance existing mortgages encumbering the Central Canal Company Industrial Portfolio Properties, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrower, Central Canal Co., LLC (the “Central Canal Company Industrial Portfolio Borrower”), is a Florida limited liability company structured to be bankruptcy-remote. The borrower sponsor and non-recourse carveout guarantor of the Central Canal Company Industrial Portfolio Mortgage Loan is Gerald Askowitz.

Mr. Askowitz has been involved in commercial real estate in Dade County, Florida and Orlando, Florida for over 40 years and 20 years, respectively. Mr. Askowitz and his family own 19 warehouse facilities totaling approximately 1.8 million SF of space.

The Properties. The Central Canal Company Industrial Portfolio Properties are a 393,187 SF portfolio consisting of six industrial properties totaling 18 buildings located throughout the greater Orlando, Florida MSA. The Central Canal Company Industrial Portfolio Properties were originally developed between 1975 and 1995, and operate as warehouse, small-bay industrial spaces. The Central Canal Company Industrial Portfolio Properties are leased by over 140 tenants. The borrower sponsor has owned, operated and managed the Central Canal Company Industrial Portfolio Properties since 2006. The Central Canal Company Industrial Portfolio Properties cater to small, regional or satellite tenants in need of flexible space, and occupancy based on square footage has averaged approximately 92.3% since 2017. While all of the in-place leases are month-to-month, more than 23% of in-place tenants

A-3-100

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

have been in occupancy for more than five years. Each individual lease originally began as a one-year term and upon expiration, the leases convert to a month-to-month term.

The Central Canal Company Industrial Portfolio Properties were acquired as an assembled portfolio in 2006 for a purchase price of approximately $15.0 million. Recent capital improvements include roof replacements across the Central Canal Company Industrial Portfolio Properties at a cost of approximately $1.3 million.

The Central Canal Company Industrial Portfolio Properties are 95.7% leased as of March 23, 2021 to more than 140 tenants.

The following table presents detailed information with respect to each of the Central Canal Company Industrial Portfolio Properties:

Central Canal Company Industrial Portfolio Properties Summary
Property Name / Location	Year Built/ Renovated	SF	Occupancy %	Allocated Whole Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value
Venture & Forsyth Orlando, FL	1975-1985 / N/A	155,515	100.0%	$8,816,936	44.1%	$17,700,000	44.1%
Carter I & II Winter Garden, FL	1991 / N/A	67,775	95.4%	$3,536,737	17.7%	$7,100,000	17.7%
Northstar Business Park Sanford, FL	1990 / N/A	89,497	87.0%	$3,212,951	16.1%	$6,450,000	16.1%
Michigan I & II Kissimmee, FL	1993, 1995 / N/A	33,850	100.0%	$1,942,715	9.7%	$3,900,000	9.7%
Taft Vineland Orlando, FL	1988 / N/A	29,550	100.0%	$1,843,088	9.2%	$3,700,000	9.2%
Lyman Road Casselberry, FL	1987 / N/A	17,000	87.5%	$647,572	3.2%	$1,300,000	3.2%
Total		393,187	95.7%	$20,000,000	100.0%	$40,150,000	100.0%

(1)	Property releases are not permitted under the Central Canal Company Industrial Portfolio Mortgage Loan documents. ALA is allocated based on Appraised Value.

The following table presents certain information relating to the tenants at the Central Canal Company Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Ratings (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options
Nestor Ramirez Hernandez	Venture & Forsyth	NR/NR/NR	12,625	3.2%	$107,300	2.6%	$8.50	MTM	N/A	N
Caligiuri Corp.	Northstar Business Park	NR/NR/NR	11,600	3.0%	$95,961	2.3%	$8.27	MTM	N/A	N
Pryco Movers. Inc.	Venture & Forsyth	NR/NR/NR	11,250	2.9%	$86,822	2.1%	$7.72	MTM	N/A	N
Shining Green Landscaping	Venture & Forsyth	NR/NR/NR	10,500	2.7%	$124,174	3.0%	$11.83	MTM	N/A	N
Salt.XO & Jhalesa V Lewis	Northstar Business Park	NR/NR/NR	8,500	2.2%	$62,250	1.5%	$7.32	MTM	N/A	N
Subtotal/Wtd. Avg.			54,475	13.9%	$476,507	11.5%	$8.75

Other Tenants			321,879	81.9%	$3,654,004	88.5%	$11.35
Vacant Space			16,833	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			393,187	100.0%	$4,130,511	100.0%	$10.98

(1)	Information is based on the underwritten rent roll dated March 23, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

A-3-101

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents certain information relating to the lease rollover schedule at the Central Canal Company Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	143	376,354	$10.98	95.7%	95.7%	$4,130,511	100.0%	100.0%
2021	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2022	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2023	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
Vacant	0	16,833	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	143	393,187	$10.98	100.0%		$4,130,511	100.0%

(1)	Information is based on the underwritten rent roll dated March 23, 2021.

COVID-19 Update. As of March 29, 2021, the Central Canal Company Industrial Portfolio Borrower has reported that the Central Canal Company Industrial Portfolio Properties are open and operating, with 98.0% of tenants by occupied NRA and 98.0% of tenants by underwritten base rent having paid their full February and March 2021 rent payments. As of April 6, 2021, the Central Canal Company Industrial Portfolio Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Central Canal Company Industrial Portfolio Mortgage Loan is May 6, 2021.

The Markets. The Central Canal Company Industrial Portfolio Properties are located in the Orlando industrial market. As of the fourth quarter of 2020, average industrial asking rent was $9.10 PSF, vacancy was approximately 5.2%, and inventory totaled approximately 180.3 million SF within the Orlando industrial market. The Venture & Forsyth and Taft Vineland properties are located in the Southeast Orange County industrial submarket. For the fourth quarter of 2020, the Southeast Orange County industrial submarket had total inventory of approximately 58.1 million SF with a vacancy rate of approximately 6.9% and average asking rent of $9.20 PSF. The Carter I & II property is located in the Northwest Orange County industrial submarket. For the fourth quarter of 2020, the Northwest Orange County industrial submarket had total inventory of approximately 39.9 million SF with a vacancy rate of approximately 5.2% and average asking rent of $8.75 PSF. The Northstar Business Park and Lyman Road properties are located in the Seminole County industrial submarket. For the fourth quarter of 2020, the Seminole County industrial submarket had total inventory of approximately 28.7 million SF with a vacancy rate of approximately 3.8% and average asking rent of $9.57 PSF. The Michigan I & II property is located in the Osceola County industrial submarket. For the fourth quarter of 2020, the Osceola County industrial submarket had total inventory of approximately 7.5 million SF with a vacancy rate of approximately 1.9% and average asking rent of $9.62 PSF.

The following table presents demographic information according to the appraisal:

Demographics Summary

Property Name	Population			Average Household Income
	One-mile	Three-mile	Five-mile	One-mile	Three-mile	Five-mile
Venture & Forsyth	10,721	108,157	293,398	$65,889	$90,693	$91,181
Carter I & II	4,266	70,208	148,968	$85,096	$114,142	$112,115
Northstar Business Park	6,191	54,805	125,725	$69,715	$89,436	$97,124
Michigan I & II	8,327	113,790	247,735	$67,268	$66,154	$73,096
Taft Vineland	916	51,255	176,617	$76,232	$75,483	$76,742
Lyman Road	5,106	92,723	231,963	$73,297	$85,151	$96,289

Source: Appraisal and estimated as of 2021.

A-3-102

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Venture & Forsyth	Carter I & II	Northstar Business Park	Michigan I & II	Taft Vineland	Lyman Road
Industrial Market Rent (PSF)	$12.50	$11.00	$9.25	$12.50	$12.50	$10.25
Larger Unit Market Rent (PSF)	$8.00	N/A	N/A	$8.25	N/A	$7.50

Source: Appraisal

The following table presents certain information relating to comparable leases for the Venture & Forsyth property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Multi-tenant Industrial Flex 7006 Stapoint Court Winter Park, FL	24,000	1986	95.0%	AKE Solar	Aug. 2020 / 60	5,000	$9.95	NNN
Multi-tenant Office/Flex 6914 Hanging Moss Road Orlando, FL	4,800	1983	100.0%	Yager Manufacturing	Dec. 2018 / 24	1,200	$15.00	NNN
7038-7066 Stapoint Court 7038 Stapoint Court Winter Park, FL	28,000	1984	89.3%	Guardian Wraps	Sep. 2018 / 60	2,000	$13.20	MG
East Point Industrial Park 6802 Stapoint Court Winter Park, FL	21,830	1986	100.0%	Best Electric, Air Conditioning & Plumbing	Oct. 2019 / 36	21,830	$7.00	NNN
Multi-tenant Industrial 2427 Forsyth Road Orlando, FL	25,088	1987	94.0%	Kwen Gesha Coffee Roasters, Inc.	Feb. 2020 / 24	1,400	$10.29	MG

Source: Appraisal

The following table presents certain information relating to comparable leases for the Carter I & II property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Carter Commerce Center 890 Carter Road Winter Garden, FL	48,750	2002	100.0%	Pro-Staff Termite & Pest Control, LLC	Dec. 2019 / 36	1,875	$8.25	NNN
1313 Green Forest Court 1313 Green Forest Court Winter Garden, FL	24,000	2003	65.6%	Hurricane Construction	Apr. 2020 / 36	1,375	$12.33	MG
1301 Gilliard Avenue Building 2 1301 Gilliard Avenue Winter Garden, FL	30,530	2018	100.0%	Prevost Car (US), Inc.	Jan. 2019 / 36	5,400	$8.50	NNN
1307 Green Forest Court 1307 Green Forest Court Winter Garden, FL	48,242	2003	70.0%	After Hours Garage	Feb. 2021 / 24	1,650	$11.96	MG

Source: Appraisal

The following table presents certain information relating to comparable leases for the Northstar Business Park property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
201-209 Tech Drive 201 Tech Drive Sanford, FL	59,895	2001	76.0%	Century Fire Protection	Aug. 2020 / 36	14,386	$6.50	NNN
Sanford Central Park 4282 Saint Johns Parkway Sanford, FL	13,268	1996	100.0%	KND Solar, LLC	Sep. 2020 / 12	5,970	$9.00	NNN
627-655 Progress Way (Phase I & II) 627 Progress Way Sanford, FL	118,680	2003	100.0%	The Pressure Guys	Oct. 2018 / 36	3,750	$6.75	NNN
4350 Chantal Lane 4350 Chantal Lane Sanford, FL	8,560	2015	100.0%	BioGen	Jun. 2020 / 60	8,560	$10.50	NNN

Source: Appraisal

A-3-103

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

The following table presents certain information relating to comparable leases for the Michigan I & II property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1198 East Carroll Street 1198 East Carroll Street Kissimmee, FL	9,153	1988	100.0%	Florida Upholstery Inc. Commercial Upholstery & Furniture Repair	Feb. 2021 / 12	1,680	$11.07	MG
1501-1513 Damon Avenue (Building 1) 1501 Damon Avenue Kissimmee, FL	11,375	2005	100.0%	O&J Performance Inc	Nov. 2019 / 36	3,000	$11.60	MG
Michigan Commerce Center 2530 Michigan Avenue Kissimmee, FL	19,800	1999	83.3%	PPG Paint Store	Mar. 2019 / 36	8,800	$7.50	NNN
Michigan Commerce Center 2510 Michigan Avenue Kissimmee, FL	172,887	2001	96.0%	Sol De Borinquen Bakery Inc Imeca Kissimmee LLC	Feb. 2018 / 60 Apr. 2018 / 72	3,300 7,150	$11.48 $7.02	NNN NNN

Source: Appraisal

The following table presents certain information relating to comparable leases for the Taft Vineland property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
11310 Satellite Boulevard 11310 Satellite Boulevard Orlando, FL	6,537	1972	100.0%	Builder Services Group	Jan. 2019 / 60	6,537	$11.93	Industrial Gross
9468 American Eagle Way (American Center 2) 9468 American Eagle Way Orlando, FL	37,816	1999	72.5%	My Family	Nov. 2020 / 36	9,000	$8.00	NNN
901 Central Florida Parkway 901 Central Florida Parkway Orlando, FL	40,000	1971	100.0%	French Furniture	Jun. 2020 / 36	2,500	$14.38	MG
501 4th Street 501 4th Street Orlando, FL	6,000	2003	100.0%	Buchanon Hauling and Rigging, Inc.	Mar. 2021 / 48	6,000	$18.00	NNN

Source: Appraisal

The following table presents certain information relating to comparable leases for the Lyman Road property:

Comparable Leases Summary
Property Name/Location	SF	Year Built	Occ. %	Tenant Name	Lease Date / Term (mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
830 South Ronald Reagan Boulevard 830 South Ronald Reagan Boulevard Longwood, FL	59,921	2001	79.7%	Vision Office Centers	May 2020 / 120	4,600	$10.50	NNN
215-225 Pineda Street 215 Pineda Street Longwood, FL	108,793	1973	100.0%	HD Roofing Pet Pros Choice	Sep. 2020 / 60 Apr. 2021 / 72	9,000 4,500	$6.95 $7.50	NNN NNN
211 Reece Way (Building 8) 211 Reece Way Casselberry, FL	6,000	2006	50.0%	Stone Savvy Inc.	Jul. 2020 / 36	3,000	$12.00	NNN
1205 Sarah Avenue 1205 Sarah Avenue Longwood, FL	55,520	1998	57.6%	Wonderland Gift Shop	Dec. 2020 / 54	6,400	$8.00	NNN

Source: Appraisal

A-3-104

Industrial - Flex	Loan #11	Cut-off Date Balance:	$20,000,000
Various	Central Canal Company Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, FL		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Central Canal Company Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,445,135	$3,525,849	$3,764,724	$3,795,674	$4,312,307	$10.97
Reimbursements	$171,155	$163,838	$174,409	$181,851	$181,851	$0.46
Other Income	$24,380	$33,110	$13,627	$8,468	$8,468	$0.02
Vacancy and Concessions	$0	$0	$0	$0	($323,423)	($0.82)
Effective Gross Income	$3,640,670	$3,722,797	$3,952,760	$3,985,992	$4,179,203	$10.63

Taxes	$248,909	$254,540	$287,588	$292,854	$287,588	$0.73
Insurance	$109,735	$118,185	$128,318	$128,318	$128,318	$0.33
Other Operating Expenses	$1,162,043	$1,069,353	$1,084,443	$1,064,927	$1,070,724	$2.72
Total Operating Expenses	$1,520,687	$1,442,078	$1,500,349	$1,486,100	$1,486,630	$3.78

Net Operating Income	$2,119,983	$2,280,719	$2,452,411	$2,499,892	$2,692,573	$6.85
TI/LC	$0	$0	$0	$0	$75,000	$0.19
Capital Expenditures	$0	$0	$0	$0	$58,978	$0.15
Net Cash Flow	$2,119,983	$2,280,719	$2,452,411	$2,499,892	$2,558,595	$6.51

Occupancy %(3)	91.2%	91.4%	96.1%	95.7%	92.8%
NOI DSCR	2.67x	2.87x	3.09x	3.15x	3.39x
NCF DSCR	2.67x	2.87x	3.09x	3.15x	3.22x
NOI Debt Yield	10.6%	11.4%	12.3%	12.5%	13.5%
NCF Debt Yield	10.6%	11.4%	12.3%	12.5%	12.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	UW Gross Potential Rent is based on the March 23, 2021 rent roll with vacant space grossed up to market rent.

(3)	Occupancy shown is as of December 31, of each respective year. 2/28/2021 TTM Occupancy is as of March 23, 2021. UW Occupancy represents underwritten economic occupancy.

A-3-105

Mortgage Loan No. 12 – Signature Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
				Location:	Various
Original Balance(1):	$19,769,000			General Property Type:	Office
Cut-off Date Balance(1):	$19,769,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Abraham Brach			Size:	469,901 SF
Guarantor:	Abraham Brach			Cut-off Date Balance per SF(1):	$191
Mortgage Rate:	3.8400%			Maturity Date Balance per SF(1):	$165
Note Date:	12/7/2020			Property Managers:	Diversified Management Plus, LLC;
First Payment Date:	2/6/2021				Signature Acquisitions LLC
Maturity Date:	1/6/2031				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	36 months			UW NOI:	$8,265,637
Seasoning:	4 months			UW NOI Debt Yield(1)(4):	9.2%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity(1)(4):	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1)(4):	2.16x (IO) 1.50x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,861,747 (10/31/2020 TTM)
Additional Debt Balance(1):	$70,000,000			2nd Most Recent NOI:	$7,864,324 (12/31/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$7,860,816 (12/31/2018)
Reserves				Most Recent Occupancy(4):	86.8% (12/1/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2019)
RE Tax:	$411,382	$102,846	N/A	3rd Most Recent Occupancy:	89.1% (12/31/2018)
Insurance:	$65,149	$13,030	N/A	Appraised Value (as of)(5):	$130,100,000 (6/10/2020
Recurring Replacements:	$0	$9,993	N/A	Appraised Value per SF:	$277
TI/LC:	$0	$48,948	N/A	Cut-off Date LTV Ratio(1):	69.0%
Deferred Maintenance:	$95,675	$0	N/A	Maturity Date LTV Ratio(1):	59.6%
Unfunded Obligations Reserve:	$619,885	$0	N/A
COVID Reserve:	$53,445	$0	N/A
Extraordinary TI/LC Reserve(2):	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$89,769,000	100.0%	Loan Payoff:	$85,982,302	95.8%
			Closing Costs:	$2,009,822	2.2%
			Reserves:	$1,245,537	1.4%
			Return of Equity:	$531,339	0.6%
Total Sources:	$89,769,000	100.0%	Total Uses:	$89,769,000	100.0%

(1)	The Signature Office Portfolio Mortgage Loan (as defined below) is part of the Signature Office Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $89,769,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Signature Office Portfolio Whole Loan.

(2)	On each due date occurring on and after the occurrence and continuance of an Extraordinary TI/LC Reserve Deposit Period (as defined in the Signature Office Portfolio Whole Loan documents), the Signature Office Portfolio Borrowers (as defined below) are required to reserve with the lender an amount equal to (a) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with Allstate Insurance, $225,000, and/or (b) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with The Bridgehampton National Bank, $150,000. The Signature Office Portfolio Borrowers will not be required to make more than 12 monthly extraordinary TI/LC reserve deposits with respect to Allstate Insurance ($2,700,000 in total) or more than 12 monthly extraordinary TI/LC reserve deposits with respect to The Bridgehampton National Bank ($1,800,000 in total).

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Signature Office Portfolio Whole Loan more severely than assumed in the underwriting of the Signature Office Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Most Recent Occupancy at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (IO) and UW NCF DSCR (P&I) would be 8.8%, 10.2%, 2.07x and 1.43x, respectively.

(5)	The Appraised Value for the Hauppauge Office Park property includes tax savings attributable to two PILOT tax abatements, one of which is scheduled to expire in the 2021/2022 tax year. The Appraised Value assumes that such expiring PILOT tax abatement will be renewed prior to its expiration. The borrower sponsor reported that they intend to apply for the renewal of the PILOT tax abatement prior to its expiration. We cannot assure you that the PILOT tax abatement will be renewed, which may cause property taxes at the Hauppauge Office Park property to increase.

The Mortgage Loan. The twelfth largest mortgage loan (the “Signature Office Portfolio Mortgage Loan”) is part of a whole loan (the “Signature Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal balance of $89,769,000, which is secured by first mortgages encumbering (i) with respect to the property located at 878 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple,

A-3-106

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

leasehold, and sub-sub-leasehold interest, (ii) with respect to the property located at 888-898 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple and sub-leasehold interest, and (iii) with respect to the property located at 20 Commerce Drive, Cranford, New Jersey, the borrower’s fee simple interest (collectively, the “Signature Office Portfolio Properties”).

The non-controlling Note A-3 with an original principal balance of $19,769,000 evidences the Signature Office Portfolio Mortgage Loan and will be contributed to the MSC 2021-L5 transaction. The controlling Note A-1 and the non-controlling Note A-2 with an aggregate original principal balance of $70,000,000 were contributed to the GSMS 2020-GSA2 transaction.

The Signature Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GSA2 transaction. The proceeds of the Signature Office Portfolio Whole Loan were primarily used to pay off a prior loan, fund reserves, return equity to the borrower sponsor and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Signature Office Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$35,000,000	$35,000,000	GSMS 2020-GSA2	Yes
A-2	$35,000,000	$35,000,000	GSMS 2020-GSA2	No
A-3	$19,769,000	$19,769,000	MSC 2021-L5	No
Total	$89,769,000	$89,769,000

The Borrowers and the Borrower Sponsor. The borrowers are Commerce Dr LLC, SIG 888 LLC and 878 Lease LLC, a New Jersey limited liability company, a New York limited liability company and a Delaware limited liability company, respectively, each structured to be bankruptcy-remote with one independent director at the managing member level (collectively, the “Signature Office Portfolio Borrowers”). The borrower sponsor and non-recourse carveout guarantor of the Signature Office Portfolio Mortgage Loan is Abraham Brach of Signature Acquisitions, which is a private real estate investment firm based in New York that develops, owns and manages office, retail, and multifamily properties throughout the tristate area. Their holdings total 6.0 million SF across 26 office assets, 6 retail assets, and several multifamily properties in Brooklyn, New York. Mr. Brach is the founder and President of Signature Acquisitions as well as numerous other business ventures. Mr. Brach focuses specifically on office park ownership. In addition, Mr. Brach owns and manages non-real estate related companies including Northside Packaging Corp., Healthy Food Brands, LLC, and Simply Natural Foods. Mr. Brach’s partner, Eric Zabarkus, is responsible for the day-to-day asset management of Signature’s holdings. Mr. Zabarkus has over 20 years of experience in the industry and has transactional experiences across 14.0 million SF.

The Properties. The Signature Office Portfolio Properties are comprised of two office properties located in New York and New Jersey.

The Hauppauge Office Park property, located in Hauppauge, New York, is a three-building office park that spans 281,954 SF on a 24.960-acre site. The Hauppauge Office Park property is comprised of 99.9% office space and 0.1% other space. The buildings in the office park share a courtyard area with a central fountain and seating. The 878 Veterans Memorial Highway building is an 87,945 SF, four-story office building. The building is 100.0% occupied by Allstate Insurance on a net lease through October 31, 2026. Allstate Insurance utilizes this space as its regional headquarters. The 888 Veterans Memorial Highway building is a 108,110 SF, five-story office building. The largest tenants include Morgan Stanley (10,630 SF), Viner Finance Inc. (8,870 SF) and TheraCare Preschool Services, Inc. (8,778 SF). The 898 Veterans Memorial Highway building is an 85,899 SF, four-story office building. The largest tenant, The Bridgehampton National Bank (83,426 SF) occupies 97.1% of the NRA. The Hauppauge Office Park property has 1,210 parking spaces, which equates to a parking ratio of approximately 4.3 per 1,000 SF of NRA. The Hauppauge Office Park property benefits from two different payment in lieu of taxes programs (“PILOTs”) issued by the Town of Islip Industrial Development Agency. The first PILOT applies to 888 and 898 Veterans Memorial Highway, as well as the land. The second PILOT applies solely to the 878 Veterans Memorial Highway’s improvements. In both cases, the benefits run with the land and not the tenants. The PILOT as it pertains to 888 and 898 Veterans Memorial Highway expires in February 2022, while the PILOT for 878 Veterans Memorial Highway runs through November 2030. The underwritten real estate tax expenses are based on the full estimated tax burden for 888 and 898 Veterans Memorial Highway and the current PILOT payment for 878 Veterans Memorial Highway. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

The 20 Commerce property, located in Cranford, New Jersey, spans 187,947 SF across four stories (with an additional lower-level) on a 6.355-acre site. The 20 Commerce property is 80.4% occupied by 16 office tenants as of December 1, 2020. The largest tenants in the building include Lerner David Littenberg Krumholz & Mentlik, LLP (34,373 SF), Herbert L. Jamison & Co., L.L.C. (24,838 SF), and O’Connor Davies, LLP (19,503 SF). The 20 Commerce property has 547 parking spaces, which equates to a parking ratio of approximately 2.9 per 1,000 SF of NRA.

The following table presents detailed information with respect to each of the Signature Office Portfolio Properties:

Signature Office Portfolio Properties Summary
Property Name / Location	Year Built/ Renovated	SF	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Hauppauge Office Park 878, 888 and 898 Veterans Memorial Highway Hauppauge, NY	1990, 2014 / N/A	281,954	$66,999,000	74.6%	$97,100,000	74.6%	$5,967,484	72.2%
20 Commerce 20 Commerce Drive Cranford, NJ	1991 / 2020	187,947	$22,770,000	25.4%	$33,000,000	25.4%	$2,298,154	27.8%
Total		469,901	$89,769,000	100.0%	$130,100,000	100.0%	$8,265,637	100.0%

A-3-107

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

Major Tenants.

Allstate Insurance (100,745 SF, 21.4% of portfolio NRA, 24.9% of portfolio underwritten base rent). Allstate Insurance (“Allstate”) leases the entire 87,945 SF at the 878 Veterans Memorial Highway building under a lease through October 2026. Additionally, Allstate leases 12,800 SF at the 20 Commerce property under a lease through June 2024. Allstate utilizes its 878 Veterans Memorial Highway building space as its regional headquarters. Additionally, the 878 Veterans Memorial Highway building was built-to-suit for Allstate in 2014. Allstate is an American insurance company and trades in the S&P 500. Allstate has occupied its space in the 878 Veterans Memorial Highway building since 2014 and has occupied its space in the 20 Commerce property since 2019. Allstate has an ongoing right to terminate its lease for 12,800 SF at the 20 Commerce property commencing in June 2022 with payment of a fee equal to approximately $287,668. Allstate has two five-year lease renewal options remaining for both of its leases.

The Bridgehampton National Bank (83,426 SF, 17.8% of portfolio NRA, 23.0% of portfolio underwritten base rent). The Bridgehampton National Bank (“Bridgehampton Bank”) is a community bank based in Suffolk County, New York and is headquartered at the Hauppauge Office Park property. Bridgehampton Bank has been a tenant at the Hauppauge Office Park property since 2012 and has expanded several times including in 2020 and 2021. Bridgehampton Bank leases 76,330 SF under a lease through March 2028, leases 5,101 SF under a lease through December 2027 and leases 1,995 SF under a lease through December 2022. Bridgehampton Bank has one five-year lease renewal option as it relates to 59,921 SF of its space and has no renewal options for its remaining space.

Lerner David Littenberg Krumholz & Mentlik, LLP (34,373 SF, 7.3% of portfolio NRA, 8.0% of portfolio underwritten base rent). Lerner David Littenberg Krumholz & Mentlik, LLP (“Lerner David LLP”) is a patent law firm that specializes in intellectual property counsel. Lerner David LLP relocated to the 20 Commerce property in 2019 and executed an approximately 10 year lease through June 2030. Lerner David LLP has two five-year lease renewal options remaining.

Herbert L. Jamison & Co., L.L.C. (24,838 SF, 5.3% of portfolio NRA, 5.6% of portfolio underwritten base rent). Herbert L. Jamison & Co., L.L.C. (“Herbert”) is an insurance agency that is headquartered at the 20 Commerce property. Herbert has been a tenant at the 20 Commerce property since 2014 under a lease through May 2025. Herbert has two five-year lease renewal options remaining.

O'Connor Davies, LLP (19,503 SF, 4.2% of portfolio NRA, 4.5% of portfolio underwritten base rent). O’Connor Davies, LLP is an accounting and advisory firm. O'Connor Davies, LLP has been a tenant at the 20 Commerce property since 2009 and has a current lease expiration date in November 2022. O'Connor Davies, LLP has one five-year lease renewal option remaining.

The following table presents certain information relating to the tenants at the Signature Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (KBRA/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Allstate(3)	NR/A-/BBB+	100,745	21.4%	$2,903,708	24.9%	$28.82	Various	2 x 5 yrs	Various
Bridgehampton Bank(4)	NR/NR/NR	83,426	17.8%	$2,676,299	23.0%	$32.08	Various	Various	N
Lerner David LLP	NR/NR/NR	34,373	7.3%	$936,664	8.0%	$27.25	6/30/2030	2 x 5 yrs	N
Herbert	NR/NR/NR	24,838	5.3%	$651,998	5.6%	$26.25	5/31/2025	2 x 5 yrs	N
O’Connor Davies, LLP	NR/NR/NR	19,503	4.2%	$526,581	4.5%	$27.00	11/30/2022	1 x 5 yrs	N
Subtotal/Wtd. Avg.		262,885	55.9%	$7,695,250	66.0%	$29.27

Other Tenants		145,133	30.9%	$3,959,992	34.0%	$27.29
Vacant Space		61,883	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		469,901	100.0%	$11,655,242	100.0%	$28.57

(1)	Information is based on the underwritten rent roll dated December 1, 2020 with rent steps totaling $519,593 through December 2021. Straight-line rent has been underwritten for investment grade tenants and Bridgehampton Bank.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Allstate leases 87,945 SF scheduled to expire on October 31, 2026 and 12,800 SF scheduled to expire on June 30, 2024. Allstate has an ongoing right to terminate its lease for 12,800 SF at the 20 Commerce property commencing in June 2022 with payment of a fee equal to approximately $287,668.

(4)	Bridgehampton Bank leases 76,330 SF scheduled to expire on March 31, 2028, 5,101 SF scheduled to expire on December 31, 2027, and 1,995 SF scheduled to expire on December 31, 2022. Bridgehampton Bank has one five-year lease renewal option as it relates to 59,921 SF of its space with a March 31, 2028 lease expiration and has no renewal options for its remaining space.

A-3-108

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Signature Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	0	$0.00	0.0%	0.0%	$500	0.0%	0.0%
2021(3)	7	28,977	$27.24	6.2%	6.2%	$789,356	6.8%	6.8%
2022	11	47,133	$29.97	10.0%	16.2%	$1,412,438	12.1%	18.9%
2023	6	21,810	$27.45	4.6%	20.8%	$598,652	5.1%	24.0%
2024	7	38,724	$24.81	8.2%	29.1%	$960,882	8.2%	32.3%
2025	3	31,353	$26.50	6.7%	35.8%	$830,778	7.1%	39.4%
2026	2	93,189	$29.19	19.8%	55.6%	$2,720,207	23.3%	62.7%
2027	2	13,879	$29.40	3.0%	58.5%	$408,078	3.5%	66.2%
2028	2	76,330	$32.17	16.2%	74.8%	$2,455,763	21.1%	87.3%
2029	0	0	$0.00	0.0%	74.8%	$0	0.0%	87.3%
2030	2	42,147	$27.45	9.0%	83.7%	$1,156,902	9.9%	97.2%
2031	1	10,630	$30.26	2.3%	86.0%	$321,686	2.8%	100.0%
2032 & Beyond	2	3,846	$0.00	0.8%	86.8%	$0	0.0%	100.0%
Vacant	0	61,883	$0.00	13.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	47	469,901	$28.57	100.0%		$11,655,242	100.0%

(1)	Information is based on the underwritten rent roll dated December 1, 2020 with rent steps totaling $519,593 through December 2021 and straight-line rent for investment grade tenants and Bridgehampton Bank.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Most Recent Occupancy at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively.

COVID-19 Update. As of April 14, 2021, the Signature Office Portfolio Properties are open and operating with most tenants working remotely. According to the borrower sponsor, 100.0% of tenants by underwritten base rent and 100.0% of tenants by occupied NRA paid their full February 2021 rent payments, while 98.0% of tenants by underwritten base rent and 98.0% of tenants by occupied NRA paid their full March 2021 rent payments. As of April 6, 2021, the Signature Office Portfolio Whole Loan is not subject to any modification or forbearance requests, and is current on its debt service payments.

The Market. The Signature Office Portfolio Properties are located in two different submarkets: the Hauppauge Office Park property is within the Western Suffolk office submarket and the 20 Commerce property is within the West Union County submarket.

The Western Suffolk office submarket contains approximately 21,384,694 SF of office inventory with a vacancy rate of 8.3% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.03 per SF, compared to the prior quarter’s average asking rent of $25.75 per SF. Vacancy rates in the Western Suffolk office submarket have increased by 0.4% over the previous quarter, from 7.9% to 8.3%.

The West Union County submarket contains approximately 7,196,000 SF of office inventory with a vacancy rate of 18.5% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.14 per SF, only a $0.02 decrease from the previous quarter’s average asking rent. Vacancy rates in the West Union County submarket have decreased 0.1% over the previous quarter, from 18.6% to 18.5%.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Hauppauge Office Park property was 7,435, 81,519 and 165,521, respectively. The 2019 average household income within the same radii was $127,690, $119,275 and $127,343, respectively.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 20 Commerce property was 19,121, 183,243 and 459,166, respectively. The 2019 average household income within the same radii was $107,499, $110,506 and $109,191, respectively.

A-3-109

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	Hauppauge Office Park	20 Commerce
Property SF	281,954	187,947
Market Rent (PSF)	$30.00	$28.00
Lease Term (Years)	7	5-7
Lease Type (Reimbursements)	Modified Gross	Gross + Tax & Electric
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$20.00	$25.00-$35.00
Tenant Improvements (Renewal) (PSF)	$0.00	$7.50-$10.00

Source: Appraisal

The following table presents certain information relating to comparable office leases for the Hauppauge Office Park property:

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Hauppauge Office Park 878, 888 and 898 Veterans Memorial Highway Hauppauge, NY	1990, 2014 / N/A	281,954(2)	91.1%(2)	-	-	-	-	-	-
102 Motor Parkway 102 Motor Parkway Hauppauge, NY	2008 / N/A	208,770	NAV	4.1 miles	Liberty Mutual TFCU	Mar-20 / 10.0 Mar-20 / 10.0	7,168 11,137	$29.95 $29.95	Modified Gross Modified Gross
700, 750 and 800 Veterans Memorial Highway 700, 750 and 800 Veterans Memorial Highway Hauppauge, NY	1983 / 2002	126,434	NAV	0.5 miles	Wealth Management Solution	Dec-18 / 7.3	4,000	$38.33	Modified Gross
225 Broadhollow Road 225 Broadhollow Road Melville, NY	1983 / 2016	185,889	94.0%	12.8 miles	JJ Burns Sentinel Whitney Bank	Nov-18 / 8.4 May-18 / 11.2 Mar-18 / 7.3	6,078 4,937 3,213	$28.50 $28.00 $29.25	Modified Gross Modified Gross Modified Gross

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 1, 2020.

The following table presents certain information relating to comparable office leases for the 20 Commerce property:

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
20 Commerce 20 Commerce Drive Cranford, NJ	1991 / 2020	187,947(2)	80.4%(2)	-	-	-	-	-	-
50 Cardinal Drive 50 Cardinal Drive Westfield, NJ	2006 / N/A	41,280	100.0%	4.8 miles	Alliant Insurance Services	Jun-19 / 7.0	4,707	$24.00	Gross + Tax & Electric
The Bassett Building 378-382 Springfield Avenue Summit, NJ	1929 / N/A	50,000	NAV	15.8 miles	Merchant Aviation	Jan-19 / 3.0	2,091	$25.72	Gross + Tax & Electric
Union County One-Stop 921 Elizabeth Avenue Elizabeth, NJ	2009 / N/A	28,000	NAV	5.3 miles	NJ Department of Labor	Nov-18 / 10.0	12,458	$28.90	Full Service + Tax & Electric
11 Commerce Drive 11 Commerce Drive Cranford, NJ	1981 / N/A	92,412	56.8%	0.4 miles	SUVIPSolutions	Jan-18 / 3.3	2,668	$24.00	Gross + Tax & Electric
Connell Corporate Center 4 400 Connell Drive Berkeley Heights, NJ	2002 / N/A	262,294	99.8%	9.9 miles	Celgene	Jan-18 / 2.5	43,146	$28.00	Gross + Tax & Electric

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Information is based on the underwritten rent roll dated December 1, 2020.

A-3-110

Office – Suburban	Loan #12	Cut-off Date Balance:	$19,769,000
Various	Signature Office Portfolio	Cut-off Date LTV:	69.0%
Various		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Signature Office Portfolio Properties:

Cash Flow Analysis(1)
	2018	2019	10/31/2020 TTM	UW(5)	UW PSF
Base Rent(2)	$10,953,679	$10,760,410	$10,724,485	$11,135,649	$23.70
Contractual Rent Steps(3)	$0	$0	$0	$519,593	$1.11
Vacant Income	$0	$0	$0	$1,929,969	$4.11
Reimbursements	$1,411,495	$1,551,668	$1,472,614	$1,352,448	$2.88
Other Income	$94,602	$87,162	$58,670	$58,670	$0.12
Vacancy and Concessions	$0	$0	$0	($1,929,969)	($4.11)
Effective Gross Income	$12,459,775	$12,399,240	$12,255,769	$13,066,360	$27.81

Taxes	$1,189,247	$1,208,334	$1,218,701	$1,637,296	$3.48
Insurance	$181,946	$160,115	$185,124	$148,913	$0.32
Other Operating Expenses	$3,227,766	$3,166,466	$2,990,197	$3,014,514	$6.42
Total Operating Expenses	$4,598,959	$4,534,916	$4,394,022	$4,800,723	$10.22

Net Operating Income	$7,860,816	$7,864,324	$7,861,747	$8,265,637	$17.59
TI/LC	$0	$0	$0	$587,376	$1.25
Capital Expenditures	$0	$0	$0	$119,914	$0.26
Net Cash Flow	$7,860,816	$7,864,324	$7,861,747	$7,558,347	$16.08

Occupancy %(4)	89.1%	91.5%	86.8%(5)	87.1%
NOI DSCR (IO)	2.25x	2.25x	2.25x	2.36x
NOI DSCR (P&I)	1.56x	1.56x	1.56x	1.64x
NCF DSCR (IO)	2.25x	2.25x	2.25x	2.16x
NCF DSCR (P&I)	1.56x	1.56x	1.56x	1.50x
NOI Debt Yield	8.8%	8.8%	8.8%	9.2%
NCF Debt Yield	8.8%	8.8%	8.8%	8.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated by the lender UW.

(2)	UW Base Rent is based on the December 1, 2020 rent roll with vacant space grossed up to market rent.

(3)	Contractual Rent Steps includes rent steps through December 2021 and approximately $420,601 of straight-line rent for investment grade tenants and Bridgehampton Bank.

(4)	Occupancy % is shown as of December 31 of the corresponding year, unless otherwise indicated. 10/31/2020 TTM Occupancy % represents physical occupancy as of December 1, 2020. UW Occupancy % represents underwritten economic occupancy.

(5)	Crossmark, Inc. (13,171 SF), previously the fourth largest tenant at the 20 Commerce property representing $335,861 in underwritten annual base rent and $9,090 in underwritten reimbursements, vacated its leased space on or about March 31, 2021 in connection with the expiration of its lease and such space is currently vacant. The underwriting of the Signature Office Portfolio Mortgage Loan was conducted prior to Crossmark, Inc. vacating its leased space. Excluding the vacant space previously occupied by Crossmark, Inc., the Occupancy % dated December 1, 2020 at the 20 Commerce property and the Signature Office Portfolio Properties is 73.4% and 84.0%, respectively. Excluding income from Crossmark, Inc., the UW NOI DSCR (IO), UW NOI DSCR (P&I), UW NCF DSCR (IO), and UW NCF DSCR (P&I) would be 2.27x, 1.57x, 2.07x, and 1.43x, respectively and the UW NOI Debt Yield and UW NCF Debt Yield would be 8.8%, and 8.0%, respectively.

Mezzanine Loan and Preferred Equity. A member of the Signature Office Portfolio Borrowers is permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing under the Signature Office Portfolio Whole Loan documents; (ii) after giving effect to the mezzanine loan, (a) the debt service coverage ratio is equal to or greater than 1.50x, (b) the debt yield is equal to or greater than 8.9%, and (c) the loan-to-value ratio is equal to or less than 69.0%, (iii) the mezzanine loan is co-terminous with the Signature Office Portfolio Whole Loan, (iv) an intercreditor agreement is executed that is acceptable to the rating agencies and reasonably acceptable to the lender; and (v) at the lender’s option, a rating agency confirmation is delivered.

A-3-111

Mortgage Loan No. 13 – 12510 & 12600 Cardinal Meadow

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Sugar Land, TX 77478
Original Balance:	$16,560,000			General Property Type:	Industrial
Cut-off Date Balance:	$16,537,914			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2005, 2013/2008
Borrower Sponsors:	Jugalkishore K. Malani;			Size:	273,240 SF
	Malani FLP, Ltd.			Cut-off Date Balance per SF:	$61
Guarantors:	Jugalkishore K. Malani;			Maturity Date Balance per SF:	$49
	Malani FLP, Ltd.			Property Manager:	Unique Industrial Product
Mortgage Rate:	4.4300%				Company, L.P. (borrower-related)
Note Date:	3/26/2021
First Payment Date:	5/1/2021			Underwriting and Financial Information(1)
Maturity Date:	4/1/2031			UW NOI:	$1,633,429
Original Term to Maturity:	120 months			UW NOI Debt Yield:	9.9%
Original Amortization Term:	360 months			UW NOI Debt Yield at Maturity:	12.2%
IO Period:	0 months			UW NCF DSCR:	1.51x
Seasoning:	1 month			Most Recent NOI:	$1,352,964 (12/31/2020)
Prepayment Provisions:	LO (25); DEF (91); O (4)			2nd Most Recent NOI:	$1,802,217 (12/31/2019)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI:	$1,008,314 (12/31/2018)
Additional Debt Type:	N/A			Most Recent Occupancy:	100.0% (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	100.0% (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2018)
Reserves				Appraised Value (as of)(2):	$25,100,000 (12/8/2020)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$92
RE Tax:	$105,421	$35,140	N/A	Cut-off Date LTV Ratio:	65.9%
Insurance:	$68,936	$13,788	N/A	Maturity Date LTV Ratio:	53.3%
Recurring Replacements:	$0	$2,584	N/A
TI/LC:	$0	$4,554	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,560,000	100.0%	Loan Payoff:	$15,402,813	93.0%
			Return of Equity:	$816,843	4.9%
			Reserves:	$174,357	1.1%
			Closing Costs:	$165,988	1.0%
Total Sources:	$16,560,000	100.0%	Total Uses:	$16,560,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the 12510 & 12600 Cardinal Meadow Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 12510 & 12600 Cardinal Meadow Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The appraisal states that it appraises the fee simple estate and has not considered the leases with internal, related party entities of the owner, which are not considered arm’s length documents.

The Mortgage Loan. The thirteenth largest mortgage loan (the “12510 & 12600 Cardinal Meadow Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,560,000 and secured by a first priority fee mortgage encumbering a 273,240 SF industrial warehouse distribution property located in Sugar Land, Texas (the “12510 & 12600 Cardinal Meadow Property”).

The Borrower and Borrower Sponsors. The borrower is Unique Realty Group DE, LLC (the “12510 & 12600 Cardinal Meadow Borrower”), a single-purpose Delaware limited liability company with no independent directors in its organizational structure. The sponsors and the non-recourse carveout guarantors are Jugalkishore (“Jugal”) K. Malani and Malani FLP, Ltd. The 12510 & 12600 Cardinal Meadow Borrower is 100.0% owned by Unique Realty Group, L.P. and Unique Realty Group, L.P. is owned by Malani FLP, Ltd. (74.0%), Pradeep K. Gupta (19.8%), Jugal K. Malani (5.2%) and Unique Realty Management, L.L.C. (1.0%). Jugal K. Malani is the chairman of the board and founder of Unique Group of Companies and currently serves as the chief executive officer of both Unique Industrial Products Company and Sigma Piping Products. Malani FLP, Ltd. is a Texas limited partnership in which Jugal K. Malani holds a 3.0% aggregate ownership interest.

A-3-112

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Cardinal Meadow Drive		U/W NCF DSCR:	1.51x
Sugar Land, TX 77478		U/W NOI Debt Yield:	9.9%

The Property. The 12510 & 12600 Cardinal Meadow Property is an industrial property comprising 273,240 SF located in Sugar Land, Texas, that is leased to Sigma Piping Products LLC (“SPP”), Unique Industrial Products Company, Inc. (“UIPC”) and Unique Fasteners, all of which are affiliates of the 12510 & 12600 Cardinal Meadow Borrower. The 12510 & 12600 Cardinal Meadow Property was constructed in 2005, expanded in 2013 and is situated on an 18.61-acre site. The 12510 & 12600 Cardinal Meadow Property consists of two adjacent single-story industrial buildings with approximately 8.4% of office space and features 23 dock high overhead doors, clear heights of 28’ and 140 parking spaces (0.5 per 1,000 SF). As of December 31, 2020, the 12510 &12600 Cardinal Meadow Property is currently 100.0% occupied by three borrower-affiliated tenants that have been at the 12510 & 12600 Cardinal Meadow Property since its original development.

Major Tenants.

SPP (175,235 SF, 64.1% of NRA, 57.0% of underwritten base rent). SPP operates as a subsidiary of SIGMA Corporation, which is a corporation established in 1985 that services the water and wastewater industries. SPP is a joint venture established in 2019 between SIGMA Corporation’s Fire Protection business unit and four business units of Unique Industrial Group, a borrower-affiliated company, to serve the national pipe, valve & fittings distributors and original equipment manufacturer markets. SPP signed two separate NNN leases at the 12510 & 12600 Cardinal Meadow Property in 2019, both of which are scheduled to expire June 19, 2029 and have two, five-year renewal options remaining.

UIPC (85,000 SF, 31.1% of NRA, 37.3% of underwritten base rent). UIPC is a subsidiary of Unique Group of Companies, a borrower-affiliated company, which is a wholesale industrial parts importer and distributor which was founded in 1997 and is headquartered in Sugar Land, Texas. UIPC serves as a one-stop shop providing engineering, quality assurance, product scheduling, importing, warehousing and delivery of industrial products, which include custom castings, stampings, die casting, forging and OEM products. UIPC signed a lease at the 12510 & 12600 Cardinal Meadow Property in 2019 and has a lease expiration of January 1, 2034 with two, five-year renewal options remaining.

Unique Fasteners (13,005 SF, 4.8% of NRA, 5.8% of underwritten base rent). Unique Fasteners is a single source partner providing importing, warehousing and distribution of fastener products to customers and manufacturers across the automotive, electronics, electric motors, appliances, and plastic/rubber molding industries. Unique Fasteners signed a lease at the 12510 & 12600 Cardinal Meadow Property in 2019 and has a lease expiration of January 1, 2034 with two, five-year renewal options remaining.

The following table presents certain information relating to the leases at the 12510 & 12600 Cardinal Meadow Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
SPP	NR/NR/NR	175,235	64.1%	$1,063,859	57.0%	$6.07	6/19/2029	2, 5-year	N
UIPC	NR/NR/NR	85,000	31.1%	$696,000	37.3%	$8.19	1/1/2034	2, 5-year	N
Unique Fasteners	NR/NR/NR	13,005	4.8%	$108,000	5.8%	$8.30	1/1/2034	2, 5-year	N
Subtotal/Wtd. Avg.		273,240	100.0%	$1,867,859	100.0%	$6.84

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		273,240	100.0%	$1,867,859	100.0%	$6.84

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

The following table presents certain information relating to the lease rollover schedule at the 12510 & 12600 Cardinal Meadow Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	175,235	$6.07	64.1%	64.1%	$1,063,859	57.0%	57.0%
2030	0	0	$0.00	0.0%	64.1%	$0	0.0%	57.0%
2031	0	0	$0.00	0.0%	64.1%	$0	0.0%	57.0%
2032 & Beyond	2	98,005	$8.20	35.9%	100.0%	$804,000	43.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	273,240	$6.84	100.0%		$1,867,859	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

A-3-113

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Cardinal Meadow Drive		U/W NCF DSCR:	1.51x
Sugar Land, TX 77478		U/W NOI Debt Yield:	9.9%

COVID-19 Update. The first debt service payment date for the 12510 & 12600 Cardinal Meadow Mortgage Loan is May 1, 2021 and, as of March 26, 2021, the 12510 & 12600 Cardinal Meadow Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of March 26, 2021, the 12510 & 12600 Cardinal Meadow Borrower has reported that the 12510 & 12600 Cardinal Meadow Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full March 2021 rent payments.

The Market. The 12510 & 12600 Cardinal Meadow Property is located in Sugar Land, Texas, within the Southwest submarket of the Houston industrial market. Primary access to the neighborhood is provided by US Highway 59 and the Sam Houston Tollway. The 12510 & 12600 Cardinal Meadow Property is located within the 1,000-acre Sugar Land Business Park, which includes a wide variety of office, manufacturing, and distribution center space. The park includes approximately 8.2 million SF of industrial, flex and office space. Major tenants include Schlumberger, Tramontina, Bechtel and Baker Hughes. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Southwest industrial submarket was approximately 5.7%, with average asking rents of $7.92 PSF and inventory of approximately 79.4 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Houston industrial market was approximately 6.9%, with average asking rents of $7.08 PSF and inventory of approximately 544.1 million SF. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the 12510 & 12600 Cardinal Meadow Property was 6,472, 55,199 and 107,070, respectively. The 2020 median household income within the same one-, three- and five-mile radius was $111,546, $73,864 and $67,532, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 12510 & 12600 Cardinal Meadow Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$6.25
Lease Term (Years)	5
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% annually

Source: Appraisal.

The following table presents comparable leases with respect to the 12510 & 12600 Cardinal Meadow Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occ. %	Tenant Name	Lease SF	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
12510 & 12600 Cardinal Meadow Property (subject) Sugar Land, TX	2005, 2013	273,240	100.0%(1)	SPP(1)	175,235(1)	June 2019(1)	120(1)	$6.07(1)	NNN(1)
SW Commerce Center Missouri City, TX	2019	477,355	55.0%	Professional Packaging System, LLC	259,997	June 2020	62	$4.65	NNN
Beltway Distribution Center Houston, TX	2004	128,000	100.0%	Clark, Duncan & Morris, Inc.	25,600	July 2019	60	$6.24	NNN
Century Oaks - Building 5 Houston, TX	2003	71,400	100.0%	Edvivi, LLC	17,850	Nov. 2018	24	$8.16	NNN
Distribution Warehouse Houston, TX	1984	112,836	100.0%	Tech Pharmacy Services, Inc.	25,091	Feb. 2019	36	$6.60	NNN
Visual Comfort & Co. BTS Houston, TX	2018	283,124	100.0%	Visual Comfort & Co.	283,124	Sept. 2018	180	$5.65	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

A-3-114

Industrial - Warehouse Distribution	Loan #13	Cut-off Date Balance:	$16,537,914
12510 and 12600	12510 & 12600 Cardinal Meadow	Cut-off Date LTV:	65.9%
Cardinal Meadow Drive		U/W NCF DSCR:	1.51x
Sugar Land, TX 77478		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 12510 & 12600 Cardinal Meadow Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	UW	UW PSF
Gross Potential Rent	$972,000	$1,410,000	$2,189,691	$1,777,859	$1,867,859	$6.84
Total Recoveries(2)	$0	$0	$0	$0	$516,416	$1.89
Less Vacancy & Credit Loss	$0	$0	$0	$0	($116,635)	($0.43)
Effective Gross Income	$972,000	$1,410,000	$2,189,691	$1,777,859	$2,267,640	$8.30

Real Estate Taxes(3)	$324,240	$384,188	$377,128	$421,683	$386,079	$1.41
Insurance	$0	$0	$0	$0	$165,450	$0.61
Other Operating Expenses	$21,841	$17,498	$10,346	$3,213	$82,682	$0.30
Total Operating Expenses	$346,081	$401,686	$387,474	$424,895	$634,211	$2.32

Net Operating Income	$625,919	$1,008,314	$1,802,217	$1,352,964	$1,633,429	$5.98
Capital Expenditures	$0	$0	$0	$0	$31,008	$0.11
TI/LC	$0	$0	$0	$0	$99,289	$0.36
Net Cash Flow	$625,919	$1,008,314	$1,802,217	$1,352,964	$1,503,132	$5.50

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.9%
NOI DSCR	0.63x	1.01x	1.80x	1.35x	1.64x
NCF DSCR	0.63x	1.01x	1.80x	1.35x	1.51x
NOI Debt Yield	3.8%	6.1%	10.9%	8.2%	9.9%
NCF Debt Yield	3.8%	6.1%	10.9%	8.2%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	No historical recoveries included because prior to 2019, all tenants were operating subsidiaries under the same parent company. Tenants are currently all on triple net leases.

(3)	Reduction in real estate taxes from historical to UW reflects the sale of approximately six acres of excess land in 2021, taxes for which were included in historical real estate taxes.

A-3-115

Mortgage Loan No. 14 – Sunrise Corporate Plaza I

Mortgage Loan Information
Mortgage Loan Seller:	KeyBank

Original Balance:	$16,250,000
Cut-off Date Balance:	$16,250,000
% of Initial Pool Balance:	2.0%
Loan Purpose:	Acquisition
Borrower Sponsors:	Andrew L. Hananel; Richard A.
Hadar; Jason A. Isaacson; Josh J.
Procacci
Guarantors:	Andrew L. Hananel; Richard A.
Hadar; Jason A. Isaacson; Josh J.
Procacci
Mortgage Rate:	3.6300%
Note Date:	3/24/2021
First Payment Date:	5/1/2021
Maturity Date:	4/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (89); O (6)
Lockbox/Cash Mgmt Status:	Springing/Springing
Additional Debt Type:	N/A
Additional Debt Balance:	N/A
Future Debt Permitted (Type)(1):	Yes (Mezzanine)
Reserves
Type	Initial	Monthly	Cap
RE Tax:	$213,321	$35,553	N/A
Insurance(2):	$0	Springing	N/A
Recurring Replacements:	$1,788	$1,788	$64,400
TI/LC:	$300,000	$8,942	$323,241
Property Information
Single Asset/Portfolio:	Single Asset
Location:	Sunrise, FL 33323
General Property Type:	Office
Detailed Property Type:	Suburban
Title Vesting:	Fee
Year Built/Renovated:	1999/N/A
Size:	107,304 SF
Cut-off Date Balance Per SF:	$151
Maturity Date Balance Per SF:	$151
Property Manager:	Stiles Corporation d/b/a Stiles
Property Management

Underwriting and Financial Information(3)
UW NOI:	$1,703,368
UW NOI Debt Yield:	10.5%
UW NOI Debt Yield at Maturity:	10.5%
UW NCF DSCR:	2.45x
Most Recent NOI:	$1,865,065 (12/31/2020)
2nd Most Recent NOI:	$1,155,599 (12/31/2019)
3rd Most Recent NOI:	$1,450,932 (12/31/2018)
Most Recent Occupancy:	94.6% (2/28/2021)
2nd Most Recent Occupancy:	96.1% (12/31/2020)
3rd Most Recent Occupancy:	72.2% (12/31/2019)
Appraised Value (as of):	$24,900,000 (3/1/2021)
Appraised Value per SF:	$232
Cut-off Date LTV Ratio:	65.3%
Maturity Date LTV Ratio:	65.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,250,000	63.2%	Purchase Price:	$24,700,000	96.1%
Borrower Equity:	$9,455,044	36.8%	Reserves:	$515,109	2.0%
			Closing Costs:	$489,935	1.9%
Total Sources:	$25,705,044	100.0%	Total Uses:	$25,705,044	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further information.

(2)	Springing monthly deposit of 1/12 of the estimated annual insurance premium payments will be required upon (i) an event of default; (ii) an acceptable blanket insurance policy is no longer in place; (iii) the borrower fails to provide the lender with evidence of renewal or payment or (iv) any cancellation, termination or lapse of insurance coverage.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Sunrise Corporate Plaza I Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Sunrise Corporate Plaza I Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Sunrise Corporate Plaza I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $16,250,000. The Sunrise Corporate Plaza I Mortgage Loan is secured by a first priority fee mortgage encumbering a suburban office property located in Sunrise, Florida (the “Sunrise Corporate Plaza I Property”). Proceeds of the Sunrise Corporate Plaza I Mortgage Loan along with approximately $9.46 million of borrower equity, were used to acquire the Sunrise Corporate Plaza I Property for $24.7 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Sunrise Corporate Plaza Property Owner, LLC (the “Sunrise Corporate Plaza I Borrower”), a single purpose Delaware limited liability company. The non-recourse carveout guarantors are Andrew L. Hananel, Richard A. Hadar, Jason A. Isaacson, and Josh J. Procacci. The Sunrise Corporate Plaza I Borrower is comprised of a joint venture between IP Capital Partners, LLC (“IP Capital”) and Acre Valley Real Estate Capital LLC (“Acre Valley”). IP Capital is a private real estate investment and asset management company headquartered in Boca Raton, Florida that was formed to focus on co-investing with various institutional and high net worth joint venture partners in office, retail, and industrial real estate in Florida. Acre Valley is a Chicago based real estate investment firm with assets under management across all major product types. Acre Valley currently owns a portfolio comprised of 3,600 multifamily units, 1.7 million SF of office space, 100,000 SF of industrial space, and two hotels across eight states including Florida, Texas, and California.

A-3-116

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

The Property. The Sunrise Corporate Plaza I Property is a three-story, Class A office property totaling 107,304 SF located at 1300 Sawgrass Corporate Parkway in Sunrise, Broward County, Florida. Built in 1999, the Sunrise Corporate Plaza I Property is 94.6% occupied by 10 tenants as of February 28, 2021. Situated on a 2.46-acre site, the Sunrise Corporate Plaza I Property includes 513 parking spaces resulting in a parking ratio of 4.78 per 1,000 SF of net rentable area. The largest tenant at the Sunrise Corporate Plaza I Property is MacNeill Group, Inc, comprising 35.2% of the net rentable area. No other tenant at the Sunrise Corporate Plaza I Property occupies more than 18.3% of the net rentable area. The Sunrise Corporate Plaza I Property is located within the Sawgrass International Corporate Park, a three million SF office and industrial park developed on 612 acres bound by Interstate 595 and Interstate 75 with tenants including Amazon, American Express, Cigna, HBO, New York Life, AT&T, Telemundo, and Comcast. Single and multi-family residential developments are located to the south across Interstate 595 and retail development consisting of a super-regional mall, power centers, free-standing big box users, restaurants and the BB&T Center, home of the Florida Panthers NHL team, are located to the north across Sunrise Boulevard.

Major Tenants.

MacNeill Group, Inc (37,818 SF, 35.2% of NRA, 30.5% of underwritten base rent). MacNeill Group, Inc (“MacNeill Group”) utilizes the Sunrise Corporate Plaza I Property as its sole location and corporate headquarters. MacNeill Group, a wholly-owned subsidiary of Team Focus Insurance Group, has expanded multiple times at the Sunrise Corporate Plaza I Property from 5,750 SF to its recent occupancy of the entire third floor in 2019. MacNeill Group works exclusively with property and casualty insurance companies by offering program management services to residual markets and insurance companies, including product and program development, actuarial and rate-making support, sales, marketing, underwriting, policy administration, customer service, claims administration, systems and support, statutory reporting and accounting services. MacNeill Group has a lease expiration of May 31, 2030 with two, five-year renewal options remaining, and no termination options.

Benefytt (19,683 SF, 18.3% of NRA, 27.8% of underwritten base rent). Based in Tampa, Florida, Benefytt is a health insurance technology company that engages in the development and operation of private e-commerce health insurance marketplaces, consumer engagement platforms, agency technology systems, and insurance policy administration platforms. Benefytt offers a range of Medicare-related insurance plans from many carriers as well as other types of health insurance and supplemental products. In August 2020, the company was acquired by Chicago private equity firm Madison Dearborn Partners. Benefytt leases its space at the Sunrise Corporate Plaza I Property via a sublease with Synechron, Inc. (“Synechron”). The Synechron lease and Benefytt sublease have co-terminous lease expiration dates of December 31, 2026. Under the sublease agreement, Benefytt pays approximately 3% less than the contract rent due per the Synechron lease. The lease was underwritten based on the lower rent paid by Benefytt. The Synechron lease has one five-year renewal option. Synechron has the option to terminate the lease, and consequently the sublease, effective on December 31, 2024 with nine months’ prior notice and payment of unamortized tenant improvements, leasing commissions, legal expenses, unamortized portion of the five months’ of rent abatement plus 6% interest thereon, and three months’ of base rent and additional rent which would have otherwise been due three months after the termination date.

AlphaStaff (15,731 SF, 14.7% of NRA, 14.9% of underwritten base rent). AlphaStaff utilizes the Sunrise Corporate Plaza I Property as its corporate headquarters. AlphaStaff offers clients a suite of human resources services, technology solutions, employee benefit offerings to assist business managers in managing costs, hiring and retaining talent and controlling legal and financial exposure. AlphaStaff has two suites, one comprising 14,604 SF with a lease expiration date of July 31, 2027, and the second comprising 1,127 SF with an expiration date of September 30, 2027. AlphaStaff has one, five-year renewal option. AlphaStaff has the option to terminate the lease, effective on July 31, 2025 with nine months’ prior notice, payment of the unamortized portion of the tenant improvement allowance and broker fees and/or leasing commissions paid for by the landlord plus 7% interest thereon, payment of the unamortized portion of the seven months waived base rent provided to AlphaStaff plus 7% interest on said amount, and three months of base rent and additional rent payable based on the total monthly amount of base rent and additional rent which would have otherwise been payable to landlord for the three months following the termination date.

Smith Transportation Services (8,122 SF, 7.6% of NRA, 7.4% of underwritten base rent). Smith Transportation Services (“Smith”), founded in 1959 and based in Sunrise, Florida, offers comprehensive supply chain solutions to clients. Smith offers support in load to ride, less than truckload freight shipment optimization, full truckload services, rail/intermodal, brokerage, and first and last mile delivery. Over the past ten years, Smith has grown to become an asset-based company, with terminals in Miami and Tampa, Florida, Kearney, New Jersey, and Mira Loma, California and over 100 trucks on the road. Smith has been a tenant at the Sunrise Corporate Plaza I Property since 2011 and has a lease expiration date of July 31, 2022 with one, five-year renewal option. Smith has indicated it intends to vacate at lease expiration.

Omron Healthcare, Inc. (4,022 SF, 3.7% of NRA, 3.8% of underwritten base rent). Omron Healthcare, Inc. (“Omron”) designs state of the art blood pressure monitors. Omron’s product line includes a range of different wearable blood pressure monitoring devices for the upper arm, wrist, and accessories to assist patients in combatting heart disease. Omron has a lease expiration date of December 31, 2022 and no termination options.

A-3-117

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

The following table presents a summary regarding the major tenants at the Sunrise Corporate Plaza I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approx.% of Total SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Term. Option	Lease Expiration
MacNeill Group, Inc	NR/NR/NR	37,818	35.2%	$682,237	$18.04	30.5%	N	5/31/2030
Benefytt	NR/NR/NR	19,683	18.3%	$620,369	$31.52	27.8%	Y(2)	12/31/2026
AlphaStaff	NR/NR/NR	15,731	14.7%	$333,113	$21.18	14.9%	Y(2)	7/31/2027(3)
Smith Transportation Services	NR/NR/NR	8,122	7.6%	$164,795	$20.29	7.4%	N	7/31/2022
Omron Healthcare, Inc.	NR/NR/NR	4,022	3.7%	$84,877	$21.10	3.8%	N	12/31/2022
Subtotal/Wtd. Avg.		85,376	79.6%	$1,885,391	$22.08	84.4%

Other Tenants		16,178	15.1%	$349,689	$21.62	15.6%
Vacant Space		5,750	5.4%	$0	$0	0.0%
Total/Wtd. Avg.		107,304	100.0%	$2,235,080	$22.01	100.0%

(1)	Information is based on the underwritten rent roll as of February 28, 2021.

(2)	Please see “Major Tenants” above for a description of the Benefytt sublease and the Benefytt and AlphaStaff termination options.

(3)	AlphaStaff lease expiration date is representative of the expiration date for the 14,604 SF space the tenant occupies. The 1,127 SF space expires on September 30, 2027.

The following table presents certain information relating to the lease rollover at the Sunrise Corporate Plaza I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	4	18,701	$20.77	17.4%	17.4%	$388,414	17.4%	17.4%
2023	1	3,507	$23.17	3.3%	20.7%	$81,275	3.6%	21.0%
2024	0	0	$0.00	0.0%	20.7%	$0	0.0%	21.0%
2025	0	0	$0.00	0.0%	20.7%	$0	0.0%	21.0%
2026	3	25,797	$29.07	24.0%	44.7%	$750,041	33.6%	54.6%
2027	2	15,731	$21.18	14.7%	59.4%	$333,113	14.9%	69.5%
2028	0	0	$0.00	0.0%	59.4%	$0	0.0%	69.5%
2029	0	0	$0.00	0.0%	59.4%	$0	0.0%	69.5%
2030	1	37,818	$18.04	35.2%	94.6%	$682,237	30.5%	100.0%
2031	0	0	$0.00	0.0%	94.6%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.6%	$0	0.0%	100.0%
Vacant	0	5,750	$0.0	5.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (2)	11	107,304	$22.01	100.0%		$2,235,080	100.0%

(1)	Information is based on the underwritten rent roll as of February 28, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Sunrise Corporate Plaza I Mortgage Loan is May 1, 2021 and as of April 21, 2021 the Sunrise Corporate Plaza I Mortgage Loan is not subject to any modification or forbearance requests. The Sunrise Corporate Plaza I Property is open and operating; however, the majority of the tenants are allowing their employees to work remotely at this time. At the time of the site inspection on February 25, 2021, Benefytt was fully staffed and the remaining tenants had approximately 10%-50% of total employees working in their respective office spaces. Approximately 100.0% of tenants by net rentable area and by underwritten base rent made their full March 2021 rental payments.

The Market. The Sunrise Corporate Plaza I Property is located in Sunrise, Florida, approximately 13.3 miles west of the Fort Lauderdale CBD and approximately 15.2 miles northwest of the Fort Lauderdale-Hollywood International Airport. The Sunrise Corporate Plaza I Property is located just north of the interchange of Interstate 75 and Interstate 595 which provides access for travelers coming from all directions and is accessible via Interstate 595.

According to a third party market research report, the Sunrise Corporate Plaza I Property is located in the Fort Lauderdale office market and the Sawgrass Park office submarket. As of April 6, 2021, the Fort Lauderdale office market contained total office inventory of approximately 71.1 million SF with a vacancy rate of 11.7% and an average asking rent of $30.80 PSF. The Sawgrass Park office submarket contained a total office inventory of approximately 4.2 million SF with a vacancy rate of 15.0% and an average asking rent of $34.77 PSF as of April 6, 2021. The submarket had no additional inventory delivered in 2020 and had negative net absorption of 105,654 SF as of the first quarter 2021. According to a third party market research report, the 2020

A-3-118

Office – Suburban	Loan #14	Cut-off Date Balance:	$16,250,000
1300 Sawgrass Corporate Parkway	Sunrise Corporate Plaza I	Cut-off Date LTV:	65.3%
Sunrise, FL 33323		UW NCF DSCR:	2.45x
		UW NOI Debt Yield:	10.5%

population within a one-, three-, and five- mile radius was 6,620, 71,425, and 205,505, respectively. The 2020 average household income within a one-, three-, and five- mile radius was $106,513, $107,156, and $105,021.

The following table presents comparable available office spaces being marketed with respect to the Sunrise Corporate Plaza I Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Available Lease Area (SF)	Asking Rent PSF	Lease Term (Yrs.)	Lease Type
Sawgrass Pointe I 1000 Sawgrass Corp. Pkwy. Sunrise, FL	2001	0.5 miles	230,471	55,207	$22.50	Negotiable	Base Year
1560 Sawgrass Centre 1560 Sawgrass Corp. Pkwy. Sunrise, FL	1999	0.7 miles	93,631	34,611	$23.50	Negotiable	Base Year
1601 Sawgrass Centre 1601 Sawgrass Corp. Pkwy. Sunrise, FL	1999	0.9 miles	101,300	89,123	$19.50- $23.50	Negotiable	Base Year
Sunrise Corporate Plaza I 1551 Sawgrass Corp. Pkwy. Sunrise, FL	1997	0.8 miles	92,243	8,183	$23.50	Negotiable	Base Year
1550 Sawgrass Centre 1550 Sawgrass Corp. Pkwy. Sunrise, FL	1998	0.6 miles	61,717	61,717	$23.50	Negotiable	Base Year

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunrise Corporate Plaza I Property:

Cash Flow Analysis
	12/31/2018	12/31/2019	12/31/2020	UW(1)	UW Per SF
Gross Potential Rent(2)	$1,578,773	$1,395,391	$1,909,807	$2,355,830	$21.95
Total Recoveries	$1,195,390	$1,001,395	$1,193,982	$1,030,192	$9.60
Other Income	$9,814	$8,730	$15,902	$15,902	$0.15
Less Vacancy & Credit Loss	$0	$0	$0	($423,253)	($3.94)
Effective Gross Income	$2,783,977	$2,405,516	$3,119,691	$2,978,672	$27.76

Real Estate Taxes	$393,621	$389,890	$390,072	$406,235	$3.79
Insurance	$97,555	$99,210	$123,490	$76,224	$0.71
Other Expenses	$841,869	$760,817	$741,064	$792,844	$7.39
Total Expenses	$1,333,045	$1,249,917	$1,254,626	$1,275,303	$11.88

Net Operating Income	$1,450,932	$1,155,599	$1,865,065	$1,703,368	$15.87
TI/LC(3)	$0	$0	$0	$214,300	$2.00
Capital Expenditures	$0	$0	$0	$21,461	$0.20
Net Cash Flow	$1,450,932	$1,155,599	$1,865,065	$1,467,608	$13.68

Occupancy %	85.1%	72.2%	96.1%	87.6%
NOI DSCR (IO)	2.43x	1.93x	3.12x	2.85x
NCF DSCR (IO)	2.43x	1.93x	3.12x	2.45x
NOI Debt Yield	8.9%	7.1%	11.5%	10.5%
NCF Debt Yield	8.9%	7.1%	11.5%	9.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is greater than the historical periods due to the inclusion of $120,750 for grossed-up vacant space and $62,632 for future rent bumps.

(3)	UW TI/LC includes a credit of $30,000 ($0.28 PSF) associated with the large upfront reserve deposit in the amount of $300,000 ($2.80 PSF).

Mezzanine Loan and Preferred Equity. Mezzanine debt is permitted provided, among other things: (i) the aggregate loan-to-value ratio must be less than or equal to 65.0%, (ii) the aggregate debt service coverage ratio must be equal to or greater than 2.43x, (iii) the aggregate debt yield must be equal to or greater than 8.93% and (iv) the intercreditor agreement must be satisfactory to the lender.

A-3-119

Mortgage Loan No. 15 – Colonnades West

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,509,000			Location:	Glen Allen, VA 23060
				General Property Type:	Retail
Cut-off Date Balance:	$15,509,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1998/N/A
Borrower Sponsors:	Robert Berger; Richard Glickman;			Size:	136,082 SF
	NUUSCO Inc.			Cut-off Date Balance Per SF:	$114
Guarantors:	Robert Berger; Richard Glickman;			Maturity Date Balance Per SF:	$114
	NUUSCO Inc.			Property Manager:	Colliers International Asset
Mortgage Rate:	3.8100%				Services, LLC
Note Date:	12/30/2019
First Payment Date:	2/1/2020
Maturity Date:	1/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$1,666,162
Seasoning:	16 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (40); DEF (77); O (3)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.70x
Additional Debt Type:	N/A			Most Recent NOI:	$1,774,691 (12/31/2020)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,800,052 (10/31/2019 TTM)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,674,482 (12/31/2018)
Reserves				Most Recent Occupancy:	94.7% (12/31/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.5% (12/31/2019)
RE Tax:	$33,705	$16,853	N/A	3rd Most Recent Occupancy:	95.7% (12/31/2018)
Insurance(1):	$0	Springing	N/A	Appraised Value (as of):	$23,100,000 (10/31/2019)
Recurring Replacements:	$2,268	$2,268	N/A	Appraised Value per SF:	$170
TI/LC:	$1,173,884	$11,340	$1,180,410	Cut-off Date LTV Ratio:	67.1%
Deferred Maintenance:	$50,938	$0	N/A	Maturity Date LTV Ratio:	67.1%
Capital Improvements:	$875,178	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,509,000	63.8%	Purchase Price(3):	$21,684,037	89.2%
Borrower Equity:	$8,802,904	36.2%	Reserves:	$2,135,973	8.8%
			Closing Costs:	$491,894	2.0%
Total Sources:	$24,311,904	100.0%	Total Uses:	$24,311,904	100.0%

(1)	Springing monthly deposit of 1/12 of the estimated annual insurance premium payments will be required upon the occurrence of (i) an event of default; (ii) an acceptable blanket insurance policy no longer being in place; (iii) the borrower failing to provide the lender with evidence of renewal and payment or (iv) any cancellation, termination or lapse of insurance coverage.

(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated based on such prior information. The novel coronavirus pandemic is an evolving situation and could impact the Colonnades West Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Colonnades West Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The original Purchase Price was $23,860,000. The Purchase Price above is net of seller-provided credits in the total amount of $2,175,963, including $900,000 for tenant improvements, $1,200,000 for roof repair, prorated rent, prepaid rent and security deposits.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Colonnades West Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $15,509,000. The Colonnades West Mortgage Loan is secured by a first priority fee mortgage encumbering an anchored retail property located in Glen Allen, Virginia (the “Colonnades West Property”). Proceeds of the Colonnades West Mortgage Loan along with approximately $8.8 million of borrower equity, were used to acquire the Colonnades West Property for $23.86 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Colonnades West VA LP, a single purpose Delaware limited partnership. The non-recourse carveout guarantors are Robert Berger, Richard Glickman, and NUUSCO Inc. Robert Berger and Richard Glickman are principals of Colterra Capital Corporation (“Colterra”) with over 30 years of real estate experience each. Formed in 2012, Colterra invests in real estate on behalf of private and institutional investors and for its own account. Colterra’s team is experienced in investment, development, asset management, property management, and corporate finance.

A-3-120

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

The Property. The Colonnades West Property is an anchored retail center totaling 136,082 SF located at 10941 West Broad Street in Glen Allen, Virginia. The Colonnades West Property is anchored by Marshalls, OfficeMax and Ross Dress for Less and contains junior anchor tenants Shoe Carnival and CVS. The Colonnades West Property was constructed in 1998 on a 14.6 acre site along Broad Street, the primary retail corridor in Glen Allen, which has traffic counts of approximately 46,000 vehicles per day. Other major retailers along the Broad Street corridor are Wegmans, Cabela’s, Kroger, Macy’s, Nordstrom, Apple, Costco, Target, Walmart, Lowes, Whole Foods, and Publix. The Colonnades West Property is adjacent across Highway 250 to the Innsbrook Corporate Center, a 700-acre office development which contains approximately 7.8 million SF with a daytime population of approximately 54,000 people. The Colonnades West Property includes 602 parking spaces resulting in a parking ratio of 4.42 spaces per 1,000 SF of net rentable area. The Colonnades West Property is 94.7% occupied by 11 tenants as of December 31, 2020 and had an average occupancy from 2006-2020 of 92.6%.

Major Tenants.

Marshalls (30,582 SF, 22.5% of NRA, 17.4% of underwritten rent). Marshalls is part of The TJX Companies, Inc. (“TJX”) (rated NR/A2/A by Fitch/Moody’s/S&P) an off-price apparel and home fashions retailer with stores located in the United States and worldwide. As of January 30, 2021, TJX operated 1,131 Marshalls locations across the United States, up from 1,130 in the prior year. As of January 30, 2021, Marshalls reported occupying 32.4 million SF of retail space in the United States. As of February 1, 2020 (the end of its fiscal year), TJX’s annual sales were nearly $42 billion. As of January 30, 2021 TJX operated more than 4,500 stores in nine countries, across three continents, as well as four e-commerce businesses. Marshalls reported fiscal year 2017, 2018, and 2019 sales at the Colonnades West Property of $12,118,180 ($396 PSF), $11,924,395 ($390 PSF), and $12,122,042 ($396 PSF), respectively. Marshalls is expected to report fiscal year 2020 sales for the Colonnades West Property by May 31, 2021. We cannot assure you that 2020 and current sales will not have declined as a result of the COVID-19 pandemic. Marshalls has been a tenant at the Colonnades West Property since 1998, and has a lease expiration of January 31, 2024 with one, five-year renewal option remaining. The Marshalls lease contains a co-tenancy clause whereby if OfficeMax or Ross Dress for Less are not open for business for a period of more than 270 consecutive days, Marshalls may pay the lesser of base rent or 2% of gross sales or terminate the lease.

OfficeMax (30,000 SF, 22.0% of NRA, 17.4% of underwritten rent). Having merged with Office Depot on November 5, 2013, OfficeMax operates under The ODP Corporation, a holding company for both Office Depot and OfficeMax. OfficeMax offers nationally branded and private label office supply products, as well as related products such as cleaning and breakroom supplies, personal protective equipment, technology, and furniture. At the end of 2020, the ODP Corporation operated 1,154 OfficeMax and Office Depot stores and began fulfilling online pickup orders in select markets. OfficeMax has been a tenant at the Colonnades West Property since 1996, has a lease expiration date of May 31, 2022, with three, five-year extension options and no termination options.

Ross Dress for Less (25,600 SF, 18.8% of NRA, 14.9% of underwritten rent). Headquartered in Dublin, California, Ross Stores, Inc. (rated NR/A2/BBB+ by Fitch/Moody’s/S&P) operates an off-price apparel and home fashion chain in the United States under Ross Dress for Less (“Ross”) and dd’s DISCOUNTS. As of January 30, 2021, Ross operated 1,585 locations across 40 states, the District of Columbia, and Guam. Ross targets a middle-income clientele by offering apparel, footwear, and home fashions at a discount to department store prices. Ross has been a tenant at the Colonnades West Property since 2009, and has a lease expiration of January 31, 2025, with three five-year renewal options remaining. The Ross lease contains a co-tenancy clause whereby if Marshall’s and OfficeMax do not each remain operational and the Colonnades West Property is not at least 70% occupied for 150 days (“Reduced Occupancy Period”) and if a replacement tenant(s) has not been found, Ross may pay the lesser of minimum rent or 2% of gross sales. If a Reduced Occupancy Period occurs for 12 consecutive months, Ross may terminate the lease.

Shoe Carnival (12,000 SF, 8.8% of NRA, 9.6% of underwritten rent). Shoe Carnival, Inc. (“Shoe Carnival”) is a family footwear retailer, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of March 24, 2021, Shoe Carnival operated 383 stores in 35 states and Puerto Rico, as well as an online e-commerce arm. Shoe Carnival reported fiscal year 2017, 2018, and 2019 sales at the Colonnades West Property of $1,779,727 ($148 PSF), $1,924,578 ($160 PSF), and $1,929,592 ($161 PSF), respectively. We cannot assure you that 2020 and current sales will not have declined as a result of the COVID-19 pandemic. Shoe Carnival has been a tenant at the Colonnades West Property since 1998, and has a lease expiration date of January 31, 2024, with one, five-year renewal option remaining. The Shoe Carnival lease contains a co-tenancy clause whereby if Marshall’s is not open for business for six consecutive months and if a replacement tenant has not been found, Shoe Carnival may pay 3% of gross receipts in lieu of base rent. If Marshall’s is not open for business for 12 consecutive months and if a replacement tenant has not been found, Shoe Carnival may terminate the lease.

CVS (10,125 SF, 7.4% of NRA, 19.4% of underwritten rent). Founded in 1963, CVS Health (“CVS”) (rated NR/Baa2/BBB by Fitch/Moody’s/S&P) is a diversified health services company that employs over 300,000 employees across the United States and Puerto Rico. The retail segment of CVS’s operation includes an assortment of health and wellness products, general merchandise, select groceries, and provides healthcare services through walk-in clinics. Additionally, CVS’s retail branch provides medical diagnostic testing and services to long-term care facilities. CVS operates more than 9,900 retail locations across 49 states, the District of Columbia, and Puerto Rico. CVS has been a tenant at the Colonnades West Property since 1998 and has a lease expiration of January 31, 2024, with three, five-year lease extension options remaining. The CVS lease includes an option to terminate if OfficeMax sublets its space to another pharmacy tenant.

A-3-121

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

The following table presents a summary regarding the major tenants at the Colonnades West Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Options
Marshalls	NR/A2/A	30,582	22.5%	$300,000	$9.81	17.4%	1/31/2024	1 x 5 year	N(3)
OfficeMax	NR/NR/NR	30,000	22.0%	$300,000	$10.00	17.4%	5/31/2022	3 x 5 year	N
Ross Dress for Less	NR/A2/BBB+	25,600	18.8%	$256,000	$10.00	14.9%	1/31/2025	3 x 5 year	N(3)
Shoe Carnival	NR/NR/NR	12,000	8.8%	$165,000	$13.75	9.6%	1/31/2024	1 x 5 year	N(3)
CVS	NR/Baa2/BBB	10,125	7.4%	$334,935	$33.08	19.4%	1/31/2024	3 x 5 year	N(3)
Subtotal/Wtd. Avg.		108,307	79.6%	$1,355,935	$12.52	78.7%

Other Tenants		20,595	15.1%	$367,154	$17.83	21.3%
Vacant Space		7,180	5.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		136,082	100.0%	$1,723,089	$13.37	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Marshalls, Ross, Shoe Carnival and CVS do not have unilateral termination options. Please see Major Tenants above for descriptions of co-tenancy and exclusive use termination options.

The following table presents certain information relating to the lease rollover at the Colonnades West Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	2,088	$24.30	1.5%	1.5%	$50,738	2.9%	2.9%
2022	1	30,000	$10.00	22.0%	23.6%	$300,000	17.4%	20.4%
2023	1	2,040	$26.52	1.5%	25.1%	$54,106	3.1%	23.5%
2024	5	59,769	$15.58	43.9%	69.0%	$930,988	54.0%	77.5%
2025	1	25,600	$10.00	18.8%	87.8%	$256,000	14.9%	92.4%
2026	1	2,200	$22.00	1.6%	89.4%	$48,400	2.8%	95.2%
2027	0	0	$0.00	0.0%	89.4%	$0	0.0%	95.2%
2028	1	7,205	$11.50	5.3%	94.7%	$82,857	4.8%	100.0%
2029	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.7%	$0	0.0%	100.0%
Vacant	4	7,180	$0.00	5.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (2)	15	136,082	$12.66	100.0%		$1,723,089	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2020.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. As of April 20, 2021, the Colonnades West Mortgage Loan is current as of the April debt service payment. The Colonnades West Mortgage Loan has never been subject to and is not currently subject to any forbearance, modification or debt service relief request. The Colonnades West Property is open and operating. Eight tenants have received rent deferment since April 2020, and all but three tenants have paid back such deferred rent.  Stemtree Education (1.5% of NRA and 3.1% of underwritten base rent) will receive approximately 52.0% rent deferment through June 2021 and PotBelly (1.4% of NRA and 2.9% of underwritten base rent) will receive approximately 33.0% rent deferment through June 2021, both with repayment agreements in place.  Men’s Wearhouse (3.8% NRA and 4.8% of underwritten base rent), as to which the parent company filed bankruptcy, notified the borrower of its intent to keep this location open and renegotiated/amended the lease which included three months of forgiven rent under the original lease. 98.5% of tenants by net rentable area and by underwritten base rent made their full March 2021 rental payments.

The Market. The Colonnades West Property is located in Glen Allen, Virginia, approximately 13.3 miles northwest of the Richmond CBD and approximately 21.6 miles northwest of the Richmond International Airport. According to a third-party market research report, the Colonnades West Property is located in the Richmond retail market and the Broad Street Corridor retail submarket. As of April 12, 2021, the Richmond retail market consisted of approximately 82.3 million SF of retail space with an overall market vacancy of 5.2% and average asking rents of approximately $18.51 PSF. The Broad

A-3-122

Retail – Anchored	Loan #15	Cut-off Date Balance:	$15,509,000
10941 West Broad Street	Colonnades West	Cut-off Date LTV:	67.1%
Glen Allen, VA 23060		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	10.7%

Street Corridor retail submarket consisted of approximately 4.9 million SF of retail space with an overall market vacancy of 4.6% and average asking rents of approximately $19.25 PSF as of April 12, 2021. The Broad Street Corridor retail submarket had approximately 9,328 SF of retail inventory delivered in 2020 and had negative net absorption of 27,795 SF as of April 12, 2021. The appraisal concluded the market rent at the Colonnades West Property for anchor spaces to be $10.00 PSF, junior anchor spaces to be $14.00 PSF, in-line spaces to be $25.00 PSF and outparcel spaces to be a rate ranging from $14.00 PSF - $30.00 PSF.

According to a third party market source, the 2020 population within a one-, three-, and five- mile radius was 6,917, 91,182, and 183,880, respectively. The 2020 average household income within a one-, three-, and five- mile radius was $120,230, $114,991, and $109,904, respectively.

The following table presents comparable retail leases with respect to the Colonnades West Property:

Comparable Lease Summary
Property	Tenant Type	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Comm. Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Oxbridge Square, Richmond, VA	Anchor	18.8 miles	133,575	Big Lots	36,912	2020	$5.00	10	Base Year
West Broad Marketplace, Richmond, VA	Anchor	3.5 miles	301,671	TJ Maxx	23,000	2016	$13.00	10	Base Year
Crooket Run Center, Front Royal, VA	Anchor	127 miles	64,945	Michaels Arts & Crafts	20,491	2018	$12.00	10	Base Year
Commonwealth Center, Midlothian, VA	Junior Anchor	25.2 miles	104,053	Old Navy	16,000	2017	$14.05	3	Base Year
Valley View Crossing, Roanoke, VA	Junior Anchor	161 miles	215,646	Shoe Carnival	10,223	2017	$17.50	10	Base Year
1421 Eastridge Road, Richmond, VA	Outparcel	3.9 miles	5,120	Coin Laundry	2,400	2017	$12.00	5	Base Year
Creeks at Virginia Center, Richmond, VA	Outparcel	9 miles	97,930	Panera Bread	4,200	2018	$32.00	5	Renewal

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Colonnades West Property:

Cash Flow Analysis(1)
	12/31/2017	12/31/2018	10/31/2019 TTM	12/31/2020	UW(1)	UW Per SF
Gross Potential Rent	$1,716,258	$1,716,841	$1,804,944	$1,824,491	$1,902,589	$13.98
Total Recoveries	$311,691	$373,023	$471,590	$387,920	$424,391	$3.12
Percentage Rent	$0	$53,449	$0	$24,481	$22,441	$0.16
Other Income	$0	$3,169	$781	$12,090	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($176,207)	($1.29)
Effective Gross Income	$2,027,950	$2,146,481	$2,277,315	$2,248,982	$2,173,215	$15.97

Real Estate Taxes	$188,968	$192,601	$184,699	$227,618	$208,650	$1.53
Insurance	$17,009	$17,635	$20,070	$25,168	$22,452	$.16
Other Expenses	$209,886	$261,763	$272,494	$221,506	$275,951	$2.03
Total Expenses	$415,863	$471,999	$477,263	$474,292	$507,053	$3.73

Net Operating Income	$1,612,087	$1,674,482	$1,800,052	$1,774,691	$1,666,162	$12.24
Capital Expenditures	$0	$0	$0	$0	$27,216	$0.20
TI/LC(2)	$51,713	$0	$111,366	$51,709	$18,694	$0.14
Net Cash Flow	$1,560,375	$1,674,482	$1,688,686	$1,722,981	$1,620,252	$11.91

Occupancy%(3)	90.0%	95.7%	97.5%	94.7%	92.5%
NOI DSCR (IO)	2.69x	2.79x	3.00x	2.96x	2.78x
NCF DSCR (IO)	2.60x	2.79x	2.82x	2.88x	2.70x
NOI Debt Yield	10.4%	10.8%	11.6%	11.4%	10.7%
NCF Debt Yield	10.1%	10.8%	10.9%	11.1%	10.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW TI/LC includes a credit of $117,388 ($0.86 PSF) which is associated with the large upfront reserve deposit in the amount $1,173,884 ($8.63 PSF).

(3)	Occupancy % for the 10/31/2019 TTM period is as of December 31, 2019.

A-3-123

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Certificate Factor Detail	4
Exchangeable Class Detail	5
Reconciliation Detail	6
Other Required Information	7
Cash Reconciliation Detail	8
Current Mortgage Loan and Property Stratification Tables	9-11
Mortgage Loan Detail	12
NOI Detail	13
Principal Prepayment Detail	14
Historical Detail	15
Delinquency Loan Detail	16
Specially Serviced Loan Detail	17 - 18
Advance Summary	19
Modified Loan Detail	20
Historical Liquidated Loan Detail	21
Historical Bond / Collateral Loss Reconciliation Detail	22
Interest Shortfall Reconciliation Detail	23-24
Defeased Loan Detail	25
Supplemental Reporting	26

Depositor	Master Servicer	Special Servicer	Operating Advisor & Asset Representations Reviewer

Morgan Stanley Capital I Inc.	KeyBank National Association	LNR Partners, LLC	Pentalpha Surveillance LLC
	11501 Outlook Street	1601 Washington Avenue	PO Box 4839
1585 Broadway	Suite 300	Suite 700	Greenwich, CT 06831
New York, NY 10036	Overland Park, KS 66211	Miami Beach, FL 33139

Contact: General Information Number	Contact: Michael Tilden	Contact: www.lnrpartners.com	Contact: Don Simon
Phone: (212) 761-4000	Phone Number: (913) 317-4372	Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Exchangeable Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Exchangeable Class Detail
Exchangeable Class / Regular Interest Breakdown
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-3 (Cert)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Cert)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Class Detail
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-3-1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2	0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - KeyBank, National Association	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Capital Trust 2021-L5 Commercial Mortgage Pass-Through Certificates Series 2021-L5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/21
Corporate Trust Services		Record Date:	5/31/21
8480 Stagecoach Circle		Determination Date:	6/11/21
Frederick, MD 21701-4747

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of May 1, 2021 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Capital I Trust 2021-L5,
Commercial Mortgage Pass-Through Certificates,
Series 2021-L5

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: LNR Partners, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the PSA.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

(1)	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO A CONTROL TERMINATION EVENT: Final] Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.

6.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing

Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)           Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (provided in each case a Mortgage Loan may be subject to an agreement among noteholders, co-lender agreement or mezzanine intercreditor agreement), any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)           Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

D-1-1

(4)           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of April 22, 2021, to the knowledge of Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by Seller on or after April 22, 2021.

(5)           Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for the related Crossed Underlying Loan or Crossed Underlying Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

D-1-2

(7)           Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Underlying Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor, other than as set forth on Schedule D-1 to this Annex D-1.

(8)           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)           UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)         Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)         Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)         Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is

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no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)         Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)         Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)         No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)         Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage

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for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)         Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)         No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do

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not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)         REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Seller shall have notified the Purchaser that such forbearance has occurred and notified the Purchaser of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)         Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)         Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)         Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)         Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or

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forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)         Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)         Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the Mortgaged Property to prevent such waste).

(27)         Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Underlying Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(28)         Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)         Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth in Schedule D-1 to this Annex D-1), or future permitted mezzanine debt (as set forth in Schedule D-2 to this Annex D-1) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-

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Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Underlying Loan, as set forth on Schedule D-4 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such Transfer.

(31)         Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Underlying Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)         Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)         Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)         Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)         Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)         Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)         No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)         Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)         Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Underlying Loan, and except as set forth in Schedule D-3 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)         Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in

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drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

(41)         Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, or a correspondent or agent of the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)         Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)         Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Underlying Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule D-4 attached to this Annex D-1.

(44)         Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)         Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
7, 9, 13, 17, 20, 25, 30, 31, 32, 40, 41, 59

Woods on LaMonte

The District – Airpark

12510 & 12600 Cardinal Meadow

Frankfort Crossing

Archer Portfolio

The Villas at Willow Run

Durango Commons

Savannah Industrial

Route 1 Self Storage

Store Safe Baton Rouge

Desert’s Edge RV Park

571 Hudson Coop

(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

41	Desert’s Edge RV Park	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming with respect to use, as the current use as recreational vehicle rental park is not a permitted use in the applicable zoning district. The applicable zoning code provides that, if a nonconforming use or structure is destroyed, the right of such nonconforming structure or use to exist may continue, provided that the reconstruction/repair of any building be commenced within one year from the date of destruction and carried to completion without undue delay.
59	571 Hudson Coop	(26) Recourse Obligations	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Mortgage Loan.
7, 9, 13, 17, 20, 25, 30, 31, 32, 40, 41, 59	Woods on LaMonte The District – Airpark 12510 & 12600 Cardinal Meadow Frankfort Crossing Archer Portfolio The Villas at Willow Run Durango Commons	(26) Recourse Obligations

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to

D-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Savannah Industrial Route 1 Self Storage Store Safe Baton Rouge Desert’s Edge RV Park 571 Hudson Coop

recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

7, 9, 13, 17, 20, 25, 30, 31, 32, 40, 41, 59

Woods on LaMonte

The District – Airpark

12510 & 12600 Cardinal Meadow

Frankfort Crossing

Archer Portfolio

The Villas at Willow Run

Durango Commons

Savannah Industrial

Route 1 Self Storage

Store Safe Baton Rouge

Desert’s Edge RV Park

571 Hudson Coop

(29) Acts of Terrorism Exclusion

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 16 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 29.

59	571 Hudson Coop	(30) Due on Sale or Encumbrance

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits additional financing (including, without limitation, a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed)

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
provided that certain conditions are satisfied, including without limitation that (i) the additional financing shall be in a maximum principal amount not exceeding the lesser of (A) $3,000,000 and (B) an amount which will not result in an aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing in excess of 40% (as determined by the lender based upon an updated appraisal of the Mortgaged Property in form and substance and prepared by an appraiser acceptable to the lender in its reasonable discretion) and (ii) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender under the Mortgage Loan.
59	571 Hudson Coop	(31) Single Purpose Entity	The Mortgagor is a New York residential cooperative corporation and therefore its organizational documents and the loan documents lack certain provisions that would often be included for a single purpose entity for a Mortgage Loan of similar size.
7, 9, 13, 17, 20, 25, 30, 31, 32, 40, 41, 59

Woods on LaMonte

The District – Airpark

12510 & 12600 Cardinal Meadow

Frankfort Crossing

Archer Portfolio

The Villas at Willow Run

Durango Commons

Savannah Industrial

Route 1 Self Storage

Store Safe Baton Rouge

Desert’s Edge RV Park

571 Hudson Coop

		(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

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SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-4

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-5

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-6

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Morgan Stanley Mortgage Capital Holdings LLC

None.

D-2-7

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
38	Marshall Avenue Industrial Park	(5) Lien; Valid Assignment	Pursuant to that certain industrial ground lease (the “Ground Lease”), by and between the County of San Diego, a political subdivision of the State of California (the “Lessor”) and Dentt Development LLC, as lessee, upon the transfer of the Mortgaged Property to a lender in any manner, the Lessor will have the option to purchase all right, title and interest in and to the Mortgaged Property directly from the lender. The Mortgage Loan documents provide that, in the event that the Lessor exercises its purchase option, the Mortgagor and the related guarantor will be personally liable to the lender for any and all amounts due under or in connection with the Mortgage Loan which are not included in the calculation of Fair Market Value (as defined in the Ground Lease), including, without limitation, unpaid interest, late charges, any prepayment penalty, related yield maintenance premium or related yield maintenance default premium (as applicable), and attorneys’ fees, as well as the costs and losses incurred by the lender in exercising its remedies under the Mortgage Loan documents (including, without limitation, any and all costs of the foreclosure of the Mortgaged Property, deed in lieu or other transfer of the Mortgaged Property to the lender or the lender’s designee).
5	MGM Grand & Mandalay Bay	(10) Condition of Property	The related engineering reports for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both dated February 11, 2020, which is more than 12 months prior to the Cut-off Date.
57	Keepsake Storage Portfolio	(14) Escrow Deposits	The Mortgagor is a party to that certain Escrow Agreement (the “Escrow Agreement”), made and entered into as of the origination date of the Mortgage Loan, by and between the Mortgagor, as purchaser of the Mortgaged Property, Commonwealth Self Storage, LLC (the “Seller”), as seller of the Mortgaged Property, and Fidelity National Title Insurance Company, as escrow agent (the “Escrow Agent”), with respect to certain outstanding tenant improvement funds. In connection with the purchase of the Mortgaged Property by the Mortgagor on the origination date of the Mortgage Loan, the Seller was required to escrow $25,000 directly with the Escrow Agent for outstanding tenant improvement funds. All of the Mortgagor’s right, title and interest in the Escrow Agreement has been assigned to the lender pursuant to an acknowledgement of assignment. The Escrow Agreement provides that all escrowed funds are to be held by the Escrow Agent until the Mortgagor causes the work to be completed and the Seller authorizes the release of the escrow funds to reimburse the Mortgagor, upon the satisfaction of certain customary disbursement requirements, as provided therein. To the extent that the escrow funds exceed the amount

D-2-8

Annex A-1 ID#	Mortgage Loan	Representation	Exception
paid to the Mortgagor, the balance may be due back to the Seller at a future date. To the extent that the Mortgagor is entitled to disbursements of any escrow funds under the Escrow Agreement during the continuance of a trigger period under the Mortgage Loan documents, the Mortgagor must deposit all such amounts into a lockbox account within two business days of the Mortgagor’s receipt thereof. All disbursements of the escrow funds payable to the Mortgagor will be deemed rents and be governed by the Mortgage Loan documents.
5	MGM Grand & Mandalay Bay	(16) Insurance

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Mortgage Loan guaranteeing any failure by the related Mortgagors to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Mortgagors and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Mortgage Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable

D-2-9

Annex A-1 ID#	Mortgage Loan	Representation	Exception

by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

38	Marshall Avenue Industrial Park	(16) Insurance	The Mortgage Loan documents require loss of rents and/or business interruption insurance coverage for a period continuing until the restoration of the Mortgaged Property is complete or the expiration of 12 months, whichever occurs first.
5	MGM Grand & Mandalay Bay	(25) Licenses and Permits	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
5	MGM Grand & Mandalay Bay	(26) Recourse Obligations

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Mortgagors.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related whole loan as of the date of the event.

Only the Mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the Mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the Mortgagors fail to maintain an environmental insurance policy as required under the Mortgage Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the

D-2-10

Annex A-1 ID#	Mortgage Loan	Representation	Exception

environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the Mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

5	MGM Grand & Mandalay Bay	(27) Mortgage Releases	Upon satisfying certain conditions, the Mortgagors may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Mortgage Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Mortgage Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
5	MGM Grand & Mandalay Bay	(29) Acts of Terrorism Exclusion

So long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagors (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Mortgage Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagors (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

5	MGM Grand & Mandalay Bay	(30) Due on Sale or Encumbrance

The Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the whole loan or any mezzanine loan. The assets of a

D-2-11

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Restricted Pledge Party may include direct or indirect equity interests in the Mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Mortgage Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGM Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Mortgage Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Mortgage Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Mortgagors, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

5	MGM Grand & Mandalay Bay	(32) Defeasance

The exception to Representation and Warranty #27 is also an exception to this representation.

Pursuant to a declaration forming a separate REMIC to hold the related Mortgage Loan, the related Mortgage Loan may be defeased commencing on the day following February 12, 2023, which will be more than two years from the start-up date of such separate REMIC but may be within two years of the Closing Date.

5	MGM Grand & Mandalay Bay	(41) Appraisal	The related appraisals for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both dated January 10, 2020, which is more than 12 months prior to the Cut-off Date.
38	Marshall Avenue Industrial Park	(34) Ground Lease	No amendment, modification or supplement to the Ground Lease will be binding on, or enforceable against, the lender, unless the lender has approved such modification, amendment or supplement in writing; provided, however, the lender’s consent or approval will not be required for any amendment, modification or supplement to the Ground Lease relating to (i) changes in rent contemplated by, or provided for, in the Ground Lease (whether pursuant to a schedule in the Ground Lease, any appraisal process provided for in the Ground Lease, or

D-2-12

Annex A-1 ID#	Mortgage Loan	Representation	Exception
otherwise) including, without limitation, scheduled adjustments to the base monthly rent, or (ii) modifications, amendments or supplements to the Ground Lease required to comply with applicable laws, ordinances, or regulations, including without limitation, any amendments or modifications requested by the ground lessor in order to comply with the requirements of the Federal Aviation Administration, the Gillespie Field Industrial Park Development Standards and the Gillespie Field Industrial Park and/or Aviation Areas Performance Standards, or as may be necessitated by Section 2.4 of the Ground Lease, which describes certain conditions and restrictions imposed by public agencies on airport operations.

D-2-13

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.

None.

D-2-14

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.

MGM Grand & Mandalay Bay

D-2-15

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Barclays Capital Real Estate Inc.

None.

D-2-16

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.

None.

D-2-17

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Argentic Real Estate Finance LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
26	Pillars at HBU	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Pursuant to the related ground lease agreements, Houston Baptist University, as ground lessor, holds a purchase option to purchase the Mortgagor’s leasehold interests in the Mortgaged Property on November 12, 2055. The purchase price is required to be in an amount no less than the amount of all outstanding debt, including principal, breakage fees and all costs related to debt payment under any mortgage then existing. If the ground lessor elects to exercise such purchase option, the closing of the purchase option is required to occur on March 12, 2056.
1	Extra Space Self Storage Portfolio	(13) Actions Concerning Mortgage Loan

An affiliate of the related guarantors was subject to a lawsuit filed by the Department of Justice, which alleged that such affiliate violated the premerger notification requirements of the Hart-Scott-Rodino Act. Such affiliate agreed to pay a fine of $250,000 to settle the lawsuit.

In addition, one of the related guarantors, as successor to Jernigan Capital, Inc. (“JCAP”), is subject to pending class action lawsuits filed by former shareholders of JCAP in connection with the acquisition of JCAP by affiliates of the related guarantors in November 2020 (the “Merger”). Such pending lawsuits involve allegations of, among other things, deficiencies in the proxy materials issued by JCAP and breach of fiduciary duties, and an allegation, in principal part, that the Merger resulted from a conflicted sale process and failed to maximize value for the JCAP stockholders. The related guarantor reported that certain costs associated with such lawsuits are expected to be covered by insurance.

26	Pillars at HBU	(14) Escrow Deposits	Pursuant to a certain tax escrow agreement, the amount of $383,225.12 (the “Escrowed Funds”) has been deposited into escrow with Veritas Title Partners, L.P. for the purpose of payment of certain taxes, which will become due and payable for the 2021 tax year, that are imposed against the tax parcel identification numbers applicable to certain portions of the Mortgaged Property and other property in addition to the Mortgaged Property. A portion of the Escrowed Funds is attributable to certain portions of the Mortgaged Property (the “Collateral Escrowed Funds”) and the remaining portion of the Escrowed Funds is attributable to other property that shares the same tax parcel identification numbers as such portions of the Mortgaged Property. The Mortgagor has granted to the Mortgagee a security interest in all of the Mortgagor’s interest in the Collateral Escrowed Funds.

D-2-18

Annex A-1 ID#	Mortgage Loan	Representation	Exception
26	Pillars at HBU	(17) Access; Utilities; Separate Tax Lots	Certain portions of the Mortgaged Property and other property in addition to the Mortgaged Property share the same tax parcel identification numbers. The Mortgagor represented and warranted under the Mortgage Loan documents that it has completed all procedural requirements in order for the Mortgaged Property to be assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other property, which will occur automatically and be effective upon the next tax year commencing January 1, 2022.
1	Extra Space Self Storage Portfolio	(24) Local Law Compliance	The use of the Extra Space Brickell Mortgaged Property as self-storage is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. The restoration of a structure that has a non-conforming use is subject to approval by the local zoning authority.
49	Baychester Shopping Center	(24) Local Law Compliance	The Mortgaged Property is the subject of certain outstanding building, fire, zoning, planning and/or code violations.
56	Cedar Lofts Apartments	(24) Local Law Compliance	The use of the Mortgaged Property as a multifamily apartment building is a pre-existing legally non-conforming use, as multifamily dwellings are not a permitted use under current zoning laws. In the event that a nonconforming use has been discontinued for a period of one year, such use may not thereafter be reestablished and any future use must be in conformity with the current zoning uses.

D-2-19

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance LLC

None.

D-2-20

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance LLC

None.

D-2-21

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Argentic Real Estate Finance LLC

None.

D-2-22

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Argentic Real Estate Finance LLC

None.

D-2-23

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
4	NOLA Logistics Portfolio	(6) Permitted Liens; Title Insurance	The sole tenant at the 150 Canvasback Drive Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property in the event that the related landlord receives an offer from a third party which the landlord intends to accept.
45	CVS Portfolio	(6) Permitted Liens; Title Insurance	With respect to each of the Mortgaged Properties, pursuant to the terms of each of their leases, the sole tenant at each of the Mortgaged Properties has a right of first offer to purchase its leased space in the event that such space is offered for sale. Such right of first offer will not apply in the event of a foreclosure or deed-in-lieu thereof.
60	1425 Bruckner Fee	(6) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property in the event that the related landlord receives an offer from a third party which the landlord intends to accept.
47	McCarthy Ranch	(10) Condition of Property	The engineering report is dated as of December 16, 2019, which is more than twelve (12) months before the Cut-off Date.
16	LA Creative Industrial Portfolio	(13) Actions Concerning Mortgage Loan	The Mortgagor and the guarantor are subject to a lawsuit in connection with allegations of fraudulent conveyance made against the guarantor’s father related to the Mortgaged Property and certain other unrelated properties.
18	East Boston Multifamily Portfolio 1	(13) Actions Concerning Mortgage Loan	An indirect owner of the Mortgagor is subject to a consent judgment issued on September 4, 2020 in connection with a failure to file notice of asbestos removal with the Massachusetts Department of Environmental Protection. Pursuant to the consent judgment, such indirect owner is required to pay $250,000 and comply with certain requirements to submit certain properties owned by it, including the Mortgaged Properties, to certain audits and inspections related to asbestos containing materials.
2	215 Coles Street	(16) Insurance	The Mortgaged Property is located in an area identified as having special flood hazards. However, the Mortgagor is not required to maintain excess flood insurance in excess of $10,000,000.
4	NOLA Logistics Portfolio	(16) Insurance	Each of the Mortgaged Properties are located in an area identified as having special flood hazards. However, for so long as the guarantor maintains a net worth of no less than $40,000,000 and liquid assets of no less than $3,000,000, the Mortgagor is only required to maintain excess flood insurance in the amount of $5,000,000. If the guarantor fails to maintain a net worth of no less than $40,000,000 and liquid assets of no less than $3,000,000, the Mortgagor is only required to maintain excess flood insurance in the amount of $10,000,000.

D-2-24

Annex A-1 ID#	Mortgage Loan	Representation	Exception
45	CVS Portfolio	(16) Insurance	With respect to each of the Mortgaged Properties, the Loan Documents provide that, if the sole tenant at each Mortgaged Property provides third party insurance (or self-insurance) in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, business interruption insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to each related Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) the related tenant is not in default under its lease, (iii) the related tenant has satisfied all insurance requirements under its related lease, (iv) the related tenant has no right to abate rent under its related lease, (v) the related tenant is obligated to restore the applicable Mortgaged Property following the occurrence of a casualty regardless of the amount of net proceeds received from such casualty and (vi) the related borrower and lender are named as additional insureds on the related insurance policy. Additionally, insurance proceeds are to be made available to such tenant for restoration in accordance with the applicable lease.
46	Hollywood 95 Office Center	(16) Insurance	The roof of the Mortgaged Property is not insurable due to it nearing the end of its life cycle.
60	1425 Bruckner Fee	(16) Insurance	The Loan Documents provide that, if the sole tenant at the Mortgaged Property provides third party insurance in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, flood insurance, earthquake insurance, business interruption insurance, workers’ compensation, boiler and machinery insurance, motor vehicle liability coverage, windstorm insurance and terrorism insurance may be suspended with respect to each related Mortgaged Property so long as, among other things, the related tenant has satisfied all insurance requirements under its related lease. Additionally, insurance proceeds are to be made available to such tenant for restoration in accordance with the applicable lease.
65	Maple Hills & Walnut Valley MHP	(16) Insurance	The Mortgagor is not required to maintain business interruption or rental loss insurance in connection with a casualty caused by flood.
18	East Boston Multifamily Portfolio 1	(24) Local Law Compliance	With respect to the 8 Curtis Street and the 144-146 Chester Avenue Mortgaged Properties, each of the Mortgaged Properties are legal non-conforming as to use.
23	179 East 116th Street	(24) Local Law Compliance	The Mortgaged Property is the subject of certain municipal fire code violations.
47	McCarthy Ranch	(24) Local Law Compliance	The Mortgaged Property is the subject of certain municipal fire code violations.

D-2-25

Annex A-1 ID#	Mortgage Loan	Representation	Exception
60	1425 Bruckner Fee	(24) Local Law Compliance	The Mortgaged Property is the subject of certain municipal building and fire code violations.
47	McCarthy Ranch	(25) Licenses and Permits	Certain tenants at the Mortgaged Property do not have a certificate of occupancy.
4	NOLA Logistics Portfolio	(31) Single-Purpose Entity	Prior to the closing of the Mortgage Loan, the fifteen entities that serve as Mortgagors for the related Mortgage Loan were subject to a loan that was secured by a sixteenth property and sixteenth borrower. As coborrowers on the prior loan, the sixteenth entity previously commingled its funds with the Mortgagors.
45	CVS Portfolio	(31) Single-Purpose Entity	Each of the Mortgagors previously owned membership interests in the prior owner of the Mortgaged Property. In addition, the Vonn RE Management LLC Mortgagor previously owned certain residential real property other than, and unrelated to, the Mortgaged Property.
58	Anchor Baker Storage	(31) Single-Purpose Entity	The Mortgagor previously owned certain property other than the Mortgaged Property.
47	McCarthy Ranch	(32) Defeasance	Because a REMIC Declaration, dated January 22, 2021, was made with respect to Promissory Note A-2-D, Promissory Note A-2-D may be defeased commencing on the Due Date in February 2023, which is two years from the start-up date of the REMIC formed in connection with Promissory Note A-2-D, which date is less than two years from the Closing Date.
47	McCarthy Ranch	(41) Appraisal	The appraisal is dated as of December 4, 2019, which is more than twelve (12) months before the Closing Date.

D-2-26

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Starwood Mortgage Capital LLC

None.

D-2-27

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Starwood Mortgage Capital LLC

Signature Office Portfolio

D-2-28

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

Starwood Mortgage Capital LLC

None.

D-2-29

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

Starwood Mortgage Capital LLC

None.

D-2-30

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

KeyBank National Association

Annex A-1 ID#	Mortgage Loan	Representation	Exception
53	Comfort Inn & Suites Southport	(4) Mortgage Status; Waivers and Modifications	The lender issued two letter modifications to the Mortgagor agreeing that the Mortgagor, having obtained a U.S. Small Business Administration loan in the amount of $62,400 and Mortgagor obtaining a future U.S. Small Business Administration loan of up to $87,300 will not be deemed a violation of the Mortgage Loan documents.
15	Colonnades West	(10) Condition of Property	The related engineering report was prepared more than 12 months prior to the Cut-off Date.
53	Comfort Inn & Suites Southport	(10) Condition of Property	The related engineering report was prepared more than 12 months prior to the Cut-off Date.
3	Ahold Portfolio	(16) Insurance	The Stop & Shop Supermarket Company LLC (“Stop & Shop”) is responsible for obtaining insurance coverage at the related Mortgaged Properties. The insurance coverage obtained by Stop & Shop names the Mortgagor and lender as a loss payee on the property coverage and as additional insured on the property liability coverage. In the event that the insurance coverage obtained by Stop & Shop (i) is ineffective upon the termination of any Stop & Shop lease or otherwise is changed without the lender’s consent or (ii) the conditions under the related Mortgage Loan documents are not satisfied in whole or in part then the guarantor is required to provide a “difference in conditions” policy or such other insurance policies in order to insure the Mortgaged Property in accordance with the related Mortgage Loan documents.
44	A&S Apartments	(24) Local Law Compliance	A search of the online records of the Department of Housing Preservation & Development on November 4, 2020 revealed four open department of housing preservation and development violations (the “A&S HPD Violations”) related to fire escapes, heating and electric systems and two open Environmental Control Board violations concerning (a) the Mortgaged Property’s elevator and failure to certify correction of an ECB Violation, and (b) a construction violation (the “A&S ECB Violations” and, together with the A&S HPD Violations, the “A&S Violations”). The resolution of these A&S Violations was included in the post-closing agreement and the related Mortgage Loan documents. The Mortgagor has one year to resolve such A&S Violations subject to an extension of up to two years should the Mortgagor commence to diligently resolve the A&S Violations. A reserve of $37,500 was escrowed for these required repairs, $20,000 of which is reserved for the A&S Violations and $10,000 of which is reserved for a fire code structural inspection. A recourse carveout was added to cover losses sustained as a result of the existing elevator violation.

D-2-31

Annex A-1 ID#	Mortgage Loan	Representation	Exception
48	Whitehall Apartments	(24) Local Law Compliance	A search of the online records of the Department of Housing Preservation & Development on November 12, 2020 revealed nineteen open housing preservation and development violations (the “Whitehall HPD Violations”) related to fire escapes, heating and electric systems and one Department of Buildings violation (the “Whitehall DOB Violation” and, together with the Whitehall HPD Violations, the “Whitehall Violations”) concerning the elevator. The resolution of these Whitehall Violations was included in the post-closing agreement. The Mortgagor has one year to resolve such Whitehall Violations. A recourse carveout was added to cover losses sustained as a result of the existing elevator violation.
61	Grand Avenue Storage	(24) Local Law Compliance	The Mortgaged Property’s conditional use permit (the “CUP”) expired on July 7, 2018, however, following feedback from the municipality and the zoning consultant, the zoning report classifies the Mortgaged Property as conforming. The Mortgage Loan documents provide for a related full recourse guarantee along with net worth and liquidity covenants for the guarantor until the date upon which the Mortgagor provides written evidence, satisfactory to the lender in its discretion, that the CUP has been renewed by the applicable governmental authority (or that a new conditional use permit/plot plan permit has been granted) for an approval term not less than the remainder of the term of the Mortgage Loan plus five (5) additional years and the Mortgagor is required to use commercially reasonable efforts to, within six (6) months after the origination date, deliver to the lender a final zoning report that states that the Mortgaged Property is in compliance with all applicable zoning requirements, with no open violations of applicable building codes, zoning codes, or fire codes.
63	Netana Apartments	(24) Local Law Compliance	A search of the online records of the Department of Housing Preservation & Development on November 3, 2020 revealed twenty open housing preservation and development violations (the (“Netana HPD Violations”) related to paint, water, floors, doors, locks, vermin, and rubbish. The resolution of these Netana HPD Violations was included as an item in the post-closing agreement. The Mortgagor has one year to resolve these Netana HPD Violations.
61	Grand Avenue Storage	(25) Licenses and Permits	The Mortgaged Property’s conditional use permit (the “CUP”) expired on July 7, 2018, however, following feedback from the municipality and the zoning consultant, the zoning report classifies the Mortgaged Property as conforming. The Mortgage Loan documents provide for a related full recourse guarantee along with net worth and liquidity covenants for the guarantor until the date upon which the Mortgagor provides written evidence, satisfactory to the lender in its discretion, that the CUP has been renewed by the applicable governmental authority (or that a new conditional use permit/plot plan permit has been granted) for an approval term not less than the

D-2-32

Annex A-1 ID#	Mortgage Loan	Representation	Exception
remainder of the term of the Mortgage Loan plus five (5) additional years and the Mortgagor is required to use commercially reasonable efforts to, within six (6) months after the origination date, deliver to the lender a final zoning report that states that the Mortgaged Property is in compliance with all applicable zoning requirements, with no open violations of applicable building codes, zoning codes, or fire codes.
14, 15, 19, 27, 34, 35, 36, 42, 44, 48, 50, 51, 52, 53, 55, 61, 63, 64

Sunrise Corporate Plaza I

Colonnades West

Jones Estates Portfolio

Indy Multifamily

Riverwood Research Center

Menifee Range Self Storage and RV

Dollar Self Storage #10 - Apache Junction

Friar’s Branch Crossing

A&S Apartments

Whitehall Apartments

Inverness Dental and Medical Plaza

CubeSmart Winston-Salem

2015-2021 West Race Avenue

Comfort Inn & Suites Southport

E&B Apartments

Grand Avenue Storage

Netana Apartments

Windy Acres MHC

		(26) Recourse Obligations	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation”.
34	Riverwood Research Center	(26) Recourse Obligations	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as oppose to “intentionally material physical waste”.

D-2-33

Annex A-1 ID#	Mortgage Loan	Representation	Exception
53	Comfort Inn & Suites Southport	(31) Single-Purpose Entity	Prior to origination, a small area of land was taken from the related Mortgaged Property by the North Carolina Department of Transportation pursuant to a Complaint and Declaration of Taking. A modification agreement was entered into in February 2021 to allow for Mortgagor’s acquisition and temporary ownership of a vacant parcel of land adjacent to the related Mortgaged Property as a portion of the condemnation award. Mortgagor conveyed such parcel to an affiliate within one Business Day of its acquisition subject to the terms of the modification agreement.
15	Colonnades West	(40) Environmental Conditions	The environmental report was prepared more than 12 months prior to the Cut-off Date.
53	Comfort Inn & Suites Southport	(40) Environmental Conditions	The environmental report was prepared more than 12 months prior to the Cut-off Date.
15	Colonnades West	(41) Appraisal	The appraisal was prepared more than 12 months from the Closing Date.
53	Comfort Inn & Suites Southport	(41) Appraisal	The appraisal was prepared more than 12 months from the Closing Date.

D-2-34

SCHEDULE D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

KeyBank National Association

None.

D-2-35

SCHEDULE D-2

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

KeyBank National Association

Sunrise Corporate Plaza I

D-2-36

SCHEDULE D-3

MORTGAGE LOANS WITH Affiliated Mortgagors

KeyBank National Association

Riverwood Research Center

Friar’s Branch Crossing

A&S Apartments

Whitehall Apartments

E&B Apartments

Netana Apartments

D-2-37

SCHEDULE D-4

CROSS-COLLATERALIZED MORTGAGE LOANS

KeyBank National Association

None.

D-2-38

Annex E

Class A-SB Planned Principal Balance Schedule

Month	Class A-SB Planned Principal Balance ($)
6/15/2021	23,644,000.00
7/15/2021	23,644,000.00
8/15/2021	23,644,000.00
9/15/2021	23,644,000.00
10/15/2021	23,644,000.00
11/15/2021	23,644,000.00
12/15/2021	23,644,000.00
1/15/2022	23,644,000.00
2/15/2022	23,644,000.00
3/15/2022	23,644,000.00
4/15/2022	23,644,000.00
5/15/2022	23,644,000.00
6/15/2022	23,644,000.00
7/15/2022	23,644,000.00
8/15/2022	23,644,000.00
9/15/2022	23,644,000.00
10/15/2022	23,644,000.00
11/15/2022	23,644,000.00
12/15/2022	23,644,000.00
1/15/2023	23,644,000.00
2/15/2023	23,644,000.00
3/15/2023	23,644,000.00
4/15/2023	23,644,000.00
5/15/2023	23,644,000.00
6/15/2023	23,644,000.00
7/15/2023	23,644,000.00
8/15/2023	23,644,000.00
9/15/2023	23,644,000.00
10/15/2023	23,644,000.00
11/15/2023	23,644,000.00
12/15/2023	23,644,000.00
1/15/2024	23,644,000.00
2/15/2024	23,644,000.00
3/15/2024	23,644,000.00
4/15/2024	23,644,000.00
5/15/2024	23,644,000.00
6/15/2024	23,644,000.00
7/15/2024	23,644,000.00
8/15/2024	23,644,000.00
9/15/2024	23,644,000.00
10/15/2024	23,644,000.00
11/15/2024	23,644,000.00
12/15/2024	23,644,000.00
1/15/2025	23,644,000.00
2/15/2025	23,644,000.00
3/15/2025	23,644,000.00
4/15/2025	23,644,000.00
5/15/2025	23,644,000.00
6/15/2025	23,644,000.00
7/15/2025	23,644,000.00
8/15/2025	23,644,000.00
9/15/2025	23,644,000.00
10/15/2025	23,644,000.00
11/15/2025	23,644,000.00
12/15/2025	23,644,000.00
1/15/2026	23,644,000.00
2/15/2026	23,644,000.00
3/15/2026	23,644,000.00
4/15/2026	23,644,000.00
Month	Class A-SB Planned Principal Balance ($)
5/15/2026	23,607,939.43
6/15/2026	23,280,292.76
7/15/2026	22,930,854.26
8/15/2026	22,600,874.99
9/15/2026	22,269,759.28
10/15/2026	21,916,945.53
11/15/2026	21,583,473.48
12/15/2026	21,228,367.13
1/15/2027	20,892,522.60
2/15/2027	20,555,521.29
3/15/2027	20,156,224.91
4/15/2027	19,816,684.93
5/15/2027	19,455,675.00
6/15/2027	19,113,720.99
7/15/2027	18,750,362.34
8/15/2027	18,405,977.77
9/15/2027	18,060,406.77
10/15/2027	17,693,528.93
11/15/2027	17,345,502.61
12/15/2027	16,976,235.87
1/15/2028	16,625,737.41
2/15/2028	16,274,031.30
3/15/2028	15,881,255.20
4/15/2028	15,526,982.30
5/15/2028	15,151,638.06
6/15/2028	14,794,850.24
7/15/2028	14,417,059.13
8/15/2028	14,057,739.16
9/15/2028	13,697,180.91
10/15/2028	13,315,721.33
11/15/2028	12,952,605.11
12/15/2028	12,568,656.78
1/15/2029	12,202,965.06
2/15/2029	11,836,012.94
3/15/2029	11,409,405.28
4/15/2029	11,039,715.74
5/15/2029	7,322,441.89
6/15/2029	6,958,062.09
7/15/2029	6,573,533.87
8/15/2029	6,206,577.18
9/15/2029	5,838,358.15
10/15/2029	5,450,094.40
11/15/2029	5,079,272.23
12/15/2029	4,688,475.70
1/15/2030	4,315,032.60
2/15/2030	3,940,304.67
3/15/2030	3,508,548.74
4/15/2030	3,131,043.92
5/15/2030	2,733,745.54
6/15/2030	2,353,574.08
7/15/2030	1,953,681.14
8/15/2030	1,570,824.81
9/15/2030	1,186,651.02
10/15/2030	782,863.88
11/15/2030	395,977.84
12/15/2030 and thereafter	0.00

E-1

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Annex F

Definition of “Mortgage File”

“Mortgage File”: The mortgage documents listed below (provided, that references to the Mortgage File for any serviced Subordinate Companion Loan refer to the Mortgage File for the related Serviced Mortgage Loan and the Mortgage Note evidencing such serviced Subordinate Companion Loan):

(i)        the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2021-L5, Commercial Mortgage Pass-Through Certificates, Series 2021-L5, without recourse, representation or warranty” or “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2021-L5 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2021-L5 Certificateholders, without recourse representation or warranty” or, if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

(ii)        the original mortgage or a copy thereof, with evidence of recording thereon, and, if the mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)        the originals or copies of all agreements modifying a money term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)        an original assignment of mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2021-L5, Commercial Mortgage Pass-Through Certificates, Series 2021-L5” or “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2021-L5 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2021-L5 Certificateholders” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan));

(v)        originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon;

(vi)        if the related assignment of leases is separate from the mortgage, the original or a copy of such assignment of leases with evidence of recording thereon, together with (A) an original or copy of each assignment of such assignment of leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such assignment of leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable mortgage loan seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such assignment of leases, in recordable form, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2021-L5, Commercial Mortgage Pass-Through Certificates, Series 2021-L5” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan)), which assignment may be effected in the related assignment of mortgage;

(vii)        the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)        an original (which may be electronic) or a copy (which may be electronic) of the title insurance policy or, if such title insurance policy has not been issued, an original binder or actual title commitment or a copy (which may be electronic) thereof certified by the title company with the original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)        copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)        copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement);

(xii)        either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the trustee and delivered to the custodian on behalf of the trustee on behalf of the Trust with a copy to be held by the master servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the PSA or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the master servicer on behalf of the trustee, with a copy to be held by the custodian on behalf of the trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the PSA (it being understood that each mortgage loan seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the master servicer (who shall forward a copy of such acknowledgement to the custodian and the trustee)) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the mortgage loan seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, the master servicer will be required to acknowledge that any letter of credit held by it shall be held in its capacity as master servicer, and if the master servicer sells its rights to service the applicable Mortgage Loan or is terminated or otherwise resigns, the master servicer will be required to assign the applicable letter of credit to the Trust at the expense of the master servicer. Subject to the PSA, the master servicer will be required to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)        the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)        other than with respect to Mortgage Loans secured by residential cooperative properties, copies of third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)        copies of any environmental insurance policy;

(xvi)        copies of any affidavit and indemnification agreement;

(xvii)        if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement provided to the applicable mortgage loan seller in connection with such mortgage loan seller’s origination or acquisition of the Mortgage Loan; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor for the benefit of the holder of the Mortgage Loan in connection with the applicable mortgage loan seller’s origination or acquisition of the Mortgage Loan; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice (to the extent such a notice is required under the terms of the related franchise, management or similar agreement) to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and, if required in order for the Trust to receive the benefits of a successor lender under the related franchise, management or similar agreement (or related comfort letter), requesting a replacement comfort letter in favor of the Trust (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the trustee for the benefit of the Certificateholders;

(xviii)        with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

(xix)        in the case of each of the MGM Grand & Mandalay Bay Mortgage Loan and the McCarthy Ranch Mortgage Loan, a copy of the related REMIC declaration related to the MGM Grand & Mandalay Bay REMIC and the McCarthy Ranch REMIC, respectively;

provided, that (a) whenever the term “Mortgage File” is used to refer to documents held by the custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) any references to a “Mortgage File” for a Companion Loan will be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), and (d) with respect to any Mortgage Loan that has a serviced Companion Loan, the execution and/or recordation of any assignment in the name of the trustee will not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the trustee will hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the trustee, the master servicer, or the special servicer on its behalf to enforce or obtain the benefits of such instrument will be construed to be so undertaken by the trustee, the master servicer or the special servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan: (A) if the custodian is not also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by the delivery by the applicable mortgage loan seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the mortgage securing the Non-Serviced Mortgage Loan, and the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan; or (B) if (and only for so long as) the custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by (1) the delivery by the applicable mortgage loan seller of originals of the documents described in clause (i) and (2) custody of the documents specified in clauses (ii) through (xviii) above by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA, provided, that if any document specified in clauses (ii) through (xviii) above was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the related Non-Serviced PSA, the applicable mortgage loan seller will be required to deliver such document to the custodian, provided, further, that (a) the custodian will be required to represent and warrant to each other party to the PSA and for the benefit of the Certificateholders that, as of the Closing Date, it is the related Non-Serviced Custodian for such Non-Serviced Mortgage Loan, (b) the custodian will be required to perform its duties under the PSA, and be liable to the other parties to the PSA, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if the Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the custodian under the PSA, (c) the custodian may not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party to the PSA, and (d) if for any reason the custodian resigns as custodian under the PSA or resigns as the related Non-Serviced Custodian or otherwise no longer acts as custodian under the PSA or as the related Non-Serviced Custodian or otherwise is required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the custodian will be required to include the documents contemplated by clauses (ii) through (xviii) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the other securitization) that shall be maintained by it or any successor custodian hereunder.

Notwithstanding any contrary provision set forth above, in connection with each Servicing Shift Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to the PSA until the earliest of (i) the related Servicing Shift Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Servicing Shift Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the related Servicing Shift Securitization Date, and (2) following the related Servicing Shift Securitization Date, the person selling the applicable Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, will be (A) entitled to direct the trustee or custodian to deliver the originals of all Mortgage Loan documents in its possession (other than the mortgage note evidencing the related Servicing Shift Mortgage Loan and endorsements thereof) to the related Non-Serviced Trustee or Non-Serviced Custodian, (B) if the right under clause (A) is exercised, required to cause the retention by or delivery to the trustee or custodian of photocopies of the Mortgage Loan documents so delivered to such Non-Serviced Trustee or Non-Serviced Custodian, (C) entitled to cause the completion and recordation of instruments of assignment in the name of such Non-Serviced Trustee or Non-Serviced Custodian, and (D) if the right under clause (C) is exercised, required to deliver to the trustee (or the custodian on its behalf) photocopies of any instruments of assignment so completed and recorded.

Notwithstanding anything to the contrary contained herein, with respect to a Joint Mortgage Loan, delivery of any of the items specified in the definition of “Mortgage File” (other than the items specified in clause (i) of the definition of “Mortgage File”) by either of the applicable mortgage loan sellers shall satisfy the delivery requirements for both of the applicable mortgage loan sellers.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	9
Important Notice About Information Presented in this Prospectus	9
Summary of Terms	16
Summary of Risk Factors	45
Risk Factors	47
Description of the Mortgage Pool	124
Transaction Parties	203
Credit Risk Retention	249
Description of the Certificates	252
Description of the Mortgage Loan Purchase Agreements	289
Pooling and Servicing Agreement	295
Certain Legal Aspects of Mortgage Loans	380
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	394
Pending Legal Proceedings Involving
Transaction Parties	396
Use of Proceeds	396
Yield and Maturity Considerations	396
Material Federal Income Tax Considerations	415
Certain State and Local Tax Considerations	426
Plan of Distribution (Conflicts of Interest)	426
Incorporation of Certain Information by Reference	429
Where You Can Find More Information	429
Financial Information	430
Certain ERISA Considerations	430
Legal Investment	433
Legal Matters	433
Ratings	433
Index of Defined Terms	436

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$719,011,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY CAPITAL I TRUST 2021-L5
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2021-L5

_____________________________

PROSPECTUS
_____________________________

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

Barclays

Co-Lead Manager and Joint Bookrunner

Siebert Williams Shank

Co-Manager

AmeriVet Securities

Co-Manager

April 30, 2021